     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2009

                                                  REGISTRATION NO. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
                          (Exact Name of Registrant)

                                  CONNECTICUT
        (State or other jurisdiction of incorporation or organization)

                                  06-1241288
                    (I.R.S. Employer Identification Number)

              C/O PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
                              ONE CORPORATE DRIVE
                               SHELTON, CT 06484
                                (203) 926-1888
         (Address and telephone number of principal executive offices)

                    JOSEPH D. EMANUEL, CHIEF LEGAL OFFICER
                PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
                              ONE CORPORATE DRIVE
                               SHELTON, CT 06484
                                (203) 944-7504
           (Name, address and telephone number of agent for service)

                                  Copies to:

                              CHRISTOPHER SPRAGUE
                       VICE PRESIDENT, CORPORATE COUNSEL
                           THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA
                               751 BROAD STREET
                             NEWARK, NJ 07102-2992
                                (973) 802-6997

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [_]  Accelerated filer [_]
Non-accelerated filer [X]    Smaller reporting company [_]

                        Calculation of Registration fee

-----------------------------------------------------------------------------------------
                                          Proposed        Proposed
 Title of each class of      Amount        maximum         maximum
    securities to be         to be      offering price    aggregate        Amount of
       registered         registered*     per unit*     offering price  registration fee
-----------------------------------------------------------------------------------------
Market-value adjustment
  annuity contracts (or
  modified guaranteed
  annuity contracts)      $600,000,000                                      $33,480
-------------------------------------------------------------------------------------

*  Securities are not issued in predetermined units.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

This filing is being made under the Securities Act of 1933 to register an additional $600,000,000 ($600 million) of interests in market value-adjusted annuity contracts. Under rule 457(o) under the Securities Act of 1933 the filing fee set forth above was calculated based on the maximum aggregate offering price of $600,000,000 ($600 million). To the extent any of Registrant's securities from the March 17, 2009 filing, Form S-3 registration number 333-158036, remain unsold, Registrant intends to add those unsold securities to the $600,000,000 ($600 million) of securities being registered herewith (as allowed by 457(p)). Pursuant to Rule 415(a)(6), Registrant is carrying forward $240,000,000 units for which a filing fee of $13,392 has already been paid. Registrant has not reduced the filing fee paid herewith on account of the filing fee associated with securities that remain unsold from the prior offering.

================================================================================

ASXT

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                 One Corporate Drive, Shelton, Connecticut 06484

This Prospectus describes American Skandia XTra Credit(SM), a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("American Skandia", "we", "our" or "us"). The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 66. The Annuity or certain of its investment options and/or features may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. In particular, please refer to Appendix D for a description of certain provisions that apply to Annuities sold to New York residents. Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

American Skandia offers several different annuities which your investment professional may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection, the ability to access your annuity's account value and the charges that you will be subject to if you choose to surrender the annuity. The fees and charges may also be different between each annuity.

If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage and that this Annuity may be subject to a contingent deferred sales charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?

This Annuity is frequently used for retirement planning because it allows you to accumulate retirement savings and also offers annuity payment options when you are ready to begin receiving income. The Annuity also offers one or more death benefits that can protect your retirement savings if you die during a period of declining markets. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA or Tax Sheltered Annuity (or 403(b)). It may also be used as an investment vehicle for "non-qualified" investments. The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a "non-qualified" investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified" investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the Internal Revenue Code. An Annuity may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including death benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the Annuity. You should consult with your investment professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves investment risks, including possible loss of value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE.

                  FOR FURTHER INFORMATION CALL 1-800-766-4530.

Prospectus Dated: May 1, 2003
ASXT-PROS- (05/2003)

                          Statement of Additional Information Dated: May 1, 2003
                                                                        ASXTPROS

  PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

If you purchase this Annuity, we apply an additional amount (an XTra Credit(SM)) to your account value with each purchase payment you make, including your initial purchase payment and any additional purchase payments.

..    This Annuity features the same Insurance Charge as many of American
     Skandia's other variable annuities. However, if you make a withdrawal that exceeds the free withdrawal amount or choose to surrender your Annuity, the contingent deferred sales charge (CDSC) on this Annuity is higher and is deducted for a longer period of time as compared to our other variable annuities. As with any annuity that features a CDSC, you should consider your need to access your account value during the CDSC period and whether the liquidity provision under the Annuity will satisfy that need. The CDSC is only deducted if you make a withdrawal that exceeds the free withdrawal amount or choose to surrender your Annuity. If you make a withdrawal or surrender your Annuity and are subject to a CDSC, we do not recover the XTra Credit(SM) amount.

..    The XTra Credit(SM) amount is included in your account value. However,
     American Skandia may take back the original XTra Credit(SM) amount applied to your purchase payment if you die, or elect to withdraw all or a portion of your account value under the medically-related surrender provision, within 12 months of having received an XTra Credit(SM) amount. In either situation, the value of the XTra Credit(SM) amount could be substantially reduced. However, any investment gain on the XTra Credit(SM) amount will not be taken back. Additional conditions and restrictions apply. We do not deduct a CDSC in any situation where we take back the XTra Credit(SM) amount.

..    We offer other annuities where we apply an XTra Credit(SM) to your annuity with each purchase payment you make. The XTra Credit(SM) amount we apply to purchase payments on those annuities is initially higher than on this Annuity but reduces over time and only applies during the first six annuity years. The total asset-based charges on those annuities are higher during the first 10 years but are lower than this Annuity after the 10th year. The CDSC is also higher and is deducted for a longer period of time than on this Annuity; however the CDSC on those annuities applies from the issue date of the annuity, not separately to each purchase payment.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

[X] This Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of premium payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.

[X] This Annuity offers both variable and fixed investment options. If you allocate your Account Value to variable investment options, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed investment options of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

[X] The Annuity features two distinct phases - the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options. The variable investment options, each a Sub-account of American Skandia Life Assurance Corporation Variable Account B, invest in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: American Skandia Trust, Montgomery Variable Series, Wells Fargo Variable Trust, Rydex Variable Trust, INVESCO Variable Investment Funds, Inc., Evergreen Variable Annuity Trust, ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.

[X] During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed or variable basis.

[X] This Annuity offers two different types of Credits. We add a Credit to your Annuity with each Purchase Payment we receive. We also provide an additional 1% credit on Purchase Payments made within the first year and may provide certain additional benefits if your Account Value has not reached a Target Value on its 10th anniversary.

[X] This Annuity offers a basic Death Benefit. It also offers optional Death Benefits that provide an enhanced level of protection for your beneficiary(ies) for an additional charge.

[X] You are allowed to withdraw a limited amount of money from your Annuity on an annual basis without any charges. Other product features allow you to access your Account Value as necessary, although a charge may apply.

[X] Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.

HOW DO I PURCHASE THIS ANNUITY?

We sell the Annuity through licensed, registered investment professionals. You must complete an application and submit a minimum initial purchase payment of $1,000. We may allow you to make a lower initial purchase payment provided you establish a bank drafting program under which purchase payments received in the first Annuity Year total at least $1,000. If the Annuity is owned by an individual or individuals, the oldest of those persons must be age 80 or under. If the Annuity is owned by an entity, the annuitant must be age 80 or under.

                                TABLE OF CONTENTS

GLOSSARY OF TERMS.....................................................................................    6
SUMMARY OF CONTRACT FEES AND CHARGES..................................................................    7
EXPENSE EXAMPLES......................................................................................   11
INVESTMENT OPTIONS....................................................................................   12
   WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?.................................   12
   WHAT ARE THE FIXED INVESTMENT OPTIONS?.............................................................   27
FEES AND CHARGES......................................................................................   28
   WHAT ARE THE CONTRACT FEES AND CHARGES?............................................................   28
   WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?......................................   29
   WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?.......................................................   29
   WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?.......................................................   29
   WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?..........................................   29
   EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES..........................................................   29
PURCHASING YOUR ANNUITY...............................................................................   30
   WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?..............................................   30
MANAGING YOUR ANNUITY.................................................................................   31
   MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?....................................   31
   MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?......................................................   31
   MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?...........................................................   32
   MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?.......................................   32
   MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?...................................   32
MANAGING YOUR ACCOUNT VALUE...........................................................................   32
   HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?.......................................................   32
   HOW DO I RECEIVE CREDITS?..........................................................................   32
   HOW ARE CREDITS APPLIED TO MY ACCOUNT VALUE?.......................................................   33
   ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?.........................   35
   DO YOU OFFER DOLLAR COST AVERAGING?................................................................   35
   DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?...................................................   36
   DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?................   36
   MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?...................................   38
   HOW DO THE FIXED INVESTMENT OPTIONS WORK?..........................................................   38
   HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?..................................................   39
   HOW DOES THE MARKET VALUE ADJUSTMENT WORK?.........................................................   39
   WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?.....................................................   40
AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE..............................................................   40
ACCESS TO ACCOUNT VALUE...............................................................................   42
   WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?...................................................   42
   ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?......................................................   42
   CAN I WITHDRAW A PORTION OF MY ANNUITY?............................................................   42
   HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?......................................................   43
   IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?........................................................   43
   CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?...................   44
   DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?...........   44
   WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?.................................   44
   CAN I SURRENDER MY ANNUITY FOR ITS VALUE?..........................................................   45
   WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?........................................   45
   WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?.......................................................   45
   HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?...............................................   46
   HOW ARE ANNUITY PAYMENTS CALCULATED?...............................................................   47
DEATH BENEFIT.........................................................................................   48
   WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?......................................................   48
   Basic Death Benefit................................................................................   48
   OPTIONAL DEATH BENEFITS............................................................................   48
   AMERICAN SKANDIA'S ANNUITY REWARDS.................................................................   50
   PAYMENT OF DEATH BENEFITS..........................................................................   51
VALUING YOUR INVESTMENT...............................................................................   53
   HOW IS MY ACCOUNT VALUE DETERMINED?................................................................   53
   WHAT IS THE SURRENDER VALUE OF MY ANNUITY?.........................................................   53
   HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?........................................................   53
   HOW DO YOU VALUE FIXED ALLOCATIONS?................................................................   53
   WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?........................................................   53
   WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?......................   54
TAX CONSIDERATIONS....................................................................................   55
   WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?...................................   55
   HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?..........................................   55
   IN GENERAL, HOW ARE ANNUITIES TAXED?...............................................................   55
   HOW ARE DISTRIBUTIONS TAXED?.......................................................................   55
   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED
     CONTRACTS?.......................................................................................   57
   HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?..............................................   58
   GENERAL TAX CONSIDERATIONS.........................................................................   59
GENERAL INFORMATION...................................................................................   60
   HOW WILL I RECEIVE STATEMENTS AND REPORTS?.........................................................   60
   WHO IS AMERICAN SKANDIA?...........................................................................   60
   WHAT ARE SEPARATE ACCOUNTS?........................................................................   61
   WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?...............................................   62
   WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?.............................................   62
   AVAILABLE INFORMATION..............................................................................   64
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................................................   64
   HOW TO CONTACT US..................................................................................   64
   INDEMNIFICATION....................................................................................   65
   LEGAL PROCEEDINGS..................................................................................   65
   CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION................................................   66
APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA.............................................    1
AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA LIFE ASSURANCE CORPORATION..............   11
APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B.................................    1
APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS...................................................    1
APPENDIX D - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK..............................    1
APPENDIX E - Plus40(TM)OPTIONAL LIFE INSURANCE RIDER..................................................    1
APPENDIX F - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT
AND THE GUARANTEED MINIMUM DEATH BENEFIT..............................................................    1

                                GLOSSARY OF TERMS

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

Account Value: The value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. The Account Value is calculated before we assess any applicable Contingent Deferred Sales Charge ("CDSC") and/or any Annual Maintenance Fee. The Account Value includes any additional amounts we applied to your Purchase Payments that we are entitled to recover under certain circumstances. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization: The application of Account Value to one of the available annuity options for the Annuitant to begin receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence. A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed Allocation: An allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim Value: The value of a Fixed Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value adjustment used in the determination of Account Value of each Fixed Allocation on any day other than the Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender Value: The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus any applicable CDSC, Annual Maintenance Fee, Tax Charge, the charge for any optional benefits and any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity.

Unit: A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and charges for the Annuity. Some fees and charges are assessed against your Annuity while others are assessed against assets allocated to the variable investment options. The fees and charges that are assessed against the Annuity include the Contingent Deferred Sales Charge, Transfer Fee and Annual Maintenance Fee. The charges that are assessed against the variable investment options are the Insurance Charge, which is the combination of a mortality and expense risk charge, a charge for administration of the Annuity, and the charge for any optional benefits you elect. Each underlying mutual fund portfolio assesses a charge for investment management, other expenses and with some mutual funds, a 12b-1 charge. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying mutual funds. Tax charges may vary by state and in certain states a premium tax charge may be applicable. All of these fees and charges are described in more detail within this Prospectus.

The following table provides a summary of the fees and charges you will incur if you surrender the Annuity or transfer Account Value among investment options. These fees and charges are described in more detail within this Prospectus.

                        YOUR TRANSACTION FEES AND CHARGES
                         (assessed against the Annuity)

           FEE/CHARGE                            Amount Deducted
----------------------------------  ---------------------------------------------------
Contingent Deferred Sales Charge*   8.5%

                                    The charge is a percentage of each
                                    applicable Purchase Payment deducted
                                    upon surrender or withdrawal. The
                                    period is measured from the date each
                                    Purchase Payment is allocated.

Transfer Fee                                              $10.00
                                   (Deducted after the 20th transfer each Annuity Year)

* The following are the Contingent Deferred Sales Charges (as a percentage of each applicable Purchase Payment) upon surrender or withdrawal.

 Yr. 1   Yr. 2   Yr. 3   Yr.4   Yr. 5   Yr. 6   Yr.7   Yr. 8   Yr. 9+
------   -----   -----   ----   -----   -----   ----   -----   ------
 8.5%     8.5%    8.5%    8.5%   7.5%    5.5%    3.5%   1.5%    0.0%

The following table provides a summary of the periodic fees and charges you will incur while you own the Annuity, excluding the underlying mutual fund Portfolio annual expenses. These fees and charges are described in more detail within this Prospectus.

                         YOUR PERIODIC FEES AND CHARGES
                 ANNUAL FEES/CHARGES ASSESSED AGAINT THE ANNUITY

     FEE/CHARGE                                                       Amount Deducted
---------------------------------------------   -------------------------------------------------------------
Annual Maintenance Fee                                       Smaller of $30 or 2% of Account Value
                                                 (Assessed annually on the Annuity's anniversary date or upon surrender)

                    ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS*
      (as a percentage of the average daily net assets of the Sub-accounts)

                             FEE/CHARGE                               Amount Deducted
---------------------------------------------   -------------------------------------------------------------
Mortality & Expense Risk Charge                                             1.25%
Administration Charge                                                       0.15%
Total Annual Charges of the Sub-accounts**             1.40% per year of the value of each Sub-account

* These charges are deducted daily and apply to Variable Investment Options only.

** The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge" elsewhere in this Prospectus.

The following table provides a summary of the fees and charges you will incur if you elect any of the following optional benefits. These fees and charges are described in more detail within this Prospectus.

                     YOUR OPTIONAL BENEFIT FEES AND CHARGES

                                                                                              Optional Benefit
                                                                                                    Fee/            Total Annual
                                     Optional Benefit                                              Charge              Charge*
-----------------------------------------------------------------------------------------   -------------------   ------------------
GUARANTEED RETURN OPTION
                                                                                                 1.65%
We offer a program that guarantees a "return of premium" at a future date, while             0.25% of average
allowing you to allocate all or a portion of your Account Value to the                      daily net assets of
Sub-accounts of your choice.                                                                 the Sub-accounts

ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT
                                                                           1.65%
We offer an Optional Death Benefit that provides an enhanced level of protection             0.25% of average
for your beneficiary(ies) by providing amounts in addition to the basic Death               daily net assets of
Benefit that can be used to offset federal and state taxes payable on any                    the Sub-accounts
taxable gains in your Annuity at the time of your death.

HIGHEST ANNIVERSARY VALUE DEATH BENEFIT

We offer an Optional  Death  Benefit that provides an enhanced level of protection for        0.25% of average
your  beneficiary(ies) by providing a death benefit equal to the greater of the basic        daily net assets of          1.65%
Death Benefit or the Highest Anniversary Value.                                               the Sub-accounts

Please refer to the section of the Prospectus that describes each optional benefit for a complete description of the benefit, including any restrictions or limitations that may apply.

* The Total Annual Charge includes the Insurance Charge assessed against the Annuity. If you elect more than one optional benefit, the Total Annual Charge includes the charge for each optional benefit.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") as of December 31, 2002. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

                    Total Annual Portfolio Operating Expenses

                                    Minimum   Maximum
                                    -------   -------
Total Portfolio Operating Expense   0.14% *    3.14%

* The minimum total annual portfolio operating expenses are those of a Portfolio that may invest in mutual funds, which also charge their own operating expenses. Thus, the total annual portfolio operating expenses may be higher than indicated.

The following are the investment management fees, other expenses, 12b-1 fees (if applicable), and the total annual expenses for each underlying mutual fund ("Portfolio") as of December 31, 2002, except as noted. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the underlying Portfolios, a portion of the management fee is being waived and/or other expenses are being partially reimbursed. "N/A" indicates that no portion of the management fee and/or other expenses is being waived and/or reimbursed. The "Net Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses and any 12b-1 fees, net of any fee waivers and expense reimbursements. The following expenses are deducted by the underlying Portfolio before it provides American Skandia with the daily net asset value. Any footnotes about expenses appear after the list of all the Portfolios. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                                                     Fee            Net
                                                                                   Total Annual     Waivers        Annual
                                                                                     Portfolio        and         Portfolio
                                              Management     Other                   Operating      Expense       Operating
              UNDERLYING PORTFOLIO               Fees      Expenses   12b-1 Fees     Expenses     Reimbursement   Expenses
-------------------------------------------   ----------   --------   ----------   ------------   -------------   ---------
American Skandia Trust: 1
  AST Strong International Equity               0.88%       0.21%         0.12%      1.21%           0.00%          1.21%
  AST William Blair International Growth        1.00%       0.23%         0.10%      1.33%           0.10%          1.23%
  AST American Century International Growth     1.00%       0.25%         0.00%      1.25%           0.00%          1.25%
  AST DeAM International Equity                 1.00%       0.44%         0.00%      1.44%           0.15%          1.29%
  AST MFS Global Equity                         1.00%       0.41%         0.00%      1.41%           0.00%          1.41%
  AST PBHG Small-Cap Growth                     0.90%       0.22%         0.11%      1.23%           0.00%          1.23%
  AST DeAM Small-Cap Growth                     0.95%       0.20%         0.00%      1.15%           0.15%          1.00%
  AST Federated Aggressive Growth               0.95%       0.43%         0.00%      1.38%           0.03%          1.35%
  AST Goldman Sachs Small-Cap Value             0.95%       0.21%         0.11%      1.27%           0.00%          1.27%
  AST Gabelli Small-Cap Value                   0.90%       0.19%         0.01%      1.10%           0.00%          1.10%
  AST DeAM Small-Cap Value                      0.95%       0.53%         0.00%      1.48%           0.33%          1.15%
  AST Goldman Sachs Mid-Cap Growth              1.00%       0.26%         0.07%      1.33%           0.10%          1.23%
  AST Neuberger Berman Mid-Cap Growth           0.90%       0.20%         0.06%      1.16%           0.00%          1.16%
  AST Neuberger Berman Mid-Cap Value            0.90%       0.17%         0.09%      1.16%           0.00%          1.16%
  AST Alger All-Cap Growth                      0.95%       0.19%         0.15%      1.29%           0.00%          1.29%
  AST Gabelli All-Cap Value                     0.95%       0.24%         0.00%      1.19%           0.00%          1.19%
  AST T. Rowe Price Natural Resources           0.90%       0.23%         0.03%      1.16%           0.00%          1.16%
  AST Alliance Growth                           0.90%       0.20%         0.03%      1.13%           0.00%          1.13%
  AST MFS Growth                                0.90%       0.18%         0.10%      1.18%           0.00%          1.18%
  AST Marsico Capital Growth                    0.90%       0.16%         0.04%      1.10%           0.01%          1.09%
  AST Goldman Sachs Concentrated Growth         0.90%       0.15%         0.04%      1.09%           0.06%          1.03%
  AST DeAM Large-Cap Growth                     0.85%       0.23%         0.00%      1.08%           0.10%          0.98%
  AST DeAM Large-Cap Value                      0.85%       0.24%         0.04%      1.13%           0.10%          1.03%
  AST Alliance/Bernstein Growth + Value         0.90%       0.23%         0.00%      1.13%           0.00%          1.13%
  AST Sanford Bernstein Core Value              0.75%       0.25%         0.00%      1.00%           0.00%          1.00%
  AST Cohen & Steers Realty                     1.00%       0.23%         0.03%      1.26%           0.00%          1.26%
  AST Sanford Bernstein Managed Index 500       0.60%       0.16%         0.08%      0.84%           0.00%          0.84%
  AST American Century Income & Growth          0.75%       0.23%         0.00%      0.98%           0.00%          0.98%
  AST Alliance Growth and Income                0.75%       0.15%         0.08%      0.98%           0.02%          0.96%
  AST MFS Growth with Income                    0.90%       0.28%         0.01%      1.19%           0.00%          1.19%
  AST INVESCO Capital Income                    0.75%       0.17%         0.03%      0.95%           0.00%          0.95%
  AST DeAM Global Allocation                    0.10%       0.04%         0.00%      0.14%           0.00%          0.14%
  AST American Century Strategic Balanced       0.85%       0.25%         0.00%      1.10%           0.00%          1.10%
  AST T. Rowe Price Asset Allocation            0.85%       0.26%         0.00%      1.11%           0.00%          1.11%
  AST T. Rowe Price Global Bond                 0.80%       0.26%         0.00%      1.06%           0.00%          1.06%
  AST Federated High Yield                      0.75%       0.19%         0.00%      0.94%           0.00%          0.94%
  AST Lord Abbett Bond-Debenture                0.80%       0.24%         0.00%      1.04%           0.00%          1.04%
  AST DeAM Bond                                 0.85%       0.23%         0.00%      1.08%           0.15%          0.93%
  AST PIMCO Total Return Bond                   0.65%       0.15%         0.00%      0.80%           0.02%          0.78%
  AST PIMCO Limited Maturity Bond               0.65%       0.18%         0.00%      0.83%           0.00%          0.83%
  AST Money Market                              0.50%       0.13%         0.00%      0.63%           0.05%          0.58%
Montgomery Variable Series:
  Emerging Markets                              1.25%       0.43%          0.00%      1.68%          0.00%          1.68%
Wells Fargo Variable Trust:
  Equity Value                                  0.55%       0.48%         0.25%      1.28%           0.28%          1.00%
  Equity Income                                 0.55%       0.30%         0.25%      1.10%           0.10%          1.00%
Rydex Variable Trust:
  Nova                                           0.75%      0.97%          0.00%      1.72%           0.00%         1.72%
  Ursa                                           0.90%      0.89%          0.00%      1.79%           0.00%         1.79%
  OTC                                            0.75%      0.99%          0.00%      1.74%           0.00%         1.74%

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                                                     Fee            Net
                                                                                   Total Annual     Waivers        Annual
                                                                                     Portfolio        and         Portfolio
                                              Management     Other                   Operating      Expense       Operating
              UNDERLYING PORTFOLIO               Fees      Expenses   12b-1 Fees     Expenses     Reimbursement   Expenses
-------------------------------------------   ----------   --------   ----------   ------------   -------------   ---------
INVESCO Variable Investment Funds, Inc.:
  Dynamics                                      0.75%       0.37%         0.00%      1.12%           0.00%          1.12%
  Technology                                    0.75%       0.36%         0.00%      1.11%           0.00%          1.11%
  Health Sciences                               0.75%       0.32%         0.00%      1.07%           0.00%          1.07%
  Financial Services                            0.75%       0.34%         0.00%      1.09%           0.00%          1.09%
  Telecommunications                            0.75%       0.47%         0.00%      1.22%           0.00%          1.22%
Evergreen Variable Annuity Trust:
  Global Leaders                                0.87%       0.31%         0.00%      1.18%           0.18%          1.00%
  Special Equity                                0.92%       0.26%         0.00%      1.18%           0.15%          1.03%
  Omega                                         0.52%       0.18%         0.00%      0.70%           0.00%          0.70%
ProFund VP:
  Europe 30                                     0.75%       1.03%         0.25%      2.03%           0.05%          1.98%
  Asia 30                                       0.75%       1.03%         0.25%      2.03%           0.05%          1.98%
  Japan                                         0.75%       1.06%         0.25%      2.06%           0.08%          1.98%
  Banks                                         0.75%       1.11%         0.25%      2.11%           0.13%          1.98%
  Basic Materials                               0.75%       1.21%         0.25%      2.21%           0.23%          1.98%
  Biotechnology                                 0.75%       1.16%         0.25%      2.16%           0.18%          1.98%
  Consumer Cyclical                             0.75%       1.65%         0.25%      2.65%           0.67%          1.98%
  Consumer Non-Cyclical                         0.75%       1.10%         0.25%      2.10%           0.12%          1.98%
  Energy                                        0.75%       1.16%         0.25%      2.16%           0.18%          1.98%
  Financial                                     0.75%       1.14%         0.25%      2.14%           0.16%          1.98%
  Healthcare                                    0.75%       1.14%         0.25%      2.14%           0.16%          1.98%
  Industrial                                    0.75%       1.65%         0.25%      2.65%           0.67%          1.98%
  Internet                                      0.75%       1.04%         0.25%      2.04%           0.06%          1.98%
  Pharmaceuticals                               0.75%       1.12%         0.25%      2.12%           0.14%          1.98%
  Precious Metals                               0.75%       0.98%         0.25%      1.98%            N/A           1.98%
  Real Estate                                   0.75%       1.13%         0.25%      2.13%           0.15%          1.98%
  Semiconductor                                 0.75%       1.33%         0.25%      2.33%           0.35%          1.98%
  Technology                                    0.75%       1.27%         0.25%      2.27%           0.29%          1.98%
  Telecommunications                            0.75%       1.19%         0.25%      2.19%           0.21%          1.98%
  Utilities                                     0.75%       1.17%         0.25%      2.17%           0.19%          1.98%
  Bull                                          0.75%       0.91%         0.25%      1.91%            N/A           1.91%
  Bear                                          0.75%       1.03%         0.25%      2.03%           0.05%          1.98%
  UltraBull (2)                                 0.75%       1.12%         0.25%      2.12%           0.27%          1.85%
  OTC                                           0.75%       1.03%         0.25%      2.03%           0.05%          1.98%
  Short OTC                                     0.75%       0.96%         0.25%      1.96%            N/A           1.96%
  UltraOTC                                      0.75%       1.08%         0.25%      2.08%           0.13%          1.95%
  Mid-Cap Value                                 0.75%       1.25%         0.25%      2.25%           0.27%          1.98%
  Mid-Cap Growth                                0.75%       1.22%         0.25%      2.22%           0.24%          1.98%
  UltraMid-Cap                                  0.75%       1.36%         0.25%      2.36%           0.38%          1.98%
  Small-Cap Value                               0.75%       1.45%         0.25%      2.45%           0.47%          1.98%
  Small-Cap Growth                              0.75%       1.20%         0.25%      2.20%           0.22%          1.98%
  UltraSmall-Cap                                0.75%       1.15%         0.25%      2.15%           0.17%          1.98%
  U.S. Government Plus                          0.50%       0.96%         0.25%      1.71%            N/A           1.71%
  Rising Rates Opportunity                      0.75%       1.13%         0.25%      2.13%           0.15%          1.98%
First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values              0.60%       2.29%         0.25%      3.14%           1.95%          1.37%
The Prudential Series Fund, Inc.:
SP Jennison International Growth                0.85%       0.70%         0.25%      1.80%           0.16%          1.64%

(1) The Investment Manager of American Skandia Trust (the "Trust") has agreed to reimburse and/or waive fees for certain Portfolios until at least April 30, 2004. The caption "Total Annual Portfolio Operating Expenses" reflects the Portfolios' fees and expenses before such waivers and reimbursements, while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and reimbursements. The Trust adopted a Distribution Plan (the "Distribution Plan") under Rule 12b-1 of the Investment Company Act of 1940 to permit an affiliate of the Trust's Investment Manager to receive brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these commissions to promote the sale of shares of such Portfolios. While the brokerage commission rates and amounts paid by the various Portfolios are not expected to increase as a result of the Distribution Plan, the staff of the Securities and Exchange Commission takes the position that commission amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios. The Distribution Fee estimates are derived and annualized from data regarding commission amounts directed under the Distribution Plan. Although there are no maximum amounts allowable, actual commission amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.

(2) Effective May 1, 2003, the ProFunds VP Bull Plus portfolio changed its name to ProFund VP UltraBull to reflect a change in its investment objective.

EXPENSE EXAMPLES

These examples are designed to assist you in understanding the various expenses you may incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect the Contingent Deferred Sales Charges (when applicable), Annual Maintenance Fee (when applicable), Insurance Charge, and the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), as well as the charges for the optional benefits that are offered under the Annuity. The Securities and Exchange Commission ("SEC") requires these examples.

Below are examples showing what you would pay in expenses at the end of the stated time periods for each Sub-account had you invested $10,000 in the Annuity and received a 5% annual return on assets, and elected all optional benefits available.

The examples shown assume that: (a) you only allocate Account Value to the Sub-account with the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), not to a Fixed Allocation; (b) the Insurance Charge is assessed as 1.40% per year; (c) the Annual Maintenance Fee (when applicable) is reflected as an asset-based charge based on an assumed average contract size; (d) you make no withdrawals of Account Value during the period shown; (e) you make no transfers, withdrawals, surrender or other transactions for which we charge a fee during the period shown; (f) no tax charge applies;
(g) the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above) are reflected; (h) the charge for each optional benefit is reflected as an additional charge equal to 0.25% per year, respectively, for the Guaranteed Return Option, the Enhanced Beneficiary Protection and the Highest Anniversary Value Death Benefit; and (i) the Credit applicable to your Annuity is 4% of Purchase Payments. The Credit may be less when total Purchase Payments are less then $10,000 and may be more when total Purchase Payments are at least $5,000,000 (see "How do I Receive Credits?"). The examples do not reflect the impact of any Target Value Credits that may be applied to Purchase Payments within the first Annuity Year. Amounts shown in the examples are rounded to the nearest dollar.

Expense Examples are provided as follows: 1.) if you surrender the Annuity at the end of the stated time period; 2.) if you annuitize at the end of the stated time period; and 3.) if you do not surrender your Annuity.

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU DO NOT ELECT ALL OF THE OPTIONAL BENEFITS AVAILABLE OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

If you surrender your contract at the end of the applicable time period:

1 year   3 years   5 years   10 years
------   -------   -------   --------
 1420      2549      3564      5544

If you annuitize at the end of the applicable time period:

1 year   3 years   5 years  10 years
------   -------   -------   --------
 570       1699      2814     5544

If you do not surrender your contract:

1 year   3 years   5 years   10 years
------   -------   -------   --------
 570       1699      2814      5544

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable investment option is a Sub-account of American Skandia Life Assurance Corporation Variable Account B (see "What are Separate Accounts" for more detailed information.) Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix "AST" are Portfolios of American Skandia Trust. The investment manager for AST is American Skandia Investment Services, Incorporated, an affiliated company of American Skandia. However, a sub-advisor, as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

Effective March 16, 2001, the Nova, Ursa and OTC portfolios of Rydex Variable Trust will no longer be offered as Sub-accounts under the Annuity. Owners of Annuities issued on or after March 16, 2001 will not be allowed to allocate Account Value to the Rydex Nova, Rydex Ursa or Rydex OTC Sub-accounts. Except as noted below, Owners of Annuities issued before March 16, 2001, and/or their authorized investment professionals, will no longer be able to allocate additional Account Value or make transfers into the Rydex Nova, Rydex Ursa or Rydex OTC Sub-accounts. Annuity Owners and/or their authorized investment professionals who elect to transfer Account Value out of the Rydex Sub-accounts on or after March 16, 2001 will not be allowed to transfer Account Value into the Rydex Sub-accounts at a later date. Bank drafting, dollar cost averaging, asset allocation and rebalancing programs that were effective before March 16, 2001 and included one or more of the Rydex Sub-accounts will be allowed to continue. However, no changes involving the Rydex Sub-accounts may be made to such programs.

Effective close of business June 28, 2002, the AST Goldman Sachs Small-Cap Value portfolio is no longer offered as a Sub-account under the Annuity, except as noted below. Annuity contracts with Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account on or before June 28, 2002 may continue to allocate Account Value and make transfers into the AST Goldman Sachs Small-Cap Value Sub-account, including any bank drafting, dollar cost averaging, asset allocation and rebalancing programs. Owners of Annuities issued after June 28, 2002 will not be allowed to allocate Account Value to the AST Goldman Sachs Small-Cap Value Sub-account.

The AST Goldman Sachs Small-Cap Value Sub-account may be offered to new Owners at some future date; however, at the present time, American Skandia has no intention to do so.

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
INTER-NATIONAL      AST Strong International Equity: seeks long-term capital     Strong Capital
EQUITY              growth by investing in a diversified portfolio of            Management, Inc.
                    international equity securities the issuers of which are
                    considered to have strong earnings momentum. The Portfolio seeks to meet its objective by investing, under normal
                    market conditions, at least 80% of its total assets in a
                    diversified portfolio of equity securities of companies
                    located or operating in developed non-U.S. countries and
                    emerging markets of the world. The Sub-advisor intends to
                    focus on companies with an above-average potential for
                    long-term growth and attractive relative valuations. The
                    Sub-advisor selects companies based on five key factors:
                    growth, valuation, management, risk and sentiment.

INTER-NATIONAL      AST William Blair International Growth (f/k/a AST Janus      William Blair &
EQUITY              Overseas Growth): seeks long-term growth of capital. The     Company, L.L.C.
                    Portfolio pursues its objective primarily through
                    investments in equity securities of issuers located outside the United States. The Portfolio normally invests at least
                    80% of its total assets in securities of issuers from at
                    least five different countries, excluding the United States.
                    The Portfolio invests primarily in companies selected for
                    their growth potential. Securities are generally selected
                    without regard to any defined allocation among countries,
                    geographic regions or industry sectors, or other similar
                    selection procedure.

INTER-NATIONAL      AST American Century International Growth: seeks capital     American Century
EQUITY              growth. The Portfolio will seek to achieve its investment    Investment
                    objective by investing primarily in equity securities of     Management, Inc.
                    international companies that the Sub-advisor believes will increase in value over time. Under normal conditions, the
                    Portfolio will invest at least 65% of its assets in equity securities of issuers from at least three countries outside of the United States. The Sub-advisor uses a growth
                    investment strategy it developed that looks for companies
                    with earnings and revenue growth. The Sub-advisor will
                    consider a number of other factors in making investment
                    selections, including the prospects for relative economic
                    growth among countries or regions, economic and political
                    conditions, expected inflation rates, currency exchange
                    fluctuations and tax considerations.

INTER-NATIONAL      AST DeAM International Equity: seeks capital growth. The     Deutsche Asset
EQUITY              Portfolio pursues its objective by investing at least 80% of Management, Inc.
                    the value of its assets in the equity securities of
                    companies in developed non-U.S. countries that are
                    represented in the MSCI EAFE(R)Index. The target of this
                    Portfolio is to track the performance of the MSCI
                    EAFE(R)Index within 4% with a standard deviation expected of
                    /- 4%. The Sub-advisor considers a number of factors in
                    determining whether to invest in a stock, including earnings growth rate, analysts' estimates of future earnings and
                    industry-relative price multiples.

GLOBAL EQUITY       AST MFS Global Equity: seeks capital growth. Under normal    Massachusetts
                    circumstances the Portfolio invests at least 80% of its      Financial Services
                    assets in equity securities of U.S. and foreign issuers      Company
                    (including issuers in developing countries). The Portfolio generally seeks to purchase securities of companies with
                    relatively large market capitalizations relative to the
                    market in which they are traded.

SMALL CAP GROWTH    AST PBHG Small-Cap Growth: seeks capital growth. The         Pilgrim Baxter &
                    Portfolio pursues its objective by primarily investing at    Associates, Ltd.
                    least 80% of the value of its assets in the common stocks of small-sized companies, whose market capitalizations are
                    similar to market capitalizations of Pilgrim Baxter &
                    the companies in the Russell 2000(R)Index at the
                    time of the Portfolio's investment. The Associates, Ltd.
                    Sub-advisor expects to focus primarily on those securities whose market capitalizations or annual revenues are less
                    than $1billion at the time of purchase.

SMALL CAP GROWTH    AST DeAM Small-Cap Growth: seeks maximum growth of           Deutsche Asset
                    investors' capital from a portfolio of growth stocks of      Management, Inc.
                    smaller companies. The Portfolio pursues its objective,
                    under normal circumstances, by primarily investing at least
                    80% of its total assets in the equity securities of
                    small-sized companies included in the Russell 2000
                    Growth(R)Index. The Sub-advisor employs an investment
                    strategy designed to maintain a portfolio of equity
                    securities which approximates the market risk of those
                    stocks included in the Russell 2000 Growth(R)Index, but
                    which attempts to outperform the Russell 2000
                    Growth(R)Index.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
SMALL CAP           AST Federated Aggressive Growth: seeks capital growth. The   Federated
GROWTH              Portfolio pursues its investment objective by investing in   Investment
                    the stocks of small companies that are traded on national    Counseling/
                    security exchanges, NASDAQ stock exchange and the            Federated
                    over-the-counter-market. Small companies will be defined as  Global Investment
                    companies with market capitalizations similar to companies   Management Corp.
                    in the Russell 2000 Index or the Standard & Poor's Small Cap
                    600 Index. Up to 25% of the Portfolio's net assets may be
                    invested in foreign securities, which are typically
                    denominated in foreign currencies.

SMALL CAP VALUE     AST Goldman Sachs Small-Cap Value: seeks long-term capital   Goldman
                    appreciation. The Portfolio will seek its objective          Sachs Asset
                    through investments primarily in equity                      Management
                    securities that are believed to be undervalued in the
                    marketplace. The Portfolio primarily seeks companies that
                    are small-sized, based on the value of their outstanding
                    stock. The Portfolio will have a non-fundamental
                    policy to invest, under normal circumstances, at
                    least 80% of the value of its assets in small
                    capitalization companies. The 80% investment requirement
                    applies at the time the Portfolio invests its assets. The
                    Portfolio generally defines small capitalization companies as companies with a capitalization of $5 billion or less.

SMALL CAP VALUE     AST Gabelli Small-Cap Value: seeks to provide long-term      GAMCO
                    capital growth by investing primarily in                     Investors, Inc.
                    small-capitalization stocks that appear to be undervalued.
                    The Portfolio will have a non-fundamental policy to invest, under normal circumstances, at least 80% of the value of its assets in small capitalization companies. The 80% investment requirement applies at the time the Portfolio invests its
                    assets. The Portfolio generally defines small capitalization companies as those with a capitalization of $1.5 billion or less. Reflecting a value approach to investing, the
                    Portfolio will seek the stocks of companies whose current
                    stock prices do not appear to adequately reflect their
                    underlying value as measured by assets, earnings, cash flow or business franchises.

SMALL CAP VALUE     AST DeAM Small-Cap Value: seeks maximum growth of investors' Deutsche Asset
                    capital. The Portfolio pursues its objective, under normal   Management, Inc.
                    market conditions, by primarily investing at least 80% of
                    its total assets in the equity securities of small-sized
                    companies included in the Russell 2000(R) Value Index. The
                    Sub-advisor employs an investment strategy designed to
                    maintain a portfolio of equity securities which approximates the market risk of those stocks included in the Russell
                    2000(R)Value Index, but which attempts to outperform the
                    Russell 2000(R)Value Index.

MID-CAP GROWTH      AST Goldman Sachs Mid-Cap Growth (f/k/a AST Janus Mid-Cap    Goldman Sachs
                    Growth): seeks long-term capital growth. The Portfolio       Asset
                    pursues its investment objective, by investing primarily in  Management equity securities selected for their growth potential, and normally invests at least 80% of the value of its assets in medium capitalization companies. For purposes of the
                    Portfolio, medium-sized companies are those whose market
                    capitalizations (measured at the time of investment) fall
                    within the range of companies in the Standard & Poor's
                    MidCap 400 Index. The Sub-advisor seeks to identify
                    individual companies with earnings growth potential that may not be recognized by the market at large.

MID-CAP GROWTH      AST Neuberger Berman Mid-Cap Growth: seeks capital growth.   Neuberger Berman
                    Under normal market conditions, the Portfolio primarily      Management Inc.
                    invests at least 80% of its net assets in the common stocks of mid-cap companies. For purposes of the Portfolio,
                    companies with equity market capitalizations that fall
                    within the range of the Russell Midcap(R)Index, at the time of investment, are considered mid-cap companies. Some of the
                    Portfolio's assets may be invested in the securities of
                    large-cap companies as well as in small-cap companies. The
                    Sub-advisor looks for fast-growing companies that are in new or rapidly evolving industries.


                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
MID-CAP VALUE       AST Neuberger Berman Mid-Cap Value: seeks capital growth.    Neuberger Berman
                    Under normal market conditions, the Portfolio primarily      Management Inc.
                    invests at least 80% of its net assets in the common stocks of mid-cap companies. For purposes of the Portfolio,
                    companies with equity market capitalizations that fall
                    within the range of the Russell Midcap(R)Index at the time of investment are considered mid-cap companies. Some of the
                    Portfolio's assets may be invested in the securities of
                    large-cap companies as well as in small-cap companies. Under the Portfolio's value-oriented investment approach, the
                    Sub-advisor looks for well-managed companies whose stock
                    prices are undervalued and that may rise in price before
                    other investors realize their worth.

ALL-CAP             AST Alger All-Cap Growth: seeks long-term capital growth.    Fred Alger
GROWTH              The Portfolio invests primarily in equity securities, such   Management, Inc.
                    as common or preferred stocks, that are listed on U.S.
                    exchanges or in the over-the-counter market. The Portfolio may invest in the equity securities of companies of all
                    sizes, and may emphasize either larger or smaller companies at a given time based on the Sub-advisor's assessment of
                    particular companies and market conditions.

ALL-CAP             AST Gabelli All-Cap Value: seeks capital growth. The         GAMCO
VALUE               Portfolio pursues its objective by investing primarily in    Investors, Inc.
                    readily marketable equity securities including common
                    stocks, preferred stocks and securities that may be
                    converted at a later time into common stock. The Portfolio may invest in the securities of companies of all sizes, and may emphasize either larger or smaller companies at a given time based on the Sub-advisor's assessment of particular
                    companies and market conditions. The Portfolio focuses on
                    companies that appear underpriced relative to their private market value ("PMV"). PMV is the value that the Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.

SECTOR              AST T. Rowe Price Natural Resources: seeks long-term capital T. Rowe Price growth primarily through the common stocks of companies that Associates, Inc.
                    own or develop natural resources (such as energy products, precious metals and forest products) and other basic
                    commodities. The Portfolio normally invests primarily (at
                    least 80% of its total assets) in the common stocks of
                    natural resource companies whose earnings and tangible
                    assets could benefit from accelerating inflation. The
                    Portfolio looks for companies that have the ability to
                    expand production, to maintain superior exploration programs and production facilities, and the potential to accumulate new resources. At least 50% of Portfolio assets will be
                    invested in U.S. securities, up to 50% of total assets also may be invested in foreign securities.

LARGE CAP GROWTH    AST Alliance Growth: seeks long-term capital growth. The     Alliance
                    Portfolio invests at least 80% of its total assets in the    Capital
                    equity securities of a limited number of large, carefully    Management, L.P.
                    selected, high-quality U.S. companies that are judged likely to achieve superior earnings growth. Normally, about 40-60 companies will be represented in the Portfolio,  with the 25 companies most highly regarded by the Sub-advisor usually
                    constituting approximately 70% of the Portfolio's net
                    assets. An emphasis is placed on identifying companies whose substantially above average prospective earnings growth is not fully reflected in current market valuations.

LARGE CAP GROWTH    AST MFS Growth: seeks long-term capital growth and future    Massachusetts
                    income. Under normal market conditions, the Portfolio        Financial Services
                    invests at least 80% of its total assets in common stocks    Company
                    and related securities, such as preferred stocks,
                    convertible securities and depositary receipts, of companies that the Sub-advisor believes offer better than average
                    prospects for long-term growth. The Sub-advisor seeks to
                    purchase securities of companies that it considers well-run and poised for growth. The Portfolio may invest up to 35% of its net assets in foreign securities.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
LARGE CAP GROWTH    AST Marsico Capital Growth: seeks capital growth. Income     Marsico Capital
                    realization is not an investment objective and any income    Management, LLC
                    realized on the Portfolio's investments, therefore, will be incidental to the Portfolio's objective. The Portfolio will pursue its objective by investing primarily in common stocks of larger, more established companies. In selecting
                    investments for the Portfolio, the Sub-advisor uses an
                    approach that combines "top down" economic analysis with
                    "bottom up" stock selection. The "top down" approach
                    identifies sectors, industries and companies that should
                    benefit from the trends the Sub-advisor has observed. The
                    Sub-advisor then looks for individual companies with
                    earnings growth potential that may not be recognized by the market at large, a "bottom up" stock selection.

LARGE CAP GROWTH    AST Goldman Sachs Concentrated Growth (f/k/a AST JanCap      Goldman Sachs
                    Growth): seeks growth of capital in a manner consistent with Asset the preservation of capital. Realization of income is not a  Management significant investment consideration and any income realized on the Portfolio's investments, therefore, will be
                    incidental to the Portfolio's objective. The Portfolio will pursue its objective by investing primarily in equity
                    securities of companies that the Sub-advisor believes have potential to achieve capital appreciation over the
                    long-term. The Portfolio seeks to achieve its investment
                    objective by investing, under normal circumstances, in
                    approximately 30 - 45 companies that are considered by the
                    Sub-advisor to be positioned for long-term growth.

LARGE CAP GROWTH    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  Deutsche Asset
                    seeks maximum growth of capital by investing primarily in    Management, Inc.
                    the value stocks of larger companies. The Portfolio pursues its objective, under normal market conditions, by primarily investing at least 80% of the value of its assets in the
                    equity securities of large-sized companies included in the
                    Russell 1000(R) Value Index. The Sub-advisor employs an
                    investment strategy designed to maintain a portfolio of
                    equity securities which approximates the market risk of
                    those stocks included in the Russell 1000(R)Value Index, but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.

LARGE CAP VALUE     AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  Deutsche Asset
                    seeks maximum growth of capital by investing primarily in    Management, Inc.
                    the value stocks of larger companies. The Portfolio pursues its objective, under normal market conditions, by primarily investing at least 80% of the value of its assets in the
                    equity securities of large-sized companies included in the
                    Russell 1000(R)
                    Value Index. The Sub-advisor employs an investment
                    strategy designed to maintain a portfolio
                    of equity securities which approximates the market risk of those stocks included in the Russell 1000(R)Value Index, but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.

LARGE CAP BLEND     AST Alliance/Bernstein Growth + Value: seeks capital growth  Alliance Capital
                    by investing approximately 50% of its assets in growth       Management, L.P.
                    stocks of large companies and approximately 50% of its
                    assets in value stocks of large companies. The Portfolio
                    will invest primarily in commons tocks of large U.S.
                    companies included in the Russell 1000(R)Index (the "Russell
                    1000(R)"). The Russell 1000(R)is a market
                    capitalization-weighted index that measures the performance of the 1,000 largest U.S. companies. Normally, about 60-85 companies will be represented in the Portfolio, with 25-35 companies primarily from the Russell 1000(R)Growth Index
                    constituting approximately 50% of the Portfolio's net assets and 35-50 companies primarily from the Russell 1000(R)Value
                    Index  constituting the remainder of the Portfolio's net
                    assets. There will be a periodic  rebalancing of each
                    segment's assets to take account of market fluctuations in order to maintain the approximately equal allocation.

LARGE CAP VALUE     AST Sanford Bernstein Core Value: seeks long-term capital    Sanford C.
                    growth by investing primarily in common stocks. The          Bernstein
                    Sub-advisor expects that the majority of the Portfolio's     & Co., LLC
                    assets will be invested in the common stocks of large
                    companies that appear to be undervalued. Among other things, the Portfolio seeks to identify compelling buying
                    opportunities created when companies are undervalued on the basis of investor reactions to near-term problems or
                    circumstances even though their long-term prospects remain sound. The Sub-advisor seeks to identify individual
                    companies with earnings growth potential that may not be
                    recognized by the market at large.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
REAL ESTATE         AST Cohen & Steers Realty: seeks to maximize total return    Cohen & Steers
(REIT)              through investment in real estate securities. The Portfolio  Capital Management, pursues its investment objective by investing, under normal  Inc.
                    circumstances, at least 80% of its net assets in securities of real estate issuers. Under normal circumstances, the
                    Portfolio will invest substantially all of its assets in the equity securities of real estate companies, i.e., a company that derives at least 50% of its revenues from the
                    ownership, construction, financing, management or sale of
                    real estate or that has at least 50% of its assets in real estate. Real estate companies may include real estate
                    investment trusts or REITs.

MANAGED INDEX       AST Sanford Bernstein Managed Index 500: will invest, under  Sanford C.
                    normal circumstances, at least 80% of its net assets in      Bernstein
                    securities included in the Standard & Poor's 500 Composite   & Co., LLC
                    Stock Price Index (the "S&P(R)500 "). The Portfolio seeks to outperform the S&P 500 through stock selection resulting in different weightings of common stocks relative to the index.
                    The Portfolio will invest primarily in the common stocks of companies included in the S&P 500. In seeking to outperform the S&P 500, the Sub-advisor starts with a portfolio of
                    stocks representative of the holdings of the index. It then uses a set of fundamental quantitative criteria that are
                    designed to indicate whether a particular stock will
                    predictably perform better or worse than the S&P 500. Based on these criteria, the Sub-advisor determines whether the
                    Portfolio should over-weight, under-weight or hold a neutral position in the stock relative to the proportion of the S&P
                    500 that the stock represents. In addition, the Sub-advisor also may determine that based on the quantitative criteria, certain equity securities that are not included in the S&P
                    500 should be held by the Portfolio.

GROWTH              AST American Century Income & Growth: seeks capital growth   American Century
AND                 with current income as a secondary objective. The Portfolio  Investment
INCOME              invests primarily in common stocks that offer potential for  Management, Inc.
                    capital growth, and may, consistent with its investment
                    objective, invest in stocks that offer potential for current income. The Sub-advisor utilizes a quantitative management technique with a goal of building an equity portfolio that provides better returns than the S&P 500
                    Index without taking on significant additional risk and
                    while attempting to create a dividend yield that will be
                    greater than the S&P 500 Index.

GROWTH              AST Alliance Growth and Income: seeks long-term growth of    Alliance Capital
AND                 capital and income while attempting to avoid excessive       Management, L.P.
INCOME              fluctuations in market value. The Portfolio normally will
                    invest in common stocks (and securities convertible into
                    common stocks). The Sub-advisor will take a value-oriented approach, in that it will try to keep the Portfolio's assets invested in securities that are selling at reasonable
                    valuations in relation to their fundamental business
                    prospects. The stocks that the Portfolio will normally
                    invest in are those of seasoned companies.

                    AST MFS Growth with Income: seeks long term growth of capital with a secondary objective to seek reasonable current income. Under normal market conditions, the Portfolio invests at least 65% of its net assets in common stocks and related securities, such as preferred stocks,

GROWTH AND INCOME   convertible securities and depositary receipts. The stocks   Massachusetts
                    in which the Portfolio invests generally will pay dividends. Financial Services
                    While the Portfolio may invest in companies of any size, the Company
                    Portfolio generally focuses on companies with larger market capitalizations that the Sub-advisor believes have
                    sustainable growth prospects and attractive valuations based on current and expected earnings or cash flow. The Portfolio may invest up to 20% of its net assets in foreign
                    securities.

EQUITY INCOME       AST INVESCO Capital Income (f/k/a AST INVESCO Equity         INVESCO Funds
                    Income): seeks capital growth and current income while       Group, Inc.
                    following sound investment practices. The Portfolio seeks to achieve its objective by investing in securities that are
                    expected to produce relatively high levels of income and
                    consistent, stable returns. The Portfolio normally will
                    invest at least 65% of its assets in dividend-paying common and preferred stocks of domestic and foreign issuers. Up to
                    30% of the Portfolio's assets may be invested in equity
                    securities that do not pay regular dividends.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
BALANCED            AST DeAM Global Allocation: seeks a high level of total      Deutsche Asset
                    return by investing primarily in a diversified portfolio of  Management, Inc.
                    mutual funds. The Portfolio seeks to achieve its investment objective by investing in several other AST Portfolios
                    ("Underlying Portfolios"). The Portfolio intends its
                    strategy of investing in combinations of Underlying
                    Portfolios to result in investment diversification that an investor could otherwise achieve only by holding numerous
                    investments. The Portfolio is expected to be invested in at least six such Underlying Portfolios at any time. It is
                    expected that the investment objectives of such AST
                    Portfolios will be diversified.

BALANCED            AST American Century Strategic Balanced: seeks capital       American Century
                    growth and current income. The Sub-advisor intends to        Investment
                    maintain approximately 60% of the Portfolio's assets in      Management, Inc.
                    equity securities and the remainder in bonds and other fixed income securities. Both the Portfolio's equity and fixed
                    income investments will fluctuate in value. The equity
                    securities will  fluctuate depending on the
                    performance of the companies that issued them, general
                    market and  economic conditions, and
                    investor confidence. The fixed income investments will be
                    affected primarily by rising or falling interest rates and the credit quality of the issuers.

ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation: seeks a high level of    T. Rowe Price
                    total return by investing primarily in a diversified         Associates, Inc.
                    portfolio of fixed income and equity securities. The
                    Portfolio normally invests approximately 60% of its total
                    assets in equity securities and 40% in fixed income
                    securities. The Sub-advisor concentrates common stock
                    investments in larger, more established companies, but the
                    Portfolio may include small and medium-sized companies with good growth prospects. The fixed income portion of the
                    Portfolio will be allocated among investment grade
                    securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.

GLOBAL BOND         AST T. Rowe Price Global Bond: seeks to provide high current T. Rowe Price
                    income and capital growth by investing in high-quality       International,
                    foreign and U.S. dollar-denominated bonds. The Portfolio     Inc.
                    will invest at least 80% of its total assets in all types of high quality bonds including those issued or guaranteed by
                    U.S. or foreign governments or their agencies and by foreign authorities, provinces and municipalities as well as
                    investment grade corporate bonds and mortgage and
                    asset-backed securities of U.S. and foreign issuers. The
                    Portfolio generally invests in countries where the
                    combination of fixed-income returns and currency exchange
                    rates appears attractive, or, if the currency trend is
                    unfavorable, where the Sub-advisor believes that the
                    currency risk can be minimized through hedging. The
                    Portfolio may also invest up to 20% of its assets in the
                    aggregate in below investment-grade, high-risk bonds ("junk bonds"). In addition, the Portfolio may invest up to 30% of its assets in mortgage-backed (including derivatives, such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.

HIGH YIELD BOND     AST Federated High Yield: seeks high current income by       Federated
                    investing primarily in a diversified portfolio of fixed      Investment
                    income securities. The Portfolio will invest at least 80% of Counseling its assets in fixed income securities rated BBB and below.
                    These fixed income securities may include preferred stocks, convertible securities, bonds, debentures, notes, equipment lease certificates and equipment trust certificates. A fund that invests primarily in lower-rated fixed income
                    securities will be subject to greater risk and share price fluctuation than a typical fixed income fund, and may be
                    subject to an amount of risk that is comparable to or
                    greater than many equity funds.


                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
BOND                AST Lord Abbett Bond-Debenture: seeks high current income    Lord, Abbett & Co.
                    and the opportunity for capital appreciation to produce a    LLC
                    high total return. To pursue its objective, the Portfolio
                    will invest, under normal circumstances, at least 80% of the value of its assets in fixed income securities and normally invests primarily in high yield and investment grade debt
                    securities, securities convertible in common stock and
                    preferred stocks. The Portfolio may find good value in high yield securities, sometimes called "lower-rated bonds" or
                    "junk bonds," and frequently may have more than half of its assets invested in those securities. At least 20% of the
                    Portfolio's assets must be invested in any combination of
                    investment grade debt securities, U.S. Government securities and cash equivalents. The Portfolio may also make
                    significant investments in mortgage-backed securities.
                    Although the Portfolio expects to maintain a weighted
                    average maturity in the range of five to twelve years, there are no restrictions on the overall Portfolio or on
                    individual securities. The Portfolio may invest up to 20% of its net assets in equity securities.

BOND                AST DeAM Bond: seeks a high level of income, consistent with Deutsche Asset the preservation of capital. Under normal circumstances, the Management, Inc.
                    Portfolio invests at least 80% of its total assets in
                    intermediate-term U.S. Treasury, corporate, mortgage-backed and asset-backed, taxable municipal and tax-exempt municipal bonds. The Portfolio invests primarily in investment grade fixed income securities rated within the top three rating
                    categories of a nationally recognized rating organization.
                    Fixed income securities may be issued by U.S. and foreign
                    corporations or entities including banks and various
                    government entities.

BOND                AST PIMCO Total Return Bond: seeks to maximize total return  Pacific Investment
                    consistent with preservation of capital and prudent          Management Company LLC
                    investment management. The Portfolio will invest in a
                    diversified portfolio of fixed-income securities of varying maturities. The average portfolio duration of the Portfolio generally will vary within a three- to six-year time frame based on the Sub-advisor's forecast for interest rates.

BOND                AST PIMCO Limited Maturity Bond: seeks to maximize total     Pacific Investment
                    return consistent with preservation of capital and prudent   Management Company
                    investment management. The Portfolio will invest in a        LLC
                    diversified portfolio of fixed-income securities of varying maturities. The average portfolio duration of the Portfolio generally will vary within a one- to three-year time frame based on the Sub-advisor's forecast for interest rates.

MONEY MARKET        AST Money Market: seeks high current income and maintain     Wells Capital
                    high levels of liquidity. The Portfolio attempts to          Management, Inc.
                    accomplish its objective by maintaining a dollar-weighted
                    average maturity of not more than 90 days and by investing in securities which have effective maturities of not more
                    than 397 days.

EMERGING MARKETS    Montgomery Variable Series - Emerging Markets: seeks         Gartmore Global Asset
                    long-term capital appreciation, under normal conditions by   Management
                    investing at least 80% of its total assets in stocks of      Trust/Gartmore Global
                    companies of any size based in the world's developing        Partners
                    economies. Under normal market conditions, investments are maintained in at least six countries at all times and no
                    more than 35% of total assets in any single one of them.
                    total assets in Trust/Gartmore Global
                    any single one of them.

LARGE CAP EQUITY    WFVT Equity Value: seeks long-term capital appreciation and  Wells Fargo Funds
                    above-average dividend income. The Portfolio pursues its     Management, LLC
                    objective by investing primarily in equity securities of
                    U.S. companies with strong return potential based on current market valuations. Under normal circumstances, the Portfolio invests at least 80% of its assets in equity securities with the same characteristics as common stocks, and in preferred stocks, warrants, and securities of foreign companies
                    through ADRs and similar investments.

EQUITY INCOME       WFVT Equity Income: seeks long-term capital appreciation and Wells
                    above-average dividend income. The Portfolio pursues its     Fargo Funds
                    objective primarily by investing in the common stocks of     Management, LLC
                    large, domestic companies with above-average return
                    potential based on current market valuations and
                    above-average dividend income. Under normal market
                    conditions, the Portfolio invests at least 80% of its total assets in income producing equity securities and in issues of companies with market capitalizations of $3 billion or
                    more.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
STRATEGIC OR        Rydex Variable Trust - Nova: seeks to provide investment     Rydex Global
TACTICAL            results that match the performance of a specific benchmark   Advisors
ALLOCA-TION         on a daily basis. The Portfolio's current benchmark is 150%  (f/k/a PADCO
                    of the performance of the S&P 500(R)Index (the "underlying   Advisors II, Inc.)
                    index"). If the Portfolio meets its objective, the value of the Portfolio's shares will tend to increase on a daily
                    basis by 150%of the value of any increase in the underlying index. When the value of the underlying index declines, the value of the Portfolio's shares should also decrease on a
                    daily basis by 150% of the value of any decrease in the
                    underlying index (e.g., if the underlying index goes down by
                    5%, the value of the Portfolio's shares should go down by
                    7.5% on that day). Unlike a traditional index fund, as its primary investment strategy, the Portfolio invests to a
                    significant extent in leveraged instruments, such as swap
                    agreements, futures contracts and options on securities,
                    futures contracts, and stock indices, as well as equity
                    securities.

STRATEGIC OR        Rydex Variable Trust - Ursa: seeks to provide investment     Rydex Global
TACTICAL            results that will inversely correlate to the performance of  Advisors
ALLOCA-TION         the S&P 500(R)Index (the "underlying index"). If the         (f/k/a PADCO
                    Portfolio meets its objective, the value of the Portfolio's  Advisors shares will tend to increase during times when the value of  II, Inc.)
                    the underlying index is decreasing. When the value of the
                    underlying index is increasing, however, the value of the
                    Portfolio's shares should decrease on a daily basis by
                    an inversely proportionate amount (e.g., if the underlying index goes up by 5%, the value of the Portfolio's shares
                    should go down by 5% on that day). Unlike a traditional
                    index fund, the Portfolio's benchmark is to perform exactly opposite the underlying index, and the Ursa Fund will not
                    own the securities included in the underlying index.
                    Instead, as its primary investment strategy, the Portfolio invests to a significant extent in short sales of securities or futures contracts and in options on securities, futures contracts, and stock indices.

STRATEGIC OR        Rydex Variable Trust - OTC: seeks to provide investment      Rydex Global Advisors
TACTICAL            results that correspond to a benchmark for over-the-counter  (f/k/a PADCO Advisors
ALLOCATION          securities. The Portfolio's current benchmark is the NASDAQ  II, Inc.)
                    100 Index(R) (the "underlying index"). If the Portfolio
                    meets its objective, the value of the Portfolio's shares
                    should increase on a daily basis by the amount of any
                    increase in the value of the underlying index. However, when the value of the underlying index declines, the value of the
                    Portfolio's shares should also decrease on a daily basis by the amount of the decrease in value of the underlying index.
                    The Portfolio invests principally in securities of companies included in the underlying index. It also may invest in
                    other instruments whose performance is expected to
                    correspond to that of the underlying index, and may engage in futures and options transactions and enter into swap
                    agreements.

MID-CAP EQUITY      INVESCO Variable Investment Funds - Dynamics: seek long-term INVESCO Funds Group,
                    capital growth. The Portfolio invests at least 65% of its    Inc.
                    assets in common stocks of mid-sized companies. INVESCO
                    defines mid-sized companies as companies that are included in the Russell Midcap Growth Index at the time of purchase, or if not included in that Index, have market
                    capitalizations of between $2.5 billion and $15 billion at the time of purchase. The core of the Portfolio's
                    investments are in securities of established companies that are leaders in attractive growth markets with a history of strong returns. The remainder of the Portfolio is invested in securities of companies that show accelerating growth,
                    driven by product cycles, favorable industry or sector
                    conditions, and other factors that INVESCO believes will
                    lead to rapid sales or earnings growth.

SECTOR              INVESCO Variable Investment Funds - Technology: seeks        INVESCO Funds Group,
                    capital growth. The Portfolio normally invests 80% of its            Inc.
                    net assets in the equity securities and equity-related
                    instruments of companies engaged in technology-related
                    industries. These include, but are not limited to, various applied technologies, hardware, software, semiconductors,
                    telecommunications equipment and services and
                    service-related companies in information technology. Many of these products and services are subject to rapid
                    obsolescence, which may lower market value of the securities of the companies in this sector. At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
SECTOR              INVESCO Variable Investment Funds - Health Sciences: seeks   INVESCO Funds Group,
                    capital growth. The Portfolio normally invests at least 80%  Inc.
                    of its net assets in the equity securities and
                    equity-related instrumentsof companies that develop, produce or distribute products or services related to health care.
                    These companies include, but are not limited to, medical
                    equipment or supplies, pharmaceuticals, biotechnology and
                    healthcare providers and service companies. At any given
                    time, 20% of the Portfolio's assets is not required to be
                    invested in the sector.

SECTOR              INVESCO Variable Investment Funds - Financial Services:      INVESCO Funds
                    seeks capital growth. The Portfolio normally invests at      Group, Inc.
                    least 80% of its net assets in the equity securities and
                    equity-related instruments of companies involved in the
                    financial services sector. These companies include, but are not limited to, banks (regional and money-centers),
                    insurance companies (life, property and casualty, and
                    multiline), investment and miscellaneous industries (asset managers, brokerage firms, and government-sponsored
                    agencies) and suppliers to financial services companies. At any given time, 20% of the Portfolio's assets is not
                    required to be invested in the sector.

SECTOR              INVESCO Variable Investment Funds - Telecommunications:      INVESCO Funds
                    seeks capital growth and current income. The Portfolio       Group, Inc.
                    normally invests 80% of its net assets in the equity
                    securities and equity-related instruments of companies
                    engaged in the design, development, manufacture,
                    distribution, or sale of communications services and
                    equipment, and companies that are involved in supplying
                    equipment or services to such companies. The
                    telecommunications sector includes, but is not limited to, companies that offer telephone services, wireless
                    communications, satellite communications, television and
                    movie programming, broadcasting and Internet access. Many of these products and services are subject to rapid
                    obsolescence, which may lower the market value of the
                    securities of the companies in this sector. At any given
                    time, 20% of the Portfolio's assets is not required to be
                    invested in the sector.

GLOBAL EQUITY       Evergreen VA Global Leaders: seeks to provide investors with Evergreen long-term capital growth. The Portfolio normally invests as  Investment
                    least 65% of its assets in a diversified portfolio of U.S.   Management
                    and non-U.S. equity securities of companies located in the   Company, LLC
                    world's major industrialized countries. The Portfolio will invest in no less than three countries, which may include
                    the U.S., but may invest more than 25% of its assets in one country. The Portfolio invests only in the best 100
                    companies, which are selected by the Portfolio's manager
                    based on as high return on equity, consistent earnings
                    growth, established market presence and industries or
                    sectors with significant growth prospects.

SMALL CAP EQUITY    Evergreen VA Special Equity: seeks capital growth. The       Evergreen
                    Portfolio normally invests at least 80% of its assets in     Investment
                    common stocks of small U.S. companies (i.e., companies whose Management market capitalizations fall within the range of the Russell  Company,  LLC
                    2000(R)Index, at the time of purchase). The remaining 20% of the Portfolio's assets may be represented by cash or
                    invested in various cash equivalents. The Portfolio's
                    manager selects stocks of companies which it believes have the potential for accelerated growth in earnings and price.

MID-CAP EQUITY      Evergreen VA Omega: seeks long-term capital growth. The      Evergreen
                    Portfolio invests primarily in common stocks and securities  Investment convertible into common stocks of U.S. companies across all  Management
                    market capitalizations. The Portfolio's managers employ a    Company, LLC
                    growth style of equity management. "Growth" stocks are
                    stocks of companies that the Portfolio's managers believe
                    have anticipated earnings ranging from steady to accelerated growth.

INTER-NATIONAL      ProFund VP Europe 30: seeks daily investment results, before ProFund Advisors
EQUITY              fees and expenses, that correspond to the daily performance  LLC of the ProFunds Europe 30 Index. The ProFunds Europe 30
                    Index, created by ProFund Advisors, is composed of 30
                    companies whose principal offices are located in Europe and whose securities are traded on U.S. exchanges or on the
                    NASDAQ as depositary receipts or ordinary shares. The
                    component companies in the ProFunds Europe 30 Index are
                    determined annually based upon their U.S. dollar-traded
                    volume. Their relative weights are determined based on a
                    modified market capitalization method.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
INTER-NATIONAL      ProFund VP Asia 30: seeks daily investment results, before   ProFund Advisors
EQUITY              fees and expenses, that correspond to the daily performance  LLC of the ProFunds Asia 30 Index. The ProFunds Asia 30 Index,
                    created by ProFund Advisors, is composed of 30 of the
                    companies whose principal offices are located in the
                    Asia/Pacific region, excluding Japan, and whose securities are traded on U.S. exchanges or on the NASDAQ as depository receipts or ordinary shares. The component companies in the
                    ProFunds Asia 30 Index are determined annually based upon
                    their U.S. dollar-traded volume. Their relative weights are determined based on the modified market capitalization
                    method.

INTER-NATIONAL      ProFund VP Japan: seeks daily investment results, before     ProFund Advisors
EQUITY              fees and expenses, that correspond to the daily performance  LLC of the Nikkei 225 Stock Average. Since the Japanese markets are not open when ProFund VP Japan values its shares,
                    ProFund VP Japan determines its success in
                    meeting this investment objective by comparing its daily
                    return on a given day with the daily performance of related futures contracts traded in the United States. The Nikkei
                    225 Stock Average is a price-weighted index of 225 large,
                    actively traded Japanese stocks traded on the Tokyo Stock
                    Exchange. The Index is computed and distributed by the Nihon
                    Keizai Shimbun.

SECTOR              ProFund VP Banks: seeks daily investment results, before     ProFund Advisors
                    fees and expenses, that correspond to the daily performance  LLC of the Dow Jones U.S. Banks Sector Index. The Dow Jones U.S.
                    Banks Index measures the performance of the banking industry of the U.S. equity market. Component companies include all regional and major U.S. domiciled international banks,
                    savings and loans, savings banks, thrifts, building
                    associations and societies. Investment and merchant banks
                    are excluded.

SECTOR              ProFund VP Basic Materials: seeks daily investment results,  ProFund Advisors
                    before fees and expenses, that correspond to the daily       LLC
                    performance of the Dow Jones U.S. Basic Materials Sector
                    Index. The Dow Jones U.S. Basic materials Sector Index
                    measures the performance of the basic materials economic
                    sector of the U.S. equity market. Component companies are
                    involved in the production of aluminum, commodity chemicals, specialty chemicals, forest products, non-ferrous metals,
                    paper products, precious metals and steel.

SECTOR              ProFund VP Biotechnology: seeks daily investment results,    ProFund Advisors
                    before fees and expenses, that correspond to the daily       LLC
                    performance of the Dow Jones U.S. Biotechnology Index. The
                    Dow Jones U.S. Biotechnology Index measures the performance of the biotechnology industry of the U.S. equity market.
                    Component companies include those engaged in genetic
                    research, and/or the marketing and development of
                    recombinant DNA products. Makers of artificial blood and
                    contract biotechnology researchers are also included in the
                    Index.

SECTOR              ProFund VP Consumer Cyclical: seeks daily investment         ProFund Advisors
                    results, before fees and expenses, that correspond to the    LLC
                    daily performance of the Dow Jones U.S. Consumer Cyclical
                    Sector Index. The Dow Jones U.S. Consumer Cyclical Sector
                    Index measures the performance of the consumer cyclical
                    economic sector of the U.S. equity market. Component
                    companies include airlines, auto manufacturers, auto parts, tires, casinos, consumer electronics, recreational products and services, restaurants, lodging, toys, home construction, home furnishings and appliances, footwear, clothing and
                    fabrics.

SECTOR              ProFund VP Consumer Non-Cyclical: seeks daily investment     ProFund Advisors
                    results, before fees and expenses, that correspond to the    LLC
                    daily performance of the Dow Jones U.S. Consumer
                    Non-Cyclical Sector Index. The Dow Jones U.S. Consumer
                    Non-Cyclical Sector Index measures the performance of the
                    consumer non-cyclical economic sector of the U.S. equity
                    market. Component companies include beverage companies,
                    consumer service companies, durable and non-durable
                    household product manufacturers, cosmetic companies, food
                    products and agriculture and tobacco products.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
SECTOR              ProFund VP Energy: seeks daily investment results, before    ProFund Advisors
                    fees and expenses, that correspond to the daily performance  LLC of the Dow Jones U.S. Energy Sector Index. The Dow Jones
                    U.S. Energy Sector Index measures the performance of the
                    energy sector of the U.S. equity market. Component companies include oil drilling equipment and services, coal, oil
                    companies-major, oil companies-secondary, pipelines, liquid, solid or gaseous fossil fuel producers and service
                    companies.

SECTOR              ProFund VP Financial: seeks daily investment results, before ProFund Advisors fees and expenses, that correspond to the daily performance  LLC of the Dow Jones U.S. Financial Sector Index. The Dow Jones
                    U.S. Financial Sector Index measures the performance of the financial services economic sector of the U.S. equity
                    market. Component companies include regional banks, major
                    U.S. domiciled international banks, full line, life, and
                    property and casualty insurance companies, companies that
                    invest, directly or indirectly in real estate, diversified financial companies such as Fannie Mae, credit card
                    insurers, check cashing companies, mortgage lenders,
                    investment advisers and securities broker-dealers,
                    investment banks, merchant banks, online brokers, publicly traded stock exchanges.

SECTOR              ProFund VP Healthcare: seeks daily investment results,       ProFund Advisors
                    before fees and expenses, that correspond to the daily       LLC
                    performance of the Dow Jones U.S. Healthcare Sector Index.
                    The Down Jones U.S. healthcare Sector Index measures the
                    performance of the healthcare economic sector of the U.S.
                    equity market. Component companies include health care
                    providers, biotechnology companies, medical supplies,
                    advanced medical devices and pharmaceuticals.

SECTOR              ProFund VP Industrial: seeks daily investment results,       ProFund Advisors
                    before fees and expenses, that correspond to the daily       LLC
                    performance of the Dow Jones U.S. Industrial Sector Index.
                    The Dow Jones U.S. Industrial Sector Index measures the
                    performance of the industrial economic sector of the U.S.
                    equity market. Component companies include building
                    materials, heavy construction, factory equipment, heavy
                    machinery, industrial services, pollution control,
                    containers and packaging, industrial diversified, air
                    freight, marine transportation, railroads, trucking,
                    land-transportation equipment, shipbuilding, transportation services, advanced industrial equipment, electric components and equipment, and aerospace.

SECTOR              ProFund VP Internet: seeks daily investment results, before  ProFund Advisors fees and expenses, that correspond to the daily performance  LLC of the Dow Jones U.S. Internet Index. The Dow Jones
                    Composite Internet Index measures the performance of stocks in the U.S. equity markets that generate the majority of
                    their revenues from the Internet. The Index is composed of two sub-groups: Internet Commerce - companies that derive
                    the majority of their revenues from providing goods and/or services through an open network, such as a web site; and
                    Internet Services - companies that derive the majority of
                    their revenues from providing access to the Internet or
                    providing services to people using the Internet.

SECTOR              ProFund VP Pharmaceuticals: seeks daily investment results,  ProFund Advisors
                    before fees and expenses, that correspond to the daily       LLC
                    performance of the Dow Jones U.S. Pharmaceuticals Sector
                    Index. The Dow Jones U.S. Pharmaceuticals Index measures the performance of the pharmaceuticals industry of the U.S.
                    equity market. Component companies include the makers of
                    prescription and over-the-counter drugs, such as aspirin,
                    cold remedies, birth control pills, and vaccines, as well as companies engaged in contract drug research..

SECTOR              ProFund VP Precious Metals: seeks daily investment results,  ProFund Advisors
                    before fees and expenses, that correspond to the daily       LLC
                    performance of the Philadelphia Stock Exchange Gold & Silver
                    Sector Index. The Philadelphia Stock Exchange Gold and
                    Silver Sector Index measures the performance of the gold and silver mining industry of the global equity market.
                    Component companies include companies involved in the mining and production of gold, silver, and other precious metals, precious stones and pearls. The Index does not include
                    producers of commemorative medals and coins that are made of these metals.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
SECTOR              ProFund VP Real Estate: seeks daily investment results,      ProFund Advisors
                    before fees and expenses, that correspond to the daily       LLC
                    performance of the Dow Jones U.S. Real Estate Index. The Dow
                    Jones U.S. Real Estate Index measures the performance of the real estate industry of the U.S. equity market. Component
                    companies include those that invest directly or indirectly through development, management or ownership of shopping
                    malls, apartment buildings, housing developments and, real estate investment trusts ("REITs") that invest in
                    apartments, office and retail properties. REITs are passive investment vehicles that invest primarily in
                    income-producing real estate or real estate related loans or interests.

SECTOR              ProFund VP Semiconductor: seeks daily investment results,    ProFund Advisors
                    before fees and expenses, that correspond to the daily       LLC
                    performance of the Dow Jones U.S. Semiconductor Index. The
                    Dow Jones U.S. Semiconductor Index measures the performance of the semiconductor industry of the U.S. equity market.
                    Component companies are engaged in the production of
                    semiconductors and other integrated chips, as well as other related products such as circuit boards and motherboards.

SECTOR              ProFund VP Technology: seeks daily investment results,       ProFund Advisors
                    before fees and expenses, that correspond to the daily       LLC
                    performance of the Dow Jones U.S. Technology Sector Index.
                    The Dow Jones U.S. Technology Sector Index measures the
                    performance of the technology sector of the U.S. equity
                    market. Component companies include those involved in
                    computers and office equipment, software, communications
                    technology, semiconductors, diversified technology services and internet services.

SECTOR              ProFund VP Telecommunications: seeks daily investment        ProFund Advisors
                    results, before fees and expenses, that correspond to the    LLC
                    daily performance of the Dow Jones U.S. Telecommunications
                    Sector Index. The Dow Jones U.S. Telecommunications Sector
                    Index measures the performance of the telecommunications
                    economic sector of the U.S. equity market. Component
                    companies include fixed line communications and wireless
                    communications companies.

SECTOR              ProFund VP Utilities: seeks daily investment results, before ProFund Advisors fees and expenses, that correspond to the daily performance  LLC of the Dow Jones U.S. Utilities Sector Index. The Dow Jones
                    U.S. Utilities Sector Index measures the performance of the utilities economic sector of the U.S. equity market.
                    Component companies include electric utilities, gas
                    utilities and water utilities.

THE PROFUND VP PORTFOLIOS DESCRIBED BELOW ARE AVAILABLE AS SUB-ACCOUNTS TO ALL ANNUITY OWNERS. EACH PORTFOLIO PURSUES AN INVESTMENT STRATEGY THAT SEEKS TO PROVIDE DAILY INVESTMENT RESULTS, BEFORE FEES AND EXPENSES, THAT MATCH A WIDELY FOLLOWED INDEX, INCREASE BY A SPECIFIED FACTOR RELATIVE TO THE INDEX, MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED FACTOR. THE INVESTMENT STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT RESULTS OF THE APPLICABLE INDEX. IT IS RECOMMENDED THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC OR TACTICAL ASSET ALLOCATION STRATEGY INVEST IN THESE PORTFOLIOS. WE HAVE ARRANGED THE PORTFOLIOS BASED ON THE INDEX ON WHICH IT'S INVESTMENT STRATEGY IS BASED.

The S&P 500 Index(R)is a widely used measure of large-cap U.S. stock market performance. It includes a representative sample of leading companies in leading industries. Companies are selected for inclusion in the Index by Standard & Poor's(R)for being U.S. companies with adequate liquidity, appropriate market capitalization financial viability and public float.

S&P 500             ProFund VP Bull: seeks daily investment results, before fees ProFund Advisors
                    and expenses, that correspond to the daily performance of    LLC
                    the S&P 500(R)Index.

S&P 500             ProFund VP Bear: seeks daily investment results, before      ProFund Advisors
                    fees and expenses, that correspond to the inverse (opposite) LLC of the daily performance of the S&P 500(R)Index. If ProFund
                    VP Bear is successful in meeting its objective, its net
                    asset value should gain approximately the same, on a
                    percentage basis, as any decrease in the S&P 500(R)Index
                    when the Index declines on a given day. Conversely, its net asset value should lose approximately the same, on a
                    percentage basis, as any increase in the Index when the
                    Index rises on a given day.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
S&P 500             ProFund VP UltraBull (f/k/a ProFund VP Bull Plus): seeks     ProFund Advisors
                    daily investment results, before fees and expenses, that     LLC
                    correspond to twice (200%) the daily performance of the S&P
                    500(R)Index. If the ProFund VP UltraBull is successful in
                    meeting its objective, its net asset value should gain
                    approximately twice as much, on a percentage basis, as the
                    S&P 500(R)Index when the Index rises on a given day.
                    Conversely, its net asset value should lose approximately
                    twice as much, on a percentage basis, as the Index when the
                    Index declines on a given day. Prior to May 1, 2003, ProFund
                    VP UltraBull was named "ProFund VP Bull Plus" and sought
                    daily investment results that corresponded to one and
                    one-half times the daily performance of the S&P 500(R)Index

The NASDAQ-100 Index(R)is a market capitalization weighted index that includes
100 of the largest domestic and international non-financial companies listed on The NASDAQ Stock Market.

NASDAQ 100          ProFund VP OTC: seeks daily investment results, before       ProFund Advisors
                    fees and expenses, that correspond to the daily performance  LLC of the NASDAQ-100 Index(R). "OTC" in the name of ProFund VP
                    OTC reflers to securities that do not trade on a U.S.
                    securities exchange, as registered under the Securities
                    Exchange Act of 1934.

NASDAQ 100          ProFund VP Short OTC: seeks daily investment results, before ProFund Advisors fees and expenses, that correspond to the inverse (opposite) LLC of the daily performance of the NASDAQ-100 Index(R). If
                    ProFund VP Short OTC is successful in meeting its objective, its net asset value should gain approximately the same, on a percentage basis, as any decrease in the NASDAQ-100
                    Index(R)when the Index declines on a given day. Conversely, its net asset value should lose approximately the same, on a percentage basis, as any increase in the Index when the
                    Index rises on a given day. "OTC" in the name of ProFund VP
                    Short OTC refers to securities that do not trade on a U.S.
                    securities exchange, as registered under the Securities
                    Exchange Act of 1934.

NASDAQ 100          ProFund VP UltraOTC: seeks daily investment results, before  ProFund Advisors fees and expenses, that correspond to twice (200%) the daily LLC performance of the NASDAQ-100 Index(R). If ProFund VP
                    UltraOTC is successful in meeting its objective, its net
                    asset value should gain approximately twice as much, on a
                    percentage basis, as the NASDAQ-100 Index(R)when the Index rises on a given day. Conversely, its net asset value should lose approximately twice as much, on a percentage basis, as the Index when the Index declines on a given day. "OTC" in the name of ProFund VP UltraOTC refers to securities that do not trade on a U.S. securities exchange, as registered under the Securities Exchange Act of 1934.

The S&P MidCap 400 Index(R)is a widely used measure of mid-sized company U.S.
stock market performance. Companies are selected for inclusion in the Index by Standard & Poor's(R)for being U.S. companies with adequate liquidity, appropriate market capitalization, financial viability and public float.

S&P MIDCAP 400      ProFund VP Mid-Cap Value: seeks daily investment results,    ProFund Advisors
                    before fees and expenses, that correspond to the daily       V
                    performance of the S&P MidCap 400/Barra Value Index(R). The
                    S&P MidCap400/Barra Value Index(R)is designed to
                    differentiate between fast growing companies and slower
                    growing or undervalued companies. Standard & Poor's and
                    Barra cooperate to employ a price-to-book value calculation whereby the market capitalization of the S&P MidCap 400
                    Index(R) is divided equally between growth and value.
                    The Index is rebalanced twice per year.

S&P MIDCAP 400      ProFund VP Mid-Cap Growth: seeks daily investment results,   ProFund Advisors
                    before fees and expenses, that correspond to the daily       LLC
                    performance of the S&P MidCap 400/Barra Growth Index(R). The
                    S&P MidCap 400/Barra Growth Index(R)is designed to
                    differentiate between fast growing companies and slower
                    growing or undervalued companies. Standard & Poor's and
                    Barra cooperate to employ a price-to-book value calculation whereby the market capitalization of the S&P MidCap 400
                    Index(R) is divided equally between growth and value. The
                    Index is rebalanced twice per year.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------
S&P MIDCAP 400      ProFund VP UltraMid-Cap: seeks daily investment results,     ProFund Advisors
                    before fees and expenses, that correspond to twice (200%)    LLC
                    the daily performance of the S&P MidCap 400 Index(R). If
                    ProFund VP UltraMid-Cap is successful in meeting its
                    objective, its net asset value should gain approximately
                    twice as much, on a percentage basis, as the S&P MidCap 400
                    Index(R)when the Index rises on a given day. Conversely, its net asset value should lose approximately twice as much, on a percentage basis, as the Index when the Index declines on a given day.

The S&P SmallCap 600 Index(R)consists of 600 domestic stocks chosen for market size, liquidity, and industry group representation. The Index comprises stocks from the industrial, utility, financial, and transportation sectors.

S&P SMALLCAP 600    ProFund VP Small-Cap Value: seeks daily
                    investment results, before fees and expenses, that ProFund
                    Advisors LLC correspond to the daily performance of the S&P
                    SmallCap 600/Barra Value Index(R). The S&P SmallCap
                    600/Barra Value Index(R)is designed to differentiate between fast growing companies
                    and slower growing or undervalued companies. Standard &
                    Poor's and Barra cooperate to employ a price-to-book value calculation whereby the market capitalization of the S&P
                    SmallCap 600 Index(R)is divided equally between growth and value. The Index is rebalanced twice per year.

S&P SMALLCAP 600    ProFund VP Small-Cap Growth: seeks daily investment results, ProFund Advisors
                    before fees and expenses, that correspond to the daily       LLC
                    performance of the S&P SmallCap 600/Barra Growth Index(R).
                    The S&P SmallCap 600/Barra Growth Index(R)is designed to
                    differentiate between fast growing companies and slower
                    growing or undervalued companies. Standard & Poor's and
                    Barra cooperate to employ a price-to-book value calculation whereby the market capitalization-of the S&P SmallCap 600
                    Index(R)is divided equally between growth and value. The
                    Index is rebalanced twice per year.

The Russell 2000 Index(R)measures the performance of the 2,000 small companies in the Russell 3000 Index(R)representing approximately 8% of the total market capitalization of the Russell 3000 Index(R), which in turn represents approximately 98% of the investable U.S. equity market.

RUSSELL 2000        ProFund VP UltraSmall-Cap: seeks daily investment results,   ProFund Advisors
                    before fees and expenses, that correspond to twice (200%)    LLC
                    the daily performance of the Russell 2000(R)Index. If
                    ProFund VP UltraSmall-Cap is successful in meeting its
                    objective, its net asset value should gain approximately
                    twice as much, on a percentage basis, as the Russell 2000
                    Index(R)when the Index rises on a given day. Conversely, its net asset value should lose approximately twice as much, on a percentage basis, as the Index when the Index declines on a given day.

U.S. GOV'T BOND     ProFund VP U.S. Government Plus: seeks daily investment      ProFund Advisors
                    results, before fees and expenses, that correspond to one    LLC
                    and one-quarter times (125%) the daily price movement of the most recently issued 30-year U.S. Treasury Bond ("Long
                    Bond"). In accordance with its stated objective, the net
                    asset value of ProFund VP U.S. Government Plus generally
                    should decrease as interest rates rise. If ProFund VP U.S.
                    Government Plus is successful in meeting its objective, its net asset value should gain approximately one and
                    one-quarter times (125%) as much, on a percentage basis, as any daily increase in the Long Bond on a given day.
                    Conversely, its net asset value should lose approximately
                    one and one-quarter (125%) as much, on a percentage basis, as any daily decrease in the Long Bond on a given day.

U.S. GOV'T BOND     ProFund VP Rising Rates Opportunity: seeks daily investment  ProFund Advisors
                    results, before fees and expenses, that correspond to one    LLC
                    and one-quarter times (125%) the inverse (opposite) of the daily price movement of the most recently issued Long Bond.
                    In accordance with its stated objective, the net asset value of ProFund VP Rising Rates Opportunity generally should
                    decrease as interest rates fall. If ProFund VP Rising Rates
                    Opportunity is successful in meeting its objective, its net asset value should gain approximately one and one-quarter
                    times (125%) as much, on a percentage basis, as any daily
                    decrease in the Long Bond on a given day. Conversely, its
                    net asset value should lose approximately one and
                    one-quarter times (125%) as much, on a percentage basis, as any daily increase in the Long Bond on a given day.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                  SUB-ADVISOR
------------------- ------------------------------------------------------------ ----------------

Each portfolio of the First Defined Portfolio Fund LLC invests in the securities of a relatively few number of issuers or in a particular sector of the economy. Since the assets of each portfolio are invested in a limited number of issuers or a limited sector of the economy, the net asset value of the portfolio may be more susceptible to a single adverse economic, political or regulatory occurrence. Certain of the portfolios may also be subject to additional market risk due to their policy of investing based on an investment strategy and generally not buying or selling securities in response to market fluctuations. Each portfolio's relative lack of diversity and limited ongoing management may subject Owners to greater market risk than other portfolios.

The stock selection date for each of the strategy Portfolios of the First Defined Portfolio Fund LLC is on or about December 31st of each year. The holdings for each strategy Portfolio will be adjusted annually on or about December 31st in accordance with the Portfolio's investment strategy. At that time, the percentage relationship among the shares of each issuer held by the Portfolio is established. Through the next one-year period that percentage will be maintained as closely as practicable when the Portfolio makes subsequent purchases and sales of the securities.

LARGE CAP           First Trust(R)10 Uncommon Values: seeks to provide           First Trust
BLEND               above-average capital appreciation. The Portfolio seeks to   Advisors L.P.
                    achieve its objective by investing primarily in the ten
                    common stocks selected by the Investment Policy Committee of
                    Lehman Brothers Inc. ("Lehman Brothers") with the assistance of the Research Department of Lehman Brothers which, in
                    their opinion have the greatest potential for capital
                    appreciation during the next year. The stocks included in
                    the Portfolio are adjusted annually on or about July 1st in accordance with the selections of Lehman Brothers.

INTERNATIONAL       The Prudential Series Fund, Inc. - SP Jennison International Prudential
EQUITY              Growth: seeks to provide long-term growth of capital. The    Investments LLC/
                    Portfolio pursues its objective by investing in              Jennison
                    equity-related securities of foreign issuers that the        Associates LLC
                    Sub-advisor believes will increase in value over a period of years. The Portfolio invests primarily in the common stock of large and medium-sized foreign companies. Under normal
                    circumstances, the Portfolio invests at least 65% of its
                    total assets in common stock of foreign companies operating or based in at least five different countries. The Portfolio looks primarily for stocks of companies whose earnings are growing at a faster rate than other companies and that have above-average growth in earnings and cash flow, improving
                    profitability, strong balance sheets, management strength
                    and strong market share for its products. The Portfolio also tries to buy such stocks at attractive prices in relation to their growth prospects.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill Companies, Inc. and have been licensed for use by American Skandia Investment Services, Incorporated. The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

The First Trust(R)10 Uncommon Values portfolio is not sponsored or created by Lehman Brothers, Inc. ("Lehman Brothers"). Lehman Brothers' only relationship to First Trust is the licensing of certain trademarks and trade names of Lehman Brothers and of the "10 Uncommon Values" which is determined, composed and calculated by Lehman Brothers without regard to First Trust or the First Trust(R)10 Uncommon Values portfolio.

Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor's or NASDAQ, and neither Standard & Poor's nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?

We offer fixed investment options of different durations during the accumulation period. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods from 1 to 10 years. We may also offer special purpose Fixed Allocations for use with certain optional investment programs. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations may not be available in all states. Availability of Fixed Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call American Skandia at 1-800-766-4530 to determine availability of Fixed Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent Deferred Sales Charge: We do not deduct a sales charge from Purchase Payments you make to your Annuity. However, we may deduct a Contingent Deferred Sales Charge or CDSC if you surrender your Annuity or when you make a partial withdrawal. The CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials and other promotional expenses. The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable Annuity Year. For purposes of calculating the CDSC, we consider the year following the date we receive a Purchase Payment as Year 1. The amount of the CDSC applicable to each Purchase Payment decreases over time, measured from the date the Purchase Payment is applied. The CDSC percentages are shown below.

YEARS         1     2     3     4     5     6     7     8     9+
----------   ---   ---   ---   ---   ---   ---   ---   ----  ----
CHARGE (%)   8.5   8.5   8.5   8.5   7.5   5.5   3.5   1.5   0.0

Each Purchase Payment has its own CDSC period. When you make a withdrawal, we assume that the oldest Purchase Payment is being withdrawn first so that the lowest CDSC is deducted from the amount withdrawn. After eight (8) complete years from the date you make a Purchase Payment, no CDSC will be assessed if you withdraw or surrender that Purchase Payment. Under certain circumstances you can withdraw a limited amount of Account Value without paying a CDSC. This is referred to as a "Free Withdrawal." Free Withdrawals are not treated as a withdrawal of Purchase Payments for purposes of calculating the CDSC on a subsequent withdrawal or surrender. Withdrawals of amounts greater than the maximum Free Withdrawal amount are treated as a withdrawal of Purchase Payments and will be assessed a CDSC. For purposes of calculating the CDSC on a surrender or a partial withdrawal, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

We may waive the CDSC under certain medically-related circumstances or when taking a Minimum Distribution from an Annuity purchased as a "qualified" investment. Free Withdrawals, Medically-Related Surrenders and Minimum Distributions are each explained more fully in the section entitled "Access to Your Account Value".

Transfer Fee: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a dollar cost averaging program when we count the twenty free transfers. Transfers made as part of a rebalancing, market timing or third party investment advisory service will be subject to the twenty-transfer limit. However, all transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $30.00 or 2% of your Account Value invested in the variable investment options, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.

Tax Charges: Several states and some municipalities charge premium taxes or similar taxes. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed, but may also decide to deduct tax charges from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance Charge: We deduct an Insurance Charge daily against the average daily assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge (1.25%) and the Administration Charge (0.15%). The total charge is equal to 1.40% on an annual basis. The Insurance Charge is intended to compensate American Skandia for providing the insurance benefits under the Annuity, including the Annuity's basic death benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance Charge that is deducted for administrative costs; however, any increase will only apply to Annuities issued after the date of the increase.

American Skandia may make a profit on the Insurance Charge if, over time, the actual cost of providing the guaranteed insurance obligations under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering the Annuity and to offset a portion of the costs associated with offering Credits which are funded through American Skandia's general account. The Insurance Charge is deducted against your Annuity's Account Value, which includes the amount of any Credits we apply to your Purchase Payments and any increases or decreases in your Account Value based on market fluctuations of the Sub-accounts. Any profit that American Skandia may make on the Insurance Charge may include a profit on the portion of the Account Value that represents Credits applied to the Annuity, as well as profits based on market appreciation of the Sub-account values.

The Insurance Charge is not deducted against assets allocated to a Fixed Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

Optional Benefits: If you elect to purchase one or more optional benefits, we will deduct an additional charge on a daily basis from your Account Value allocated to the Sub-accounts. The charge for each optional benefit is deducted in addition to the Insurance Charge due to the increased insurance risk associated with the optional benefits. The additional charge is included in the daily calculation of the Unit Price for each Sub-account. Please refer to the section entitled "Death Benefit" for a description of the charge for each Optional Death Benefit. Please refer to the section entitled "Managing Your Account Value - Do you offer programs designed to guarantee a "return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?

We do not assess any charges directly against the Portfolios. However, each Portfolio charges a total annual fee comprised of an investment management fee, operating expenses and any distribution and service (12b-1) fees that may apply. These fees are deducted daily by each Portfolio before it provides American Skandia with the net asset value as of the close of business each day. More detailed information about fees and charges can be found in the prospectuses for the Portfolios. Please also see "Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?

No specific fee or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. Any CDSC or Tax Charge applies to amounts that are taken from the variable investment options or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?

In certain states a tax is due if and when you exercise your right to receive periodic annuity payments. The amount payable will depend on the applicable jurisdiction and on the annuity payment option you select. If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of the CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase Payment: You must make a minimum initial Purchase Payment of $1,000. However, if you decide to make payments under a systematic investment or "bank drafting" program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, you make at least $1,000 in total Purchase Payments.

Where allowed by law, initial Purchase Payments in excess of $1,000,000 require our approval prior to acceptance. We may apply certain limitations and/or restrictions on the Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under the Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under the Annuity or restricting the Sub-accounts that are available. Other limitations and/or restrictions may apply.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to American Skandia. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to American Skandia via wiring funds through your investment professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an arrangement called "bank drafting" where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Age Restrictions: The Owner must be age 80 or under as of the Issue Date of the Annuity. If the Annuity is owned jointly, the oldest of the Owners must be age 80 or under on the Issue Date. If the Annuity is owned by an entity, the Annuitant must be age 80 or under as of the Issue Date. You should consider your need to access your Account Value and whether the Annuity's liquidity features will satisfy that need. If you take a distribution prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. The availability of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

Additional Purchase Payments may be made at any time before the Annuity Date as long as the oldest Owner or Annuitant (if the Annuity is entity owned) is not over age 80.

Special Considerations for Purchasers of Bonus or Credit Products

[X] This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities and does not charge an additional amount for the XTra Credit(SM) feature. However, if you make a withdrawal that exceeds the annual free withdrawal amount or choose to surrender your Annuity, the contingent deferred sales charge (CDSC) on this Annuity is higher and is deducted for a longer period of time as compared to our other variable annuities. If you expect that you will need to access your Account Value during the CDSC period and the liquidity provisions are insufficient to satisfy that need, then this Annuity may be more expensive than other variable annuities.

[X] The XTra Credit(SM) amount is included in your Account Value. However, American Skandia may take back the original XTra Credit(SM) amount applied to your Purchase Payment if you die, or elect to withdraw all or a portion of your Account Value under the medically-related waiver provision, within 12 months of having received an XTra Credit(SM) amount. In either situation, the value of the XTra Credit(SM) amount could be substantially reduced. However, any investment gain on the XTra Credit(SM) amount will not be taken back. Additional conditions and restrictions apply.

[X] We offer other annuities where we apply an XTra Credit(SM) to your annuity with each purchase payment you make. The XTra Credit(SM) amount we apply to purchase payments on those annuities is initially higher than on this Annuity but reduces over time and only applies during the first six annuity years. The total asset-based charges on those annuities are higher during the first 10 years but are lower than this Annuity after the 10th year. The CDSC is also higher and is deducted for a longer period of time than on this Annuity; however the CDSC on those annuities applies from the issue date of the annuity, not separately to each purchase payment.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

[X] Owner: The Owner(s) holds all rights under the Annuity. You may name more than one Owner in which case all ownership rights are held jointly. However, this Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."

[X] Annuitant: The Annuitant is the person we agree to make annuity payments to and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.

[X] Beneficiary: The Beneficiary is the person(s) or entity you name to receive the death benefit. If no beneficiary is named the death benefit will be paid to you or your estate.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner, Annuitant and Beneficiary designations by sending us a request in writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:

[X] a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;

[X]  a new Annuitant subsequent to the Annuity Date;

[X] for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and [X] a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. The Death Benefit that would have been payable will be the new Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. No CDSC will apply to the new Account Value. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant

If the Annuity is owned by an entity and the surviving spouse is named as a Contingent Annuitant, upon the death of the Annuitant, the surviving spouse will become the Annuitant. No Death Benefit is payable upon the death of the Annuitant. However, the Account Value of the Annuity as of the date of due proof of death of the Annuitant (and any required proof of the spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a "free-look." Depending on the state in which you purchased your Annuity and, in some states, if you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, twenty-one (21) days or longer, measured from the time that you received your Annuity. If you return your Annuity during the applicable period, we will refund your current Account Value plus any tax charge deducted. This amount may be higher or lower than your original Purchase Payment. Where required by law, we will return your current Account Value or the amount of your initial Purchase Payment, whichever is greater. The same rules may apply to an Annuity that is purchased as an IRA. In any situation where we are required to return the greater of your Purchase Payment or Account Value, we may allocate your Account Value to the AST Money Market Sub-account during the right to cancel period and for a reasonable additional amount of time to allow for delivery of your Annuity. If you return your Annuity, we will not return any additional amounts we applied to your Annuity based on your Purchase Payments.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?

The minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in American Skandia's Systematic Investment Plan or a periodic purchase payment program. We will allocate any additional Purchase Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment. Additional Purchase Payments may be paid at any time before the Annuity Date as long as the oldest Owner or Annuitant (if the Annuity is entity owned) is not over age 80.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. This type of program is often called "bank drafting". We call our bank drafting program "American Skandia's Systematic Investment Plan." Purchase Payments made through bank drafting may only be allocated to the variable investment options when applied. Bank drafting allows you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments that will equal at least $1,000 during the first 12 months of your Annuity. We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?

(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase Payment: Once we accept your application, we invest your net Purchase Payment in the Annuity. The net Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. On your application we ask you to provide us with instructions for allocating your Account Value. You can allocate Account Value to one or more variable investment options or Fixed Allocations.

In those states where we are required to return your Purchase Payment if you exercise your right to return the Annuity, we initially allocate all amounts that you choose to allocate to the variable investment options to the AST Money Market Sub-account. At the end of the right to cancel period we will reallocate your Account Value according to your most recent allocation instructions. Where permitted by law, we will allocate your Purchase Payments according to your initial instructions, without temporarily allocating to the AST Money Market Sub-account. To do this, we will ask that you execute our form called a "return waiver" that authorizes us to allocate your Purchase Payment to your chosen Sub-accounts immediately. If you submit the "return waiver" and then decide to return your Annuity during the right to cancel period, you will receive your current Account Value, minus the amount of any Credits, which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent Purchase Payments: We will allocate any additional Purchase Payments you make according to your current allocation instructions. If any rebalancing or asset allocation programs are in effect, the allocation should conform with such a program. We assume that your current allocation instructions are valid for subsequent Purchase Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

HOW DO I RECEIVE CREDITS?

We apply a "Credit" to your Annuity's Account Value each time you make a Purchase Payment. The amount of the Credit is payable from our general account. The amount of the Credit depends on the cumulative amount of Purchase Payments you have made to your Annuity, payable as a percentage of each specific Purchase Payment, according to the tables below:

The Credits shown below are in effect as of October 23, 2000 in those states where approved.

Cumulative Purchase Payments           Credit
------------------------------------   ------
Between $1,000 and $9,999.99            1.5%
Between $10,000 and $4,999,999.99       4.0%
Greater than $5,000,000                 5.0%

The Credits shown below apply to all Annuities issued before October 23, 2000 and to Annuities issued after October 23, 2000 in those states where the above table has not been approved.

Cumulative Purchase Payments           Credit
------------------------------------   ------
Between $1,000 and $9,999.99            1.5%
Between $10,000 and $999,999.99         3.0%
Between $1,000,000 and $4,999,999.99    4.0%
Greater than $5,000,000                 5.0%

Credits Applied to Purchase Payments for Designated Class of Annuity Owner

Where allowed by state law, on Annuities owned by a member of the class defined below, the table of Credits we apply to Purchase Payments is deleted. The Credit applied to all Purchase Payments on such Annuities will be 8.5%.

The designated class of Annuity Owners includes: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated; (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f), above; (h) the parents of any such person noted in (b) through (g), above; (i) the child(ren) or other legal dependent under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.

All other terms and conditions of the Annuity apply to Owners in the designated class, except that we will not provide any Additional Amounts for any such contracts (see "Additional Amounts in the Fixed Allocations"). Any Target Value Credits applied under the Performance Advantage benefit are not affected by an Owner's inclusion in the designated class of Annuity Owners.

You must notify us at the time you apply for an Annuity if you are a member of the designated class. American Skandia is not responsible for monitoring whether you qualify as a member of the designated class. Failure to inform us that you qualify as a member of the designated class may result in your Annuity receiving fewer Credits than would otherwise be applied to your Annuity.

HOW ARE CREDITS APPLIED TO MY ACCOUNT VALUE?

Each Credit is allocated to your Account Value at the time the Purchase Payment is applied to your Account Value. The amount of the Credit is allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Examples of Applying Credits

Initial Purchase Payment

Assume you make an initial Purchase Payment of $2,500. We would apply a 1.5% Credit to your Purchase Payment and allocate the amount of the Credit ($37.50 = $2,500 X .015) to your Account Value in the proportion that your Account Value is allocated.

Additional Purchase Payment (at same breakpoint)

Assume that you make an additional Purchase Payment of $5,000. Because your cumulative Purchase Payments are less than the next breakpoint ($10,000), we would apply a 1.5% Credit to your Purchase Payment and allocate the amount of the Credit ($75.00 = $5,000 X .015) to your Account Value.

Additional Purchase Payment (at higher breakpoint)

Assume that you make an additional Purchase Payment of $400,000. Because your cumulative Purchase Payments are now $407,500 (greater than the next breakpoint), we would apply a 4.0% Credit to your Purchase Payment and allocate the amount of the Credit ($16,000 = $400,000 X .04) to your Account Value.

This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities and does not charge an additional amount for the XTra Credit(SM) feature. However, the amount of any Credits applied to your Account Value can be recovered by American Skandia under certain circumstances:

[X] any Credits applied to your Account Value on Purchase Payments made within the 12 months before the date of death will be recovered.

[X] the amount available under the medically-related surrender portion of the Annuity will not include the amount of any Credits payable on Purchase Payments made within 12 months of the date the Annuitant first became eligible for the medically-related surrender.

[X] if you elect to "free-look" your Annuity, the amount returned to you will not include the amount of any Credits.

The value of the XTra Credit(SM) amount will be substantially reduced if American Skandia recovers the XTra Credit(SM) amount under these circumstances. However, any investment gain on the XTra Credit(SM) amount will not be taken back. We do not deduct a CDSC in any situation where we recover the XTra Credit(SM) amount.

Examples of Recovering Credits

The following are hypothetical examples of how Credits could be recovered by American Skandia. These examples do not cover every potential situation.

Recovery from payment of Death Benefits

1. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 4.0% Credit, for a total of $2,400. If the Death Benefit becomes payable in the 9th month after the Issue Date, the amount of the Death Benefit would be reduced by the entire amount of the prior Credits ($2,400).

2. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 4.0% Credit, for a total of $2,400. If death occurs in the 16th month after the Issue Date, the amount of the Death Benefit would be reduced but only in the amount of those Credits applied within the previous 12-months. Since the initial Purchase Payment (and the Credits that were applied) occurred more than 12-months before the date of death, the Death Benefit would not be reduced by the amount of the Credits applied to the initial Purchase Payment. However, the $10,000 additional Purchase Payment was made within 12-months of the date of death. Therefore, the amount of the Death Benefit would be reduced by the amount of the Credits payable on the additional Purchase Payment ($400).

3. NOTE: If the Death Benefit would otherwise have been equal to the Purchase Payments minus any withdrawals due to poor investment performance, we will not reduce the amount of the Death Benefit by the amount of the Credits as shown in Example 2 above.

Recovery from Medically-Related Surrenders

1. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You receive a Credit of $2,000 ($50,000 X .04). The Annuitant is diagnosed as terminally ill in the 6th month after the Issue Date and we grant your request to surrender your Annuity under the medically-related surrender provision. Assuming the Credits were applied within 12-months of the date of diagnosis of the terminal illness, the amount that would be payable under the medically-related surrender provision would be reduced by the entire amount of the Credits ($2,000).

2. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 4.0% Credit, for a total of $2,400. The Annuitant is diagnosed as terminally ill in the 16th month after the Issue Date and we grant your request to surrender your Annuity under the medically-related surrender provision. Since the initial Purchase Payment (and the Credits that were applied) occurred more than 12-months before the diagnosis, the amount that would be payable upon the medically-related surrender provision would not be reduced by the amount of the Credits applied to the initial Purchase Payment. However, the $10,000 additional Purchase Payment was made within 12-months of the date of diagnosis. Therefore, the amount that would be payable under the medically-related surrender provision would be reduced by the amount of the Credits payable on the additional Purchase Payment ($400).

Credits applied to estimated Purchase Payments

Under certain circumstances, we may determine the amount of Credits payable on two or more separate Purchase Payments based on the Credit percentage that would have applied had all such Purchase Payments been made at the same time. To make use of this procedure, often referred to as a "letter of intent", you must provide evidence of your intention to submit the cumulative additional Purchase Payments within a 13-month period. A letter of intent must be provided to us prior to the Issue Date to be effective. Acceptance of a letter of intent is at our sole discretion and may be subject to restrictions as to the minimum initial Purchase Payment that must be submitted to receive the next higher breakpoint.

Failure to inform us that you intend to submit two or more Purchase Payments within a 13-month period may result in your Annuity receiving fewer Credits than would otherwise be added to your Annuity.

If you submit a letter of intent and receive Credits on Purchase Payments at a higher Credit percentage than would have applied BUT do not submit the required Purchase Payments during the 13-month period as required by your letter of intent, we may recover the "excess" Credits. "Excess" Credits are Credits in excess of the Credits that would have been payable without the letter of intent. If we determine that you have received "excess" Credits, any such amounts will be taken pro-rata from the investment options based on your Account Values as of the date we act to recover the excess. If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.

General Information about Credits

[X] We do not consider Credits to be "investment in the contract" for income tax purposes.

[X] You may not withdraw the amount of any Credits under the Free Withdrawal provision. The Free Withdrawal provision only applies to withdrawals of Purchase Payments.

[X] These Credits are separate and distinct from the Target Value Credits discussed below in the section entitled "American Skandia's Performance Advantage."

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? During the accumulation period you may transfer Account Value between investment options. Transfers are not subject to taxation on any gain. We currently limit the number of Sub-accounts you can invest in at any one time to twenty (20). However, you can invest in an unlimited number of Fixed Allocations. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may impose specific restrictions on financial transactions for certain Portfolios based on the Portfolio's investment restrictions. Currently, any purchase, redemption or transfer involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to1/2hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently, we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year, including transfers made as part of any rebalancing, market timing, asset allocation or similar program which you have authorized. Transfers made as part of a dollar cost averaging program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive trading or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by one or more of the Portfolios that the purchase or redemption of shares must be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on the share prices of affected Portfolios. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. Under such a circumstance, we will process transfers according to our rules then in effect and provide notice if the transfer request was denied. If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?

Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount each month from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. Dollar Cost Averaging allows you to invest regularly each month, regardless of the current unit value (or price) of the Sub-account(s) you invest in. This enables you to purchase more units when the market price is low and fewer units when the market price is high. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable investment options or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:

[X] You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.

[X] You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.

[X] Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE: When a Dollar Cost Averaging program is established from a Fixed Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?

Yes. During the accumulation period, we offer automatic rebalancing among the variable investment options you choose. You can choose to have your Account Value rebalanced quarterly, semi-annually, or annually. On the appropriate date, your variable investment options are rebalanced to the allocation percentages you request. For example, over time the performance of the variable investment options will differ, causing your percentage allocations to shift. With automatic rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. If you request a transfer from or into any variable investment option participating in the automatic rebalancing program, we will assume that you wish to change your rebalancing percentages as well, and will automatically adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum Account Value of at least $10,000 to enroll in automatic rebalancing. All rebalancing transfers made on the same day as part of an automatic rebalancing program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?

Yes. We offer two different programs for investors who wish to invest in the variable investment options but also wish to protect their principal, at least as of a specific date in the future. You may not want to use either of these programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program

We offer a balanced investment program where a portion of your Account Value is allocated to a Fixed Allocation and the remaining Account Value is allocated to the variable investment options that you select. When you enroll in the Balanced Investment Program, you choose the duration that you wish the program to last. This determines the duration of the Guarantee Period for the Fixed Allocation. Based on the fixed rate for the Guarantee Period chosen, we calculate the portion of your Account Value that must be allocated to the Fixed Allocation to grow to a specific "principal amount" (such as your initial Purchase Payment). We determine the amount based on the rates then in effect for the Guarantee Period you choose. If you continue the program until the end of the Guarantee Period and make no withdrawals or transfers, at the end of the Guarantee Period, the Fixed Allocation will have grown to equal the "principal amount". Withdrawals or transfers from the Fixed Allocation before the end of the Guarantee Period will terminate the program and may be subject to a Market Value Adjustment. You can transfer the Account Value that is not allocated to the Fixed Allocation between any of the Sub-accounts available under the Annuity. Account Value you allocate to the variable investment options is subject to market fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

     Example

     Assume you invest $100,000. You choose a 10-year program and allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 5.33%*. Based on the fixed interest rate for the Guarantee Period chosen, the factor is 0.594948 for determining how much of your Account Value will be allocated to the Fixed Allocation. That means that $59,495 will be allocated to the Fixed Allocation and the remaining Account Value ($41,505) will be allocated to the variable investment options. Assuming that you do not make any withdrawals from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)(SM)

We also offer a seven-year program where we monitor your Account Value daily and systematically transfer amounts between Fixed Allocations and the variable investment options you choose. American Skandia guarantees that at the end of the seventh (7th) year from commencement of the program (or any program restart date), you will receive no less than your Account Value on the date you elected to participate in the program, including any Credits we applied to your Purchase Payments ("commencement value"). On the program maturity date, if your Account Value is below the commencement value, American Skandia will apply additional amounts to your Annuity so that it is equal to commencement value or your Account Value on the date you elect to restart the program duration. Any amounts added to your Annuity will be applied to the AST Money Market Sub-account, unless you provide us with alternative instructions. We will notify you of any amounts added to your Annuity under the program. We do not consider amounts added to your Annuity to be "investment in the contract" for income tax purposes.

Account Value is only transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. This differs from the Balanced Investment Program where a set amount is allocated to a Fixed Allocation regardless of the performance of the underlying Sub-accounts. With the Guaranteed Return Option, your Annuity is able to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. NOTE: If a significant amount of your Account Value is systematically transferred to Fixed Allocations during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the performance of your Account Value to determine whether it is greater than, equal to or below our "reallocation trigger", described below. Based on the performance of the Sub-accounts in which you choose to allocate your Account Value relative to the reallocation trigger, we may transfer some or all of your Account Value to or from a Fixed Allocation. You have complete discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to restrict certain Portfolios if you participate in the program.

[X] Account Value greater than or equal to reallocation trigger: Your Account Value in the variable investment options remains allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation, those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations. A Market Value Adjustment will apply.

[X] Account Value below reallocation trigger: A portion of your Account Value in the variable investment options is transferred to a new Fixed Allocation. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation will have a Guarantee Period equal to the remaining duration in the Guaranteed Return Option. The Account Value applied to the new Fixed Allocation will be credited with the fixed interest rate then being applied to a new Fixed Allocation of the next higher yearly duration. The Account Value will remain invested in the Fixed Allocation until the maturity date of the program unless, at an earlier date, your Account Value is at or above the reallocation trigger and amounts can be transferred to the variable investment options (as described above) while maintaining the guarantee protection under the program.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Any change to the allocation mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination

The Guaranteed Return Option will terminate on its maturity date. You can elect to participate in a new Guaranteed Return Option or re-allocate your Account Value at that time. Upon termination, any Account Value allocated to the Fixed Allocations will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option

This program is subject to certain rules and restrictions, including, but not limited to the following:

[X] You may terminate the Guaranteed Return Option at any time. American Skandia does not provide any guarantees upon termination of the program.

[X] Withdrawals from your Annuity while the program is in effect will reduce the guaranteed amount under the program in proportion to your Account Value at the time of the withdrawal. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.

[X] Additional Purchase Payments applied to the Annuity while the program is in effect will only increase the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.

[X] Annuity Owners cannot transfer Account Value to or from a Fixed Allocation while participating in the program and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.

[X] Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.

[X] Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.

[X] The Guaranteed Return Option will terminate: (a) upon the death of the Owner or the Annuitant (in an entity owned contract); and (b) as of the date Account Value is applied to begin annuity payments.

[X] You can elect to restart the seven (7) year program duration on any anniversary of the Issue Date of the Annuity. The Account Value on the date the restart is effective will become the new commencement value. You can only elect the program once per Annuity Year.

Charges under the Program

We deduct a charge equal to 0.25% per year to participate in the Guaranteed Return Option. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

     Effective November 18, 2002, American Skandia changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method described above. The annual charge for the Guaranteed Return Option for Owners who elected the benefit between May 1, 2001 and November 15, 2002 and subsequent to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually, in arrears, according to the prospectus in effect as of the date the program was elected. Owners who terminate and then re-elect the Guaranteed Return Option or elect to restart the Guaranteed Return Option at any time after November 18, 2002 will be subject to the charge method described above.

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?

Yes. You may authorize your investment professional to direct the allocation of your Account Value and to request financial transactions between investment options while you are living, subject to our rules. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your investment professional if you fail to inform us that such person's authority has been revoked. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide administrative support to licensed, registered investment professionals or investment advisors who you authorize to make financial transactions on your behalf. These investment professionals may be firms or persons who also are appointed by us as authorized sellers of the Annuity. However, we do not offer advice about how to allocate your Account Value under any circumstance. Any investment professionals you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any recommendations such investment professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require investment professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with American Skandia as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the investment professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of an investment professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on American Skandia. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your investment professional. Your investment professional will be informed of all such restrictions on an ongoing basis. We may also require that your investment professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.americanskandia.com). Limitations that we may impose on your investment professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period." Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed Allocations of different durations available in the future, including Fixed Allocations offered exclusively for use with certain optional investment programs. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. Any change in interest rate does not affect Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:

[X] when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;

[X] upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or

[X]  when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment program (see "Do you offer programs designed to guarantee a "Return of Premium" at a future date?"). The interest rate credited to Fixed Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do not participate in an optional investment program. Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?

We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest rate we credit for a Fixed Allocation is subject to a minimum. Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

If you transfer or withdraw Account Value from a Fixed Allocation before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations. In certain states the amount of any Market Value Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.

MVA Formula

The MVA formula is applied separately to each Fixed Allocation to determine the Account Value of the Fixed Allocation on a particular date. The formula is as follows:

                           [(1+I) / (1+J+0.0010)]N/12

                                     where:

     I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

     J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

     N    is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in `J' and `N' will be rounded to the next highest integer.

MVA Examples

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following: [X] You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years. [X] The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).

[X] You make no withdrawals or transfers until you decided to withdraw the entire Fixed Allocation after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210

                           Interim Value = $57,881.25
                  Account Value after MVA = Interim Value X MVA
                              Factor = $59,456.20.

Example of Negative MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

     MVA Factor =
                [(1+I)/(1+J+0.0010)]N/12 =
                [1.05/1.061)]2 = 0.979372
                Interim Value = $57,881.25

Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?

The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

Do you provide any guarantees on my investment?

The Annuity provides variable investment options and fixed investment options. Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your Account Value has not reached or exceeded a "target value" on its 10th anniversary. If, on the 10th anniversary of your Annuity's Issue Date, your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

[X] You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account Value payable until you begin receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

                                       OR

[X] You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account Value on the 10th anniversary of its Issue Date minus the sum of all Purchase Payments allocated in the prior five years. The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account Value unless, not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments.

Certain provisions of this benefit and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?

The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your Beneficiary(ies). The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:

1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue Date; plus

2. Accumulate any additional Purchase Payments at an annual interest rate of 7.2% from the date applied until the 10th anniversary of the Annuity's Issue Date; minus

3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10th anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples

1. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. The Target Value on the 10th anniversary of your Annuity's Issue Date would be $20,042, assuming no withdrawals are made. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target Value on the 10th anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?

Yes, you can elect to lock in the growth in your Annuity by "restarting" the 10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account Value meets or exceeds the Target Value on the appropriate tenth (10th) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?

Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the Target Value. We add Target Value Credits to your Account Value at the time a Purchase Payment is applied to your Annuity. Only those Purchase Payments made before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits. Target Value Credits are separate and distinct from other Credits we apply to all Purchase Payments.

The amount of the Target Value Credit is equal to 1.0% of each qualifying Purchase Payment. Target Value Credits are only payable on qualifying Purchase Payments if the Owner(s) of the Annuity is(are) less than age 81 on its Issue Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

The amount of any Target Value Credits are not immediately vested and can be recovered by American Skandia under the circumstances and for the time periods shown below. If American Skandia exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.

1. If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.

2. If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.

3. If a person on whose life we pay the Death Benefit dies, or if a "contingency event" occurs which triggers a medically-related surrender:

[X] within 12 months after the date a Target Value Credit was allocated to your Account Value; or

[X] within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.

Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?

During the accumulation period you can access your Account Value through Partial Withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. We may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits. We may also apply a Market Value Adjustment to any Fixed Allocations. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called "Free Withdrawals." In addition, under certain circumstances, we may waive the CDSC for surrenders made for qualified medical reasons or for withdrawals made to satisfy Minimum Distribution requirements. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?

(For more information, see "Tax Considerations")

During the Accumulation Period

A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period

During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in the Annuity. Once the tax basis in the Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?

Yes, you can make a withdrawal during the accumulation period.

[X] To meet liquidity needs, you can withdraw a limited amount from your Annuity during each of Annuity Years 1-8 without a CDSC being applied. We call this the "Free Withdrawal" amount. The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity. The minimum Free Withdrawal you may request is $100.

[X] You can also make withdrawals in excess of the Free Withdrawal amount. We call this a "Partial Withdrawal." The amount that you may withdraw will depend on the Annuity's Surrender Value. The Surrender Value is equal to your Account Value minus any CDSC, the Annual Maintenance Fee, the Tax Charge, any charges for optional benefits and any Market Value Adjustment that may apply to any Fixed Allocations. After any Partial Withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the Partial Withdrawal request as a request to fully surrender your Annuity. The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial Withdrawals and Systematic Withdrawals, we will first determine what, if any, amounts qualify as a Free Withdrawal. Those amounts are not subject to the CDSC. Partial Withdrawals or Systematic Withdrawals of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal for an exact dollar amount after deduction of any CDSC that applies (called a "net withdrawal") or request a gross withdrawal from which we will deduct any CDSC that applies, resulting in less money being payable to you than the amount you requested. If you request a net withdrawal, the amount deducted from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms necessary to make a withdrawal from your Annuity, call 1-800-766-4530 or visit our Internet Website at www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?

The maximum Free Withdrawal amount during any Annuity Year is the greater of:

[X]  the "Growth" in the Annuity; or

[X] 10% of Purchase Payments that, as of the date of the withdrawal, have been invested for less than the CDSC period (with your Annuity, eight (8) years). The 10% amount is not cumulative.

"Growth" equals the current Account Value less all Purchase Payments that have been invested for less than the CDSC period and have not been previously withdrawn. "Growth" does not include any additional amounts we applied to your Annuity based on your Purchase Payments (see "How Do I Receive Credits" and "What Are Target Value Credits").

NOTE: Free withdrawals do not reduce the amount of any CDSC that would apply upon a partial withdrawal or subsequent surrender. The minimum Free Withdrawal you may request is $100. We may apply a Market Value Adjustment to any Fixed Allocations.

We may reduce or eliminate the amount available as a Free Withdrawal if your Annuity is used in connection with certain plans that receive special tax treatment under the Code.

Examples

Assume you make an initial Purchase Payment of $10,000 and make no additional Purchase Payments. Assume that in Annuity Year 2, due to positive investment performance, your Account Value is $12,500. The maximum Free Withdrawal amount would be the greater of Growth (Account Value minus Purchase Payments = $2,500) or 10% of Purchase Payments ($1,000). Your maximum Free Withdrawal amount would therefore be $2,500.

Further assume that in your third Annuity Year, you choose to surrender your Annuity. Assume that after taking your $2,500 Free Withdrawal in Year 2, your Account Value has increased to $11,000 due to positive investment performance. Upon surrender, we will deduct a CDSC of 8.5% based on the number of years that your Purchase Payment has been invested times the amount of your Purchase Payment that has not been previously withdrawn (8.5% of $10,000 = $850). The amount of the previous Free Withdrawal was not subject to a CDSC when withdrawn. Therefore, upon surrender, the amount of the entire Purchase Payment is subject to the CDSC. You would receive $10,150 minus the Annual Maintenance Fee and any Target Value Credits.

These examples do not reflect the effect of any Credits or Target Value Credits. These amounts are not available as a free withdrawal.

When we determine if a CDSC applies to Partial Withdrawals and Systematic Withdrawals, we will first determine what, if any, amounts qualify as a Free Withdrawal. Those amounts are not subject to the CDSC. Partial Withdrawal or Systematic Withdrawal of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?

A CDSC may be assessed against a Partial Withdrawal during the accumulation period. Whether a CDSC applies and the amount to be charged depends on whether the Partial Withdrawal exceeds any Free Withdrawal amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1. If you request a Partial Withdrawal we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);

2.   If the amount requested exceeds the available Free Withdrawal amount:

[X] First, we withdraw the amount from Purchase Payments that have been invested for longer than the CDSC period, if any (with your Annuity, eight
     (8) years);

[X] Second, we withdraw the remaining amount from the Purchase Payments that are still subject to a CDSC. We withdraw the "oldest" of your Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.

     Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

     For purposes of calculating the CDSC on a partial withdrawal, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

3. If the amount requested exceeds the amounts available under Item#2 above, we withdraw the remaining amount from any other Account Value (including Account Value due to Credits and Target Value Credits).

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?

Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount. Systematic Withdrawals may be subject to a CDSC. We will determine whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic Withdrawals can be made from Account Value allocated to the variable investment options or Fixed Allocations. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100, we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?

Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2if you elect to receive distributions as a series of "substantially equal periodic payments". Distributions received under this provision in any Annuity Year that exceed the maximum amount available as a free withdrawal will be subject to a CDSC. We may apply a Market Value Adjustment to any Fixed Allocations. To request a program that complies with Section 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM? (See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC on Minimum Distributions from your Annuity if you are required by law to take such Minimum Distributions from your Annuity at the time it is taken. However, a CDSC may be assessed on that portion of a Systematic Withdrawal that is taken to satisfy the minimum distribution requirements in relation to other savings or investment plans under other qualified retirement plans not maintained with American Skandia.

The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?

Yes. During the accumulation period you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of calculating the CDSC on surrender, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance. We may apply a Market Value Adjustment to any Fixed Allocations.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, call 1-800-766-4530 or visit our Internet Website at www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?

Where permitted by law, you may request to surrender your Annuity prior to the Annuity Date without application of any CDSC upon occurrence of a medically-related "Contingency Event". We may apply a Market Value Adjustment to any Fixed Allocations. The amount payable will be your Account Value minus: (a) the amount of any Credits applied within 12 months of the applicable "Contingency Event" as defined below; (b) the amount of any Credits added in conjunction with any Purchase Payments received after our receipt of your request for a medically-related surrender (i.e. Purchase Payments received at such time pursuant to a salary reduction program; and (c) the amount of any Target Value Credits under certain circumstances.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:

[X] the Annuitant must be named or any change of Annuitant must be accepted by us, prior to the "Contingency Event" described below;

[X] the Annuitant must be alive as of the date we pay the proceeds of such surrender request;

[X] if the Owner is one or more natural persons, all such Owners must also be alive at such time;

[X] we must receive satisfactory proof of the Annuitant's confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and

[X] this benefit is not available if the total Purchase Payments received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

A "Contingency Event" occurs if the Annuitant is:

[X] first confined in a "Medical Care Facility" while your Annuity is in force and remains confined for at least 90 days in a row; or

[X]  first diagnosed as having a "Fatal Illness" while your Annuity is in force.

The definitions of "Medical Care Facility" and "Fatal Illness," as well as additional terms and conditions, are provided in your Annuity. Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?

We currently make annuity options available that provide fixed annuity payments, variable payments or adjustable payments. Fixed options provide the same amount with each payment. Variable options generally provide a payment which may increase or decrease depending on the investment performance of the Sub-accounts. However, currently, we also make a variable payment option that has a guarantee feature. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. We do not guarantee to make any annuity payment options available in the future. For additional information on annuity payment options you may request a Statement of Additional Information.

When you purchase an Annuity, or at a later date, you may choose an Annuity Date, an annuity option and the frequency of annuity payments. You may change your choices before the Annuity Date under the terms of the contract. A maximum Annuity Date may be required by law. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant. You may not annuitize and receive annuity payments within the first Annuity Year.

Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1

Payments for Life: Under this option, income is payable periodically until the death of the "key life". The "key life" (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 2

Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 3

Payments for Life with a Certain Period: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. This Option is currently available on a fixed or variable basis. If you elect to receive payments on a variable basis under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4

Fixed Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.

Option 5

Variable Payments for Life with a Cash Value: Under this option, benefits are payable periodically until the death of the key life. Benefits may increase or decrease depending on the investment performance of the Sub-accounts. This option has a cash value that also varies with the investment performance of the Sub-account. The cash value provides a "cushion" from volatile investment performance so that negative investment performance does not automatically result in a decrease in the annuity payment each month, and positive investment performance does not automatically result in an increase in the annuity payment each month. The cushion generally "stabilizes" monthly annuity payments. Any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6

Variable Payments for Life with a Cash Value and Guarantee: Under this option, benefits are payable as described in Option 5; except that, while the key life is alive, the annuity payment will not be less than a guaranteed amount, which generally is equal to the first annuity payment. We charge an additional amount for this guarantee. Under this option, any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?

Unless prohibited by law, we require that you elect either a life annuity or an annuity with a certain period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date. Therefore, making a purchase payment within eight years of the Annuity Date limits your annuity payment options. Certain annuity payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:

[X] the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and

[X] the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)

If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

Variable Annuity Payments

We offer three different types of variable annuity payment options. The first annuity payment will be calculated based upon the assumed investment return ("AIR"). You select the AIR before we start to make annuity payments. You will not receive annuity payments until you choose an AIR. The remaining annuity payments will fluctuate based on the performance of the Sub-accounts relative to the AIR, as well as, other factors described below. The greater the AIR, the greater the first annuity payment. A higher AIR may result in smaller potential growth in the annuity payments. A lower AIR results in a lower initial annuity payment. Within payment options 1-3, if the Sub-accounts you choose perform exactly the same as the AIR, then subsequent annuity payments will be the same as the first annuity payment. If the Sub-accounts you choose perform better than the AIR, then subsequent annuity payments will be higher than the first annuity payment. If the Sub-accounts you choose perform worse than the AIR, then subsequent annuity payments will be lower than the first. Within payment options 5 and 6, the cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts relative to the AIR; however, subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

[X]  Variable Payments (Options 1-3)

     We calculate each annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units for each Sub-account by the Unit Value of each Sub-account on the annuity payment date. We determine the schedule of units based on your Account Value (minus any premium tax that applies) at the time you elect to begin receiving annuity payments. The schedule of units will vary based on the annuity payment option selected, the length of any certain period (if applicable), the Annuitant's age and gender (if annuity payments are due for the life of the Annuitant) and the Unit Value of the Sub-accounts you initially selected on the Issue Date. The calculation is performed for each Sub-account, and the sum of the Sub-account calculations equals the amount of your annuity payment. Other than to fund annuity payments, the number of units allocated to each Sub-account will not change unless you transfer among the Sub-accounts or make a withdrawal (if allowed). You can select one of three AIRs for these options: 3%, 5% or 7%.

[X]  Stabilized Variable Payments (Option 5)

     This option provides guaranteed payments for life, a cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive. We calculate the initial annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units by the Unit Values determined on the annuitization date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable benchmark rate, meaning the AIR, and the annuity factors. The annuity factors reflect our assumptions regarding the costs we expect to bear in guaranteeing payments for the lives of the Annuitant and will depend on the benchmark rate, the annuitant's attained age and gender (where permitted). Unlike variable payments (described above) where each payment can vary based on Sub-account performance, this payment option cushions the immediate impact of Sub-account performance by adjusting the length of the time during which annuity payments will be made whether or not the Annuitant is alive while generally maintaining a level annuity payment amount. Sub-account performance that exceeds a benchmark rate will generally extend this time period, while Sub-account performance that is less than a benchmark rate will generally shorten the period. If the period reaches zero and the Annuitant is still alive, Annuity Payments continue, however, the annuity payment amount will vary depending on Sub-account performance, similar to conventional variable payments. The AIR for this option is 4%.

[X] Stabilized Variable Payments with a Guaranteed Minimum (Option 6) This option provides guaranteed payments for life in the same manner as Stabilized Variable Payments (described above). In addition to the stabilization feature, this option also guarantees that variable annuity payments will not be less than the initial annuity payment amount regardless of Sub-account performance. The AIR for this option is 3%.

The variable annuity payment options are described in greater detail in a separate prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments

We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its accumulation period. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity provides a basic Death Benefit at no additional charge. The Insurance Charge we deduct daily from your Account Value allocated to the Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit guarantee under the Annuity. The Annuity also offers two different optional Death Benefits. Either benefit can be purchased for an additional charge. The additional charge is deducted to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. Notwithstanding the additional protection provided under the optional Death Benefits, the additional cost has the impact of reducing the net performance of the investment options. Under certain circumstances, your Death Benefit may be reduced by the amount of any Credits or Target Value Credits we applied to your Purchase Payments (see "How are Credits Applied to My Account Value" and "Recovery of Target Value Credits").

The basic Death Benefit depends on the decedent's age on the date of death:

     If death occurs during the first ten (10) Annuity Years: The Death Benefit is the greater of:

[X]  The sum of all Purchase Payments less the sum of all withdrawals; and

[X] The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

If death occurs after the tenth (10th) Annuity Year: The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS

Two optional Death Benefits are offered for purchase with your Annuity to provide an enhanced level of protection for your beneficiaries.

Currently, these benefits are only offered and must be elected at the time that you purchase your Annuity. We may, at a later date, allow existing Annuity Owners to purchase either of the optional Death Benefits subject to our rules and any changes or restrictions in the benefits. Certain terms and conditions may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit

If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1. the basic Death Benefit described above;

     PLUS

2. 40% of your "Growth" under the Annuity, as defined below.

The amount calculated in Items 1 & 2 above may be reduced by any Credits or Target Value Credits under certain circumstances.

"Growth" means the sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations, minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

"Proportional withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn.

The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

The Enhanced Beneficiary Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please see Appendix F for a description of the Enhanced Beneficiary Protection Optional Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval. Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Highest Anniversary Value Death Benefit

If the Annuity has one Owner, the Owner must be age 79 or less at the time Highest Anniversary Value Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 79 or less. If the Annuity is owned by an entity, the Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit

[X] The Death Benefit Target Date is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

[X] The Highest Anniversary Value equals the highest of all previous "Anniversary Value" less proportional withdrawals since such anniversary and plus any Purchase Payments since such anniversary.

[X] The Anniversary Value is the Account Value as of each anniversary of the Issue Date of the Annuity. The Anniversary Value on the Issue Date is equal to your Purchase Payment.

[X] Proportional withdrawals result in a reduction to the Highest Anniversary Value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Anniversary Value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), when calculating the optional Death Benefit we will reduce your Highest Anniversary Value ($125,000) by 10% or $12,500.

Calculation of Highest Anniversary Value Death Benefit

The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

     If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.   the basic Death Benefit described above; and

2.   the Highest Anniversary Value as of the Owner's date of death.

     If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.   the basic Death Benefit described above; and

2. the Highest Anniversary Value on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any proportional withdrawals since such date. The amount calculated in Items 1 & 2 above (both before, and on or after the Death Benefit Target Date) may be reduced by any Credits or Target Value Credits under certain circumstances.

The Highest Anniversary Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please see Appendix F for a description of the Guaranteed Minimum Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval.

See Appendix C for examples of how the Highest Anniversary Value Death Benefit is calculated.

Annuities with joint Owners

For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities

For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances? You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and Highest Anniversary Value Optional Death Benefit at any time. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?

We deduct a charge equal to 0.25% per year, respectively, if you elect the Highest Anniversary Value Optional Death Benefit or the Enhanced Beneficiary Protection Optional Death Benefit. If you elect both optional Death Benefits, the total charge is equal to 0.50% per year. We deduct the charge to compensate American Skandia for providing increased insurance protection under the optional Death Benefit. The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

AMERICAN SKANDIA'S ANNUITY REWARDS

What is the Annuity Rewards benefit?

The Annuity Rewards benefit offers Owners the ability to capture any market gains since the Issue Date of their Annuity as an enhancement to their current Death Benefit so their Beneficiaries will not receive less than the Annuity's value as of the date the Owner elects the benefit. Under the Annuity Rewards benefit, American Skandia guarantees that the Death Benefit will not be less than:

     your Account Value in the variable investment options plus the Interim Value in any Fixed Allocations as of the effective date of the Owner's election

     MINUS any proportional withdrawals* following the date of election

     PLUS any additional Purchase Payments applied to the Annuity following the date of election.

* "Proportional withdrawals" are determined by calculating the percentage of the Account Value that each withdrawal represented when withdrawn. For example, a withdrawal of 50% of your Account Value would be treated as a 50% reduction in the amount payable under the Death Benefit.

If you elect the Annuity Rewards benefit, the cut-off date under the basic Death Benefit is amended and will depend on the decedent's age on the date of death.

If death occurs before the decedent's age 90: The Death Benefit is the greater of:

[X]  The sum of all Purchase Payments less the sum of all withdrawals; and

[X] The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

If death occurs after the decedent's age 90: The Death Benefit is your Account Value.

The Annuity Rewards Death Benefit enhancement does not affect any Optional Death Benefits available under the Annuity. If the Death Benefit amount payable under your Annuity's basic Death Benefit or any Optional Death Benefits you purchase is greater than the enhanced Death Benefit under the Annuity Rewards benefit on the date the Death Benefit is calculated, your Beneficiary will receive the higher amount.

Who is eligible for the Annuity Rewards benefit?

Owners can elect the Annuity Rewards Death Benefit enhancement following the eighth (8th) anniversary of the Annuity's Issue Date. However, the election is subject to the requirement that their Account Value on the election date is greater than the amount that would be payable to their Beneficiary under the Death Benefit provided under the Annuity as of the election date (including any amounts payable under the Highest Anniversary Value Death Benefit). If an Owner is ineligible when he or she applies for the optional benefit, the Owner can elect the Annuity Rewards Death Benefit enhancement on any subsequent date if they otherwise qualify. The election must occur before annuity payments begin. An Owner can only elect the Annuity Rewards Death Benefit enhancement once. There is no additional charge for electing the Annuity Rewards Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary

Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:

[X] as a lump sum amount at any time within five (5) years of the date of death; or

[X] as a series of annuity payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds as a series of fixed annuity payments (annuity payment options 1-4) or as a series of variable annuity payments (annuity payment options 1-3 or 5 and 6). See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity

You may name your spouse as your Beneficiary. If you and your spouse own the Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. No CDSC will apply to the new Account Value. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section entitled "Managing Your Annuity - Spousal Contingent Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires Minimum Distributions. Upon the Owner's death under an IRA, 403(b) or other "qualified investment", a Beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

[X] If death occurs before the date Minimum Distributions must begin under the Code, the Death Benefit can be paid out in either a lump sum, within five years from the date of death, or over the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if the spouse is the Beneficiary, the Death Benefit can be paid out over the life or life expectancy of the spouse with such payments beginning no earlier than December 31st of the year following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

[X] If death occurs after the date Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum Distribution rules. Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation. See the section entitled "How are Distributions From Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

[X] the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.

[X] the Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.

[X] the Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.

[X]  no additional Purchase Payments can be applied to the Annuity.

[X] the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.

[X] the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time without application of a CDSC.

[X] upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary.

[X] all amounts in the Annuity must be paid out to the Beneficiary according to the Minimum Distribution rules described above.

Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?

Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any Death Benefit (including either optional Death Benefit) that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?

We determine the amount of the Death Benefit as of the date we receive "due proof of death", any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of "due proof of death" we automatically transfer the Death Benefit to the AST Money Market Sub-account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?

During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. The Account Value does not reflect any CDSC that may apply to a withdrawal or surrender. The Account Value includes any additional amounts we applied to your Purchase Payments that we are entitled to recover under certain circumstances. When determining the Account Value on any day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?

The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is equal to your Account Value minus any CDSC, the Annual Maintenance Fee, the charge for any optional benefits and any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity. The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?

When you allocate Account Value to a Sub-account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge and if you elected one or more optional benefits whose annual charge is deducted daily, the additional charge made for such benefits. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section entitled "What Happens to My Units When There is a Change in Daily Asset-Based Charges?" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price. " The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?

During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

American Skandia is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of the NYSE will be processed based on the value next computed on the next business day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

[X]  trading on the NYSE is restricted;

[X] an emergency exists making redemption or valuation of securities held in the separate account impractical; or

[X] the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) days after we receive all of our requirements to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) days. During any period that we are trying to obtain the required information, your money is not invested.

Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment with satisfactory allocation instructions.

Scheduled Transactions: "Scheduled" transactions include transfers under a Dollar Cost Averaging, rebalancing, or asset allocation program, Systematic Withdrawals, Minimum Distributions or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Free Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related Surrenders & Death Benefits: Medically-related surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

Transactions in Rydex and ProFunds VP Sub-accounts: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any purchase or redemption order or transfer request involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to 1/2hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com). You cannot request a transaction involving the purchase, redemption or transfer of Units in one of the Rydex or ProFunds VP Sub-accounts between the applicable "cut-off" time and 4:00 p.m. Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional Benefits: If you terminate the Guaranteed Return Option program or either Optional Death Benefit, we will no longer deduct the charge we apply to purchase the optional benefit. On the date the charge no longer applies, your Annuity will become subject to a different daily asset-based charge. We will process a transaction where your Account Value allocated to the Sub-accounts will be used to purchase new Units of the Sub-accounts that reflect the Insurance Charge and any optional benefit or program still elected, but not the charge for the optional benefit or program that you terminated. The number of Units attributed to your Annuity will be decreased and the Unit Price of each unit of the Sub-accounts in which you invested will be increased. The adjustment in the number of Units and Unit Price will not affect your Account Value. Beginning on that date, your Account Value will be determined based on the change in the value of Units that reflect the Insurance Charge and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?

Following is a brief summary of some of the Federal tax considerations relating to this Annuity. However, since the tax laws are complex and tax consequences are affected by your individual circumstances, this summary of our interpretation of the relevant tax laws is not intended to be fully comprehensive nor is it intended as tax advice. Therefore, you may wish to consult a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?

The Separate Accounts are taxed as part of American Skandia. American Skandia is taxed as a life insurance company under Part I, subchapter L of the Code. No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?

Section 72 of the Code governs the taxation of annuities in general. Taxation of the Annuity will depend in large part on:

1.   whether the Annuity is used by:

[X] a qualified pension plan, profit sharing plan or other retirement arrangement that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or

[X] an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.   whether the Owner is:

[X]  an individual person or persons; or

[X]  an entity including a corporation, trust or partnership.

Individual Ownership: If one or more individuals own an Annuity, the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity until an amount is received (a "distribution"). This is commonly referred to as "tax deferral". A distribution can be in the form of a lump sum payment including payment of a Death Benefit, or in annuity payments under one of the annuity payment options. Certain other transactions may qualify as a distribution and be subject to taxation.

Entity Ownership: If the Annuity is owned by an entity and is not a Qualified Contract, generally the Owner of the Annuity must currently include any increase in the value of the Annuity during a tax year in its gross income. An exception from current taxation applies for annuities held by an employer with respect to a terminated tax-qualified retirement plan, a trust holding an annuity as an agent for a natural person, or by a decedent's estate by reason of the death of the decedent. A tax-exempt entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?

Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization: Distributions received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the "investment in the contract". The amount of any distribution that is treated as receipt of "income on the contract" is includible in the taxpayer's gross income and taxable in the year it is received. The amount of any distribution treated as a return of the "investment in the contract" is not includible in gross income.

[X] "Income on the contract" is calculated by subtracting the taxpayer's "investment in the contract" from the aggregate value of all "related contracts" (discussed below).

[X] "Investment in the contract" is equal to total purchase payments for all "related contracts" minus any previous distributions or portions of such distributions from such "related contracts" that were not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance, endowment, or annuity contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions After Annuitization: A portion of each annuity payment received on or after the Annuity Date will generally be taxable. The taxable portion of each annuity payment is determined by a formula which establishes the ratio that the "investment in the contract" bears to the total value of annuity payments to be made. This is called the "exclusion ratio." The investment in the contract is excluded from gross income. Any portion of an annuity payment received that exceeds the exclusion ratio will be entirely includible in gross income. The formula for determining the exclusion ratio differs between fixed and variable annuity payments. When annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the "investment in the contract," then the remaining portion of unrecovered investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on Distributions: Generally, any distribution from an annuity not used in conjunction with a Qualified Contract (Qualified Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including:

[X]  Distributions made on or after the taxpayer has attained age 59 1/2;

[X] Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;

[X] Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);

[X] Distributions which are part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;

[X] Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;

[X]  Payments under an immediate annuity as defined in the Code;

[X]  Distributions under a qualified funding asset under Code Section 130(d); or

[X] Distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules applicable to "related contracts": Contracts issued by the same insurer to the same contract owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified retirement arrangement) are to be treated as one annuity contract when determining the taxation of distributions before annuitization. We refer to these contracts as "related contracts." In situations involving related contracts we believe that the values under such contracts and the investment in the contracts will be added together to determine the proper taxation of a distribution from any one contract described under the section "Distributions before Annuitization." Generally, distributions will be treated as coming first from income on the contract until all of the income on all such related contracts is withdrawn, and then as a return of the investment in the contract. There is some uncertainty regarding the manner in which the Internal Revenue Service would view related contracts when one or more contracts are immediate annuities or are contracts that have been annuitized. The Internal Revenue Service has not issued guidance clarifying this issue as of the date of this Prospectus. You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special concerns regarding "substantially equal periodic payments": (also known as "72(t)" or "72(q)" distributions) Any modification to a program of distributions which are part of a series of substantially equal periodic payments that occur before the later of the taxpayer reaching age 59 1/2or five
(5) years from the first of such payments will result in the requirement to pay the 10% premature distribution penalty that would have been due had the payments been treated as subject to the 10% premature distribution penalty in the years received, plus interest. This does not apply when the modification is by reason of death or disability. American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate annuities: The Internal Revenue Service has ruled that the immediate annuity exception to the 10% penalty described above under "Penalty Tax on Distributions" for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of a contract if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the annuity starting date under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free exchanges under Section 1035: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:

[X] First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;

[X] Then, from any "income on the contract" that is attributable to the purchase payments made prior to August 14, 1982 (including income on such original purchase payments after the exchange);

[X]  Then, from any remaining "income on the contract"; and

[X] Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore, to the extent a distribution is equal to or less than the remaining investment in the contract made prior to August 14, 1982, such amounts are not included in taxable income. Further, distributions received that are considered to be a return of investment on the contract from purchase payments made prior to August 14, 1982, such distributions are not subject to the 10% tax penalty. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. As of the date of this prospectus, we will treat a partial surrender of this type involving a non-qualified annuity contract as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% IRS early distribution penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial exchange from a life insurance contract is eligible for non-recognition treatment under Section 1035 of the Code. We will continue to report a partial surrender of a life insurance policy as subject to current taxation to the extent of any gain. In addition, please be cautioned that no specific guidance has been provided as to the impact of such a transaction on the remaining life insurance policy, particularly as to the subsequent methods to be used to test for compliance under the Code for both the definition of life insurance and the definition of a modified endowment contract.

Special Considerations for Purchasers of the Enhanced Beneficiary Protection Optional Death Benefit: As of the date of this Prospectus, it is our understanding that the charges related to the optional Death Benefit are not subject to current taxation and we will not report them as such. However, the IRS could take the position that these charges should be treated as partial withdrawals subject to current taxation to the extent of any gain and, if applicable, the 10% tax penalty. We reserve the right to report charges for the optional Death Benefit as partial withdrawals if we, as a reporting and withholding agent, believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?

An annuity may be suitable as a funding vehicle for various types of tax-qualified retirement plans. We have provided summaries below of the types of tax-qualified retirement plans with which we may issue an Annuity. These summaries provide general information about the tax rules and are not intended to be complete discussions. The tax rules regarding qualified plans are complex. These rules may include limitations on contributions and restrictions on distributions, including additional taxation of distributions and additional penalties. The terms and conditions of the tax-qualified retirement plan may impose other limitations and restrictions that are in addition to the terms of the Annuity. The application of these rules depends on individual facts and circumstances. Before purchasing an Annuity for use in a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment. American Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief Reconciliation Act (EGTRRA): Certain states do not conform to the pension provisions included in EGTRRA. We recommend that you consult with your tax advisor to determine the status of your state's statutes as they relate to EGTRRA and your tax qualified retirement plan.

Corporate Pension and Profit-sharing Plans: Annuities may be used to fund employee benefits of various corporate pension and profit-sharing plans established by corporate employers under Section 401(a) of the Code including 401(k) plans. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on the amount that may be contributed and the timing of distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered Annuities: Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which contributions may be made by certain qualifying employers such as public schools and certain charitable, educational and scientific organizations specified in Section 501(c)(3) for the benefit of their employees. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements also apply.

Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual Retirement Arrangements or "IRAs": Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual retirement annuity ("IRA"). IRAs are subject to limitations on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible to establish an IRA and the time when distributions must commence. Further, an Annuity may be established with "roll-over" distributions from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs: A form of IRA is also available called a "Roth IRA". Contributions to a Roth IRA are not tax deductible. However, distributions from a Roth IRA are free from Federal income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made and the distribution is made

(a) once the taxpayer is age 59 1/2or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations. Distributions from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA or another qualified plan, on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs: Eligible employers that meet specified criteria may establish Simplified Employee Pensions or SEP IRAs. Employer contributions that may be made to employee SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions from Qualified Contracts are generally taxed under Section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the proportion of a distribution representing after-tax contributions. Generally, a 10% penalty tax applies to the taxable portion of a distribution from a Qualified Contract made prior to age 59 1/2. However, the 10% penalty tax does not apply when the distribution:

[X] is part of a properly executed transfer to another IRA or another eligible qualified account;

[X] is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code);

[X] is part of a series of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;

[X]  is subsequent to a separation from service after the taxpayer attains age
     55*;

[X] does not exceed the employee's allowable deduction in that tax year for medical care;

[X] is made to an alternate payee pursuant to a qualified domestic relations order*;

[X]  is made pursuant to an IRS levy;

[X] is made to pay qualified acquisition costs for a first time home purchase (IRA only);

[X]  is made to pay qualified higher education expenses (IRA only); and

[X]  is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs. Certain other exceptions may be available.

Minimum Distributions after age 70 1/2: A participant's interest in a Qualified Contract must generally be distributed, or begin to be distributed, by the "required beginning date". This is April 1st of the calendar year following the later of:

[X]  the calendar year in which the individual attains age 70 1/2; or

[X] the calendar year in which the individual retires from service with the employer sponsoring the plan. The retirement option is not available to IRAs.

The IRS has released Treasury regulations containing new Minimum Distribution rules. For Minimum Distributions required in 2003 and later, individuals are required to use the rules under the 2002 Final Regulations. The 2002 Final Regulations contain a provision which could increase the amount of minimum distributions required for certain individuals. Under the 2002 Final Regulations, individuals are required to include in their annuity contract value the actuarial value of any other benefits that will be provided under the annuity. We and other annuity providers are currently seeking clarification of this new rule. You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.

Under the new Minimum Distribution rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten
(10) years younger than the participant. In that case, the new rules permit the participant to utilize the actual life expectancies of the participant and the spouse. In most cases, the beneficiary may be changed during the participant's lifetime with no affect on the Minimum Distributions. At death, the designated Beneficiary may generally take Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount distributed is less than the minimum required distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed. Because of the many recent changes to the Minimum Distribution rules, we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). If the diversification requirements under the Code are not met and the annuity is not treated as an annuity, the taxpayer will be subject to income tax on the annual gain in the contract. The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We expect the underlying mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, known as eligible rollover distributions, from Qualified Contracts, are subject to automatic 20% withholding for Federal income taxes. The following distributions are not eligible rollover distributions and not subject to 20% withholding:

[X]  any portion of a distribution paid as a Minimum Distribution;

[X]  direct transfers to the trustee of another retirement plan;

[X] distributions from an individual retirement account or individual retirement annuity;

[X] distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;

[X] distributions that are part of a series of substantial periodic payments pursuant to Section 72(q) or 72(t) of the Code; and

[X]  certain other distributions where automatic 20% withholding may not apply.

Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of, an annuity before annuity payments have begun is treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity on or after the assignment or pledge of an entire annuity and while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued as Qualified Contracts, the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts: The gift of an annuity to someone other than the spouse of the owner (or former spouse incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax Considerations: You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract holder. These generation-skipping transfers generally include those subject to federal estate or gift tax rules. There is an aggregate $1.1 million exemption from taxes for all such transfers. We may be required to determine whether a transaction is a direct skip as defined in the Code and the amount of the resulting tax. We will deduct from your Annuity or from any applicable payment treated as a direct skip any amount of tax we are required to pay.

Considerations for Contingent Annuitants: There may be adverse tax consequences if a contingent annuitant succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more contingent annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as contingent annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, such as the Annual Maintenance Fee, systematic withdrawals (including 72(t) payments and required minimum distributions), bank drafting, dollar cost averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge up to $50 for each such additional report.

Any errors or corrections on transactions for your Annuity must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 30 days from the date you receive the confirmation. For transactions that are first confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 30-day period. We may also send an annual report and a semi-annual report containing applicable financial statements for the Separate Account and the Portfolios, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?

American Skandia Life Assurance Corporation ("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico. American Skandia is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing annuity and life insurance products. American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; (c) both fixed and variable immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.

On December 20, 2002, Skandia Insurance Company Ltd. (publ), an insurance company organized under the laws of the Kingdom of Sweden ("Skandia"), and on that date, the ultimate parent company of American Skandia, announced that it and Skandia U.S. Inc. had entered into a definitive Stock Purchase Agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"). Under the terms of the Stock Purchase Agreement, Prudential Financial will acquire Skandia U.S. Inc., a Delaware corporation, from Skandia. Skandia U.S. Inc. is the sole shareholder of ASI, which is the parent company of American Skandia. The transaction is expected to close during the second quarter of 2003.

Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company other than American Skandia has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. However, following the closing of the acquisition, Prudential Financial will exercise significant influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?

The separate accounts are where American Skandia sets aside and invests the assets of some of our annuities. In the accumulation period, assets supporting Account Values of the Annuities are held in a separate account established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by American Skandia. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account B

During the accumulation period, the assets supporting obligations based on allocations to the variable investment options are held in Sub-accounts of American Skandia Life Assurance Corporation Variable Account B, also referred to as "Separate Account B". Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. Each Sub-account in Separate Account B may have several different Unit Prices to reflect the Insurance Charge and the charges for any optional benefits that are offered under this Annuity and other annuities issued by us through Separate Account B. Separate Account B is registered with the SEC under the Investment Company Act of 1940 ("Investment Company Act") as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002, Separate Account B was organized as a single separate account with six different Sub-account classes, each of which was registered as a distinct unit investment trust under the Investment Company Act. Effective November 18, 2002 each Sub-account class of Separate Account B will be consolidated into the unit investment trust formerly named American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts), which will subsequently be renamed American Skandia Life Assurance Corporation Variable Account B. Each Sub-account of Separate Account B will have multiple Unit Prices to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under Annuity contracts funded through Separate Account
B. The consolidation of Separate Account B will have no impact on Annuity
Owners.

We reserve the right to make changes to the Sub-accounts available under the Annuity as we determine appropriate. We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuity contracts or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk. There is no assurance that the Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D

During the accumulation period, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as "Separate Account D". Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

We currently employ investment managers to manage the assets maintained in Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?

Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

American Skandia Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its investment adviser, American Skandia Investment Services, Incorporated ("ASISI"), subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by ASISI and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Service Fees Payable to American Skandia

American Skandia or our affiliates have entered into agreements with the investment adviser or distributor of many of the underlying Portfolios. Under the terms of these agreements, American Skandia provides administrative and support services to the Portfolios for which a fee is paid that is generally based on a percentage of the average assets allocated to the Portfolios under the Annuity. Any fees payable will be consistent with the services rendered or the expected cost savings resulting from the arrangement. These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?

American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of American Skandia, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and both American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM also acts as an introducing broker-dealer through which it receives a portion of brokerage commissions in connection with purchases and sales of securities held by portfolios of American Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous basis. ASM enters into distribution agreements with independent broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration. Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation is paid to firms on sales of the Annuity according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of the firm. Compensation is generally based on a percentage of Purchase Payments made, up to a maximum of 7.0%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Account Value. We may also provide compensation for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. No compensation is payable on Annuities purchased by a member of the designated class of Owners (see "Credits Applied to Purchase Payments for Designated Class of Annuity Owner").

In addition, firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing or other services they provide to us or our affiliates. We or ASM may enter into compensation arrangements with certain firms. These arrangements will not be offered to all firms and the terms of such arrangements may differ between firms. Any such compensation will be paid by us or ASM and will not result in any additional charge to you. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or other compensation.

Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance for the Sub-accounts are found in the Statement of Additional Information, including how we account for Credits in these performance measures. This information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not receive the beneficial tax treatment given to annuities under the Code.

We may advertise the performance of the Portfolios in the form of "Standard" and "Non-standard" Total Returns calculated for each Sub-account. "Standard Total Return" figures assume a hypothetical initial investment of $1,000 allocated to a Sub-account during the most recent, one, five and ten year periods (or since the inception date that the Portfolio has been offered as a Sub-account, if less). "Standard Total Return" figures assume that the applicable Insurance Charge and the Annual Maintenance Fee are deducted and that the Annuity is surrendered at the end of the applicable period, meaning that any Contingent Deferred Sales Charge that would apply upon surrender is also deducted. "Standard Total Return" figures do not take into consideration any Credits. "Non-standard Total Return" figures include any performance figures that do not meet the SEC's rules for Standard Total Returns. Non-standard Total Returns are calculated in the same manner as standardized returns except that the figures may not reflect all fees and charges. In particular, they may assume no surrender at the end of the applicable period so that the CDSC does not apply. "Non-standard Total Return" figures may assume Credits of 1.5%, 4.0% or 5.0%, respectively, depending on the cumulative amount of Purchase Payments being illustrated. The amount of credits illustrated may be more or less than the Credits applicable to your Annuity (see "What are Credits and How Do I Receive Credits?"). Standard and Non-standard Total Returns will not reflect the additional asset-based charges that are deducted when you elect any optional benefits. The additional cost associated with any optional benefits you elected will reduce your performance. Non-standard Total Returns must be accompanied by Standard Total Returns. Any performance advertisements will not reflect the impact of any Target Value Credits.

Some of the underlying Portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying Portfolios have been in existence, but the Sub-accounts have not. Such hypothetical historical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts. Hypothetical historical performance of the underlying Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the performance of money market-type Sub-accounts using a measure of the "current and effective yield". The current yield of a money market-type Sub-account is calculated based upon the previous seven-day period ending on the date of calculation. The effective yield of a money market-type Sub-account reflects the reinvestment of net income earned daily on the assets of such a Sub-account. The current and effective yields reflect the Insurance Charge and the charge for any optional benefits (if applicable) deducted against the Sub-account. In a low interest rate environment, yields for money market-type Sub-accounts, after deduction of the Insurance Charge, and the charge for any optional benefits (if applicable) may be negative even though the yield (before deducting for such charges) is positive. Current and effective yield information will fluctuate. This information may not provide a basis for comparisons with deposits in banks or other institutions which pay a fixed yield over a stated period of time, or with investment companies which do not serve as underlying mutual funds for variable annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance information on the Sub-accounts is based on past performance only and is not an indication or representation of future performance. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds or portfolios and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds or portfolios. Such changes are reflected, in turn, in the Sub-accounts which invest in such underlying mutual fund or portfolio. In addition, the total amount of asset-based charges assessed against each Sub-account will affect performance.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on current rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements we distribute may also compare the performance of our Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

AVAILABLE INFORMATION

A Statement of Additional Information is available from us without charge upon your request. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and exhibits thereto at the SEC's public reference facilities at the above address, Room 1024, and at the SEC's Regional Offices, The Woolworth Building, 233 Broadway, New York, NY and 175 W. Jackson Boulevard, Suite 900, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus. The Annual Report on Form 10-K for the year ended December 31, 2002 previously filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request.

HOW TO CONTACT US You can contact us by:

[X] calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.

[X] writing to us via regular mail at American Skandia - Variable Annuities, P.O. Box 7040, Bridgeport, Connecticut 06601-7040 OR for express mail American Skandia - Variable Annuities, One Corporate Drive, Shelton, Connecticut 06484. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

[X] sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com.

[X] accessing information about your Annuity through our Internet Website at www.americanskandia.com.

You can obtain account information through Skandia's Telephone Automated Response System (STARS) and at www.americanskandia.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or an investment professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN through STARS and at www.americanskandia.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. American Skandia reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

As of the date of this Prospectus, American Skandia and its affiliates are not involved in any legal proceedings outside of the ordinary course of business. American Skandia and its affiliates are involved in pending and threatened legal proceedings in the normal course of its business, however, we do not anticipate that the outcome of any such legal proceedings will have a material adverse affect on the Separate Account, or American Skandia's ability to meet its obligations under the Annuity, or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

General Information about American Skandia

[X]  American Skandia Life Assurance Corporation

[X]  American Skandia Life Assurance Corporation Variable Account B

[X]  American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated

[X]  Current and Effective Yield

[X]  Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations

[X]  How We Calculate the Market Value Adjustment

General Information

[X]  Voting Rights

[X]  Modification

[X]  Deferral of Transactions

[X]  Misstatement of Age or Sex

[X]  Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements

[X]  Appendix A - American Skandia Life Assurance Corporation Variable Account B

            APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the
Company:

                                                     For the Year Ended December 31,
                                 ------------------------------------------------------------------------
                                      2002          2001            2000          1999           1998
                                 ------------   ------------   ------------   ------------   ------------
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance       $    370,004   $    388,696   $    424,578   $    289,989   $    186,211
   charges and fees /a/ /b/
Fee income /b/                         97,650        111,196        130,610         83,243         50,839
Net investment income                  19,632         20,126         18,595         11,477         11,130
Net realized capital (losses)
   gains and other revenues /e/        (7,438)         2,698          4,195          3,688          1,360
                                 ------------   ------------   ------------   ------------   ------------
Total revenues                   $    479,848   $    522,716   $    577,978   $    388,397   $    249,540
                                 ============   ============   ============   ============   ============
Benefits and Expenses:
Annuity and life insurance
benefits                         $      3,391   $      1,955   $        751   $        612   $        558
Change in annuity and life
   insurance policy reserves I          2,741        (39,898)        49,339           (671)         1,053
Guaranteed minimum death
   benefit claims, net of
   hedge /b/                           23,256         20,370          2,618          4,785             --
Return credited to contract
owners                                  5,196          5,796          8,463         (1,639)        (8,930)
Underwriting, acquisition and
   other insurance expenses           188,728        196,755        150,597        125,434         86,306
Amortization of deferred
   acquisition costs /b/ /d/          510,059        224,047        184,616         83,861         86,628
Interest expense                       14,544         73,424         85,998         69,502         41,004
                                 ------------   ------------   ------------   ------------   ------------
Total benefits and expenses      $    747,915   $    482,449   $    482,382   $    281,884   $    206,619
                                 ============   ============   ============   ============   ============
Income tax (benefit) expense     $   (102,810)  $      7,168   $     30,779   $     30,344   $      8,154
                                 ============   ============   ============   ============   ============
Net (loss) income                $   (165,257)  $     33,099   $     64,817   $     76,169   $     34,767
                                 ============   ============   ============   ============   ============
STATEMENTS OF FINANCIAL
CONDITION DATA
Total assets (b)                 $ 23,708,585   $ 28,009,782   $ 31,702,705   $ 30,881,579   $ 18,848,273
                                 ============   ============   ============   ============   ============
Future fees payable to parent    $    708,249   $    799,472   $    934,410   $    576,034   $    368,978
                                 ============   ============   ============   ============   ============
Surplus notes                    $    110,000   $    144,000   $    159,000   $    179,000   $    193,000
                                 ============   ============   ============   ============   ============
Shareholder's equity             $    683,061   $    577,668   $    496,911   $    359,434   $    250,417
                                 ============   ============   ============   ============   ============

/a./ On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167,
     $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001,
     2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636, $26,017,847, $29,751,822, $29,396,693, and
     $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998,
     respectively.

/b./ These items are significantly impacted by equity market volatility.

/c./ For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure. For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations. See Results of Operations in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.

/d./ During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset. See the MD&A for a further discussion.

/e./ Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations

Annuity and life insurance sales were $3,472,044, $3,834,167 and $8,216,167, in 2002, 2001 and 2000, respectively. The decrease in sales in 2002 and 2001 was primarily the result of the general decline in sales in the industry, attributed in large part to the continued uncertainty in the equity markets. In addition, the Company believes uncertainty regarding its future ownership has adversely impacted sales, primarily in the latter part of 2002. The Company announced, in the first quarter of 2002, its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled $23,637,559 in 2002, $26,792,877 in 2001 and $31,581,902 in 2000, representing a decrease of 12% and 15% in 2002 and 2001, respectively, due primarily to weak equity markets. The decrease in annuity and life insurance charges and fees and fee income before surrender charge income and reinsurance was consistent with the decline in assets under management. Surrender charge income increased in 2002 as compared to 2001. This was caused by higher lapses when compared to the applicable prior year periods, and was primarily attributable, the Company believes, to concerns by contract holders, rating agencies and the Company's distribution channels, surrounding the uncertainty in the equity markets and its impact on variable annuity companies generally and, prior to the announcement of the Acquisition, uncertainty concerning the Company's future (See Liquidity and Capital Resources for rating agency actions).

Net realized capital losses in 2002 were primarily from $9,593 of losses on sales and $3,769 of other-than-temporary impairments of mutual fund investments that are held in support of a deferred compensation program for certain of the Company's employees. The deferred compensation program losses were offset by net gains of $3,746 during 2002 on sales of fixed maturities. Included in those net gains on sales of fixed maturities for 2002, was a realized loss of approximately $1,236 on the sale of a WorldCom, Inc. bond. The net capital gains in 2001 related primarily to sales of fixed maturity investments, were partially offset by losses on securities in the fixed maturity portfolio. The most significant loss was $2,636 related to Enron securities. In addition net realized capital losses of $3,534 in 2001 were incurred due to sales of mutual fund holdings in support of the Company's non-qualified deferred compensation program.

The change in annuity and life insurance policy reserves includes changes in reserves related to annuity contracts with mortality risks. During 2001, the Company's Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984, as the result of an update of certain reserve assumptions as to risks inherent in the benefit. Previous assumptions had been based on statutory valuation principles as an approximation for U.S. GAAP. In addition, future mortality rates were lowered in 2001 to reflect favorable past experience. However, offsetting the resulting increase in earnings and equity as a result of changes in the GMDB liability in 2001, assumptions related to GMDB claim costs were also updated in the calculation of the deferred acquisition cost asset, resulting in additional amortization of this asset.

The Company uses derivative instruments, which consist of equity option contracts for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. GMDB claims, net of hedge, consist of GMDB claims offset by the mark to market and realized capital gain/loss results of the Company's option contracts. During 2002 and 2001, the fluctuations in GMDB claims, net of hedge, were driven by an increase in hedge related benefits of $19,776 and $14,646, respectively. Hedge related benefits were partially offset by increases in GMDB claims of $22,662 and $32,398 during 2002 and 2001, respectively.

Return credited to contract owners consists primarily of net investment results from the Company's fixed, market value adjusted, separate account investment option and changes in the Company's experience rated reinsurance receivables. The decrease in 2002 was primarily due to increased net investment results on the Company's fixed, market value adjusted, separate account investment option. As the equity markets decline, movement from variable investment options to fixed investment options, primarily due to one of the Company's product features, has increased the assets invested in the fixed separate account investment option. Included in 2002 net investment results is $9,849 of realized and unrealized losses on certain securities, of which $5,427 related to WorldCom, Inc. bonds. The increase in net investment results was partially offset by a decrease in experience rated reinsurance receivables in 2002 due to unfavorable experience on certain blocks of variable annuity business. In 2001, return credited to contract owners decreased primarily due to favorable experience on certain blocks of variable annuity contracts increasing the experience rated reinsurance receivable. Partially offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                                    2002           2001           2000
                                                ------------   ------------   ------------
Commissions and purchase credits                $    287,612   $    248,187   $    430,743
General operating expenses                           145,438        157,704        214,957
Acquisition costs deferred                          (244,322)      (209,136)      (495,103)
                                                ------------   ------------   ------------
Underwriting, acquisition and other insurance
  expenses                                      $    188,728   $    196,755   $    150,597
                                                ============   ============   ============

New products launched, as well as a larger proportion of sales of products with higher commissions as compared to 2001 led to an increase in commissions and purchase credits during 2002. Lower sales and asset levels led to a decrease in commissions and purchase credits during 2001. Partially offsetting this decline in 2001, the company launched a commission promotion program that increased commissions as a percentage of new sales. Commission promotions in 2002 were approximately equivalent as compared to 2001.

General operating expenses decreased during 2002 and 2001 as a result of lower sales-based compensation, as well as expense reduction programs implemented during 2001 and continued strong expense management in 2002. Variable compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization of deferred acquisition costs increased over the past two years, in general, due to the further depressed equity markets in 2002 and 2001, thereby decreasing expectations of future gross profits and actual gross profits from asset based fees and increased expected and actual claim costs associated with minimum death benefit guarantees. During 2002, the Company also performed a recoverability study and an analysis of its short-term assumptions of future gross profits and determined those assumptions of future profits to be excessive. This analysis resulted in a current year acceleration of amortization of $206,000. During 2002 and 2001, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization. See Note 2 of Notes to Consolidated Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest expense decreased during 2002 primarily due to lower interest expense related to the future fees payable to ASI liability (See Note 8). Interest expense on these obligations is driven by the cash flows from the underlying annuity contracts acting as collateral. Due to the depressed asset values of those annuity contracts driven by the decline in the equity markets, the cash flows, and therefore the interest expense, decreased from prior year levels. Interest expense decreased in 2001 as a result of a reduction in borrowing.

The Company's income tax (benefit) expense varies directly with increases or decreases in (loss) income from operations. The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and liabilities decreased $4,301,197 and $4,406,590, respectively, from December 31, 2001. This change resulted primarily from the declining equity markets.

Significant Accounting Policies

Deferred Acquisition Costs

The costs of acquiring new business, which vary with and are primarily related to new business generated, are deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions. If the Company's long-term fund growth rate assumption was 7% instead of 8%, the Company's deferred acquisition cost asset at December 31, 2002 would be reduced by $26,273.

Future Fees Payable to ASI

In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, historical mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability.

The Company has determined, using assumptions for lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management, that the present value of future payments to ASI would be $429,773.

Deferred Taxes

The Company evaluates the necessity of recording a valuation allowance against its deferred tax asset in accordance with Statement of Financial Accounting Standards No. 109, Income Taxes ("SFAS 109"). In performing this evaluation, the Company considers all available evidence in making the determination as to whether it is more likely than not that deferred tax assets are not realizable. For the Company, that evidence includes: cumulative U.S. GAAP pre-tax income in recent years past, whether or not operating losses have expired unused in the past, the length of remaining carryback or carryforward periods, and net taxable income or loss expectations in early future years. The net taxable income or loss projections are based on profit assumptions consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has approximately $361,000 gross deferred tax assets related principally to net operating loss carryforwards that expire in 2016 and 2017 and insurance reserve differences. After considering the impact of gross reversing temporary liabilities of $323,000, the Company estimates that the Company will generate sufficient taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

Liquidity and Capital Resources

The Company's liquidity requirements have generally been met by cash from insurance operations, investment activities, borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The Company's cash from insurance operations is primarily comprised of fees generated off of assets under management, less commission expense on sales, sales and marketing expenses and other operating expenses. Fund performance driven by the equity markets directly impact assets under management and therefore, the fees the Company can generate off of those assets. During 2002 and 2001, assets under management declined consistent with the equity market declines resulting in reductions in fee revenues. In addition, the equity markets impact sales of variable annuities. As sales have declined in a declining equity market, non-promotional commission expense declined, however, in order to boost sales levels, the Company has offered various sales promotions increasing the use of cash for commission expense.

In order to fund the cash strain generated from acquisition costs on current sales, the Company has relied on cash generated from its direct insurance operations as well as reinsurance and securitization transactions. The Company has used modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving, the future fees generated from that book of business. These reinsurance agreements also mitigate the recoverability risk associated with the payment of up-front commissions and other acquisition costs. Similarly, the Company has entered into securitization transactions whereby the Company issues to ASI, in exchange for cash, the right to receive future fees generated off of a specific book of business. On April 12, 2002, the Company entered into a new securitization transaction with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was approximately $101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term borrowings of $10,000, $10,000 and $10,000, respectively, and had long-term surplus notes liabilities of $110,000, $144,000 and $159,000, respectively. During 2002, the Company borrowed $263,091 and paid back $263,091 related to short-term borrowing. During 2002 and 2001, the Company received permission from the State of Connecticut Insurance Department to pay down surplus notes in the amount of $34,000 and $15,000, respectively. See Notes 14 and 15 of Notes to Consolidated Financial Statements for more information on surplus notes and short-term borrowing, respectively.

As of December 31, 2002, 2001 and 2000, shareholder's equity totaled $683,061, $577,668 and $496,911, respectively. The Company received capital contributions of $259,720 and $48,000 from ASI during 2002 and 2001, respectively. Of this, $4,520 and $2,500, respectively, was used to support its investment in Skandia Vida. Net (loss) income of ($165,257) and $33,099, for the years ended December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC model law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest rate risk and business risk. The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

During 2002, all of the major rating agencies reviewed the U.S. life insurance sector, including the Company. Based on these reviews the rating agencies have evolving concerns surrounding the risk profile of variable annuity companies due to their significant exposure to equity market performance. This exposure has resulted, and may continue to result, in earnings volatility. Based on the reviews made during 2002, the following ratings actions took place:

On May 8, 2002, Fitch Ratings downgraded the Company's "insurer financial strength" rating to A+ from AA- with a "stable" outlook.

On September 19, 2002, Fitch Ratings lowered the Company's "insurer financial strength" rating to A- from A+ with an "evolving" outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002, Standard and Poor's lowered the Company's "counter party credit" and "financial strength" ratings to A- from A+ with a negative outlook and removed the Company from Credit Watch.

Subsequent to the announcement of the Acquisition, Standard and Poor's placed the Company on CreditWatch with positive implications.

Effects of Inflation

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook

The Company believes that it is well positioned to retain and enhance its position as a leading provider of financial products for long-term savings and retirement purposes as well as to address the economic impact of premature death, estate planning concerns and supplemental retirement needs. The Company has renewed its focus on its core variable annuity business, offering innovative long-term savings and income products, strengthening its wholesaling efforts and providing consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The Gramm-Leach-Bliley Act of 1999 (the Financial Services Modernization Act) permits affiliation among banks, securities firms and insurance companies. This legislative change has created opportunities for continued consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various other legislative initiatives could impact the Company such as pension reform and capital gains and estate tax changes. These include the proposed exclusion from tax for corporate dividends, potential changes to the deductibility of dividends received from the Company's separate accounts and newly proposed tax-advantaged savings programs. Additional pension reform may change current tax deferral rules and allow increased contributions to retirement plans, which may lead to higher investments in tax-deferred products and create growth opportunities for the Company. A capital gains tax reduction may cause tax-deferred products to be less attractive to consumers, which could adversely impact the Company.

In addition, NAIC statutory reserving guidelines and/or interpretations of those guidelines may change in the future. Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

Forward Looking Information

The Private Securities Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking statements, so long as those statements are identified as forward-looking, and the statements are accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those discussed in the statement. We want to take advantage of these safe harbor provisions.

Certain information contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations is forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of significant uncertainties and results may differ materially from these statements. You should not put undue reliance on these forward-looking statements. We disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks, and includes "forward-looking statements" that involve risk and uncertainties. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk

Fluctuations in interest rates can potentially impact the Company's profitability and cash flows. At December 31, 2002, 91% of assets held under management by the Company are in non-guaranteed Separate Accounts for which the Company's interest rate and equity market exposure is not significant, as the contract owner assumes substantially all of the investment risk. Of the remaining 9% of assets, the interest rate risk from contracts that carry interest rate exposure is managed through an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002, the Company held fixed maturity investments in its general account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate annuities, fixed supplementary contracts, the fixed investment option offered in its variable life insurance contracts, and in support of the Company's target solvency capital. The Company has a conservative investment philosophy with regard to these investments. All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's deferred annuity products offer a fixed investment option which subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the contract owner. Guarantee period options available range from one to ten years. Withdrawal of funds, or transfer of funds to variable investment options, before the end of the guarantee period subjects the contract owner to a market value adjustment ("MVA"). In the event of rising interest rates, which make the fixed maturity securities underlying the guarantee less valuable, the MVA could be negative. In the event of declining interest rates, which make the fixed maturity securities underlying the guarantee more valuable, the MVA could be positive. The resulting increase or decrease in the value of the fixed option, from calculation of the MVA, should substantially offset the increase or decrease in the market value of the securities underlying the guarantee. The Company maintains strict asset/liability matching to enable this offset. However, the Company still takes on the default risk for the underlying securities, the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities held in the Company's guaranteed separate account as of December 31, 2002 totaled $1,828,048. Assets, primarily fixed income investments, supporting those liabilities had a fair value of $1,828,048. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 2002. The analysis showed that an immediate decrease of 100 basis points in interest rates would result in a net increase in liabilities and the corresponding assets of approximately $69,150 and $68,500, respectively. An analysis of a 100 basis point decline in interest rates at December 31, 2001, showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

Equity Market Exposure

The primary equity market risk to the Company comes from the nature of the variable annuity and variable life products sold by the Company. Various fees and charges earned are substantially derived as a percentage of the market value of assets under management. In a market decline, this income will be reduced. This could be further compounded by customer withdrawals, net of applicable surrender charge revenues, partially offset by transfers to the fixed option discussed above. A 10% decline in the market value of the assets under management at December 31, 2002, sustained throughout 2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another equity market risk exposure of the Company relates to guaranteed minimum death benefit payments. Declines in equity markets and, correspondingly, the performance of the funds underlying the Company's products, increase exposure to guaranteed minimum death benefit payments. As discussed in Note 2D of the consolidated financial statements, the Company uses derivative instruments to hedge against the risk of significant decreases in equity markets. Prior to the implementation of this program, the Company used reinsurance to mitigate this risk.

The Company has a portfolio of equity investments consisting of mutual funds, which are held in support of a deferred compensation program. In the event of a decline in market values of underlying securities, the value of the portfolio would decline; however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were obtained using computer models that take into consideration various assumptions about the future. Given the uncertainty of future interest rate movements, volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                         Report of Independent Auditors

To the Board of Directors and Shareholder of American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated statements of financial condition of American Skandia Life Assurance Corporation (the "Company" which is an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Skandia Life Assurance Corporation at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.

/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Financial Condition

                        (in thousands, except share data)

                                                                         As of December 31,
                                                                     -------------------------
                                                                        2002          2001
                                                                     -----------   -----------
ASSETS
Investments:
   Fixed maturities - at fair value (amortized cost of $379,422
     and $356,882, respectively)                                     $   398,601   $   362,831
   Equity securities - at fair value (amortized cost of $52,017
     and $49,886, respectively)                                           51,769        45,083
   Derivative instruments - at fair value                                 10,370         5,525
   Policy loans                                                            7,559         6,559
                                                                     -----------   -----------
     Total investments                                                   468,299       419,998
Cash and cash equivalents                                                 51,339            --
Accrued investment income                                                  4,196         4,737
Deferred acquisition costs                                             1,117,544     1,383,281
Reinsurance receivable                                                     5,447         7,733
Receivable from affiliates                                                 3,961         3,283
Income tax receivable                                                         --        30,537
Deferred income taxes                                                     38,206            --
Fixed assets, at depreciated cost (accumulated depreciation of
$7,555 and $4,266, respectively)                                          12,132        17,752
Other assets                                                             101,848       103,912
Separate account assets                                               21,905,613    26,038,549
                                                                     -----------   -----------
     Total assets                                                    $23,708,585   $28,009,782
                                                                     ===========   ===========
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
Reserves for future policy and contract benefits                     $   149,349   $    91,126
Accounts payable and accrued expenses                                    133,543       192,952
Income tax payable                                                         6,547            --
Deferred income taxes                                                         --        54,980
Payable to affiliates                                                      2,223       101,035
Future fees payable to American Skandia, Inc. ("ASI")                    708,249       799,472
Short-term borrowing                                                      10,000        10,000
Surplus notes                                                            110,000       144,000
Separate account liabilities                                          21,905,613    26,038,549
                                                                     -----------   -----------
     Total liabilities                                                23,025,524    27,432,114
                                                                     -----------   -----------
Commitments and contingent liabilities (Note 18)
Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                  2,500         2,500
Additional paid-in capital                                               595,049       335,329
Retained earnings                                                         73,821       239,078
Accumulated other comprehensive income                                    11,691           761
                                                                     -----------   -----------
     Total shareholder's equity                                          683,061       577,668
                                                                     -----------   -----------
     Total liabilities and shareholder's equity                      $23,708,585   $28,009,782
                                                                     ===========   ===========

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                        Consolidated Statements of Income

                                 (in thousands)

                                                                     For the Years Ended December 31,
                                                                     --------------------------------
                                                                        2002        2001       2000
                                                                     ---------    --------   --------
REVENUES
Annuity and life insurance charges and fees                          $ 370,004    $388,696   $424,578
Fee income                                                              97,650     111,196    130,610
Net investment income                                                   19,632      20,126     18,595
Net realized capital (losses) gains                                     (9,614)        928       (688)
Other                                                                    2,176       1,770      4,883
                                                                     ---------  ----------  ---------
   Total revenues                                                      479,848     522,716    577,978
                                                                     ---------    --------   --------
EXPENSES
Benefits:
   Annuity and life insurance benefits                                   3,391       1,955        751
   Change in annuity and life insurance policy reserves                  2,741     (39,898)    49,339
   Guaranteed minimum death benefit claims, net of hedge                23,256      20,370      2,618
   Return credited to contract owners                                    5,196       5,796      8,463
                                                                     ---------    --------   --------
   Total benefits                                                       34,584     (11,777)    61,171
Other:
   Underwriting, acquisition and other insurance
     expenses                                                          188,728     196,755    150,597
   Amortization of deferred acquisition costs                          510,059     224,047    184,616
   Interest expense                                                     14,544      73,424     85,998
                                                                     ---------    --------   --------
                                                                       713,331     494,226    421,211
                                                                     ---------    --------   --------
   Total benefits and expenses                                         747,915     482,449    482,382
                                                                     ---------    --------   --------
     (Loss) income from operations before income tax
       (benefit) expense                                              (268,067)     40,267     95,596
       Income tax (benefit) expense                                   (102,810)      7,168     30,779
                                                                     ---------    --------   --------
         Net (loss) income                                           $(165,257)   $ 33,099   $ 64,817
                                                                     =========    ========   ========


                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Shareholder's Equity

                                 (in thousands)

                                                                                 Accumulated Other
                                                                               Comprehensive Income
                                                                             ------------------------
                                                    Additional                 Foreign     Unrealized
                                           Common    Paid in      Retained     Currency       Gains
                                            Stock    Capital      Earnings   Translation    (Losses)      Total
                                           ------   ----------   ---------   -----------   ----------   ---------
As of December 31, 1999                    $2,500     $215,879   $ 141,162       $ 148      ($  255)    $ 359,434
Net income                                                          64,817                                 64,817
Other comprehensive income:
   Unrealized capital gains                                                                     843           843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                 433           433
   Foreign currency translation                                                    (66)                       (66)
                                                                                                        ---------
Other comprehensive income                                                                                  1,210
                                                                                                        ---------
Comprehensive income                                                                                       66,027
Capital contributions                                   71,450                                             71,450
                                           ------     --------   ---------       -----      -------     ---------
As of December 31, 2000                     2,500      287,329     205,979          82        1,021       496,911
Net income                                                          33,099                                 33,099
Other comprehensive loss:
   Unrealized capital losses                                                                   (261)         (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                                 (14)          (14)
   Foreign currency translation                                                    (67)                       (67)
                                                                                                        ---------
Other comprehensive loss                                                                                     (342)
                                                                                                        ---------
Comprehensive income                                                                                       32,757
Capital contributions                                   48,000                                             48,000
                                           ------     --------   ---------       -----      -------     ---------
As of December 31, 2001                     2,500      335,329     239,078          15          746       577,668
Net loss                                                          (165,257)                              (165,257)
Other comprehensive income:
   Unrealized capital gains                                                                  10,434        10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                               1,126         1,126
   Foreign currency translation                                                   (630)                      (630)
                                                                                                        ---------
Other comprehensive income                                                                                 10,930
                                                                                                        ---------
Comprehensive loss                                                                                       (154,327)
Capital contributions                                  259,720                                            259,720
                                           ------     --------   ---------       -----      -------     ---------
As of December 31, 2002                    $2,500     $595,049   $  73,821       $(615)     $12,306     $ 683,061

Unrealized capital gains (losses) is shown net of tax expense (benefit) of $5,618, ($140) and $454 for 2002, 2001 and 2000, respectively. Reclassification adjustment for realized losses (gains) included in net realized capital (losses) gains is shown net of tax expense (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000, respectively. Foreign currency translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                         For the Years Ended December 31,
                                                                        -----------------------------------
                                                                           2002         2001        2000
                                                                        ---------   ----------   ----------
Cash flow from operating activities:
   Net (loss) income                                                    $(165,257)  $   33,099   $   64,817
   Adjustments to reconcile net (loss) income to net
     cash (used in) provided by operating activities:
     Amortization and depreciation                                         21,649       13,374        5,758
     Deferral of acquisition costs                                       (244,322)    (209,136)    (495,103)
     Amortization of deferred acquisition costs                           510,059      224,047      184,616
     Deferred tax (benefit) expense                                       (99,071)      46,215       60,023
     Change in unrealized (gains) losses on derivatives                    (5,149)       2,902       (2,936)
     Increase (decrease) in policy reserves                                 3,293      (38,742)      50,892
     (Decrease) increase in net receivable/payable to affiliates          (99,490)     103,496      (72,063)
     Change in net income tax receivable/payable                           37,084        4,083      (58,888)
     Increase in other assets                                              (9,546)     (12,105)     (65,119)
     Decrease (increase) in accrued investment income                         541          472       (1,155)
     Decrease (increase) in reinsurance receivable                          2,286       (1,849)         420
     (Decrease) increase in accounts payable and accrued
expenses                                                                  (59,409)      55,912      (21,550)
     Net realized capital (gains) losses on derivatives                   (26,654)     (14,929)       5,554
     Net realized capital losses (gains) on investments                     9,616         (928)         688
                                                                        ---------   ----------   ----------
       Net cash (used in) provided by operating activities               (124,370)     205,911     (344,046)
                                                                        ---------   ----------   ----------
Cash flow from investing activities:
     Purchase of fixed maturity investments                              (388,053)    (462,820)    (380,737)
     Proceeds from sale and maturity of fixed
       maturity investments                                               367,263      390,816      303,736
     Purchase of derivatives                                              (61,998)    (103,533)     (14,781)
     Proceeds from exercise or sale of derivative instruments              88,956      113,051        5,936
     Purchase of shares in equity securities and dividend
reinvestments                                                             (49,713)     (55,430)     (18,136)
     Proceeds from sale of shares in equity securities                     34,220       25,228        8,345
     Purchase of fixed assets                                              (2,423)     (10,773)      (7,348)
     Increase in policy loans                                              (1,000)      (2,813)      (2,476)
                                                                        ---------   ----------   ----------
       Net cash used in investing activities                              (12,748)    (106,274)    (105,461)
                                                                        ---------   ----------   ----------
Cash flow from financing activities:
     Capital contribution                                                 259,720       48,000       71,450
     Pay down of surplus notes                                            (34,000)     (15,000)     (20,000)
     (Decrease) increase in future fees payable to ASI, net               (91,223)    (137,355)     358,376
     Deposits to contract owner accounts                                  808,209       59,681      172,441
     Withdrawals from contract owner accounts                            (164,964)    (130,476)    (102,603)
     Change in contract owner accounts, net of investment earnings       (588,315)      62,875      (55,468)
                                                                        ---------   ----------   ----------
       Net cash provided by (used in) financing activities                189,427     (112,275)     424,196
                                                                        ---------   ----------   ----------
       Net increase (decrease) in cash and cash equivalents                52,309      (12,638)     (25,311)
       Change in foreign currency translation                                (970)        (103)        (101)
       Cash and cash equivalents at beginning of period                        --       12,741       38,153
       Cash and cash equivalents at end of period                       $  51,339   $       --   $   12,741
                                                                        =========   ==========   ==========
     Income taxes (received) paid                                       $ (40,823)  $  (43,130)  $   29,644
                                                                        =========   ==========   ==========
     Interest paid                                                      $  23,967   $   56,831   $  114,394
                                                                        =========   ==========    =========

                 See notes to consolidated financial statements.

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                   Notes to Consolidated Financial Statements

                                December 31, 2002
                             (dollars in thousands)

1.   ORGANIZATION AND OPERATION

     American Skandia Life Assurance Corporation ("ASLAC" or the "Company"), with its principal offices in Shelton, Connecticut, is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). On December 19, 2002, Skandia Insurance Company Ltd. (publ) ("SICL"), an insurance company organized under the laws of the Kingdom of Sweden, and the ultimate parent company of the Company, entered into a definitive purchase agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"), whereby Prudential Financial will acquire the Company and certain of its affiliates (the "Acquisition"). Consummation of the transaction is subject to various closing conditions, including regulatory approvals and approval of certain matters by the board of directors and shareholders of the mutual funds advised by American Skandia Investment Services, Inc. ("ASISI"), a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003.

     The Company develops long-term savings and retirement products, which are distributed through its affiliated broker/dealer company, American Skandia Marketing, Incorporated ("ASM"). The Company currently issues term and variable universal life insurance and variable deferred and immediate annuities for individuals and groups in the United States of America and its territories.

     The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. ("Skandia Vida"), which is a life insurance company domiciled in Mexico. Skandia Vida had total shareholder's equity of $5,023 and $4,179 as of December 31, 2002, and 2001, respectively. Skandia Vida has generated net losses of $2,706, $2,619 and $2,540 in 2002, 2001 and 2000, respectively. As part of the Acquisition, it is expected that the Company will sell its ownership interest in Skandia Vida to SICL. The Company has filed for required regulatory approvals from the State of Connecticut and Mexico related to the sale of Skandia Vida.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.   Basis of Reporting

          The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"). Skandia Vida has been consolidated in these financial statements. Intercompany transactions and balances between the Company and Skandia Vida have been eliminated in consolidation.

          Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

     B.   New Accounting Standard

          Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137 and SFAS 138 (collectively "SFAS 133"). Derivative instruments held by the Company consist of equity put option contracts utilized to

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          manage the economic risks associated with guaranteed minimum death benefits ("GMDB"). These derivative instruments are carried at fair value. Realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge. The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

          Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under the consensus, investors in certain asset-backed securities are required to record changes in their estimated yield on a prospective basis and to evaluate these securities for an other than temporary decline in value. If the fair value of the asset-backed security has declined below its carrying amount and the decline is determined to be other than temporary, the security is written down to fair value. The adoption of EITF Issue 99-20 did not have a significant effect on the Company's financial statements.

          In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards. No. 142 "Accounting for Goodwill and Intangible Assets" ("SFAS 142"). Under the new standard, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the new standard. Other intangible assets will continue to be amortized over their useful lives.

          The Company applied the new rules on the accounting for goodwill and other intangible assets in the first quarter of 2002. The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

     C.   Investments

          The Company has classified its fixed maturity investments as available-for-sale and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          The Company has classified its equity securities held in support of a deferred compensation plan (see Note 12) as available-for-sale. Such investments are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          Policy loans are carried at their unpaid principal balances.

          Realized capital gains and losses on disposal of investments are determined by the specific identification method.

          Other than temporary impairment charges are determined based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

     Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     D.   Derivative Instruments

          The Company uses derivative instruments, which consist of equity put option contracts, for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. As the equity markets decline, the Company's exposure to future GMDB claims increases. Conversely, as the equity markets increase the Company's exposure to future GMDB claims decreases. The claims exposure is reduced by the market value effect of the option contracts purchased.

          Based on criteria described in SFAS 133, the Company's fair value hedges do not qualify as "effective" hedges and, therefore, hedge accounting may not be applied. Accordingly, the derivative investments are carried at fair value with changes in unrealized gains and losses being recorded in income as those changes occur. As such, both realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

          As of December 31, 2002 and 2001, the accumulated difference between cost and market value on the Company's derivatives was an unrealized gain of $1,434 and an unrealized loss of $3,715, respectively. The amount of realized and unrealized gains (losses) on the Company's derivatives recorded during the years ended December 31, 2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

     E.   Cash Equivalents

          The Company considers all highly liquid time deposits, commercial paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

          As of December 31, 2002, $50 of cash reflected on the Company's financial statements was restricted in compliance with regulatory requirements.

     F. State Insurance Licenses

          Licenses to do business in all states have been capitalized and reflected at the purchase price of $6,000 less accumulated amortization of $2,038 at December 31, 2002. Due to the adoption of SFAS 142, the cost of the licenses is no longer being amortized but is subjected to an annual impairment test. As of December 31, 2002, the Company estimated the fair value of the state insurance licenses to be in excess of book value and, therefore, no impairment charge was required.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     G.   Income Taxes

          The Company is included in the consolidated federal income tax return filed by Skandia U.S. Inc. and its U.S. subsidiaries. In accordance with the tax sharing agreement, the federal income tax provision is computed on a separate return basis as adjusted for consolidated items. Pursuant to the terms of this agreement, the Company has the right to recover the value of losses utilized by the consolidated group in the year of utilization. To the extent the Company generates income in future years, the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     H.   Recognition of Revenue and Contract Benefits

          Revenues for variable deferred annuity contracts consist of charges against contract owner account values or separate accounts for mortality and expense risks, administration fees, surrender charges and an annual maintenance fee per contract. Revenues for mortality and expense risk charges and administration fees are recognized as assessed against the contract holder. Surrender charge revenue is recognized when the surrender charge is assessed against the contract holder at the time of surrender. Annual maintenance fees are earned ratably throughout the year.

          Benefit reserves for the variable investment options on annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Fee income from mutual fund organizations is recognized when assessed against assets under management.

          Revenues for variable immediate annuity and supplementary contracts with life contingencies consist of certain charges against contract owner account values including mortality and expense risks and administration fees. These charges and fees are recognized as revenue as assessed against the contract holder. Benefit reserves for variable immediate annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Revenues for the market value adjusted fixed investment option on annuity contracts consist of separate account investment income reduced by amounts credited to the contract holder for interest. This net spread is included in return credited to contract owners on the consolidated statements of income. Benefit reserves for these contracts represent the account value of the contracts plus a

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          market value adjustment, and are included in the general account reserve for future policy and contract benefits to the extent in excess of the separate account assets, typically for the market value adjustment at the reporting date.

          Revenues for fixed immediate annuity and fixed supplementary contracts without life contingencies consist of net investment income, reported as a component of return credited to contract owners. Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on applicable actuarial standards with assumed interest rates that vary by issue year and are included in the general account reserve for future policy and contract benefits. Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

          Revenues for variable life insurance contracts consist of charges against contract owner account values or separate accounts for mortality and expense risk fees, administration fees, cost of insurance fees, taxes and surrender charges. Certain contracts also include charges against premium to pay state premium taxes. All of these charges are recognized as revenue when assessed against the contract holder. Benefit reserves for variable life insurance contracts represent the account value of the contracts and are included in the separate account liabilities.

     I.   Deferred Acquisition Costs

          The costs of acquiring new business, which vary with and are primarily related to new business generated, are being deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

          The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits, from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                             2002         2001         2000
                                          ----------   ----------   ----------
Balance at beginning of year              $1,383,281   $1,398,192   $1,087,705
Acquisition costs deferred during the
     year                                    244,322      209,136      495,103
Acquisition costs amortized during the
     year                                   (510,059)    (224,047)    (184,616)
                                          ----------   ----------   ----------
Balance at end of year                    $1,117,544   $1,383,281   $1,398,192
                                          ==========   ==========   ==========

          As asset growth rates, during 2002 and 2001, have been far below the Company's long-term assumption, the adjustment to the short-term asset growth rate had risen to a level, before being capped, that in management's opinion was excessive in the current market environment. Based on an analysis of those short-term rates, the related estimates of future gross profits and an impairment study, management of the Company determined that the short-term asset growth rate should be reset to the level of the long-term growth rate expectation as of September 30, 2002. This resulted in an acceleration of amortization of approximately $206,000.

          Throughout the year, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

     J.   Reinsurance

          The Company cedes reinsurance under modified co-insurance arrangements. These reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from the Company's variable annuity and variable life insurance business. The reinsurance is effected under quota share contracts.

          At December 31, 2002 and 2001, in accordance with the provisions of the modified coinsurance agreements, the Company accrued approximately $5,447 and $7,733, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

     K.   Translation of Foreign Currency

          The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency. Assets and liabilities are translated at the exchange rate in effect at each year-end. Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     L.   Separate Accounts

          Assets and liabilities in separate accounts are included as separate captions in the consolidated statements of financial condition. Separate account assets consist principally of long term bonds, investments in mutual funds, short-term securities and cash and cash equivalents, all of which are carried at fair value. The investments are managed predominately through ASISI, utilizing various fund managers as sub-advisors. The remaining investments are managed by independent investment firms. The contract holder has the option of directing funds to a wide variety of investment options, most of which invest in mutual funds. The investment risk on the variable portion of a contract is borne by the contract holder. Fixed options with minimum guaranteed interest rates are also available. The Company bears the credit risk associated with the investments that support these fixed options.

          Included in Separate Account liabilities are reserves of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of return. These reserves are calculated using the Commissioners Annuity Reserve Valuation Method. Separate Account assets of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, consisting of fixed maturities, equity securities, short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity obligations, pursuant to state regulation.

          Included in the general account, within Reserves for Future Policy and Contract Benefits, is the market value adjustment associated with the guaranteed, fixed rate investment options, assuming the market value adjustment at the reporting date.

          Net investment income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

     M.   Unearned Performance Credits

          The Company defers certain bonus credits applied to contract holder deposits. The credit is reported as a contract holder liability within separate account liabilities and the deferred expense is reported as a component of other assets. As the contract holder must keep the contract in-force for 10 years to earn the bonus credit, the Company amortizes the deferred expense on a straight-line basis over 10 years. If the contract holder surrenders the contract or the contract holder dies prior to the end of 10 years, the bonus credit is returned to the Company. This component of the bonus credit is amortized in proportion to expected surrenders and mortality. As of December 31, 2002 and 2001, the unearned performance credit asset was $83,288 and $89,234, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     N.   Estimates

          The preparation of financial statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve estimates of future policy lapses, investment returns and maintenance expenses. Actual results could differ from those estimates.

3.   INVESTMENTS

     The amortized cost, gross unrealized gains and losses and fair value of fixed maturities and investments in equity securities as of December 31, 2002 and 2001 are shown below. All securities held at December 31, 2002 and 2001 were publicly traded.

     Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                          Gross        Gross
                                           Amortized   Unrealized   Unrealized
                                             Cost         Gains       Losses     Fair Value
                                           ---------   ----------   ----------   ----------
U.S. Government obligations                $270,969      $15,658      $ (78)      $286,549
Obligations of state and political
  subdivisions                                  253            9         (1)           261
Corporate securities                        108,200        3,631        (40)       111,791
                                           --------      -------      -----       --------
     Totals                                $379,422      $19,298      $(119)      $398,601
                                           ========      =======      =====       ========

     The amortized cost and fair value of fixed maturities, by contractual maturity, at December 31, 2002 are shown below. Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                           Amortized
                                             Cost      Fair Value
                                           ---------   ----------
 Due in one year or less                    $ 12,793    $ 12,884
 Due after one through five years            165,574     171,830
 Due after five through ten years            186,609     198,913
 Due after ten years                          14,446      14,974
                                            --------    --------
   Total                                    $379,422    $398,601
                                            ========    ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                          Gross        Gross
                                           Amortized   Unrealized   Unrealized
                                             Cost         Gains       Losses     Fair Value
                                           --------    ----------   ----------   ----------
U.S. Government obligations                 $198,136     $2,869        $(413)     $200,592
Obligations of state and political
  subdivisions                                   252          8           --           260
Corporate securities                         158,494      4,051         (566)      161,979
                                           ---------     -------       ------     --------
     Totals                                 $356,882     $6,928        $(979)     $362,831
                                           =========     ======        =====      ========

     Proceeds from sales of fixed maturities during 2002, 2001 and 2000 were $367,213, $386,816 and $302,632, respectively. Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

     The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:

                                                          Gross        Gross
                                                       Unrealized   Unrealized
                                             Cost         Gains       Losses     Fair Value
                                           --------    ----------   ----------   ----------
2002                                        $52,017       $136       $  (384)    $ 51,769
2001                                        $49,886       $122       $(4,925)    $ 45,083

     Net realized investment gains (losses), determined on a specific identification basis, were as follows for the years ended December 31:

                                                 2002       2001       2000
                                               --------   -------   -------
Fixed maturities:
  Gross gains                                  $  8,213   $ 8,849   $ 1,002
  Gross losses                                   (4,468)   (4,387)   (3,450)
Investment in equity securities:
  Gross gains                                        90       658     1,913
  Gross losses                                  (13,451)   (4,192)     (153)
                                               --------   -------   -------
     Totals                                    $ (9,616)  $   928   $  (688)
                                               ========   =======   =======

     During 2002, the Company determined that certain amounts of its investment in equity securities were other than temporarily impaired and, accordingly, recorded a loss of $3,769.

     As of December 31, 2002, the Company did not own any investments in fixed maturity securities whose carrying value exceeded 10% of the Company's equity.

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

         As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

Security                                                  Fair Value
--------                                                  ----------
U.S. Treasury Note, 6.25%, February 2003                    $4,345
U.S. Treasury Note, 3.00%, November 2003                       183
Puerto Rico Commonwealth, 4.60%, July 2004                     210
Puerto Rico Commonwealth, 4.875%, July 2023                     52

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The methods and assumptions used to determine the fair value of financial instruments are as follows:

     Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

     Fair values of equity securities are based on quoted market prices.

     The fair value of derivative instruments is determined based on the current value of the underlying index.

     The carrying value of cash and cash equivalents (cost) approximates fair value due to the short-term nature of these investments.

     The carrying value of policy loans approximates fair value.

     Fair value of future fees payable to ASI are determined on a discounted cash flow basis, using best estimate assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

     The carrying value of short-term borrowings (cost) approximates fair value due to the short-term nature of these liabilities.

     Fair value of surplus notes are determined based on a discounted cash flow basis with a projected payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

     The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                           December 31, 2002            December 31, 2001
                                     ---------------------------   ---------------------------
                                     Fair Value   Carrying Value   Fair Value   Carrying Value
                                     ----------   --------------   ----------   --------------
Assets
Fixed Maturities                      $398,601        $398,601      $362,831       $362,831
Equity Securities                       51,769          51,769        45,083         45,083
Derivative Instruments                  10,370          10,370         5,525          5,525
Policy Loans                             7,559           7,559         6,559          6,559
Liabilities
Future Fees Payable to ASI             429,773         708,249       546,357        799,472
Short-term Borrowing                    10,000          10,000        10,000         10,000
Surplus Notes and accrued
   interest of $29,230 and
   $25,829 in 2002 and 2001,
   respectively                        140,777         139,230       174,454        169,829

5.   NET INVESTMENT INCOME

     The sources of net investment income for the years ended December 31 were as follows:

                                      2002       2001     2000
                                     -------   -------   -------
Fixed maturities                     $18,015   $18,788   $13,502
Cash and cash equivalents              1,116       909     5,209
Equity securities                        809       622        99
Policy loans                             403       244        97
                                     -------   -------   -------
Total investment income               20,343    20,563    18,907
Investment expenses                     (711)     (437)     (312)
                                     -------   -------   -------
Net investment income                $19,632   $20,126   $18,595
                                     =======   =======   =======

6.   INCOME TAXES

     The significant components of income tax expense for the years ended December 31 were as follows:

                                                  2002        2001       2000
                                               ---------    --------   --------
Current tax benefit                            $  (3,739)   $(39,047)  $(29,244)
Deferred tax expense, excluding operating
  loss carryforwards                              35,915      60,587     60,023
Deferred tax benefit for operating and
  capital loss carryforwards                    (134,986)    (14,372)        --
                                               ---------    --------   --------
     Total income tax (benefit) expense        $(102,810)   $  7,168   $ 30,779
                                               =========    ========   ========

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

6.   INCOME TAXES (continued)

     Deferred tax assets (liabilities) include the following at December 31:

                                                 2002        2001
                                              ---------   ---------
Deferred tax assets:
  GAAP to tax reserve differences             $ 165,348   $ 241,503
  Future fees payable to ASI                     21,475      63,240
  Deferred compensation                          20,603      20,520
  Net operating loss carry forward              147,360      14,372
  Other                                           6,530      17,276
                                              ---------   ---------
     Total deferred tax assets                  361,316     356,911
                                              ---------   ---------
Deferred tax liabilities:
  Deferred acquisition costs, net              (312,933)   (404,758)
  Net unrealized gains on fixed
     maturity securities                         (6,713)     (2,082)
  Other                                          (3,464)     (5,051)
                                              ---------   ---------
     Total deferred tax liabilities            (323,110)   (411,891)
                                              ---------   ---------
       Net deferred tax asset (liability)     $  38,206   $ (54,980)
                                              =========   =========

         In accordance with SFAS 109, the Company has performed an analysis of its deferred tax assets to assess recoverability. Looking at a variety of items, most notably, the timing of the reversal of temporary items and future taxable income projections, the Company determined that no valuation allowance is needed.

         The income tax (benefit) expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                                                         2002       2001         2000
                                                     ---------    -------      -------
(Loss) income before taxes
  Domestic                                           $(265,361)   $42,886      $98,136
  Foreign                                               (2,706)    (2,619)      (2,540)
                                                     ---------    -------      -------
  Total                                               (268,067)    40,267       95,596
  Income tax rate                                           35%        35%          35%
                                                     ---------   --------     --------
Tax (benefit) expense at federal statutory income
  tax rate                                             (93,823)    14,093       33,459
Tax effect of:
  Dividend received deduction                          (12,250)    (8,400)      (7,350)
  Losses of foreign subsidiary                             947        917          889
  Meals and entertainment                                  603        603          841
  State income taxes                                        --        (62)        (524)
  Federal provision to return differences                  709       (177)       3,235
  Other                                                  1,004        194          229
                                                     ---------    -------      -------
     Income tax (benefit) expense                    $(102,810)   $ 7,168      $30,779
                                                     =========    =======      =======

     The Company's net operating loss carry forwards, totaling approximately $421,029 (pre-tax) at December 31, 2002, will expire in 2016 and 2017.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

7.   COST ALLOCATION AGREEMENTS WITH AFFILIATES

     Certain operating costs (including rental of office space, furniture, and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology Corporation ("ASIST"), an affiliated company. ASLAC signed a written service agreement with ASIST for these services executed and approved by the Connecticut Insurance Department in 1995. This agreement automatically continues in effect from year to year and may be terminated by either party upon 30 days written notice. The Company has also paid and charged operating costs to several of its affiliates. The total cost to the Company for these items was $8,177, $6,179 and $13,974 in 2002, 2001 and 2000, respectively. Income received for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

     Allocated depreciation expense was $7,440, $8,764 and $9,073 in 2002, 2001 and 2000, respectively. Allocated lease expense was $5,808, $6,517 and $5,606 in 2002, 2001 and 2000, respectively. Allocated sub-lease rental income, recorded as a reduction to lease expense, was $738, $30 and $0 in 2002, 2001 and 2000, respectively. Assuming that the written service agreement between ASLAC and ASIST continues indefinitely, ASLAC's allocated future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                                 Lease   Sub-Lease
                                -------  ---------
2003                            $ 4,847   $ 1,616
2004                              5,275     1,773
2005                              5,351     1,864
2006                              5,328     1,940
2007                              5,215     1,788
2008 and thereafter              19,629     7,380
                                -------   -------
Total                           $45,645   $16,361
                                =======   =======

     Beginning in 1999, the Company was reimbursed by ASM for certain distribution related costs associated with the sales of business through an investment firm where ASM serves as an introducing broker dealer. Under this agreement, the expenses reimbursed were $8,255, $6,610 and $6,064 in 2002, 2001 and 2000, respectively. As of December 31, 2002 and 2001, amounts receivable under this agreement were approximately $458 and $639, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI

     In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

     The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

     In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

     Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, current mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

     On April 12, 2002, the Company entered into a new securitization purchase agreement with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713.

     Payments, representing fees and charges in the aggregate amount, of $186,810, $207,731 and $219,523 were made by the Company to ASI in 2002, 2001 and 2000, respectively. Related interest expense of $828, $59,873 and $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

     The Commissioner of the State of Connecticut has approved the transfer of future fees and charges; however, in the event that the Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to restrict the payments due to ASI, into a restricted account, under the Purchase Agreement subject to certain terms and conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI (continued)

     The present values of the transactions as of the respective effective date were as follows:

             Closing    Effective    Contract Issue      Discount   Present
Transaction   Date        Date           Period            Rate      Value
-----------  --------   ---------   ------------------   --------   --------
  1996-1     12/17/96      9/1/96    1/1/94 - 6/30/96      7.5%     $50,221
  1997-1      7/23/97      6/1/97    3/1/96 - 4/30/97      7.5%      58,767
  1997-2     12/30/97     12/1/97    5/1/95 - 12/31/96     7.5%      77,552
  1997-3     12/30/97     12/1/97    5/1/96 - 10/31/97     7.5%      58,193
  1998-1      6/30/98      6/1/98    1/1/97 - 5/31/98      7.5%      61,180
  1998-2     11/10/98     10/1/98    5/1/97 - 8/31/98      7.0%      68,573
  1998-3     12/30/98     12/1/98    7/1/96 - 10/31/98     7.0%      40,128
  1999-1      6/23/99      6/1/99    4/1/94 - 4/30/99      7.5%     120,632
  1999-2     12/14/99     10/1/99   11/1/98 - 7/31/99      7.5%     145,078
  2000-1      3/22/00      2/1/00    8/1/99 - 1/31/00      7.5%     169,459
  2000-2      7/18/00      6/1/00    2/1/00 - 4/30/00      7.25%     92,399
  2000-3     12/28/00     12/1/00    5/1/00 - 10/31/00     7.25%    107,291
  2000-4     12/28/00     12/1/00    1/1/98 - 10/31/00     7.25%    107,139
  2002-1      4/12/02      3/1/02   11/1/00 - 12/31/01     6.00%    101,713

     Payments of future fees payable to ASI, according to original amortization schedules, as of December 31, 2002 are as follows:

Year       Amount
----      --------
2003      $186,854
2004       171,093
2005       147,902
2006       117,761
2007        66,270
2008        18,369
          --------
Total     $708,249
          ========

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

9.   LEASES

     The Company entered into an eleven year lease agreement for office space in Westminster, Colorado, effective January 1, 2001. Lease expense for 2002 and 2001 was $2,583 and $1,602, respectively. Sub-lease rental income was $227 in 2002 and $0 in 2001. Future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                          Lease   Sub-Lease
                        -------   ---------
2003                    $ 1,913    $  426
2004                      1,982       455
2005                      2,050       500
2006                      2,050       533
2007                      2,050       222
2008 and thereafter       8,789         0
                        -------    ------
Total                   $18,834    $2,136
                        =======    ======

10.  RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

     Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

     The Company incurred statutory basis net losses in 2002 of $192,474 due primarily to significant declines in the equity markets, increasing GMDB reserves calculated on a statutory basis. Statutory basis net losses for 2001 were $121,957, as compared to income of $11,550 in 2000.

     Under various state insurance laws, the maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance department is subject to restrictions relating to statutory surplus and net gain from operations. For 2003, no amounts may be distributed without prior approval.

11.  STATUTORY ACCOUNTING PRACTICES

     The Company prepares its statutory basis financial statements in accordance with accounting practices prescribed by the State of Connecticut Insurance Department. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules.

     The NAIC adopted the Codification of Statutory Accounting Principles (Codification) in March 1998. The effective date for codification was January 1, 2001. The Company's state of domicile, Connecticut, has adopted codification and the Company has made the necessary changes in its statutory accounting and reporting required for implementation. The overall impact of adopting codification in 2001 was a one-time, cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

     In addition, during 2001, based on a recommendation from the State of Connecticut Insurance Department, the Company changed its statutory method of accounting for its

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

11.  STATUTORY ACCOUNTING PRACTICES (continued)

     liability associated with securitized variable annuity fees. Under the new method of accounting, the liability for securitized fees is established consistent with the method of accounting for the liability associated with variable annuity fees ceded under reinsurance contracts. This equates to the statutory liability at any valuation date being equal to the Commissioners Annuity Reserve Valuation Method (CARVM) offset related to the securitized contracts. The impact of this change in accounting, representing the difference in the liability calculated under the old method versus the new method as of January 1, 2001, was reported as a cumulative effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215.

     In 2001, the Company, in agreement with the Connecticut Insurance Department, changed its reserving methodology to recognize free partial withdrawals and to reserve on a "continuous" rather than "curtate" basis. The impact of these changes, representing the difference in reserves calculated under the new methods versus the old methods, was recorded directly to surplus as changes in reserves on account of valuation basis. This resulted in an increase to the unassigned deficit of approximately $40,511.

     Effective January 1, 2002, the Company adopted Statement of Statutory Accounting Principles No. 82, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Web Site Development Costs" ("SSAP 82"). SSAP 82 requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software. Prior to the adoption of SSAP 82, the Company expensed all internal use software related costs as incurred. The Company has identified and capitalized $5,935 of costs associated with internal use software as of January 1, 2002 and is amortizing the applicable costs on a straight-line basis over a three year period. The costs capitalized as of January 1, 2002 resulted in a direct increase to surplus. Amortization expense for the year ended December 31, 2002 was $757.

12.  EMPLOYEE BENEFITS

     The Company has a 401(k) plan for which substantially all employees are eligible. Under this plan, the Company provides a 50% match on employees' contributions up to 6% of an employee's salary (for an aggregate match of up to 3% of the employee's salary). Additionally, the Company may contribute additional amounts based on profitability of the Company and certain of its affiliates. Expenses related to this program in 2002, 2001 and 2000 were $719, $2,738 and $3,734, respectively. Company contributions to this plan on behalf of the participants were $921, $2,549 and $4,255 in 2002, 2001 and 2000, respectively.

     The Company has a deferred compensation plan, which is available to the field marketing staff and certain other employees. Expenses related to this program in 2002, 2001 and 2000 were $3,522, $1,615 and $1,030, respectively. Company contributions to this plan on behalf of the participants were $5,271, $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

     The Company and certain affiliates cooperatively have a long-term incentive program under which units are awarded to executive officers and other personnel. The Company and certain affiliates also have a profit sharing program, which benefits all employees

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

12.  EMPLOYEE BENEFITS (continued)

     below the officer level. These programs consist of multiple plans with new plans instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the programs. The accrued liability representing the value of these units was $7,083 and $13,645 as of December 31, 2002 and 2001, respectively. Expenses (income) related to these programs in 2002, 2001 and 2000, were $1,471, ($9,842) and $2,692, respectively. Payments under these programs were $8,033, $8,377 and $13,697 in 2002, 2001 and 2000, respectively.

13.  FINANCIAL REINSURANCE

     The Company cedes insurance to other insurers in order to fund the cash strain generated from commission costs on current sales and to limit its risk exposure. The Company uses modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving in the future, the future fees generated from that book of business. Such transfer does not relieve the Company of its primary liability and, as such, failure of reinsurers to honor their obligation could result in losses to the Company. The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

     The effect of reinsurance for the 2002, 2001 and 2000 was as follows:

2002                                                          Gross      Ceded       Net
----                                                        --------   --------  ---------
Annuity and life insurance charges and fees                 $406,272   $(36,268) $ 370,004
Return credited to contract owners                          $  5,221   $    (25) $   5,196
Underwriting, acquisition and other insurance
expenses (deferal of acquisition costs)                     $154,588   $ 34,140  $ 188,728
Amortization of deferred acquisition costs                  $542,945   $(32,886) $510,059

2001
Annuity and life insurance charges and fees                 $430,914    $(42,218) $388,696
Return credited to contract owners                          $  5,704    $     92  $  5,796
Underwriting, acquisition and other insurance
expenses (deferral of acquisition costs)                    $163,677    $ 33,078  $196,755
Amortization of deferred acquisition costs                  $231,290    $ (7,243) $224,047

2000
Annuity and life insurance charges and fees                 $473,318    $(48,740) $424,578
Return credited to contract owners                          $  8,540    $    (77) $  8,463
Underwriting, acquisition and other insurance
expenses (deferral of acquisition costs)                    $108,399    $ 42,198  $150,597
Amortization of deferred acquisition costs                  $205,174    $(20,558) $184,616

     In December 2000, the Company entered into a modified coinsurance agreement with SICL covering certain contracts issued since January 1996. The impact of this treaty to the

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

13.  FINANCIAL REINSURANCE (continued)

     Company was pre-tax (loss) income of ($4,137), $8,394 and $23,341 in 2002, 2001 and 2000, respectively. At December 31, 2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.  SURPLUS NOTES

     The Company has issued surplus notes to ASI in exchange for cash. Surplus notes outstanding as of December 31, 2002 and 2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                   Liability as of              Interest Expense
                                    December 31,                 For the Years
                     Interest   -----------------------------   -----------------
Note Issue Date        Rate      2002       2001       2002       2001      2000
------------------   --------   --------   --------   -------   -------   -------
February 18, 1994      7.28%          --         --        --        --       732
March 28, 1994         7.90%          --         --        --        --       794
September 30, 1994     9.13%          --         --        --     1,282     1,392
December 19, 1995      7.52%          --     10,000       520       763       765
December 20, 1995      7.49%          --     15,000       777     1,139     1,142
December 22, 1995      7.47%          --      9,000       465       682       684
June 28, 1996          8.41%      40,000     40,000     3,411     3,411     3,420
December 30, 1996      8.03%      70,000     70,000     5,699     5,699     5,715
                                --------   --------   -------   -------   -------
Total                           $110,000   $144,000   $10,872   $12,976   $14,644
                                ========   ========   =======   =======   =======

     On September 6, 2002, surplus notes for $10,000, dated December 19, 1995, $15,000, dated December 20, 1995, and $9,000, dated December 22, 1995, were repaid. On December 3, 2001, a surplus note, dated September 30, 1994, for $15,000 was repaid. On December 27, 2000, surplus notes for $10,000, dated February 18, 1994, and $10,000, dated March 28, 1994, were repaid. All surplus notes mature seven years from the issue date.

     Payment of interest and repayment of principal for these notes is subject to certain conditions and require approval by the Insurance Commissioner of the State of Connecticut. At December 31, 2002 and 2001, $29,230 and $25,829, respectively, of accrued interest on surplus notes was not permitted for payment under these criteria.

15.  SHORT-TERM BORROWING

     The Company had a $10,000 short-term loan payable to ASI at December 31, 2002 and 2001 as part of a revolving loan agreement. The loan had an interest rate of 1.97% and matured on January 13, 2003. The loan was subsequently rolled over with a new interest rate of 1.82% and a new maturity date of March 13, 2003. The loan was further extended to April 30, 2003 and a new interest rate of 1.71%. The total related interest expense to the Company was $271, $522 and $687 in 2002, 2001 and 2000,
     respectively. Accrued interest payable was $10 and $113 as of December 31, 2002 and 2001, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

15.  SHORT-TERM BORROWING (continued)

     On January 3, 2002, the Company entered into a $150,000 credit facility with ASI. This credit facility terminates on December 31, 2005 and bears interest at the offered rate in the London interbank market (LIBOR) plus
     0.35 percent per annum for the relevant interest period. Interest expense related to these borrowings was $2,243 for the year ended December 31, 2002. As of December 31, 2002, no amount was outstanding under this credit facility.

16.  CONTRACT WITHDRAWAL PROVISIONS

     Approximately 99% of the Company's separate account liabilities are subject to discretionary withdrawal by contract owners at market value or with market value adjustment. Separate account assets, which are carried at fair value, are adequate to pay such withdrawals, which are generally subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

17.  RESTRUCTURING CHARGES

     On March 22, 2001 and December 3, 2001, the Company announced separate plans to reduce expenses to better align its operating infrastructure with the current investment market environment. As part of the two plans, the Company's workforce was reduced by approximately 140 positions and 115 positions, respectively, affecting substantially all areas of the Company. Estimated pre-tax severance benefits of $8,500 have been charged against 2001 operations related to these reductions. These charges have been reported in the Consolidated Statements of Income as a component of Underwriting, Acquisition and Other Insurance Expenses. As of December 31, 2002 and 2001, the remaining restructuring liability, relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.  COMMITMENTS AND CONTINGENT LIABILITIES

     In recent years, a number of annuity companies have been named as defendants in class action lawsuits relating to the use of variable annuities as funding vehicles for tax- qualified retirement accounts. The Company is currently a defendant in one such lawsuit. A purported class action complaint was filed in the United States District Court for the Southern District of New York on December 12, 2002, by Diane C. Donovan against the Company and certain of its affiliates (the "Donovan Complaint"). The Donovan Complaint seeks unspecified compensatory damages and injunctive relief from the Company and certain of its affiliates. The Donovan Complaint claims that the Company and certain of its affiliates violated federal securities laws in marketing variable annuities. This litigation is in the preliminary stages. The Company believes this action is without merit, and intends to vigorously defend against this action.

     The Company is also involved in other lawsuits arising, for the most part, in the ordinary course of its business operations. While the outcome of these other lawsuits cannot be determined at this time, after consideration of the defenses available to the Company, applicable insurance coverage and any related reserves established, these other lawsuits are not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

18.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     As discussed previously, on December 19, 2002, SICL entered into a definitive purchase agreement (the "Purchase Agreement") to sell its ownership interest in the Company and certain affiliates to Prudential Financial for approximately $1.265 billion. The closing of this transaction, which is conditioned upon certain customary regulatory and other approvals and conditions, is expected in the second quarter of 2003.

     The purchase price that was agreed to between SICL and Prudential Financial was based on a September 30, 2002 valuation of the Company and certain affiliates. As a result, assuming the transaction closes, the economics of the Company's business from September 30, 2002 forward will inure to the benefit or detriment of Prudential Financial. Included in the Purchase Agreement, SICL has agreed to indemnify Prudential Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These liabilities generally include market conduct activities, as well as contract and regulatory compliance (referred to as "Covered Liabilities").

     Related to the indemnification provisions contained in the Purchase Agreement, SICL has signed, for the benefit of the Company, an indemnity letter, effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to fruition during the period beginning December 19, 2002 and ending with the close of the transaction. This indemnification effectively transfers the risk associated with those Covered Liabilities from the Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.  SEGMENT REPORTING

     Assets under management and sales for products other than variable annuities have not been significant enough to warrant full segment disclosures as required by SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," and the Company does not anticipate that they will be so in the future due to changes in the Company's strategy to focus on its core variable annuity business.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                         Three Months Ended
                                            ------------------------------------------
                  2002                      March 31   June 30    Sept. 30     Dec. 31
                                            --------   --------   --------    --------
Premiums and other insurance revenues*      $118,797   $126,614   $ 115,931   $108,488
Net investment income                          4,965      4,714       5,128      4,825
Net realized capital losses                   (1,840)    (1,584)     (2,327)    (3,863)
                                            --------   --------   ---------   --------
Total revenues                               121,922    129,744     118,732    109,450
Benefits and expenses*                       112,759    160,721     323,529    150,906
                                            --------   --------   ---------   --------
Pre-tax net income (loss)                      9,163    (30,977)   (204,797)   (41,456)
Income tax expense (benefit)                   1,703    (11,746)    (72,754)   (20,013)
                                            --------   --------   ---------   --------
Net income (loss)                           $  7,460   $(19,231)  $(132,043)  $(21,443)
                                            ========   ========   =========   ========

* For the quarters ended March 31, 2002 and June 30, 2002, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                                                         Three Months Ended
                                            ------------------------------------------
                  2001                      March 31   June 30    Sept. 30     Dec. 31
                                            --------   --------   --------    --------
Premiums and other insurance revenues***    $130,885   $128,465   $122,708    $119,604
Net investment income**                        5,381      4,997      5,006       4,742
Net realized capital gains (losses)            1,902        373        376      (1,723)
                                            --------   --------   --------    --------
Total revenues                               138,168    133,835    128,090     122,623
Benefits and expenses**  ***                 122,729    110,444    123,307     125,969
                                            --------   --------   --------    --------
Pre-tax net income (loss)                     15,439     23,391      4,783      (3,346)
Income tax expense (benefit)                   4,034      7,451       (480)     (3,837)
                                            --------   --------   --------    --------
Net income                                  $ 11,405   $ 15,940   $  5,263    $    491
                                            ========   ========   ========    ========

** For the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

*** For the quarters ended September 30, 2001 and December 31, 2001, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

20. QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                                                         Three Months Ended
                                            ------------------------------------------
                  2000                      March 31   June 30    Sept. 30     Dec. 31
                                            --------   --------   --------    --------
Premiums and other insurance revenues       $137,040   $139,346   $147,819    $135,866
Net investment income****                      4,343      4,625      4,619       5,008
Net realized capital gains (losses)              729     (1,436)      (858)        877
Total revenues                               142,112    142,535    151,580     141,751
Benefits and expenses****                    107,893    122,382    137,843     114,264
Pre-tax net income                            34,219     20,153     13,737      27,487
Income tax expense                            10,038      5,225      3,167      12,349
                                            --------   --------   --------    --------
Net income                                  $ 24,181   $ 14,928   $ 10,570    $ 15,138
                                            ========   ========   ========    ========

**** For the quarters ended March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

      APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. All or some of these Sub-accounts are available as investment options for other variable annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units: The following table shows: (a) the Unit Price, as of the dates shown, for Units in each of the Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus; and (b) the number of Units outstanding in each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price as of the end of the period reflects only the partial year results from the commencement of operations until December 31st of the applicable year. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00. Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2003.

Beginning November 18, 2002, multiple Unit Prices will be calculated for each Sub-account of Separate Account B to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under this Annuity. The Unit Prices below reflect the daily charges for each optional benefit offered between November 18, 2002 and December 31, 2002 only.

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST Strong
International
Equity /1/ (1989)
  With No Optional
  Benefits
  Unit Price            $19.53       24.28       31.88       43.99      27.18      22.95      19.70      18.23      16.80      16.60
  Number of Units   14,140,023  17,388,860  19,112,622  16,903,883 17,748,560 17,534,233 17,220,688 14,393,137 14,043,215  9,063,464
  With One
  Optional Benefit
  Unit Price       $      8.56          --          --          --         --         --         --         --         --         --
  Number of Units    2,569,506          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Value             $9.95          --          --          --         --         --         --         --         --         --
  Number of Units       90,759          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.95          --          --          --         --         --         --         --         --         --
  Number of Units        6,047          --          --          --         --         --         --         --         --         --
AST William Blair
International
Growth /2/(1997)
  With No Optional
  Benefits
  Unit Price       $      9.92       13.54       17.96       24.16      13.41      11.70         --         --         --          -
  Number of Units   29,062,215  40,507,419  57,327,711  61,117,418 43,711,763 21,405,891         --         --         --          -
  With One
  Optional Benefit
  Unit Price       $      9.72          --          --          --         --         --         --         --         --         --
  Number of Units      835,523          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.72          --          --          --         --         --         --         --         --         --
  Number of Units       78,368          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.71          --          --          --         --         --         --         --         --         --
  Number of Units        5,178          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST American
Century
International
Growth /3/
(1997)
  With No Optional
  Benefits
  Unit Price            $10.20       12.85       17.92       21.66      13.30      11.35         --         --         --          -
  Number of Units   31,813,722  37,487,425  17,007,352   6,855,601  5,670,336  2,857,188         --         --         --          -
  With One
  Optional Benefit
  Unit Price       $      8.52          --          --          --         --         --         --         --         --         --
  Number of Units    2,252,674          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.69          --          --          --         --         --         --         --         --         --
  Number of Units      116,123          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.69          --          --          --         --         --         --         --         --         --
  Number of Units        1,896          --          --          --         --         --         --         --         --         --
AST DeAM
International
Equity /4/ (1994)
  With No Optional
  Benefits
  Unit Price       $      8.81       10.77       16.12       23.45      12.54      11.46      11.39      10.23         --         --
  Number of Units   10,185,535  13,627,264  16,245,805   8,818,599  9,207,623  9,988,104  9,922,698  2,601,283         --         --
  With One
  Optional Benefit
  Unit Price       $      8.19          --          --          --         --         --         --         --         --         --
  Number of Units      269,995          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.79          --          --          --         --         --         --         --         --         --
  Number of Units       22,770          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                 -          --          --          --         --         --         --         --         --         --
  Number of Units            -          --          --          --         --         --         --         --         --         --
AST MFS Global
Equity (1999)
  With No Optional
  Benefits
  Unit Price       $      7.74        8.94       10.08       11.01         --         --         --         --         --         --
  Number of Units    5,878,055   5,806,567   2,803,013     116,756         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      9.04          --          --          --         --         --         --         --         --         --
  Number of Units      969,509          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.87          --          --          --         --         --         --         --         --         --
  Number of Units       32,306          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST PBHG Small-Cap
Growth /5/ (1994)
  With No Optional
  Benefits
  Unit Price       $     12.83       19.84       21.51       42.08      17.64      17.28      16.54      13.97      10.69         --
  Number of Units   17,093,250  23,048,821  25,535,093  32,134,969 15,003,001 14,662,728 12,282,211  6,076,373  2,575,105         --
  With One
  Optional Benefit
  Unit Price       $      6.92          --          --          --         --         --         --         --         --         --
  Number of Units    1,970,250          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.48          --          --          --         --         --         --         --         --         --
  Number of Units       47,261          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.47          --          --          --         --         --         --         --         --         --
  Number of Units        6,595          --          --          --         --         --         --         --         --         --
AST DeAM Small-Cap
Growth /6/ (1999)
  With No Optional
  Benefits
  Unit Price       $      6.13        8.46       11.98       15.37         --         --         --         --         --         --
  Number of Units   44,042,514  60,703,791  63,621,279  53,349,003         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.67          --          --          --         --         --         --         --         --         --
  Number of Units      639,695          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.71          --          --          --         --         --         --         --         --         --
  Number of Units       12,122          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.71          --          --          --         --         --         --         --         --         --
  Number of Units        1,728          --          --          --         --         --         --         --         --         --
AST Federated
Aggressive
Growth (2000)
  With No Optional
  Benefits
  Unit Price       $      4.96        7.10        9.08          --         --         --         --         --         --         --
  Number of Units    5,188,521   6,499,066     196,575          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.64          --          --          --         --         --         --         --         --         --
  Number of Units    1,255,415          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.86          --          --          --         --         --         --         --         --         --
  Number of Units       63,097          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.86          --          --          --         --         --         --         --         --         --
  Number of Units        4,107          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST Goldman Sachs
Small-Cap Value
/7/ (1998)
  With No Optional
  Benefits
  Unit Price            $13.72       15.12       13.95       10.57       9.85         --         --         --         --         --
  Number of Units   20,004,839  26,220,860  15,193,053   6,597,544  4,081,870         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      9.26          --          --          --         --         --         --         --         --         --
  Number of Units    1,492,775          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.09          --          --          --         --         --         --         --         --         --
  Number of Units          624          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
AST Gabelli
Small-Cap
Value /8/ (1997)
  With No Optional
  Benefits
  Unit Price            $12.58       14.08       13.35       11.11      11.20      12.70         --         --         --         --
  Number of Units   32,549,396  35,483,530  23,298,524  21,340,168 24,700,211 14,612,510         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      9.30          --          --          --         --         --         --         --         --         --
  Number of Units    6,141,523          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.08          --          --          --         --         --         --         --         --         --
  Number of Units      209,790          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.08          --          --          --         --         --         --         --         --         --
  Number of Units       17,411          --          --          --         --         --         --         --         --         --
AST DeAM Small-Cap
Value /9/ (2002)
  With No Optional
  Benefits
  Unit Price       $      7.68          --          --          --         --         --         --         --         --         --
  Number of Units      581,833          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.66          --          --          --         --         --         --         --         --         --
  Number of Units      423,387          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.08          --          --          --         --         --         --         --         --         --
  Number of Units       11,686          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.08          --          --          --         --         --         --         --         --         --
  Number of Units        5,211          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST Goldman Sachs
Mid-Cap
Growth /10/ (2000)
  With No Optional
  Benefits
  Unit Price       $      2.78        3.88        6.58          --         --         --         --         --         --         --
  Number of Units   16,748,577  17,045,776   9,426,102          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.97          --          --          --         --         --         --         --         --         --
  Number of Units    1,273,118          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.87          --          --          --         --         --         --         --         --         --
  Number of Units       66,279          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.87          --          --          --         --         --         --         --         --         --
  Number of Units        2,488          --          --          --         --         --         --         --         --         --
AST Neuberger
Berman Mid-Cap
Growth /11/ (1994)
  With No Optional
  Benefits
  Unit Price            $12.86       18.95       25.90       28.58      19.15      16.10      13.99      12.20       9.94         --
  Number of Units   19,674,777  25,717,164  26,517,850  13,460,525 13,389,289 11,293,799  9,563,858  3,658,836    301,267         --
  With One
  Optional Benefit
  Unit Price       $      7.41          --          --          --         --         --         --         --         --         --
  Number of Units    2,175,250          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.51          --          --          --         --         --         --         --         --         --
  Number of Units       44,760          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.51          --          --          --         --         --         --         --         --         --
  Number of Units        1,311          --          --          --         --         --         --         --         --         --
AST Neuberger
Berman Mid-Cap
Value /12/ (1993)
  With No Optional
  Benefits
  Unit Price            $17.78       20.16       21.09       16.78      16.10      16.72      13.41      12.20       9.81      10.69
  Number of Units   37,524,187  47,298,313  44,558,699  37,864,586 16,410,121 11,745,440  9,062,152  8,642,186  7,177,232  5,390,887
  With One
  Optional Benefit
  Unit Price       $      8.96          --          --          --         --         --         --         --         --         --
  Number of Units    5,118,558          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.98          --          --          --         --         --         --         --         --         --
  Number of Units      163,415          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.97          --          --          --         --         --         --         --         --         --
  Number of Units       10,745          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST Alger All-Cap
Growth (2000)
  With No Optional
  Benefits
  Unit Price       $      3.51        5.54        6.74          --         --         --         --         --         --         --
  Number of Units   85,441,507 125,442,916  28,229,631          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      6.80          --          --          --         --         --         --         --         --         --
  Number of Units      658,419          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.36          --          --          --         --         --         --         --         --         --
  Number of Units        6,409          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.36          --          --          --         --         --         --         --         --         --
  Number of Units        3,466          --          --          --         --         --         --         --         --         --
AST Gabelli
All-Cap
Value (2000)
  With No Optional
  Benefits
  Unit Price       $      7.59        9.71       10.06          --         --         --         --         --         --         --
  Number of Units   11,924,124  14,934,570   1,273,094          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.17          --          --          --         --         --         --         --         --         --
  Number of Units    1,200,225          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.04          --          --          --         --         --         --         --         --         --
  Number of Units       28,449          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.04          --          --          --         --         --         --         --         --         --
  Number of Units           88          --          --          --         --         --         --         --         --         --
AST T. Rowe Price
Natural Resources
(1995)
  With No Optional
  Benefits
  Unit Price            $18.36       19.71       19.86       15.88      12.57      14.46      14.19      11.01          -         --
  Number of Units    5,891,582   6,565,088   6,520,983   6,201,327  5,697,453  7,550,076  6,061,852    808,605          -         --
  With One
  Optional Benefit
  Unit Price       $      9.59          --          --          --         --         --         --         --         --         --
  Number of Units      724,670          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.44          --          --          --         --         --         --         --         --         --
  Number of Units        7,378          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.44          --          --          --         --         --         --         --         --         --
  Number of Units        5,472          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST Alliance
Growth 13 (1996)
  With No Optional
  Benefits
  Unit Price       $      9.94       14.61       17.38       20.44      15.48      12.33      10.89         --         --         --
  Number of Units   21,295,907  29,478,257  25,796,792  17,059,819 19,009,242 18,736,994  4,324,161         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.46          --          --          --         --         --         --         --         --         --
  Number of Units    1,869,353          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.34          --          --          --         --         --         --         --         --         --
  Number of Units       31,105          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.34          --          --          --         --         --         --         --         --         --
  Number of Units        3,975          --          --          --         --         --         --         --         --         --
AST MFS Growth
(1999)
  With No Optional
  Benefits
  Unit Price       $      5.68        8.02       10.38       11.27         --         --         --         --         --         --
  Number of Units   85,193,279 117,716,242   7,515,486     409,467         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.58          --          --          --         --         --         --         --         --         --
  Number of Units    2,930,432          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.47          --          --          --         --         --         --         --         --         --
  Number of Units      134,574          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.46          --          --          --         --         --         --         --         --         --
  Number of Units        2,437          --          --          --         --         --         --         --         --         --
AST Marsico
Capital
Growth (1997)
  With No Optional
  Benefits
  Unit Price            $11.44       13.74       17.81       21.06      14.00      10.03         --         --         --         --
  Number of Units   81,046,482  85,895,802  94,627,691  78,684,943 40,757,449    714,309         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.32          --          --          --         --         --         --         --         --         --
  Number of Units   10,144,317          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.51          --          --          --         --         --         --         --         --         --
  Number of Units      457,013          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.51          --          --          --         --         --         --         --         --         --
  Number of Units       30,465          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST Goldman Sachs
Concentrated
Growth /14/ (1992)
  With No Optional
  Benefits
  Unit Price       $     19.17       27.71       41.14       60.44      39.54      23.83      18.79      14.85      10.91      11.59
  Number of Units   56,016,467  84,116,221  99,250,773  94,850,623 80,631,598 62,486,302 46,779,164 28,662,737 22,354,170 13,603,637
  With One
  Optional Benefit
  Unit Price       $      7.67          --          --          --         --         --         --         --         --         --
  Number of Units    1,349,939          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.46          --          --          --         --         --         --         --         --         --
  Number of Units       41,632          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
AST DeAm Large-Cap
Growth /9/ (2002)
  With No Optional
  Benefits
  Unit Price       $      7.67          --          --          --         --         --         --         --         --         --
  Number of Units      986,566          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.65          --          --          --         --         --         --         --         --         --
  Number of Units      207,816          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.64          --          --          --         --         --         --         --         --         --
  Number of Units        9,837          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.64          --          --          --         --         --         --         --         --         --
  Number of Units        3,697          --          --          --         --         --         --         --         --         --
AST DeAm Large-Cap
Value /15/ (2000)
  With No Optional
  Benefits
  Unit Price       $      7.64        9.15        9.82          --         --         --         --         --         --         --
  Number of Units    4,621,831   4,575,558     586,058          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.66          --          --          --         --         --         --         --         --         --
  Number of Units      664,649          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.98          --          --          --         --         --         --         --         --         --
  Number of Units       18,250          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.97          --          --          --         --         --         --         --         --         --
  Number of Units        4,906          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST Alliance/
Bernstein
Growth + Value
(2001)
  With No Optional
  Benefits
  Unit Price       $      7.12        9.63          --          --         --         --         --         --         --         --
  Number of Units    3,031,899   3,351,836          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.99          --          --          --         --         --         --         --         --         --
  Number of Units      965,912          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.79          --          --          --         --         --         --         --         --         --
  Number of Units       11,345          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.79          --          --          --         --         --         --         --         --         --
  Number of Units          704          --          --          --         --         --         --         --         --         --
AST AST Sanford
Bernstein Core
Value (2001)
  With No Optional
  Benefits
  Unit Price       $      8.59       10.04           -          --         --         --         --         --         --         --
  Number of Units   15,239,844   4,207,869           -          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.76          --          --          --         --         --         --         --         --         --
  Number of Units    6,005,922          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.08          --          --          --         --         --         --         --         --         --
  Number of Units      386,259          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.08          --          --          --         --         --         --         --         --         --
  Number of Units       30,510          --          --          --         --         --         --         --         --         --
AST Cohen & Steers
Realty (1998)
  With No Optional
  Benefits
  Unit Price            $10.67       10.54       10.39        8.35       8.28         --         --         --          -         --
  Number of Units   14,017,528  12,268,426  11,891,188   6,224,365  3,771,461         --         --         --          -         --
  With One
  Optional Benefit
  Unit Price            $10.08          --          --          --         --         --         --         --         --         --
  Number of Units    1,563,486          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.33          --          --          --         --         --         --         --         --         --
  Number of Units       41,098          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.32          --          --          --         --         --         --         --         --         --
  Number of Units        6,429          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST Sanford
Bernstein Managed
Index 500 /16/
(1998)
  With No Optional
  Benefits
  Unit Price       $      9.41       12.03       13.55       15.08      12.61         --         --         --         --         --
  Number of Units   39,938,791  48,018,721  48,835,089  39,825,951 22,421,754         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.17          --          --          --         --         --         --         --         --         --
  Number of Units    3,662,406          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.81          --          --          --         --         --         --         --         --         --
  Number of Units       79,915          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.81          --          --          --         --         --         --         --         --         --
  Number of Units         383           --          --          --         --         --         --         --         --         --
AST American
Century Income &
Growth /17/ (1997)
  With No Optional
  Benefits
  Unit Price            $10.16       12.86       14.24       16.19      13.35      12.06         --         --         --         --
  Number of Units   22,410,834  27,386,278  32,388,202  21,361,995 13,845,190  9,523,815         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.25          --          --          --         --         --         --         --         --         --
  Number of Units    1,751,136          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.89          --          --          --         --         --         --         --         --         --
  Number of Units       36,829          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.89          --          --          --         --         --         --         --         --         --
  Number of Units        8,874          --          --          --         --         --         --         --         --         --
AST Alliance
Growth
and Income /18/
(1992)
  With No Optional
  Benefits
  Unit Price            $21.31       28.18       28.72       27.60      24.11      21.74      17.79      15.22      11.98      11.88
  Number of Units   49,030,576  63,123,316  53,536,296  52,766,579 47,979,349 42,197,002 28,937,085 18,411,759  7,479,449  4,058,228
  With One
  Optional Benefit
  Unit Price       $      8.06          --          --          --         --         --         --         --         --         --
  Number of Units    6,667,373          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.83          --          --          --         --         --         --         --         --         --
  Number of Units      165,588          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.83          --          --          --         --         --         --         --         --         --
  Number of Units        6,100          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST MFS Growth
with
Income (1999)
  With No Optional
  Benefits
  Unit Price       $      6.68        8.64       10.36       10.49         --         --         --         --         --         --
  Number of Units   11,173,177  11,896,688   6,937,627     741,323         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.09          --          --          --         --         --         --         --         --         --
  Number of Units    1,053,007          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.71          --          --          --         --         --         --         --         --         --
  Number of Units       17,242          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.71          --          --          --         --         --         --         --         --         --
  Number of Units          538          --          --          --         --         --         --         --         --         --
AST INVESCO
Capital
Income 19 (1994)
  With No Optional
  Benefits
  Unit Price            $16.14       19.84       22.01       21.31      19.34      17.31      14.23      12.33       9.61         --
  Number of Units   37,055,825  48,595,962  50,171,495  46,660,160 40,994,187 33,420,274 23,592,226 13,883,712  6,633,333         --
  With One
  Optional Benefit
  Unit Price       $      8.34          --          --          --         --         --         --         --         --         --
  Number of Units    2,110,071          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.90          --          --          --         --         --         --         --         --         --
  Number of Units       30,714          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.90          --          --          --         --         --         --         --         --         --
  Number of Units       5,934           --          --          --         --         --         --         --         --         --
AST DeAM Global
Allocation /20/
(1993)
  With No Optional
  Benefits
  Unit Price            $14.50       17.39       19.98       21.19      17.78      15.98      13.70      12.49      10.34      10.47
  Number of Units   18,212,529  26,641,422  30,290,413  23,102,272 22,634,344 22,109,373 20,691,852 20,163,848 13,986,604  8,743,758
  With One
  Optional Benefit
  Unit Price       $      8.71          --          --          --         --         --         --         --         --         --
  Number of Units      847,517          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.94          --          --          --         --         --         --         --         --         --
  Number of Units        3,088          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.93          --          --          --         --         --         --         --         --         --
  Number of Units           94          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST American
Century Strategic
Balanced (1997)
  With No Optional
  Benefits
  Unit Price            $12.01       13.50       14.23       14.90      13.37      11.18         --         --         --         --
  Number of Units   12,683,097  14,369,895  14,498,180  13,944,535  6,714,065  2,560,866         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      9.14          --          --          --         --         --         --         --         --         --
  Number of Units    1,126,058          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.97          --          --          --         --         --         --         --         --         --
  Number of Units       15,835          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.97          --          --          --         --         --         --         --         --         --
  Number of Units        2,760          --          --          --         --         --         --         --         --         --
AST T. Rowe Price
Asset Allocation
(1994)
  With No Optional
  Benefits
  Unit Price            $16.13       18.15       19.33       19.70      18.12      15.53      13.30      11.92       9.80          -
  Number of Units   15,466,227  17,579,107  19,704,198  22,002,028 18,469,315 13,524,781  8,863,840  4,868,956  2,320,063          -
  With One
  Optional Benefit
  Unit Price       $      9.09          --          --          --         --         --         --         --         --         --
  Number of Units      921,329          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.96          --          --          --         --         --         --         --         --         --
  Number of Units       21,928          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.96          --          --          --         --         --         --         --         --         --
  Number of Units          150          --          --          --         --         --         --         --         --         --
AST T. Rowe Price
Global Bond /21/
(1994)
  With No Optional
  Benefits
  Unit Price            $12.04       10.62       10.49       10.69      11.82      10.45      10.98      10.51       9.59          -
  Number of Units   14,576,376   9,668,062  11,219,503  12,533,037 12,007,692 12,089,872  8,667,712  4,186,695  1,562,364          -
  With One
  Optional Benefit
  Unit Price            $11.34          --          --          --         --         --         --         --         --         --
  Number of Units    1,739,313          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.31          --          --          --         --         --         --         --         --         --
  Number of Units       36,822          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.31          --          --          --         --         --         --         --         --         --
  Number of Units        3,700          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST Federated High
Yield (1994)
  With No Optional
  Benefits
  Unit Price            $12.47       12.64       12.80       14.38      14.30      14.13      12.62      11.27       9.56         --
  Number of Units   38,477,793  39,130,467  36,914,825  41,588,401 40,170,144 29,663,242 15,460,522  6,915,158  2,106,791         --
  With One
  Optional Benefit
  Unit Price       $      9.71          --          --          --         --         --         --         --         --         --
  Number of Units    5,592,940          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.26          --          --          --         --         --         --         --         --         --
  Number of Units       74,022          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.26          --          --          --         --         --         --         --         --         --
  Number of Units        6,524          --          --          --         --         --         --         --         --         --
AST Lord Abbett
Bond-Debenture
(2000)
  With No Optional
  Benefits
  Unit Price            $10.18       10.28       10.12          --         --         --         --         --         --         --
  Number of Units   10,468,962   5,506,982     650,253          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      9.94          --          --          --         --         --         --         --         --         --
  Number of Units    4,146,530          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.23          --          --          --         --         --         --         --         --         --
  Number of Units      162,571          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.23          --          --          --         --         --         --         --         --         --
  Number of Units        7,474          --          --          --         --         --         --         --         --         --
AST DeAM Bond /9/
(2002)
  With No Optional
  Benefits
  Unit Price            $10.67          --          --          --         --         --         --         --         --         --
  Number of Units    1,487,730          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price            $10.65          --          --          --         --         --         --         --         --         --
  Number of Units      561,446          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.16          --          --          --         --         --         --         --         --         --
  Number of Units       12,055          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.15          --          --          --         --         --         --         --         --         --
  Number of Units          595          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST PIMCO Total
Return Bond (1994)
  With No Optional
  Benefits
  Unit Price            $16.65       15.46       14.40       13.09      13.43      12.44      11.48      11.26       9.61         --
  Number of Units  113,007,310  99,028,465  82,545,240  73,530,507 64,224,618 44,098,036 29,921,643 19,061,840  4,577,708         --
  With One
  Optional Benefit
  Unit Price            $10.57          --          --          --         --         --         --         --         --         --
  Number of Units   20,544,075          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.17          --          --          --         --         --         --         --         --         --
  Number of Units      604,147          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.17          --          --          --         --         --         --         --         --         --
  Number of Units       36,236          --          --          --         --         --         --         --         --         --
AST PIMCO Limited
Maturity Bond
(1995)
  With No Optional
  Benefits
  Unit Price            $14.26       13.61       12.79       11.96      11.73      11.26      10.62      10.37         --         --
  Number of Units   61,707,894  42,410,807  31,046,956  32,560,943 28,863,932 25,008,310 18,894,375 15,058,644         --         --
  With One
  Optional Benefit
  Unit Price            $10.34          --          --          --         --         --         --         --         --         --
  Number of Units   11,274,642          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.08          --          --          --         --         --         --         --         --         --
  Number of Units      215,314          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.08          --          --          --         --         --         --         --         --         --
  Number of Units       80,547          --          --          --         --         --         --         --         --         --
AST Money Market
(1992)
  With No Optional
  Benefits
  Unit Price            $13.23       13.24       12.94       12.38      12.00      11.57      11.16      10.77      10.35      10.12
  Number of Units  163,759,511 184,612,059 172,493,206 187,609,708 75,855,442 66,869,998 42,435,169 30,564,442 27,491,389 11,422,783
  With One
  Optional Benefit
  Unit Price       $      9.96          --          --          --         --         --         --         --         --         --
  Number of Units   36,255,772          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.99          --          --          --         --         --         --         --         --         --
  Number of Units      999,737          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.99          --          --          --         --         --         --         --         --         --
  Number of Units       70,899          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
The Montgomery
Variable Series -
MV Emerging
Markets (1996)
  With No Optional
  Benefits
  Unit Price       $      5.79        6.50        7.09       10.06       6.19      10.05      10.25         --         --         --
  Number of Units   10,957,884  14,095,135  12,899,472  12,060,036 10,534,383 10,371,104  2,360,940         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.66          --          --          --         --         --         --         --         --         --
  Number of Units      283,466          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.93          --          --          --         --         --         --         --         --         --
  Number of Units       21,816          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.93          --          --          --         --         --         --         --         --         --
  Number of Units          442          --          --          --         --         --         --         --         --         --
Wells Fargo
Variable Trust -
Equity Value
(1998)
  With No Optional
  Benefits
  Unit Price       $      6.61        8.83        9.56        9.17       9.53         --         --         --         --         --
  Number of Units    2,835,243   3,705,869   4,442,888   2,826,839  1,148,849         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      9.97          --          --          --         --         --         --         --         --         --
  Number of Units          900          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
Wells Fargo
Variable Trust -
Equity Income
(1999)
  With No Optional
  Benefits
  Unit Price       $      7.46        9.37       10.05        9.96         --         --         --         --         --         --
  Number of Units    1,361,988   1,019,937     502,986     136,006         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.25          --          --          --         --         --         --         --         --         --
  Number of Units      196,720          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.90          --          --          --         --         --         --         --         --         --
  Number of Units       10,707          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.90          --          --          --         --         --         --         --         --         --
  Number of Units           91          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
Rydex Variable
Trust - Nova
(1999)
  With No Optional
  Benefits
  Unit Price       $      4.06        6.41        8.50       10.82         --         --         --         --         --         --
  Number of Units    2,629,551   3,990,618  14,799,352   5,474,129         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
Rydex Variable
Trust - Ursa
(1999)
  With No Optional
  Benefits
  Unit Price            $14.45       12.05       10.62        9.28         --         --         --         --         --         --
  Number of Units      234,642     351,487   2,269,599   1,803,669         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
Rydex Variable
Trust - OTC (1999)
  With No Optional
  Benefits
  Unit Price       $      4.01        6.65       10.40       17.07         --         --         --         --         --         --
  Number of Units   10,686,757  15,866,046  32,179,793  18,520,440         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      9.36          --          --          --         --         --         --         --         --         --
  Number of Units          186          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
INVESCO VIF -
Dynamics (1999)
  With No Optional
  Benefits
  Unit Price       $      6.03        8.98       13.23       13.91         --         --         --         --         --         --
  Number of Units    9,117,894  13,391,660  11,409,827   2,022,585         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.09          --          --          --         --         --         --         --         --         --
  Number of Units      543,762          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.70          --          --          --         --         --         --         --         --         --
  Number of Units       32,635          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.70          --          --          --         --         --         --         --         --         --
  Number of Units          576          --          --          --         --         --         --         --         --         --
INVESCO VIF -
Technology (1999)
  With No Optional
  Benefits
  Unit Price       $      3.49        6.66       12.48       16.52         --         --         --         --         --         --
  Number of Units   18,830,138  26,652,622  29,491,113   4,622,242         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      5.50          --          --          --         --         --         --         --         --         --
  Number of Units      293,307          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
INVESCO VIF -
Health Sciences
(1999)
  With No Optional
  Benefits
  Unit Price       $      9.37       12.58       14.59       11.34         --         --         --         --         --         --
  Number of Units   11,475,199  17,419,141  19,381,405     786,518         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.00          --          --          --         --         --         --         --         --         --
  Number of Units      475,873          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.51          --          --          --         --         --         --         --         --         --
  Number of Units        5,444          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.51          --          --          --         --         --         --         --         --         --
  Number of Units          140          --          --          --         --         --         --         --         --         --
INVESCO VIF -
Financial Services
(1999)
  With No Optional
  Benefits
  Unit Price            $10.47       12.48       14.04       11.41         --         --         --         --         --         --
  Number of Units    7,556,596  11,612,048  14,091,636     759,104         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.76          --          --          --         --         --         --         --         --         --
  Number of Units      366,258          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.92          --          --          --         --         --         --         --         --         --
  Number of Units        1,897          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.92          --          --          --         --         --         --         --         --         --
  Number of Units          141          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
INVESCO VIF -
Telecommunications
(1999)
  With No Optional
  Benefits
  Unit Price       $      2.43        5.01       11.05       15.17         --         --         --         --         --         --
  Number of Units    9,354,303  13,553,158  17,856,118   4,184,526         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      5.78          --          --          --         --         --         --         --         --         --
  Number of Units       94,004          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.43          --          --          --         --         --         --         --         --         --
  Number of Units          770          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.42          --          --          --         --         --         --         --         --         --
  Number of Units          454          --          --          --         --         --         --         --         --         --
Evergreen VA -
Global Leaders
(1999)
  With No Optional
  Benefits
  Unit Price       $      7.08        9.00       10.55       11.72         --         --         --         --         --         --
  Number of Units    1,442,329   1,520,376     887,758      23,101         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.15          --          --          --         --         --         --         --         --         --
  Number of Units      113,389          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.67          --          --          --         --         --         --         --         --         --
  Number of Units        3,669          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
Evergreen VA -
Special Equity
(1999)
  With No Optional
  Benefits
  Unit Price       $      7.16        9.98       11.01       12.19         --         --         --         --         --         --
  Number of Units    2,205,267   2,540,062   1,731,145     152,342         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.44          --          --          --         --         --         --         --         --         --
  Number of Units      127,728          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.85          --          --          --         --         --         --         --         --         --
  Number of Units       12,520          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.85          --          --          --         --         --         --         --         --         --
  Number of Units          533          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
Evergreen VA -
Omega (2000)
  With No Optional
  Benefits
  Unit Price       $      4.93        6.71        7.98          --         --         --         --         --         --         --
  Number of Units    2,594,817   2,585,848   1,637,475          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.78          --          --          --         --         --         --         --         --         --
  Number of Units       39,943          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP -
Europe
30 (1999)
  With No Optional
  Benefits
  Unit Price       $      5.76        7.87       10.52       12.24         --         --         --         --         --         --
  Number of Units    2,550,567   5,711,763   2,327,562     273,963         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.93          --          --          --         --         --         --         --         --         --
  Number of Units      292,396          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.70          --          --          --         --         --         --         --         --         --
  Number of Units        2,625          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP - Asia
30 /9/ (2002)
  With No Optional
  Benefits
  Unit Price       $      7.76          --          --          --         --         --         --         --         --         --
  Number of Units    2,060,741          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.75          --          --          --         --         --         --         --         --         --
  Number of Units      281,993          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.86          --          --          --         --         --         --         --         --         --
  Number of Units        6,995          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP - Japan
/9/ (2002)
  With No Optional
  Benefits
  Unit Price       $      7.25          --          --          --         --         --         --         --         --         --
  Number of Units      338,472          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.24          --          --          --         --         --         --         --         --         --
  Number of Units       65,845          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.21          --          --          --         --         --         --         --         --         --
  Number of Units          351          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
   Number of Units          --          --          --          --         --         --         --         --         --         --
ProFund VP - Banks
/9/ (2002)
  With No Optional
  Benefits
  Unit Price       $      8.58          --          --          --         --         --         --         --         --         --
  Number of Units      555,999          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.56          --          --          --         --         --         --         --         --         --
  Number of Units      101,136          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.13          --          --          --         --         --         --         --         --         --
  Number of Units        3,422          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP - Basic
Materials /9/
(2002)
  With No Optional
  Benefits
  Unit Price       $      8.47          --          --          --         --         --         --         --         --         --
  Number of Units      361,568          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.46          --          --          --         --         --         --         --         --         --
  Number of Units       76,331          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.34          --          --          --         --         --         --         --         --         --
  Number of Units           12          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP -
Biotechnology
(2001)
  With No Optional
  Benefits
  Unit Price       $      5.16        8.37           -          --         --         --         --         --         --          -
  Number of Units    2,412,670   5,093,235           -          --         --         --         --         --         --          -
  With One
  Optional Benefit
  Unit Price       $      7.09          --          --          --         --         --         --         --         --         --
  Number of Units      130,082          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP -
Consumer Cyclical
/9/ (2002)
  With No Optional
  Benefits
  Unit Price       $      7.26          --          --          --         --         --         --         --         --         --
  Number of Units      319,201          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.25          --          --          --         --         --         --         --         --         --
  Number of Units      128,022          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.37          --          --          --         --         --         --         --         --         --
  Number of Units        2,426          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP -
Consumer Non-
Cyclical /9/
(2002)
  With No Optional
  Benefits
  Unit Price       $      8.29          --          --          --         --         --         --         --         --         --
  Number of Units      406,966          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.28          --          --          --         --         --         --         --         --         --
  Number of Units      148,446          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.90          --          --          --         --         --         --         --         --         --
  Number of Units        2,303          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP -
Energy (2001)
  With No Optional
  Benefits
  Unit Price       $      7.51        9.19           -          --         --         --         --         --         --          -
  Number of Units    1,985,954   2,299,149           -          --         --         --         --         --         --          -
  With One
  Optional Benefit
  Unit Price       $      8.71          --          --          --         --         --         --         --         --         --
  Number of Units      299,833          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.12          --          --          --         --         --         --         --         --         --
  Number of Units        1,660          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP -
Financial (2001)
  With No Optional
  Benefits
  Unit Price       $      7.74        9.22          --          --         --         --         --         --         --         --
  Number of Units    1,086,464   2,154,106          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.85          --          --          --         --         --         --         --         --         --
  Number of Units      221,377          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.84          --          --          --         --         --         --         --         --         --
  Number of Units        2,066          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP -
Healthcare (2001)
  With No Optional
  Benefits
  Unit Price       $      7.13        9.35          --          --         --         --         --         --         --         --
  Number of Units    1,313,814   3,489,097          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.94          --          --          --         --         --         --         --         --         --
  Number of Units      388,508          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.59          --          --          --         --         --         --         --         --         --
  Number of Units        6,831          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP -
Industrial /9/
(2002)
  With No Optional
  Benefits
  Unit Price       $      7.94          --          --          --         --         --         --         --         --         --
  Number of Units      126,611          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.93          --          --          --         --         --         --         --         --         --
  Number of Units       12,642          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP -
Internet /9/
(2002)
  With No Optional
  Benefits
  Unit Price       $      8.58          --          --          --         --         --         --         --         --         --
  Number of Units    2,982,656          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.57          --          --          --         --         --         --         --         --         --
  Number of Units      306,572          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                 -          --          --          --         --         --         --         --         --         --
  Number of Units            -          --          --          --         --         --         --         --         --         --
ProFund VP -
Pharmaceuticals /9
 (2002)
  With No Optional
  Benefits
  Unit Price       $      8.57          --          --          --         --         --         --         --         --         --
  Number of Units      241,916          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.56          --          --          --         --         --         --         --         --         --
  Number of Units      136,599          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.63          --          --          --         --         --         --         --         --         --
  Number of Units        2,545          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP -
Precious Metals
/9/ (2002)
  With No Optional
  Benefits
  Unit Price       $      9.72          --          --          --         --         --         --         --         --         --
  Number of Units    3,992,389          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      9.70          --          --          --         --         --         --         --         --         --
  Number of Units    1,175,651          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $11.30          --          --          --         --         --         --         --         --         --
  Number of Units       19,964          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP - Real
Estate (2001)
  With No Optional
  Benefits
  Unit Price            $10.61       10.76          --          --         --         --         --         --         --         --
  Number of Units    1,489,153   3,592,834          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      9.86          --          --          --         --         --         --         --         --         --
  Number of Units      441,318          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.20          --          --          --         --         --         --         --         --         --
  Number of Units       12,789          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP -
Semiconductor /9/
(2002)
  With No Optional
  Benefits
  Unit Price       $      5.14          --          --          --         --         --         --         --         --         --
  Number of Units      608,142          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      5.14          --          --          --         --         --         --         --         --         --
  Number of Units       93,241          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP -
Technology (2001)
  With No Optional
  Benefits
  Unit Price       $      3.46        5.91          --          --         --         --         --         --         --          -
  Number of Units    3,290,202   2,524,295          --          --         --         --         --         --         --          -
  With One
  Optional Benefit
  Unit Price       $      6.03          --          --          --         --         --         --         --         --         --
  Number of Units      254,131          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP -
Telecommunications
(2001)
  With No Optional
  Benefits
  Unit Price       $      4.35        7.10          --          --         --         --         --         --         --         --
  Number of Units    3,082,428     583,065          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.15          --          --          --         --         --         --         --         --         --
  Number of Units      272,408          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.03          --          --          --         --         --         --         --         --         --
  Number of Units        3,642          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP -
Utilities (2001)
  With No Optional
  Benefits
  Unit Price       $      6.09        8.12          --          --         --         --         --         --         --         --
  Number of Units    3,391,766   1,589,344          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.83          --          --          --         --         --         --         --         --         --
  Number of Units      521,419          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.61          --          --          --         --         --         --         --         --         --
  Number of Units        8,871          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP - Bull
/9/ (2002)
  With No Optional
  Benefits
  Unit Price       $      7.98          --          --          --         --         --         --         --         --         --
  Number of Units    6,296,621          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.97          --          --          --         --         --         --         --         --         --
  Number of Units      954,792          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.75          --          --          --         --         --         --         --         --         --
  Number of Units       10,297          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.75          --          --          --         --         --         --         --         --         --
  Number of Units          400          --          --          --         --         --         --         --         --         --
ProFund VP - Bear
(2001)
  With No Optional
  Benefits
  Unit Price            $13.74       11.54          --          --         --         --         --         --         --         --
  Number of Units    4,011,499   3,059,897          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price            $11.38          --          --          --         --         --         --         --         --         --
  Number of Units    1,532,543          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.13          --          --          --         --         --         --         --         --         --
  Number of Units       28,618          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.13          --          --          --         --         --         --         --         --         --
  Number of Units        1,514          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP -
UltraBull /22/
(2001)
  With No Optional
  Benefits
  Unit Price       $      4.71        7.47          --          --         --         --         --         --         --         --
  Number of Units    6,435,217   7,628,819          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      6.78          --          --          --         --         --         --         --         --         --
  Number of Units      297,435          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.61          --          --          --         --         --         --         --         --         --
  Number of Units          245          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP - OTC
(2001)
  With No Optional
  Benefits
  Unit Price       $      3.49       $5.77          --          --         --         --         --         --         --         --
  Number of Units   18,242,013  11,681,189          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      6.45          --          --          --         --         --         --         --         --         --
  Number of Units    1,346,852          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.36          --          --          --         --         --         --         --         --         --
  Number of Units       13,113          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP - Short
OTC /9/ (2002)
  With No Optional
  Benefits
  Unit Price            $11.02          --          --          --         --         --         --         --         --         --
  Number of Units      682,058          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price            $11.00          --          --          --         --         --         --         --         --         --
  Number of Units      433,181          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.43          --          --          --         --         --         --         --         --         --
  Number of Units       15,308          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP -
UltraOTC (1999)
  With No Optional
  Benefits
  Unit Price       $      0.58        1.91        6.19       23.58         --         --         --         --         --         --
  Number of Units   70,200,723  50,124,696  17,597,528   2,906,024         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      3.53          --          --          --         --         --         --         --         --         --
  Number of Units    1,003,123          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      8.70          --          --          --         --         --         --         --         --         --
  Number of Units          233          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP -
Mid-Cap Value
/9/ (2002)
  With No Optional
  Benefits
  Unit Price       $      7.68          --          --          --         --         --         --         --         --         --
  Number of Units    1,089,843          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.66          --          --          --         --         --         --         --         --         --
  Number of Units      438,387          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.06          --          --          --         --         --         --         --         --         --
  Number of Units        4,777          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.06          --          --          --         --         --         --         --         --         --
  Number of Units        4,799          --          --          --         --         --         --         --         --         --
ProFund VP -
Mid-Cap Growth
/9/ (2002)
  With No Optional
  Benefits
  Unit Price       $      7.71          --          --          --         --         --         --         --         --         --
  Number of Units    1,444,783          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.70          --          --          --         --         --         --         --         --         --
  Number of Units      439,054          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.82          --          --          --         --         --         --         --         --         --
  Number of Units        1,587          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price       $      9.81          --          --          --         --         --         --         --         --         --
  Number of Units        1,583          --          --          --         --         --         --         --         --         --
ProFund VP -
UltraMid-Cap /9/
(2002)
  With No Optional
  Benefits
  Unit Price       $      5.72          --          --          --         --         --         --         --         --         --
  Number of Units    2,276,660          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      5.71          --          --          --         --         --         --         --         --         --
  Number of Units      477,953          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.86          --          --          --         --         --         --         --         --         --
  Number of Units        1,673          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP -
Small-Cap Value
/9/ (2002)
  With No Optional
  Benefits
  Unit Price       $      7.10          --          --          --         --         --         --         --         --         --
  Number of Units    2,908,617          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.09          --          --          --         --         --         --         --         --         --
  Number of Units      994,778          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.15          --          --          --         --         --         --         --         --         --
  Number of Units       19,019          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP -
Small-Cap Growth
/9/ (2002)
  With No Optional
  Benefits
  Unit Price       $      7.71          --          --          --         --         --         --         --         --         --
  Number of Units    2,138,861          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      7.69          --          --          --         --         --         --         --         --         --
  Number of Units      772,260          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.91          --          --          --         --         --         --         --         --         --
  Number of Units       10,572          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP -
UltraSmall-Cap
/23/ (1999)
  With No Optional
  Benefits
  Unit Price       $      4.73        8.37        9.18       11.96         --         --         --         --         --         --
  Number of Units    5,664,617  10,010,482   3,258,574     813,904         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      6.14          --          --          --         --         --         --         --         --         --
  Number of Units      212,085          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
ProFund VP - U.S.
Government Plus
/9/ (2002)
  With No Optional
  Benefits
  Unit Price            $11.58          --          --          --         --         --         --         --         --         --
  Number of Units    7,945,270          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price            $11.56          --          --          --         --         --         --         --         --         --
  Number of Units    2,486,854          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price            $10.19          --          --          --         --         --         --         --         --         --
  Number of Units       22,148          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price            $10.19          --          --          --         --         --         --         --         --         --
  Number of Units          609          --          --          --         --         --         --         --         --         --
ProFund VP -
Rising
Rates Opportunity
/9/ (2002)
  With No Optional
  Benefits
  Unit Price       $      8.03          --          --          --         --         --         --         --         --         --
  Number of Units      583,657          --          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.02          --          --          --         --         --         --         --         --         --
  Number of Units      165,792          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.69          --          --          --         --         --         --         --         --         --
  Number of Units        9,028          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
First Trust(R)/10/
 Uncommon Values
(2000)
  With No Optional
  Benefits
  Unit Price       $      2.94        4.72        7.43          --         --         --         --         --         --         --
  Number of Units    1,716,102   2,255,266   2,690,435          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      6.80          --          --          --         --         --         --         --         --         --
  Number of Units       19,826          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --
Prudential - SP
Jennison
International
Growth
(2001)
  With No Optional
  Benefits
  Unit Price       $      5.62        7.39          --          --         --         --         --         --         --         --
  Number of Units      550,334     273,843          --          --         --         --         --         --         --         --
  With One
  Optional Benefit
  Unit Price       $      8.01          --          --          --         --         --         --         --         --         --
  Number of Units       89,806          --          --          --         --         --         --         --         --         --
  With Any Two
  Optional
  Benefits
  Unit Price       $      9.59          --          --          --         --         --         --         --         --         --
  Number of Units        5,196          --          --          --         --         --         --         --         --         --
  With All
  Optional
  Benefits
  Unit Price                --          --          --          --         --         --         --         --         --         --
  Number of Units           --          --          --          --         --         --         --         --         --         --

/1./ Effective December 10, 2001, Strong Capital Management, Inc. became Sub-advisor of the Portfolio. Prior to December 10, 2001, A I M Capital Management, Inc. served as Sub-advisor of the Portfolio, then named "AST AIM International Equity." Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam International Equity." Prior to October 15, 1996, Seligman Henderson Co. served as Sub-advisor of the Portfolio, then named "Seligman Henderson International Equity Portfolio."

/2./ Effective November 11, 2002, William Blair & Company, L.L.C. became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Overseas Growth."

/3./ This Portfolio reflects the addition of the net assets of the AST American Century International Growth Portfolio II ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II.

/4./ Effective May 1, 2002, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2002, Founders Asset Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Founders Passport." Prior to October 15, 1996, Seligman Henderson Co. served as Sub-advisor of the Portfolio, then named "Seligman Henderson International Small Cap Portfolio."

/5./ Effective September 17, 2001, Pilgrim Baxter & Associates, Ltd. became Sub-advisor of the Portfolio. Prior to September 17, 2001, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Small-Cap Growth." Prior to December 31, 1998, Founders Asset Management, LLC served as Sub-advisor of the Portfolio, then named "Founders Capital Appreciation Portfolio."

/6./ Effective December 10, 2001, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to December 10, 2001, Zurich Scudder Investments, Inc. served as Sub-advisor of the Portfolio, then named "AST Scudder Small-Cap Growth Portfolio". Prior to May 1, 2001, the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."

/7./ Effective May 1, 2001, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to May 1, 2001, Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."

/8./ Effective October 23, 2000, GAMCO Investors, Inc. became Sub-advisor of the Portfolio. Prior to October 23, 2000, T. Rowe Price Associates, Inc. served as Sub-advisor of the Portfolio, then named "AST T. Rowe Price Small Company Value Portfolio."

/9./  These portfolios were first offered as Sub-accounts on May 1, 2002.

/10./ Effective November 11, 2002, Goldman Sachs Asset Management became
      Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Mid-Cap Growth."

/11./ Effective May 1, 1998, Neuberger Berman Management, Inc. became
      Sub-advisor of the Portfolio. Prior to May 1, 1998, Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."

/12./ Effective May 1, 1998, Neuberger Berman Management, Inc. became
      Sub-advisor of the Portfolio. Prior to May 1, 1998, Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."

/13./ Effective May 1, 2000, Alliance Capital Management, L.P. became
      Sub-advisor of the Portfolio. Between December 31, 1998 and May 1, 2000, OppenheimerFunds, Inc. served as Sub-advisor of the Portfolio, then named "AST Oppenheimer Large-Cap Growth Portfolio." Prior to December 31, 1998, Robertson, Stephens & Company Investment Management, L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."

/14./ Effective November 11, 2002, Goldman Sachs Asset Management became
      Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST JanCap Growth."

/15./ Effective May 1, 2002, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Strategic Value."

/16./ Effective May 1, 2000, Sanford C. Bernstein & Co., Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."

/17./ Effective May 3, 1999, American Century Investment Management, Inc. became
      Sub-advisor of the Portfolio. Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam Value Growth & Income."

/18./ Effective May 1, 2000, Alliance Capital Management, L.P. became
      Sub-advisor of the Portfolio. Prior to May 1, 2000, Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."

/19./ Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.

/20./ Effective May 1, 2002, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2002, A I M Capital Management, Inc. served as Sub-advisor of the Portfolio, then named "AST AIM Balanced." Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam Balanced." Prior to October 15, 1996, Phoenix Investment Counsel, Inc. served as Sub-advisor of the Portfolio, then named "AST Phoenix Balanced Asset Portfolio."

/21./ Effective August 8, 2000, T. Rowe Price International, Inc. became
      Sub-advisor of the Portfolio. Effective May 1, 2000, the name of the Portfolio was changed to the "AST T. Rowe Price Global Bond". Effective May 1, 1996, Rowe Price-Fleming International, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1996, Scudder, Stevens & Clark, Inc. served as Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."

/22./ Effective May 1, 2003, the ProFunds VP Bull Plus portfolio changed its name to ProFund VP UltraBull to reflect a change in its investment objective.

/23./ Prior to May 1, 2000, ProFund VP UltraSmall-Cap was named "ProFund VP
      Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.

               APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation

The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options. The formula for determining the Enhanced Beneficiary Protection Optional Death Benefit is as follows:

Growth =    Account Value of variable     minus Purchase Payments - proportional
         investment options plus Interim
          Value of Fixed Allocations (no
                   MVA applies)                           withdrawals

NOTE: The examples below do not include Credits or Target Value Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase
Assume that the Owner has made no withdrawals and that the Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 40% of the "Growth" under the Annuity.

      Growth   = $75,000 - [$50,000 - $0]
               = $25,000

      Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
               = $25,000 * 0.40
               = $10,000

      Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
               =   $85,000

Examples with market decline

Assume that the Owner has made no withdrawals and that the Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS the "Growth" under the Annuity.

      Growth   = $45,000 - [$50,000 - $0]
               = $-5,000

      Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth

               NO BENEFIT IS PAYABLE

      Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit

               = $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals
Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 5 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $90,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $90,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

      Growth   = $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
               = $90,000 - [$50,000 - $10,000]
               = $90,000 - $40,000
               = $50,000

      Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth

                  =  $50,000 * 0.40
                  =  $20,000

      Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit = $110,000

Examples of Highest Anniversary Value Death Benefit Calculation

The following are examples of how the Highest Anniversary Value Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits or Target Value Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit. The Death Benefit would be the Highest Anniversary Value ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

Example with withdrawals

Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $80,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit.

Highest Anniversary Value  = $90,000 - [$90,000 * $15,000/$75,000]

                     = $90,000 - $18,000
                     = $72,000

Basic Death Benefit  = $80,000 - [$80,000 * $15,000/$75,000]
                     = $80,000 - $16,000
                     = $64,000

Example with death after Death Benefit Target Date

Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Highest Anniversary Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greater of the Highest Anniversary Value plus Purchase Payments minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value  = $80,000 + $15,000 - [$80,000 * $5,000/$70,000]
                                    = $80,000 + $15,000 - $5,714
                                    = $100,714

Basic Death Benefit                 = $75,000

    APPENDIX D - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK

Some of the provisions of the Annuity are different for contracts offered to residents of the State of New York.

GLOSSARY OF TERMS

MVA:  The definition for MVA is not applicable.

INVESTMENT OPTIONS

WHAT ARE THE FIXED INVESTMENT OPTIONS?
Fixed investment options are not available to residents of the State of New York. All references to Fixed Allocations are not applicable.

FEES AND CHARGES

Tax Charges: For New York contracts a charge for taxes may also be assessed against the Sub-accounts.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?

The following condition has been removed:

[X] A new Annuitant subsequent to the Annuity Date if the annuity option selected includes a life contingency.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

For New York contracts you may exercise your right to return the Annuity within 21 days of receipt of the Annuity. The amount to be refunded for New York contracts is the Account Value as of the date we receive your request to cancel the Annuity. Notice received by mail is effective as of the date of the postmark. If the Annuity is returned to the agent, the effective date is the date the Annuity is received by the agent. If you return your Annuity, we will not return any additional amounts we applied to your Annuity based on your Purchase Payments.

MANAGING YOUR ACCOUNT VALUE

HOW DO I RECEIVE CREDITS?

We apply a "Credit" to your Annuity's Account Value each time you make a Purchase Payment. The amount of the Credit is payable from our general account. The amount of the Credit depends on the cumulative amount of Purchase Payments you have made to your Annuity, payable as a percentage of each specific Purchase Payment, according to the table below:

Cumulative Purchase Payments          Credit
------------------------------------  ------
Between $1,000 and $9,999.99           1.5%
Between $10,000 and $999,999.99        3.0%
Between $1,000,000 and $4,999,999.99   4.0%
Greater than $5,000,000                5.0%

This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities and does not charge an additional amount for the Xtra Credit(SM) feature. However, the amount of any Credits applied to your Account Value can be recovered by American Skandia under certain circumstances:

[X] any Credits applied to your Account Value on Purchase Payments made within the 12 months before the date of death will be recovered.

[X] if you elect to "free-look" your Annuity, the amount returned to you will not include the amount of any Credits.

The value of the Xtra Credit(SM) amount will be substantially reduced if American Skandia recovers the Xtra Credit(SM) amount under these circumstances. However, any investment gain on the Xtra Credit(SM) amount will not be taken back. We do not deduct a CDSC in any situation where we recover the Xtra Credit(SM) amount.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? For New York contracts the minimum amount allowed in an investment option is $500. Your transfer request must be In Writing. For New York contracts, a specific authorization form MUST be completed which authorizes us to accept transfers via phone or through means such as electronic mail.

Guaranteed Return Option(SM)

This benefit is not available to residents of the State of New York.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

This benefit is not available to residents of the State of New York.

ACCESS TO ACCOUNT VALUE

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?

The Annuity Date must be the first or the fifteenth day of a calendar month. However, for New York contracts, if the contract's accumulated value, at the time of annuitization, is less than $2,000, or would provide an income, the initial amount of which is less than $20 per month, in lieu of commencing the annuity payments, we reserve the right to cancel the Annuity and pay you the total of the Account Value.

For New York contracts the Annuity Date may not exceed the first day of the calendar month following the Annuitant's 90th birthday.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?

This benefit is not available to residents of the State of New York.

DEATH BENEFIT

Under certain circumstances, your Death Benefit may be reduced by the amount of any Credits we applied to your Purchase Payments.

Basic Death Benefit:

      If death occurs during the first ten (10) Annuity Years: The Death Benefit is the greater of:

[X] The sum of all Purchase Payments less the sum of all withdrawals; and [X] Your Account Value.

      If death occurs after the tenth (10th) Annuity Year: The Death Benefit is your Account Value.

Optional Death Benefits

The Optional Death Benefits described in the Prospectus are not offered in the State of New York. However, effective as of March 12, 2001, the Highest Anniversary Value Optional Death Benefit described below is available to new purchasers of the Annuity who are residents of the State of New York.

If the Annuity has one Owner, the Owner must be age 80 or less at the time the Highest Anniversary Value Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Highest Anniversary Value Death Benefit

[X] The Death Benefit Target Date is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

[X] The Highest Anniversary Value equals the highest of all previous "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

[X] The Anniversary Value is the Account Value as each anniversary of the Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary. The Anniversary Value on the Issue Date is equal to your Purchase Payment.

[X] A Proportional Reduction is a reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Highest Anniversary Value Death Benefit

The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

         1. the Account Value in the Sub-accounts as of the date we receive in writing "due proof of death"; and

         2. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death"; and

2. the Highest Anniversary Value on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

Charges for Highest Anniversary Value Death Benefit

If you purchase the Highest Anniversary Value Optional Death Benefit, an annual charge of 0.15% is deducted from your Annuity's Account Value. The charge will be based on the current Death Benefit under the Highest Anniversary Value Optional Death Benefit as of the date the charge is deducted. The charge is deducted in addition to the Insurance Charge. The charge is deducted in arrears on each anniversary of the Issue Date of the Annuity or, if you terminate the Optional Death Benefit or surrender your Annuity, on the date the termination or surrender is effective.

AMERICAN SKANDIA'S ANNUITY REWARDS

This benefit is not available to residents of the State of New York.

TAX CONSIDERATIONS

HOW ARE DISTRIBUTIONS FROM TAX-QUALIFIED RETIREMENT PLANS TAXED?

Minimum Distributions after age 70 1/2: For New York contracts the Minimum Distribution provision is only available for annuities issued under Section 403(b) of the IRS Code or for IRA's where Minimum Distributions are required. Minimum Distributions are not available for any other contracts.

Deferral of Transactions: For New York contracts, if we defer a distribution or transfer from any fixed annuity payment for more than ten days, we pay interest using our then current crediting rate for this purpose, which is not less than 3% per year on the amount deferred.

Modification: In addition to obtaining prior approval from the insurance department of our state of domicile before making such a combination, substitution, deletion or addition, we will also obtain prior approval from the Superintendent of Insurance for New York.

Misstatement of Age or Sex: For New York contracts the following provision (c) is added: (c) as to any annuity payments, we shall credit or charge interest using our then current crediting rate for this purpose, which is not greater than 6% interest per year, calculated from the date of any underpayment or overpayment to the date actual payment is made.

              APPENDIX E - Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

American Skandia's Plus40(TM)Optional Life Insurance Rider was offered, in those states where approved, between September 17, 2001 and May 1, 2003. The description below of the Plus40(TM)benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40(TM)benefit.

The life insurance coverage provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American Skandia's general account and is not subject to, or registered as a security under, either the Securities Act of 1933 or the Investment Company Act of 1940. Information about the Plus40(TM)rider is included as an Appendix to this Prospectus to help you understand the Rider and the relationship between the Rider and the value of your Annuity. It is also included because you can elect to pay for the Rider with taxable withdrawals from your Annuity. The staff of the Securities and Exchange Commission has not reviewed this information. However, the information may be subject to certain generally applicable provisions of the Federal securities laws regarding accuracy and completeness.

The income tax-free life insurance payable to your Beneficiary(ies) under the Plus40(TM)rider is equal to 40% of the Account Value of your Annuity as of the date we receive due proof of death, subject to certain adjustments, restrictions and limitations described below.

ELIGIBILITY

The Plus40(TM)rider may be purchased as a rider on your Annuity. The Rider must cover those persons upon whose death the Annuity's death benefit becomes payable
- the Annuity's owner or owners, or the Annuitant (in the case of an entity owned Annuity). If the Annuity has two Owners, the Rider's death benefit is payable upon the first death of such persons. If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum allowable age to purchase the Plus40(TM)rider is 40; the maximum allowable age is 75. If the Rider is purchased on two lives, both persons must meet the age eligibility requirements. The Plus40(TM)rider is not available to purchasers who use their Annuity as a funding vehicle for a Tax Sheltered Annuity (or 403(b)) or as a funding vehicle for a qualified plan under Section 401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS

[X] If you die during the first 24 months following the effective date of the Plus40(TM)rider (generally, the Issue Date of your Annuity), the death benefit will be limited to the amount of any charges paid for the Rider while it was in effect. While we will return the charges you have paid during the applicable period as the death benefit, your Beneficiary(ies) will receive no additional life insurance benefit from the Plus40(TM)rider if you die within 24 months of its effective date.

[X] If you make a Purchase Payment within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Purchase Payment(s). If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

[X] If we apply Credits to your Annuity based on Purchase Payments, such Credits are treated as Account Value for purposes of determining the death benefit payable under the Plus40(TM)rider. However, if Credits were applied to Purchase Payments made within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Credits. If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on such Credits as an additional amount included in the death benefit under the Rider.

[X] If you become terminally ill (as defined in the Rider) and elect to receive a portion of the Plus40(TM)rider's death benefit under the Accelerated Death Benefit provision, the amount that will be payable under the Rider upon your death will be reduced. Please refer to the Accelerated Death Benefit provision described below.

[X] If charges for the Plus40(TM)rider are due and are unpaid as of the date the death benefit is being determined, such charges will be deducted from the amount paid to your Beneficiary(ies).

[X] If the age of any person covered under the Plus40(TM)rider is misstated, we will adjust any coverage under the Rider to conform to the facts. For example, if, due to the misstatement, we overcharged you for coverage under the Rider, we will add any additional charges paid to the amount payable to your Beneficiary(ies). If, due to the misstatement, we undercharged you for coverage under the Rider, we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

[X] On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately after the 95th birthday), coverage will terminate. No charge will be made for an Owner following the expiry date. If there are two Owners, the expiry date applies separately to each Owner; therefore, coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT

The Plus40(TM)rider is subject to a Maximum Death Benefit Amount based on the Purchase Payments applied to your Annuity. The Plus40(TM)rider may also be subject to a Per Life Maximum Benefit that is based on all amounts paid under any annuity contract we issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

[X] The Maximum Death Benefit Amount is 100% of the Purchase Payments increasing at 5% per year following the date each Purchase Payment is applied to the Annuity until the date of death. If Purchase Payments are applied to the Annuity within 24 months prior to the date of death, the Maximum Death Benefit Amount is decreased by the amount of such Purchase Payments.

[X] The Per Life Maximum Benefit applies to Purchase Payments applied to any such annuity contracts more than 24 months from the date of death that exceed $1,000,000. If you make Purchase Payments in excess of $1,000,000, we will reduce the aggregate death benefit payable under all Plus40(TM)riders, or similar riders issued by us, based on the combined amount of Purchase Payments in excess of $1,000,000 multiplied by 40%. If the Per Life Maximum Benefit applies, we will reduce the amount payable under each applicable Plus40(TM)rider on a pro-rata basis. If the Per Life Maximum Benefit applies upon your death, we will return any excess charges that you paid on the portion of your Account Value on which no benefit is payable. The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION

If you become terminally ill, you may request that a portion of the death benefit payable under the Plus40(TM)rider be prepaid instead of being paid to your Beneficiary(ies) upon your death. Subject to our requirements and where allowed by law, we will make a one time, lump sum payment. Our requirements include proof satisfactory to us, in writing, of terminal illness after the Rider's Effective Date.

The maximum we will pay, before any reduction, is the lesser of 50% of the Rider's death benefit or $100,000. If you elect to accelerate payment of a portion of the death benefit under the Plus40(TM)rider, the amount of the remaining death benefit is reduced by the prepaid amount accumulating at an annualized interest rate of 6.0%. Eligibility for an accelerated payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any medically-related surrender provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER

The Plus40(TM)rider has a current charge and a guaranteed maximum charge. The current charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity. The applicable percentages differ based on the attained age, last birthday of the Owner(s) or Annuitant (in the case of an entity owned Annuity) as of the date the charge is due. We reserve the right to change the current charge, at any time, subject to regulatory approval where required. If there are two Owners, we calculate the current charge that applies to each Owner individually and deduct the combined amount as the charge for the Rider. There is no charge based on a person's life after coverage expires as to that person. However, a charge will still apply to the second of two Owners (and coverage will continue for such Owner) if such Owner has not reached the expiry date.

               Percentage of
Attained Age    Account Value
------------   --------------
 Age 40-75          .80%
 Age 76-80         1.60%
 Age 81-85         3.20%
 Age 86-90         4.80%
  Age 91           6.50%
  Age 92           7.50%
  Age 93           8.50%
  Age 94           9.50%
  Age 95          10.50%

The charge for the Plus40(TM)rider may also be subject to a guaranteed maximum charge that will apply if the current charge, when applied to the Account Value, exceeds the guaranteed maximum charge. The guaranteed maximum charge is based on a charge per $1,000 of insurance.

We determine the charge for the Rider annually, in arrears. We deduct the charge: (1) upon your death; (2) on each anniversary of the Issue Date; (3) on the date that you begin receiving annuity payments; (4) if you surrender your Annuity other than a medically-related surrender; or (5) if you choose to terminate the Rider. If the Rider terminates for any of the preceding reasons on a date other than the anniversary of the Annuity's Issue Date, the charge will be prorated. During the first year after the Annuity's Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual charge through a redemption from your Annuity's Account Value or through funds other than those within the Annuity. If you do not elect a method of payment, we will automatically deduct the annual charge from your Annuity's Account Value. The manner in which you elect to pay for the Rider may have tax implications.

[X] If you elect to pay the charge through a redemption of your Annuity's Account Value, the withdrawal will be treated as a taxable distribution, and will generally be subject to ordinary income tax on the amount of any investment gain withdrawn. If you are under age 59 1/2, the distribution may also be subject to a 10% penalty on any gain withdrawn, in addition to ordinary income taxes. We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge.

[X] If you elect to pay the charge through funds other than those from your Annuity, we require that payment be made electronically in U.S. currency through a U.S. financial institution. If you elect to pay the charge through electronic transfer of funds and payment has not been received within 31 days from the due date, we will deduct the charge as a redemption from your Annuity, as described above.

TERMINATION

You can terminate the Plus40(TM)rider at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the Rider. The Plus40(TM)rider will terminate automatically on the date your Account Value is applied to begin receiving annuity payments, on the date you surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date. We may also terminate the Plus40(TM)rider, if necessary, to comply with our interpretation of the Code and applicable regulations. Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS

Changes in ownership and annuitant designations under the Annuity may result in changes in eligibility and charges under the Plus40(TM)rider. These changes may include termination of the Rider. Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION

A spousal beneficiary may elect to assume ownership of the Annuity instead of taking the Annuity's Death Benefit. However, regardless of whether a spousal beneficiary assumes ownership of the Annuity, the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity will continue. The spousal beneficiary can apply the death benefit proceeds under the Plus40(TM)rider to the Annuity as a new Purchase Payment, can purchase a new annuity contract or use the death benefit proceeds for any other purpose. Certain restrictions may apply to an Annuity that is used as a qualified investment. Spousal beneficiaries may also be eligible to purchase the Plus40(TM)rider, in which case the Annuity's Account Value, as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION

The Plus40(TM)rider was designed to qualify as a life insurance contract under the Code. As life insurance, under most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual Retirement Annuity (IRA), we consider the Plus40(TM)rider to be outside of your IRA, since premium for the Rider is paid for either with funds outside of your Annuity or with withdrawals previously subject to tax and any applicable tax penalty.

We believe payments under the accelerated payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free payments. To the extent permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally ill, or any other applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

 APPENDIX F - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION
                OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM
                                  DEATH BENEFIT

If you purchased your Annuity before November 18, 2002 and were not a resident of the State of New York, the following optional death benefits were offered:

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit

If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.    the basic Death Benefit described above

      PLUS

2. 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Death Benefit Amount" includes your Account Value and any amounts added to your Account Value under the Annuity's basic Death

Benefit when the Death Benefit is calculated. Under the basic Death Benefit, amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

"Proportional withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn.

The amount calculated in Items 1 & 2 above may be reduced by any Credits or Target Value Credits under certain circumstances.

The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.

NOTE: You may not elect the Enhanced Beneficiary Protection Optional Death Benefit if you have elected any other Optional Death Benefit.

Guaranteed Minimum Death Benefit

If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

[X] The Death Benefit Target Date is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

[X] The Highest Anniversary Value equals the highest of all previous "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

[X] The Anniversary Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

[X] A Proportional Reduction is a reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit

The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

      If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and

2. the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner's date of death at a rate of 5.0%, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and

3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

      The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date. The amount calculated in Items 1 & 3 above may be reduced by any Credits or Target Value Credits under certain circumstances.

      If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and

2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

      The amount calculated in Item 1 above may be reduced by any Credits or Target Value Credits under certain circumstances.

Annuities with joint Owners

For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities

For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances? You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and the Guaranteed Minimum Death Benefit at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the benefit. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?

We deduct a charge from your Account Value if you elect to purchase either optional Death Benefit. The Enhanced Beneficiary Protection Death Benefit costs 0.25% of Account Value. The Guaranteed Minimum Death Benefit costs 0.30% of the current Death Benefit. The charges for these death benefits are deducted in arrears each Annuity Year. No charge applies after the Annuity Date. We deduct the charge:

1.    on each anniversary of the Issue Date;

2. when Account Value is transferred to our general account prior to the Annuity Date;

3.   if you surrender your Annuity; and

4. if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only)

If you surrender the Annuity, elect to begin receiving annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity's Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation

The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits or Target Value Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

      Purchase Payments =    $50,000
      Account Value =        $75,000
      Basic Death Benefit =  $75,000

      Death Benefit Amount = $75,000 - $50,000 = $25,000

      Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit = $75,000 + $12,500 = $87,500

Examples with market decline

Assume that the Owner's Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

     Purchase Payments =    $50,000
     Account Value =        $40,000
     Basic Death Benefit =  $50,000

     Death Benefit Amount = $50,000 - $50,000 = $0

     Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit = $50,000 + $0 = $50,000

     In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation

The following are examples of how the Guaranteed Minimum Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits or Target Value Credits which may be recovered by American Skandia under certain circumstances.

Example of market increase

Assume that the Owner's Account Value has generally been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $90,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease

Assume that the Owner's Account Value generally increased until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death, the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease

Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value is $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

                     THIS PAGE IS INTENTIONALLY LEFT BLANK.

                     PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS ASXT-PROS (05/2003).

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                                      NOTES

                                      NOTES

Variable Annuity Issued by:                     Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                         AMERICAN SKANDIA
ASSURANCE CORPORATION                                  MARKETING, INCORPORATED
One Corporate Drive                                        One Corporate Drive
Shelton, Connecticut 06484                          Shelton, Connecticut 06484
Telephone: 1-800-766-4530                              Telephone: 203-926-1888
http://www.americanskandia.com                  http://www.americanskandia.com

                               MAILING ADDRESSES:

                      AMERICAN SKANDIA - VARIABLE ANNUITIES

                                  P.O. Box 7040

                            Bridgeport, CT 06601-7040

                                  EXPRESS MAIL:

                      AMERICAN SKANDIA - VARIABLE ANNUITIES

                               One Corporate Drive

                                Shelton, CT 06484

ASAP/ ASAP2/ EVA/ FUSI AS2/ ASAP III/ Wells ASAP III/ APEX/VA/ VIA-SUPP (01/2004) ASXT/ EVAXT/ FUSI XT/Wells XT/ASXT-FOUR/ FUSI XT-FOUR/ ASL/92001a0304 FUSI ASL/ Wells ASL/ ASPro/ Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/Wells APEX II/ ASL II/ FUSI ASL II/ASXT-SIX/ Wells XT-SIX/ VIAS/ VIAT/ VIAG -SUPP (01/2004)

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                 One Corporate Drive, Shelton, Connecticut 06484

This Prospectus describes Stagecoach Extra Credit Variable Annuity, a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("American Skandia", "we", "our" or "us") exclusively through Wells Fargo Bank, N.A. The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 53. The Annuity or certain of its investment options and/or features may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

American Skandia offers several different annuities which your investment professional may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection, the ability to access your annuity's account value and the charges that you will be subject to if you choose to surrender the annuity. The fees and charges may also be different between each annuity.

If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage and that this Annuity may be subject to a contingent deferred sales charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?

This Annuity is frequently used for retirement planning because it allows you to accumulate retirement savings and also offers annuity payment options when you are ready to begin receiving income. The Annuity also offers one or more death benefits that can protect your retirement savings if you die during a period of declining markets. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA or Tax Sheltered Annuity (or 403(b)). It may also be used as an investment vehicle for "non-qualified" investments. The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a "non-qualified" investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified" investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the Internal Revenue Code. An Annuity may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including death benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the Annuity. You should consult with your investment professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, or bank subsidiary of Wells Fargo Bank, N.A, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves investment risks, including possible loss of value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE.

                  FOR FURTHER INFORMATION CALL 1-800-680-8920.

Prospectus Dated: May 1, 2003   Statement of Additional Information Dated: May 1, 2003
WFVXTC-PROS (05/2003)                                                         WFXTPROS

  PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

If you purchase this Annuity, we apply an additional amount (an Extra Credit) to your account value with each purchase payment you make, including your initial purchase payment and any additional purchase payments.

[X] This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities. However, if you make a withdrawal that exceeds the free withdrawal amount or choose to surrender your Annuity, the contingent deferred sales charge (CDSC) on this Annuity is higher and is deducted for a longer period of time as compared to our other variable annuities. As with any annuity that features a CDSC, you should consider your need to access your account value during the CDSC period and whether the liquidity provision under the Annuity will satisfy that need. The CDSC is only deducted if you make a withdrawal that exceeds the free withdrawal amount or choose to surrender your Annuity. If you make a withdrawal or surrender your Annuity which is subject to a CDSC, we do not recover the Extra Credit amount.

[X] The Extra Credit amount is included in your account value. However, American Skandia may take back the original Extra Credit amount applied to your purchase payment if you die, or elect to withdraw all or a portion of your account value under the medically-related surrender provision, within 12 months of having received an Extra Credit amount. In either situation, the value of the Extra Credit amount could be substantially reduced. However, any investment gain on the Extra Credit amount will not be taken back. Additional conditions and restrictions apply. We do not deduct a CDSC in any situation where we take back the Extra Credit amount.

[X] We offer other annuities through investment professionals associated with other firms, where we apply an Extra Credit to your annuity with each purchase payment you make. The Extra Credit amount we apply to purchase payments on those annuities is initially higher than on this Annuity but reduces over time and only applies during the first six annuity years. The total asset-based charges on those annuities are higher during the first 10 years but are lower than this Annuity after the 10th year. The CDSC is also higher and is deducted for a longer period of time than on this Annuity; however the CDSC on those annuities applies from the issue date of the annuity, not separately to each purchase payment.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

[X] This Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of premium payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.

[X] This Annuity offers both variable and fixed investment options. If you allocate your Account Value to variable investment options, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed investment options of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

[X] The Annuity features two distinct phases - the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options. The variable investment options, each a Sub-account of American Skandia Life Assurance Corporation Variable Account B, invest in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: Wells Fargo Variable Trust, American Skandia Trust, Montgomery Variable Series and INVESCO Variable Investment Funds, Inc.

[X] During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed or variable basis.

[X] This Annuity offers two different types of Credits. We add a Credit to your Annuity with each Purchase Payment we receive. We also provide an additional 1% credit on Purchase Payments made within the first year and may provide certain additional benefits if your Account Value has not reached a Target Value on its 10th anniversary.

[X] This Annuity offers a basic Death Benefit. It also offers optional Death Benefits that provide an enhanced level of protection for your beneficiary(ies) for an additional charge.

[X] You are allowed to withdraw a limited amount of money from your Annuity on an annual basis without any charges. Other product features allow you to access your Account Value as necessary, although a charge may apply.

[X] Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.

HOW DO I PURCHASE THIS ANNUITY?

We sell the Annuity through licensed, registered investment professionals. You must complete an application and submit a minimum initial purchase payment of $1,000. We may allow you to make a lower initial purchase payment provided you establish a bank drafting program under which purchase payments received in the first Annuity Year total at least $1,000. If the Annuity is owned by an individual or individuals, the oldest of those persons must be age 80 or under. If the Annuity is owned by an entity, the annuitant must be age 80 or under.

                                TABLE OF CONTENTS

GLOSSARY OF TERMS.................................................................................    6
SUMMARY OF CONTRACT FEES AND CHARGES..............................................................    7
EXPENSE EXAMPLES..................................................................................   10
INVESTMENT OPTIONS................................................................................   11
   WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?.............................   11
   WHAT ARE THE FIXED INVESTMENT OPTIONS?.........................................................   16
FEES AND CHARGES..................................................................................   16
   WHAT ARE THE CONTRACT FEES AND CHARGES?........................................................   16
   WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?..................................   17
   WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?...................................................   18
   WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?...................................................   18
   WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?......................................   18
   EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES......................................................   18
PURCHASING YOUR ANNUITY...........................................................................   18
   WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?..........................................   18
MANAGING YOUR ANNUITY.............................................................................   19
   MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?................................   19
   MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?..................................................   20
   MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?.......................................................   20
   MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?...................................   20
   MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?...............................   20
MANAGING YOUR ACCOUNT VALUE.......................................................................   20
   HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?...................................................   20
   HOW DO I RECEIVE CREDITS?......................................................................   21
   HOW ARE CREDITS APPLIED TO MY ACCOUNT VALUE?...................................................   22
   ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?.....................   23
   DO YOU OFFER DOLLAR COST AVERAGING?............................................................   24
   DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?...............................................   24
   DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?............   24
   MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?...............................   26
   HOW DO THE FIXED INVESTMENT OPTIONS WORK?......................................................   27
   HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?..............................................   27
   HOW DOES THE MARKET VALUE ADJUSTMENT WORK?.....................................................   27
   WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?.................................................   28
AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE..........................................................   29
ACCESS TO ACCOUNT VALUE...........................................................................   30
   WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?...............................................   30
   ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?..................................................   30
   CAN I WITHDRAW A PORTION OF MY ANNUITY?........................................................   31
   HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?..................................................   31
   IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?....................................................   32
   CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?...............   32
   DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?.......   32
   WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?.............................   33
   CAN I SURRENDER MY ANNUITY FOR ITS VALUE?......................................................   33
   WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?....................................   33
   WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?...................................................   34
   HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?...........................................   35
   HOW ARE ANNUITY PAYMENTS CALCULATED?...........................................................   35
DEATH BENEFIT.....................................................................................   36
   WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?..................................................   36
   Basic Death Benefit............................................................................   36
   OPTIONAL DEATH BENEFITS........................................................................   37
   PAYMENT OF DEATH BENEFITS......................................................................   39
VALUING YOUR INVESTMENT...........................................................................   40
   HOW IS MY ACCOUNT VALUE DETERMINED?............................................................   40
   WHAT IS THE SURRENDER VALUE OF MY ANNUITY?.....................................................   40
   HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?....................................................   40
   HOW DO YOU VALUE FIXED ALLOCATIONS?............................................................   41
   WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?....................................................   41
   WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?..................   42
TAX CONSIDERATIONS................................................................................   42
   WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?...............................   42
   HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?......................................   42
   IN GENERAL, HOW ARE ANNUITIES TAXED?...........................................................   42
   HOW ARE DISTRIBUTIONS TAXED?...................................................................   43
   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED
      CONTRACTS?..................................................................................   44
   HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?..........................................   45
   GENERAL TAX CONSIDERATIONS.....................................................................   46
GENERAL INFORMATION...............................................................................   47
   HOW WILL I RECEIVE STATEMENTS AND REPORTS?.....................................................   47
   WHO IS AMERICAN SKANDIA?.......................................................................   47
   WHAT ARE SEPARATE ACCOUNTS?....................................................................   48
   WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?...........................................   49
   WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?.........................................   50
   AVAILABLE INFORMATION..........................................................................   52
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................   52
   HOW TO CONTACT US..............................................................................   52
   INDEMNIFICATION................................................................................   53
   LEGAL PROCEEDINGS..............................................................................   53
   CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION............................................   53
APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA.........................................    1
AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA LIFE ASSURANCE CORPORATION..........   11
APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B.............................    1
APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS...............................................    1
APPENDIX D - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER..............................................    1
APPENDIX E - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH
BENEFIT AND THE GUARANTEED MINIMUM DEATH BENEFIT..................................................    1

                                GLOSSARY OF TERMS

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

Account Value: The value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. The Account Value is calculated before we assess any applicable Contingent Deferred Sales Charge ("CDSC") and/or any Annual Maintenance Fee. The Account Value includes any additional amounts we applied to your Purchase Payments that we are entitled to recover under certain circumstances. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization: The application of Account Value to one of the available annuity options for the Annuitant to begin receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence. A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed Allocation: An allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim Value: The value of a Fixed Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value adjustment used in the determination of Account Value of each Fixed Allocation on any day other than the Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender Value: The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus any applicable CDSC, Annual Maintenance Fee, Tax Charge, the charge for any optional benefits and any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity.

Unit: A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and charges for the Annuity. Some fees and charges are assessed against your Annuity while others are assessed against assets allocated to the variable investment options. The fees and charges that are assessed against the Annuity include the Contingent Deferred Sales Charge, Transfer Fee and Annual Maintenance Fee. The charges that are assessed against the variable investment options are the Insurance Charge, which is the combination of a mortality and expense risk charge, a charge for administration of the Annuity, and the charge for any optional benefits you elect. Each underlying mutual fund portfolio assesses a charge for investment management, other expenses and with some mutual funds, a 12b-1 charge. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying mutual funds. Tax charges may vary by state and in certain states, a premium tax charge may be applicable. All of these fees and charges are described in more detail within this Prospectus.

The following table provides a summary of the fees and charges you will incur if you surrender the Annuity or transfer Account Value among investment options. These fees and charges are described in more detail within this Prospectus.

                        YOUR TRANSACTION FEES AND CHARGES
                         (assessed against the Annuity)

            FEE/CHARGE                             Amount Deducted
---------------------------------   --------------------------------------------
Contingent Deferred Sales Charge*   8.5%

                                    The charge is a percentage of each
                                    applicable Purchase Payment deducted upon surrender or withdrawal. The period is measured from the date each Purchase Payment is allocated.

Transfer Fee                        $10.00

                                    (Deducted after the 20th transfer each
                                    Annuity Year)

* The following are the Contingent Deferred Sales Charges (as a percentage of each applicable Purchase Payment) upon surrender or withdrawal.

Yr. 1   Yr. 2   Yr. 3   Yr. 4   Yr. 5   Yr. 6   Yr. 7   Yr. 8   Yr. 9+
-----   -----   -----   -----   -----   -----   -----   -----   ------
 8.5%    8.5%    8.5%    8.5%    7.5%    5.5%    3.5%    1.5%    0.0%

The following table provides a summary of the periodic fees and charges you will incur while you own the Annuity, excluding the underlying mutual fund Portfolio annual expenses. These fees and charges are described in more detail within this Prospectus.

                         YOUR PERIODIC FEES AND CHARGES

                 ANNUAL FEES/CHARGES ASSESSED AGAINT THE ANNUITY

            FEE/CHARGE                             Amount Deducted
---------------------------------   --------------------------------------------
Annual Maintenance Fee              Smaller of $30 or 2% of Account Value
                                    (Assessed annually on the Annuity's
                                    anniversary date or upon surrender)

                    ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS*
      (as a percentage of the average daily net assets of the Sub-accounts)

            FEE/CHARGE                             Amount Deducted
---------------------------------   --------------------------------------------
Mortality & Expense Risk Charge     1.25%
Administration Charge               0.15%
Total Annual Charges of the
Sub-accounts**                      1.40% per year of the value of each
                                    Sub-account

* These charges are deducted daily and apply to Variable Investment Options only.

** The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge" elsewhere in this Prospectus.

The following table provides a summary of the fees and charges you will incur if you elect any of the following optional benefits. These fees and charges are described in more detail within this Prospectus.

                     YOUR OPTIONAL BENEFIT FEES AND CHARGES

                                                  Optional Benefit
                                                       Fee/
               Optional Benefit                       Charge          Total Annual Charge*
---------------------------------------------   -------------------   --------------------
GUARANTEED RETURN OPTION

We offer a program that guarantees a "return      0.25% of average            1.65%
of premium" at a future date, while allowing    daily net assets of
you to allocate all or a portion of your          the Sub-accounts
Account Value to the Sub-accounts of your
choice.

ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT

We offer an Optional Death Benefit that           0.25% of average            1.65%
provides an enhanced level of protection for    daily net assets of
your beneficiary(ies) by providing amounts in     the Sub-accounts
addition to the basic Death Benefit that can
be used to offset federal and state taxes
payable on any taxable gains in your Annuity
at the time of your death.

HIGHEST ANNIVERSARY VALUE DEATH BENEFIT

We offer an Optional Death Benefit that           0.25% of average            1.65%
provides an enhanced level of protection for    daily net assets of
your beneficiary(ies) by providing a death        the Sub-accounts
benefit equal to the greater of the basic
Death Benefit or the Highest Anniversary
Value.

Please refer to the section of the Prospectus that describes each optional benefit for a complete description of the benefit, including any restrictions or limitations that may apply.

* The Total Annual Charge includes the Insurance Charge assessed against the Annuity. If you elect more than one optional benefit, the Total Annual Charge includes the charge for each optional benefit.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") as of December 31, 2002. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

                    Total Annual Portfolio Operating Expenses

                                    Minimum   Maximum
                                    -------   -------
Total Portfolio Operating Expense     0.80%     3.14%

The following are the investment management fees, other expenses, 12b-1 fees (if applicable), and the total annual expenses for each underlying mutual fund ("Portfolio") as of December 31, 2002, except as noted. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the underlying Portfolios, a portion of the management fee is being waived and/or other expenses are being partially reimbursed. "N/A" indicates that no portion of the management fee and/or other expenses is being waived and/or reimbursed. The "Net Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses and any 12b-1 fees, net of any fee waivers and expense reimbursements. The following expenses are deducted by the underlying Portfolio before it provides American Skandia with the daily net asset value. Any footnotes about expenses appear after the list of all the Portfolios. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-680-8920.

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                                                        Fee           Net
                                                                                    Total Annual      Waivers        Annual
                                                                                      Portfolio         and        Portfolio
                                               Management     Other                   Operating       Expense      Operating
            UNDERLYING PORTFOLIO                  Fees      Expenses   12b-1 Fees     Expenses     Reimbursement    Expenses
--------------------------------------------   ----------   --------   ----------   ------------   -------------   --------
Wells Fargo Variable Trust:
   International Equity                           0.75%       2.14%       0.25%          3.14%         2.14%         1.00%
   Small Cap Growth                               0.75%       0.33%       0.25%          1.33%         0.13%         1.20%
   Growth                                         0.55%       0.35%       0.25%          1.15%         0.15%         1.00%
   Large Company Growth                           0.55%       0.29%       0.25%          1.09%         0.09%         1.00%
   Equity Value                                   0.55%       0.48%       0.25%          1.28%         0.28%         1.00%
   Equity Income                                  0.55%       0.30%       0.25%          1.10%         0.10%         1.00%
   Asset Allocation                               0.55%       0.23%       0.25%          1.03%         0.03%         1.00%
   Total Return Bond /1/                          0.45%       0.33%       0.25%          1.03%         0.13%         0.90%
   Money Market                                   0.40%       0.32%       0.25%          0.97%         0.22%         0.75%
American Skandia Trust: /2/
   AST William Blair International Growth         1.00%       0.23%       0.10%          1.33%         0.10%         1.23%
   AST American Century International Growth      1.00%       0.25%       0.00%          1.25%         0.00%         1.25%
   AST PBHG Small-Cap Growth                      0.90%       0.22%       0.11%          1.23%         0.00%         1.23%
   AST DeAM Small-Cap Growth                      0.95%       0.20%       0.00%          1.15%         0.15%         1.00%
   AST Goldman Sachs Small-Cap Value              0.95%       0.21%       0.11%          1.27%         0.00%         1.27%
   AST Gabelli Small-Cap Value                    0.90%       0.19%       0.01%          1.10%         0.00%         1.10%
   AST Goldman Sachs Mid-Cap Growth               1.00%       0.26%       0.07%          1.33%         0.10%         1.23%
   AST Neuberger Berman Mid-Cap Growth            0.90%       0.20%       0.06%          1.16%         0.00%         1.16%
   AST Neuberger Berman Mid-Cap Value             0.90%       0.17%       0.09%          1.16%         0.00%         1.16%
   AST Alger All-Cap Growth                       0.95%       0.19%       0.15%          1.29%         0.00%         1.29%
   AST MFS Growth                                 0.90%       0.18%       0.10%          1.18%         0.00%         1.18%
   AST Marsico Capital Growth                     0.90%       0.16%       0.04%          1.10%         0.01%         1.09%
   AST Goldman Sachs Concentrated Growth          0.90%       0.15%       0.04%          1.09%         0.06%         1.03%
   AST Cohen & Steers Realty                      1.00%       0.23%       0.03%          1.26%         0.00%         1.26%
   AST American Century Income & Growth           0.75%       0.23%       0.00%          0.98%         0.00%         0.98%
   AST INVESCO Capital Income                     0.75%       0.17%       0.03%          0.95%         0.00%         0.95%
   AST PIMCO Total Return Bond                    0.65%       0.15%       0.00%          0.80%         0.02%         0.78%
   AST PIMCO Limited Maturity Bond                0.65%       0.18%       0.00%          0.83%         0.00%         0.83%
Montgomery Variable Series:
   Emerging Markets                               1.25%       0.43%       0.00%          1.68%         0.00%         1.68%
INVESCO Variable Investment Funds, Inc.:
   Technology                                     0.75%       0.36%       0.00%          1.11%         0.00%         1.11%
   Health Sciences                                0.75%       0.32%       0.00%          1.07%         0.00%         1.07%

/1/ Effective May 1, 2003, the Wells Fargo Variable Trust Corporate Bond portfolio changed its name to the Wells Fargo Variable Trust Total Return Bond portfolio. The name change was made in conjunction with a change in investment strategy.

/2/ The Investment Manager of American Skandia Trust (the "Trust") has agreed to reimburse and/or waive fees for certain Portfolios until at least April 30, 2004. The caption "Total Annual Portfolio Operating Expenses" reflects the Portfolios' fees and expenses before such waivers and reimbursements, while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and reimbursements. The Trust adopted a Distribution Plan (the "Distribution Plan") under Rule 12b-1 of the Investment Company Act of 1940 to permit an affiliate of the Trust's Investment Manager to receive brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these commissions to promote the sale of shares of such Portfolios. While the brokerage commission rates and amounts paid by the various Portfolios are not expected to increase as a result of the Distribution Plan, the staff of the Securities and Exchange Commission takes the position that commission amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios. The Distribution Fee estimates are derived and annualized from data regarding commission amounts directed under the Distribution Plan. Although there are no maximum amounts allowable, actual commission amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.

EXPENSE EXAMPLES

These examples are designed to assist you in understanding the various expenses you may incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect the Contingent Deferred Sales Charges (when applicable), Annual Maintenance Fee (when applicable), Insurance Charge, and the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), as well as the charges for the optional benefits that are offered under the Annuity. The Securities and Exchange Commission ("SEC") requires these examples.

Below are examples showing what you would pay in expenses at the end of the stated time periods for each Sub-account had you invested $10,000 in the Annuity and received a 5% annual return on assets, and elected all optional benefits available.

The examples shown assume that: (a) you only allocate Account Value to the Sub-account with the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), not to a Fixed Allocation; (b) the Insurance Charge is assessed as 1.40% per year; (c) the Annual Maintenance Fee (when applicable) is reflected as an asset-based charge based on an assumed average contract size; (d) you make no withdrawals of Account Value during the period shown; (e) you make no transfers, withdrawals, surrender or other transactions for which we charge a fee during the period shown; (f) no tax charge applies;
(g) the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above) are reflected; (h) the charge for each optional benefit is reflected as an additional charge equal to 0.25% per year, respectively, for the Guaranteed Return Option, the Enhanced Beneficiary Protection and the Highest Anniversary Value Death Benefit; and (i) the Credit applicable to your Annuity is 2% of Purchase Payments. The Credit may be less when total Purchase Payments are less then $10,000 and may be more when total Purchase Payments are at least $1,000,000 (see "How do I receive Credits?"). The examples do not reflect the impact of any Target Value Credits that may be applied to Purchase Payments within the first Annuity Year. Amounts shown in the examples are rounded to the nearest dollar.

Expense Examples are provided as follows: 1.) if you surrender the Annuity at the end of the stated time period; 2.) if you annuitize at the end of the stated time period; and 3.) if you do not surrender your Annuity.

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU DO NOT ELECT ALL OF THE OPTIONAL BENEFITS AVAILABLE OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

If you surrender your contract at the end of the applicable time period:

1 year   3 years   5 years   10 years
------   -------   -------   --------
 1408      2514      3507      5431

If you annuitize at the end of the applicable time period:

1 year   3 years   5 years   10 years
------   -------   -------   --------
  558      1664      2757      5431

If you do not surrender your contract:

1 year   3 years   5 years   10 years
------   -------   -------   --------
  558      1664      2757      5431

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable investment option is a Sub-account of American Skandia Life Assurance Corporation Variable Account B (see "What are Separate Accounts" for more detailed information.) Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix "AST" are Portfolios of American Skandia Trust. The investment manager for AST is American Skandia Investment Services, Incorporated, an affiliated company of American Skandia. However, a sub-advisor, as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

Effective close of business June 28, 2002, the AST Goldman Sachs Small-Cap Value portfolio is no longer offered as a Sub-account under the Annuity, except as noted below. Annuity contracts with Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account on or before June 28, 2002 may continue to allocate Account Value and make transfers into the AST Goldman Sachs Small-Cap Value Sub-account, including any bank drafting, dollar cost averaging, asset allocation and rebalancing programs. Owners of Annuities issued after June 28, 2002 will not be allowed to allocate Account Value to the AST Goldman Sachs Small-Cap Value Sub-account.

The AST Goldman Sachs Small-Cap Value Sub-account may be offered to new Owners at some future date; however, at the present time, American Skandia has no intention to do so.

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

                                                                                           PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                          INVESTMENT OBJECTIVES/POLICIES                       SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
INTERNATIONAL          WFVT International Equity: seeks total return, with an      Wells Fargo Funds
 EQUITY                emphasis on capital appreciation, over the long-term. The   Management, LLC
                       Portfolio pursues its objective by investing primarily in
                       a diversified portfolio of equity securities of companies
                       based in developed non-U.S. countries and in emerging
                       markets of the world. Under normal market conditions, the
                       Portfolio invests at least 80% of its total assets in
                       equity securities of companies located or operating
                       outside the U.S. and in a minimum of five countries
                       exclusive of the U.S. The Portfolio may invest up to 50%
                       of its total assets in any one country and up to 25% of
                       total assets in emerging markets. Generally, the
                       Portfolio invests in issuers with an average market
                       capitalization of $10 billion or more, although it may
                       invest in equity securities of issuers with market
                       capitalization as low as $250 million.

SMALL CAP EQUITY       WFVT Small Cap Growth: seeks long-term capital              Wells Fargo Funds
                       appreciation. The Portfolio pursues its objective by        Management, LLC
                       investing in a diversified portfolio of common stocks
                       issued by companies whose market capitalization falls
                       with the range of the Russell 2000 Index. The Portfolio
                       invests in common stocks of domestic and foreign
                       companies that the Investment Advisor believes have
                       above-average prospects for capital growth, or that may
                       be involved in new or innovative products, services and
                       processes. Under normal market conditions, the Portfolio
                       invests in an actively managed, broadly diversified
                       portfolio of small-cap growth-oriented common stocks and
                       in at least 20 common stock issues spread across multiple
                       industry groups and sectors of the economy.

LARGE CAP EQUITY       WFVT Growth: seeks long-term capital appreciation. The      Wells Fargo Funds
                       Portfolio pursues its objective by investing primarily in   Management, LLC
                       common stocks and other equity securities of companies
                       that have a strong earnings growth trend that the
                       Investment Advisor believes have above-average prospects
                       for future growth. Under normal market conditions, the
                       Portfolio invests at least 65% of total assets in equity
                       securities, including common and preferred stocks and
                       securities convertible into common stocks. The investment
                       strategy is focused on larger capitalization stocks that
                       fall within, but towards the higher end of, the range of
                       the Russell 1000 Index.

LARGE CAP EQUITY       WFVT Large Company Growth: seeks long-term capital          Wells Fargo Funds
                       appreciation. The Portfolio pursues its objective by        Management, LLC
                       investing primarily in common stocks of large,
                       high-quality domestic companies that the Investment
                       Advisor believes have superior growth potential. The
                       Investment Advisor looks for companies whose growth
                       potential is generally unrecognized or misperceived by
                       the market. The Portfolio may invest, under normal market
                       conditions, at least 80% of total assets in securities
                       with market capitalizations of $3 billion or more, and up
                       to 20% of total assets in securities of foreign
                       companies.

LARGE CAP EQUITY       WFVT Equity Value: seeks long-term capital appreciation     Wells Fargo Funds
                       and above-average dividend income. The Portfolio pursues    Management, LLC
                       its objective by investing primarily in equity securities
                       of U.S. companies with strong return potential based on
                       current market valuations. Under normal circumstances,
                       the Portfolio invests at least 80% of its assets in
                       equity securities with the same characteristics as common
                       stocks, and in preferred stocks, warrants, and securities
                       of foreign companies through ADRs and similar
                       investments.

EQUITY INCOME          WFVT Equity Income: seeks long-term capital appreciation    Wells Fargo Funds
                       and above-average dividend income. The Portfolio pursues    Management, LLC
                       its objective primarily by investing in the common stocks
                       of large, domestic companies with above-average return
                       potential based on current market valuations and
                       above-average dividend income. Under normal market
                       conditions, the Portfolio invests at least 80% of its
                       total assets in income producing equity securities and in
                       issues of companies with market capitalizations of $3
                       billion or more.

ASSET ALLOCATION       WFVT Asset Allocation: seeks long-term total return,        Wells Capital
                       consistent with reasonable risk. The Portfolio pursues      Management
                       its objective by allocating and reallocating its assets     Incorporated
                       among common stocks and U.S. Treasury Bonds. The
                       Investment Advisor manages the allocation of investments
                       in the Portfolio assuming a "neutral" target allocation
                       of 60% stocks and 40% bonds. The stock portion of the
                       Portfolio is invested to replicate the weightings of each
                       company comprising the S&P 500 Index. The bond portion of
                       the Portfolio is invested to replicate the Lehman
                       Brothers 20+ Year Treasury Index.

                                                                                           PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                          INVESTMENT OBJECTIVES/POLICIES                       SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
BOND                   WFVT Total Return Bond (f/k/a WFVT Corporate Bond): seeks   Wells Fargo Funds
                       total return consisting of income and capital               Management, LLC
                       appreciation. The Portfolio pursues its objective by
                       investing principally in investment-grade debt
                       securities, which include U.S. Government obligations,
                       corporate bonds, asset-backed securities and money market
                       instruments. Under normal circumstances, the Portfolio
                       will invest at least 80% of its assets in bonds.

MONEY MARKET           WFVT Money Market: seeks high current income, while         Wells Fargo Funds
                       preserving capital and liquidity. The Investment Advisor    Management, LLC
                       actively manages a portfolio of U.S. dollar-denominated
                       high-quality, short-term money market instruments. They
                       also make certain other investments, including repurchase
                       agreements.

INTERNATIONAL          AST William Blair International Growth (f/k/a AST Janus     William Blair &
EQUITY                 Overseas Growth): seeks long-term growth of capital. The     Company, L.L.C.
                       Portfolio pursues its objective primarily through
                       investments in equity securities of issuers located
                       outside the United States. The Portfolio normally invests
                       at least 80% of its total assets in securities of issuers
                       from at least five different countries, excluding the
                       United States. The Portfolio invests primarily in
                       companies selected for their growth potential. Securities
                       are generally selected without regard to any defined
                       allocation among countries, geographic regions or
                       industry sectors, or other similar selection procedure.

INTERNATIONAL          AST American Century International Growth: seeks capital    American Century
EQUITY                 growth. The Portfolio will seek to achieve its investment   Investment
                       objective by investing primarily in equity securities of    Management, Inc.
                       international companies that the Sub-advisor believes
                       will increase in value over time. Under normal
                       conditions, the Portfolio will invest at least 65% of its
                       assets in equity securities of issuers from at least
                       three countries outside of the United States. The
                       Sub-advisor uses a growth investment strategy it
                       developed that looks for companies with earnings and
                       revenue growth. The Sub-advisor will consider a number of
                       other factors in making investment selections, including
                       the prospects for relative economic growth among
                       countries or regions, economic and political conditions,
                       expected inflation rates, currency exchange fluctuations
                       and tax considerations.

SMALL CAP GROWTH       AST PBHG Small-Cap Growth: seeks capital growth. The        Pilgrim Baxter &
                       Portfolio pursues its objective by primarily investing at   Associates, Ltd.
                       least 80% of the value of its assets in the common stocks
                       of small-sized companies, whose market capitalizations
                       are similar to market capitalizations of the companies in
                       the Russell 2000(R)Index at the time of the Portfolio's
                       investment. The Sub-advisor expects to focus primarily on
                       those securities whose market capitalizations or annual
                       revenues are less than $1billion at the time of purchase.

SMALL CAP GROWTH       AST DeAM Small-Cap Growth: seeks maximum growth of          Deutsche Asset
                       investors' capital from a portfolio of growth stocks of     Management, Inc.
                       smaller companies. The Portfolio pursues its objective,
                       under normal circumstances, by primarily investing at
                       least 80% of its total assets in the equity securities of
                       small-sized companies included in the Russell 2000
                       Growth(R)Index. The Sub-advisor employs an investment
                       strategy designed to maintain a portfolio of equity
                       securities which approximates the market risk of those
                       stocks included in the Russell 2000 Growth(R)Index, but
                       which attempts to outperform the Russell 2000
                       Growth(R)Index.

SMALL CAP VALUE        AST Goldman Sachs Small-Cap Value: seeks long-term          Goldman Sachs Asset
                       capital appreciation. The Portfolio will seek its           Management
                       objective through investments primarily in equity
                       securities that are believed to be undervalued in the
                       marketplace. The Portfolio primarily seeks companies that
                       are small-sized, based on the value of their outstanding
                       stock. The Portfolio will have a non-fundamental policy
                       to invest, under normal circumstances, at least 80% of
                       the value of its assets in small capitalization
                       companies. The 80% investment requirement applies at the
                       time the Portfolio invests its assets. The Portfolio
                       generally defines small capitalization companies as
                       companies with a capitalization of $5 billion or less.

                                                                                           PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                          INVESTMENT OBJECTIVES/POLICIES                       SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
SMALL CAP VALUE        AST Gabelli Small-Cap Value: seeks to provide long-term     GAMCO
                       capital growth by investing primarily in                    Investors, Inc.
                       small-capitalization stocks that appear to be
                       undervalued. The Portfolio will have a non-fundamental
                       policy to invest, under normal circumstances, at least
                       80% of the value of its assets in small capitalization
                       companies. The 80% investment requirement applies at the
                       time the Portfolio invests its assets. The Portfolio
                       generally defines small capitalization companies as those
                       with a capitalization of $1.5 billion or less. Reflecting
                       a value approach to investing, the Portfolio will seek
                       the stocks of companies whose current stock prices do not
                       appear to adequately reflect their underlying value as
                       measured by assets, earnings, cash flow or business
                       franchises.

MID-CAP GROWTH         AST Goldman Sachs Mid-Cap Growth (f/k/a AST Janus Mid-Cap   Goldman Sachs Asset
                       Growth): seeks long-term capital growth. The Portfolio      Management
                       pursues its investment objective, by investing primarily
                       in equity securities selected for their growth potential,
                       and normally invests at least 80% of the value of its
                       assets in medium capitalization companies. For purposes
                       of the Portfolio, medium-sized companies are those whose
                       market capitalizations (measured at the time of
                       investment) fall within the range of companies in the
                       Standard & Poor's MidCap 400 Index. The Sub-advisor seeks
                       to identify individual companies with earnings growth
                       potential that may not be recognized by the market at
                       large.

MID-CAP GROWTH         AST Neuberger Berman Mid-Cap Growth: seeks capital          Neuberger Berman
                       growth. Under normal market conditions, the Portfolio       Management Inc.
                       primarily invests at least 80% of its net assets in the
                       common stocks of mid-cap companies. For purposes of the
                       Portfolio, companies with equity market capitalizations
                       that fall within the range of the Russell Midcap(R)Index,
                       at the time of investment, are considered mid-cap
                       companies. Some of the Portfolio's assets may be invested
                       in the securities of large-cap companies as well as in
                       small-cap companies. The Sub-advisor looks for
                       fast-growing companies that are in new or rapidly
                       evolving industries.

MID-CAP VALUE          AST Neuberger Berman Mid-Cap Value: seeks capital growth.   Neuberger Berman
                       Under normal market conditions, the Portfolio primarily     Management Inc.
                       invests at least 80% of its net assets in the common
                       stocks of mid-cap companies. For purposes of the
                       Portfolio, companies with equity market capitalizations
                       that fall within the range of the Russell Midcap(R)Index
                       at the time of investment are considered mid-cap
                       companies. Some of the Portfolio's assets may be invested
                       in the securities of large-cap companies as well as in
                       small-cap companies. Under the Portfolio's value-oriented
                       investment approach, the Sub-advisor looks for
                       well-managed companies whose stock prices are undervalued
                       and that may rise in price before other investors realize
                       their worth.

ALL-CAP GROWTH         AST Alger All-Cap Growth: seeks long-term capital growth.   Fred Alger
                       The Portfolio invests primarily in equity securities,       Management, Inc.
                       such as common or preferred stocks, that are listed on
                       U.S. exchanges or in the over-the-counter market. The
                       Portfolio may invest in the equity securities of
                       companies of all sizes, and may emphasize either larger
                       or smaller companies at a given time based on the
                       Sub-advisor's assessment of particular companies and
                       market conditions.

LARGE CAP GROWTH       AST MFS Growth: seeks long-term capital growth and future   Massachusetts
                       income. Under normal market conditions, the Portfolio       Financial Services
                       invests at least 80% of its total assets in common stocks   Company
                       and related securities, such as preferred stocks,
                       convertible securities and depositary receipts, of
                       companies that the Sub-advisor believes offer better than
                       average prospects for long-term growth. The Sub-advisor
                       seeks to purchase securities of companies that it
                       considers well-run and poised for growth. The Portfolio
                       may invest up to 35% of its net assets in foreign
                       securities.

                                                                                           PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                          INVESTMENT OBJECTIVES/POLICIES                       SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
LARGE CAP GROWTH       AST Marsico Capital Growth: seeks capital growth. Income    Marsico Capital
                       realization is not an investment objective and any income   Management, LLC
                       realized on the Portfolio's investments, therefore, will
                       be incidental to the Portfolio's objective. The Portfolio
                       will pursue its objective by investing primarily in
                       common stocks of larger, more established companies. In
                       selecting investments for the Portfolio, the Sub-advisor
                       uses an approach that combines "top down" economic
                       analysis with "bottom up" stock selection. The "top down"
                       approach identifies sectors, industries and companies
                       that should benefit from the trends the Sub-advisor has
                       observed. The Sub-advisor then looks for individual
                       companies with earnings growth potential that may not be
                       recognized by the market at large, a "bottom up" stock
                       selection.

LARGE CAP GROWTH       AST Goldman Sachs Concentrated Growth (f/k/a AST JanCap     Goldman Sachs Asset
                       Growth): seeks growth of capital in a manner consistent     Management
                       with the preservation of capital. Realization of income
                       is not a significant investment consideration and any
                       income realized on the Portfolio's investments,
                       therefore, will be incidental to the Portfolio's
                       objective. The Portfolio will pursue its objective by
                       investing primarily in equity securities of companies
                       that the Sub-advisor believes have potential to achieve
                       capital appreciation over the long-term. The Portfolio
                       seeks to achieve its investment objective by investing,
                       under normal circumstances, in approximately 30 - 45
                       companies that are considered by the Sub-advisor to be
                       positioned for long-term growth.

REAL ESTATE (REIT)     AST Cohen & Steers Realty: seeks to maximize total return   Cohen & Steers Capital
                       through investment in real estate securities. The           Management,
                       Portfolio pursues its investment objective by investing,
                       under normal circumstances, at least 80% of its net
                       assets in securities of real estate issuers. Under Inc.
                       normal circumstances, the Portfolio will invest
                       substantially all of its assets in the equity securities
                       of real estate companies, i.e., a company that derives at
                       least 50% of its revenues from the ownership,
                       construction, financing, management or sale of real
                       estate or that has at least 50% of its assets in real
                       estate. Real estate companies may include real estate
                       investment trusts or REITs.

GROWTH AND INCOME      AST American Century Income & Growth: seeks capital         American Century
                       growth with current income as a secondary objective. The    Investment Management,
                       Portfolio invests primarily in common stocks that offer     Inc.
                       potential for capital growth, and may, consistent with
                       its investment objective, invest in stocks that offer
                       potential for current income. The Sub-advisor utilizes a
                       quantitative management technique with a goal of building
                       an equity portfolio that provides better returns than the
                       S&P 500 Index without taking on significant additional
                       risk and while attempting to create a dividend yield that
                       will be greater than the S&P 500 Index.

EQUITY INCOME          AST INVESCO Capital Income (f/k/a AST INVESCO Equity        INVESCO Funds Group,
                       Income): seeks capital growth and current income while      Inc.
                       following sound investment practices. The Portfolio seeks
                       to achieve its objective by investing in securities that
                       are expected to produce relatively high levels of income
                       and consistent, stable returns. The Portfolio normally
                       will invest at least 65% of its assets in dividend-paying
                       common and preferred stocks of domestic and foreign
                       issuers. Up to 30% of the Portfolio's assets may be
                       invested in equity securities that do not pay regular
                       dividends.

BOND                   AST PIMCO Total Return Bond: seeks to maximize total        Pacific Investment
                       return consistent with preservation of capital and          Management Company LLC
                       prudent investment management. The Portfolio will invest
                       in a diversified portfolio of fixed-income securities of
                       varying maturities. The average portfolio duration of the
                       Portfolio generally will vary within a three- to six-year
                       time frame based on the Sub-advisor's forecast for
                       interest rates.

BOND                   AST PIMCO Limited Maturity Bond: seeks to maximize total    Pacific Investment
                       return consistent with preservation of capital and          Management Company LLC
                       prudent investment management. The Portfolio will invest
                       in a diversified portfolio of fixed-income securities of
                       varying maturities. The average portfolio duration of the
                       Portfolio generally will vary within a one- to three-year
                       time frame based on the Sub-advisor's forecast for
                       interest rates.

                                                                                           PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                          INVESTMENT OBJECTIVES/POLICIES                       SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
EMERGING MARKETS       Montgomery Variable Series - Emerging Markets: seeks        Gartmore Global Asset
                       long-term capital appreciation, under normal conditions     Management
                       by investing at least 80% of its total assets in stocks     Trust/Gartmore Global
                       of companies of any size based in the world's developing    Partners
                       economies. Under normal market conditions, investments
                       are maintained in at least six countries at all times and
                       no more than 35% of total assets in any single one of
                       them.

SECTOR                 INVESCO Variable Investment Funds - Technology: seeks       INVESCO Funds Group,
                       capital growth. The Portfolio normally invests 80% of its   Inc.
                       net assets in the equity securities and equity-related
                       instruments of companies engaged in technology-related
                       industries. These include, but are not limited to,
                       various applied technologies, hardware, software,
                       semiconductors, telecommunications equipment and services
                       and service-related companies in information technology.
                       Many of these products and services are subject to rapid
                       obsolescence, which may lower market value of the
                       securities of the companies in this sector. At any given
                       time, 20% of the Portfolio's assets is not required to be
                       invested in the sector.

SECTOR                 INVESCO Variable Investment Funds - Health Sciences:        INVESCO Funds Group,
                       seeks capital growth. The Portfolio normally invests at     Inc.
                       least 80% of its net assets in the equity securities and
                       equity-related instruments of companies that develop,
                       produce or distribute products or services related to
                       health care. These companies include, but are not limited
                       to, medical equipment or supplies, pharmaceuticals,
                       biotechnology and healthcare providers and service
                       companies. At any given time, 20% of the Portfolio's
                       assets is not required to be invested in the sector.

WHAT ARE THE FIXED INVESTMENT OPTIONS?

We offer fixed investment options of different durations during the accumulation period. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods from 1 to 10 years. We may also offer special purpose Fixed Allocations for use with certain optional investment programs. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations may not be available in all states. Availability of Fixed Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call American Skandia at 1-800-766-4530 to determine availability of Fixed Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent Deferred Sales Charge: We do not deduct a sales charge from Purchase Payments you make to your Annuity. However, we may deduct a Contingent Deferred Sales Charge or CDSC if you surrender your Annuity or when you make a partial withdrawal. The CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials and other promotional expenses. The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable Annuity Year. For purposes of calculating the CDSC, we consider the year following the date we receive a Purchase Payment as Year 1. The amount of the CDSC applicable to each Purchase Payment decreases over time, measured from the date the Purchase Payment is applied. The CDSC percentages are shown below.

YEARS         1     2     3     4     5     6     7     8     9+
----------   ---   ---   ---   ---   ---   ---   ---   ---   ---
CHARGE (%)   8.5   8.5   8.5   8.5   7.5   5.5   3.5   1.5   0.0

Each Purchase Payment has its own CDSC period. When you make a withdrawal, we assume that the oldest Purchase Payment is being withdrawn first so that the lowest CDSC is deducted from the amount withdrawn. After eight (8) complete years from the date you make a Purchase Payment, no CDSC will be assessed if you withdraw or surrender that Purchase Payment. Under certain circumstances you can withdraw a limited amount of Account Value without paying a CDSC. This is referred to as a "Free Withdrawal." Free Withdrawals are not treated as a withdrawal of Purchase Payments for purposes of calculating the CDSC on a subsequent withdrawal or surrender. Withdrawals of amounts greater than the maximum Free Withdrawal amount are treated as a withdrawal of Purchase Payments and will be assessed a CDSC. For purposes of calculating the CDSC on a surrender or a partial withdrawal, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

We may waive the CDSC under certain medically-related circumstances or when taking a Minimum Distribution from an Annuity purchased as a "qualified" investment. Free Withdrawals, Medically-Related Surrenders and Minimum Distributions are each explained more fully in the section entitled "Access to Your Account Value".

Transfer Fee: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a dollar cost averaging program when we count the twenty free transfers. Transfers made as part of a rebalancing, market timing or third party investment advisory service will be subject to the twenty-transfer limit. However, all transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $30.00 or 2% of your Account Value invested in the variable investment options, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.

Tax Charges: Several states and some municipalities charge premium taxes or similar taxes. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed, but may also decide to deduct tax charges from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance Charge: We deduct an Insurance Charge daily against the average daily assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge (1.25%) and the Administration Charge (0.15%). The total charge is equal to 1.40% on an annual basis. The Insurance Charge is intended to compensate American Skandia for providing the insurance benefits under the Annuity, including the Annuity's basic death benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance Charge that is deducted for administrative costs; however, any increase will only apply to Annuities issued after the date of the increase.

American Skandia may make a profit on the Insurance Charge if, over time, the actual cost of providing the guaranteed insurance obligations under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering the Annuity and to offset a portion of the costs associated with offering Credits which are funded through American Skandia's general account. The Insurance Charge is deducted against your Annuity's Account Value, which includes the amount of any Credits we apply to your Purchase Payments and any increases or decreases in your Account Value based on market fluctuations of the Sub-accounts. Any profit that American Skandia may make on the Insurance Charge may include a profit on the portion of the Account Value that represents Credits applied to the Annuity, as well as profits based on market appreciation of the Sub-account values.

The Insurance Charge is not deducted against assets allocated to a Fixed Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

Optional Benefits: If you elect to purchase one or more optional benefits, we will deduct an additional charge on a daily basis from your Account Value allocated to the Sub-accounts. The charge for each optional benefit is deducted in addition to the Insurance Charge due to the increased insurance risk associated with the optional benefits. The additional charge is included in the daily calculation of the Unit Price for each Sub-account. Please refer to the section entitled "Death Benefit" for a description of the charge for each Optional Death Benefit. Please refer to the section entitled "Managing Your Account Value - Do you offer programs designed to guarantee a "return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?

We do not assess any charges directly against the Portfolios. However, each Portfolio charges a total annual fee comprised of an investment management fee, operating expenses and any distribution and service (12b-1) fees that may apply. These fees are deducted daily by each Portfolio before it provides American Skandia with the net asset value as of the close of business each day. More detailed information about fees and charges can be found in the prospectuses for the Portfolios. Please also see "Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?

No specific fee or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. Any CDSC or Tax Charge applies to amounts that are taken from the variable investment options or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?

In certain states a tax is due if and when you exercise your right to receive periodic annuity payments. The amount payable will depend on the applicable jurisdiction and on the annuity payment option you select. If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of the CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase Payment: You must make a minimum initial Purchase Payment of $1,000. However, if you decide to make payments under a systematic investment or "bank drafting" program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, you make at least $1,000 in total Purchase Payments.

Where allowed by law, initial Purchase Payments in excess of $1,000,000 require our approval prior to acceptance. We may apply certain limitations and/or restrictions on the Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under the Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under the Annuity or restricting the Sub-accounts that are available. Other limitations and/or restrictions may apply.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to American Skandia. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to American Skandia via wiring funds through your investment professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an arrangement called "bank drafting" where you authorize us to deduct money directly from your bank account. We call our bank drafting program "Auto Saver". We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Age Restrictions: The Owner must be age 80 or under as of the Issue Date of the Annuity. If the Annuity is owned jointly, the oldest of the Owners must be age 80 or under on the Issue Date. If the Annuity is owned by an entity, the Annuitant must be age 80 or under as of the Issue Date. You should consider your need to access your Account Value and whether the Annuity's liquidity features will satisfy that need. If you take a distribution prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. The availability of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

Additional Purchase Payments may be made at any time before the Annuity Date as long as the oldest Owner or Annuitant (if the Annuity is entity owned) is not over age 80.

Special Considerations for Purchasers of Bonus or Credit Products

[X] This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities and does not charge an additional amount for the Extra Credit feature. However, if you make a withdrawal that exceeds the annual free withdrawal amount or choose to surrender your Annuity, the contingent deferred sales charge (CDSC) on this Annuity is higher and is deducted for a longer period of time as compared to our other variable annuities. If you expect that you will need to access your Account Value during the CDSC period and the liquidity provisions are insufficient to satisfy that need, then this Annuity may be more expensive than other variable annuities.

[X] The Extra Credit amount is included in your Account Value. However, American Skandia may take back the original Extra Credit amount applied to your Purchase Payment if you die, or elect to withdraw all or a portion of your Account Value under the medically-related waiver provision, within 12 months of having received an Extra Credit amount. In either situation, the value of the Extra Credit amount could be substantially reduced. However, any investment gain on the Extra Credit amount will not be taken back. Additional conditions and restrictions apply.

[X] We offer other annuities through investment professionals associated with other firms, where we apply an Extra Credit to your annuity with each purchase payment you make. The Extra Credit amount we apply to purchase payments on those annuities is initially higher than on this Annuity but reduces over time and only applies during the first six annuity years. The total asset-based charges on those annuities are higher during the first 10 years but are lower than this Annuity after the 10th year. The CDSC is also higher and is deducted for a longer period of time than on this Annuity; however the CDSC on those annuities applies from the issue date of the annuity, not separately to each purchase payment.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

[X] Owner: The Owner(s) holds all rights under the Annuity. You may name more than one Owner in which case all ownership rights are held jointly. However, this Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."

[X] Annuitant: The Annuitant is the person we agree to make annuity payments to and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.

[X] Beneficiary: The Beneficiary is the person(s) or entity you name to receive the death benefit. If no beneficiary is named the death benefit will be paid to you or your estate.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?

You may change the Owner, Annuitant and Beneficiary designations by sending us a request in writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:

[X] a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;

[X]  a new Annuitant subsequent to the Annuity Date;

[X] for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and

[X] a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. The Death Benefit that would have been payable will be the new Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. No CDSC will apply to the new Account Value. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant

If the Annuity is owned by an entity and the surviving spouse is named as a Contingent Annuitant, upon the death of the Annuitant, the surviving spouse will become the Annuitant. No Death Benefit is payable upon the death of the Annuitant. However, the Account Value of the Annuity as of the date of due proof of death of the Annuitant (and any required proof of the spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a "free-look." Depending on the state in which you purchased your Annuity and, in some states, if you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, twenty-one (21) days or longer, measured from the time that you received your Annuity. If you return your Annuity during the applicable period, we will refund your current Account Value plus any tax charge deducted. This amount may be higher or lower than your original Purchase Payment. Where required by law, we will return your current Account Value or the amount of your initial Purchase Payment, whichever is greater. The same rules may apply to an Annuity that is purchased as an IRA. In any situation where we are required to return the greater of your Purchase Payment or Account Value, we may allocate your Account Value to the WFVT Money Market Sub-account during the right to cancel period and for a reasonable additional amount of time to allow for delivery of your Annuity. If you return your Annuity, we will not return any additional amounts we applied to your Annuity based on your Purchase Payments.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?

The minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in "Auto Saver" or a periodic purchase payment program. We will allocate any additional Purchase Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment. Additional Purchase Payments may be paid at any time before the Annuity Date as long as the oldest Owner or Annuitant (if the Annuity is entity owned) is not over age 80.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. This type of program is often called "bank drafting". We call our bank drafting program "Auto Saver". Purchase Payments made through Auto Saver may only be allocated to the variable investment options when applied. Auto Saver allows you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments that will equal at least $1,000 during the first 12 months of your Annuity. We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?

(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase Payment: Once we accept your application, we invest your net Purchase Payment in the Annuity. The net Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. On your application we ask you to provide us with instructions for allocating your Account Value. You can allocate Account Value to one or more variable investment options or Fixed Allocations.

In those states where we are required to return your Purchase Payment if you exercise your right to return the Annuity, we initially allocate all amounts that you choose to allocate to the variable investment options to the WFVT Money Market Sub-account. At the end of the right to cancel period we will reallocate your Account Value according to your most recent allocation instructions. Where permitted by law, we will allocate your Purchase Payments according to your initial instructions, without temporarily allocating to the WFVT Money Market Sub-account. To do this, we will ask that you execute our form called a "return waiver" that authorizes us to allocate your Purchase Payment to your chosen Sub-accounts immediately. If you submit the "return waiver" and then decide to return your Annuity during the right to cancel period, you will receive your current Account Value, minus the amount of any Credits, which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent Purchase Payments: We will allocate any additional Purchase Payments you make according to your current allocation instructions. If any rebalancing or asset allocation programs are in effect, the allocation should conform with such a program. We assume that your current allocation instructions are valid for subsequent Purchase Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

HOW DO I RECEIVE CREDITS?

We apply a "Credit" to your Annuity's Account Value each time you make a Purchase Payment. The amount of the Credit is payable from our general account. The amount of the Credit depends on the cumulative amount of Purchase Payments you have made to your Annuity, payable as a percentage of each specific Purchase Payment, according to the tables below:

The Credits shown below are in effect as of May 3, 1999 in those states where approved.

Cumulative Purchase Payments           Credit
------------------------------------   ------
Between $1,000 and $9,999.99             1.0%
Between $10,000 and $999,999.99          2.0%
Between $1,000,000 and $4,999,999.99     3.0%
Greater than $5,000,000                  4.0%

The Credits shown below apply to all Annuities issued before May 3, 1999 and to Annuities issued after May 3, 1999 in those states where the above table has not been approved.

Cumulative Purchase Payments           Credit
------------------------------------   ------
Between $1,000 and $9,999.99             1.5%
Between $10,000 and $999,999.99          3.0%
Between $1,000,000 and $4,999,999.99     4.0%
Greater than $5,000,000                  5.0%

Credits Applied to Purchase Payments for Designated Class of Annuity Owner

Where allowed by state law, on Annuities owned by a member of the class defined below, the table of Credits we apply to Purchase Payments is deleted. The Credit applied to all Purchase Payments on such Annuities will be 8.0%.

The designated class of Annuity Owners includes: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated; (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f), above; (h) the parents of any such person noted in (b) through (g), above; (i) the child(ren) or other legal dependent under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.

All other terms and conditions of the Annuity apply to Owners in the designated class, except that we will not provide any Additional Amounts for any such contracts (see "Additional Amounts in the Fixed Allocations"). Any Target Value Credits applied under the Performance Advantage benefit are not affected by an Owner's inclusion in the designated class of Annuity Owners.

You must notify us at the time you apply for an Annuity if you are a member of the designated class. American Skandia is not responsible for monitoring whether you qualify as a member of the designated class. Failure to inform us that you qualify as a member of the designated class may result in your Annuity receiving fewer Credits than would otherwise be applied to your Annuity.

HOW ARE CREDITS APPLIED TO MY ACCOUNT VALUE?

Each Credit is allocated to your Account Value at the time the Purchase Payment is applied to your Account Value. The amount of the Credit is allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Examples of Applying Credits

Initial Purchase Payment

Assume you make an initial Purchase Payment of $250,000. We would apply a 2.0% Credit to your Purchase Payment and allocate the amount of the Credit ($5,000 = $250,000 X .02) to your Account Value in the proportion that your Account Value is allocated.

Additional Purchase Payment (at same breakpoint)

Assume that you make an additional Purchase Payment of $500,000. Because your cumulative Purchase Payments are less than the next breakpoint ($1,000,000), we would apply a 2.0% Credit to your Purchase Payment and allocate the amount of the Credit ($10,000 = $500,000 X .02) to your Account Value.

Additional Purchase Payment (at higher breakpoint)

Assume that you make an additional Purchase Payment of $400,000. Because your cumulative Purchase Payments are now $1,150,000 (greater than the next breakpoint), we would apply a 3.0% Credit to your Purchase Payment and allocate the amount of the Credit ($12,000 = $400,000 X .03) to your Account Value.

This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities and does not charge an additional amount for the Extra Credit feature. However, the amount of any Credits applied to your Account Value can be recovered by American Skandia under certain circumstances:

[X] any Credits applied to your Account Value on Purchase Payments made within the 12 months before the date of death will be recovered.

[X] the amount available under the medically-related surrender portion of the Annuity will not include the amount of any Credits payable on Purchase Payments made within 12 months of the date the Annuitant first became eligible for the medically-related surrender.

[X] if you elect to "free-look" your Annuity, the amount returned to you will not include the amount of any Credits.

The value of the Extra Credit amount will be substantially reduced if American Skandia recovers the Extra Credit amount under these circumstances. However, any investment gain on the Extra Credit amount will not be taken back. We do not deduct a CDSC in any situation where we recover the Extra Credit amount.

Examples of Recovering Credits

The following are hypothetical examples of how Credits could be recovered by American Skandia. These examples do not cover every potential situation.

Recovery from payment of Death Benefits

1. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 2.0% Credit, for a total of $1,200. If the Death Benefit becomes payable in the 9th month after the Issue Date, the amount of the Death Benefit would be reduced by the entire amount of the prior Credits ($1,200).

2. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 2.0% Credit, for a total of $1,200. If death occurs in the 16th month after the Issue Date, the amount of the Death Benefit would be reduced but only in the amount of those Credits applied within the previous 12-months. Since the initial Purchase Payment (and the Credits that were applied) occurred more than 12-months before the date of death, the Death Benefit would not be reduced by the amount of the Credits applied to the initial Purchase Payment. However, the $10,000 additional Purchase Payment was made within 12-months of the date of death. Therefore, the amount of the Death Benefit would be reduced by the amount of the Credits payable on the additional Purchase Payment ($200).

3. NOTE: If the Death Benefit would otherwise have been equal to the Purchase Payments minus any withdrawals due to poor investment performance, we will not reduce the amount of the Death Benefit by the amount of the Credits as shown in Example 2 above.

Recovery from Medically-Related Surrenders

1. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You receive a Credit of $1,000 ($50,000 X .02). The Annuitant is diagnosed as terminally ill in the 6th month after the Issue Date and we grant your request to surrender your Annuity under the medically-related surrender provision. Assuming the Credits were applied within 12-months of the date of diagnosis of the terminal illness, the amount that would be payable under the medically-related surrender provision would be reduced by the entire amount of the Credits ($1,000).

2. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 2.0% Credit, for a total of $1,200. The Annuitant is diagnosed as terminally ill in the 16th month after the Issue Date and we grant your request to surrender your Annuity under the medically-related surrender provision. Since the initial Purchase Payment (and the Credits that were applied) occurred more than 12-months before the diagnosis, the amount that would be payable under the medically-related surrender provision would not be reduced by the amount of the Credits applied to the initial Purchase Payment. However, the $10,000 additional Purchase Payment was made within 12-months of the date of diagnosis. Therefore, the amount that would be payable under the medically-related surrender provision would be reduced by the amount of the Credits payable on the additional Purchase Payment ($200).

Credits applied to estimated Purchase Payments

Under certain circumstances, we may determine the amount of Credits payable on two or more separate Purchase Payments based on the Credit percentage that would have applied had all such Purchase Payments been made at the same time. To make use of this procedure, often referred to as a "letter of intent", you must provide evidence of your intention to submit the cumulative additional Purchase Payments within a 13-month period. A letter of intent must be provided to us prior to the Issue Date to be effective. Acceptance of a letter of intent is at our sole discretion and may be subject to restrictions as to the minimum initial Purchase Payment that must be submitted to receive the next higher breakpoint.

Failure to inform us that you intend to submit two or more Purchase Payments within a 13-month period may result in your Annuity receiving fewer Credits than would otherwise be added to your Annuity.

If you submit a letter of intent and receive Credits on Purchase Payments at a higher Credit percentage than would have applied BUT do not submit the required Purchase Payments during the 13-month period as required by your letter of intent, we may recover the "excess" Credits. "Excess" Credits are Credits in excess of the Credits that would have been payable without the letter of intent. If we determine that you have received "excess" Credits, any such amounts will be taken pro-rata from the investment options based on your Account Values as of the date we act to recover the excess. If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.

General Information about Credits

[X] We do not consider Credits to be "investment in the contract" for income tax purposes.

[X] You may not withdraw the amount of any Credits under the Free Withdrawal provision. The Free Withdrawal provision only applies to withdrawals of Purchase Payments.

[X] These Credits are separate and distinct from the Target Value Credits discussed below in the section entitled "American Skandia's Performance Advantage."

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?

During the accumulation period you may transfer Account Value between investment options. Transfers are not subject to taxation on any gain. We currently limit the number of Sub-accounts you can invest in at any one time to twenty (20). However, you can invest in an unlimited number of Fixed Allocations. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.

Currently, we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year, including transfers made as part of any rebalancing, market timing, asset allocation or similar program which you have authorized. Transfers made as part of a dollar cost averaging program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive trading or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by one or more of the Portfolios that the purchase or redemption of shares must be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on the share prices of affected Portfolios. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. Under such a circumstance, we will process transfers according to our rules then in effect and provide notice if the transfer request was denied. If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?

Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount each month from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. Dollar Cost Averaging allows you to invest regularly each month, regardless of the current unit value (or price) of the Sub-account(s) you invest in. This enables you to purchase more units when the market price is low and fewer units when the market price is high. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable investment options or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:

[X] You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.

[X] You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.

[X] Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE: When a Dollar Cost Averaging program is established from a Fixed Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?

Yes. During the accumulation period, we offer automatic rebalancing among the variable investment options you choose. You can choose to have your Account Value rebalanced quarterly, semi-annually, or annually. On the appropriate date, your variable investment options are rebalanced to the allocation percentages you request. For example, over time the performance of the variable investment options will differ, causing your percentage allocations to shift. With automatic rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. If you request a transfer from or into any variable investment option participating in the automatic rebalancing program, we will assume that you wish to change your rebalancing percentages as well, and will automatically adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum Account Value of at least $10,000 to enroll in automatic rebalancing. All rebalancing transfers made on the same day as part of an automatic rebalancing program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?

Yes. We offer two different programs for investors who wish to invest in the variable investment options but also wish to protect their principal, at least as of a specific date in the future. You may not want to use either of these programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program

We offer a balanced investment program where a portion of your Account Value is allocated to a Fixed Allocation and the remaining Account Value is allocated to the variable investment options that you select. When you enroll in the Balanced Investment Program, you choose the duration that you wish the program to last. This determines the duration of the Guarantee Period for the Fixed Allocation. Based on the fixed rate for the Guarantee Period chosen, we calculate the portion of your Account Value that must be allocated to the Fixed Allocation to grow to a specific "principal amount" (such as your initial Purchase Payment). We determine the amount based on the rates then in effect for the Guarantee Period you choose. If you continue the program until the end of the Guarantee Period and make no withdrawals or transfers, at the end of the Guarantee Period, the Fixed Allocation will have grown to equal the "principal amount". Withdrawals or transfers from the Fixed Allocation before the end of the Guarantee Period will terminate the program and may be subject to a Market Value Adjustment. You can transfer the Account Value that is not allocated to the Fixed Allocation between any of the Sub-accounts available under the Annuity. Account Value you allocate to the variable investment options is subject to market fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

     Example

     Assume you invest $100,000. You choose a 10-year program and allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 5.33%*. Based on the fixed interest rate for the Guarantee Period chosen, the factor is 0.594948 for determining how much of your Account Value will be allocated to the Fixed Allocation. That means that $59,495 will be allocated to the Fixed Allocation and the remaining Account Value ($41,505) will be allocated to the variable investment options. Assuming that you do not make any withdrawals from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)(SM)

We also offer a seven-year program where we monitor your Account Value daily and systematically transfer amounts between Fixed Allocations and the variable investment options you choose. American Skandia guarantees that at the end of the seventh (7th) year from commencement of the program (or any program restart date), you will receive no less than your Account Value on the date you elected to participate in the program, including any Credits we applied to your Purchase Payments ("commencement value"). On the program maturity date, if your Account Value is below the commencement value, American Skandia will apply additional amounts to your Annuity so that it is equal to commencement value or your Account Value on the date you elect to restart the program duration. Any amounts added to your Annuity will be applied to the WFVT Money Market Sub-account, unless you provide us with alternative instructions. We will notify you of any amounts added to your Annuity under the program. We do not consider amounts added to your Annuity to be "investment in the contract" for income tax purposes.

Account Value is only transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. This differs from the Balanced Investment Program where a set amount is allocated to a Fixed Allocation regardless of the performance of the underlying Sub-accounts. With the Guaranteed Return Option, your Annuity is able to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. NOTE: If a significant amount of your Account Value is systematically transferred to Fixed Allocations during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the performance of your Account Value to determine whether it is greater than, equal to or below our "reallocation trigger", described below. Based on the performance of the Sub-accounts in which you choose to allocate your Account Value relative to the reallocation trigger, we may transfer some or all of your Account Value to or from a Fixed Allocation. You have complete discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to restrict certain Portfolios if you participate in the program.

[X] Account Value greater than or equal to reallocation trigger: Your Account Value in the variable investment options remains allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation, those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations. A Market Value Adjustment will apply.

[X] Account Value below reallocation trigger: A portion of your Account Value in the variable investment options is transferred to a new Fixed Allocation. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation will have a Guarantee Period equal to the remaining duration in the Guaranteed Return Option. The Account Value applied to the new Fixed Allocation will be credited with the fixed interest rate then being applied to a new Fixed Allocation of the next higher yearly duration. The Account Value will remain invested in the Fixed Allocation until the maturity date of the program unless, at an earlier date, your Account Value is at or above the reallocation trigger and amounts can be transferred to the variable investment options (as described above) while maintaining the guarantee protection under the program.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Any change to the allocation mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination

The Guaranteed Return Option will terminate on its maturity date. You can elect to participate in a new Guaranteed Return Option or re-allocate your Account Value at that time. Upon termination, any Account Value allocated to the Fixed Allocations will be transferred to the WFVT Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option

This program is subject to certain rules and restrictions, including, but not limited to the following:

[X] You may terminate the Guaranteed Return Option at any time. American Skandia does not provide any guarantees upon termination of the program.

[X] Withdrawals from your Annuity while the program is in effect will reduce the guaranteed amount under the program in proportion to your Account Value at the time of the withdrawal. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.

[X] Additional Purchase Payments applied to the Annuity while the program is in effect will only increase the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.

[X] Annuity Owners cannot transfer Account Value to or from a Fixed Allocation while participating in the program and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.

[X] Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.

[X] Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.

[X] The Guaranteed Return Option will terminate: (a) upon the death of the Owner or the Annuitant (in an entity owned contract); and (b) as of the date Account Value is applied to begin annuity payments.

[X] You can elect to restart the seven (7) year program duration on any anniversary of the Issue Date of the Annuity. The Account Value on the date the restart is effective will become the new commencement value. You can only elect the program once per Annuity Year.

Charges under the Program

We deduct a charge equal to 0.25% per year to participate in the Guaranteed Return Option. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

     Effective November 18, 2002, American Skandia changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method described above. The annual charge for the Guaranteed Return Option for Owners who elected the benefit between May 1, 2001 and November 15, 2002 and subsequent to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually, in arrears, according to the prospectus in effect as of the date the program was elected. Owners who terminate and then re-elect the Guaranteed Return Option or elect to restart the Guaranteed Return Option at any time after November 18, 2002 will be subject to the charge method described above.

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?

Yes. You may authorize your investment professional to direct the allocation of your Account Value and to request financial transactions between investment options while you are living, subject to our rules. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your investment professional if you fail to inform us that such person's authority has been revoked. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide administrative support to licensed, registered investment professionals or investment advisors who you authorize to make financial transactions on your behalf. These investment professionals may be firms or persons who also are appointed by us as authorized sellers of the Annuity. However, we do not offer advice about how to allocate your Account Value under any circumstance. Any investment professionals you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any recommendations such investment professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require investment professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with American Skandia as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the investment professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of an investment professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on American Skandia. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your investment professional. Your investment professional will be informed of all such restrictions on an ongoing basis. We may also require that your investment professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.americanskandia.com). Limitations that we may impose on your investment professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period." Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed Allocations of different durations available in the future, including Fixed Allocations offered exclusively for use with certain optional investment programs. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. Any change in interest rate does not affect Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-680-8920.

A Guarantee Period for a Fixed Allocation begins:

[X] when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;

[X] upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or

[X]  when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment program (see "Do you offer programs designed to guarantee a "Return of Premium" at a future date?"). The interest rate credited to Fixed Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do not participate in an optional investment program. Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?

We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest rate we credit for a Fixed Allocation is subject to a minimum. Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

If you transfer or withdraw Account Value from a Fixed Allocation before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations. In certain states the amount of any Market Value Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.

MVA Formula

The MVA formula is applied separately to each Fixed Allocation to determine the Account Value of the Fixed Allocation on a particular date. The formula is as follows:

                           [(1+I) / (1+J+0.0010)]N/12

                                     where:

I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in `J' and 'N' will be rounded to the next highest integer.

MVA Examples

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

[X] You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.

[X]  The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).

[X] You make no withdrawals or transfers until you decided to withdraw the entire Fixed Allocation after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?

The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

Do you provide any guarantees on my investment?

The Annuity provides variable investment options and fixed investment options. Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your Account Value has not reached or exceeded a "target value" on its 10th anniversary. If, on the 10th anniversary of your Annuity's Issue Date, your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

[X] You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account Value payable until you begin receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

                                       OR

[X] You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account Value on the 10th anniversary of its Issue Date minus the sum of all Purchase Payments allocated in the prior five years. The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account Value unless, not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments.

Certain provisions of this benefit and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?

The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your Beneficiary(ies). The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:

1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue Date; plus

2. Accumulate any additional Purchase Payments at an annual interest rate of 7.2% from the date applied until the 10th anniversary of the Annuity's Issue Date; minus

3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10th anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples

1. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. The Target Value on the 10th anniversary of your Annuity's Issue Date would be $20,042, assuming no withdrawals are made. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target Value on the 10th anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?

Yes, you can elect to lock in the growth in your Annuity by "restarting" the 10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account Value meets or exceeds the Target Value on the appropriate tenth (10th) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?

Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the Target Value. We add Target Value Credits to your Account Value at the time a Purchase Payment is applied to your Annuity. Only those Purchase Payments made before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits. Target Value Credits are separate and distinct from other Credits we apply to all Purchase Payments.

The amount of the Target Value Credit is equal to 1.0% of each qualifying Purchase Payment. Target Value Credits are only payable on qualifying Purchase Payments if the Owner(s) of the Annuity is(are) less than age 81 on its Issue Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

The amount of any Target Value Credits are not immediately vested and can be recovered by American Skandia under the circumstances and for the time periods shown below. If American Skandia exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.

1. If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.

2. If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.

3. If a person on whose life we pay the Death Benefit dies, or if a "contingency event" occurs which triggers a medically-related surrender:

     [X] within 12 months after the date a Target Value Credit was allocated to your Account Value; or

     [X] within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.

Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?

During the accumulation period you can access your Account Value through Partial Withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. We may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits. We may also apply a Market Value Adjustment to any Fixed Allocations. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called "Free Withdrawals." In addition, under certain circumstances, we may waive the CDSC for surrenders made for qualified medical reasons or for withdrawals made to satisfy Minimum Distribution requirements. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period

A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period

During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in the Annuity. Once the tax basis in the Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

[X] To meet liquidity needs, you can withdraw a limited amount from your Annuity during each of Annuity Years 1-8 without a CDSC being applied. We call this the "Free Withdrawal" amount. The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity. The minimum Free Withdrawal you may request is $100.

[X] You can also make withdrawals in excess of the Free Withdrawal amount. We call this a "Partial Withdrawal." The amount that you may withdraw will depend on the Annuity's Surrender Value. The Surrender Value is equal to your Account Value minus any CDSC, the Annual Maintenance Fee, the Tax Charge, any charges for optional benefits and any Market Value Adjustment that may apply to any Fixed Allocations. After any Partial Withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the Partial Withdrawal request as a request to fully surrender your Annuity. The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial Withdrawals and Systematic Withdrawals, we will first determine what, if any, amounts qualify as a Free Withdrawal. Those amounts are not subject to the CDSC. Partial Withdrawals or Systematic Withdrawals of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal for an exact dollar amount after deduction of any CDSC that applies (called a "net withdrawal") or request a gross withdrawal from which we will deduct any CDSC that applies, resulting in less money being payable to you than the amount you requested. If you request a net withdrawal, the amount deducted from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms necessary to make a withdrawal from your Annuity, contact our Customer Service Team at 1-800-680-8920 or visit our Internet Website at www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?

The maximum Free Withdrawal amount during any Annuity Year is the greater of:

[X]  the "Growth" in the Annuity; or

[X] 10% of Purchase Payments that, as of the date of the withdrawal, have been invested for less than the CDSC period (with your Annuity, eight (8) years). The 10% amount is not cumulative.

"Growth" equals the current Account Value less all Purchase Payments that have been invested for less than the CDSC period and have not been previously withdrawn. "Growth" does not include any additional amounts we applied to your Annuity based on your Purchase Payments (see "How Do I Receive Credits" and "What Are Target Value Credits").

NOTE: Free withdrawals do not reduce the amount of any CDSC that would apply upon a partial withdrawal or subsequent surrender. The minimum Free Withdrawal you may request is $100. We may apply a Market Value Adjustment to any Fixed Allocations.

We may reduce or eliminate the amount available as a Free Withdrawal if your Annuity is used in connection with certain plans that receive special tax treatment under the Code. As of the date of this Prospectus, the Free Withdrawal privilege has been eliminated for Annuities purchased as funding vehicles for retirement plans under Section 401 or 403(b) of the Code.

Examples

Assume you make an initial Purchase Payment of $10,000 and make no additional Purchase Payments. Assume that in Annuity Year 2, due to positive investment performance, your Account Value is $12,500. The maximum Free Withdrawal amount would be the greater of Growth (Account Value minus Purchase Payments = $2,500) or 10% of Purchase Payments ($1,000). Your maximum Free Withdrawal amount would therefore be $2,500.

Further assume that in your third Annuity Year, you choose to surrender your Annuity. Assume that after taking your $2,500 Free Withdrawal in Year 2, your Account Value has increased to $11,000 due to positive investment performance. Upon surrender, we will deduct a CDSC of 8.5% based on the number of years that your Purchase Payment has been invested times the amount of your Purchase Payment that has not been previously withdrawn (8.5% of $10,000 = $850). The amount of the previous Free Withdrawal was not subject to a CDSC when withdrawn. Therefore, upon surrender, the amount of the entire Purchase Payment is subject to the CDSC. You would receive $10,150 minus the Annual Maintenance Fee and any Target Value Credits.

These examples do not reflect the effect of any Credits or Target Value Credits. These amounts are not available as a free withdrawal.

When we determine if a CDSC applies to Partial Withdrawals and Systematic Withdrawals, we will first determine what, if any, amounts qualify as a Free Withdrawal. Those amounts are not subject to the CDSC. Partial Withdrawal or Systematic Withdrawal of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?

A CDSC may be assessed against a Partial Withdrawal during the accumulation period. Whether a CDSC applies and the amount to be charged depends on whether the Partial Withdrawal exceeds any Free Withdrawal amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1. If you request a Partial Withdrawal we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);

2.   If the amount requested exceeds the available Free Withdrawal amount:

     [X] First, we withdraw the amount from Purchase Payments that have been invested for longer than the CDSC period, if any (with your Annuity, eight (8) years);

     [X] Second, we withdraw the remaining amount from the Purchase Payments that are still subject to a CDSC. We withdraw the "oldest" of your Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.

     Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

     For purposes of calculating the CDSC on a partial withdrawal, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

3. If the amount requested exceeds the amounts available under Item#2 above, we withdraw the remaining amount from any other Account Value (including Account Value due to Credits and Target Value Credits).

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?

Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount. Systematic Withdrawals may be subject to a CDSC. We will determine whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic Withdrawals can be made from Account Value allocated to the variable investment options or Fixed Allocations. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100, we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?

Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2if you elect to receive distributions as a series of "substantially equal periodic payments". Distributions received under this provision in any Annuity Year that exceed the maximum amount available as a free withdrawal will be subject to a CDSC. We may apply a Market Value Adjustment to any Fixed Allocations. To request a program that complies with Section 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM? (See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC on Minimum Distributions from your Annuity if you are required by law to take such Minimum Distributions from your Annuity at the time it is taken. However, a CDSC may be assessed on that portion of a Systematic Withdrawal that is taken to satisfy the minimum distribution requirements in relation to other savings or investment plans under other qualified retirement plans not maintained with American Skandia.

The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?

Yes. During the accumulation period you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of calculating the CDSC on surrender, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance. We may apply a Market Value Adjustment to any Fixed Allocations.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, contact our Customer Service Team at 1-800-680-8920 or visit our Internet Website at www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?

Where permitted by law, you may request to surrender your Annuity prior to the Annuity Date without application of any CDSC upon occurrence of a medically-related "Contingency Event". We may apply a Market Value Adjustment to any Fixed Allocations. The amount payable will be your Account Value minus: (a) the amount of any Credits applied within 12 months of the applicable "Contingency Event" as defined below; (b) the amount of any Credits added in conjunction with any Purchase Payments received after our receipt of your request for a medically-related surrender (i.e. Purchase Payments received at such time pursuant to a salary reduction program; and (c) the amount of any Target Value Credits under certain circumstances.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:

[X] the Annuitant must be named or any change of Annuitant must be accepted by us, prior to the "Contingency Event" described below;

[X] the Annuitant must be alive as of the date we pay the proceeds of such surrender request;

[X] if the Owner is one or more natural persons, all such Owners must also be alive at such time;

[X] we must receive satisfactory proof of the Annuitant's confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and

[X] this benefit is not available if the total Purchase Payments received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

A "Contingency Event" occurs if the Annuitant is:

[X] first confined in a "Medical Care Facility" while your Annuity is in force and remains confined for at least 90 days in a row; or

[X]  first diagnosed as having a "Fatal Illness" while your Annuity is in force.

The definitions of "Medical Care Facility" and "Fatal Illness," as well as additional terms and conditions, are provided in your Annuity. Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?

We currently make annuity options available that provide fixed annuity payments, variable payments or adjustable payments. Fixed options provide the same amount with each payment. Variable options generally provide a payment which may increase or decrease depending on the investment performance of the Sub-accounts. However, currently, we also make a variable payment option that has a guarantee feature. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. We do not guarantee to make any annuity payment options available in the future. For additional information on annuity payment options you may request a Statement of Additional Information.

When you purchase an Annuity, or at a later date, you may choose an Annuity Date, an annuity option and the frequency of annuity payments. You may change your choices before the Annuity Date under the terms of your contract. A maximum Annuity Date may be required by law. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant. You may not annuitize and receive annuity payments within the first Annuity Year.

Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1

Payments for Life: Under this option, income is payable periodically until the death of the "key life". The "key life" (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 2

Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 3

Payments for Life with a Certain Period: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. This Option is currently available on a fixed or variable basis. If you elect to receive payments on a variable basis under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4

Fixed Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.

Option 5

Variable Payments for Life with a Cash Value: Under this option, benefits are payable periodically until the death of the key life. Benefits may increase or decrease depending on the investment performance of the Sub-accounts. This option has a cash value that also varies with the investment performance of the Sub-account. The cash value provides a "cushion" from volatile investment performance so that negative investment performance does not automatically result in a decrease in the annuity payment each month, and positive investment performance does not automatically result in an increase in the annuity payment each month. The cushion generally "stabilizes" monthly annuity payments. Any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6

Variable Payments for Life with a Cash Value and Guarantee: Under this option, benefits are payable as described in Option 5; except that, while the key life is alive, the annuity payment will not be less than a guaranteed amount, which generally is equal to the first annuity payment. We charge an additional amount for this guarantee. Under this option, any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?

Unless prohibited by law, we require that you elect either a life annuity or an annuity with a certain period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date. Therefore, making a purchase payment within eight years of the Annuity Date limits your annuity payment options. Certain annuity payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:

[X] the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and

[X] the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)

If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

Variable Annuity Payments

We offer three different types of variable annuity payment options. The first annuity payment will be calculated based upon the assumed investment return ("AIR"). You select the AIR before we start to make annuity payments. You will not receive annuity payments until you choose an AIR. The remaining annuity payments will fluctuate based on the performance of the Sub-accounts relative to the AIR, as well as, other factors described below. The greater the AIR, the greater the first annuity payment. A higher AIR may result in smaller potential growth in the annuity payments. A lower AIR results in a lower initial annuity payment. Within payment options 1-3, if the Sub-accounts you choose perform exactly the same as the AIR, then subsequent annuity payments will be the same as the first annuity payment. If the Sub-accounts you choose perform better than the AIR, then subsequent annuity payments will be higher than the first annuity payment. If the Sub-accounts you choose perform worse than the AIR, then subsequent annuity payments will be lower than the first. Within payment options 5 and 6, the cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts relative to the AIR; however, subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

[X]  Variable Payments (Options 1-3)

     We calculate each annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units for each Sub-account by the Unit Value of each Sub-account on the annuity payment date. We determine the schedule of units based on your Account Value (minus any premium tax that applies) at the time you elect to begin receiving annuity payments. The schedule of units will vary based on the annuity payment option selected, the length of any certain period (if applicable), the Annuitant's age and gender (if annuity payments are due for the life of the Annuitant) and the Unit Value of the Sub-accounts you initially selected on the Issue Date. The calculation is performed for each Sub-account, and the sum of the Sub-account calculations equals the amount of your annuity payment. Other than to fund annuity payments, the number of units allocated to each Sub-account will not change unless you transfer among the Sub-accounts or make a withdrawal (if allowed). You can select one of three AIRs for these options: 3%, 5% or 7%.

[X]  Stabilized Variable Payments (Option 5)

     This option provides guaranteed payments for life, a cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive. We calculate the initial annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units by the Unit Values determined on the annuitization date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable benchmark rate, meaning the AIR, and the annuity factors. The annuity factors reflect our assumptions regarding the costs we expect to bear in guaranteeing payments for the lives of the Annuitant and will depend on the benchmark rate, the annuitant's attained age and gender (where permitted). Unlike variable payments (described above) where each payment can vary based on Sub-account performance, this payment option cushions the immediate impact of Sub-account performance by adjusting the length of the time during which annuity payments will be made whether or not the Annuitant is alive while generally maintaining a level annuity payment amount. Sub-account performance that exceeds a benchmark rate will generally extend this time period, while Sub-account performance that is less than a benchmark rate will generally shorten the period. If the period reaches zero and the Annuitant is still alive, Annuity Payments continue, however, the annuity payment amount will vary depending on Sub-account performance, similar to conventional variable payments. The AIR for this option is 4%.

[X]  Stabilized Variable Payments with a Guaranteed Minimum (Option 6)

     This option provides guaranteed payments for life in the same manner as Stabilized Variable Payments (described above). In addition to the stabilization feature, this option also guarantees that variable annuity payments will not be less than the initial annuity payment amount regardless of Sub-account performance. The AIR for this option is 3%.

The variable annuity payment options are described in greater detail in a separate prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments

We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its accumulation period. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity provides a basic Death Benefit at no additional charge. The Insurance Charge we deduct daily from your Account Value allocated to the Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit guarantee under the Annuity. The Annuity also offers two different optional Death Benefits. Either benefit can be purchased for an additional charge. The additional charge is deducted to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. Notwithstanding the additional protection provided under the optional Death Benefits, the additional cost has the impact of reducing the net performance of the investment options. Under certain circumstances, your Death Benefit may be reduced by the amount of any Credits or Target Value Credits we applied to your Purchase Payments (see "How are Credits Applied to My Account Value" and "Recovery of Target Value Credits").

The basic Death Benefit depends on the decedent's age on the date of death:

     If death occurs during the first ten (10) Annuity Years: The Death Benefit is the greater of:

[X]  The sum of all Purchase Payments less the sum of all withdrawals; and

[X] The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

     If death occurs after the tenth (10th) Annuity Year: The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS

Two optional Death Benefits are offered for purchase with your Annuity to provide an enhanced level of protection for your beneficiaries.

Currently, these benefits are only offered and must be elected at the time that you purchase your Annuity. We may, at a later date, allow existing Annuity Owners to purchase either of the optional Death Benefits subject to our rules and any changes or restrictions in the benefits. Certain terms and conditions may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit

If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.   the basic Death Benefit described above;

     PLUS

2.   40% of your "Growth" under the Annuity, as defined below.

The amount calculated in Items 1 & 2 above may be reduced by any Credits or Target Value Credits under certain circumstances.

"Growth" means the sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations, minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

"Proportional withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn.

The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

The Enhanced Beneficiary Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please see Appendix E for a description of the Enhanced Beneficiary Protection Optional Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval. Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Highest Anniversary Value Death Benefit

If the Annuity has one Owner, the Owner must be age 79 or less at the time Highest Anniversary Value Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 79 or less. If the Annuity is owned by an entity, the Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit

[X] The Death Benefit Target Date is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

[X] The Highest Anniversary Value equals the highest of all previous "Anniversary Value" less proportional withdrawals since such anniversary and plus any Purchase Payments since such anniversary.

[X] The Anniversary Value is the Account Value as of each anniversary of the Issue Date of the Annuity. The Anniversary Value on the Issue Date is equal to your Purchase Payment.

[X] Proportional withdrawals result in a reduction to the Highest Anniversary Value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Anniversary Value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), when calculating the optional Death Benefit we will reduce your Highest Anniversary Value ($125,000) by 10% or $12,500.

Calculation of Highest Anniversary Value Death Benefit

The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

     If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.   the basic Death Benefit described above; and

2.   the Highest Anniversary Value as of the Owner's date of death.

     If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.   the basic Death Benefit described above; and

2. the Highest Anniversary Value on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any proportional withdrawals since such date. The amount calculated in Items 1 & 2 above (both before, and on or after the Death Benefit Target Date) may be reduced by any Credits or Target Value Credits under certain circumstances.

The Highest Anniversary Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please see Appendix E for a description of the Guaranteed Minimum Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval.

See Appendix C for examples of how the Highest Anniversary Value Death Benefit is calculated.

Annuities with joint Owners

For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities

For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances?

You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and Highest Anniversary Value Optional Death Benefit at any time. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?

We deduct a charge equal to 0.25% per year, respectively, if you elect the Highest Anniversary Value Optional Death Benefit or the Enhanced Beneficiary Protection Optional Death Benefit. If you elect both optional Death Benefits, the total charge is equal to 0.50% per year. We deduct the charge to compensate American Skandia for providing increased insurance protection under the optional Death Benefit. The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary

Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:

[X] as a lump sum amount at any time within five (5) years of the date of death; or

[X] as a series of annuity payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds as a series of fixed annuity payments (annuity payment options 1-4) or as a series of variable annuity payments (annuity payment options 1-3 or 5 and 6). See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity

You may name your spouse as your Beneficiary. If you and your spouse own the Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. No CDSC will apply to the new Account Value. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section entitled "Managing Your Annuity - Spousal Contingent Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires Minimum Distributions. Upon the Owner's death under an IRA, 403(b) or other "qualified investment", a Beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

[X] If death occurs before the date Minimum Distributions must begin under the Code, the Death Benefit can be paid out in either a lump sum, within five years from the date of death, or over the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if the spouse is the Beneficiary, the Death Benefit can be paid out over the life or life expectancy of the spouse with such payments beginning no earlier than December 31st of the year following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

[X] If death occurs after the date Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum Distribution rules. Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation. See the section entitled "How are Distributions From Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

[X] the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.

[X] the Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.

[X] the Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.

[X]  no additional Purchase Payments can be applied to the Annuity.

[X] the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.

[X] the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time without application of a CDSC.

[X] upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary.

[X] all amounts in the Annuity must be paid out to the Beneficiary according to the Minimum Distribution rules described above.

Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?

Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any Death Benefit (including either optional Death Benefit) that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?

We determine the amount of the Death Benefit as of the date we receive "due proof of death", any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of "due proof of death" we automatically transfer the Death Benefit to the WFVT Money Market Sub-account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?

During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. The Account Value does not reflect any CDSC that may apply to a withdrawal or surrender. The Account Value includes any additional amounts we applied to your Purchase Payments that we are entitled to recover under certain circumstances. When determining the Account Value on any day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?

The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is equal to your Account Value minus any CDSC, the Annual Maintenance Fee, the charge for any optional benefits and any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity. The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?

When you allocate Account Value to a Sub-account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge and if you elected one or more optional benefits whose annual charge is deducted daily, the additional charge made for such benefits. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section entitled "What Happens to My Units When There is a Change in Daily Asset-Based Charges?" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?

During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

American Skandia is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of the NYSE will be processed based on the value next computed on the next business day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

[X]  trading on the NYSE is restricted;

[X] an emergency exists making redemption or valuation of securities held in the separate account impractical; or

[X] the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) days after we receive all of our requirements to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) days. During any period that we are trying to obtain the required information, your money is not invested.

Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment with satisfactory allocation instructions.

Scheduled Transactions: "Scheduled" transactions include transfers under a Dollar Cost Averaging, rebalancing, or asset allocation program, Systematic Withdrawals, Minimum Distributions or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Free Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related Surrenders & Death Benefits: Medically-related surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional Benefits: If you terminate the Guaranteed Return Option program or either Optional Death Benefit, we will no longer deduct the charge we apply to purchase the optional benefit. On the date the charge no longer applies, your Annuity will become subject to a different daily asset-based charge. We will process a transaction where your Account Value allocated to the Sub-accounts will be used to purchase new Units of the Sub-accounts that reflect the Insurance Charge and any optional benefit or program still elected, but not the charge for the optional benefit or program that you terminated. The number of Units attributed to your Annuity will be decreased and the Unit Price of each unit of the Sub-accounts in which you invested will be increased. The adjustment in the number of Units and Unit Price will not affect your Account Value. Beginning on that date, your Account Value will be determined based on the change in the value of Units that reflect the Insurance Charge and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?

Following is a brief summary of some of the Federal tax considerations relating to this Annuity. However, since the tax laws are complex and tax consequences are affected by your individual circumstances, this summary of our interpretation of the relevant tax laws is not intended to be fully comprehensive nor is it intended as tax advice. Therefore, you may wish to consult a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?

The Separate Accounts are taxed as part of American Skandia. American Skandia is taxed as a life insurance company under Part I, subchapter L of the Code. No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?

Section 72 of the Code governs the taxation of annuities in general. Taxation of the Annuity will depend in large part on:

1.   whether the Annuity is used by:

[X] a qualified pension plan, profit sharing plan or other retirement arrangement that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or

[X] an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.   whether the Owner is:

[X]  an individual person or persons; or

[X]  an entity including a corporation, trust or partnership.

Individual Ownership: If one or more individuals own an Annuity, the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity until an amount is received (a "distribution"). This is commonly referred to as "tax deferral". A distribution can be in the form of a lump sum payment including payment of a Death Benefit, or in annuity payments under one of the annuity payment options. Certain other transactions may qualify as a distribution and be subject to taxation.

Entity Ownership: If the Annuity is owned by an entity and is not a Qualified Contract, generally the Owner of the Annuity must currently include any increase in the value of the Annuity during a tax year in its gross income. An exception from current taxation applies for annuities held by an employer with respect to a terminated tax-qualified retirement plan, a trust holding an annuity as an agent for a natural person, or by a decedent's estate by reason of the death of the decedent. A tax-exempt entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?

Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization: Distributions received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the "investment in the contract". The amount of any distribution that is treated as receipt of "income on the contract" is includible in the taxpayer's gross income and taxable in the year it is received. The amount of any distribution treated as a return of the "investment in the contract" is not includible in gross income.

[X] "Income on the contract" is calculated by subtracting the taxpayer's "investment in the contract" from the aggregate value of all "related contracts" (discussed below).

[X] "Investment in the contract" is equal to total purchase payments for all "related contracts" minus any previous distributions or portions of such distributions from such "related contracts" that were not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance, endowment, or annuity contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions After Annuitization: A portion of each annuity payment received on or after the Annuity Date will generally be taxable. The taxable portion of each annuity payment is determined by a formula which establishes the ratio that the "investment in the contract" bears to the total value of annuity payments to be made. This is called the "exclusion ratio." The investment in the contract is excluded from gross income. Any portion of an annuity payment received that exceeds the exclusion ratio will be entirely includible in gross income. The formula for determining the exclusion ratio differs between fixed and variable annuity payments. When annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the "investment in the contract," then the remaining portion of unrecovered investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on Distributions: Generally, any distribution from an annuity not used in conjunction with a Qualified Contract (Qualified Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including:

[X]  Distributions made on or after the taxpayer has attained age 591/2;

[X] Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;

[X] Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);

[X] Distributions which are part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;

[X] Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;

[X]  Payments under an immediate annuity as defined in the Code;

[X]  Distributions under a qualified funding asset under Code Section 130(d); or

[X] Distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules applicable to "related contracts": Contracts issued by the same insurer to the same contract owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified retirement arrangement) are to be treated as one annuity contract when determining the taxation of distributions before annuitization. We refer to these contracts as "related contracts." In situations involving related contracts we believe that the values under such contracts and the investment in the contracts will be added together to determine the proper taxation of a distribution from any one contract described under the section "Distributions before Annuitization." Generally, distributions will be treated as coming first from income on the contract until all of the income on all such related contracts is withdrawn, and then as a return of the investment in the contract. There is some uncertainty regarding the manner in which the Internal Revenue Service would view related contracts when one or more contracts are immediate annuities or are contracts that have been annuitized. The Internal Revenue Service has not issued guidance clarifying this issue as of the date of this Prospectus. You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special concerns regarding "substantially equal periodic payments": (also known as "72(t)" or "72(q)" distributions) Any modification to a program of distributions which are part of a series of substantially equal periodic payments that occur before the later of the taxpayer reaching age 59 1/2or five
(5) years from the first of such payments will result in the requirement to pay the 10% premature distribution penalty that would have been due had the payments been treated as subject to the 10% premature distribution penalty in the years received, plus interest. This does not apply when the modification is by reason of death or disability. American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate annuities: The Internal Revenue Service has ruled that the immediate annuity exception to the 10% penalty described above under "Penalty Tax on Distributions" for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of a contract if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the annuity starting date under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free exchanges under Section 1035: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:

[X] First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;

[X] Then, from any "income on the contract" that is attributable to the purchase payments made prior to August 14, 1982 (including income on such original purchase payments after the exchange);

[X]  Then, from any remaining "income on the contract"; and

[X] Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore, to the extent a distribution is equal to or less than the remaining investment in the contract made prior to August 14, 1982, such amounts are not included in taxable income. Further, distributions received that are considered to be a return of investment on the contract from purchase payments made prior to August 14, 1982, such distributions are not subject to the 10% tax penalty. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. As of the date of this prospectus, we will treat a partial surrender of this type involving a non-qualified annuity contract as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% IRS early distribution penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial exchange from a life insurance contract is eligible for non-recognition treatment under Section 1035 of the Code. We will continue to report a partial surrender of a life insurance policy as subject to current taxation to the extent of any gain. In addition, please be cautioned that no specific guidance has been provided as to the impact of such a transaction on the remaining life insurance policy, particularly as to the subsequent methods to be used to test for compliance under the Code for both the definition of life insurance and the definition of a modified endowment contract.

Special Considerations for Purchasers of the Enhanced Beneficiary Protection Optional Death Benefit: As of the date of this Prospectus, it is our understanding that the charges related to the optional Death Benefit are not subject to current taxation and we will not report them as such. However, the IRS could take the position that these charges should be treated as partial withdrawals subject to current taxation to the extent of any gain and, if applicable, the 10% tax penalty. We reserve the right to report charges for the optional Death Benefit as partial withdrawals if we, as a reporting and withholding agent, believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?

An annuity may be suitable as a funding vehicle for various types of tax-qualified retirement plans. We have provided summaries below of the types of tax-qualified retirement plans with which we may issue an Annuity. These summaries provide general information about the tax rules and are not intended to be complete discussions. The tax rules regarding qualified plans are complex. These rules may include limitations on contributions and restrictions on distributions, including additional taxation of distributions and additional penalties. The terms and conditions of the tax-qualified retirement plan may impose other limitations and restrictions that are in addition to the terms of the Annuity. The application of these rules depends on individual facts and circumstances. Before purchasing an Annuity for use in a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment. American Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief Reconciliation Act (EGTRRA): Certain states do not conform to the pension provisions included in EGTRRA. We recommend that you consult with your tax advisor to determine the status of your state's statutes as they relate to EGTRRA and your tax qualified retirement plan.

Corporate Pension and Profit-sharing Plans: Annuities may be used to fund employee benefits of various corporate pension and profit-sharing plans established by corporate employers under Section 401(a) of the Code including 401(k) plans. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on the amount that may be contributed and the timing of distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered Annuities: Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which contributions may be made by certain qualifying employers such as public schools and certain charitable, educational and scientific organizations specified in Section 501(c)(3) for the benefit of their employees. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements also apply.

Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual Retirement Arrangements or "IRAs": Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual retirement annuity ("IRA"). IRAs are subject to limitations on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible to establish an IRA and the time when distributions must commence. Further, an Annuity may be established with "roll-over" distributions from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs: A form of IRA is also available called a "Roth IRA". Contributions to a Roth IRA are not tax deductible. However, distributions from a Roth IRA are free from Federal income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made and the distribution is made (a) once the taxpayer is age 59 1/2or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations. Distributions from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA or another qualified plan, on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs: Eligible employers that meet specified criteria may establish Simplified Employee Pensions or SEP IRAs. Employer contributions that may be made to employee SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?

Distributions from Qualified Contracts are generally taxed under Section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the proportion of a distribution representing after-tax contributions. Generally, a 10% penalty tax applies to the taxable portion of a distribution from a Qualified Contract made prior to age 59 1/2. However, the 10% penalty tax does not apply when the distribution:

[X] is part of a properly executed transfer to another IRA or another eligible qualified account;

[X] is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code);

[X] is part of a series of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;

[X]  is subsequent to a separation from service after the taxpayer attains age
     55*;

[X] does not exceed the employee's allowable deduction in that tax year for medical care;

[X] is made to an alternate payee pursuant to a qualified domestic relations order*;

[X]  is made pursuant to an IRS levy;

[X] is made to pay qualified acquisition costs for a first time home purchase (IRA only);

[X]  is made to pay qualified higher education expenses (IRA only); and

[X]  is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs. Certain other exceptions may be available.

Minimum Distributions after age 70 1/2: A participant's interest in a Qualified Contract must generally be distributed, or begin to be distributed, by the "required beginning date". This is April 1st of the calendar year following the later of:

[X]  the calendar year in which the individual attains age 70 1/2; or

[X] the calendar year in which the individual retires from service with the employer sponsoring the plan. The retirement option is not available to IRAs.

The IRS has released Treasury regulations containing new Minimum Distribution rules. For Minimum Distributions required in 2003 and later, individuals are required to use the rules under the 2002 Final Regulations. The 2002 Final Regulations contain a provision which could increase the amount of minimum distributions required for certain individuals. Under the 2002 Final Regulations, individuals are required to include in their annuity contract value the actuarial value of any other benefits that will be provided under the annuity. We and other annuity providers are currently seeking clarification of this new rule. You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.

Under the new Minimum Distribution rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten
(10) years younger than the participant. In that case, the new rules permit the participant to utilize the actual life expectancies of the participant and the spouse. In most cases, the beneficiary may be changed during the participant's lifetime with no affect on the Minimum Distributions. At death, the designated Beneficiary may generally take Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount distributed is less than the minimum required distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed. Because of the many recent changes to the Minimum Distribution rules, we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). If the diversification requirements under the Code are not met and the annuity is not treated as an annuity, the taxpayer will be subject to income tax on the annual gain in the contract. The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We expect the underlying mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, known as eligible rollover distributions, from Qualified Contracts, are subject to automatic 20% withholding for Federal income taxes. The following distributions are not eligible rollover distributions and not subject to 20% withholding:

[X]  any portion of a distribution paid as a Minimum Distribution;

[X]  direct transfers to the trustee of another retirement plan;

[X] distributions from an individual retirement account or individual retirement annuity;

[X] distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;

[X] distributions that are part of a series of substantial periodic payments pursuant to Section 72(q) or 72(t) of the Code; and

[X]  certain other distributions where automatic 20% withholding may not apply.

Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of, an annuity before annuity payments have begun is treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity on or after the assignment or pledge of an entire annuity and while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued as Qualified Contracts, the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts: The gift of an annuity to someone other than the spouse of the owner (or former spouse incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax Considerations: You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract holder. These generation-skipping transfers generally include those subject to federal estate or gift tax rules. There is an aggregate $1.1 million exemption from taxes for all such transfers. We may be required to determine whether a transaction is a direct skip as defined in the Code and the amount of the resulting tax. We will deduct from your Annuity or from any applicable payment treated as a direct skip any amount of tax we are required to pay.

Considerations for Contingent Annuitants: There may be adverse tax consequences if a contingent annuitant succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more contingent annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as contingent annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, such as the Annual Maintenance Fee, systematic withdrawals (including 72(t) payments and required minimum distributions), bank drafting, dollar cost averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge up to $50 for each such additional report.

Any errors or corrections on transactions for your Annuity must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 30 days from the date you receive the confirmation. For transactions that are first confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 30-day period. We may also send an annual report and a semi-annual report containing applicable financial statements for the Separate Account and the Portfolios, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?

American Skandia Life Assurance Corporation ("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico. American Skandia is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing annuity and life insurance products. American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; (c) both fixed and variable immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.

On December 20, 2002, Skandia Insurance Company Ltd. (publ), an insurance company organized under the laws of the Kingdom of Sweden ("Skandia"), and on that date, the ultimate parent company of American Skandia, announced that it and Skandia U.S. Inc. had entered into a definitive Stock Purchase Agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"). Under the terms of the Stock Purchase Agreement, Prudential Financial will acquire Skandia U.S. Inc., a Delaware corporation, from Skandia. Skandia U.S. Inc. is the sole shareholder of ASI, which is the parent company of American Skandia. The transaction is expected to close during the second quarter of 2003.

Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company other than American Skandia has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. However, following the closing of the acquisition, Prudential Financial will exercise significant influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?

The separate accounts are where American Skandia sets aside and invests the assets of some of our annuities. In the accumulation period, assets supporting Account Values of the Annuities are held in a separate account established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by American Skandia. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account B

During the accumulation period, the assets supporting obligations based on allocations to the variable investment options are held in Sub-accounts of American Skandia Life Assurance Corporation Variable Account B, also referred to as "Separate Account B". Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. Each Sub-account in Separate Account B may have several different Unit Prices to reflect the Insurance Charge and the charges for any optional benefits that are offered under this Annuity and other annuities issued by us through Separate Account B. Separate Account B is registered with the SEC under the Investment Company Act of 1940 ("Investment Company Act") as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002, Separate Account B was organized as a single separate account with six different Sub-account classes, each of which was registered as a distinct unit investment trust under the Investment Company Act. Effective November 18, 2002 each Sub-account class of Separate Account B will be consolidated into the unit investment trust formerly named American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts), which will subsequently be renamed American Skandia Life Assurance Corporation Variable Account B. Each Sub-account of Separate Account B will have multiple Unit Prices to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under Annuity contracts funded through Separate Account
B. The consolidation of Separate Account B will have no impact on Annuity
Owners.

We reserve the right to make changes to the Sub-accounts available under the Annuity as we determine appropriate. We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuity contracts or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk. There is no assurance that the Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D

During the accumulation period, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as "Separate Account D". Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

We currently employ investment managers to manage the assets maintained in Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?

Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

American Skandia Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its investment adviser, American Skandia Investment Services, Incorporated ("ASISI"), subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by ASISI and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Service Fees Payable to American Skandia

American Skandia or our affiliates have entered into agreements with the investment adviser or distributor of many of the underlying Portfolios. Under the terms of these agreements, American Skandia provides administrative and support services to the Portfolios for which a fee is paid that is generally based on a percentage of the average assets allocated to the Portfolios under the Annuity. Any fees payable will be consistent with the services rendered or the expected cost savings resulting from the arrangement. These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?

American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of American Skandia, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and both American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM also acts as an introducing broker-dealer through which it receives a portion of brokerage commissions in connection with purchases and sales of securities held by portfolios of American Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous basis. ASM enters into distribution agreements with independent broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration. Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation is paid to firms on sales of the Annuity according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of the firm. Compensation is generally based on a percentage of Purchase Payments made, up to a maximum of 7.0%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Account Value. We may also provide compensation for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. No compensation is payable on Annuities purchased by a member of the designated class of Owners (see "Credits Applied to Purchase Payments for Designated Class of Annuity Owner").

In addition, firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing or other services they provide to us or our affiliates. We or ASM may enter into compensation arrangements with certain firms. These arrangements will not be offered to all firms and the terms of such arrangements may differ between firms. Any such compensation will be paid by us or ASM and will not result in any additional charge to you. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or other compensation.

Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance for the Sub-accounts are found in the Statement of Additional Information, including how we account for Credits in these performance measures. This information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not receive the beneficial tax treatment given to annuities under the Code.

We may advertise the performance of the Portfolios in the form of "Standard" and "Non-standard" Total Returns calculated for each Sub-account. "Standard Total Return" figures assume a hypothetical initial investment of $1,000 allocated to a Sub-account during the most recent, one, five and ten year periods (or since the inception date that the Portfolio has been offered as a Sub-account, if less). "Standard Total Return" figures assume that the applicable Insurance Charge and the Annual Maintenance Fee are deducted and that the Annuity is surrendered at the end of the applicable period, meaning that any Contingent Deferred Sales Charge that would apply upon surrender is also deducted. "Standard Total Return" figures do not take into consideration any Credits. "Non-standard Total Return" figures include any performance figures that do not meet the SEC's rules for Standard Total Returns. Non-standard Total Returns are calculated in the same manner as standardized returns except that the figures may not reflect all fees and charges. In particular, they may assume no surrender at the end of the applicable period so that the CDSC does not apply. "Non-standard Total Return" figures may assume Credits of 1.0%, 2.0%, 3.0% or 4.0%, respectively, depending on the cumulative amount of Purchase Payments being illustrated. The amount of credits illustrated may be more or less than the Credits applicable to your Annuity (see "What are Credits and how do I Receive Credits?"). Standard and Non-standard Total Returns will not reflect the additional asset-based charges that are deducted when you elect any optional benefits. The additional cost associated with any optional benefits you elected will reduce your performance. Non-standard Total Returns must be accompanied by Standard Total Returns. Any performance advertisements will not reflect the impact of any Target Value Credits.

Some of the underlying Portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying Portfolios have been in existence, but the Sub-accounts have not. Such hypothetical historical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts. Hypothetical historical performance of the underlying Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the performance of money market-type Sub-accounts using a measure of the "current and effective yield". The current yield of a money market-type Sub-account is calculated based upon the previous seven-day period ending on the date of calculation. The effective yield of a money market-type Sub-account reflects the reinvestment of net income earned daily on the assets of such a Sub-account. The current and effective yields reflect the Insurance Charge and the charge for any optional benefits (if applicable) deducted against the Sub-account. In a low interest rate environment, yields for money market-type Sub-accounts, after deduction of the Insurance Charge, and the charge for any optional benefits (if applicable) may be negative even though the yield (before deducting for such charges) is positive. Current and effective yield information will fluctuate. This information may not provide a basis for comparisons with deposits in banks or other institutions which pay a fixed yield over a stated period of time, or with investment companies which do not serve as underlying mutual funds for variable annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance information on the Sub-accounts is based on past performance only and is not an indication or representation of future performance. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds or portfolios and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds or portfolios. Such changes are reflected, in turn, in the Sub-accounts which invest in such underlying mutual fund or portfolio. In addition, the total amount of asset-based charges assessed against each Sub-account will affect performance.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on current rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements we distribute may also compare the performance of our Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

AVAILABLE INFORMATION

A Statement of Additional Information is available from us without charge upon your request. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and exhibits thereto at the SEC's public reference facilities at the above address, Room 1024, and at the SEC's Regional Offices, The Woolworth Building, 233 Broadway, New York, NY and 175 W. Jackson Boulevard, Suite 900, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus. The Annual Report on Form 10-K for the year ended December 31, 2002 previously filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request.

HOW TO CONTACT US You can contact us by:

[X] calling our Customer Service Team at 1-800-680-8920 or Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.

[X]  writing to us via regular mail at American Skandia - Variable Annuities,
     Attention: Stagecoach Annuity, P.O. Box 7040, Bridgeport, Connecticut 06601-7040 OR for express mail American Skandia - Variable Annuities,
     Attention: Stagecoach Annuity, One Corporate Drive, Shelton, Connecticut 06484. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

[X] sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com.

[X] accessing information about your Annuity through our Internet Website at www.americanskandia.com.

You can obtain account information through Skandia's Telephone Automated Response System (STARS) and at www.americanskandia.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or an investment professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN through STARS and at www.americanskandia.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. American Skandia reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

As of the date of this Prospectus, American Skandia and its affiliates are not involved in any legal proceedings outside of the ordinary course of business. American Skandia and its affiliates are involved in pending and threatened legal proceedings in the normal course of its business, however, we do not anticipate that the outcome of any such legal proceedings will have a material adverse affect on the Separate Account, or American Skandia's ability to meet its obligations under the Annuity, or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

General Information about American Skandia

[X]  American Skandia Life Assurance Corporation

[X]  American Skandia Life Assurance Corporation Variable Account B

[X]  American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated

[X]  Current and Effective Yield

[X]  Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations

[X]  How We Calculate the Market Value Adjustment

General Information

[X]  Voting Rights

[X]  Modification

[X]  Deferral of Transactions

[X]  Misstatement of Age or Sex

[X]  Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements

[X]  Appendix A - American Skandia Life Assurance Corporation Variable Account B

            APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the
Company:

                                                    For the Year Ended December 31,
                                  -------------------------------------------------------------------
                                      2002          2001          2000          1999         1998
                                  -----------   -----------   -----------   -----------   -----------
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance        $   370,004   $   388,696   $   424,578   $   289,989   $   186,211
   charges and fees /a/ /b/
Fee income /b/                         97,650       111,196       130,610        83,243        50,839
Net investment income                  19,632        20,126        18,595        11,477        11,130
Net realized capital (losses)
   gains and other revenues /e/        (7,438)        2,698         4,195         3,688         1,360
                                  -----------   -----------   -----------   -----------   -----------
Total revenues                    $   479,848   $   522,716   $   577,978   $   388,397   $   249,540
                                  ===========   ===========   ===========   ===========   ===========
Benefits and Expenses:
Annuity and life insurance        $     3,391   $     1,955   $       751   $       612   $       558
benefits
Change in annuity and life
   insurance policy reserves            2,741       (39,898)       49,339          (671)        1,053
   /c/ Guaranteed minimum death
   benefit claims, net of              23,256        20,370         2,618         4,785            --
   hedge /b/
Return credited to contract             5,196         5,796         8,463        (1,639)       (8,930)
owners
Underwriting, acquisition and
   other insurance expenses           188,728       196,755       150,597       125,434        86,306
Amortization of deferred
   acquisition costs /b/ /d/          510,059       224,047       184,616        83,861        86,628
Interest expense                       14,544        73,424        85,998        69,502        41,004
                                  -----------   -----------   -----------   -----------   -----------
Total benefits and expenses       $   747,915   $   482,449   $   482,382   $   281,884   $   206,619
                                  ===========   ===========   ===========   ===========   ===========
Income tax (benefit) expense      $  (102,810)  $     7,168   $    30,779   $    30,344   $     8,154
                                  ===========   ===========   ===========   ===========   ===========
Net (loss) income                 $  (165,257)  $    33,099   $    64,817   $    76,169   $    34,767
                                  ===========   ===========   ===========   ===========   ===========

STATEMENTS OF FINANCIAL
CONDITION DATA
Total assets /b/                  $23,708,585   $28,009,782   $31,702,705   $30,881,579   $18,848,273
                                  ===========   ===========   ===========   ===========   ===========
Future fees payable to parent     $   708,249   $   799,472   $   934,410   $   576,034   $   368,978
                                  ===========   ===========   ===========   ===========   ===========
Surplus notes                     $   110,000   $   144,000   $   159,000   $   179,000   $   193,000
                                  ===========   ===========   ===========   ===========   ===========
Shareholder's equity              $   683,061   $   577,668   $   496,911   $   359,434   $   250,417
                                  ===========   ===========   ===========   ===========   ===========

/a./ On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167,
     $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001,
     2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636, $26,017,847, $29,751,822, $29,396,693, and
     $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998,
     respectively.

/b./ These items are significantly impacted by equity market volatility.

/c./ For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure. For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations. See Results of Operations in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.

/d./ During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset. See the MD&A for a further discussion.

/e./ Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations

Annuity and life insurance sales were $3,472,044, $3,834,167 and $8,216,167, in 2002, 2001 and 2000, respectively. The decrease in sales in 2002 and 2001 was primarily the result of the general decline in sales in the industry, attributed in large part to the continued uncertainty in the equity markets. In addition, the Company believes uncertainty regarding its future ownership has adversely impacted sales, primarily in the latter part of 2002. The Company announced, in the first quarter of 2002, its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled $23,637,559 in 2002, $26,792,877 in 2001 and $31,581,902 in 2000, representing a decrease of 12% and 15% in 2002 and 2001, respectively, due primarily to weak equity markets. The decrease in annuity and life insurance charges and fees and fee income before surrender charge income and reinsurance was consistent with the decline in assets under management. Surrender charge income increased in 2002 as compared to 2001. This was caused by higher lapses when compared to the applicable prior year periods, and was primarily attributable, the Company believes, to concerns by contract holders, rating agencies and the Company's distribution channels, surrounding the uncertainty in the equity markets and its impact on variable annuity companies generally and, prior to the announcement of the Acquisition, uncertainty concerning the Company's future (See Liquidity and Capital Resources for rating agency actions).

Net realized capital losses in 2002 were primarily from $9,593 of losses on sales and $3,769 of other-than-temporary impairments of mutual fund investments that are held in support of a deferred compensation program for certain of the Company's employees. The deferred compensation program losses were offset by net gains of $3,746 during 2002 on sales of fixed maturities. Included in those net gains on sales of fixed maturities for 2002, was a realized loss of approximately $1,236 on the sale of a WorldCom, Inc. bond. The net capital gains in 2001 related primarily to sales of fixed maturity investments, were partially offset by losses on securities in the fixed maturity portfolio. The most significant loss was $2,636 related to Enron securities. In addition net realized capital losses of $3,534 in 2001 were incurred due to sales of mutual fund holdings in support of the Company's non-qualified deferred compensation program.

The change in annuity and life insurance policy reserves includes changes in reserves related to annuity contracts with mortality risks. During 2001, the Company's Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984, as the result of an update of certain reserve assumptions as to risks inherent in the benefit. Previous assumptions had been based on statutory valuation principles as an approximation for U.S. GAAP. In addition, future mortality rates were lowered in 2001 to reflect favorable past experience. However, offsetting the resulting increase in earnings and equity as a result of changes in the GMDB liability in 2001, assumptions related to GMDB claim costs were also updated in the calculation of the deferred acquisition cost asset, resulting in additional amortization of this asset.

The Company uses derivative instruments, which consist of equity option contracts for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. GMDB claims, net of hedge, consist of GMDB claims offset by the mark to market and realized capital gain/loss results of the Company's option contracts. During 2002 and 2001, the fluctuations in GMDB claims, net of hedge, were driven by an increase in hedge related benefits of $19,776 and $14,646, respectively. Hedge related benefits were partially offset by increases in GMDB claims of $22,662 and $32,398 during 2002 and 2001, respectively.

Return credited to contract owners consists primarily of net investment results from the Company's fixed, market value adjusted, separate account investment option and changes in the Company's experience rated reinsurance receivables. The decrease in 2002 was primarily due to increased net investment results on the Company's fixed, market value adjusted, separate account investment option. As the equity markets decline, movement from variable investment options to fixed investment options, primarily due to one of the Company's product features, has increased the assets invested in the fixed separate account investment option. Included in 2002 net investment results is $9,849 of realized and unrealized losses on certain securities, of which $5,427 related to WorldCom, Inc. bonds. The increase in net investment results was partially offset by a decrease in experience rated reinsurance receivables in 2002 due to unfavorable experience on certain blocks of variable annuity business. In 2001, return credited to contract owners decreased primarily due to favorable experience on certain blocks of variable annuity contracts increasing the experience rated reinsurance receivable. Partially offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                                            2002        2001       2000
                                                         ---------   ---------   ---------
Commissions and purchase credits                         $ 287,612   $ 248,187   $ 430,743
General operating expenses                                 145,438     157,704     214,957
Acquisition costs deferred                                (244,322)   (209,136)   (495,103)
                                                         ---------   ---------   ---------
Underwriting, acquisition and other insurance expenses   $ 188,728   $ 196,755   $ 150,597
                                                         =========   =========   =========

New products launched, as well as a larger proportion of sales of products with higher commissions as compared to 2001 led to an increase in commissions and purchase credits during 2002. Lower sales and asset levels led to a decrease in commissions and purchase credits during 2001. Partially offsetting this decline in 2001, the company launched a commission promotion program that increased commissions as a percentage of new sales. Commission promotions in 2002 were approximately equivalent as compared to 2001.

General operating expenses decreased during 2002 and 2001 as a result of lower sales-based compensation, as well as expense reduction programs implemented during 2001 and continued strong expense management in 2002. Variable compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization of deferred acquisition costs increased over the past two years, in general, due to the further depressed equity markets in 2002 and 2001, thereby decreasing expectations of future gross profits and actual gross profits from asset based fees and increased expected and actual claim costs associated with minimum death benefit guarantees. During 2002, the Company also performed a recoverability study and an analysis of its short-term assumptions of future gross profits and determined those assumptions of future profits to be excessive. This analysis resulted in a current year acceleration of amortization of $206,000. During 2002 and 2001, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization. See Note 2 of Notes to Consolidated Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest expense decreased during 2002 primarily due to lower interest expense related to the future fees payable to ASI liability (See Note 8). Interest expense on these obligations is driven by the cash flows from the underlying annuity contracts acting as collateral. Due to the depressed asset values of those annuity contracts driven by the decline in the equity markets, the cash flows, and therefore the interest expense, decreased from prior year levels. Interest expense decreased in 2001 as a result of a reduction in borrowing.

The Company's income tax (benefit) expense varies directly with increases or decreases in (loss) income from operations. The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and liabilities decreased $4,301,197 and $4,406,590, respectively, from December 31, 2001. This change resulted primarily from the declining equity markets.

Significant Accounting Policies

Deferred Acquisition Costs

The costs of acquiring new business, which vary with and are primarily related to new business generated, are deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions. If the Company's long-term fund growth rate assumption was 7% instead of 8%, the Company's deferred acquisition cost asset at December 31, 2002 would be reduced by $26,273.

Future Fees Payable to ASI

In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, historical mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability.

The Company has determined, using assumptions for lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management, that the present value of future payments to ASI would be $429,773.

 Deferred Taxes

The Company evaluates the necessity of recording a valuation allowance against its deferred tax asset in accordance with Statement of Financial Accounting Standards No. 109, Income Taxes ("SFAS 109"). In performing this evaluation, the Company considers all available evidence in making the determination as to whether it is more likely than not that deferred tax assets are not realizable. For the Company, that evidence includes: cumulative U.S. GAAP pre-tax income in recent years past, whether or not operating losses have expired unused in the past, the length of remaining carryback or carryforward periods, and net taxable income or loss expectations in early future years. The net taxable income or loss projections are based on profit assumptions consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has approximately $361,000 gross deferred tax assets related principally to net operating loss carryforwards that expire in 2016 and 2017 and insurance reserve differences. After considering the impact of gross reversing temporary liabilities of $323,000, the Company estimates that the Company will generate sufficient taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

Liquidity and Capital Resources

The Company's liquidity requirements have generally been met by cash from insurance operations, investment activities, borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The Company's cash from insurance operations is primarily comprised of fees generated off of assets under management, less commission expense on sales, sales and marketing expenses and other operating expenses. Fund performance driven by the equity markets directly impact assets under management and therefore, the fees the Company can generate off of those assets. During 2002 and 2001, assets under management declined consistent with the equity market declines resulting in reductions in fee revenues. In addition, the equity markets impact sales of variable annuities. As sales have declined in a declining equity market, non-promotional commission expense declined, however, in order to boost sales levels, the Company has offered various sales promotions increasing the use of cash for commission expense.

In order to fund the cash strain generated from acquisition costs on current sales, the Company has relied on cash generated from its direct insurance operations as well as reinsurance and securitization transactions. The Company has used modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving , the future fees generated from that book of business. These reinsurance agreements also mitigate the recoverability risk associated with the payment of up-front commissions and other acquisition costs. Similarly, the Company has entered into securitization transactions whereby the Company issues to ASI, in exchange for cash, the right to receive future fees generated off of a specific book of business. On April 12, 2002, the Company entered into a new securitization transaction with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was approximately $101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term borrowings of $10,000, $10,000 and $10,000, respectively, and had long-term surplus notes liabilities of $110,000, $144,000 and $159,000, respectively. During 2002, the Company borrowed $263,091 and paid back $263,091 related to short-term borrowing. During 2002 and 2001, the Company received permission from the State of Connecticut Insurance Department to pay down surplus notes in the amount of $34,000 and $15,000, respectively. See Notes 14 and 15 of Notes to Consolidated Financial Statements for more information on surplus notes and short-term borrowing, respectively.

As of December 31, 2002, 2001 and 2000, shareholder's equity totaled $683,061, $577,668 and $496,911, respectively. The Company received capital contributions of $259,720 and $48,000 from ASI during 2002 and 2001, respectively. Of this, $4,520 and $2,500, respectively, was used to support its investment in Skandia Vida. Net (loss) income of ($165,257) and $33,099, for the years ended December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC model law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest rate risk and business risk. The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

During 2002, all of the major rating agencies reviewed the U.S. life insurance sector, including the Company. Based on these reviews the rating agencies have evolving concerns surrounding the risk profile of variable annuity companies due to their significant exposure to equity market performance. This exposure has resulted, and may continue to result, in earnings volatility. Based on the reviews made during 2002, the following ratings actions took place:

On May 8, 2002, Fitch Ratings downgraded the Company's "insurer financial strength" rating to A+ from AA- with a "stable" outlook.

On September 19, 2002, Fitch Ratings lowered the Company's "insurer financial strength" rating to A- from A+ with an "evolving" outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002, Standard and Poor's lowered the Company's "counter party credit" and "financial strength" ratings to A- from A+ with a negative outlook and removed the Company from Credit Watch.

Subsequent to the announcement of the Acquisition, Standard and Poor's placed the Company on CreditWatch with positive implications.

Effects of Inflation

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook

The Company believes that it is well positioned to retain and enhance its position as a leading provider of financial products for long-term savings and retirement purposes as well as to address the economic impact of premature death, estate planning concerns and supplemental retirement needs. The Company has renewed its focus on its core variable annuity business, offering innovative long-term savings and income products, strengthening its wholesaling efforts and providing consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The Gramm-Leach-Bliley Act of 1999 (the Financial Services Modernization Act) permits affiliation among banks, securities firms and insurance companies. This legislative change has created opportunities for continued consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various other legislative initiatives could impact the Company such as pension reform and capital gains and estate tax changes. These include the proposed exclusion from tax for corporate dividends, potential changes to the deductibility of dividends received from the Company's separate accounts and newly proposed tax-advantaged savings programs. Additional pension reform may change current tax deferral rules and allow increased contributions to retirement plans, which may lead to higher investments in tax-deferred products and create growth opportunities for the Company. A capital gains tax reduction may cause tax-deferred products to be less attractive to consumers, which could adversely impact the Company.

In addition, NAIC statutory reserving guidelines and/or interpretations of those guidelines may change in the future. Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

Forward Looking Information

The Private Securities Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking statements, so long as those statements are identified as forward-looking, and the statements are accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those discussed in the statement. We want to take advantage of these safe harbor provisions.

Certain information contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations is forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of significant uncertainties and results may differ materially from these statements. You should not put undue reliance on these forward-looking statements. We disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks, and includes "forward-looking statements" that involve risk and uncertainties. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk

Fluctuations in interest rates can potentially impact the Company's profitability and cash flows. At December 31, 2002, 91% of assets held under management by the Company are in non-guaranteed Separate Accounts for which the Company's interest rate and equity market exposure is not significant, as the contract owner assumes substantially all of the investment risk. Of the remaining 9% of assets, the interest rate risk from contracts that carry interest rate exposure is managed through an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002, the Company held fixed maturity investments in its general account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate annuities, fixed supplementary contracts, the fixed investment option offered in its variable life insurance contracts, and in support of the Company's target solvency capital. The Company has a conservative investment philosophy with regard to these investments. All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's deferred annuity products offer a fixed investment option which subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the contract owner. Guarantee period options available range from one to ten years. Withdrawal of funds, or transfer of funds to variable investment options, before the end of the guarantee period subjects the contract owner to a market value adjustment ("MVA"). In the event of rising interest rates, which make the fixed maturity securities underlying the guarantee less valuable, the MVA could be negative. In the event of declining interest rates, which make the fixed maturity securities underlying the guarantee more valuable, the MVA could be positive. The resulting increase or decrease in the value of the fixed option, from calculation of the MVA, should substantially offset the increase or decrease in the market value of the securities underlying the guarantee. The Company maintains strict asset/liability matching to enable this offset. However, the Company still takes on the default risk for the underlying securities, the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities held in the Company's guaranteed separate account as of December 31, 2002 totaled $1,828,048. Assets, primarily fixed income investments, supporting those liabilities had a fair value of $1,828,048. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 2002. The analysis showed that an immediate decrease of 100 basis points in interest rates would result in a net increase in liabilities and the corresponding assets of approximately $69,150 and $68,500, respectively. An analysis of a 100 basis point decline in interest rates at December 31, 2001, showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

Equity Market Exposure

The primary equity market risk to the Company comes from the nature of the variable annuity and variable life products sold by the Company. Various fees and charges earned are substantially derived as a percentage of the market value of assets under management. In a market decline, this income will be reduced. This could be further compounded by customer withdrawals, net of applicable surrender charge revenues, partially offset by transfers to the fixed option discussed above. A 10% decline in the market value of the assets under management at December 31, 2002, sustained throughout 2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another equity market risk exposure of the Company relates to guaranteed minimum death benefit payments. Declines in equity markets and, correspondingly, the performance of the funds underlying the Company's products, increase exposure to guaranteed minimum death benefit payments. As discussed in Note 2D of the consolidated financial statements, the Company uses derivative instruments to hedge against the risk of significant decreases in equity markets. Prior to the implementation of this program, the Company used reinsurance to mitigate this risk.

The Company has a portfolio of equity investments consisting of mutual funds, which are held in support of a deferred compensation program. In the event of a decline in market values of underlying securities, the value of the portfolio would decline; however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were obtained using computer models that take into consideration various assumptions about the future. Given the uncertainty of future interest rate movements, volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                         Report of Independent Auditors

To the Board of Directors and Shareholder of American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated statements of financial condition of American Skandia Life Assurance Corporation (the "Company" which is an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Skandia Life Assurance Corporation at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.

/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Financial Condition
                        (in thousands, except share data)

                                                                      As of December 31,
                                                                  -------------------------
                                                                      2002          2001
                                                                  -----------   -----------
ASSETS
Investments:
   Fixed maturities - at fair value (amortized cost of $379,422
      and $356,882, respectively)                                 $   398,601   $   362,831
   Equity securities - at fair value (amortized cost of $52,017
      and $49,886, respectively)                                       51,769        45,083
   Derivative instruments - at fair value                              10,370         5,525
   Policy loans                                                         7,559         6,559
                                                                  -----------   -----------
      Total investments                                               468,299       419,998
Cash and cash equivalents                                              51,339            --
Accrued investment income                                               4,196         4,737
Deferred acquisition costs                                          1,117,544     1,383,281
Reinsurance receivable                                                  5,447         7,733
Receivable from affiliates                                              3,961         3,283
Income tax receivable                                                      --        30,537
Deferred income taxes                                                  38,206            --
Fixed assets, at depreciated cost (accumulated depreciation of
$7,555 and $4,266, respectively)                                       12,132        17,752
Other assets                                                          101,848       103,912
Separate account assets                                            21,905,613    26,038,549
                                                                  -----------   -----------
      Total assets                                                $23,708,585   $28,009,782
                                                                  ===========   ===========
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
Reserves for future policy and contract benefits                      149,349   $    91,126
Accounts payable and accrued expenses                                 133,543       192,952
Income tax payable                                                      6,547            --
Deferred income taxes                                                      --        54,980
Payable to affiliates                                                   2,223       101,035
Future fees payable to American Skandia, Inc. ("ASI")                 708,249       799,472
Short-term borrowing                                                   10,000        10,000
Surplus notes                                                         110,000       144,000
Separate account liabilities                                       21,905,613    26,038,549
                                                                  -----------   -----------
      Total liabilities                                            23,025,524    27,432,114
                                                                  -----------   -----------
Commitments and contingent liabilities (Note 18)
Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                               2,500         2,500
Additional paid-in capital                                            595,049       335,329
Retained earnings                                                      73,821       239,078
Accumulated other comprehensive income                                 11,691           761
                                                                  -----------   -----------
      Total shareholder's equity                                      683,061       577,668
                                                                  -----------   -----------
      Total liabilities and shareholder's equity                  $23,708,585   $28,009,782
                                                                  ===========   ===========

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                        Consolidated Statements of Income
                                 (in thousands)

                                                                 For the Years Ended December 31,
                                                                 --------------------------------
                                                                     2002       2001       2000
                                                                  ---------   --------   --------
REVENUES
Annuity and life insurance charges and fees                       $ 370,004   $388,696   $424,578
Fee income                                                           97,650    111,196    130,610
Net investment income                                                19,632     20,126     18,595
Net realized capital (losses) gains                                  (9,614)       928       (688)
Other                                                                 2,176      1,770      4,883
                                                                  ---------   --------   --------
   Total revenues                                                   479,848    522,716    577,978
                                                                  ---------   --------   --------
EXPENSES
Benefits:
   Annuity and life insurance benefits                                3,391      1,955        751
   Change in annuity and life insurance policy reserves               2,741    (39,898)    49,339
   Guaranteed minimum death benefit claims, net of hedge             23,256     20,370      2,618
   Return credited to contract owners                                 5,196      5,796      8,463
                                                                  ---------   --------   --------
      Total benefits                                                 34,584    (11,777)    61,171
Other:
   Underwriting, acquisition and other insurance
      expenses                                                      188,728    196,755    150,597
   Amortization of deferred acquisition costs                       510,059    224,047    184,616
   Interest expense                                                  14,544     73,424     85,998
                                                                  ---------   --------   --------
                                                                    713,331    494,226    421,211
                                                                  ---------   --------   --------
   Total benefits and expenses                                      747,915    482,449    482,382
                                                                  ---------   --------   --------
      (Loss) income from operations before income tax
(benefit) expense                                                  (268,067)    40,267     95,596
         Income tax (benefit) expense                              (102,810)     7,168     30,779
                                                                  ---------   --------   --------
         Net (loss) income                                        $(165,257)  $ 33,099   $ 64,817
                                                                  =========   ========   ========

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Shareholder's Equity
                                 (in thousands)

                                                                           Accumulated Other
                                                                         Comprehensive Income
                                                                       ------------------------
                                              Additional                 Foreign     Unrealized
                                     Common     Paid in     Retained     Currency      Gains
                                      Stock     Capital     Earnings   Translation    (Losses)      Total
                                     ------   ----------   ---------   -----------   ----------   ---------
As of December 31, 1999              $2,500    $215,879    $ 141,162      $ 148          ($255)   $ 359,434
Net income                                                    64,817                                 64,817
Other comprehensive income:
   Unrealized capital gains                                                                843          843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                            433          433
   Foreign currency translation                                             (66)                        (66)
                                                                                                  ---------
Other comprehensive income                                                                            1,210
                                                                                                  ---------
Comprehensive income                                                                                 66,027
Capital contributions                            71,450                                              71,450
                                     ------    --------    ---------      -----        -------    ---------
As of December 31, 2000               2,500     287,329      205,979         82          1,021      496,911
Net income                                                    33,099                                 33,099
Other comprehensive loss:
   Unrealized capital losses                                                              (261)        (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                            (14)         (14)
   Foreign currency translation                                             (67)                        (67)
                                                                                                  ---------
Other comprehensive loss                                                                               (342)
                                                                                                  ---------
Comprehensive income                                                                                 32,757
Capital contributions                            48,000                                              48,000
                                     ------    --------    ---------      -----        -------    ---------
As of December 31, 2001               2,500     335,329      239,078         15            746      577,668
Net loss                                                    (165,257)                              (165,257)
Other comprehensive income:
   Unrealized capital gains                                                             10,434       10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                          1,126        1,126
   Foreign currency translation                                            (630)                       (630)
                                                                                                  ---------
Other comprehensive income                                                                           10,930
                                                                                                  ---------
Comprehensive loss                                                                                 (154,327)
Capital contributions                           259,720                                             259,720
                                     ------    --------    ---------      -----        -------    ---------
As of December 31, 2002              $2,500    $595,049    $  73,821      $(615)       $12,306    $ 683,061

Unrealized capital gains (losses) is shown net of tax expense (benefit) of $5,618, ($140) and $454 for 2002, 2001 and 2000, respectively. Reclassification adjustment for realized losses (gains) included in net realized capital (losses) gains is shown net of tax expense (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000, respectively. Foreign currency translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                       For the Years Ended December 31,
                                                                      ---------------------------------
                                                                         2002        2001       2000
                                                                      ---------   ---------   ---------
Cash flow from operating activities:
   Net (loss) income                                                  $(165,257)  $  33,099   $  64,817
   Adjustments to reconcile net (loss) income to net
      cash (used in) provided by operating activities:
      Amortization and depreciation                                      21,649      13,374       5,758
      Deferral of acquisition costs                                    (244,322)   (209,136)   (495,103)
      Amortization of deferred acquisition costs                        510,059     224,047     184,616
      Deferred tax (benefit) expense                                    (99,071)     46,215      60,023
      Change in unrealized (gains) losses on derivatives                 (5,149)      2,902      (2,936)
      Increase (decrease) in policy reserves                              3,293     (38,742)     50,892
      (Decrease) increase in net receivable/payable to affiliates       (99,490)    103,496     (72,063)
      Change in net income tax receivable/payable                        37,084       4,083     (58,888)
      Increase in other assets                                           (9,546)    (12,105)    (65,119)
      Decrease (increase) in accrued investment income                      541         472      (1,155)
      Decrease (increase) in reinsurance receivable                       2,286      (1,849)        420
      (Decrease) increase in accounts payable and accrued expenses      (59,409)     55,912     (21,550)
      Net realized capital (gains) losses on derivatives                (26,654)    (14,929)      5,554
      Net realized capital losses (gains) on investments                  9,616        (928)        688
                                                                      ---------   ---------   ---------
         Net cash (used in) provided by operating activities           (124,370)    205,911    (344,046)
                                                                      ---------   ---------   ---------
Cash flow from investing activities:
      Purchase of fixed maturity investments                           (388,053)   (462,820)   (380,737)
      Proceeds from sale and maturity of fixed
         maturity investments                                           367,263     390,816     303,736
      Purchase of derivatives                                           (61,998)   (103,533)    (14,781)
      Proceeds from exercise or sale of derivative instruments           88,956     113,051       5,936
      Purchase of shares in equity securities and dividend
reinvestments                                                           (49,713)    (55,430)    (18,136)
      Proceeds from sale of shares in equity securities                  34,220      25,228       8,345
      Purchase of fixed assets                                           (2,423)    (10,773)     (7,348)
      Increase in policy loans                                           (1,000)     (2,813)     (2,476)
                                                                      ---------   ---------   ---------
         Net cash used in investing activities                          (12,748)   (106,274)   (105,461)
                                                                      ---------   ---------   ---------
Cash flow from financing activities:
      Capital contribution                                              259,720      48,000      71,450
      Pay down of surplus notes                                         (34,000)    (15,000)    (20,000)
      (Decrease) increase in future fees payable to ASI, net            (91,223)   (137,355)    358,376
      Deposits to contract owner accounts                               808,209      59,681     172,441
      Withdrawals from contract owner accounts                         (164,964)   (130,476)   (102,603)
      Change in contract owner accounts, net of investment earnings    (588,315)     62,875     (55,468)
                                                                      ---------   ---------   ---------
         Net cash provided by (used in) financing activities            189,427    (112,275)    424,196
                                                                      ---------   ---------   ---------
         Net increase (decrease) in cash and cash equivalents            52,309     (12,638)    (25,311)
         Change in foreign currency translation                            (970)       (103)       (101)
         Cash and cash equivalents at beginning of period                    --      12,741      38,153
         Cash and cash equivalents at end of period                   $  51,339   $      --   $  12,741
                                                                      =========   =========   =========
      Income taxes (received) paid                                    $ (40,823)  $ (43,130)  $  29,644
                                                                      =========   =========   =========
      Interest paid                                                   $  23,967   $  56,831   $ 114,394
                                                                      =========   =========   =========

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                   Notes to Consolidated Financial Statements
                                December 31, 2002
                             (dollars in thousands)

1.   ORGANIZATION AND OPERATION

     American Skandia Life Assurance Corporation ("ASLAC" or the "Company"), with its principal offices in Shelton, Connecticut, is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). On December 19, 2002, Skandia Insurance Company Ltd. (publ) ("SICL"), an insurance company organized under the laws of the Kingdom of Sweden, and the ultimate parent company of the Company, entered into a definitive purchase agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"), whereby Prudential Financial will acquire the Company and certain of its affiliates (the "Acquisition"). Consummation of the transaction is subject to various closing conditions, including regulatory approvals and approval of certain matters by the board of directors and shareholders of the mutual funds advised by American Skandia Investment Services, Inc. ("ASISI"), a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003.

     The Company develops long-term savings and retirement products, which are distributed through its affiliated broker/dealer company, American Skandia Marketing, Incorporated ("ASM"). The Company currently issues term and variable universal life insurance and variable deferred and immediate annuities for individuals and groups in the United States of America and its territories.

     The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. ("Skandia Vida"), which is a life insurance company domiciled in Mexico. Skandia Vida had total shareholder's equity of $5,023 and $4,179 as of December 31, 2002, and 2001, respectively. Skandia Vida has generated net losses of $2,706, $2,619 and $2,540 in 2002, 2001 and 2000, respectively. As part of the Acquisition, it is expected that the Company will sell its ownership interest in Skandia Vida to SICL. The Company has filed for required regulatory approvals from the State of Connecticut and Mexico related to the sale of Skandia Vida.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.   Basis of Reporting

          The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"). Skandia Vida has been consolidated in these financial statements. Intercompany transactions and balances between the Company and Skandia Vida have been eliminated in consolidation.

          Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

     B.   New Accounting Standard

          Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137 and SFAS 138 (collectively "SFAS 133"). Derivative instruments held by the Company consist of equity put option contracts utilized to

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          manage the economic risks associated with guaranteed minimum death benefits ("GMDB"). These derivative instruments are carried at fair value. Realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge. The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

          Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under the consensus, investors in certain asset-backed securities are required to record changes in their estimated yield on a prospective basis and to evaluate these securities for an other than temporary decline in value. If the fair value of the asset-backed security has declined below its carrying amount and the decline is determined to be other than temporary, the security is written down to fair value. The adoption of EITF Issue 99-20 did not have a significant effect on the Company's financial statements.

          In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards. No. 142 "Accounting for Goodwill and Intangible Assets" ("SFAS 142"). Under the new standard, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the new standard. Other intangible assets will continue to be amortized over their useful lives.

          The Company applied the new rules on the accounting for goodwill and other intangible assets in the first quarter of 2002. The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

     C.   Investments

          The Company has classified its fixed maturity investments as available-for-sale and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          The Company has classified its equity securities held in support of a deferred compensation plan (see Note 12) as available-for-sale. Such investments are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          Policy loans are carried at their unpaid principal balances.

          Realized capital gains and losses on disposal of investments are determined by the specific identification method.

          Other than temporary impairment charges are determined based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     D.   Derivative Instruments

          The Company uses derivative instruments, which consist of equity put option contracts, for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. As the equity markets decline, the Company's exposure to future GMDB claims increases. Conversely, as the equity markets increase the Company's exposure to future GMDB claims decreases. The claims exposure is reduced by the market value effect of the option contracts purchased.

          Based on criteria described in SFAS 133, the Company's fair value hedges do not qualify as "effective" hedges and, therefore, hedge accounting may not be applied. Accordingly, the derivative investments are carried at fair value with changes in unrealized gains and losses being recorded in income as those changes occur. As such, both realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

          As of December 31, 2002 and 2001, the accumulated difference between cost and market value on the Company's derivatives was an unrealized gain of $1,434 and an unrealized loss of $3,715, respectively. The amount of realized and unrealized gains (losses) on the Company's derivatives recorded during the years ended December 31, 2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

     E.   Cash Equivalents

          The Company considers all highly liquid time deposits, commercial paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

          As of December 31, 2002, $50 of cash reflected on the Company's financial statements was restricted in compliance with regulatory requirements.

     F.   State Insurance Licenses

          Licenses to do business in all states have been capitalized and reflected at the purchase price of $6,000 less accumulated amortization of $2,038 at December 31, 2002. Due to the adoption of SFAS 142, the cost of the licenses is no longer being amortized but is subjected to an annual impairment test. As of December 31, 2002, the Company estimated the fair value of the state insurance licenses to be in excess of book value and, therefore, no impairment charge was required.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     G.   Income Taxes

          The Company is included in the consolidated federal income tax return filed by Skandia U.S. Inc. and its U.S. subsidiaries. In accordance with the tax sharing agreement, the federal income tax provision is computed on a separate return basis as adjusted for consolidated items. Pursuant to the terms of this agreement, the Company has the right to recover the value of losses utilized by the consolidated group in the year of utilization. To the extent the Company generates income in future years, the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     H.   Recognition of Revenue and Contract Benefits

          Revenues for variable deferred annuity contracts consist of charges against contract owner account values or separate accounts for mortality and expense risks, administration fees, surrender charges and an annual maintenance fee per contract. Revenues for mortality and expense risk charges and administration fees are recognized as assessed against the contract holder. Surrender charge revenue is recognized when the surrender charge is assessed against the contract holder at the time of surrender. Annual maintenance fees are earned ratably throughout the year.

          Benefit reserves for the variable investment options on annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Fee income from mutual fund organizations is recognized when assessed against assets under management.

          Revenues for variable immediate annuity and supplementary contracts with life contingencies consist of certain charges against contract owner account values including mortality and expense risks and administration fees. These charges and fees are recognized as revenue as assessed against the contract holder. Benefit reserves for variable immediate annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Revenues for the market value adjusted fixed investment option on annuity contracts consist of separate account investment income reduced by amounts credited to the contract holder for interest. This net spread is included in return credited to contract owners on the consolidated statements of income. Benefit reserves for these contracts represent the account value of the contracts plus a

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          market value adjustment, and are included in the general account reserve for future policy and contract benefits to the extent in excess of the separate account assets, typically for the market value adjustment at the reporting date.

          Revenues for fixed immediate annuity and fixed supplementary contracts without life contingencies consist of net investment income, reported as a component of return credited to contract owners. Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on applicable actuarial standards with assumed interest rates that vary by issue year and are included in the general account reserve for future policy and contract benefits. Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

          Revenues for variable life insurance contracts consist of charges against contract owner account values or separate accounts for mortality and expense risk fees, administration fees, cost of insurance fees, taxes and surrender charges. Certain contracts also include charges against premium to pay state premium taxes. All of these charges are recognized as revenue when assessed against the contract holder. Benefit reserves for variable life insurance contracts represent the account value of the contracts and are included in the separate account liabilities.

     I.   Deferred Acquisition Costs

          The costs of acquiring new business, which vary with and are primarily related to new business generated, are being deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

          The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits, from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                            2002         2001         2000
                                         ----------   ----------   ----------
Balance at beginning of year             $1,383,281   $1,398,192   $1,087,705
Acquisition costs deferred during the
   year                                     244,322      209,136      495,103
Acquisition costs amortized during the
   year                                    (510,059)    (224,047)    (184,616)
                                         ----------   ----------   ----------
Balance at end of year                   $1,117,544   $1,383,281   $1,398,192
                                         ==========   ==========   ==========

          As asset growth rates, during 2002 and 2001, have been far below the Company's long-term assumption, the adjustment to the short-term asset growth rate had risen to a level, before being capped, that in management's opinion was excessive in the current market environment. Based on an analysis of those short-term rates, the related estimates of future gross profits and an impairment study, management of the Company determined that the short-term asset growth rate should be reset to the level of the long-term growth rate expectation as of September 30, 2002. This resulted in an acceleration of amortization of approximately $206,000.

          Throughout the year, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

     J.   Reinsurance

          The Company cedes reinsurance under modified co-insurance arrangements. These reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from the Company's variable annuity and variable life insurance business. The reinsurance is effected under quota share contracts.

          At December 31, 2002 and 2001, in accordance with the provisions of the modified coinsurance agreements, the Company accrued approximately $5,447 and $7,733, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

     K.   Translation of Foreign Currency

          The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency. Assets and liabilities are translated at the exchange rate in effect at each year-end. Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     L.   Separate Accounts

          Assets and liabilities in separate accounts are included as separate captions in the consolidated statements of financial condition. Separate account assets consist principally of long term bonds, investments in mutual funds, short-term securities and cash and cash equivalents, all of which are carried at fair value. The investments are managed predominately through ASISI, utilizing various fund managers as sub-advisors. The remaining investments are managed by independent investment firms. The contract holder has the option of directing funds to a wide variety of investment options, most of which invest in mutual funds. The investment risk on the variable portion of a contract is borne by the contract holder. Fixed options with minimum guaranteed interest rates are also available. The Company bears the credit risk associated with the investments that support these fixed options.

          Included in Separate Account liabilities are reserves of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of return. These reserves are calculated using the Commissioners Annuity Reserve Valuation Method. Separate Account assets of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, consisting of fixed maturities, equity securities, short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity obligations, pursuant to state regulation.

          Included in the general account, within Reserves for Future Policy and Contract Benefits, is the market value adjustment associated with the guaranteed, fixed rate investment options, assuming the market value adjustment at the reporting date.

          Net investment income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

     M.   Unearned Performance Credits

          The Company defers certain bonus credits applied to contract holder deposits. The credit is reported as a contract holder liability within separate account liabilities and the deferred expense is reported as a component of other assets. As the contract holder must keep the contract in-force for 10 years to earn the bonus credit, the Company amortizes the deferred expense on a straight-line basis over 10 years. If the contract holder surrenders the contract or the contract holder dies prior to the end of 10 years, the bonus credit is returned to the Company. This component of the bonus credit is amortized in proportion to expected surrenders and mortality. As of December 31, 2002 and 2001, the unearned performance credit asset was $83,288 and $89,234, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     N.   Estimates

          The preparation of financial statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve estimates of future policy lapses, investment returns and maintenance expenses. Actual results could differ from those estimates.

3.   INVESTMENTS

          The amortized cost, gross unrealized gains and losses and fair value of fixed maturities and investments in equity securities as of December 31, 2002 and 2001 are shown below. All securities held at December 31, 2002 and 2001 were publicly traded.

          Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                    Gross        Gross
                                     Amortized   Unrealized   Unrealized
                                       Cost         Gains       Losses     Fair Value
                                     ---------   ----------   ----------   ----------
U.S. Government obligations           $270,969     $15,658      $ (78)      $286,549
Obligations of state and political
   subdivisions                            253           9         (1)           261
Corporate securities                   108,200       3,631        (40)       111,791
                                      --------     -------      -----       --------
      Totals                          $379,422     $19,298      $(119)      $398,601
                                      ========     =======      =====       ========

     The amortized cost and fair value of fixed maturities, by contractual maturity, at December 31, 2002 are shown below. Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                     Amortized
                                        Cost     Fair Value
                                     ---------   ----------
Due in one year or less               $ 12,793    $ 12,884
Due after one through five years       165,574     171,830
Due after five through ten years       186,609     198,913
Due after ten years                     14,446      14,974
                                      --------    --------
   Total                              $379,422    $398,601
                                      ========    ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                    Gross        Gross
                                     Amortized   Unrealized   Unrealized
                                       Cost         Gains       Losses     Fair Value
                                     ---------   ----------   ----------   ----------
U.S. Government obligations           $198,136     $2,869       $(413)      $200,592
Obligations of state and political
   subdivisions                            252          8          --            260
Corporate securities                   158,494      4,051        (566)       161,979
                                      --------     ------       -----       --------
      Totals                          $356,882     $6,928       $(979)      $362,831
                                      ========     ======       =====       ========

     Proceeds from sales of fixed maturities during 2002, 2001 and 2000 were $367,213, $386,816 and $302,632, respectively. Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

     The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:

                    Gross        Gross
                 Unrealized   Unrealized    Fair
         Cost       Gains       Losses      Value
       -------   ----------   ----------   -------
2002   $52,017      $136       $  (384)    $51,769
2001   $49,886      $122       $(4,925)    $45,083

     Net realized investment gains (losses), determined on a specific identification basis, were as follows for the years ended December 31:

                                     2002       2001      2000
                                   --------   -------   -------
Fixed maturities:
   Gross gains                     $  8,213   $ 8,849   $ 1,002
   Gross losses                      (4,468)   (4,387)   (3,450)
Investment in equity securities:
   Gross gains                           90       658     1,913
   Gross losses                     (13,451)   (4,192)     (153)
                                   --------   -------   -------
      Totals                       $ (9,616)  $   928   $  (688)
                                   ========   =======   =======

     During 2002, the Company determined that certain amounts of its investment in equity securities were other than temporarily impaired and, accordingly, recorded a loss of $3,769.

     As of December 31, 2002, the Company did not own any investments in fixed maturity securities whose carrying value exceeded 10% of the Company's equity.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

Security                                      Fair Value
-------------------------------------------   ----------
U.S. Treasury Note, 6.25%, February 2003        $4,345
U.S. Treasury Note, 3.00%, November 2003           183
Puerto Rico Commonwealth, 4.60%, July 2004         210
Puerto Rico Commonwealth, 4.875%, July 2023         52

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The methods and assumptions used to determine the fair value of financial instruments are as follows:

     Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

     Fair values of equity securities are based on quoted market prices.

     The fair value of derivative instruments is determined based on the current value of the underlying index.

     The carrying value of cash and cash equivalents (cost) approximates fair value due to the short-term nature of these investments.

     The carrying value of policy loans approximates fair value.

     Fair value of future fees payable to ASI are determined on a discounted cash flow basis, using best estimate assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

     The carrying value of short-term borrowings (cost) approximates fair value due to the short-term nature of these liabilities.

     Fair value of surplus notes are determined based on a discounted cash flow basis with a projected payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

     The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                    December 31, 2002             December 31, 2001
                               ---------------------------   ---------------------------
                               Fair Value   Carrying Value   Fair Value   Carrying Value
                               ----------   --------------   ----------   --------------
Assets
Fixed Maturities                $398,601       $398,601       $362,831       $362,831
Equity Securities                 51,769         51,769         45,083         45,083
Derivative Instruments            10,370         10,370          5,525          5,525
Policy Loans                       7,559          7,559          6,559          6,559
Liabilities
-----------
Future Fees Payable to ASI       429,773        708,249        546,357        799,472
Short-term Borrowing              10,000         10,000         10,000         10,000
Surplus Notes and accrued
   interest of $29,230 and
   $25,829 in 2002 and 2001,
   respectively                  140,777        139,230        174,454        169,829

5.   NET INVESTMENT INCOME

     The sources of net investment income for the years ended December 31 were as follows:

                              2002      2001      2000
                            -------   -------   -------
Fixed maturities            $18,015   $18,788   $13,502
Cash and cash equivalents     1,116       909     5,209
Equity securities               809       622        99
Policy loans                    403       244        97
                            -------   -------   -------
Total investment income      20,343    20,563    18,907
Investment expenses            (711)     (437)     (312)
                            -------   -------   -------
Net investment income       $19,632   $20,126   $18,595
                            =======   =======   =======

6.   INCOME TAXES

     The significant components of income tax expense for the years ended December 31 were as follows:

                                               2002       2001       2000
                                            ---------   --------   --------
Current tax benefit                         $  (3,739)  $(39,047)  $(29,244)
Deferred tax expense, excluding operating
   loss carryforwards                          35,915     60,587     60,023
Deferred tax benefit for operating and
   capital loss carryforwards                (134,986)   (14,372)        --
                                            ---------   --------   --------
      Total income tax (benefit) expense    $(102,810)  $  7,168   $ 30,779
                                            =========   ========   ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

6.   INCOME TAXES (continued)

     Deferred tax assets (liabilities) include the following at December 31:

                                                 2002       2001
                                              ---------   ---------
Deferred tax assets:
   GAAP to tax reserve differences            $ 165,348   $ 241,503
   Future fees payable to ASI                    21,475      63,240
   Deferred compensation                         20,603      20,520
   Net operating loss carry forward             147,360      14,372
   Other                                          6,530      17,276
                                              ---------   ---------
      Total deferred tax assets                 361,316     356,911
                                              ---------   ---------
Deferred tax liabilities:
   Deferred acquisition costs, net             (312,933)   (404,758)
   Net unrealized gains on fixed
      maturity securities                        (6,713)     (2,082)
   Other                                         (3,464)     (5,051)
                                              ---------   ---------
      Total deferred tax liabilities           (323,110)   (411,891)
                                              ---------   ---------
         Net deferred tax asset (liability)   $  38,206   $ (54,980)
                                              =========   =========

     In accordance with SFAS 109, the Company has performed an analysis of its deferred tax assets to assess recoverability. Looking at a variety of items, most notably, the timing of the reversal of temporary items and future taxable income projections, the Company determined that no valuation allowance is needed.

     The income tax (benefit) expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                                                       2002       2001      2000
                                                    ---------   -------   -------
(Loss) income before taxes
   Domestic                                         $(265,361)  $42,886   $98,136
   Foreign                                             (2,706)   (2,619)   (2,540)
                                                    ---------   -------   -------
   Total                                             (268,067)   40,267    95,596
   Income tax rate                                         35%       35%       35%
                                                    ---------   --------  --------
Tax (benefit) expense at federal statutory income
   tax rate                                           (93,823)   14,093    33,459
Tax effect of:
   Dividend received deduction                        (12,250)   (8,400)   (7,350)
   Losses of foreign subsidiary                           947       917       889
   Meals and entertainment                                603       603       841
   State income taxes                                      --       (62)     (524)
   Federal provision to return differences                709      (177)    3,235
   Other                                                1,004       194       229
                                                    ---------   -------   -------
      Income tax (benefit) expense                  $(102,810)  $ 7,168   $30,779
                                                    =========   =======   =======

     The Company's net operating loss carry forwards, totaling approximately $421,029 (pre-tax) at December 31, 2002, will expire in 2016 and 2017.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

7.   COST ALLOCATION AGREEMENTS WITH AFFILIATES

     Certain operating costs (including rental of office space, furniture, and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology Corporation ("ASIST"), an affiliated company. ASLAC signed a written service agreement with ASIST for these services executed and approved by the Connecticut Insurance Department in 1995. This agreement automatically continues in effect from year to year and may be terminated by either party upon 30 days written notice. The Company has also paid and charged operating costs to several of its affiliates. The total cost to the Company for these items was $8,177, $6,179 and $13,974 in 2002, 2001 and 2000, respectively. Income received for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

     Allocated depreciation expense was $7,440, $8,764 and $9,073 in 2002, 2001 and 2000, respectively. Allocated lease expense was $5,808, $6,517 and $5,606 in 2002, 2001 and 2000, respectively. Allocated sub-lease rental income, recorded as a reduction to lease expense, was $738, $30 and $0 in 2002, 2001 and 2000, respectively. Assuming that the written service agreement between ASLAC and ASIST continues indefinitely, ASLAC's allocated future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                       Lease    Sub-Lease
                      -------   ---------
2003                  $ 4,847    $ 1,616
2004                    5,275      1,773
2005                    5,351      1,864
2006                    5,328      1,940
2007                    5,215      1,788
2008 and thereafter    19,629      7,380
                      -------    -------
Total                 $45,645    $16,361
                      =======    =======

     Beginning in 1999, the Company was reimbursed by ASM for certain distribution related costs associated with the sales of business through an investment firm where ASM serves as an introducing broker dealer. Under this agreement, the expenses reimbursed were $8,255, $6,610 and $6,064 in 2002, 2001 and 2000, respectively. As of December 31, 2002 and 2001, amounts receivable under this agreement were approximately $458 and $639, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI

     In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

     The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

     In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

     Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, current mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

     On April 12, 2002, the Company entered into a new securitization purchase agreement with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713.

     Payments, representing fees and charges in the aggregate amount, of $186,810, $207,731 and $219,523 were made by the Company to ASI in 2002, 2001 and 2000, respectively. Related interest expense of $828, $59,873 and $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

     The Commissioner of the State of Connecticut has approved the transfer of future fees and charges; however, in the event that the Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to restrict the payments due to ASI, into a restricted account, under the Purchase Agreement subject to certain terms and conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI (continued)

     The present values of the transactions as of the respective effective date were as follows:

               Closing   Effective     Contract Issue     Discount    Present
Transaction      Date       Date           Period           Rate       Value
-----------   --------   ---------   ------------------   --------   --------
  1996-1      12/17/96     9/1/96     1/1/94 - 6/30/96       7.5%    $ 50,221
  1997-1       7/23/97     6/1/97     3/1/96 - 4/30/97       7.5%      58,767
  1997-2      12/30/97    12/1/97     5/1/95 - 12/31/96      7.5%      77,552
  1997-3      12/30/97    12/1/97     5/1/96 - 10/31/97      7.5%      58,193
  1998-1       6/30/98     6/1/98     1/1/97 - 5/31/98       7.5%      61,180
  1998-2      11/10/98    10/1/98     5/1/97 - 8/31/98       7.0%      68,573
  1998-3      12/30/98    12/1/98     7/1/96 - 10/31/98      7.0%      40,128
  1999-1       6/23/99     6/1/99     4/1/94 - 4/30/99       7.5%     120,632
  1999-2      12/14/99    10/1/99    11/1/98 - 7/31/99       7.5%     145,078
  2000-1       3/22/00     2/1/00     8/1/99 - 1/31/00       7.5%     169,459
  2000-2       7/18/00     6/1/00     2/1/00 - 4/30/00      7.25%      92,399
  2000-3      12/28/00    12/1/00     5/1/00 - 10/31/00     7.25%     107,291
  2000-4      12/28/00    12/1/00     1/1/98 - 10/31/00     7.25%     107,139
  2002-1       4/12/02     3/1/02    11/1/00 - 12/31/01     6.00%     101,713

     Payments of future fees payable to ASI, according to original amortization schedules, as of December 31, 2002 are as follows:

Year      Amount
----    --------
2003    $186,854
2004     171,093
2005     147,902
2006     117,761
2007      66,270
2008      18,369
        --------
Total   $708,249
        ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

9.   LEASES

     The Company entered into an eleven year lease agreement for office space in Westminster, Colorado, effective January 1, 2001. Lease expense for 2002 and 2001 was $2,583 and $1,602, respectively. Sub-lease rental income was $227 in 2002 and $0 in 2001. Future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                       Lease    Sub-Lease
                      -------   ---------
2003                  $ 1,913     $  426
2004                    1,982        455
2005                    2,050        500
2006                    2,050        533
2007                    2,050        222
2008 and thereafter     8,789          0
                      -------     ------
Total                 $18,834     $2,136
                      =======     ======

10.  RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

     Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

     The Company incurred statutory basis net losses in 2002 of $192,474 due primarily to significant declines in the equity markets, increasing GMDB reserves calculated on a statutory basis. Statutory basis net losses for 2001 were $121,957, as compared to income of $11,550 in 2000.

     Under various state insurance laws, the maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance department is subject to restrictions relating to statutory surplus and net gain from operations. For 2003, no amounts may be distributed without prior approval.

11.  STATUTORY ACCOUNTING PRACTICES

     The Company prepares its statutory basis financial statements in accordance with accounting practices prescribed by the State of Connecticut Insurance Department. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules.

     The NAIC adopted the Codification of Statutory Accounting Principles (Codification) in March 1998. The effective date for codification was January 1, 2001. The Company's state of domicile, Connecticut, has adopted codification and the Company has made the necessary changes in its statutory accounting and reporting required for implementation. The overall impact of adopting codification in 2001 was a one-time, cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

     In addition, during 2001, based on a recommendation from the State of Connecticut Insurance Department, the Company changed its statutory method of accounting for its

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

11.  STATUTORY ACCOUNTING PRACTICES (continued)

     liability associated with securitized variable annuity fees. Under the new method of accounting, the liability for securitized fees is established consistent with the method of accounting for the liability associated with variable annuity fees ceded under reinsurance contracts. This equates to the statutory liability at any valuation date being equal to the Commissioners Annuity Reserve Valuation Method (CARVM) offset related to the securitized contracts. The impact of this change in accounting, representing the difference in the liability calculated under the old method versus the new method as of January 1, 2001, was reported as a cumulative effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215.

     In 2001, the Company, in agreement with the Connecticut Insurance Department, changed its reserving methodology to recognize free partial withdrawals and to reserve on a "continuous" rather than "curtate" basis. The impact of these changes, representing the difference in reserves calculated under the new methods versus the old methods, was recorded directly to surplus as changes in reserves on account of valuation basis. This resulted in an increase to the unassigned deficit of approximately $40,511.

     Effective January 1, 2002, the Company adopted Statement of Statutory Accounting Principles No. 82, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Web Site Development Costs" ("SSAP 82"). SSAP 82 requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software. Prior to the adoption of SSAP 82, the Company expensed all internal use software related costs as incurred. The Company has identified and capitalized $5,935 of costs associated with internal use software as of January 1, 2002 and is amortizing the applicable costs on a straight-line basis over a three year period. The costs capitalized as of January 1, 2002 resulted in a direct increase to surplus. Amortization expense for the year ended December 31, 2002 was $757.

12.  EMPLOYEE BENEFITS

     The Company has a 401(k) plan for which substantially all employees are eligible. Under this plan, the Company provides a 50% match on employees' contributions up to 6% of an employee's salary (for an aggregate match of up to 3% of the employee's salary). Additionally, the Company may contribute additional amounts based on profitability of the Company and certain of its affiliates. Expenses related to this program in 2002, 2001 and 2000 were $719, $2,738 and $3,734, respectively. Company contributions to this plan on behalf of the participants were $921, $2,549 and $4,255 in 2002, 2001 and 2000, respectively.

     The Company has a deferred compensation plan, which is available to the field marketing staff and certain other employees. Expenses related to this program in 2002, 2001 and 2000 were $3,522, $1,615 and $1,030, respectively. Company contributions to this plan on behalf of the participants were $5,271, $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

     The Company and certain affiliates cooperatively have a long-term incentive program under which units are awarded to executive officers and other personnel. The Company and certain affiliates also have a profit sharing program, which benefits all employees

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

12.  EMPLOYEE BENEFITS (continued)

     below the officer level. These programs consist of multiple plans with new plans instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the programs. The accrued liability representing the value of these units was $7,083 and $13,645 as of December 31, 2002 and 2001, respectively. Expenses (income) related to these programs in 2002, 2001 and 2000, were $1,471, ($9,842) and $2,692, respectively. Payments under these programs were $8,033, $8,377 and $13,697 in 2002, 2001 and 2000, respectively.

13.  FINANCIAL REINSURANCE

     The Company cedes insurance to other insurers in order to fund the cash strain generated from commission costs on current sales and to limit its risk exposure. The Company uses modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving in the future, the future fees generated from that book of business. Such transfer does not relieve the Company of its primary liability and, as such, failure of reinsurers to honor their obligation could result in losses to the Company. The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

     The effect of reinsurance for the 2002, 2001 and 2000 was as follows:

                                                  Gross      Ceded      Net
                                                --------   --------   --------
2002
Annuity and life insurance charges and fees     $406,272   $(36,268)  $370,004
Return credited to contract owners              $  5,221   $    (25)  $  5,196
Underwriting, acquisition and other insurance
expenses (deferal of acquisition costs)         $154,588   $ 34,140   $188,728
Amortization of deferred acquisition costs      $542,945   $(32,886)  $510,059

2001
Annuity and life insurance charges and fees     $430,914   $(42,218)  $388,696
Return credited to contract owners              $  5,704   $     92   $  5,796
Underwriting, acquisition and other insurance
expenses (deferral of acquisition costs)        $163,677   $ 33,078   $196,755
Amortization of deferred acquisition costs      $231,290   $ (7,243)  $224,047

2000
Annuity and life insurance charges and fees     $473,318   $(48,740)  $424,578
Return credited to contract owners              $  8,540   $    (77)  $  8,463
Underwriting, acquisition and other insurance
expenses (deferral of acquisition costs)        $108,399   $ 42,198   $150,597
Amortization of deferred acquisition costs      $205,174   $(20,558)  $184,616

     In December 2000, the Company entered into a modified coinsurance agreement with SICL covering certain contracts issued since January 1996. The impact of this treaty to the

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

13.  FINANCIAL REINSURANCE (continued)

     Company was pre-tax (loss) income of ($4,137), $8,394 and $23,341 in 2002, 2001 and 2000, respectively. At December 31, 2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.  SURPLUS NOTES

     The Company has issued surplus notes to ASI in exchange for cash. Surplus notes outstanding as of December 31, 2002 and 2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                  Liability as of           Interest Expense
                                    December 31,             For the Years
                     Interest   -------------------   ---------------------------
   Note Issue Date     Rate       2002       2001       2002      2001      2000
------------------   --------   --------   --------   -------   -------   -------
February 18, 1994      7.28%          --         --        --        --       732
March 28, 1994         7.90%          --         --        --        --       794
September 30, 1994     9.13%          --         --        --     1,282     1,392
December 19, 1995      7.52%          --     10,000       520       763       765
December 20, 1995      7.49%          --     15,000       777     1,139     1,142
December 22, 1995      7.47%          --      9,000       465       682       684
June 28, 1996          8.41%      40,000     40,000     3,411     3,411     3,420
December 30, 1996      8.03%      70,000     70,000     5,699     5,699     5,715
                                --------   --------   -------   -------   -------
Total                           $110,000   $144,000   $10,872   $12,976   $14,644
                                ========   ========   =======   =======   =======

     On September 6, 2002, surplus notes for $10,000, dated December 19, 1995, $15,000, dated December 20, 1995, and $9,000, dated December 22, 1995, were repaid. On December 3, 2001, a surplus note, dated September 30, 1994, for $15,000 was repaid. On December 27, 2000, surplus notes for $10,000, dated February 18, 1994, and $10,000, dated March 28, 1994, were repaid. All surplus notes mature seven years from the issue date.

     Payment of interest and repayment of principal for these notes is subject to certain conditions and require approval by the Insurance Commissioner of the State of Connecticut. At December 31, 2002 and 2001, $29,230 and $25,829, respectively, of accrued interest on surplus notes was not permitted for payment under these criteria.

15.  SHORT-TERM BORROWING

     The Company had a $10,000 short-term loan payable to ASI at December 31, 2002 and 2001 as part of a revolving loan agreement. The loan had an interest rate of 1.97% and matured on January 13, 2003. The loan was subsequently rolled over with a new interest rate of 1.82% and a new maturity date of March 13, 2003. The loan was further extended to April 30, 2003 and a new interest rate of 1.71%. The total related interest expense to the Company was $271, $522 and $687 in 2002, 2001 and 2000,
     respectively. Accrued interest payable was $10 and $113 as of December 31, 2002 and 2001, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

15.  SHORT-TERM BORROWING (continued)

     On January 3, 2002, the Company entered into a $150,000 credit facility with ASI. This credit facility terminates on December 31, 2005 and bears interest at the offered rate in the London interbank market (LIBOR) plus
     0.35 percent per annum for the relevant interest period. Interest expense related to these borrowings was $2,243 for the year ended December 31, 2002. As of December 31, 2002, no amount was outstanding under this credit facility.

16.  CONTRACT WITHDRAWAL PROVISIONS

     Approximately 99% of the Company's separate account liabilities are subject to discretionary withdrawal by contract owners at market value or with market value adjustment. Separate account assets, which are carried at fair value, are adequate to pay such withdrawals, which are generally subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

17.  RESTRUCTURING CHARGES

     On March 22, 2001 and December 3, 2001, the Company announced separate plans to reduce expenses to better align its operating infrastructure with the current investment market environment. As part of the two plans, the Company's workforce was reduced by approximately 140 positions and 115 positions, respectively, affecting substantially all areas of the Company. Estimated pre-tax severance benefits of $8,500 have been charged against 2001 operations related to these reductions. These charges have been reported in the Consolidated Statements of Income as a component of Underwriting, Acquisition and Other Insurance Expenses. As of December 31, 2002 and 2001, the remaining restructuring liability, relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.  COMMITMENTS AND CONTINGENT LIABILITIES

     In recent years, a number of annuity companies have been named as defendants in class action lawsuits relating to the use of variable annuities as funding vehicles for tax- qualified retirement accounts. The Company is currently a defendant in one such lawsuit. A purported class action complaint was filed in the United States District Court for the Southern District of New York on December 12, 2002, by Diane C. Donovan against the Company and certain of its affiliates (the "Donovan Complaint"). The Donovan Complaint seeks unspecified compensatory damages and injunctive relief from the Company and certain of its affiliates. The Donovan Complaint claims that the Company and certain of its affiliates violated federal securities laws in marketing variable annuities. This litigation is in the preliminary stages. The Company believes this action is without merit, and intends to vigorously defend against this action.

     The Company is also involved in other lawsuits arising, for the most part, in the ordinary course of its business operations. While the outcome of these other lawsuits cannot be determined at this time, after consideration of the defenses available to the Company, applicable insurance coverage and any related reserves established, these other lawsuits are not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

18.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     As discussed previously, on December 19, 2002, SICL entered into a definitive purchase agreement (the "Purchase Agreement") to sell its ownership interest in the Company and certain affiliates to Prudential Financial for approximately $1.265 billion. The closing of this transaction, which is conditioned upon certain customary regulatory and other approvals and conditions, is expected in the second quarter of 2003.

     The purchase price that was agreed to between SICL and Prudential Financial was based on a September 30, 2002 valuation of the Company and certain affiliates. As a result, assuming the transaction closes, the economics of the Company's business from September 30, 2002 forward will inure to the benefit or detriment of Prudential Financial. Included in the Purchase Agreement, SICL has agreed to indemnify Prudential Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These liabilities generally include market conduct activities, as well as contract and regulatory compliance (referred to as "Covered Liabilities").

     Related to the indemnification provisions contained in the Purchase Agreement, SICL has signed, for the benefit of the Company, an indemnity letter, effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to fruition during the period beginning December 19, 2002 and ending with the close of the transaction. This indemnification effectively transfers the risk associated with those Covered Liabilities from the Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.  SEGMENT REPORTING

     Assets under management and sales for products other than variable annuities have not been significant enough to warrant full segment disclosures as required by SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," and the Company does not anticipate that they will be so in the future due to changes in the Company's strategy to focus on its core variable annuity business.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                     Three Months Ended
                                         ------------------------------------------
                  2002                   March 31    June 30    Sept. 30    Dec. 31
                                         --------   --------   ---------   --------
Premiums and other insurance revenues*   $118,797   $126,614   $ 115,931   $108,488
Net investment income                       4,965      4,714       5,128      4,825
Net realized capital losses                (1,840)    (1,584)     (2,327)    (3,863)
                                         --------   --------   ---------   --------
Total revenues                            121,922    129,744     118,732    109,450
Benefits and expenses*                    112,759    160,721     323,529    150,906
                                         --------   --------   ---------   --------
Pre-tax net income (loss)                   9,163    (30,977)   (204,797)   (41,456)
Income tax expense (benefit)                1,703    (11,746)    (72,754)   (20,013)
                                         --------   --------   ---------   --------
Net income (loss)                        $  7,460   $(19,231)  $(132,043)  $(21,443)
                                         ========   ========   =========   ========

* For the quarters ended March 31, 2002 and June 30, 2002, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                                                       Three Months Ended
                                           -----------------------------------------
                  2001                     March 31    June 30   Sept. 30    Dec. 31
                                           --------   --------   --------   --------
Premiums and other insurance revenues***   $130,885   $128,465   $122,708   $119,604
Net investment income**                       5,381      4,997      5,006      4,742
Net realized capital gains (losses)           1,902        373        376     (1,723)
                                           --------   --------   --------   --------
Total revenues                              138,168    133,835    128,090    122,623
Benefits and expenses**  ***                122,729    110,444    123,307    125,969
                                           --------   --------   --------   --------
Pre-tax net income (loss)                    15,439     23,391      4,783     (3,346)
Income tax expense (benefit)                  4,034      7,451       (480)    (3,837)
                                           --------   --------   ---------  --------
Net income                                 $ 11,405   $ 15,940   $  5,263   $    491
                                           ========   ========   ========   ========

** For the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

*** For the quarters ended September 30, 2001 and December 31, 2001, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                                                       Three Months Ended
                                           -----------------------------------------
                  2000                     March 31    June 30   Sept. 30    Dec. 31
                                           --------   --------   --------   --------
Premiums and other insurance revenues      $137,040   $139,346   $147,819   $135,866
Net investment income****                     4,343      4,625      4,619      5,008
Net realized capital gains (losses)             729     (1,436)      (858)       877
Total revenues                              142,112    142,535    151,580    141,751
Benefits and expenses****                   107,893    122,382    137,843    114,264
Pre-tax net income                           34,219     20,153     13,737     27,487
Income tax expense                           10,038      5,225      3,167     12,349
Net income                                 $ 24,181   $ 14,928   $ 10,570   $ 15,138
                                           ========  =========   ========   ========

**** For the quarters ended March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

                                       B-9

      APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. All or some of these Sub-accounts are available as investment options for other variable annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units: The following table shows: (a) the Unit Price, as of the dates shown, for Units in each of the Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus; and (b) the number of Units outstanding in each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price as of the end of the period reflects only the partial year results from the commencement of operations until December 31st of the applicable year. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00. Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2003.

Beginning November 18, 2002, multiple Unit Prices will be calculated for each Sub-account of Separate Account B to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under this Annuity. The Unit Prices below reflect the daily charges for each optional benefit offered between November 18, 2002 and December 31, 2002 only.

                                                                 Year Ended December 31,
                    ----------------------------------------------------------------------------------------------------------------
Sub-account             2002        2001       2000       1999        1998       1997       1996       1995        1994      1993
------------------- ------------ ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Wells Fargo
Variable Trust -
International
Equity (2000)
   With No Optional
   Benefits
   Unit Price       $       5.60        7.37       8.90         --         --         --         --         --         --         --
   Number of Units       256,963     205,255    127,257         --         --         --         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       9.83          --         --         --         --         --         --         --         --         --
   Number of Units         4,125          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
Wells Fargo
Variable Trust -
Small Cap Growth
(1999)
   With No Optional
   Benefits
   Unit Price       $       5.72        9.38      12.58      16.48         --         --         --         --         --         --
   Number of Units       775,726     900,655    902,955    247,735         --         --         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       9.74          --         --         --         --         --         --         --         --         --
   Number of Units         2,121          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --

                                                                 Year Ended December 31,
                    ----------------------------------------------------------------------------------------------------------------
Sub-account             2002        2001       2000       1999        1998       1997       1996       1995        1994      1993
------------------- ------------ ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Wells Fargo
Variable Trust -
Growth (1994)
   With No Optional
   Benefits
   Unit Price       $      13.77       18.83      23.64      27.75      23.37      18.40      15.90      13.18      10.34         --
   Number of Units     2,938,967   3,783,815  4,373,354  4,625,477  4,314,842  3,907,919  2,096,545    823,247    204,067         --
   With One
   Optional Benefit
   Unit Price       $       9.59          --         --         --         --         --         --         --         --         --
   Number of Units         1,090          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
Wells Fargo
Variable Trust -
Large Company
Growth (1999)
   With No Optional
   Benefits
   Unit Price       $       6.50        9.16      11.75      11.98         --         --         --         --         --         --
   Number of Units     1,737,225   1,900,437  1,563,551    189,740         --         --         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       9.36          --         --         --         --         --         --         --         --         --
   Number of Units         8,608          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
Wells Fargo
Variable Trust -
Equity Value (1998)
   With No Optional
   Benefits
   Unit Price       $       6.61        8.83       9.56       9.17       9.53         --         --         --         --          -
   Number of Units     2,835,243   3,705,869  4,442,888  2,826,839  1,148,849         --         --         --         --          -
   With One
   Optional Benefit
   Unit Price       $       9.97          --         --         --         --         --         --         --         --         --
   Number of Units           900          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
Wells Fargo
Variable Trust -
Equity Income
(1999)
   With No Optional
   Benefits
   Unit Price       $       7.46        9.37      10.05       9.96         --         --         --         --         --         --
   Number of Units     1,361,988   1,019,937    502,986    136,006         --         --         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       8.25          --         --         --         --         --         --         --         --         --
   Number of Units       196,720          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.90          --         --         --         --         --         --         --         --         --
   Number of Units        10,707          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.90          --         --         --         --         --         --         --         --         --
   Number of Units            91          --         --         --         --         --         --         --         --         --

                                                                 Year Ended December 31,
                    ----------------------------------------------------------------------------------------------------------------
Sub-account             2002        2001       2000       1999        1998       1997       1996       1995        1994      1993
------------------- ------------ ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Wells Fargo
Variable Trust -
Asset Allocation
(1994)
   With No Optional
   Benefits
   Unit Price       $      17.43       20.28      22.11      22.20      20.59      16.67      13.99      12.73      10.01         --
   Number of Units     8,336,977  10,328,629 11,237,827 10,783,373  7,584,157  5,186,216  3,700,609  1,991,150    743,176         --
   With One
   Optional Benefit
   Unit Price       $       9.82          --         --         --         --         --         --         --         --         --
   Number of Units         2,641          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
Wells Fargo
Variable Trust -
Total Return
Bond /1/
(1999)
   With No Optional
   Benefits
   Unit Price       $      12.16       11.44      10.81       9.94         --         --         --         --         --         --
   Number of Units     2,451,502   2,978,591  3,634,317  3,758,299         --         --         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $      10.21          --         --         --         --         --         --         --         --         --
   Number of Units            74          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
Wells Fargo
Variable Trust -
Money Market (1994)
   With No Optional
   Benefits
   Unit Price       $      12.82       12.84      12.55      12.04      11.68      11.31      10.92      10.58      10.18         --
   Number of Units     5,391,441   5,952,104  3,440,514  3,500,017  2,250,003  1,304,834  1,157,342    521,291    144,050         --
   With One
   Optional Benefit
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
AST William Blair
International
Growth /2/ (1997)
   With No Optional
   Benefits
   Unit Price       $       9.92       13.54      17.96      24.16      13.41      11.70         --         --         --         --
   Number of Units    29,062,215  40,507,419 57,327,711 61,117,418 43,711,763 21,405,891         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       9.72          --         --         --         --         --         --         --         --         --
   Number of Units       835,523          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.72          --         --         --         --         --         --         --         --         --
   Number of Units        78,368          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.71          --         --         --         --         --         --         --         --         --
   Number of Units         5,178          --         --         --         --         --         --         --         --         --

                                                                 Year Ended December 31,
                    ----------------------------------------------------------------------------------------------------------------
Sub-account             2002        2001       2000       1999        1998       1997       1996       1995        1994      1993
------------------- ------------ ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
AST American
Century
International
Growth /3/
(1997)
   With No Optional
   Benefits
   Unit Price       $      10.20       12.85      17.92      21.66      13.30      11.35         --         --         --         --
   Number of Units    31,813,722  37,487,425 17,007,352  6,855,601  5,670,336  2,857,188         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       8.52          --         --         --         --         --         --         --         --         --
   Number of Units     2,252,674          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.69          --         --         --         --         --         --         --         --         --
   Number of Units       116,123          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.69          --         --         --         --         --         --         --         --         --
   Number of Units         1,896          --         --         --         --         --         --         --         --         --
AST PBHG Small-Cap
Growth /4/ (1994)
   With No Optional
   Benefits
   Unit Price       $      12.83       19.84      21.51      42.08      17.64      17.28      16.54      13.97      10.69          -
   Number of Units    17,093,250  23,048,821 25,535,093 32,134,969 15,003,001 14,662,728 12,282,211  6,076,373  2,575,105          -
   With One
   Optional Benefit
   Unit Price       $       6.92          --         --         --         --         --         --         --         --         --
   Number of Units     1,970,250          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.48          --         --         --         --         --         --         --         --         --
   Number of Units        47,261          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.47          --         --         --         --         --         --         --         --         --
   Number of Units         6,595          --         --         --         --         --         --         --         --         --
AST DeAM Small-Cap
Growth /5/ (1999)
   With No Optional
   Benefits
   Unit Price       $       6.13        8.46      11.98      15.37         --         --         --         --         --         --
   Number of Units    44,042,514  60,703,791 63,621,279 53,349,003         --         --         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       7.67          --         --         --         --         --         --         --         --         --
   Number of Units       639,695          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.71          --         --         --         --         --         --         --         --         --
   Number of Units        12,122          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.71          --         --         --         --         --         --         --         --         --
   Number of Units         1,728          --         --         --         --         --         --         --         --         --
AST Goldman Sachs
Small-Cap
Value /6/ (1998)
   With No Optional
   Benefits
   Unit Price       $      13.72       15.12      13.95      10.57       9.85         --         --         --         --         --
   Number of Units    20,004,839  26,220,860 15,193,053  6,597,544  4,081,870         --         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       9.26          --         --         --         --         --         --         --         --         --
   Number of Units     1,492,775          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $      10.09          --         --         --         --         --         --         --         --         --
   Number of Units           624          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --

                                                                 Year Ended December 31,
                    ----------------------------------------------------------------------------------------------------------------
Sub-account             2002        2001       2000       1999        1998       1997       1996       1995        1994      1993
------------------- ------------ ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
AST Gabelli
Small-Cap
Value /7/ (1997)
   With No Optional
   Benefits
   Unit Price       $      12.58       14.08      13.35      11.11      11.20      12.70         --         --         --         --
   Number of Units    32,549,396  35,483,530 23,298,524 21,340,168 24,700,211 14,612,510         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       9.30          --         --         --         --         --         --         --         --         --
   Number of Units     6,141,523          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $      10.08          --         --         --         --         --         --         --         --         --
   Number of Units       209,790          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $      10.08          --         --         --         --         --         --         --         --         --
   Number of Units        17,411          --         --         --         --         --         --         --         --         --
AST Goldman Sachs
Mid-Cap
Growth /8/ (2000)
   With No Optional
   Benefits
   Unit Price       $       2.78        3.88       6.58         --         --         --         --         --         --         --
   Number of Units    16,748,577  17,045,776  9,426,102         --         --         --         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       7.97          --         --         --         --         --         --         --         --         --
   Number of Units     1,273,118          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.87          --         --         --         --         --         --         --         --         --
   Number of Units        66,279          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.87          --         --         --         --         --         --         --         --         --
   Number of Units         2,488          --         --         --         --         --         --         --         --         --
AST Neuberger
Berman Mid-Cap
Growth /9/ (1994)
   With No Optional
   Benefits
   Unit Price       $      12.86       18.95      25.90      28.58      19.15      16.10      13.99      12.20       9.94         --
   Number of Units    19,674,777  25,717,164 26,517,850 13,460,525 13,389,289 11,293,799  9,563,858  3,658,836    301,267         --
   With One
   Optional Benefit
   Unit Price       $       7.41          --         --         --         --         --         --         --         --         --
   Number of Units     2,175,250          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.51          --         --         --         --         --         --         --         --         --
   Number of Units        44,760          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.51          --         --         --         --         --         --         --         --         --
   Number of Units         1,311          --         --         --         --         --         --         --         --         --
AST Neuberger
Berman Mid-Cap
Value /10/ (1993)
   With No Optional
   Benefits
   Unit Price       $      17.78       20.16      21.09      16.78      16.10      16.72      13.41      12.20       9.81      10.69
   Number of Units    37,524,187  47,298,313 44,558,699 37,864,586 16,410,121 11,745,440  9,062,152  8,642,186  7,177,232  5,390,887
   With One
   Optional Benefit
   Unit Price       $       8.96          --         --         --         --         --         --         --         --         --
   Number of Units     5,118,558          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.98          --         --         --         --         --         --         --         --         --
   Number of Units       163,415          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.97          --         --         --         --         --         --         --         --         --
   Number of Units        10,745          --         --         --         --         --         --         --         --         --

                                                                 Year Ended December 31,
                    ----------------------------------------------------------------------------------------------------------------
Sub-account             2002        2001       2000       1999        1998       1997       1996       1995        1994      1993
------------------- ------------ ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
AST Alger All-Cap
Growth (2000)
   With No Optional
   Benefits
   Unit Price       $       3.51        5.54       6.74         --         --         --         --         --         --         --
   Number of Units    85,441,507 125,442,916 28,229,631         --         --         --         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       6.80          --         --         --         --         --         --         --         --         --
   Number of Units       658,419          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.36          --         --         --         --         --         --         --         --         --
   Number of Units         6,409          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.36          --         --         --         --         --         --         --         --         --
   Number of Units         3,466          --         --         --         --         --         --         --         --         --
AST MFS
Growth (1999)
   With No Optional
   Benefits
   Unit Price       $       5.68        8.02      10.38      11.27         --         --         --         --         --         --
   Number of Units    85,193,279 117,716,242  7,515,486    409,467         --         --         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       7.58          --         --         --         --         --         --         --         --         --
   Number of Units     2,930,432          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.47          --         --         --         --         --         --         --         --         --
   Number of Units       134,574          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.46          --         --         --         --         --         --         --         --         --
   Number of Units         2,437          --         --         --         --         --         --         --         --         --
AST Marsico Capital
Growth (1997)
   With No Optional
   Benefits
   Unit Price       $      11.44       13.74      17.81      21.06      14.00      10.03         --         --         --         --
   Number of Units    81,046,482  85,895,802 94,627,691 78,684,943 40,757,449    714,309         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       8.32          --         --         --         --         --         --         --         --         --
   Number of Units    10,144,317          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.51          --         --         --         --         --         --         --         --         --
   Number of Units       457,013          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.51          --         --         --         --         --         --         --         --         --
   Number of Units        30,465          --         --         --         --         --         --         --         --         --
AST Goldman Sachs
Concentrated
Growth /11/ (1992)
   With No Optional
   Benefits
   Unit Price       $      19.17       27.71      41.14      60.44      39.54      23.83      18.79      14.85      10.91      11.59
   Number of Units    56,016,467  84,116,221 99,250,773 94,850,623 80,631,598 62,486,302 46,779,164 28,662,737 22,354,170 13,603,637
   With One
   Optional Benefit
   Unit Price       $       7.67          --         --         --         --         --         --         --         --         --
   Number of Units     1,349,939          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.46          --         --         --         --         --         --         --         --         --
   Number of Units        41,632          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --

                                                                 Year Ended December 31,
                    ----------------------------------------------------------------------------------------------------------------
Sub-account             2002        2001       2000       1999        1998       1997       1996       1995        1994      1993
------------------- ------------ ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
AST Cohen & Steers
Realty (1998)
   With No Optional
   Benefits
   Unit Price       $      10.67       10.54      10.39       8.35       8.28         --         --         --         --          -
   Number of Units    14,017,528  12,268,426 11,891,188  6,224,365  3,771,461         --         --         --         --          -
   With One
   Optional Benefit
   Unit Price       $      10.08          --         --         --         --         --         --         --         --         --
   Number of Units     1,563,489          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $      10.33          --         --         --         --         --         --         --         --         --
   Number of Units        41,098          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $      10.32          --         --         --         --         --         --         --         --         --
   Number of Units         6,429          --         --         --         --         --         --         --         --         --
AST American
Century Income &
Growth /12/ (1997)
   With No Optional
   Benefits
   Unit Price       $      10.16       12.86      14.24      16.19      13.35      12.06         --         --         --         --
   Number of Units    22,410,834  27,386,278 32,388,202 21,361,995 13,845,190  9,523,815         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       8.25          --         --         --         --         --         --         --         --         --
   Number of Units     1,751,136          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.89          --         --         --         --         --         --         --         --         --
   Number of Units        36,829          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.89          --         --         --         --         --         --         --         --         --
   Number of Units         8,874          --         --         --         --         --         --         --         --         --
AST INVESCO Capital
Income /13/ (1994)
   With No Optional
   Benefits
   Unit Price       $      16.14       19.84      22.01      21.31      19.34      17.31      14.23      12.33       9.61          -
   Number of Units    37,055,825  48,595,962 50,171,495 46,660,160 40,994,187 33,420,274 23,592,226 13,883,712  6,633,333          -
   With One
   Optional Benefit
   Unit Price       $       8.34          --         --         --         --         --         --         --         --         --
   Number of Units     2,110,071          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.90          --         --         --         --         --         --         --         --         --
   Number of Units        30,714          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price               9.90          --         --         --         --         --         --         --         --         --
   Number of Units         5,934          --         --         --         --         --         --         --         --         --
AST PIMCO Total
Return Bond (1994)
   With No Optional
   Benefits
   Unit Price       $      16.65       15.46      14.40      13.09      13.43      12.44      11.48      11.26       9.61          -
   Number of Units   113,007,310  99,028,465 82,545,240 73,530,507 64,224,618 44,098,036 29,921,643 19,061,840  4,577,708          -
   With One
   Optional Benefit
   Unit Price       $      10.57          --         --         --         --         --         --         --         --         --
   Number of Units    20,544,075          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $      10.17          --         --         --         --         --         --         --         --         --
   Number of Units       604,147          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $      10.17          --         --         --         --         --         --         --         --         --
   Number of Units        36,236          --         --         --         --         --         --         --         --         --

                                                                 Year Ended December 31,
                    ----------------------------------------------------------------------------------------------------------------
Sub-account             2002        2001       2000       1999        1998       1997       1996       1995        1994      1993
------------------- ------------ ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
AST PIMCO Limited
Maturity
Bond (1995)
   With No Optional
   Benefits
   Unit Price       $      14.26       13.61      12.79      11.96      11.73      11.26      10.62      10.37         --         --
   Number of Units    61,707,894  42,410,807 31,046,956 32,560,943 28,863,932 25,008,310 18,894,375 15,058,644         --         --
   With One
   Optional Benefit
   Unit Price       $      10.34          --         --         --         --         --         --         --         --         --
   Number of Units    11,274,642          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $      10.08          --         --         --         --         --         --         --         --         --
   Number of Units       215,314          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $      10.08          --         --         --         --         --         --         --         --         --
   Number of Units        80,547          --         --         --         --         --         --         --         --         --
The Montgomery
Variable Series -
MV Emerging
Markets (1996)
   With No Optional
   Benefits
   Unit Price       $       5.79        6.50       7.09      10.06       6.19      10.05      10.25         --         --         --
   Number of Units    10,957,884  14,095,135 12,899,472 12,060,036 10,534,383 10,371,104  2,360,940         --         --         --
   With One
   Optional Benefit
   Unit Price       $       8.66          --         --         --         --         --         --         --         --         --
   Number of Units       283,466          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.93          --         --         --         --         --         --         --         --         --
   Number of Units        21,816          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.93          --         --         --         --         --         --         --         --         --
   Number of Units           442          --         --         --         --         --         --         --         --         --
INVESCO VIF -
Technology (1999)
   With No Optional
   Benefits
   Unit Price       $       3.49        6.66      12.48      16.52         --         --         --         --         --         --
   Number of Units    18,830,138  26,652,622 29,491,113  4,622,242         --         --         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       5.50          --         --         --         --         --         --         --         --         --
   Number of Units       293,307          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price                 --         ---         --         --         --         --         --         --         --         --
   Number of Units            --         ---         --         --         --         --         --         --         --         --
INVESCO VIF -
Health
Sciences (1999)
   With No Optional
   Benefits
   Unit Price       $       9.37       12.58      14.59      11.34         --         --         --         --         --         --
   Number of Units    11,475,199  17,419,141 19,381,405    786,518         --         --         --         --         --         --
   With One
   Optional Benefit
   Unit Price       $       8.00          --         --         --         --         --         --         --         --         --
   Number of Units       475,873          --         --         --         --         --         --         --         --         --
   With Any Two
   Optional
   Benefits
   Unit Price       $       9.51          --         --         --         --         --         --         --         --         --
   Number of Units         5,444          --         --         --         --         --         --         --         --         --
   With All
   Optional
   Benefits
   Unit Price       $       9.51          --         --         --         --         --         --         --         --         --
   Number of Units           140          --         --         --         --         --         --         --         --         --

/1./ Effective May 1, 2003, the WFVT Corporate Bond portfolio changed its name to WFVT Total Return Bond portfolio. This name change was made in conjunction with a change in investment strategy.

/2./ Effective November 11, 2002, William Blair & Company, L.L.C. became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Overseas Growth."

/3./ This Portfolio reflects the addition of the net assets of the AST American Century International Growth Portfolio II ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II.

/4./ Effective September 17, 2001, Pilgrim Baxter & Associates, Ltd. became Sub-advisor of the Portfolio. Prior to September 17, 2001, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Small-Cap Growth." Prior to December 31, 1998, Founders Asset Management, LLC served as Sub-advisor of the Portfolio, then named "Founders Capital Appreciation Portfolio."

/5./ Effective December 10, 2001, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to December 10, 2001, Zurich Scudder Investments, Inc. served as Sub-advisor of the Portfolio, then named "AST Scudder Small-Cap Growth Portfolio". Prior to May 1, 2001 the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."

/6./ Effective May 1, 2001, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to May 1, 2001, Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."

/7./ Effective October 23, 2000, GAMCO Investors, Inc. became Sub-advisor of the Portfolio. Prior to October 23, 2000, T. Rowe Price Associates, Inc. served as Sub-advisor of the Portfolio, then named "AST T. Rowe Price Small Company Value Portfolio."

/8./ Effective November 11, 2002, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Mid-Cap Growth."

/9./ Effective May 1, 1998, Neuberger Berman Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1998, Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."

/10./ Effective May 1, 1998, Neuberger Berman Management, Inc. became
      Sub-advisor of the Portfolio. Prior to May 1, 1998, Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."

/11./ Effective November 11, 2002, Goldman Sachs Asset Management became
      Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST JanCap Growth."

/12./ Effective May 3, 1999, American Century Investment Management, Inc. became
      Sub-advisor of the Portfolio. Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam Value Growth & Income."

/13./ Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.

               APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation

The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options. The formula for determining the Enhanced Beneficiary Protection Optional Death Benefit is as follows:

Growth =      Account Value of variable      minus   Purchase Payments - proportional
           investment options plus Interim                     withdrawals
            Value of Fixed Allocations (no
                     MVA applies)

NOTE: The examples below do not include Credits or Target Value Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase

Assume that the Owner has made no withdrawals and that the Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 40% of the "Growth" under the Annuity.

Growth   =        $75,000 - [$50,000 - $0]
         =        $25,000

Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth

         =        $25,000 * 0.40
         =        $10,000

Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit

         =        $85,000

Examples with market decline

Assume that the Owner has made no withdrawals and that the Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS the "Growth" under the Annuity.

Growth   =        $45,000 - [$50,000 - $0]
         =        $-5,000

Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth

NO BENEFIT IS PAYABLE

Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit

         =        $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals

Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 5 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $90,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $90,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

Growth   =        $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
         =        $90,000 - [$50,000 - $10,000]
         =        $90,000 - $40,000
         =        $50,000

Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth

         =        $50,000 * 0.40
         =        $20,000

Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit

         =        $110,000

Examples of Highest Anniversary Value Death Benefit Calculation

The following are examples of how the Highest Anniversary Value Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits or Target Value Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit. The Death Benefit would be the Highest Anniversary Value ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

Example with withdrawals

Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $80,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit.

Highest Anniversary Value  = $90,000 - [$90,000 * $15,000/$75,000]

                                    = $90,000 - $18,000
                                    = $72,000

Basic Death Benefit                 = $80,000 - [$80,000 * $15,000/$75,000]
                                    = $80,000 - $16,000
                                    = $64,000

Example with death after Death Benefit Target Date

Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Highest Anniversary Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greater of the Highest Anniversary Value plus Purchase Payments minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value  = $80,000 + $15,000 - [$80,000 * $5,000/$70,000]
                                    = $80,000 + $15,000 - $5,714
                                    = $100,714

Basic Death Benefit                 = $75,000

              APPENDIX D - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER

American Skandia's Plus40(TM)Optional Life Insurance Rider was offered, in those states where approved, between September 17, 2001 and May 1, 2003. The description below of the Plus40(TM)benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40(TM)benefit.

The life insurance coverage provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American Skandia's general account and is not subject to, or registered as a security under, either the Securities Act of 1933 or the Investment Company Act of 1940. Information about the Plus40(TM)rider is included as an Appendix to this Prospectus to help you understand the Rider and the relationship between the Rider and the value of your Annuity. It is also included because you can elect to pay for the Rider with taxable withdrawals from your Annuity. The staff of the Securities and Exchange Commission has not reviewed this information. However, the information may be subject to certain generally applicable provisions of the Federal securities laws regarding accuracy and completeness.

The income tax-free life insurance payable to your Beneficiary(ies) under the Plus40(TM)rider is equal to 40% of the Account Value of your Annuity as of the date we receive due proof of death, subject to certain adjustments, restrictions and limitations described below.

ELIGIBILITY

The Plus40(TM)rider may be purchased as a rider on your Annuity. The Rider must cover those persons upon whose death the Annuity's death benefit becomes payable
- the Annuity's owner or owners, or the Annuitant (in the case of an entity owned Annuity). If the Annuity has two Owners, the Rider's death benefit is payable upon the first death of such persons. If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum allowable age to purchase the Plus40(TM)rider is 40; the maximum allowable age is 75. If the Rider is purchased on two lives, both persons must meet the age eligibility requirements. The Plus40(TM)rider is not available to purchasers who use their Annuity as a funding vehicle for a Tax Sheltered Annuity (or 403(b)) or as a funding vehicle for a qualified plan under Section 401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS

[X] If you die during the first 24 months following the effective date of the Plus40(TM)rider (generally, the Issue Date of your Annuity), the death benefit will be limited to the amount of any charges paid for the Rider while it was in effect. While we will return the charges you have paid during the applicable period as the death benefit, your Beneficiary(ies) will receive no additional life insurance benefit from the Plus40(TM)rider if you die within 24 months of its effective date.

[X] If you make a Purchase Payment within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Purchase Payment(s). If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

[X] If we apply Credits to your Annuity based on Purchase Payments, such Credits are treated as Account Value for purposes of determining the death benefit payable under the Plus40(TM)rider. However, if Credits were applied to Purchase Payments made within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Credits. If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on such Credits as an additional amount included in the death benefit under the Rider.

[X] If you become terminally ill (as defined in the Rider) and elect to receive a portion of the Plus40(TM)rider's death benefit under the Accelerated Death Benefit provision, the amount that will be payable under the Rider upon your death will be reduced. Please refer to the Accelerated Death Benefit provision described below.

[X] If charges for the Plus40(TM)rider are due and are unpaid as of the date the death benefit is being determined, such charges will be deducted from the amount paid to your Beneficiary(ies).

[X] If the age of any person covered under the Plus40(TM)rider is misstated, we will adjust any coverage under the Rider to conform to the facts. For example, if, due to the misstatement, we overcharged you for coverage under the Rider, we will add any additional charges paid to the amount payable to your Beneficiary(ies). If, due to the misstatement, we undercharged you for coverage under the Rider, we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

[X] On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately after the 95th birthday), coverage will terminate. No charge will be made for an Owner following the expiry date. If there are two Owners, the expiry date applies separately to each Owner; therefore, coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT

The Plus40(TM)rider is subject to a Maximum Death Benefit Amount based on the Purchase Payments applied to your Annuity. The Plus40(TM) rider may also be subject to a Per Life Maximum Benefit that is based on all amounts paid under any annuity contract we issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

[X] The Maximum Death Benefit Amount is 100% of the Purchase Payments increasing at 5% per year following the date each Purchase Payment is applied to the Annuity until the date of death. If Purchase Payments are applied to the Annuity within 24 months prior to the date of death, the Maximum Death Benefit Amount is decreased by the amount of such Purchase Payments.

[X] The Per Life Maximum Benefit applies to Purchase Payments applied to any such annuity contracts more than 24 months from the date of death that exceed $1,000,000. If you make Purchase Payments in excess of $1,000,000, we will reduce the aggregate death benefit payable under all Plus40(TM)riders, or similar riders issued by us, based on the combined amount of Purchase Payments in excess of $1,000,000 multiplied by 40%. If the Per Life Maximum Benefit applies, we will reduce the amount payable under each applicable Plus40(TM)rider on a pro-rata basis. If the Per Life Maximum Benefit applies upon your death, we will return any excess charges that you paid on the portion of your Account Value on which no benefit is payable. The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION

If you become terminally ill, you may request that a portion of the death benefit payable under the Plus40(TM)rider be prepaid instead of being paid to your Beneficiary(ies) upon your death. Subject to our requirements and where allowed by law, we will make a one time, lump sum payment. Our requirements include proof satisfactory to us, in writing, of terminal illness after the Rider's Effective Date.

The maximum we will pay, before any reduction, is the lesser of 50% of the Rider's death benefit or $100,000. If you elect to accelerate payment of a portion of the death benefit under the Plus40(TM)rider, the amount of the remaining death benefit is reduced by the prepaid amount accumulating at an annualized interest rate of 6.0%. Eligibility for an accelerated payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any medically-related surrender provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER

The Plus40(TM)rider has a current charge and a guaranteed maximum charge. The current charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity. The applicable percentages differ based on the attained age, last birthday of the Owner(s) or Annuitant (in the case of an entity owned Annuity) as of the date the charge is due. We reserve the right to change the current charge, at any time, subject to regulatory approval where required. If there are two Owners, we calculate the current charge that applies to each Owner individually and deduct the combined amount as the charge for the Rider. There is no charge based on a person's life after coverage expires as to that person. However, a charge will still apply to the second of two Owners (and coverage will continue for such Owner) if such Owner has not reached the expiry date.

               Percentage of
Attained Age   Account Value
------------   -------------
  Age 40-75         .80%
  Age 76-80        1.60%
  Age 81-85        3.20%
  Age 86-90        4.80%
   Age 91          6.50%
   Age 92          7.50%
   Age 93          8.50%
   Age 94          9.50%
   Age 95         10.50%

The charge for the Plus40(TM)rider may also be subject to a guaranteed maximum charge that will apply if the current charge, when applied to the Account Value, exceeds the guaranteed maximum charge. The guaranteed maximum charge is based on a charge per $1,000 of insurance.

We determine the charge for the Rider annually, in arrears. We deduct the charge: (1) upon your death; (2) on each anniversary of the Issue Date; (3) on the date that you begin receiving annuity payments; (4) if you surrender your Annuity other than a medically-related surrender; or (5) if you choose to terminate the Rider. If the Rider terminates for any of the preceding reasons on a date other than the anniversary of the Annuity's Issue Date, the charge will be prorated. During the first year after the Annuity's Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual charge through a redemption from your Annuity's Account Value or through funds other than those within the Annuity. If you do not elect a method of payment, we will automatically deduct the annual charge from your Annuity's Account Value. The manner in which you elect to pay for the Rider may have tax implications.

[X] If you elect to pay the charge through a redemption of your Annuity's Account Value, the withdrawal will be treated as a taxable distribution, and will generally be subject to ordinary income tax on the amount of any investment gain withdrawn. If you are under age 59 1/2, the distribution may also be subject to a 10% penalty on any gain withdrawn, in addition to ordinary income taxes. We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge.

[X] If you elect to pay the charge through funds other than those from your Annuity, we require that payment be made electronically in U.S. currency through a U.S. financial institution. If you elect to pay the charge through electronic transfer of funds and payment has not been received within 31 days from the due date, we will deduct the charge as a redemption from your Annuity, as described above.

TERMINATION

You can terminate the Plus40(TM)rider at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the Rider. The Plus40(TM)rider will terminate automatically on the date your Account Value is applied to begin receiving annuity payments, on the date you surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date. We may also terminate the Plus40(TM)rider, if necessary, to comply with our interpretation of the Code and applicable regulations. Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS

Changes in ownership and annuitant designations under the Annuity may result in changes in eligibility and charges under the Plus40(TM) rider. These changes may include termination of the Rider. Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION

A spousal beneficiary may elect to assume ownership of the Annuity instead of taking the Annuity's Death Benefit. However, regardless of whether a spousal beneficiary assumes ownership of the Annuity, the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity will continue. The spousal beneficiary can apply the death benefit proceeds under the Plus40(TM) rider to the Annuity as a new Purchase Payment, can purchase a new annuity contract or use the death benefit proceeds for any other purpose. Certain restrictions may apply to an Annuity that is used as a qualified investment. Spousal beneficiaries may also be eligible to purchase the Plus40(TM)rider, in which case the Annuity's Account Value, as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION

The Plus40(TM)rider was designed to qualify as a life insurance contract under the Code. As life insurance, under most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual Retirement Annuity (IRA), we consider the Plus40(TM)rider to be outside of your IRA, since premium for the Rider is paid for either with funds outside of your Annuity or with withdrawals previously subject to tax and any applicable tax penalty.

We believe payments under the accelerated payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free payments. To the extent permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally ill, or any other applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

APPENDIX E - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION
         OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM DEATH BENEFIT

If you purchased your Annuity before November 18, 2002 and were not a resident of the State of New York, the following optional death benefits were offered:

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit

If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.   the basic Death Benefit described above

     PLUS

2. 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Death Benefit Amount" includes your Account Value and any amounts added to your Account Value under the Annuity's basic Death Benefit when the Death Benefit is calculated. Under the basic Death Benefit, amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

"Proportional withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn.

The amount calculated in Items 1 & 2 above may be reduced by any Credits or Target Value Credits under certain circumstances.

The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.

NOTE: You may not elect the Enhanced Beneficiary Protection Optional Death Benefit if you have elected any other Optional Death Benefit.

Guaranteed Minimum Death Benefit

If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

[X] The Death Benefit Target Date is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

[X] The Highest Anniversary Value equals the highest of all previous "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

[X] The Anniversary Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

[X] A Proportional Reduction is a reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit

The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and

2. the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner's date of death at a rate of 5.0%, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and

3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

     The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date. The amount calculated in Items 1 & 3 above may be reduced by any Credits or Target Value Credits under certain circumstances.

     If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and

2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

     The amount calculated in Item 1 above may be reduced by any Credits or Target Value Credits under certain circumstances.

Annuities with joint Owners

For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities

For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances?

You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and the Guaranteed Minimum Death Benefit at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the benefit. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?

We deduct a charge from your Account Value if you elect to purchase either optional Death Benefit. The Enhanced Beneficiary Protection Death Benefit costs 0.25% of Account Value. The Guaranteed Minimum Death Benefit costs 0.30% of the current Death Benefit. The charges for these death benefits are deducted in arrears each Annuity Year. No charge applies after the Annuity Date. We deduct the charge:

1.   on each anniversary of the Issue Date;

2. when Account Value is transferred to our general account prior to the Annuity Date;

3.   if you surrender your Annuity; and

4. if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only)

If you surrender the Annuity, elect to begin receiving annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity's Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation

The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits or Target Value Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase

Assume that the Owner's Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

Purchase Payments =    $50,000
Account Value =        $75,000
Basic Death Benefit =  $75,000
Death Benefit Amount = $75,000 - $50,000 = $25,000

     Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit = $75,000 + $12,500 = $87,500

Examples with market decline

Assume that the Owner's Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

Purchase Payments =    $50,000
Account Value =        $40,000
Basic Death Benefit =  $50,000
Death Benefit Amount = $50,000 - $50,000 = $0

     Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit = $50,000 + $0 = $50,000

     In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation

The following are examples of how the Guaranteed Minimum Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits or Target Value Credits which may be recovered by American Skandia under certain circumstances.

Example of market increase

Assume that the Owner's Account Value has generally been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $90,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease

Assume that the Owner's Account Value generally increased until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death, the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease

Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value is $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

            PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT
           CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY
                  DESCRIBED IN PROSPECTUS WFVXT-PROS (05/2003).

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                                (print your name)

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Variable Annuity Issued by:                     Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                           AMERICAN SKANDIA
ASSURANCE CORPORATION                                    MARKETING, INCORPORATED
One Corporate Drive                                          One Corporate Drive
Shelton, Connecticut 06484                            Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                Telephone: 203-926-1888
http://www.americanskandia.com                    http://www.americanskandia.com

                               MAILING ADDRESSES:

                      AMERICAN SKANDIA - VARIABLE ANNUITIES
                                  P.O. Box 7040
                            Bridgeport, CT 06601-7040

                                  EXPRESS MAIL:
                      AMERICAN SKANDIA - VARIABLE ANNUITIES
                               One Corporate Drive
                                Shelton, CT 06484

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ASAP/ ASAP2/ EVA/ FUSI AS2/ ASAP III/ Wells ASAP III/ APEX/VA/ VIA-SUPP (01/2004) ASXT/ EVAXT/ FUSI XT/Wells XT/ASXT-FOUR/ FUSI XT-FOUR/ ASL/92001a0304 FUSI ASL/ Wells ASL/ ASPro/ Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/Wells APEX II/ ASL II/ FUSI ASL II/ASXT-SIX/ Wells XT-SIX/ VIAS/ VIAT/ VIAG -SUPP (01/2004)

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                 One Corporate Drive, Shelton, Connecticut 06484

This Prospectus describes the Evergreen Skandia Harvester XTra Credit Variable Annuity, a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("American Skandia", "we", "our" or "us"). The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 51. The Annuity or certain of its investment options and/or features may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

American Skandia offers several different annuities which your investment professional may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection, the ability to access your annuity's account value and the charges that you will be subject to if you choose to surrender the annuity. The fees and charges may also be different between each annuity.

If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage and that this Annuity may be subject to a contingent deferred sales charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?

This Annuity is frequently used for retirement planning because it allows you to accumulate retirement savings and also offers annuity payment options when you are ready to begin receiving income. The Annuity also offers one or more death benefits that can protect your retirement savings if you die during a period of declining markets. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA or Tax Sheltered Annuity (or 403(b)). It may also be used as an investment vehicle for "non-qualified" investments. The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a "non-qualified" investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified" investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the Internal Revenue Code. An Annuity may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including death benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the Annuity. You should consult with your investment professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by First Union Bank, the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves investment risks, including possible loss of value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE.

                  FOR FURTHER INFORMATION CALL 1-800-766-4530.

Prospectus Dated: May 1, 2003   Statement of Additional Information Dated: May 1, 2003
EVAXT - PROS - (05/2003)                                                     EVAXTPROS

  PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

If you purchase this Annuity, we apply an additional amount (an XTra Credit(SM)) to your account value with each purchase payment you make, including your initial purchase payment and any additional purchase payments.

[X] This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities. However, if you make a withdrawal that exceeds the free withdrawal amount or choose to surrender your Annuity, the contingent deferred sales charge (CDSC) on this Annuity is higher and is deducted for a longer period of time as compared to our other variable annuities. As with any annuity that features a CDSC, you should consider your need to access your account value during the CDSC period and whether the liquidity provision under the Annuity will satisfy that need. The CDSC is only deducted if you make a withdrawal that exceeds the free withdrawal amount or choose to surrender your Annuity. If you make a withdrawal or surrender your Annuity and are subject to a CDSC, we do not recover the XTra Credit(SM) amount.

[X] The XTra Credit(SM) amount is included in your account value. However, American Skandia may take back the original XTra Credit(SM) amount applied to your purchase payment if you die, or elect to withdraw all or a portion of your account value under the medically-related surrender provision, within 12 months of having received an XTra Credit(SM) amount. In either situation, the value of the XTra Credit(SM) amount could be substantially reduced. However, any investment gain on the XTra Credit(SM) amount will not be taken back. Additional conditions and restrictions apply. We do not deduct a CDSC in any situation where we take back the XTra Credit(SM) amount.

[X] We offer other annuities through investment professionals associated with other firms, where we apply an XTra Credit(SM) to your annuity with each purchase payment you make. The XTra Credit(SM) amount we apply to purchase payments on those annuities is initially higher than on this Annuity but reduces over time and only applies during the first six annuity years. The total asset-based charges on those annuities are higher during the first 10 years but are lower than this Annuity after the 10th year. The CDSC is also higher and is deducted for a longer period of time than on this Annuity; however the CDSC on those annuities applies from the issue date of the annuity, not separately to each purchase payment.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

[X] This Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of premium payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.

[X] This Annuity offers both variable and fixed investment options. If you allocate your Account Value to variable investment options, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed investment options of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

[X] The Annuity features two distinct phases - the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options. The variable investment options, each a Sub-account of American Skandia Life Assurance Corporation Variable Account B, invest in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: Evergreen Variable Annuity Trust, American Skandia Trust, INVESCO Variable Investment Funds, Inc. and Davis Variable Account Fund, Inc.

[X] During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed or variable basis.

[X] This Annuity offers two different types of Credits. We add a Credit to your Annuity with each Purchase Payment we receive. We also provide an additional 1% credit on Purchase Payments made within the first year and may provide certain additional benefits if your Account Value has not reached a Target Value on its 10th anniversary.

[X]  This Annuity offers a basic Death Benefit.

[X] You are allowed to withdraw a limited amount of money from your Annuity on an annual basis without any charges. Other product features allow you to access your Account Value as necessary, although a charge may apply.

[X] Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.

HOW DO I PURCHASE THIS ANNUITY?

We sell the Annuity through licensed, registered investment professionals. You must complete an application and submit a minimum initial purchase payment of $1,000. We may allow you to make a lower initial purchase payment provided you establish a bank drafting program under which purchase payments received in the first Annuity Year total at least $1,000. If the Annuity is owned by an individual or individuals, the oldest of those persons must be age 80 or under. If the Annuity is owned by an entity, the annuitant must be age 80 or under.

                                TABLE OF CONTENTS

GLOSSARY OF TERMS.............................................................................    5
SUMMARY OF CONTRACT FEES AND CHARGES..........................................................    6
EXPENSE EXAMPLES..............................................................................    9
INVESTMENT OPTIONS............................................................................   10
   WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?.........................   10
   WHAT ARE THE FIXED INVESTMENT OPTIONS?.....................................................   11
FEES AND CHARGES..............................................................................   14
   WHAT ARE THE CONTRACT FEES AND CHARGES?....................................................   14
   WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?..............................   14
   WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?...............................................   15
   WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?...............................................   15
   WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?..................................   15
   EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES..................................................   15
PURCHASING YOUR ANNUITY.......................................................................   16
   WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?......................................   16
MANAGING YOUR ANNUITY.........................................................................   17
   MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?............................   17
   MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?..............................................   17
   MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?...................................................   17
   MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?...............................   18
   MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?...........................   18
MANAGING YOUR ACCOUNT VALUE...................................................................   18
   HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?...............................................   18
   HOW DO I RECEIVE CREDITS?..................................................................   18
   HOW ARE CREDITS APPLIED TO MY ACCOUNT VALUE?...............................................   19
   ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?.................   20
   DO YOU OFFER DOLLAR COST AVERAGING?........................................................   21
   DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?...........................................   21
   DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?........   21
   MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?...........................   23
   HOW DO THE FIXED INVESTMENT OPTIONS WORK?..................................................   24
   HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?..........................................   24
   HOW DOES THE MARKET VALUE ADJUSTMENT WORK?.................................................   25
   WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?.............................................   26
AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE......................................................   26
ACCESS TO ACCOUNT VALUE.......................................................................   27
   WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?...........................................   27
   ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?..............................................   27
   CAN I WITHDRAW A PORTION OF MY ANNUITY?....................................................   28
   HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?..............................................   28
   IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?................................................   29
   CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?...........   29
   DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?...   30
   WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?.........................   30
   CAN I SURRENDER MY ANNUITY FOR ITS VALUE?..................................................   30
   WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?................................   30
   WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?...............................................   31
   HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?.......................................   32
   HOW ARE ANNUITY PAYMENTS CALCULATED?.......................................................   32
DEATH BENEFIT.................................................................................   33
   WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?..............................................   33
   Basic Death Benefit........................................................................   33
   OPTIONAL DEATH BENEFITS....................................................................   34
   PAYMENT OF DEATH BENEFITS..................................................................   36
VALUING YOUR INVESTMENT.......................................................................   38
   HOW IS MY ACCOUNT VALUE DETERMINED?........................................................   38
   WHAT IS THE SURRENDER VALUE OF MY ANNUITY?.................................................   38
   HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?................................................   38
   HOW DO YOU VALUE FIXED ALLOCATIONS?........................................................   38
   WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?................................................   38
   WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?..............   39
TAX CONSIDERATIONS............................................................................   39
   WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?...........................   39
   HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?..................................   39
   IN GENERAL, HOW ARE ANNUITIES TAXED?.......................................................   40
   HOW ARE DISTRIBUTIONS TAXED?...............................................................   40
   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED
      CONTRACTS?..............................................................................   42
   HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?......................................   43
   GENERAL TAX CONSIDERATIONS.................................................................   43
GENERAL INFORMATION...........................................................................   44
   HOW WILL I RECEIVE STATEMENTS AND REPORTS?.................................................   44
   WHO IS AMERICAN SKANDIA?...................................................................   45
   WHAT ARE SEPARATE ACCOUNTS?................................................................   45
   WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?.......................................   46
   WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?.....................................   47
   AVAILABLE INFORMATION......................................................................   49
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................   49
   HOW TO CONTACT US..........................................................................   49
   INDEMNIFICATION............................................................................   50
   LEGAL PROCEEDINGS..........................................................................   50
   CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION........................................   51
APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA.....................................    1
AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA LIFE ASSURANCE CORPORATION......   11
APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B.........................    1
APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS...........................................    1

                                GLOSSARY OF TERMS

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

Account Value: The value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. The Account Value is calculated before we assess any applicable Contingent Deferred Sales Charge ("CDSC") and/or any Annual Maintenance Fee. The Account Value includes any additional amounts we applied to your Purchase Payments that we are entitled to recover under certain circumstances. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization: The application of Account Value to one of the available annuity options for the Annuitant to begin receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence. A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed Allocation: An allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim Value: The value of a Fixed Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value adjustment used in the determination of Account Value of each Fixed Allocation on any day other than the Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender Value: The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus any applicable CDSC, Annual Maintenance Fee, Tax Charge, the charge for any optional benefits and any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity.

Unit: A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and charges for the Annuity. Some fees and charges are assessed against your Annuity while others are assessed against assets allocated to the variable investment options. The fees and charges that are assessed against the Annuity include the Contingent Deferred Sales Charge, Transfer Fee, Annual Maintenance Fee, and any charge for optional death benefits you elected. The charges that are assessed against the variable investment options are the Insurance Charge, which is the combination of a mortality and expense risk charge, a charge for administration of the Annuity and any charge for the Guaranteed Return Option if elected. Each underlying mutual fund portfolio assesses a charge for investment management, other expenses and with some mutual funds, a 12b-1 charge. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying mutual funds. Tax charges may vary by state and in certain states, a premium tax charge may be applicable. All of these fees and charges are described in more detail within this Prospectus.

The following table provides a summary of the fees and charges you will incur if you surrender the Annuity or transfer Account Value among investment options. These fees and charges are described in more detail within this Prospectus.

                        YOUR TRANSACTION FEES AND CHARGES
                         (assessed against the Annuity)

     FEE/CHARGE                             Amount Deducted
-------------------   ----------------------------------------------------------
Contingent Deferred   8.5%
Sales
                      Charge* The charge is a percentage of each applicable
                      Purchase Payment deducted upon surrender or withdrawal.
                      The period is measured from the date each Purchase Payment is allocated.

Transfer Fee          $10.00

                      (Deducted after the 20th transfer each Annuity Year)

* The following are the Contingent Deferred Sales Charges (as a percentage of each applicable Purchase Payment) upon surrender or withdrawal.

Yr. 1   Yr. 2   Yr. 3   Yr. 4   Yr. 5   Yr. 6   Yr. 7   Yr. 8   Yr. 9+
-----   -----   -----   -----   -----   -----   -----   -----   ------
 8.5%    8.5%    8.5%    8.5%    7.5%    5.5%    3.5%    1.5%     0.0%

The following table provides a summary of the periodic fees and charges you will incur while you own the Annuity, excluding the underlying mutual fund Portfolio annual expenses. These fees and charges are described in more detail within this Prospectus.

                         YOUR PERIODIC FEES AND CHARGES

                 ANNUAL FEES/CHARGES ASSESSED AGAINT THE ANNUITY

     FEE/CHARGE                             Amount Deducted
-------------------   ----------------------------------------------------------
Annual Maintenance    Smaller of $30 or 2% of Account Value (Assessed annually
Fee                   on the Annuity's anniversary date or upon surrender)

                    ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS*
      (as a percentage of the average daily net assets of the Sub-accounts)

     FEE/CHARGE                             Amount Deducted
-------------------   ----------------------------------------------------------
Mortality & Expense   1.25%
Risk Charge

Administration        0.15%
Charge

Total Annual          1.40% per year of the value of each Sub-account
Charges of the
Sub-accounts**

* These charges are deducted daily and apply to Variable Investment Options only.

** The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge" elsewhere in this Prospectus.

The following table provides a summary of the fees and charges you will incur if you elect the following optional benefit. These fees and charges are described in more detail within this Prospectus.

                     YOUR OPTIONAL BENEFIT FEES AND CHARGES

                                                     Optional Benefit Fee/
                 Optional Benefit                            Charge          Total Annual Charge*
--------------------------------------------------   ---------------------   --------------------
GUARANTEED RETURN OPTION

We offer a program that guarantees a "return of        0.25% of average             1.65%
premium" at a future date, while allowing you to      daily net assets of
allocate all or a portion of your Account Value to     the Sub-accounts
the Sub-accounts of your choice.

Please refer to the section of the Prospectus that describes each optional benefit for a complete description of the benefit, including any restrictions or limitations that may apply.

* The Total Annual Charge includes the Insurance Charge assessed against the Annuity.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") as of December 31, 2002. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

                    Total Annual Portfolio Operating Expenses

                                    Minimum   Maximum
                                    -------   -------
Total Portfolio Operating Expense     0.70%     1.39%

The following are the investment management fees, other expenses, 12b-1 fees (if applicable), and the total annual expenses for each underlying mutual fund ("Portfolio") as of December 31, 2002, except as noted. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the underlying Portfolios, a portion of the management fee is being waived and/or other expenses are being partially reimbursed. "N/A" indicates that no portion of the management fee and/or other expenses is being waived and/or reimbursed. The "Net Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses and any 12b-1 fees, net of any fee waivers and expense reimbursements. The following expenses are deducted by the underlying Portfolio before it provides American Skandia with the daily net asset value. Any footnotes about expenses appear after the list of all the Portfolios. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                                                        Fee           Net
                                                                                    Total Annual      Waivers        Annual
                                                                                      Portfolio         and        Portfolio
                                               Management     Other                   Operating       Expense      Operating
            UNDERLYING PORTFOLIO                  Fees      Expenses   12b-1 Fees     Expenses     Reimbursement    Expenses
--------------------------------------------   ----------   --------   ----------   ------------   -------------   --------
Evergreen Variable Annuity Trust:
   Global Leaders                                 0.87%       0.31%       0.00%          1.18%         0.18%         1.00%
   Special Equity                                 0.92%       0.26%       0.00%          1.18%         0.15%         1.03%
   Small Cap Value                                0.87%       0.26%       0.00%          1.13%         0.13%         1.00%
   Omega                                          0.52%       0.18%       0.00%          0.70%         0.00%         0.70%
   Capital Growth                                 0.80%       0.22%       0.00%          1.02%         0.00%         1.02%
   Blue Chip                                      0.80%       0.22%       0.00%          1.02%         0.00%         1.02%
   Equity Index                                   0.32%       0.35%       0.00%          0.67%         0.37%         0.30%
   Foundation                                     0.75%       0.16%       0.00%          0.91%         0.00%         0.91%
   Strategic Income                               0.75%       0.16%       0.00%          0.91%         0.00%         0.91%
American Skandia Trust: /1/
   AST Strong International Equity                0.88%       0.21%       0.12%          1.21%         0.00%         1.21%
   AST MFS Growth                                 0.90%       0.18%       0.10%          1.18%         0.00%         1.18%
   AST Goldman Sachs Concentrated Growth /2/      0.90%       0.15%       0.04%          1.09%         0.06%         1.03%
   AST MFS Growth with Income                     0.90%       0.28%       0.01%          1.19%         0.00%         1.19%
   AST Federated High Yield                       0.75%       0.19%       0.00%          0.94%         0.00%         0.94%
   AST Money Market                               0.50%       0.13%       0.00%          0.63%         0.05%         0.58%
INVESCO Variable Investment Funds, Inc.:
   Dynamics                                       0.75%       0.37%       0.00%          1.12%         0.00%         1.12%
   Technology                                     0.75%       0.36%       0.00%          1.11%         0.00%         1.11%
Davis Variable Account Fund, Inc:
   Davis Value                                    0.75%       0.08%       0.00%          0.83%         0.00%         0.83%

/1/ The Investment Manager of American Skandia Trust (the "Trust") has agreed to reimburse and/or waive fees for certain Portfolios until at least April 30, 2004. The caption "Total Annual Portfolio Operating Expenses" reflects the Portfolios' fees and expenses before such waivers and reimbursements, while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and reimbursements. The Trust adopted a Distribution Plan (the "Distribution Plan") under Rule 12b-1 of the Investment Company Act of 1940 to permit an affiliate of the Trust's Investment Manager to receive brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these commissions to promote the sale of shares of such Portfolios. While the brokerage commission rates and amounts paid by the various Portfolios are not expected to increase as a result of the Distribution Plan, the staff of the Securities and Exchange Commission takes the position that commission amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios. The Distribution Fee estimates are derived and annualized from data regarding commission amounts directed under the Distribution Plan. Although there are no maximum amounts allowable, actual commission amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.

EXPENSE EXAMPLES

These examples are designed to assist you in understanding the various expenses you may incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect the Contingent Deferred Sales Charges (when applicable), Annual Maintenance Fee (when applicable), Insurance Charge, and the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), as well as the charge for the optional benefit that is offered under the Annuity. The Securities and Exchange Commission ("SEC") requires these examples.

Below are examples showing what you would pay in expenses at the end of the stated time periods for each Sub-account had you invested $10,000 in the Annuity and received a 5% annual return on assets, and elected the optional benefit available.

The examples shown assume that: (a) you only allocate Account Value to the Sub-account with the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), not to a Fixed Allocation; (b) the Insurance Charge is assessed as 1.40% per year; (c) the Annual Maintenance Fee (when applicable) is reflected as an asset-based charge based on an assumed average contract size; (d) you make no withdrawals of Account Value during the period shown; (e) you make no transfers, withdrawals, surrender or other transactions for which we charge a fee during the period shown; (f) no tax charge applies;
(g) the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above) are reflected; (h) the charge for the optional benefit is reflected as a charge equal to 0.25% for the Guaranteed Return Option; and
(i) the Credit applicable to your Annuity is 3% of Purchase Payments. The Credit may be less when total Purchase Payments are less then $10,000 and may be more when total Purchase Payments are at least $1,000,000 (see "How do I Receive Credits?"). The examples do not reflect the impact of any Target Value Credits that may be applied to Purchase Payments within the first Annuity Year. Amounts shown in the examples are rounded to the nearest dollar.

Expense Examples are provided as follows: 1.) if you surrender the Annuity at the end of the stated time period; 2.) if you annuitize at the end of the stated time period; and 3.) if you do not surrender your Annuity.

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU DO NOT ELECT THE OPTIONAL BENEFIT AVAILABLE OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

If you surrender your contract at the end of the applicable time period:

1 year   3 years   5 years   10 years
------   -------   -------   --------
 1178      1851      2447      3544

If you annuitize at the end of the applicable time period:

1 year   3 years   5 years   10 years
------   -------   -------   --------
  328      1001      1697      3544

If you do not surrender your contract:

1 year   3 years   5 years   10 years
------   -------   -------   --------
  328      1001      1697      3544

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable investment option is a Sub-account of American Skandia Life Assurance Corporation Variable Account B (see "What are Separate Accounts" for more detailed information.) Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix "AST" are Portfolios of American Skandia Trust. The investment manager for AST is American Skandia Investment Services, Incorporated, an affiliated company of American Skandia. However, a sub-advisor, as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

                                                                                           PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                          INVESTMENT OBJECTIVES/POLICIES                       SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
GLOBAL EQUITY          Evergreen VA Global Leaders: seeks to provide investors     Evergreen Investment
                       with long-term capital growth. The Portfolio normally       Management Company, LLC
                       invests as least 65% of its assets in a diversified
                       portfolio of U.S. and non-U.S. equity securities of
                       companies located in the world's major industrialized
                       countries. The Portfolio will invest in no less than
                       three countries, which may include the U.S., but may
                       invest more than 25% of its assets in one country. The
                       Portfolio invests only in the best 100 companies, which
                       are selected by the Portfolio's manager based on as high
                       return on equity, consistent earnings growth, established
                       market presence and industries or sectors with
                       significant growth prospects.

SMALL CAP EQUITY       Evergreen VA Special Equity: seeks capital growth. The      Evergreen Investment
                       Portfolio normally invests at least 80% of its assets in    Management Company, LLC
                       common stocks of small U.S. companies (i.e., companies
                       whose market capitalizations fall within the range of the
                       Russell 2000(R)Index, at the time of purchase). The
                       remaining 20% of the Portfolio's assets may be
                       represented by cash or invested in various cash
                       equivalents. The Portfolio's manager selects stocks of
                       companies which it believes have the potential for
                       accelerated growth in earnings and price.

SMALL CAP EQUITY       Evergreen VA Small Cap Value: seeks capital growth. The     Evergreen Investment
                       Portfolio normally invests at least 80% of its assets in    Management Company, LLC
                       common stocks of small U.S. companies (i.e. companies
                       whose market capitalizations fall within the range of the
                       Russell 2000(R)Index, at the time of purchase). The
                       remaining 20% of the Portfolio's assets may be
                       represented by cash or invested in various cash
                       equivalents or common stocks of any market
                       capitalization. The Portfolio's advisor seeks to limit
                       the investment risk of small company investing by seeking
                       stocks that trade below what it considers their intrinsic
                       value.

MID-CAP EQUITY         Evergreen VA Omega: seeks long-term capital growth. The     Evergreen Investment
                       Portfolio invests primarily in common stocks and            Management Company, LLC
                       securities convertible into common stocks of U.S.
                       companies across all market capitalizations. The
                       Portfolio's managers employ a growth style of equity
                       management. "Growth" stocks are stocks of companies that
                       the Portfolio's managers believe have anticipated
                       earnings ranging from steady to accelerated growth.

LARGE CAP EQUITY       Evergreen VA Capital Growth: seeks to provide long-term     Evergreen Investment
                       capital growth. The Portfolio invests primarily in common   Management Company, LLC/
                       stocks. The Portfolio may also invest in preferred          Pilgrim Baxter &
                       stocks, convertible preferred stocks, convertible           Associates, Ltd.
                       debentures, and any other class or type of security which
                       the portfolio manager believes offers the potential for
                       capital growth. In selecting investments, the investment
                       adviser attempts to identify securities it believes will
                       provide capital growth over the intermediate and
                       long-term due to changes in the financial condition of
                       issuers, changes in financial conditions generally, or
                       other factors.

LARGE CAP EQUITY       Evergreen VA Blue Chip: seeks capital growth with the       Evergreen Investment
                       potential for income. The Portfolio normally invests at     Management Company, LLC
                       least 80% of its assets in "blue chip" stocks. Blue chip
                       stocks are the common stocks of well-established, large
                       U.S. companies with a long history of performance,
                       typically recognizable names representing a broad range
                       of industries. The market capitalization of the stocks
                       selected will be within the range tracked by the S&P 500
                       Index, at the time of purchase. The remaining 20% of the
                       Portfolio's assets may be represented by cash or invested
                       in other types of equity securities, various cash
                       equivalents or represented by cash. The Portfolio's stock
                       selection is based on a diversified style of equity
                       management that allows it to invest in both growth- and
                       value-oriented securities.

S&P 500 INDEX          Evergreen VA Equity Index: seeks investment results that    Evergreen Investment
                       achieve price and yield performance similar to the          Management Company, LLC
                       Standards and Poor's 500 Composite Price Index ("S&P 500
                       Index")*. The Portfolio invests substantially all of its
                       total assets in equity securities that represent a
                       composite of the S&P 500 Index. The S&P 500 is an
                       unmanaged index of 500 common stocks chosen to reflect
                       the industries of the U.S. economy and is often
                       considered a proxy for the stock market in general.

                       *"Standard & Poor's(R)," "S&P(R)," "S&P 500(R),"
                       "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill Companies, Inc. and have been licensed for use by Evergreen Investment Management Company, LLC. The
                       Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

                                                                                           PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                          INVESTMENT OBJECTIVES/POLICIES                       SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
BALANCED               Evergreen VA Foundation: seeks capital growth and current   Management Company, LLC
                       income. The Portfolio invests in a combination of common
                       stocks, preferred stocks and securities convertible or
                       exchangeable for common stocks of large U.S. companies
                       (i.e., companies whose market capitalization falls within
                       the range tracked by the Russell 1000(R)Index, at the
                       time of purchase). Under normal circumstances, the
                       Portfolio will invest at least 25% of its assets in debt
                       securities and the remainder in equity securities.

INTERNATIONAL          Evergreen VA Strategic Income: seeks high current income    Evergreen Investment
BOND                   from interest on debt securities. Secondarily, the          Evergreen Investment
                       Portfolio considers potential for growth of capital in      Management Company, LLC
                       selecting securities. The Portfolio intends to allocate
                       its assets principally between domestic high-yield,
                       high-risk bonds and debt securities (which may be
                       denominated in U.S. dollars or in non-U.S. currencies) of
                       foreign governments and foreign corporations. In
                       addition, the Portfolio will, from time to time, allocate
                       a portion of its assets to U.S. government securities,
                       including zero-coupon U.S. Treasury securities,
                       asset-backed securities, mortgage-backed securities and
                       money market instruments. This allocation will be made on
                       the basis of the Portfolio manager's assessment of global
                       opportunities for high income and high investment return.
                       From time to time, the Portfolio may invest 100% of its
                       assets in U.S. or foreign securities.

INTERNATIONAL          AST Strong International Equity: seeks long-term capital    Strong Capital
EQUITY                 growth by investing in a diversified portfolio of           Management, Inc.
                       international equity securities the issuers of which are
                       considered to have strong earnings momentum. The
                       Portfolio seeks to meet its objective by investing, under
                       normal market conditions, at least 80% of its total
                       assets in a diversified portfolio of equity securities of
                       companies located or operating in developed non-U.S.
                       countries and emerging markets of the world. The
                       Sub-advisor intends to focus on companies with an
                       above-average potential for long-term growth and
                       attractive relative valuations. The Sub-advisor selects
                       companies based on five key factors: growth, valuation,
                       management, risk and sentiment.

LARGE CAP GROWTH       AST MFS Growth: seeks long-term capital growth and future   Massachusetts Financial
                       income. Under normal market conditions, the Portfolio       Services Company
                       invests at least 80% of its total assets in common stocks
                       and related securities, such as preferred stocks,
                       convertible securities and depositary receipts, of
                       companies that the Sub-advisor believes offer better than
                       average prospects for long-term growth. The Sub-advisor
                       seeks to purchase securities of companies that it
                       considers well-run and poised for growth. The Portfolio
                       may invest up to 35% of its net assets in foreign
                       securities.

LARGE CAP GROWTH       AST Goldman Sachs Concentrated Growth (f/k/a AST JanCap     Goldman Sachs Asset
                       Growth): seeks growth of capital in a manner consistent     Management
                       with the preservation of capital. Realization of income
                       is not a significant investment consideration and any
                       income realized on the Portfolio's investments,
                       therefore, will be incidental to the Portfolio's
                       objective. The Portfolio will pursue its objective by
                       investing primarily in equity securities of companies
                       that the Sub-advisor believes have potential to achieve
                       capital appreciation over the long-term. The Portfolio
                       seeks to achieve its investment objective by investing,
                       under normal circumstances, in approximately 30 - 45
                       companies that are considered by the Sub-advisor to be
                       positioned for long-term growth.

GROWTH AND INCOME      AST MFS Growth with Income: seeks long term growth of       Massachusetts Financial
                       capital with a secondary objective to seek reasonable       Services Company
                       current income. Under normal market conditions, the
                       Portfolio invests at least 65% of its net assets in
                       common stocks and related securities, such as preferred
                       stocks, convertible securities and depositary receipts.
                       The stocks in which the Portfolio invests generally will
                       pay dividends. While the Portfolio may invest in
                       companies of any size, the Portfolio generally focuses on
                       companies with larger market capitalizations that the
                       Sub-advisor believes have sustainable growth prospects
                       and attractive valuations based on current and expected
                       earnings or cash flow. The Portfolio may invest up to 20%
                       of its net assets in foreign securities.

                                                                                           PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                          INVESTMENT OBJECTIVES/POLICIES                       SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
HIGH YIELD BOND        AST Federated High Yield: seeks high current income by      Federated Investment
                       investing primarily in a diversified portfolio of fixed     Counseling
                       income securities. The Portfolio will invest at least 80%
                       of its assets in fixed income securities rated BBB and
                       below. These fixed income securities may include
                       preferred stocks, convertible securities, bonds,
                       debentures, notes, equipment lease certificates and
                       equipment trust certificates. A fund that invests
                       primarily in lower-rated fixed income securities will be
                       subject to greater risk and share price fluctuation than
                       a typical fixed income fund, and may be subject to an
                       amount of risk that is comparable to or greater than many
                       equity funds.

MONEY MARKET           AST Money Market: seeks high current income and maintain    Wells Capital
                       high levels of liquidity. The Portfolio attempts to         Management, Inc.
                       accomplish its objective by maintaining a dollar-weighted
                       average maturity of not more than 90 days and by
                       investing in securities which have effective maturities
                       of not more than 397 days.

MID-CAP EQUITY         INVESCO Variable Investment Funds - Dynamics: seek          INVESCO Funds Group,
                       long-term capital growth. The Portfolio invests at least    Inc.
                       65% of its assets in common stocks of mid-sized
                       companies. INVESCO defines mid-sized companies as
                       companies that are included in the Russell Midcap Growth
                       Index at the time of purchase, or if not included in that
                       Index, have market capitalizations of between $2.5
                       billion and $15 billion at the time of purchase. The core
                       of the Portfolio's investments are in securities of
                       established companies that are leaders in attractive
                       growth markets with a history of strong returns. The
                       remainder of the Portfolio is invested in securities of
                       companies that show accelerating growth, driven by
                       product cycles, favorable industry or sector conditions,
                       and other factors that INVESCO believes will lead to
                       rapid sales or earnings growth.

SECTOR                 INVESCO Variable Investment Funds - Technology: seeks       INVESCO Funds Group,
                       capital growth. The Portfolio normally invests 80% of its   Inc.
                       net assets in the equity securities and equity-related
                       instruments of companies engaged in technology-related
                       industries. These include, but are not limited to,
                       various applied technologies, hardware, software,
                       semiconductors, telecommunications equipment and services
                       and service-related companies in information technology.
                       Many of these products and services are subject to rapid
                       obsolescence, which may lower market value of the
                       securities of the companies in this sector. At any given
                       time, 20% of the Portfolio's assets is not required to be
                       invested in the sector.

LARGE CAP EQUITY       Davis Value: seeks long-term growth of capital. Under       Davis Selected Advisers,
                       normal circumstances the Portfolio invests the majority     L.P.
                       of its assets in equity securities issued by companies
                       with market capitalizations of at least $10 billion that
                       the advisor believes are of high quality and whose shares
                       are selling at attractive prices. The advisor selects
                       stocks with the intention of holding them for the long
                       term.

WHAT ARE THE FIXED INVESTMENT OPTIONS?

We offer fixed investment options of different durations during the accumulation period. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods from 1 to 10 years. We may also offer special purpose Fixed Allocations for use with certain optional investment programs. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations may not be available in all states. Availability of Fixed Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call American Skandia at 1-800-766-4530 to determine availability of Fixed Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent Deferred Sales Charge: We do not deduct a sales charge from Purchase Payments you make to your Annuity. However, we may deduct a Contingent Deferred Sales Charge or CDSC if you surrender your Annuity or when you make a partial withdrawal. The CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials and other promotional expenses. The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable Annuity Year. For purposes of calculating the CDSC, we consider the year following the date we receive a Purchase Payment as Year 1. The amount of the CDSC applicable to each Purchase Payment decreases over time, measured from the date the Purchase Payment is applied. The CDSC percentages are shown below.

YEARS         1     2     3     4     5     6     7     8     9+
----------   ---   ---   ---   ---   ---   ---   ---   ---   ---
CHARGE (%)   8.5   8.5   8.5   8.5   7.5   5.5   3.5   1.5   0.0

Each Purchase Payment has its own CDSC period. When you make a withdrawal, we assume that the oldest Purchase Payment is being withdrawn first so that the lowest CDSC is deducted from the amount withdrawn. After eight (8) complete years from the date you make a Purchase Payment, no CDSC will be assessed if you withdraw or surrender that Purchase Payment. Under certain circumstances you can withdraw a limited amount of Account Value without paying a CDSC. This is referred to as a "Free Withdrawal." Free Withdrawals are not treated as a withdrawal of Purchase Payments for purposes of calculating the CDSC on a subsequent withdrawal or surrender. Withdrawals of amounts greater than the maximum Free Withdrawal amount are treated as a withdrawal of Purchase Payments and will be assessed a CDSC. For purposes of calculating the CDSC on a surrender or a partial withdrawal, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

We may waive the CDSC under certain medically-related circumstances or when taking a Minimum Distribution from an Annuity purchased as a "qualified" investment. Free Withdrawals, Medically-Related Surrenders and Minimum Distributions are each explained more fully in the section entitled "Access to Your Account Value".

Transfer Fee: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a dollar cost averaging program when we count the twenty free transfers. Transfers made as part of a rebalancing, market timing or third party investment advisory service will be subject to the twenty-transfer limit. However, all transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $30.00 or 2% of your Account Value invested in the variable investment options, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.

Tax Charges: Several states and some municipalities charge premium taxes or similar taxes. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed, but may also decide to deduct tax charges from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance Charge: We deduct an Insurance Charge daily against the average daily assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge (1.25%) and the Administration Charge (0.15%). The total charge is equal to 1.40% on an annual basis. The Insurance Charge is intended to compensate American Skandia for providing the insurance benefits under the Annuity, including the Annuity's basic death benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance Charge that is deducted for administrative costs; however, any increase will only apply to Annuities issued after the date of the increase.

American Skandia may make a profit on the Insurance Charge if, over time, the actual cost of providing the guaranteed insurance obligations under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering the Annuity and to offset a portion of the costs associated with offering Credits which are funded through American Skandia's general account. The Insurance Charge is deducted against your Annuity's Account Value, which includes the amount of any Credits we apply to your Purchase Payments and any increases or decreases in your Account Value based on market fluctuations of the Sub-accounts. Any profit that American Skandia may make on the Insurance Charge may include a profit on the portion of the Account Value that represents Credits applied to the Annuity, as well as profits based on market appreciation of the Sub-account values.

The Insurance Charge is not deducted against assets allocated to a Fixed Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

Optional Benefits: If you elect to purchase the Guaranteed Return Option, we will deduct an additional charge on a daily basis from your Account Value allocated to the Sub-accounts. The additional charge is included in the daily calculation of the Unit Price for each Sub-account. If you elect to purchase one or more optional death benefits, we will deduct the annual charge from your Account Value on the anniversary of your Annuity's Issue Date. Under certain circumstances, we may deduct a pro-rata portion of the annual charge for any optional benefit. The charge for each optional benefit is deducted in addition to the Insurance Charge due to the increased insurance risk associated with the optional benefit. Please refer to the section entitled "Death Benefit" for a description of the charge for each Optional Death Benefit. Please refer to the section entitled "Managing Your Account Value - Do you offer programs designed to guarantee a "return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?

We do not assess any charges directly against the Portfolios. However, each Portfolio charges a total annual fee comprised of an investment management fee, operating expenses and any distribution and service (12b-1) fees that may apply. These fees are deducted daily by each Portfolio before it provides American Skandia with the net asset value as of the close of business each day. More detailed information about fees and charges can be found in the prospectuses for the Portfolios. Please also see "Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?

No specific fee or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. Any CDSC or Tax Charge applies to amounts that are taken from the variable investment options or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?

In certain states a tax is due if and when you exercise your right to receive periodic annuity payments. The amount payable will depend on the applicable jurisdiction and on the annuity payment option you select. If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of the CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase Payment: You must make a minimum initial Purchase Payment of $1,000. However, if you decide to make payments under a systematic investment or "bank drafting" program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, you make at least $1,000 in total Purchase Payments.

Where allowed by law, initial Purchase Payments in excess of $1,000,000 require our approval prior to acceptance. We may apply certain limitations and/or restrictions on the Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under the Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under the Annuity or restricting the Sub-accounts that are available. Other limitations and/or restrictions may apply.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to American Skandia. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to American Skandia via wiring funds through your investment professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an arrangement called "bank drafting" where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Age Restrictions: The Owner must be age 80 or under as of the Issue Date of the Annuity. If the Annuity is owned jointly, the oldest of the Owners must be age 80 or under on the Issue Date. If the Annuity is owned by an entity, the Annuitant must be age 80 or under as of the Issue Date. You should consider your need to access your Account Value and whether the Annuity's liquidity features will satisfy that need. If you take a distribution prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. The availability of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

Additional Purchase Payments may be made at any time before the Annuity Date as long as the oldest Owner or Annuitant (if the Annuity is entity owned) is not over age 80.

Special Considerations for Purchasers of Bonus or Credit Products

[X] This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities and does not charge an additional amount for the XTra Credit(SM) feature. However, if you make a withdrawal that exceeds the annual free withdrawal amount or choose to surrender your Annuity, the contingent deferred sales charge (CDSC) on this Annuity is higher and is deducted for a longer period of time as compared to our other variable annuities. If you expect that you will need to access your Account Value during the CDSC period and the liquidity provisions are insufficient to satisfy that need, then this Annuity may be more expensive than other variable annuities.

[X] The XTra Credit(SM) amount is included in your Account Value. However, American Skandia may take back the original XTra Credit(SM) amount applied to your Purchase Payment if you die, or elect to withdraw all or a portion of your Account Value under the medically-related waiver provision, within 12 months of having received an XTra Credit(SM) amount. In either situation, the value of the XTra Credit(SM) amount could be substantially reduced. However, any investment gain on the XTra Credit(SM) amount will not be taken back. Additional conditions and restrictions apply.

[X] We offer other annuities through investment professionals associated with other firms, where we apply an XTra Credit(SM) to your annuity with each purchase payment you make. The XTra Credit(SM) amount we apply to purchase payments on those annuities is initially higher than on this Annuity but reduces over time and only applies during the first six annuity years. The total asset-based charges on those annuities are higher during the first 10 years but are lower than this Annuity after the 10th year. The CDSC is also higher and is deducted for a longer period of time than on this Annuity; however the CDSC on those annuities applies from the issue date of the annuity, not separately to each purchase payment.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

[X] Owner: The Owner(s) holds all rights under the Annuity. You may name more than one Owner in which case all ownership rights are held jointly. However, this Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."

[X] Annuitant: The Annuitant is the person we agree to make annuity payments to and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.

[X] Beneficiary: The Beneficiary is the person(s) or entity you name to receive the death benefit. If no beneficiary is named the death benefit will be paid to you or your estate.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?

You may change the Owner, Annuitant and Beneficiary designations by sending us a request in writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:

[X] a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;

[X]  a new Annuitant subsequent to the Annuity Date;

[X] for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and

[X] a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. The Death Benefit that would have been payable will be the new Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. No CDSC will apply to the new Account Value. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant

If the Annuity is owned by an entity and the surviving spouse is named as a Contingent Annuitant, upon the death of the Annuitant, the surviving spouse will become the Annuitant. No Death Benefit is payable upon the death of the Annuitant. However, the Account Value of the Annuity as of the date of due proof of death of the Annuitant (and any required proof of the spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a "free-look." Depending on the state in which you purchased your Annuity and, in some states, if you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, twenty-one (21) days or longer, measured from the time that you received your Annuity. If you return your Annuity during the applicable period, we will refund your current Account Value plus any tax charge deducted. This amount may be higher or lower than your original Purchase Payment. Where required by law, we will return your current Account Value or the amount of your initial Purchase Payment, whichever is greater. The same rules may apply to an Annuity that is purchased as an IRA. In any situation where we are required to return the greater of your Purchase Payment or Account Value, we may allocate your Account Value to the AST Money Market Sub-account during the right to cancel period and for a reasonable additional amount of time to allow for delivery of your Annuity. If you return your Annuity, we will not return any additional amounts we applied to your Annuity based on your Purchase Payments.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?

The minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in American Skandia's Systematic Investment Plan or a periodic purchase payment program. We will allocate any additional Purchase Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment. Additional Purchase Payments may be paid at any time before the Annuity Date as long as the oldest Owner or Annuitant (if the Annuity is entity owned) is not over age 80.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. This type of program is often called "bank drafting". We call our bank drafting program "American Skandia's Systematic Investment Plan." Purchase Payments made through bank drafting may only be allocated to the variable investment options when applied. Bank drafting allows you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments that will equal at least $1,000 during the first 12 months of your Annuity. We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?

(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase Payment: Once we accept your application, we invest your net Purchase Payment in the Annuity. The net Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. On your application we ask you to provide us with instructions for allocating your Account Value. You can allocate Account Value to one or more variable investment options or Fixed Allocations.

In those states where we are required to return your Purchase Payment if you exercise your right to return the Annuity, we initially allocate all amounts that you choose to allocate to the variable investment options to the AST Money Market Sub-account. At the end of the right to cancel period we will reallocate your Account Value according to your most recent allocation instructions. Where permitted by law, we will allocate your Purchase Payments according to your initial instructions, without temporarily allocating to the AST Money Market Sub-account. To do this, we will ask that you execute our form called a "return waiver" that authorizes us to allocate your Purchase Payment to your chosen Sub-accounts immediately. If you submit the "return waiver" and then decide to return your Annuity during the right to cancel period, you will receive your current Account Value, minus the amount of any Credits, which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent Purchase Payments: We will allocate any additional Purchase Payments you make according to your current allocation instructions. If any rebalancing or asset allocation programs are in effect, the allocation should conform with such a program. We assume that your current allocation instructions are valid for subsequent Purchase Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

HOW DO I RECEIVE CREDITS?

We apply a "Credit" to your Annuity's Account Value each time you make a Purchase Payment. The amount of the Credit is payable from our general account. The amount of the Credit depends on the cumulative amount of Purchase Payments you have made to your Annuity, payable as a percentage of each specific Purchase Payment, according to the table below:

Cumulative Purchase Payments           Credit
------------------------------------   ------
Between $1,000 and $9,999.99            1.5%
Between $10,000 and $999,999.99         3.0%
Between $1,000,000 and $4,999,999.99    4.0%
Greater than $5,000,000                 5.0%

Credits Applied to Purchase Payments for Designated Class of Annuity Owner

Where allowed by state law, on Annuities owned by a member of the class defined below, the table of Credits we apply to Purchase Payments is deleted. The Credit applied to all Purchase Payments on such Annuities will be 8.5%.

The designated class of Annuity Owners includes: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated; (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f), above; (h) the parents of any such person noted in (b) through (g), above; (i) the child(ren) or other legal dependent under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.

All other terms and conditions of the Annuity apply to Owners in the designated class, except that we will not provide any Additional Amounts for any such contracts (see "Additional Amounts in the Fixed Allocations"). Any Target Value Credits applied under the Performance Advantage benefit are not affected by an Owner's inclusion in the designated class of Annuity Owners.

You must notify us at the time you apply for an Annuity if you are a member of the designated class. American Skandia is not responsible for monitoring whether you qualify as a member of the designated class. Failure to inform us that you qualify as a member of the designated class may result in your Annuity receiving fewer Credits than would otherwise be applied to your Annuity.

HOW ARE CREDITS APPLIED TO MY ACCOUNT VALUE?

Each Credit is allocated to your Account Value at the time the Purchase Payment is applied to your Account Value. The amount of the Credit is allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Examples of Applying Credits

Initial Purchase Payment

Assume you make an initial Purchase Payment of $250,000. We would apply a 3.0% Credit to your Purchase Payment and allocate the amount of the Credit ($7,500 = $250,000 X .03) to your Account Value in the proportion that your Account Value is allocated.

Additional Purchase Payment (at same breakpoint)

Assume that you make an additional Purchase Payment of $500,000. Because your cumulative Purchase Payments are less than the next breakpoint ($1,000,000), we would apply a 3.0% Credit to your Purchase Payment and allocate the amount of the Credit ($15,000 = $500,000 X .03) to your Account Value.

Additional Purchase Payment (at higher breakpoint)

Assume that you make an additional Purchase Payment of $400,000. Because your cumulative Purchase Payments are now $1,150,000 (greater than the next breakpoint), we would apply a 4.0% Credit to your Purchase Payment and allocate the amount of the Credit ($16,000 = $400,000 X .04) to your Account Value.

This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities and does not charge an additional amount for the XTra Credit(SM) feature. However, the amount of any Credits applied to your Account Value can be recovered by American Skandia under certain circumstances:

[X] any Credits applied to your Account Value on Purchase Payments made within the 12 months before the date of death will be recovered.

[X] the amount available under the medically-related surrender portion of the Annuity will not include the amount of any Credits payable on Purchase Payments made within 12 months of the date the Annuitant first became eligible for the medically-related surrender.

[X] if you elect to "free-look" your Annuity, the amount returned to you will not include the amount of any Credits.

The value of the XTra Credit(SM) amount will be substantially reduced if American Skandia recovers the XTra Credit(SM) amount under these circumstances. However, any investment gain on the XTra Credit(SM) amount will not be taken back. We do not deduct a CDSC in any situation where we recover the XTra Credit(SM) amount.

Examples of Recovering Credits

The following are hypothetical examples of how Credits could be recovered by American Skandia. These examples do not cover every potential situation.

Recovery from payment of Death Benefits

1. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 3.0% Credit, for a total of $1,800. If the Death Benefit becomes payable in the 9th month after the Issue Date, the amount of the Death Benefit would be reduced by the entire amount of the prior Credits ($1,800).

2. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 3.0% Credit, for a total of $1,800. If death occurs in the 16th month after the Issue Date, the amount of the Death Benefit would be reduced but only in the amount of those Credits applied within the previous 12-months. Since the initial Purchase Payment (and the Credits that were applied) occurred more than 12-months before the date of death, the Death Benefit would not be reduced by the amount of the Credits applied to the initial Purchase Payment. However, the $10,000 additional Purchase Payment was made within 12-months of the date of death. Therefore, the amount of the Death Benefit would be reduced by the amount of the Credits payable on the additional Purchase Payment ($300).

3. NOTE: If the Death Benefit would otherwise have been equal to the Purchase Payments minus any withdrawals due to poor investment performance, we will not reduce the amount of the Death Benefit by the amount of the Credits as shown in Example 2 above.

Recovery from Medically-Related Surrenders

1. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You receive a Credit of $1,500 ($50,000 X .03). The Annuitant is diagnosed as terminally ill in the 6th month after the Issue Date and we grant your request to surrender your Annuity under the medically-related surrender provision. Assuming the Credits were applied within 12-months of the date of diagnosis of the terminal illness, the amount that would be payable under the medically-related surrender provision would be reduced by the entire amount of the Credits ($1,500).

2. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 3.0% Credit, for a total of $1,800. The Annuitant is diagnosed as terminally ill in the 16th month after the Issue Date and we grant your request to surrender your Annuity under the medically-related surrender provision. Since the initial Purchase Payment (and the Credits that were applied) occurred more than 12-months before the diagnosis, the amount that would be payable upon the medically-related surrender provision would not be reduced by the amount of the Credits applied to the initial Purchase Payment. However, the $10,000 additional Purchase Payment was made within 12-months of the date of diagnosis. Therefore, the amount that would be payable under the medically-related surrender provision would be reduced by the amount of the Credits payable on the additional Purchase Payment ($300).

Credits applied to estimated Purchase Payments

Under certain circumstances, we may determine the amount of Credits payable on two or more separate Purchase Payments based on the Credit percentage that would have applied had all such Purchase Payments been made at the same time. To make use of this procedure, often referred to as a "letter of intent", you must provide evidence of your intention to submit the cumulative additional Purchase Payments within a 13-month period. A letter of intent must be provided to us prior to the Issue Date to be effective. Acceptance of a letter of intent is at our sole discretion and may be subject to restrictions as to the minimum initial Purchase Payment that must be submitted to receive the next higher breakpoint.

Failure to inform us that you intend to submit two or more Purchase Payments within a 13-month period may result in your Annuity receiving fewer Credits than would otherwise be added to your Annuity.

If you submit a letter of intent and receive Credits on Purchase Payments at a higher Credit percentage than would have applied BUT do not submit the required Purchase Payments during the 13-month period as required by your letter of intent, we may recover the "excess" Credits. "Excess" Credits are Credits in excess of the Credits that would have been payable without the letter of intent. If we determine that you have received "excess" Credits, any such amounts will be taken pro-rata from the investment options based on your Account Values as of the date we act to recover the excess. If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.

General Information about Credits

[X] We do not consider Credits to be "investment in the contract" for income tax purposes.

[X] You may not withdraw the amount of any Credits under the Free Withdrawal provision. The Free Withdrawal provision only applies to withdrawals of Purchase Payments.

[X] These Credits are separate and distinct from the Target Value Credits discussed below in the section entitled "American Skandia's Performance Advantage."

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?

During the accumulation period you may transfer Account Value between investment options. Transfers are not subject to taxation on any gain. We currently limit the number of Sub-accounts you can invest in at any one time to twenty (20). However, you can invest in an unlimited number of Fixed Allocations. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.

Currently, we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year, including transfers made as part of any rebalancing, market timing, asset allocation or similar program which you have authorized. Transfers made as part of a dollar cost averaging program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive trading or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by one or more of the Portfolios that the purchase or redemption of shares must be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on the share prices of affected Portfolios. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. Under such a circumstance, we will process transfers according to our rules then in effect and provide notice if the transfer request was denied. If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?

Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount each month from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. Dollar Cost Averaging allows you to invest regularly each month, regardless of the current unit value (or price) of the Sub-account(s) you invest in. This enables you to purchase more units when the market price is low and fewer units when the market price is high. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable investment options or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:

[X] You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.

[X] You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.

[X] Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE: When a Dollar Cost Averaging program is established from a Fixed Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?

Yes. During the accumulation period, we offer automatic rebalancing among the variable investment options you choose. You can choose to have your Account Value rebalanced quarterly, semi-annually, or annually. On the appropriate date, your variable investment options are rebalanced to the allocation percentages you request. For example, over time the performance of the variable investment options will differ, causing your percentage allocations to shift. With automatic rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. If you request a transfer from or into any variable investment option participating in the automatic rebalancing program, we will assume that you wish to change your rebalancing percentages as well, and will automatically adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum Account Value of at least $10,000 to enroll in automatic rebalancing. All rebalancing transfers made on the same day as part of an automatic rebalancing program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?

Yes. We offer two different programs for investors who wish to invest in the variable investment options but also wish to protect their principal, at least as of a specific date in the future. You may not want to use either of these programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program

We offer a balanced investment program where a portion of your Account Value is allocated to a Fixed Allocation and the remaining Account Value is allocated to the variable investment options that you select. When you enroll in the Balanced Investment Program, you choose the duration that you wish the program to last. This determines the duration of the Guarantee Period for the Fixed Allocation. Based on the fixed rate for the Guarantee Period chosen, we calculate the portion of your Account Value that must be allocated to the Fixed Allocation to grow to a specific "principal amount" (such as your initial Purchase Payment). We determine the amount based on the rates then in effect for the Guarantee Period you choose. If you continue the program until the end of the Guarantee Period and make no withdrawals or transfers, at the end of the Guarantee Period, the Fixed Allocation will have grown to equal the "principal amount". Withdrawals or transfers from the Fixed Allocation before the end of the Guarantee Period will terminate the program and may be subject to a Market Value Adjustment. You can transfer the Account Value that is not allocated to the Fixed Allocation between any of the Sub-accounts available under the Annuity. Account Value you allocate to the variable investment options is subject to market fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

     Example

     Assume you invest $100,000. You choose a 10-year program and allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 5.33%*. Based on the fixed interest rate for the Guarantee Period chosen, the factor is 0.594948 for determining how much of your Account Value will be allocated to the Fixed Allocation. That means that $59,495 will be allocated to the Fixed Allocation and the remaining Account Value ($41,505) will be allocated to the variable investment options. Assuming that you do not make any withdrawals from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)(SM)

We also offer a seven-year program where we monitor your Account Value daily and systematically transfer amounts between Fixed Allocations and the variable investment options you choose. American Skandia guarantees that at the end of the seventh (7th) year from commencement of the program (or any program restart date), you will receive no less than your Account Value on the date you elected to participate in the program, including any Credits we applied to your Purchase Payments ("commencement value"). On the program maturity date, if your Account Value is below the commencement value, American Skandia will apply additional amounts to your Annuity so that it is equal to commencement value or your Account Value on the date you elect to restart the program duration. Any amounts added to your Annuity will be applied to the AST Money Market Sub-account, unless you provide us with alternative instructions. We will notify you of any amounts added to your Annuity under the program. We do not consider amounts added to your Annuity to be "investment in the contract" for income tax purposes.

Account Value is only transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. This differs from the Balanced Investment Program where a set amount is allocated to a Fixed Allocation regardless of the performance of the underlying Sub-accounts. With the Guaranteed Return Option, your Annuity is able to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. NOTE: If a significant amount of your Account Value is systematically transferred to Fixed Allocations during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the performance of your Account Value to determine whether it is greater than, equal to or below our "reallocation trigger", described below. Based on the performance of the Sub-accounts in which you choose to allocate your Account Value relative to the reallocation trigger, we may transfer some or all of your Account Value to or from a Fixed Allocation. You have complete discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to restrict certain Portfolios if you participate in the program.

[X] Account Value greater than or equal to reallocation trigger: Your Account Value in the variable investment options remains allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation, those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations. A Market Value Adjustment will apply.

[X] Account Value below reallocation trigger: A portion of your Account Value in the variable investment options is transferred to a new Fixed Allocation. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation will have a Guarantee Period equal to the remaining duration in the Guaranteed Return Option. The Account Value applied to the new Fixed Allocation will be credited with the fixed interest rate then being applied to a new Fixed Allocation of the next higher yearly duration. The Account Value will remain invested in the Fixed Allocation until the maturity date of the program unless, at an earlier date, your Account Value is at or above the reallocation trigger and amounts can be transferred to the variable investment options (as described above) while maintaining the guarantee protection under the program.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Any change to the allocation mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination

The Guaranteed Return Option will terminate on its maturity date. You can elect to participate in a new Guaranteed Return Option or re-allocate your Account Value at that time. Upon termination, any Account Value allocated to the Fixed Allocations will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option

This program is subject to certain rules and restrictions, including, but not limited to the following:

[X] You may terminate the Guaranteed Return Option at any time. American Skandia does not provide any guarantees upon termination of the program.

[X] Withdrawals from your Annuity while the program is in effect will reduce the guaranteed amount under the program in proportion to your Account Value at the time of the withdrawal. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.

[X] Additional Purchase Payments applied to the Annuity while the program is in effect will only increase the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.

[X] Annuity Owners cannot transfer Account Value to or from a Fixed Allocation while participating in the program and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.

[X] Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.

[X] Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.

[X] The Guaranteed Return Option will terminate: (a) upon the death of the Owner or the Annuitant (in an entity owned contract); and (b) as of the date Account Value is applied to begin annuity payments.

[X] You can elect to restart the seven (7) year program duration on any anniversary of the Issue Date of the Annuity. The Account Value on the date the restart is effective will become the new commencement value. You can only elect the program once per Annuity Year.

Charges under the Program

We deduct a charge equal to 0.25% per year to participate in the Guaranteed Return Option. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

     Effective November 18, 2002, American Skandia changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method described above. The annual charge for the Guaranteed Return Option for Owners who elected the benefit between May 1, 2001 and November 15, 2002 and subsequent to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually, in arrears, according to the prospectus in effect as of the date the program was elected. Owners who terminate and then re-elect the Guaranteed Return Option or elect to restart the Guaranteed Return Option at any time after November 18, 2002 will be subject to the charge method described above.

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?

Yes. You may authorize your investment professional to direct the allocation of your Account Value and to request financial transactions between investment options while you are living, subject to our rules. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your investment professional if you fail to inform us that such person's authority has been revoked. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide administrative support to licensed, registered investment professionals or investment advisors who you authorize to make financial transactions on your behalf. These investment professionals may be firms or persons who also are appointed by us as authorized sellers of the Annuity. However, we do not offer advice about how to allocate your Account Value under any circumstance. Any investment professionals you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any recommendations such investment professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require investment professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with American Skandia as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the investment professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of an investment professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on American Skandia. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your investment professional. Your investment professional will be informed of all such restrictions on an ongoing basis. We may also require that your investment professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.americanskandia.com). Limitations that we may impose on your investment professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period." Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed Allocations of different durations available in the future, including Fixed Allocations offered exclusively for use with certain optional investment programs. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. Any change in interest rate does not affect Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:

[X] when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;

[X] upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or

[X]  when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment program (see "Do you offer programs designed to guarantee a "Return of Premium" at a future date?"). The interest rate credited to Fixed Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do not participate in an optional investment program. Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?

We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest rate we credit for a Fixed Allocation is subject to a minimum. Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

If you transfer or withdraw Account Value from a Fixed Allocation before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations. In certain states the amount of any Market Value Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.

MVA Formula

The MVA formula is applied separately to each Fixed Allocation to determine the Account Value of the Fixed Allocation on a particular date. The formula is as follows:

                           [(1+I) / (1+J+0.0010)]N/12

                                     where:

I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in 'J' and 'N' will be rounded to the next highest integer.

MVA Examples

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

[X] You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.

[X]  The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).

[X] You make no withdrawals or transfers until you decided to withdraw the entire Fixed Allocation after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?

The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

Do you provide any guarantees on my investment?

The Annuity provides variable investment options and fixed investment options. Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your Account Value has not reached or exceeded a "target value" on its 10th anniversary. If, on the 10th anniversary of your Annuity's Issue Date, your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

[X] You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account Value payable until you begin receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

                                       OR

[X] You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account Value on the 10th anniversary of its Issue Date minus the sum of all Purchase Payments allocated in the prior five years. The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account Value unless, not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments.

Certain provisions of this benefit and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?

The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your Beneficiary(ies). The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:

1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue Date; plus

2. Accumulate any additional Purchase Payments at an annual interest rate of 7.2% from the date applied until the 10th anniversary of the Annuity's Issue Date; minus

3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10th anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples

1. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. The Target Value on the 10th anniversary of your Annuity's Issue Date would be $20,042, assuming no withdrawals are made. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target Value on the 10th anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?

Yes, you can elect to lock in the growth in your Annuity by "restarting" the 10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account Value meets or exceeds the Target Value on the appropriate tenth (10th) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?

Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the Target Value. We add Target Value Credits to your Account Value at the time a Purchase Payment is applied to your Annuity. Only those Purchase Payments made before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits. Target Value Credits are separate and distinct from other Credits we apply to all Purchase Payments.

The amount of the Target Value Credit is equal to 1.0% of each qualifying Purchase Payment. Target Value Credits are only payable on qualifying Purchase Payments if the Owner(s) of the Annuity is(are) less than age 81 on its Issue Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

The amount of any Target Value Credits are not immediately vested and can be recovered by American Skandia under the circumstances and for the time periods shown below. If American Skandia exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.

1. If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.

2. If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.

3. If a person on whose life we pay the Death Benefit dies, or if a "contingency event" occurs which triggers a medically-related surrender:

     [X] within 12 months after the date a Target Value Credit was allocated to your Account Value; or

     [X] within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.

Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?

During the accumulation period you can access your Account Value through Partial Withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. We may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits. We may also apply a Market Value Adjustment to any Fixed Allocations. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called "Free Withdrawals." In addition, under certain circumstances, we may waive the CDSC for surrenders made for qualified medical reasons or for withdrawals made to satisfy Minimum Distribution requirements. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period

A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period

During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in the Annuity. Once the tax basis in the Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

[X] To meet liquidity needs, you can withdraw a limited amount from your Annuity during each of Annuity Years 1-8 without a CDSC being applied. We call this the "Free Withdrawal" amount. The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity. The minimum Free Withdrawal you may request is $100.

[X] You can also make withdrawals in excess of the Free Withdrawal amount. We call this a "Partial Withdrawal." The amount that you may withdraw will depend on the Annuity's Surrender Value. The Surrender Value is equal to your Account Value minus any CDSC, the Annual Maintenance Fee, the Tax Charge, any charges for optional benefits and any Market Value Adjustment that may apply to any Fixed Allocations. After any Partial Withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the Partial Withdrawal request as a request to fully surrender your Annuity. The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial Withdrawals and Systematic Withdrawals, we will first determine what, if any, amounts qualify as a Free Withdrawal. Those amounts are not subject to the CDSC. Partial Withdrawals or Systematic Withdrawals of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal for an exact dollar amount after deduction of any CDSC that applies (called a "net withdrawal") or request a gross withdrawal from which we will deduct any CDSC that applies, resulting in less money being payable to you than the amount you requested. If you request a net withdrawal, the amount deducted from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms necessary to make a withdrawal from your Annuity, call 1-800-766-4530 or visit our Internet Website at www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?

The maximum Free Withdrawal amount during any Annuity Year is the greater of:

[X]  the "Growth" in the Annuity; or

[X] 10% of Purchase Payments that, as of the date of the withdrawal, have been invested for less than the CDSC period (with your Annuity, eight (8) years). The 10% amount is not cumulative.

"Growth" equals the current Account Value less all Purchase Payments that have been invested for less than the CDSC period and have not been previously withdrawn. "Growth" does not include any additional amounts we applied to your Annuity based on your Purchase Payments (see "How Do I Receive Credits" and "What Are Target Value Credits").

NOTE: Free withdrawals do not reduce the amount of any CDSC that would apply upon a partial withdrawal or subsequent surrender. The minimum Free Withdrawal you may request is $100. We may apply a Market Value Adjustment to any Fixed Allocations.

We may reduce or eliminate the amount available as a Free Withdrawal if your Annuity is used in connection with certain plans that receive special tax treatment under the Code. As of the date of this Prospectus, the Free Withdrawal privilege has been eliminated for Annuities purchased as funding vehicles for retirement plans under Section 401 or 403(b) of the Code.

Examples

Assume you make an initial Purchase Payment of $10,000 and make no additional Purchase Payments. Assume that in Annuity Year 2, due to positive investment performance, your Account Value is $12,500. The maximum Free Withdrawal amount would be the greater of Growth (Account Value minus Purchase Payments = $2,500) or 10% of Purchase Payments ($1,000). Your maximum Free Withdrawal amount would therefore be $2,500.

Further assume that in your third Annuity Year, you choose to surrender your Annuity. Assume that after taking your $2,500 Free Withdrawal in Year 2, your Account Value has increased to $11,000 due to positive investment performance. Upon surrender, we will deduct a CDSC of 8.5% based on the number of years that your Purchase Payment has been invested times the amount of your Purchase Payment that has not been previously withdrawn (8.5% of $10,000 = $850). The amount of the previous Free Withdrawal was not subject to a CDSC when withdrawn. Therefore, upon surrender, the amount of the entire Purchase Payment is subject to the CDSC. You would receive $10,150 minus the Annual Maintenance Fee and any Target Value Credits.

These examples do not reflect the effect of any Credits or Target Value Credits. These amounts are not available as a free withdrawal.

When we determine if a CDSC applies to Partial Withdrawals and Systematic Withdrawals, we will first determine what, if any, amounts qualify as a Free Withdrawal. Those amounts are not subject to the CDSC. Partial Withdrawal or Systematic Withdrawal of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?

A CDSC may be assessed against a Partial Withdrawal during the accumulation period. Whether a CDSC applies and the amount to be charged depends on whether the Partial Withdrawal exceeds any Free Withdrawal amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1. If you request a Partial Withdrawal we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);

2.   If the amount requested exceeds the available Free Withdrawal amount:

     [X] First, we withdraw the amount from Purchase Payments that have been invested for longer than the CDSC period, if any (with your Annuity, eight (8) years);

     [X] Second, we withdraw the remaining amount from the Purchase Payments that are still subject to a CDSC. We withdraw the "oldest" of your Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.

     Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

     For purposes of calculating the CDSC on a partial withdrawal, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

3. If the amount requested exceeds the amounts available under Item#2 above, we withdraw the remaining amount from any other Account Value (including Account Value due to Credits and Target Value Credits).

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?

Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount. Systematic Withdrawals may be subject to a CDSC. We will determine whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic Withdrawals can be made from Account Value allocated to the variable investment options or Fixed Allocations. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100, we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?

Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2if you elect to receive distributions as a series of "substantially equal periodic payments". Distributions received under this provision in any Annuity Year that exceed the maximum amount available as a free withdrawal will be subject to a CDSC. We may apply a Market Value Adjustment to any Fixed Allocations. To request a program that complies with Section 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC on Minimum Distributions from your Annuity if you are required by law to take such Minimum Distributions from your Annuity at the time it is taken. However, a CDSC may be assessed on that portion of a Systematic Withdrawal that is taken to satisfy the minimum distribution requirements in relation to other savings or investment plans under other qualified retirement plans not maintained with American Skandia.

The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?

Yes. During the accumulation period you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of calculating the CDSC on surrender, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance. We may apply a Market Value Adjustment to any Fixed Allocations.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, call 1-800-766-4530 or visit our Internet Website at www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?

Where permitted by law, you may request to surrender your Annuity prior to the Annuity Date without application of any CDSC upon occurrence of a medically-related "Contingency Event". We may apply a Market Value Adjustment to any Fixed Allocations. The amount payable will be your Account Value minus: (a) the amount of any Credits applied within 12 months of the applicable "Contingency Event" as defined below; (b) the amount of any Credits added in conjunction with any Purchase Payments received after our receipt of your request for a medically-related surrender (i.e. Purchase Payments received at such time pursuant to a salary reduction program; and (c) the amount of any Target Value Credits under certain circumstances.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:

[X] the Annuitant must be named or any change of Annuitant must be accepted by us, prior to the "Contingency Event" described below;

[X] the Annuitant must be alive as of the date we pay the proceeds of such surrender request;

[X] if the Owner is one or more natural persons, all such Owners must also be alive at such time;

[X] we must receive satisfactory proof of the Annuitant's confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and

[X] this benefit is not available if the total Purchase Payments received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

A "Contingency Event" occurs if the Annuitant is:

[X] first confined in a "Medical Care Facility" while your Annuity is in force and remains confined for at least 90 days in a row; or

[X]  first diagnosed as having a "Fatal Illness" while your Annuity is in force.

The definitions of "Medical Care Facility" and "Fatal Illness," as well as additional terms and conditions, are provided in your Annuity. Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?

We currently make annuity options available that provide fixed annuity payments, variable payments or adjustable payments. Fixed options provide the same amount with each payment. Variable options generally provide a payment which may increase or decrease depending on the investment performance of the Sub-accounts. However, currently, we also make a variable payment option that has a guarantee feature. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. We do not guarantee to make any annuity payment options available in the future. For additional information on annuity payment options you may request a Statement of Additional Information.

When you purchase an Annuity, or at a later date, you may choose an Annuity Date, an annuity option and the frequency of annuity payments. You may change your choices before the Annuity Date under the terms of your contract. A maximum Annuity Date may be required by law. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant. You may not annuitize and receive annuity payments within the first Annuity Year.

Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1

Payments for Life: Under this option, income is payable periodically until the death of the "key life". The "key life" (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 2

Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 3

Payments for Life with a Certain Period: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. This Option is currently available on a fixed or variable basis. If you elect to receive payments on a variable basis under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4

Fixed Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.

Option 5

Variable Payments for Life with a Cash Value: Under this option, benefits are payable periodically until the death of the key life. Benefits may increase or decrease depending on the investment performance of the Sub-accounts. This option has a cash value that also varies with the investment performance of the Sub-account. The cash value provides a "cushion" from volatile investment performance so that negative investment performance does not automatically result in a decrease in the annuity payment each month, and positive investment performance does not automatically result in an increase in the annuity payment each month. The cushion generally "stabilizes" monthly annuity payments. Any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6

Variable Payments for Life with a Cash Value and Guarantee: Under this option, benefits are payable as described in Option 5; except that, while the key life is alive, the annuity payment will not be less than a guaranteed amount, which generally is equal to the first annuity payment. We charge an additional amount for this guarantee. Under this option, any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?

Unless prohibited by law, we require that you elect either a life annuity or an annuity with a certain period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date. Therefore, making a purchase payment within eight years of the Annuity Date limits your annuity payment options. Certain annuity payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:

[X] the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and

[X] the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)

If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

Variable Annuity Payments

We offer three different types of variable annuity payment options. The first annuity payment will be calculated based upon the assumed investment return ("AIR"). You select the AIR before we start to make annuity payments. You will not receive annuity payments until you choose an AIR. The remaining annuity payments will fluctuate based on the performance of the Sub-accounts relative to the AIR, as well as, other factors described below. The greater the AIR, the greater the first annuity payment. A higher AIR may result in smaller potential growth in the annuity payments. A lower AIR results in a lower initial annuity payment. Within payment options 1-3, if the Sub-accounts you choose perform exactly the same as the AIR, then subsequent annuity payments will be the same as the first annuity payment. If the Sub-accounts you choose perform better than the AIR, then subsequent annuity payments will be higher than the first annuity payment. If the Sub-accounts you choose perform worse than the AIR, then subsequent annuity payments will be lower than the first. Within payment options 5 and 6, the cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts relative to the AIR; however, subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

[X]  Variable Payments (Options 1-3)

     We calculate each annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units for each Sub-account by the Unit Value of each Sub-account on the annuity payment date. We determine the schedule of units based on your Account Value (minus any premium tax that applies) at the time you elect to begin receiving annuity payments. The schedule of units will vary based on the annuity payment option selected, the length of any certain period (if applicable), the Annuitant's age and gender (if annuity payments are due for the life of the Annuitant) and the Unit Value of the Sub-accounts you initially selected on the Issue Date. The calculation is performed for each Sub-account, and the sum of the Sub-account calculations equals the amount of your annuity payment. Other than to fund annuity payments, the number of units allocated to each Sub-account will not change unless you transfer among the Sub-accounts or make a withdrawal (if allowed). You can select one of three AIRs for these options: 3%, 5% or 7%.

[X]  Stabilized Variable Payments (Option 5)

     This option provides guaranteed payments for life, a cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive. We calculate the initial annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units by the Unit Values determined on the annuitization date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable benchmark rate, meaning the AIR, and the annuity factors. The annuity factors reflect our assumptions regarding the costs we expect to bear in guaranteeing payments for the lives of the Annuitant and will depend on the benchmark rate, the annuitant's attained age and gender (where permitted). Unlike variable payments (described above) where each payment can vary based on Sub-account performance, this payment option cushions the immediate impact of Sub-account performance by adjusting the length of the time during which annuity payments will be made whether or not the Annuitant is alive while generally maintaining a level annuity payment amount. Sub-account performance that exceeds a benchmark rate will generally extend this time period, while Sub-account performance that is less than a benchmark rate will generally shorten the period. If the period reaches zero and the Annuitant is still alive, Annuity Payments continue, however, the annuity payment amount will vary depending on Sub-account performance, similar to conventional variable payments. The AIR for this option is 4%.

[X]  Stabilized Variable Payments with a Guaranteed Minimum (Option 6)

     This option provides guaranteed payments for life in the same manner as Stabilized Variable Payments (described above). In addition to the stabilization feature, this option also guarantees that variable annuity payments will not be less than the initial annuity payment amount regardless of Sub-account performance. The AIR for this option is 3%.

The variable annuity payment options are described in greater detail in a separate prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments

We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its accumulation period. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity provides a basic Death Benefit at no additional charge. The Insurance Charge we deduct daily from your Account Value allocated to the Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit guarantee under the Annuity. The Annuity also offers two different optional Death Benefits. Either benefit can be purchased for an additional charge. The additional charge is deducted to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. Notwithstanding the additional protection provided under the optional Death Benefits, the additional cost has the impact of reducing the net performance of the investment options. Under certain circumstances, your Death Benefit may be reduced by the amount of any Credits or Target Value Credits we applied to your Purchase Payments (see "How are Credits Applied to My Account Value" and "Recovery of Target Value Credits").

The basic Death Benefit depends on the decedent's age on the date of death:

If death occurs during the first ten (10) Annuity Years: The Death Benefit is the greater of:

[X]  The sum of all Purchase Payments less the sum of all withdrawals; and

[X] The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

If death occurs after the tenth (10th) Annuity Year: The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS

American Skandia offered the Guaranteed Minimum Death Benefit with a 7.2% accumulation rate between February 14, 2000 and January 22, 2001 and a Guaranteed Minimum Death Benefit with a 5.0% accumulation rate between February 14, 2000 and November 15, 2002, in those jurisdictions where we received regulatory approval. Additionally, American Skandia offered the Enhanced Beneficiary Protection Optional Death Benefit between May 1, 2001 and November 15, 2002, in those jurisdictions where we received regulatory approval. For Annuity Owners who purchased any of these optional Death Benefits during the applicable period, the optional Death Benefits will be calculated as described below. These optional Death Benefits were only offered and must have been elected at the time you purchased your Annuity.

You can purchase either of two optional Death Benefits with your Annuity to provide an enhanced level of protection for your beneficiaries.

NOTE: You may not elect the Enhanced Beneficiary Protection Optional Death Benefit if you have elected any other Optional Death Benefit.

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

The Enhanced Beneficiary Protection Optional Death Benefit is being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit

If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.   the basic Death Benefit described above;

     PLUS

2. 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Proportional withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn.

"Death Benefit Amount" includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when the Death Benefit is calculated. Under the basic Death Benefit, amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

The amount calculated in Items 1 & 2 above may be reduced by any Credits or Target Value Credits under certain circumstances.

The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Guaranteed Minimum Death Benefit

If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

[X] The Death Benefit Target Date is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

[X] The Highest Anniversary Value equals the highest of all previous "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

[X] The Anniversary Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

[X] A Proportional Reduction is a reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit

The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and

2. the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner's date of death at a rate of 5.0%, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and

3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

     The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date. The amount calculated in Items 1 & 3 above may be reduced by any Credits or Target Value Credits under certain circumstances.

     If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and

2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

     The amount calculated in Item 1 above may be reduced by any Credits or Target Value Credits under certain circumstances.

See Appendix C for examples of how the Guaranteed Minimum Death Benefit is calculated.

Annuities with joint Owners

For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities

For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances? You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and the Guaranteed Minimum Death Benefit at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the benefit. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?

We deduct a charge from your Account Value if you elect to purchase either optional Death Benefit. The Enhanced Beneficiary Protection Death Benefit costs 0.25% of Account Value. The Guaranteed Minimum Death Benefit costs 0.30% of the current Death Benefit. The charges for these death benefits are deducted in arrears each Annuity Year. No charge applies after the Annuity Date. We deduct the charge:

1.   on each anniversary of the Issue Date;

2. when Account Value is transferred to our general account prior to the Annuity Date;

3.   if you surrender your Annuity; and

4. if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only)

If you surrender the Annuity, elect to begin receiving annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity's Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary

Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:

[X] as a lump sum amount at any time within five (5) years of the date of death; or

[X] as a series of annuity payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds as a series of fixed annuity payments (annuity payment options 1-4) or as a series of variable annuity payments (annuity payment options 1-3 or 5 and 6). See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity

You may name your spouse as your Beneficiary. If you and your spouse own the Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. No CDSC will apply to the new Account Value. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section entitled "Managing Your Annuity - Spousal Contingent Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires Minimum Distributions. Upon the Owner's death under an IRA, 403(b) or other "qualified investment", a Beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

[X] If death occurs before the date Minimum Distributions must begin under the Code, the Death Benefit can be paid out in either a lump sum, within five years from the date of death, or over the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if the spouse is the Beneficiary, the Death Benefit can be paid out over the life or life expectancy of the spouse with such payments beginning no earlier than December 31st of the year following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

[X] If death occurs after the date Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum Distribution rules. Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation. See the section entitled "How are Distributions From Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

[X] the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.

[X] the Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.

[X] the Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.

[X]  no additional Purchase Payments can be applied to the Annuity.

[X] the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.

[X] the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time without application of a CDSC.

[X] upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary.

[X] all amounts in the Annuity must be paid out to the Beneficiary according to the Minimum Distribution rules described above.

Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?

Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any Death Benefit (including either optional Death Benefit) that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?

We determine the amount of the Death Benefit as of the date we receive "due proof of death", any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of "due proof of death" we automatically transfer the Death Benefit to the AST Money Market Sub-account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?

During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. The Account Value does not reflect any CDSC that may apply to a withdrawal or surrender. The Account Value includes any additional amounts we applied to your Purchase Payments that we are entitled to recover under certain circumstances. When determining the Account Value on any day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?

The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is equal to your Account Value minus any CDSC, the Annual Maintenance Fee, the charge for any optional benefits and any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity. The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?

When you allocate Account Value to a Sub-account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge and if you elected one or more optional benefits whose annual charge is deducted daily, the additional charge made for such benefits. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section entitled "What Happens to My Units When There is a Change in Daily Asset-Based Charges?" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?

During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

American Skandia is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of the NYSE will be processed based on the value next computed on the next business day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that: [X] trading on the NYSE is restricted;

[X] an emergency exists making redemption or valuation of securities held in the separate account impractical; or

[X] the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) days after we receive all of our requirements to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) days. During any period that we are trying to obtain the required information, your money is not invested.

Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment with satisfactory allocation instructions.

Scheduled Transactions: "Scheduled" transactions include transfers under a Dollar Cost Averaging, rebalancing, or asset allocation program, Systematic Withdrawals, Minimum Distributions or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Free Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related Surrenders & Death Benefits: Medically-related surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional Benefit: If you terminate the Guaranteed Return Option program, we will no longer deduct the charge we apply to purchase the optional benefit. On the date the charge no longer applies, your Annuity will become subject to a different daily asset-based charge. We will process a transaction where your Account Value allocated to the Sub-accounts will be used to purchase new Units of the Sub-accounts that reflect the Insurance Charge, but not the charge for the optional program that you terminated. The number of Units attributed to your Annuity will be decreased and the Unit Price of each unit of the Sub-accounts in which you invested will be increased. The adjustment in the number of Units and Unit Price will not affect your Account Value. Beginning on that date, your Account Value will be determined based on the change in the value of Units that reflect the Insurance Charge.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?

Following is a brief summary of some of the Federal tax considerations relating to this Annuity. However, since the tax laws are complex and tax consequences are affected by your individual circumstances, this summary of our interpretation of the relevant tax laws is not intended to be fully comprehensive nor is it intended as tax advice. Therefore, you may wish to consult a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?

The Separate Accounts are taxed as part of American Skandia. American Skandia is taxed as a life insurance company under Part I, subchapter L of the Code. No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?

Section 72 of the Code governs the taxation of annuities in general. Taxation of the Annuity will depend in large part on:

1.   whether the Annuity is used by:

[X] a qualified pension plan, profit sharing plan or other retirement arrangement that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or

[X] an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.   whether the Owner is:

[X]  an individual person or persons; or

[X]  an entity including a corporation, trust or partnership.

Individual Ownership: If one or more individuals own an Annuity, the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity until an amount is received (a "distribution"). This is commonly referred to as "tax deferral". A distribution can be in the form of a lump sum payment including payment of a Death Benefit, or in annuity payments under one of the annuity payment options. Certain other transactions may qualify as a distribution and be subject to taxation.

Entity Ownership: If the Annuity is owned by an entity and is not a Qualified Contract, generally the Owner of the Annuity must currently include any increase in the value of the Annuity during a tax year in its gross income. An exception from current taxation applies for annuities held by an employer with respect to a terminated tax-qualified retirement plan, a trust holding an annuity as an agent for a natural person, or by a decedent's estate by reason of the death of the decedent. A tax-exempt entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?

Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization: Distributions received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the "investment in the contract". The amount of any distribution that is treated as receipt of "income on the contract" is includible in the taxpayer's gross income and taxable in the year it is received. The amount of any distribution treated as a return of the "investment in the contract" is not includible in gross income.

[X] "Income on the contract" is calculated by subtracting the taxpayer's "investment in the contract" from the aggregate value of all "related contracts" (discussed below).

[X] "Investment in the contract" is equal to total purchase payments for all "related contracts" minus any previous distributions or portions of such distributions from such "related contracts" that were not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance, endowment, or annuity contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions After Annuitization: A portion of each annuity payment received on or after the Annuity Date will generally be taxable. The taxable portion of each annuity payment is determined by a formula which establishes the ratio that the "investment in the contract" bears to the total value of annuity payments to be made. This is called the "exclusion ratio." The investment in the contract is excluded from gross income. Any portion of an annuity payment received that exceeds the exclusion ratio will be entirely includible in gross income. The formula for determining the exclusion ratio differs between fixed and variable annuity payments. When annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the "investment in the contract," then the remaining portion of unrecovered investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on Distributions: Generally, any distribution from an annuity not used in conjunction with a Qualified Contract (Qualified Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including:

[X]  Distributions made on or after the taxpayer has attained age 591/2;

[X] Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;

[X] Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);

[X] Distributions which are part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;

[X] Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;

[X]  Payments under an immediate annuity as defined in the Code;

[X]  Distributions under a qualified funding asset under Code Section 130(d); or

[X] Distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules applicable to "related contracts": Contracts issued by the same insurer to the same contract owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified retirement arrangement) are to be treated as one annuity contract when determining the taxation of distributions before annuitization. We refer to these contracts as "related contracts." In situations involving related contracts we believe that the values under such contracts and the investment in the contracts will be added together to determine the proper taxation of a distribution from any one contract described under the section "Distributions before Annuitization." Generally, distributions will be treated as coming first from income on the contract until all of the income on all such related contracts is withdrawn, and then as a return of the investment in the contract. There is some uncertainty regarding the manner in which the Internal Revenue Service would view related contracts when one or more contracts are immediate annuities or are contracts that have been annuitized. The Internal Revenue Service has not issued guidance clarifying this issue as of the date of this Prospectus. You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special concerns regarding "substantially equal periodic payments": (also known as "72(t)" or "72(q)" distributions) Any modification to a program of distributions which are part of a series of substantially equal periodic payments that occur before the later of the taxpayer reaching age 59 1/2or five
(5) years from the first of such payments will result in the requirement to pay the 10% premature distribution penalty that would have been due had the payments been treated as subject to the 10% premature distribution penalty in the years received, plus interest. This does not apply when the modification is by reason of death or disability. American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate annuities: The Internal Revenue Service has ruled that the immediate annuity exception to the 10% penalty described above under "Penalty Tax on Distributions" for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of a contract if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the annuity starting date under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free exchanges under Section 1035: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:

[X] First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;

[X] Then, from any "income on the contract" that is attributable to the purchase payments made prior to August 14, 1982 (including income on such original purchase payments after the exchange);

[X]  Then, from any remaining "income on the contract"; and

[X] Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore, to the extent a distribution is equal to or less than the remaining investment in the contract made prior to August 14, 1982, such amounts are not included in taxable income. Further, distributions received that are considered to be a return of investment on the contract from purchase payments made prior to August 14, 1982, such distributions are not subject to the 10% tax penalty. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. As of the date of this prospectus, we will treat a partial surrender of this type involving a non-qualified annuity contract as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% IRS early distribution penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial exchange from a life insurance contract is eligible for non-recognition treatment under Section 1035 of the Code. We will continue to report a partial surrender of a life insurance policy as subject to current taxation to the extent of any gain. In addition, please be cautioned that no specific guidance has been provided as to the impact of such a transaction on the remaining life insurance policy, particularly as to the subsequent methods to be used to test for compliance under the Code for both the definition of life insurance and the definition of a modified endowment contract.

Special Considerations for Purchasers of the Enhanced Beneficiary Protection Optional Death Benefit: As of the date of this Prospectus, it is our understanding that the charges related to the optional Death Benefit are not subject to current taxation and we will not report them as such. However, the IRS could take the position that these charges should be treated as partial withdrawals subject to current taxation to the extent of any gain and, if applicable, the 10% tax penalty. We reserve the right to report charges for the optional Death Benefit as partial withdrawals if we, as a reporting and withholding agent, believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?

An annuity may be suitable as a funding vehicle for various types of tax-qualified retirement plans. We have provided summaries below of the types of tax-qualified retirement plans with which we may issue an Annuity. These summaries provide general information about the tax rules and are not intended to be complete discussions. The tax rules regarding qualified plans are complex. These rules may include limitations on contributions and restrictions on distributions, including additional taxation of distributions and additional penalties. The terms and conditions of the tax-qualified retirement plan may impose other limitations and restrictions that are in addition to the terms of the Annuity. The application of these rules depends on individual facts and circumstances. Before purchasing an Annuity for use in a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment. American Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief Reconciliation Act (EGTRRA): Certain states do not conform to the pension provisions included in EGTRRA. We recommend that you consult with your tax advisor to determine the status of your state's statutes as they relate to EGTRRA and your tax qualified retirement plan.

Corporate Pension and Profit-sharing Plans: Annuities may be used to fund employee benefits of various corporate pension and profit-sharing plans established by corporate employers under Section 401(a) of the Code including 401(k) plans. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on the amount that may be contributed and the timing of distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered Annuities: Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which contributions may be made by certain qualifying employers such as public schools and certain charitable, educational and scientific organizations specified in Section 501(c)(3) for the benefit of their employees. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements also apply.

Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual Retirement Arrangements or "IRAs": Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual retirement annuity ("IRA"). IRAs are subject to limitations on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible to establish an IRA and the time when distributions must commence. Further, an Annuity may be established with "roll-over" distributions from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs: A form of IRA is also available called a "Roth IRA". Contributions to a Roth IRA are not tax deductible. However, distributions from a Roth IRA are free from Federal income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made and the distribution is made (a) once the taxpayer is age 59 1/2or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations. Distributions from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA or another qualified plan, on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs: Eligible employers that meet specified criteria may establish Simplified Employee Pensions or SEP IRAs. Employer contributions that may be made to employee SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?

Distributions from Qualified Contracts are generally taxed under Section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the proportion of a distribution representing after-tax contributions. Generally, a 10% penalty tax applies to the taxable portion of a distribution from a Qualified Contract made prior to age 59 1/2. However, the 10% penalty tax does not apply when the distribution:

[X] is part of a properly executed transfer to another IRA or another eligible qualified account;

[X] is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code);

[X] is part of a series of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;

[X]  is subsequent to a separation from service after the taxpayer attains age
     55*;

[X] does not exceed the employee's allowable deduction in that tax year for medical care;

[X] is made to an alternate payee pursuant to a qualified domestic relations order*;

[X]  is made pursuant to an IRS levy;

[X] is made to pay qualified acquisition costs for a first time home purchase (IRA only);

[X]  is made to pay qualified higher education expenses (IRA only); and

[X]  is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs. Certain other exceptions may be available.

Minimum Distributions after age 70 1/2: A participant's interest in a Qualified Contract must generally be distributed, or begin to be distributed, by the "required beginning date". This is April 1st of the calendar year following the later of:

[X]  the calendar year in which the individual attains age 70 1/2; or

[X] the calendar year in which the individual retires from service with the employer sponsoring the plan. The retirement option is not available to IRAs.

The IRS has released Treasury regulations containing new Minimum Distribution rules. For Minimum Distributions required in 2003 and later, individuals are required to use the rules under the 2002 Final Regulations. The 2002 Final Regulations contain a provision which could increase the amount of minimum distributions required for certain individuals. Under the 2002 Final Regulations, individuals are required to include in their annuity contract value the actuarial value of any other benefits that will be provided under the annuity. We and other annuity providers are currently seeking clarification of this new rule. You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.

Under the new Minimum Distribution rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten
(10) years younger than the participant. In that case, the new rules permit the participant to utilize the actual life expectancies of the participant and the spouse. In most cases, the beneficiary may be changed during the participant's lifetime with no affect on the Minimum Distributions. At death, the designated Beneficiary may generally take Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount distributed is less than the minimum required distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed. Because of the many recent changes to the Minimum Distribution rules, we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). If the diversification requirements under the Code are not met and the annuity is not treated as an annuity, the taxpayer will be subject to income tax on the annual gain in the contract. The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We expect the underlying mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, known as eligible rollover distributions, from Qualified Contracts, are subject to automatic 20% withholding for Federal income taxes. The following distributions are not eligible rollover distributions and not subject to 20% withholding:

[X]  any portion of a distribution paid as a Minimum Distribution;

[X]  direct transfers to the trustee of another retirement plan;

[X] distributions from an individual retirement account or individual retirement annuity;

[X] distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;

[X] distributions that are part of a series of substantial periodic payments pursuant to Section 72(q) or 72(t) of the Code; and

[X]  certain other distributions where automatic 20% withholding may not apply.

Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of, an annuity before annuity payments have begun is treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity on or after the assignment or pledge of an entire annuity and while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued as Qualified Contracts, the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts: The gift of an annuity to someone other than the spouse of the owner (or former spouse incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax Considerations: You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract holder. These generation-skipping transfers generally include those subject to federal estate or gift tax rules. There is an aggregate $1.1 million exemption from taxes for all such transfers. We may be required to determine whether a transaction is a direct skip as defined in the Code and the amount of the resulting tax. We will deduct from your Annuity or from any applicable payment treated as a direct skip any amount of tax we are required to pay.

Considerations for Contingent Annuitants: There may be adverse tax consequences if a contingent annuitant succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more contingent annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as contingent annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, such as the Annual Maintenance Fee, systematic withdrawals (including 72(t) payments and required minimum distributions), bank drafting, dollar cost averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge up to $50 for each such additional report.

Any errors or corrections on transactions for your Annuity must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 30 days from the date you receive the confirmation. For transactions that are first confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 30-day period. We may also send an annual report and a semi-annual report containing applicable financial statements for the Separate Account and the Portfolios, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?

American Skandia Life Assurance Corporation ("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico. American Skandia is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing annuity and life insurance products. American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; (c) both fixed and variable immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.

On December 20, 2002, Skandia Insurance Company Ltd. (publ), an insurance company organized under the laws of the Kingdom of Sweden ("Skandia"), and on that date, the ultimate parent company of American Skandia, announced that it and Skandia U.S. Inc. had entered into a definitive Stock Purchase Agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"). Under the terms of the Stock Purchase Agreement, Prudential Financial will acquire Skandia U.S. Inc., a Delaware corporation, from Skandia. Skandia U.S. Inc. is the sole shareholder of ASI, which is the parent company of American Skandia. The transaction is expected to close during the second quarter of 2003.

Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company other than American Skandia has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. However, following the closing of the acquisition, Prudential Financial will exercise significant influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?

The separate accounts are where American Skandia sets aside and invests the assets of some of our annuities. In the accumulation period, assets supporting Account Values of the Annuities are held in a separate account established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by American Skandia. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account B

During the accumulation period, the assets supporting obligations based on allocations to the variable investment options are held in Sub-accounts of American Skandia Life Assurance Corporation Variable Account B, also referred to as "Separate Account B". Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. Each Sub-account in Separate Account B may have several different Unit Prices to reflect the Insurance Charge and the charges for any optional benefits that are offered under this Annuity and other annuities issued by us through Separate Account B. Separate Account B is registered with the SEC under the Investment Company Act of 1940 ("Investment Company Act") as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002, Separate Account B was organized as a single separate account with six different Sub-account classes, each of which was registered as a distinct unit investment trust under the Investment Company Act. Effective November 18, 2002, each Sub-account class of Separate Account B will be consolidated into the unit investment trust formerly named American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts), which will subsequently be renamed American Skandia Life Assurance Corporation Variable Account B. Each Sub-account of Separate Account B will have multiple Unit Prices to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under Annuity contracts funded through Separate Account
B. The consolidation of Separate Account B will have no impact on Annuity
Owners.

We reserve the right to make changes to the Sub-accounts available under the Annuity as we determine appropriate. We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuity contracts or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk. There is no assurance that the Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D

During the accumulation period, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as "Separate Account D". Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

We currently employ investment managers to manage the assets maintained in Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?

Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

American Skandia Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its investment adviser, American Skandia Investment Services, Incorporated ("ASISI"), subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by ASISI and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Service Fees Payable to American Skandia

American Skandia or our affiliates have entered into agreements with the investment adviser or distributor of many of the underlying Portfolios. Under the terms of these agreements, American Skandia provides administrative and support services to the Portfolios for which a fee is paid that is generally based on a percentage of the average assets allocated to the Portfolios under the Annuity. Any fees payable will be consistent with the services rendered or the expected cost savings resulting from the arrangement. These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?

American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of American Skandia, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and both American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM also acts as an introducing broker-dealer through which it receives a portion of brokerage commissions in connection with purchases and sales of securities held by portfolios of American Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous basis. ASM enters into distribution agreements with independent broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration. Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation is paid to firms on sales of the Annuity according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of the firm. Compensation is generally based on a percentage of Purchase Payments made, up to a maximum of 7.0%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Account Value. We may also provide compensation for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. No compensation is payable on Annuities purchased by a member of the designated class of Owners (see "Credits Applied to Purchase Payments for Designated Class of Annuity Owner").

In addition, firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing or other services they provide to us or our affiliates. We or ASM may enter into compensation arrangements with certain firms. These arrangements will not be offered to all firms and the terms of such arrangements may differ between firms. Any such compensation will be paid by us or ASM and will not result in any additional charge to you. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or other compensation.

Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance for the Sub-accounts are found in the Statement of Additional Information, including how we account for Credits in these performance measures. This information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not receive the beneficial tax treatment given to annuities under the Code.

We may advertise the performance of the Portfolios in the form of "Standard" and "Non-standard" Total Returns calculated for each Sub-account. "Standard Total Return" figures assume a hypothetical initial investment of $1,000 allocated to a Sub-account during the most recent, one, five and ten year periods (or since the inception date that the Portfolio has been offered as a Sub-account, if less). "Standard Total Return" figures assume that the applicable Insurance Charge and the Annual Maintenance Fee are deducted and that the Annuity is surrendered at the end of the applicable period, meaning that any Contingent Deferred Sales Charge that would apply upon surrender is also deducted. "Standard Total Return" figures do not take into consideration any Credits. "Non-standard Total Return" figures include any performance figures that do not meet the SEC's rules for Standard Total Returns. Non-standard Total Returns are calculated in the same manner as standardized returns except that the figures may not reflect all fees and charges. In particular, they may assume no surrender at the end of the applicable period so that the CDSC does not apply. "Non-standard Total Return" figures may assume Credits of 1.5%, 3.0%, 4.0% or 5.0%, respectively, depending on the cumulative amount of Purchase Payments being illustrated. The amount of credits illustrated may be more or less than the Credits applicable to your Annuity (see "What are Credits and How Do I Receive Credits?"). Standard and Non-standard Total Returns will not reflect the additional asset-based charges that are deducted when you elect any optional benefits. The additional cost associated with any optional benefits you elected will reduce your performance. Non-standard Total Returns must be accompanied by Standard Total Returns. Any performance advertisements will not reflect the impact of any Target Value Credits.

Some of the underlying Portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying Portfolios have been in existence, but the Sub-accounts have not. Such hypothetical historical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts. Hypothetical historical performance of the underlying Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the performance of money market-type Sub-accounts using a measure of the "current and effective yield". The current yield of a money market-type Sub-account is calculated based upon the previous seven-day period ending on the date of calculation. The effective yield of a money market-type Sub-account reflects the reinvestment of net income earned daily on the assets of such a Sub-account. The current and effective yields reflect the Insurance Charge and the charge for any optional benefits (if applicable) deducted against the Sub-account. In a low interest rate environment, yields for money market-type Sub-accounts, after deduction of the Insurance Charge, and the charge for any optional benefits (if applicable) may be negative even though the yield (before deducting for such charges) is positive. Current and effective yield information will fluctuate. This information may not provide a basis for comparisons with deposits in banks or other institutions which pay a fixed yield over a stated period of time, or with investment companies which do not serve as underlying mutual funds for variable annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance information on the Sub-accounts is based on past performance only and is not an indication or representation of future performance. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds or portfolios and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds or portfolios. Such changes are reflected, in turn, in the Sub-accounts which invest in such underlying mutual fund or portfolio. In addition, the total amount of asset-based charges assessed against each Sub-account will affect performance.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on current rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements we distribute may also compare the performance of our Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

AVAILABLE INFORMATION

A Statement of Additional Information is available from us without charge upon your request. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and exhibits thereto at the SEC's public reference facilities at the above address, Room 1024, and at the SEC's Regional Offices, The Woolworth Building, 233 Broadway, New York, NY and 175 W. Jackson Boulevard, Suite 900, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus. The Annual Report on Form 10-K for the year ended December 31, 2002 previously filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request.

HOW TO CONTACT US You can contact us by:

[X] calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.

[X] writing to us via regular mail at American Skandia - Variable Annuities, P.O. Box 7040, Bridgeport, Connecticut 06601-7040 OR for express mail American Skandia - Variable Annuities, One Corporate Drive, Shelton, Connecticut 06484. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

[X] sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com.

[X] accessing information about your Annuity through our Internet Website at www.americanskandia.com.

You can obtain account information through Skandia's Telephone Automated Response System (STARS) and at www.americanskandia.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or an investment professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN through STARS and at www.americanskandia.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. American Skandia reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

As of the date of this Prospectus, American Skandia and its affiliates are not involved in any legal proceedings outside of the ordinary course of business. American Skandia and its affiliates are involved in pending and threatened legal proceedings in the normal course of its business, however, we do not anticipate that the outcome of any such legal proceedings will have a material adverse affect on the Separate Account, or American Skandia's ability to meet its obligations under the Annuity, or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

General Information about American Skandia

[X]  American Skandia Life Assurance Corporation

[X]  American Skandia Life Assurance Corporation Variable Account B

[X]  American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated

[X]  Current and Effective Yield

[X]  Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations

[X]  How We Calculate the Market Value Adjustment

General Information

[X]  Voting Rights

[X]  Modification

[X]  Deferral of Transactions

[X]  Misstatement of Age or Sex

[X]  Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements

[X]  Appendix A - American Skandia Life Assurance Corporation Variable Account B

            APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the
Company:

                                                    For the Year Ended December 31,
                                  -------------------------------------------------------------------
                                      2002          2001          2000         1999          1998
                                  -----------   -----------   -----------   -----------   -----------
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance        $   370,004   $   388,696   $   424,578   $   289,989   $   186,211
   charges and fees /a/ /b/
Fee income /b/                         97,650       111,196       130,610        83,243        50,839
Net investment income                  19,632        20,126        18,595        11,477        11,130
Net realized capital (losses)
   gains and other revenues /e/        (7,438)        2,698         4,195         3,688         1,360
                                  ------------  -----------   -----------   -----------   -----------
Total revenues                    $   479,848   $   522,716   $   577,978   $   388,397   $   249,540
                                  ===========   ===========   ===========   ===========   ===========
Benefits and Expenses:
Annuity and life insurance        $     3,391   $     1,955   $       751   $       612   $       558
benefits
Change in annuity and life
   insurance policy reserves            2,741       (39,898)       49,339          (671)        1,053
   /c/ Guaranteed minimum death
   benefit claims, net of              23,256        20,370         2,618         4,785             -
   hedge /b/
Return credited to contract             5,196         5,796         8,463        (1,639)       (8,930)
owners
Underwriting, acquisition and
   other insurance expenses           188,728       196,755       150,597       125,434        86,306
Amortization of deferred
   acquisition costs /b/ /d/          510,059       224,047       184,616        83,861        86,628
Interest expense                       14,544        73,424        85,998        69,502        41,004
                                  -----------   -----------   -----------   -----------   -----------
Total benefits and expenses       $   747,915   $   482,449   $   482,382   $   281,884   $   206,619
                                  ===========   ===========   ===========   ===========   ===========
Income tax (benefit) expense      $  (102,810)  $     7,168   $    30,779   $    30,344   $     8,154
                                  ===========   ===========   ===========   ===========   ===========
Net (loss) income                 $  (165,257)  $    33,099   $    64,817   $    76,169   $    34,767
                                  ===========   ===========   ===========   ===========   ===========

STATEMENTS OF FINANCIAL
CONDITION DATA
Total assets (b)                  $23,708,585   $28,009,782   $31,702,705   $30,881,579   $18,848,273
                                  ===========   ===========   ===========   ===========   ===========
Future fees payable to parent     $   708,249   $   799,472   $   934,410   $   576,034   $   368,978
                                  ===========   ===========   ===========   ===========   ===========
Surplus notes                     $   110,000   $   144,000   $   159,000   $   179,000   $   193,000
                                  ===========   ===========   ===========   ===========   ===========
Shareholder's equity              $   683,061   $   577,668   $   496,911   $   359,434   $   250,417
                                  ===========   ===========   ===========   ===========   ===========

/a./ On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167,
     $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001,
     2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636, $26,017,847, $29,751,822, $29,396,693, and
     $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998,
     respectively.

/b./ These items are significantly impacted by equity market volatility.

/c./ For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure. For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations. See Results of Operations in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.

/d./ During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset. See the MD&A for a further discussion.

/e./ Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations

Annuity and life insurance sales were $3,472,044, $3,834,167 and $8,216,167, in 2002, 2001 and 2000, respectively. The decrease in sales in 2002 and 2001 was primarily the result of the general decline in sales in the industry, attributed in large part to the continued uncertainty in the equity markets. In addition, the Company believes uncertainty regarding its future ownership has adversely impacted sales, primarily in the latter part of 2002. The Company announced, in the first quarter of 2002, its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled $23,637,559 in 2002, $26,792,877 in 2001 and $31,581,902 in 2000, representing a decrease of 12% and 15% in 2002 and 2001, respectively, due primarily to weak equity markets. The decrease in annuity and life insurance charges and fees and fee income before surrender charge income and reinsurance was consistent with the decline in assets under management. Surrender charge income increased in 2002 as compared to 2001. This was caused by higher lapses when compared to the applicable prior year periods, and was primarily attributable, the Company believes, to concerns by contract holders, rating agencies and the Company's distribution channels, surrounding the uncertainty in the equity markets and its impact on variable annuity companies generally and, prior to the announcement of the Acquisition, uncertainty concerning the Company's future (See Liquidity and Capital Resources for rating agency actions).

Net realized capital losses in 2002 were primarily from $9,593 of losses on sales and $3,769 of other-than-temporary impairments of mutual fund investments that are held in support of a deferred compensation program for certain of the Company's employees. The deferred compensation program losses were offset by net gains of $3,746 during 2002 on sales of fixed maturities. Included in those net gains on sales of fixed maturities for 2002, was a realized loss of approximately $1,236 on the sale of a WorldCom, Inc. bond. The net capital gains in 2001 related primarily to sales of fixed maturity investments, were partially offset by losses on securities in the fixed maturity portfolio. The most significant loss was $2,636 related to Enron securities. In addition net realized capital losses of $3,534 in 2001 were incurred due to sales of mutual fund holdings in support of the Company's non-qualified deferred compensation program.

The change in annuity and life insurance policy reserves includes changes in reserves related to annuity contracts with mortality risks. During 2001, the Company's Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984, as the result of an update of certain reserve assumptions as to risks inherent in the benefit. Previous assumptions had been based on statutory valuation principles as an approximation for U.S. GAAP. In addition, future mortality rates were lowered in 2001 to reflect favorable past experience. However, offsetting the resulting increase in earnings and equity as a result of changes in the GMDB liability in 2001, assumptions related to GMDB claim costs were also updated in the calculation of the deferred acquisition cost asset, resulting in additional amortization of this asset.

The Company uses derivative instruments, which consist of equity option contracts for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. GMDB claims, net of hedge, consist of GMDB claims offset by the mark to market and realized capital gain/loss results of the Company's option contracts. During 2002 and 2001, the fluctuations in GMDB claims, net of hedge, were driven by an increase in hedge related benefits of $19,776 and $14,646, respectively. Hedge related benefits were partially offset by increases in GMDB claims of $22,662 and $32,398 during 2002 and 2001, respectively.

Return credited to contract owners consists primarily of net investment results from the Company's fixed, market value adjusted, separate account investment option and changes in the Company's experience rated reinsurance receivables. The decrease in 2002 was primarily due to increased net investment results on the Company's fixed, market value adjusted, separate account investment option. As the equity markets decline, movement from variable investment options to fixed investment options, primarily due to one of the Company's product features, has increased the assets invested in the fixed separate account investment option. Included in 2002 net investment results is $9,849 of realized and unrealized losses on certain securities, of which $5,427 related to WorldCom, Inc. bonds. The increase in net investment results was partially offset by a decrease in experience rated reinsurance receivables in 2002 due to unfavorable experience on certain blocks of variable annuity business. In 2001, return credited to contract owners decreased primarily due to favorable experience on certain blocks of variable annuity contracts increasing the experience rated reinsurance receivable. Partially offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                                            2002        2001       2000
                                                         ---------   ---------   ---------
Commissions and purchase credits                         $ 287,612   $ 248,187   $ 430,743
General operating expenses                                 145,438     157,704     214,957
Acquisition costs deferred                                (244,322)   (209,136)   (495,103)
                                                         ---------   ---------   ---------
Underwriting, acquisition and other insurance expenses   $ 188,728   $ 196,755   $ 150,597
                                                         =========   =========   =========

New products launched, as well as a larger proportion of sales of products with higher commissions as compared to 2001 led to an increase in commissions and purchase credits during 2002. Lower sales and asset levels led to a decrease in commissions and purchase credits during 2001. Partially offsetting this decline in 2001, the company launched a commission promotion program that increased commissions as a percentage of new sales. Commission promotions in 2002 were approximately equivalent as compared to 2001.

General operating expenses decreased during 2002 and 2001 as a result of lower sales-based compensation, as well as expense reduction programs implemented during 2001 and continued strong expense management in 2002. Variable compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization of deferred acquisition costs increased over the past two years, in general, due to the further depressed equity markets in 2002 and 2001, thereby decreasing expectations of future gross profits and actual gross profits from asset based fees and increased expected and actual claim costs associated with minimum death benefit guarantees. During 2002, the Company also performed a recoverability study and an analysis of its short-term assumptions of future gross profits and determined those assumptions of future profits to be excessive. This analysis resulted in a current year acceleration of amortization of $206,000. During 2002 and 2001, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization. See Note 2 of Notes to Consolidated Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest expense decreased during 2002 primarily due to lower interest expense related to the future fees payable to ASI liability (See Note 8). Interest expense on these obligations is driven by the cash flows from the underlying annuity contracts acting as collateral. Due to the depressed asset values of those annuity contracts driven by the decline in the equity markets, the cash flows, and therefore the interest expense, decreased from prior year levels. Interest expense decreased in 2001 as a result of a reduction in borrowing.

The Company's income tax (benefit) expense varies directly with increases or decreases in (loss) income from operations. The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and liabilities decreased $4,301,197 and $4,406,590, respectively, from December 31, 2001. This change resulted primarily from the declining equity markets.

Significant Accounting Policies

Deferred Acquisition Costs

The costs of acquiring new business, which vary with and are primarily related to new business generated, are deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions. If the Company's long-term fund growth rate assumption was 7% instead of 8%, the Company's deferred acquisition cost asset at December 31, 2002 would be reduced by $26,273.

Future Fees Payable to ASI

In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, historical mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability.

The Company has determined, using assumptions for lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management, that the present value of future payments to ASI would be $429,773.

Deferred Taxes

The Company evaluates the necessity of recording a valuation allowance against its deferred tax asset in accordance with Statement of Financial Accounting Standards No. 109, Income Taxes ("SFAS 109"). In performing this evaluation, the Company considers all available evidence in making the determination as to whether it is more likely than not that deferred tax assets are not realizable. For the Company, that evidence includes: cumulative U.S. GAAP pre-tax income in recent years past, whether or not operating losses have expired unused in the past, the length of remaining carryback or carryforward periods, and net taxable income or loss expectations in early future years. The net taxable income or loss projections are based on profit assumptions consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has approximately $361,000 gross deferred tax assets related principally to net operating loss carryforwards that expire in 2016 and 2017 and insurance reserve differences. After considering the impact of gross reversing temporary liabilities of $323,000, the Company estimates that the Company will generate sufficient taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

Liquidity and Capital Resources

The Company's liquidity requirements have generally been met by cash from insurance operations, investment activities, borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The Company's cash from insurance operations is primarily comprised of fees generated off of assets under management, less commission expense on sales, sales and marketing expenses and other operating expenses. Fund performance driven by the equity markets directly impact assets under management and therefore, the fees the Company can generate off of those assets. During 2002 and 2001, assets under management declined consistent with the equity market declines resulting in reductions in fee revenues. In addition, the equity markets impact sales of variable annuities. As sales have declined in a declining equity market, non-promotional commission expense declined, however, in order to boost sales levels, the Company has offered various sales promotions increasing the use of cash for commission expense.

In order to fund the cash strain generated from acquisition costs on current sales, the Company has relied on cash generated from its direct insurance operations as well as reinsurance and securitization transactions. The Company has used modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving , the future fees generated from that book of business. These reinsurance agreements also mitigate the recoverability risk associated with the payment of up-front commissions and other acquisition costs. Similarly, the Company has entered into securitization transactions whereby the Company issues to ASI, in exchange for cash, the right to receive future fees generated off of a specific book of business. On April 12, 2002, the Company entered into a new securitization transaction with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was approximately $101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term borrowings of $10,000, $10,000 and $10,000, respectively, and had long-term surplus notes liabilities of $110,000, $144,000 and $159,000, respectively. During 2002, the Company borrowed $263,091 and paid back $263,091 related to short-term borrowing. During 2002 and 2001, the Company received permission from the State of Connecticut Insurance Department to pay down surplus notes in the amount of $34,000 and $15,000, respectively. See Notes 14 and 15 of Notes to Consolidated Financial Statements for more information on surplus notes and short-term borrowing, respectively.

As of December 31, 2002, 2001 and 2000, shareholder's equity totaled $683,061, $577,668 and $496,911, respectively. The Company received capital contributions of $259,720 and $48,000 from ASI during 2002 and 2001, respectively. Of this, $4,520 and $2,500, respectively, was used to support its investment in Skandia Vida. Net (loss) income of ($165,257) and $33,099, for the years ended December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC model law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest rate risk and business risk. The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

During 2002, all of the major rating agencies reviewed the U.S. life insurance sector, including the Company. Based on these reviews the rating agencies have evolving concerns surrounding the risk profile of variable annuity companies due to their significant exposure to equity market performance. This exposure has resulted, and may continue to result, in earnings volatility. Based on the reviews made during 2002, the following ratings actions took place:

On May 8, 2002, Fitch Ratings downgraded the Company's "insurer financial strength" rating to A+ from AA- with a "stable" outlook.

On September 19, 2002, Fitch Ratings lowered the Company's "insurer financial strength" rating to A- from A+ with an "evolving" outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002, Standard and Poor's lowered the Company's "counter party credit" and "financial strength" ratings to A- from A+ with a negative outlook and removed the Company from Credit Watch.

Subsequent to the announcement of the Acquisition, Standard and Poor's placed the Company on CreditWatch with positive implications.

Effects of Inflation

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook

The Company believes that it is well positioned to retain and enhance its position as a leading provider of financial products for long-term savings and retirement purposes as well as to address the economic impact of premature death, estate planning concerns and supplemental retirement needs. The Company has renewed its focus on its core variable annuity business, offering innovative long-term savings and income products, strengthening its wholesaling efforts and providing consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The Gramm-Leach-Bliley Act of 1999 (the Financial Services Modernization Act) permits affiliation among banks, securities firms and insurance companies. This legislative change has created opportunities for continued consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various other legislative initiatives could impact the Company such as pension reform and capital gains and estate tax changes. These include the proposed exclusion from tax for corporate dividends, potential changes to the deductibility of dividends received from the Company's separate accounts and newly proposed tax-advantaged savings programs. Additional pension reform may change current tax deferral rules and allow increased contributions to retirement plans, which may lead to higher investments in tax-deferred products and create growth opportunities for the Company. A capital gains tax reduction may cause tax-deferred products to be less attractive to consumers, which could adversely impact the Company.

In addition, NAIC statutory reserving guidelines and/or interpretations of those guidelines may change in the future. Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

Forward Looking Information

The Private Securities Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking statements, so long as those statements are identified as forward-looking, and the statements are accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those discussed in the statement. We want to take advantage of these safe harbor provisions.

Certain information contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations is forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of significant uncertainties and results may differ materially from these statements. You should not put undue reliance on these forward-looking statements. We disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks, and includes "forward-looking statements" that involve risk and uncertainties. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk

Fluctuations in interest rates can potentially impact the Company's profitability and cash flows. At December 31, 2002, 91% of assets held under management by the Company are in non-guaranteed Separate Accounts for which the Company's interest rate and equity market exposure is not significant, as the contract owner assumes substantially all of the investment risk. Of the remaining 9% of assets, the interest rate risk from contracts that carry interest rate exposure is managed through an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002, the Company held fixed maturity investments in its general account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate annuities, fixed supplementary contracts, the fixed investment option offered in its variable life insurance contracts, and in support of the Company's target solvency capital. The Company has a conservative investment philosophy with regard to these investments. All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's deferred annuity products offer a fixed investment option which subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the contract owner. Guarantee period options available range from one to ten years. Withdrawal of funds, or transfer of funds to variable investment options, before the end of the guarantee period subjects the contract owner to a market value adjustment ("MVA"). In the event of rising interest rates, which make the fixed maturity securities underlying the guarantee less valuable, the MVA could be negative. In the event of declining interest rates, which make the fixed maturity securities underlying the guarantee more valuable, the MVA could be positive. The resulting increase or decrease in the value of the fixed option, from calculation of the MVA, should substantially offset the increase or decrease in the market value of the securities underlying the guarantee. The Company maintains strict asset/liability matching to enable this offset. However, the Company still takes on the default risk for the underlying securities, the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities held in the Company's guaranteed separate account as of December 31, 2002 totaled $1,828,048. Assets, primarily fixed income investments, supporting those liabilities had a fair value of $1,828,048. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 2002. The analysis showed that an immediate decrease of 100 basis points in interest rates would result in a net increase in liabilities and the corresponding assets of approximately $69,150 and $68,500, respectively. An analysis of a 100 basis point decline in interest rates at December 31, 2001, showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

Equity Market Exposure

The primary equity market risk to the Company comes from the nature of the variable annuity and variable life products sold by the Company. Various fees and charges earned are substantially derived as a percentage of the market value of assets under management. In a market decline, this income will be reduced. This could be further compounded by customer withdrawals, net of applicable surrender charge revenues, partially offset by transfers to the fixed option discussed above. A 10% decline in the market value of the assets under management at December 31, 2002, sustained throughout 2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another equity market risk exposure of the Company relates to guaranteed minimum death benefit payments. Declines in equity markets and, correspondingly, the performance of the funds underlying the Company's products, increase exposure to guaranteed minimum death benefit payments. As discussed in Note 2D of the consolidated financial statements, the Company uses derivative instruments to hedge against the risk of significant decreases in equity markets. Prior to the implementation of this program, the Company used reinsurance to mitigate this risk.

The Company has a portfolio of equity investments consisting of mutual funds, which are held in support of a deferred compensation program. In the event of a decline in market values of underlying securities, the value of the portfolio would decline; however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were obtained using computer models that take into consideration various assumptions about the future. Given the uncertainty of future interest rate movements, volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                         Report of Independent Auditors

To the Board of Directors and Shareholder of American Skandia Life Assurance Corporation Shelton, Connecticut

We have audited the consolidated statements of financial condition of American Skandia Life Assurance Corporation (the "Company" which is an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Skandia Life Assurance Corporation at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.

/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Financial Condition
                        (in thousands, except share data)

                                                                      As of December 31,
                                                                  -------------------------
                                                                      2002          2001
                                                                  -----------   -----------
ASSETS
Investments:
   Fixed maturities - at fair value (amortized cost of $379,422
      and $356,882, respectively)                                 $   398,601   $   362,831
   Equity securities - at fair value (amortized cost of $52,017
      and $49,886, respectively)                                       51,769        45,083
   Derivative instruments - at fair value                              10,370         5,525
   Policy loans                                                         7,559         6,559
                                                                  -----------   -----------
      Total investments                                               468,299       419,998
Cash and cash equivalents                                              51,339            --
Accrued investment income                                               4,196         4,737
Deferred acquisition costs                                          1,117,544     1,383,281
Reinsurance receivable                                                  5,447         7,733
Receivable from affiliates                                              3,961         3,283
Income tax receivable                                                      --        30,537
Deferred income taxes                                                  38,206            --
Fixed assets, at depreciated cost (accumulated depreciation of
$7,555 and $4,266, respectively)                                       12,132        17,752
Other assets                                                          101,848       103,912
Separate account assets                                            21,905,613    26,038,549
                                                                  -----------   -----------
      Total assets                                                $23,708,585   $28,009,782
                                                                  ===========   ===========
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
Reserves for future policy and contract benefits                  $   149,349   $    91,126
Accounts payable and accrued expenses                                 133,543       192,952
Income tax payable                                                      6,547            --
Deferred income taxes                                                      --        54,980
Payable to affiliates                                                   2,223       101,035
Future fees payable to American Skandia, Inc. ("ASI")                 708,249       799,472
Short-term borrowing                                                   10,000        10,000
Surplus notes                                                         110,000       144,000
Separate account liabilities                                       21,905,613    26,038,549
                                                                  -----------   -----------
      Total liabilities                                            23,025,524    27,432,114
                                                                  -----------   -----------
Commitments and contingent liabilities (Note 18)
Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                               2,500         2,500
Additional paid-in capital                                            595,049       335,329
Retained earnings                                                      73,821       239,078
Accumulated other comprehensive income                                 11,691           761
                                                                  -----------   -----------
      Total shareholder's equity                                      683,061       577,668
                                                                  -----------   -----------
      Total liabilities and shareholder's equity                  $23,708,585   $28,009,782
                                                                  ===========   ===========

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                        Consolidated Statements of Income
                                 (in thousands)

                                                                 For the Years Ended December 31,
                                                                 --------------------------------
                                                                     2002       2001       2000
                                                                  ---------   --------   --------
REVENUES
Annuity and life insurance charges and fees                       $ 370,004   $388,696   $424,578
Fee income                                                           97,650    111,196    130,610
Net investment income                                                19,632     20,126     18,595
Net realized capital (losses) gains                                  (9,614)       928       (688)
Other                                                                 2,176      1,770      4,883
                                                                  ---------   --------   --------
   Total revenues                                                   479,848    522,716    577,978
                                                                  ---------   --------   --------
EXPENSES
Benefits:
   Annuity and life insurance benefits                                3,391      1,955        751
   Change in annuity and life insurance policy reserves               2,741    (39,898)    49,339
   Guaranteed minimum death benefit claims, net of hedge             23,256     20,370      2,618
   Return credited to contract owners                                 5,196      5,796      8,463
                                                                  ---------   --------   --------
      Total benefits                                                 34,584    (11,777)    61,171
Other:
   Underwriting, acquisition and other insurance expenses           188,728    196,755    150,597
   Amortization of deferred acquisition costs                       510,059    224,047    184,616
   Interest expense                                                  14,544     73,424     85,998
                                                                  ---------   --------   --------
                                                                    713,331    494,226    421,211
                                                                  ---------   --------   --------
   Total benefits and expenses                                      747,915    482,449    482,382
                                                                  ---------   --------   --------
      (Loss) income from operations before income tax
         (benefit) expense                                         (268,067)    40,267     95,596
      Income tax (benefit) expense                                 (102,810)     7,168     30,779
                                                                  ---------   --------   --------
         Net (loss) income                                        $(165,257)  $ 33,099   $ 64,817
                                                                  =========   ========   ========

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Shareholder's Equity
                                 (in thousands)

                                                                           Accumulated Other
                                                                         Comprehensive Income
                                                                       ------------------------
                                              Additional                 Foreign     Unrealized
                                     Common     Paid in     Retained     Currency      Gains
                                      Stock     Capital     Earnings   Translation    (Losses)      Total
                                     ------   ----------   ---------   -----------   ----------   ---------

As of December 31, 1999              $2,500    $215,879    $ 141,162      $ 148          ($255)   $ 359,434
Net income                                                    64,817                                 64,817
Other comprehensive income:
   Unrealized capital gains                                                                843          843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                            433          433
   Foreign currency translation                                             (66)                        (66)
                                                                                                  ---------
Other comprehensive income                                                                            1,210
                                                                                                  ---------
Comprehensive income                                                                                 66,027
Capital contributions                            71,450                                              71,450
                                     ------    --------    ---------      -----        -------    ---------
As of December 31, 2000               2,500     287,329      205,979         82          1,021      496,911
Net income                                                    33,099                                 33,099
Other comprehensive loss:
   Unrealized capital losses                                                              (261)        (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                            (14)         (14)
   Foreign currency translation                                             (67)                        (67)
                                                                                                  ---------
Other comprehensive loss                                                                               (342)
                                                                                                  ---------
Comprehensive income                                                                                 32,757
Capital contributions                            48,000                                              48,000
                                     ------    --------    ---------      -----        -------    ---------
As of December 31, 2001               2,500     335,329      239,078         15            746      577,668
Net loss                                                    (165,257)                              (165,257)
Other comprehensive income:
   Unrealized capital gains                                                             10,434       10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                          1,126        1,126
   Foreign currency translation                                            (630)                       (630)
                                                                                                  ---------
Other comprehensive income                                                                           10,930
                                                                                                  ---------
Comprehensive loss                                                                                 (154,327)
Capital contributions                           259,720                                             259,720
                                     ------    --------    ---------      -----        -------    ---------
As of December 31, 2002              $2,500    $595,049    $  73,821      $(615)       $12,306    $ 683,061

Unrealized capital gains (losses) is shown net of tax expense (benefit) of $5,618, ($140) and $454 for 2002, 2001 and 2000, respectively. Reclassification adjustment for realized losses (gains) included in net realized capital (losses) gains is shown net of tax expense (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000, respectively. Foreign currency translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                       For the Years Ended December 31,
                                                                      ---------------------------------
                                                                         2002        2001       2000
                                                                      ---------   ---------   ---------
Cash flow from operating activities:
   Net (loss) income                                                  $(165,257)  $  33,099   $  64,817
   Adjustments to reconcile net (loss) income to net
      cash (used in) provided by operating activities:
      Amortization and depreciation                                      21,649      13,374       5,758
      Deferral of acquisition costs                                    (244,322)   (209,136)   (495,103)
      Amortization of deferred acquisition costs                        510,059     224,047     184,616
      Deferred tax (benefit) expense                                    (99,071)     46,215      60,023
      Change in unrealized (gains) losses on derivatives                 (5,149)      2,902      (2,936)
      Increase (decrease) in policy reserves                              3,293     (38,742)     50,892
      (Decrease) increase in net receivable/payable to affiliates       (99,490)    103,496     (72,063)
      Change in net income tax receivable/payable                        37,084       4,083     (58,888)
      Increase in other assets                                           (9,546)    (12,105)    (65,119)
      Decrease (increase) in accrued investment income                      541         472      (1,155)
      Decrease (increase) in reinsurance receivable                       2,286      (1,849)        420
      (Decrease) increase in accounts payable and accrued expenses      (59,409)     55,912     (21,550)
      Net realized capital (gains) losses on derivatives                (26,654)    (14,929)      5,554
      Net realized capital losses (gains) on investments                  9,616        (928)        688
                                                                      ---------   ---------   ---------
         Net cash (used in) provided by operating activities           (124,370)    205,911    (344,046)
                                                                      ---------   ---------   ---------
Cash flow from investing activities:
      Purchase of fixed maturity investments                           (388,053)   (462,820)   (380,737)
      Proceeds from sale and maturity of fixed
         maturity investments                                           367,263     390,816     303,736
      Purchase of derivatives                                           (61,998)   (103,533)    (14,781)
      Proceeds from exercise or sale of derivative instruments           88,956     113,051       5,936
      Purchase of shares in equity securities and dividend
         reinvestments                                                  (49,713)    (55,430)    (18,136)
      Proceeds from sale of shares in equity securities                  34,220      25,228       8,345
      Purchase of fixed assets                                           (2,423)    (10,773)     (7,348)
      Increase in policy loans                                           (1,000)     (2,813)     (2,476)
                                                                      ---------   ---------   ---------
         Net cash used in investing activities                          (12,748)   (106,274)   (105,461)
                                                                      ---------   ---------   ---------
Cash flow from financing activities:
      Capital contribution                                              259,720      48,000      71,450
      Pay down of surplus notes                                         (34,000)    (15,000)    (20,000)
      (Decrease) increase in future fees payable to ASI, net            (91,223)   (137,355)    358,376
      Deposits to contract owner accounts                               808,209      59,681     172,441
      Withdrawals from contract owner accounts                         (164,964)   (130,476)   (102,603)
      Change in contract owner accounts, net of investment earnings    (588,315)     62,875     (55,468)
                                                                      ---------   ---------   ---------
         Net cash provided by (used in) financing activities            189,427    (112,275)    424,196
                                                                      ---------   ---------   ---------
         Net increase (decrease) in cash and cash equivalents            52,309     (12,638)    (25,311)
         Change in foreign currency translation                            (970)       (103)       (101)
         Cash and cash equivalents at beginning of period                    --      12,741      38,153
         Cash and cash equivalents at end of period                   $  51,339   $      --   $  12,741
                                                                      =========   =========   =========
      Income taxes (received) paid                                    $ (40,823)  $ (43,130)  $  29,644
                                                                      =========   =========   =========
      Interest paid                                                   $  23,967   $  56,831   $ 114,394
                                                                      =========   =========   =========

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                   Notes to Consolidated Financial Statements
                                December 31, 2002
                             (dollars in thousands)

1.   ORGANIZATION AND OPERATION

     American Skandia Life Assurance Corporation ("ASLAC" or the "Company"), with its principal offices in Shelton, Connecticut, is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). On December 19, 2002, Skandia
     Insurance Company Ltd. (publ) ("SICL"), an insurance company organized under the laws of the Kingdom of Sweden, and the ultimate parent company of the Company, entered into a definitive purchase agreement with Prudential
     Financial, Inc., a New Jersey corporation ("Prudential Financial"), whereby
     Prudential Financial will acquire the Company and certain of its affiliates
     (the "Acquisition"). Consummation of the transaction is subject to various closing conditions, including regulatory approvals and approval of certain matters by the board of directors and shareholders of the mutual funds advised by American Skandia Investment Services, Inc. ("ASISI"), a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003.

     The Company develops long-term savings and retirement products, which are distributed through its affiliated broker/dealer company, American Skandia
     Marketing, Incorporated ("ASM"). The Company currently issues term and variable universal life insurance and variable deferred and immediate annuities for individuals and groups in the United States of America and its territories.

     The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. ("Skandia
     Vida"), which is a life insurance company domiciled in Mexico. Skandia Vida had total shareholder's equity of $5,023 and $4,179 as of December 31, 2002, and 2001, respectively. Skandia Vida has generated net losses of $2,706, $2,619 and $2,540 in 2002, 2001 and 2000, respectively. As part of the Acquisition, it is expected that the Company will sell its ownership interest in Skandia Vida to SICL. The Company has filed for required regulatory approvals from the State of Connecticut and Mexico related to the sale of Skandia Vida.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.   Basis of Reporting

          The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"). Skandia Vida has been consolidated in these financial statements. Intercompany transactions and balances between the Company and Skandia Vida have been eliminated in consolidation.

          Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

     B.   New Accounting Standard

          Effective January 1, 2001, the Company adopted Statement of Financial
          Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137 and SFAS 138
          (collectively "SFAS 133"). Derivative instruments held by the Company consist of equity put option contracts utilized to

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          manage the economic risks associated with guaranteed minimum death benefits ("GMDB"). These derivative instruments are carried at fair value. Realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of
          Hedge. The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

          Effective April 1, 2001, the Company adopted the Emerging Issues Task
          Force ("EITF") Issue 99-20, "Recognition of Interest Income and
          Impairment on Purchased and Retained Beneficial Interests in
          Securitized Financial Assets." Under the consensus, investors in certain asset-backed securities are required to record changes in their estimated yield on a prospective basis and to evaluate these securities for an other than temporary decline in value. If the fair value of the asset-backed security has declined below its carrying amount and the decline is determined to be other than temporary, the security is written down to fair value. The adoption of EITF Issue
          99-20 did not have a significant effect on the Company's financial statements.

          In July 2001, the Financial Accounting Standards Board ("FASB") issued
          Statement of Financial Accounting Standards. No. 142 "Accounting for
          Goodwill and Intangible Assets" ("SFAS 142"). Under the new standard, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the new standard. Other intangible assets will continue to be amortized over their useful lives.

          The Company applied the new rules on the accounting for goodwill and other intangible assets in the first quarter of 2002. The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

     C.   Investments

          The Company has classified its fixed maturity investments as available-for-sale and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          The Company has classified its equity securities held in support of a deferred compensation plan (see Note 12) as available-for-sale. Such investments are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          Policy loans are carried at their unpaid principal balances.

          Realized capital gains and losses on disposal of investments are determined by the specific identification method.

          Other than temporary impairment charges are determined based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     D.   Derivative Instruments

          The Company uses derivative instruments, which consist of equity put option contracts, for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. As the equity markets decline, the Company's exposure to future GMDB claims increases. Conversely, as the equity markets increase the Company's exposure to future GMDB claims decreases. The claims exposure is reduced by the market value effect of the option contracts purchased.

          Based on criteria described in SFAS 133, the Company's fair value hedges do not qualify as "effective" hedges and, therefore, hedge accounting may not be applied. Accordingly, the derivative investments are carried at fair value with changes in unrealized gains and losses being recorded in income as those changes occur. As such, both realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of
          Hedge.

          As of December 31, 2002 and 2001, the accumulated difference between cost and market value on the Company's derivatives was an unrealized gain of $1,434 and an unrealized loss of $3,715, respectively. The amount of realized and unrealized gains (losses) on the Company's derivatives recorded during the years ended December 31, 2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

     E.   Cash Equivalents

          The Company considers all highly liquid time deposits, commercial paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

          As of December 31, 2002, $50 of cash reflected on the Company's financial statements was restricted in compliance with regulatory requirements.

     F.   State Insurance Licenses

          Licenses to do business in all states have been capitalized and reflected at the purchase price of $6,000 less accumulated amortization of $2,038 at December 31, 2002. Due to the adoption of SFAS 142, the cost of the licenses is no longer being amortized but is subjected to an annual impairment test. As of December 31, 2002, the Company estimated the fair value of the state insurance licenses to be in excess of book value and, therefore, no impairment charge was required.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     G.   Income Taxes

          The Company is included in the consolidated federal income tax return filed by Skandia U.S. Inc. and its U.S. subsidiaries. In accordance with the tax sharing agreement, the federal income tax provision is computed on a separate return basis as adjusted for consolidated items. Pursuant to the terms of this agreement, the Company has the right to recover the value of losses utilized by the consolidated group in the year of utilization. To the extent the Company generates income in future years, the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     H.   Recognition of Revenue and Contract Benefits

          Revenues for variable deferred annuity contracts consist of charges against contract owner account values or separate accounts for mortality and expense risks, administration fees, surrender charges and an annual maintenance fee per contract. Revenues for mortality and expense risk charges and administration fees are recognized as assessed against the contract holder. Surrender charge revenue is recognized when the surrender charge is assessed against the contract holder at the time of surrender. Annual maintenance fees are earned ratably throughout the year.

          Benefit reserves for the variable investment options on annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Fee income from mutual fund organizations is recognized when assessed against assets under management.

          Revenues for variable immediate annuity and supplementary contracts with life contingencies consist of certain charges against contract owner account values including mortality and expense risks and administration fees. These charges and fees are recognized as revenue as assessed against the contract holder. Benefit reserves for variable immediate annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Revenues for the market value adjusted fixed investment option on annuity contracts consist of separate account investment income reduced by amounts credited to the contract holder for interest. This net spread is included in return credited to contract owners on the consolidated statements of income. Benefit reserves for these contracts represent the account value of the contracts plus a

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          market value adjustment, and are included in the general account reserve for future policy and contract benefits to the extent in excess of the separate account assets, typically for the market value adjustment at the reporting date.

          Revenues for fixed immediate annuity and fixed supplementary contracts without life contingencies consist of net investment income, reported as a component of return credited to contract owners. Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on applicable actuarial standards with assumed interest rates that vary by issue year and are included in the general account reserve for future policy and contract benefits. Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

          Revenues for variable life insurance contracts consist of charges against contract owner account values or separate accounts for mortality and expense risk fees, administration fees, cost of insurance fees, taxes and surrender charges. Certain contracts also include charges against premium to pay state premium taxes. All of these charges are recognized as revenue when assessed against the contract holder. Benefit reserves for variable life insurance contracts represent the account value of the contracts and are included in the separate account liabilities.

     I.   Deferred Acquisition Costs

          The costs of acquiring new business, which vary with and are primarily related to new business generated, are being deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

          The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits, from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

     2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                            2002         2001         2000
                                         ----------   ----------   ----------
Balance at beginning of year             $1,383,281   $1,398,192   $1,087,705
Acquisition costs deferred during the
   year                                     244,322      209,136      495,103
Acquisition costs amortized during the
   year                                    (510,059)    (224,047)    (184,616)
                                         ----------   ----------   ----------
Balance at end of year                   $1,117,544   $1,383,281   $1,398,192
                                         ==========   ==========   ==========

          As asset growth rates, during 2002 and 2001, have been far below the Company's long-term assumption, the adjustment to the short-term asset growth rate had risen to a level, before being capped, that in management's opinion was excessive in the current market environment. Based on an analysis of those short-term rates, the related estimates of future gross profits and an impairment study, management of the Company determined that the short-term asset growth rate should be reset to the level of the long-term growth rate expectation as of September 30, 2002. This resulted in an acceleration of amortization of approximately $206,000.

          Throughout the year, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

     J.   Reinsurance

          The Company cedes reinsurance under modified co-insurance arrangements. These reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from the Company's variable annuity and variable life insurance business. The reinsurance is effected under quota share contracts.

          At December 31, 2002 and 2001, in accordance with the provisions of the modified coinsurance agreements, the Company accrued approximately $5,447 and $7,733, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

     K.   Translation of Foreign Currency

          The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency. Assets and liabilities are translated at the exchange rate in effect at each year-end. Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     L.   Separate Accounts

          Assets and liabilities in separate accounts are included as separate captions in the consolidated statements of financial condition. Separate account assets consist principally of long term bonds, investments in mutual funds, short-term securities and cash and cash equivalents, all of which are carried at fair value. The investments are managed predominately through ASISI, utilizing various fund managers as sub-advisors. The remaining investments are managed by independent investment firms. The contract holder has the option of directing funds to a wide variety of investment options, most of which invest in mutual funds. The investment risk on the variable portion of a contract is borne by the contract holder. Fixed options with minimum guaranteed interest rates are also available. The Company bears the credit risk associated with the investments that support these fixed options.

          Included in Separate Account liabilities are reserves of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of return. These reserves are calculated using the Commissioners Annuity Reserve Valuation Method. Separate Account assets of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, consisting of fixed maturities, equity securities, short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity obligations, pursuant to state regulation.

          Included in the general account, within Reserves for Future Policy and Contract Benefits, is the market value adjustment associated with the guaranteed, fixed rate investment options, assuming the market value adjustment at the reporting date.

          Net investment income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

     M.   Unearned Performance Credits

          The Company defers certain bonus credits applied to contract holder deposits. The credit is reported as a contract holder liability within separate account liabilities and the deferred expense is reported as a component of other assets. As the contract holder must keep the contract in-force for 10 years to earn the bonus credit, the Company amortizes the deferred expense on a straight-line basis over 10 years. If the contract holder surrenders the contract or the contract holder dies prior to the end of 10 years, the bonus credit is returned to the Company. This component of the bonus credit is amortized in proportion to expected surrenders and mortality. As of December 31, 2002 and 2001, the unearned performance credit asset was $83,288 and $89,234, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     N.   Estimates

          The preparation of financial statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve estimates of future policy lapses, investment returns and maintenance expenses. Actual results could differ from those estimates.

3.   INVESTMENTS

     The amortized cost, gross unrealized gains and losses and fair value of fixed maturities and investments in equity securities as of December 31, 2002 and 2001 are shown below. All securities held at December 31, 2002 and 2001 were publicly traded.

     Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                    Gross        Gross
                                     Amortized   Unrealized   Unrealized
                                       Cost         Gains       Losses     Fair Value
                                     ---------   ----------   ----------   ----------
U.S. Government obligations           $270,969     $15,658      $ (78)      $286,549
Obligations of state and political
   subdivisions                            253           9         (1)           261
Corporate securities                   108,200       3,631        (40)       111,791
                                      --------     -------      -----       --------
Totals                                $379,422     $19,298      $(119)      $398,601
                                      ========     =======      =====       ========

     The amortized cost and fair value of fixed maturities, by contractual maturity, at December 31, 2002 are shown below. Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                     Amortized
                                        Cost     Fair Value
                                     ---------   ----------
Due in one year or less               $ 12,793    $ 12,884
Due after one through five years       165,574     171,830
Due after five through ten years       186,609     198,913
Due after ten years                     14,446      14,974
                                      --------    --------
   Total                              $379,422    $398,601
                                      ========    ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                    Gross        Gross
                                     Amortized   Unrealized   Unrealized
                                       Cost         Gains       Losses     Fair Value
                                     ---------   ----------   ----------   ----------
U.S. Government obligations            $198,136    $2,869       $(413)      $200,592
Obligations of state and political
   subdivisions                             252         8          --            260
Corporate securities                    158,494     4,051        (566)       161,979
                                       --------    ------       -----       --------
      Totals                           $356,882    $6,928       $(979)      $362,831
                                       ========    ======       =====       ========

     Proceeds from sales of fixed maturities during 2002, 2001 and 2000 were $367,213, $386,816 and $302,632, respectively. Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

     The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:

                    Gross        Gross
                 Unrealized   Unrealized    Fair
         Cost       Gains       Losses      Value
       -------   ----------   ----------   -------
2002   $52,017      $136       $  (384)    $51,769
2001   $49,886      $122       $(4,925)    $45,083

     Net realized investment gains (losses), determined on a specific identification basis, were as follows for the years ended December 31:

                                     2002       2001      2000
                                   --------   -------   -------
Fixed maturities:
   Gross gains                     $  8,213   $ 8,849   $ 1,002
   Gross losses                      (4,468)   (4,387)   (3,450)
Investment in equity securities:
   Gross gains                           90       658     1,913
   Gross losses                     (13,451)   (4,192)     (153)
                                   --------   -------   -------
      Totals                       $ (9,616)  $   928   $  (688)
                                   ========   =======   =======

     During 2002, the Company determined that certain amounts of its investment in equity securities were other than temporarily impaired and, accordingly, recorded a loss of $3,769.

     As of December 31, 2002, the Company did not own any investments in fixed maturity securities whose carrying value exceeded 10% of the Company's equity.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

Security                                      Fair Value
-------------------------------------------   ----------
U.S. Treasury Note, 6.25%, February 2003        $4,345
U.S. Treasury Note, 3.00%, November 2003           183
Puerto Rico Commonwealth, 4.60%, July 2004         210
Puerto Rico Commonwealth, 4.875%, July 2023         52

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The methods and assumptions used to determine the fair value of financial instruments are as follows:

     Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

     Fair values of equity securities are based on quoted market prices.

     The fair value of derivative instruments is determined based on the current value of the underlying index.

     The carrying value of cash and cash equivalents (cost) approximates fair value due to the short-term nature of these investments.

     The carrying value of policy loans approximates fair value.

     Fair value of future fees payable to ASI are determined on a discounted cash flow basis, using best estimate assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

     The carrying value of short-term borrowings (cost) approximates fair value due to the short-term nature of these liabilities.

     Fair value of surplus notes are determined based on a discounted cash flow basis with a projected payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

     The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                    December 31, 2002             December 31, 2001
                               ---------------------------   ---------------------------
                               Fair Value   Carrying Value   Fair Value   Carrying Value
                               ----------   --------------   ----------   --------------
Assets
Fixed Maturities                $398,601       $398,601      $362,831        $362,831
Equity Securities                 51,769         51,769        45,083          45,083
Derivative Instruments            10,370         10,370         5,525           5,525
Policy Loans                       7,559          7,559         6,559           6,559

Liabilities
Future Fees Payable to ASI       429,773        708,249       546,357         799,472
Short-term Borrowing              10,000         10,000        10,000          10,000
Surplus Notes and accrued
   interest of $29,230 and
   $25,829 in 2002 and 2001,
   respectively                  140,777        139,230       174,454         169,829

5.   NET INVESTMENT INCOME

     The sources of net investment income for the years ended December 31 were as follows:

                              2002      2001      2000
                            -------   -------   -------
Fixed maturities            $18,015   $18,788   $13,502
Cash and cash equivalents     1,116       909     5,209
Equity securities               809       622        99
Policy loans                    403       244        97
                            -------   -------   -------
Total investment income      20,343    20,563    18,907
Investment expenses            (711)     (437)     (312)
                            -------   -------   -------
Net investment income       $19,632   $20,126   $18,595
                            =======   =======   =======

6.   INCOME TAXES

     The significant components of income tax expense for the years ended December 31 were as follows:

                                               2002       2001       2000
                                            ---------   --------   --------
Current tax benefit                         $  (3,739)  $(39,047)  $(29,244)
Deferred tax expense, excluding operating
   loss carryforwards                          35,915     60,587     60,023
Deferred tax benefit for operating and
  capital loss carryforwards                 (134,986)   (14,372)        --
                                            ---------   --------   --------
      Total income tax (benefit) expense    $(102,810)  $  7,168   $ 30,779
                                            =========   ========   ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

6.   INCOME TAXES (continued)

     Deferred tax assets (liabilities) include the following at December 31:

                                                 2002       2001
                                              ---------   ---------
Deferred tax assets:
   GAAP to tax reserve differences            $ 165,348   $ 241,503
   Future fees payable to ASI                    21,475      63,240
   Deferred compensation                         20,603      20,520
   Net operating loss carry forward             147,360      14,372
   Other                                          6,530      17,276
                                              ---------   ---------
      Total deferred tax assets                 361,316     356,911
                                              ---------   ---------
Deferred tax liabilities:
   Deferred acquisition costs, net             (312,933)   (404,758)
   Net unrealized gains on fixed
      maturity securities                        (6,713)     (2,082)
   Other                                         (3,464)     (5,051)
                                              ---------   ---------
      Total deferred tax liabilities           (323,110)   (411,891)
                                              ---------   ---------
         Net deferred tax asset (liability)   $  38,206   $ (54,980)
                                              =========   =========

     In accordance with SFAS 109, the Company has performed an analysis of its deferred tax assets to assess recoverability. Looking at a variety of items, most notably, the timing of the reversal of temporary items and future taxable income projections, the Company determined that no valuation allowance is needed.

     The income tax (benefit) expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                                                       2002       2001      2000
                                                    ---------   -------   -------
(Loss) income before taxes
   Domestic                                         $(265,361)  $42,886   $98,136
   Foreign                                             (2,706)   (2,619)   (2,540)
                                                    ---------   -------   -------
   Total                                             (268,067)   40,267    95,596
   Income tax rate                                         35%       35%       35%
                                                    ---------   -------   -------
Tax (benefit) expense at federal statutory income
   tax rate                                           (93,823)   14,093    33,459
Tax effect of:
   Dividend received deduction                        (12,250)   (8,400)   (7,350)
   Losses of foreign subsidiary                           947       917       889
   Meals and entertainment                                603       603       841
   State income taxes                                      --       (62)     (524)
   Federal provision to return differences                709      (177)    3,235
   Other                                                1,004       194       229
                                                    ---------   -------   -------
      Income tax (benefit) expense                  $(102,810)  $ 7,168   $30,779
                                                    =========   =======   =======

     The Company's net operating loss carry forwards, totaling approximately $421,029 (pre-tax) at December 31, 2002, will expire in 2016 and 2017.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

7.   COST ALLOCATION AGREEMENTS WITH AFFILIATES

     Certain operating costs (including rental of office space, furniture, and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology Corporation ("ASIST"), an affiliated company. ASLAC signed a written service agreement with ASIST for these services executed and approved by the Connecticut Insurance Department in 1995. This agreement automatically continues in effect from year to year and may be terminated by either party upon 30 days written notice. The Company has also paid and charged operating costs to several of its affiliates. The total cost to the Company for these items was $8,177, $6,179 and $13,974 in 2002, 2001 and 2000, respectively. Income received for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

     Allocated depreciation expense was $7,440, $8,764 and $9,073 in 2002, 2001 and 2000, respectively. Allocated lease expense was $5,808, $6,517 and $5,606 in 2002, 2001 and 2000, respectively. Allocated sub-lease rental income, recorded as a reduction to lease expense, was $738, $30 and $0 in 2002, 2001 and 2000, respectively. Assuming that the written service agreement between ASLAC and ASIST continues indefinitely, ASLAC's allocated future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                       Lease    Sub-Lease
                      -------   ---------
2003                  $ 4,847    $ 1,616
2004                    5,275      1,773
2005                    5,351      1,864
2006                    5,328      1,940
2007                    5,215      1,788
2008 and thereafter    19,629      7,380
                      -------    -------
Total                 $45,645    $16,361
                      =======    =======

     Beginning in 1999, the Company was reimbursed by ASM for certain distribution related costs associated with the sales of business through an investment firm where ASM serves as an introducing broker dealer. Under this agreement, the expenses reimbursed were $8,255, $6,610 and $6,064 in 2002, 2001 and 2000, respectively. As of December 31, 2002 and 2001, amounts receivable under this agreement were approximately $458 and $639, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI

     In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

     The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

     In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

     Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, current mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

     On April 12, 2002, the Company entered into a new securitization purchase agreement with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713.

     Payments, representing fees and charges in the aggregate amount, of $186,810, $207,731 and $219,523 were made by the Company to ASI in 2002, 2001 and 2000, respectively. Related interest expense of $828, $59,873 and $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

     The Commissioner of the State of Connecticut has approved the transfer of future fees and charges; however, in the event that the Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to restrict the payments due to ASI, into a restricted account, under the Purchase Agreement subject to certain terms and conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI (continued)

     The present values of the transactions as of the respective effective date were as follows:

               Closing   Effective     Contract Issue     Discount    Present
Transaction      Date       Date           Period           Rate       Value
-----------   --------   ---------   ------------------   --------   --------
  1996-1      12/17/96     9/1/96     1/1/94 - 6/30/96       7.5%    $ 50,221
  1997-1       7/23/97     6/1/97     3/1/96 - 4/30/97       7.5%      58,767
  1997-2      12/30/97    12/1/97     5/1/95 - 12/31/96      7.5%      77,552
  1997-3      12/30/97    12/1/97     5/1/96 - 10/31/97      7.5%      58,193
  1998-1       6/30/98     6/1/98     1/1/97 - 5/31/98       7.5%      61,180
  1998-2      11/10/98    10/1/98     5/1/97 - 8/31/98       7.0%      68,573
  1998-3      12/30/98    12/1/98     7/1/96 - 10/31/98      7.0%      40,128
  1999-1       6/23/99     6/1/99     4/1/94 - 4/30/99       7.5%     120,632
  1999-2      12/14/99    10/1/99    11/1/98 - 7/31/99       7.5%     145,078
  2000-1       3/22/00     2/1/00     8/1/99 - 1/31/00       7.5%     169,459
  2000-2       7/18/00     6/1/00     2/1/00 - 4/30/00      7.25%      92,399
  2000-3      12/28/00    12/1/00     5/1/00 - 10/31/00     7.25%     107,291
  2000-4      12/28/00    12/1/00     1/1/98 - 10/31/00     7.25%     107,139
  2002-1       4/12/02     3/1/02    11/1/00 - 12/31/01     6.00%     101,713

     Payments of future fees payable to ASI, according to original amortization schedules, as of December 31, 2002 are as follows:

Year      Amount
----    --------
2003    $186,854
2004     171,093
2005     147,902
2006     117,761
2007      66,270
2008      18,369
        --------
Total   $708,249
        ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

9.   LEASES

     The Company entered into an eleven year lease agreement for office space in Westminster, Colorado, effective January 1, 2001. Lease expense for 2002 and 2001 was $2,583 and $1,602, respectively. Sub-lease rental income was $227 in 2002 and $0 in 2001. Future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                       Lease    Sub-Lease
                      -------   ---------
2003                  $ 1,913     $  426
2004                    1,982        455
2005                    2,050        500
2006                    2,050        533
2007                    2,050        222
2008 and thereafter     8,789          0
                      -------     ------
Total                 $18,834     $2,136
                      =======     ======

10.  RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

     Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

     The Company incurred statutory basis net losses in 2002 of $192,474 due primarily to significant declines in the equity markets, increasing GMDB reserves calculated on a statutory basis. Statutory basis net losses for 2001 were $121,957, as compared to income of $11,550 in 2000.

     Under various state insurance laws, the maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance department is subject to restrictions relating to statutory surplus and net gain from operations. For 2003, no amounts may be distributed without prior approval.

11.  STATUTORY ACCOUNTING PRACTICES

     The Company prepares its statutory basis financial statements in accordance with accounting practices prescribed by the State of Connecticut Insurance Department. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules.

     The NAIC adopted the Codification of Statutory Accounting Principles (Codification) in March 1998. The effective date for codification was January 1, 2001. The Company's state of domicile, Connecticut, has adopted codification and the Company has made the necessary changes in its statutory accounting and reporting required for implementation. The overall impact of adopting codification in 2001 was a one-time, cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

     In addition, during 2001, based on a recommendation from the State of Connecticut Insurance Department, the Company changed its statutory method of accounting for its

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

11.  STATUTORY ACCOUNTING PRACTICES (continued)

     liability associated with securitized variable annuity fees. Under the new method of accounting, the liability for securitized fees is established consistent with the method of accounting for the liability associated with variable annuity fees ceded under reinsurance contracts. This equates to the statutory liability at any valuation date being equal to the Commissioners Annuity Reserve Valuation Method (CARVM) offset related to the securitized contracts. The impact of this change in accounting, representing the difference in the liability calculated under the old method versus the new method as of January 1, 2001, was reported as a cumulative effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215.

     In 2001, the Company, in agreement with the Connecticut Insurance Department, changed its reserving methodology to recognize free partial withdrawals and to reserve on a "continuous" rather than "curtate" basis. The impact of these changes, representing the difference in reserves calculated under the new methods versus the old methods, was recorded directly to surplus as changes in reserves on account of valuation basis. This resulted in an increase to the unassigned deficit of approximately $40,511.

     Effective January 1, 2002, the Company adopted Statement of Statutory Accounting Principles No. 82, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Web Site Development Costs" ("SSAP 82"). SSAP 82 requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software. Prior to the adoption of SSAP 82, the Company expensed all internal use software related costs as incurred. The Company has identified and capitalized $5,935 of costs associated with internal use software as of January 1, 2002 and is amortizing the applicable costs on a straight-line basis over a three year period. The costs capitalized as of January 1, 2002 resulted in a direct increase to surplus. Amortization expense for the year ended December 31, 2002 was $757.

12.  EMPLOYEE BENEFITS

     The Company has a 401(k) plan for which substantially all employees are eligible. Under this plan, the Company provides a 50% match on employees' contributions up to 6% of an employee's salary (for an aggregate match of up to 3% of the employee's salary). Additionally, the Company may contribute additional amounts based on profitability of the Company and certain of its affiliates. Expenses related to this program in 2002, 2001 and 2000 were $719, $2,738 and $3,734, respectively. Company contributions to this plan on behalf of the participants were $921, $2,549 and $4,255 in 2002, 2001 and 2000, respectively.

     The Company has a deferred compensation plan, which is available to the field marketing staff and certain other employees. Expenses related to this program in 2002, 2001 and 2000 were $3,522, $1,615 and $1,030, respectively. Company contributions to this plan on behalf of the participants were $5,271, $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

     The Company and certain affiliates cooperatively have a long-term incentive program under which units are awarded to executive officers and other personnel. The Company and certain affiliates also have a profit sharing program, which benefits all employees

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

12.  EMPLOYEE BENEFITS (continued)

     below the officer level. These programs consist of multiple plans with new plans instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the programs. The accrued liability representing the value of these units was $7,083 and $13,645 as of December 31, 2002 and 2001, respectively. Expenses (income) related to these programs in 2002, 2001 and 2000, were $1,471, ($9,842) and $2,692, respectively. Payments under these programs were $8,033, $8,377 and $13,697 in 2002, 2001 and 2000, respectively.

13.  FINANCIAL REINSURANCE

     The Company cedes insurance to other insurers in order to fund the cash strain generated from commission costs on current sales and to limit its risk exposure. The Company uses modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving in the future, the future fees generated from that book of business. Such transfer does not relieve the Company of its primary liability and, as such, failure of reinsurers to honor their obligation could result in losses to the Company. The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

     The effect of reinsurance for the 2002, 2001 and 2000 was as follows:

                                                  Gross      Ceded      Net
                                                --------   --------   --------
2002
Annuity and life insurance charges and fees     $406,272   $(36,268)  $370,004
Return credited to contract owners              $  5,221   $    (25)  $  5,196
Underwriting, acquisition and other insurance
expenses (deferal of acquisition costs)         $154,588   $ 34,140   $188,728
Amortization of deferred acquisition costs      $542,945   $(32,886)  $510,059

2001
Annuity and life insurance charges and fees     $430,914   $(42,218)  $388,696
Return credited to contract owners              $  5,704   $     92   $  5,796
Underwriting, acquisition and other insurance
expenses (deferral of acquisition costs)        $163,677   $ 33,078   $196,755
Amortization of deferred acquisition costs      $231,290   $ (7,243)  $224,047

2000
Annuity and life insurance charges and fees     $473,318   $(48,740)  $424,578
Return credited to contract owners              $  8,540   $    (77)  $  8,463
Underwriting, acquisition and other insurance
expenses (deferral of acquisition costs)        $108,399   $ 42,198   $150,597
Amortization of deferred acquisition costs      $205,174   $(20,558)  $184,616

     In December 2000, the Company entered into a modified coinsurance agreement with SICL covering certain contracts issued since January 1996. The impact of this treaty to the

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

13.  FINANCIAL REINSURANCE (continued)

     Company was pre-tax (loss) income of ($4,137), $8,394 and $23,341 in 2002, 2001 and 2000, respectively. At December 31, 2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.  SURPLUS NOTES

     The Company has issued surplus notes to ASI in exchange for cash. Surplus notes outstanding as of December 31, 2002 and 2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                  Liability as of           Interest Expense
                                    December 31,             For the Years
                     Interest   -------------------   ---------------------------
   Note Issue Date     Rate       2002       2001       2002      2001      2000
------------------   --------   --------   --------   -------   -------   -------
February 18, 1994      7.28%          --         --        --        --       732
March 28, 1994         7.90%          --         --        --        --       794
September 30, 1994     9.13%          --         --        --     1,282     1,392
December 19, 1995      7.52%          --     10,000       520       763       765
December 20, 1995      7.49%          --     15,000       777     1,139     1,142
December 22, 1995      7.47%          --      9,000       465       682       684
June 28, 1996          8.41%      40,000     40,000     3,411     3,411     3,420
December 30, 1996      8.03%      70,000     70,000     5,699     5,699     5,715
                                --------   --------   -------   -------   -------
Total                           $110,000   $144,000   $10,872   $12,976   $14,644
                                ========   ========   =======   =======   =======

     On September 6, 2002, surplus notes for $10,000, dated December 19, 1995, $15,000, dated December 20, 1995, and $9,000, dated December 22, 1995, were repaid. On December 3, 2001, a surplus note, dated September 30, 1994, for $15,000 was repaid. On December 27, 2000, surplus notes for $10,000, dated February 18, 1994, and $10,000, dated March 28, 1994, were repaid. All surplus notes mature seven years from the issue date.

     Payment of interest and repayment of principal for these notes is subject to certain conditions and require approval by the Insurance Commissioner of the State of Connecticut. At December 31, 2002 and 2001, $29,230 and $25,829, respectively, of accrued interest on surplus notes was not permitted for payment under these criteria.

15.  SHORT-TERM BORROWING

     The Company had a $10,000 short-term loan payable to ASI at December 31, 2002 and 2001 as part of a revolving loan agreement. The loan had an interest rate of 1.97% and matured on January 13, 2003. The loan was subsequently rolled over with a new interest rate of 1.82% and a new maturity date of March 13, 2003. The loan was further extended to April 30, 2003 and a new interest rate of 1.71%. The total related interest expense to the Company was $271, $522 and $687 in 2002, 2001 and 2000,
     respectively. Accrued interest payable was $10 and $113 as of December 31, 2002 and 2001, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

15.  SHORT-TERM BORROWING (continued)

     On January 3, 2002, the Company entered into a $150,000 credit facility with ASI. This credit facility terminates on December 31, 2005 and bears interest at the offered rate in the London interbank market (LIBOR) plus
     0.35 percent per annum for the relevant interest period. Interest expense related to these borrowings was $2,243 for the year ended December 31, 2002. As of December 31, 2002, no amount was outstanding under this credit facility.

16.  CONTRACT WITHDRAWAL PROVISIONS

     Approximately 99% of the Company's separate account liabilities are subject to discretionary withdrawal by contract owners at market value or with market value adjustment. Separate account assets, which are carried at fair value, are adequate to pay such withdrawals, which are generally subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

17.  RESTRUCTURING CHARGES

     On March 22, 2001 and December 3, 2001, the Company announced separate plans to reduce expenses to better align its operating infrastructure with the current investment market environment. As part of the two plans, the Company's workforce was reduced by approximately 140 positions and 115 positions, respectively, affecting substantially all areas of the Company. Estimated pre-tax severance benefits of $8,500 have been charged against 2001 operations related to these reductions. These charges have been reported in the Consolidated Statements of Income as a component of Underwriting, Acquisition and Other Insurance Expenses. As of December 31, 2002 and 2001, the remaining restructuring liability, relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.  COMMITMENTS AND CONTINGENT LIABILITIES

     In recent years, a number of annuity companies have been named as defendants in class action lawsuits relating to the use of variable annuities as funding vehicles for tax- qualified retirement accounts. The Company is currently a defendant in one such lawsuit. A purported class action complaint was filed in the United States District Court for the Southern District of New York on December 12, 2002, by Diane C. Donovan against the Company and certain of its affiliates (the "Donovan Complaint"). The Donovan Complaint seeks unspecified compensatory damages and injunctive relief from the Company and certain of its affiliates. The Donovan Complaint claims that the Company and certain of its affiliates violated federal securities laws in marketing variable annuities. This litigation is in the preliminary stages. The Company believes this action is without merit, and intends to vigorously defend against this action.

     The Company is also involved in other lawsuits arising, for the most part, in the ordinary course of its business operations. While the outcome of these other lawsuits cannot be determined at this time, after consideration of the defenses available to the Company, applicable insurance coverage and any related reserves established, these other lawsuits are not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

18.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     As discussed previously, on December 19, 2002, SICL entered into a definitive purchase agreement (the "Purchase Agreement") to sell its ownership interest in the Company and certain affiliates to Prudential Financial for approximately $1.265 billion. The closing of this transaction, which is conditioned upon certain customary regulatory and other approvals and conditions, is expected in the second quarter of 2003.

     The purchase price that was agreed to between SICL and Prudential Financial was based on a September 30, 2002 valuation of the Company and certain affiliates. As a result, assuming the transaction closes, the economics of the Company's business from September 30, 2002 forward will inure to the benefit or detriment of Prudential Financial. Included in the Purchase Agreement, SICL has agreed to indemnify Prudential Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These liabilities generally include market conduct activities, as well as contract and regulatory compliance (referred to as "Covered Liabilities").

     Related to the indemnification provisions contained in the Purchase Agreement, SICL has signed, for the benefit of the Company, an indemnity letter, effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to fruition during the period beginning December 19, 2002 and ending with the close of the transaction. This indemnification effectively transfers the risk associated with those Covered Liabilities from the Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.  SEGMENT REPORTING

     Assets under management and sales for products other than variable annuities have not been significant enough to warrant full segment disclosures as required by SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," and the Company does not anticipate that they will be so in the future due to changes in the Company's strategy to focus on its core variable annuity business.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                     Three Months Ended
                                         ------------------------------------------
                  2002                   March 31    June 30    Sept. 30    Dec. 31
                                         --------   --------   ---------   --------
Premiums and other insurance revenues*   $118,797   $126,614   $ 115,931   $108,488
Net investment income                       4,965      4,714       5,128      4,825
Net realized capital losses                (1,840)    (1,584)     (2,327)    (3,863)
                                         --------   --------   ---------   --------
Total revenues                            121,922    129,744     118,732    109,450
Benefits and expenses*                    112,759    160,721     323,529    150,906
                                         --------   --------   ---------   --------
Pre-tax net income (loss)                   9,163    (30,977)   (204,797)   (41,456)
Income tax expense (benefit)                1,703    (11,746)    (72,754)   (20,013)
                                         --------   --------   ---------   --------
Net income (loss)                        $  7,460   $(19,231)  $(132,043)  $(21,443)
                                         ========   ========   =========   ========

* For the quarters ended March 31, 2002 and June 30, 2002, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                                                       Three Months Ended
                                           -----------------------------------------
                  2001                     March 31    June 30   Sept. 30    Dec. 31
                                           --------   --------   --------   --------
Premiums and other insurance revenues***   $130,885   $128,465   $122,708   $119,604
Net investment income**                       5,381      4,997      5,006      4,742
Net realized capital gains (losses)           1,902        373        376     (1,723)
                                           --------   --------   --------   --------
Total revenues                              138,168    133,835    128,090    122,623
Benefits and expenses**  ***                122,729    110,444    123,307    125,969
                                           --------   --------   --------   --------
Pre-tax net income (loss)                    15,439     23,391      4,783     (3,346)
Income tax expense (benefit)                  4,034      7,451       (480)    (3,837)
                                           --------   --------   ---------  --------
Net income                                 $ 11,405   $ 15,940   $  5,263   $    491
                                           ========   ========   ========   ========

** For the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

*** For the quarters ended September 30, 2001 and December 31, 2001, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                                                       Three Months Ended
                                           -----------------------------------------
                  2000                     March 31    June 30   Sept. 30    Dec. 31
                                           --------   --------   --------   --------
Premiums and other insurance revenues      $137,040   $139,346   $147,819   $135,866
Net investment income****                     4,343      4,625      4,619      5,008
Net realized capital gains (losses)             729     (1,436)      (858)       877
                                           --------   --------   ---------  --------
Total revenues                              142,112    142,535    151,580    141,751
Benefits and expenses****                   107,893    122,382    137,843    114,264
                                           --------   --------   ---------  --------
Pre-tax net income                           34,219     20,153     13,737     27,487
Income tax expense                           10,038      5,225      3,167     12,349
                                           --------   --------   ---------  --------
Net income                                 $ 24,181   $ 14,928   $ 10,570   $ 15,138
                                           ========  =========   ========   ========

**** For the quarters ended March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

      APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. All or some of these Sub-accounts are available as investment options for other variable annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units: The following table shows: (a) the Unit Price, as of the dates shown, for Units in each of the Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus; and (b) the number of Units outstanding in each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price as of the end of the period reflects only the partial year results from the commencement of operations until December 31st of the applicable year. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00. Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2003.

Beginning November 18, 2002, multiple Unit Prices will be calculated for each Sub-account of Separate Account B to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for the Guaranteed Return Option offered under this Annuity. The Unit Prices below reflect the daily charges for the optional benefit offered between November 18, 2002 and December 31, 2002 only.

                                                                Year Ended December 31,
                  ------------------------------------------------------------------------------------------------------------------
Sub-account           2002         2001        2000        1999       1998       1997       1996       1995       1994       1993
----------------- ------------ ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
Evergreen VA -
Global
Leaders (1999)
   With No
   Optional
   Benefits
   Unit Price     $       7.08        9.00       10.55       11.72         --         --         --         --         --         --
   Number of
   Units             1,442,329   1,520,376     887,758      23,101         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price     $       8.15          --          --          --         --         --         --         --         --         --
   Number of
   Units               113,389          --          --          --         --         --         --         --         --         --
Evergreen VA -
Special
Equity (1999)
   With No
   Optional
   Benefits
   Unit Price     $       7.16        9.98       11.01       12.19         --         --         --         --         --         --
   Number of
   Units             2,205,267   2,540,062   1,731,145     152,342         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price     $       7.44          --          --          --         --         --         --         --         --         --
   Number of
   Units               127,728          --          --          --         --         --         --         --         --         --
Evergreen VA -
Small Cap
Value (2000)
   With No
   Optional
   Benefits
   Unit Price     $      12.28       14.25       12.24          --         --         --         --         --         --         --
   Number of
   Units               318,168     258,972      65,490          --         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price               --          --          --          --         --         --         --         --         --         --
   Number of
   Units                    --          --          --          --         --         --         --         --         --         --
Evergreen VA -
Omega (2000)
   With No
   Optional
   Benefits
   Unit Price     $       4.93        6.71        7.98          --         --         --         --         --         --         --
   Number of
   Units             2,594,817   2,585,848   1,637,475          --         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price     $       7.78          --          --          --         --         --         --         --         --         --
   Number of
   Units                39,943          --          --          --         --         --         --         --         --         --

                                                                Year Ended December 31,
                  ------------------------------------------------------------------------------------------------------------------
Sub-account           2002         2001        2000        1999       1998       1997       1996       1995       1994       1993
----------------- ------------ ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
Evergreen VA -
Capital
Growth (2000)
   With No
   Optional
   Benefits
   Unit Price     $       8.10       10.60       12.35          --         --         --         --         --         --         --
   Number of
   Units               707,212     788,396     268,886          --         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price               --          --          --          --         --         --         --         --         --         --
   Number of
   Units                    --          --          --          --         --         --         --         --         --         --
Evergreen VA -
Blue Chip (2000)
   With No
   Optional
   Benefits
   Unit Price     $       5.68        7.39        8.99          --         --         --         --         --         --         --
   Number of
   Units               463,160     526,302     351,338          --         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price     $       8.01          --          --          --         --         --         --         --         --         --
   Number of
   Units                   148          --          --          --         --         --         --         --         --         --
Evergreen VA -
Equity
Index (2000)
   With No
   Optional
   Benefits
   Unit Price     $       6.29        8.22        9.47          --         --         --         --         --         --         --
   Number of
   Units               539,595     526,290     302,954          --         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price               --          --          --          --         --         --         --         --         --         --
   Number of
   Units                    --          --          --          --         --         --         --         --         --         --
Evergreen VA -
Foundation (2000)
   With No
   Optional
   Benefits
   Unit Price     $       7.75        8.70        9.65          --         --         --         --         --         --         --
   Number of
   Units               949,349   1,019,799     755,890          --         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price               --          --          --          --         --         --         --         --         --         --
   Number of
   Units                    --          --          --          --         --         --         --         --         --         --
Evergreen VA -
Strategic
Income (2000)
   With No
   Optional
   Benefits
   Unit Price     $      11.72       10.29        9.83          --         --         --         --         --         --         --
   Number of
   Units               500,680     341,316     118,558          --         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price               --          --          --          --         --         --         --         --         --         --
   Number of
   Units                    --          --          --          --         --         --         --         --         --         --
AST Strong
International
Equity /1/ (1989)
   With No
   Optional
   Benefits
   Unit Price     $      19.53       24.28       31.88       43.99      27.18      22.95      19.70      18.23      16.80      16.60
   Number of
   Units            14,140,023  17,388,860  19,112,622  16,903,883 17,748,560 17,534,233 17,220,688 14,393,137 14,043,215  9,063,464
   With One
   Optional
   Benefit
   Unit Price     $       8.56          --          --          --         --         --         --         --         --         --
   Number of
   Units             2,569,506          --          --          --         --         --         --         --         --         --
AST MFS Growth
(1999)
   With No
   Optional
   Benefits
   Unit Price     $       5.68        8.02       10.38       11.27         --         --         --         --         --         --
   Number of
   Units            85,193,279 117,716,242   7,515,486     409,467         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price     $       7.58          --          --          --         --         --         --         --         --         --
   Number of
   Units             2,930,432          --          --          --         --         --         --         --         --         --

                                                                Year Ended December 31,
                  ------------------------------------------------------------------------------------------------------------------
Sub-account           2002         2001        2000        1999       1998       1997       1996       1995       1994       1993
----------------- ------------ ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST Goldman Sachs
Concentrated
Growth /2/ (1992)
   With No
   Optional
   Benefits
   Unit Price     $      19.17       27.71       41.14       60.44      39.54      23.83      18.79      14.85      10.91      11.59
   Number of
   Units            56,016,467  84,116,221  99,250,773  94,850,623 80,631,598 62,486,302 46,779,164 28,662,737 22,354,170 13,603,637
   With One
   Optional
   Benefit
   Unit Price     $       7.67          --          --          --         --         --         --         --         --         --
   Number of
   Units             1,349,939          --          --          --         --         --         --         --         --         --
AST MFS Growth
with Income
(1999)
   With No
   Optional
   Benefits
   Unit Price     $       6.68        8.64       10.36       10.49         --         --         --         --         --         --
   Number of
   Units            11,173,177  11,896,688   6,937,627     741,323         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price     $       8.09          --          --          --         --         --         --         --         --         --
   Number of
   Units             1,053,007          --          --          --         --         --         --         --         --         --
AST Federated
High Yield (1994)
   With No
   Optional
   Benefits
   Unit Price     $      12.47       12.64       12.80       14.38      14.30      14.13      12.62      11.27       9.56         --
   Number of
   Units            38,477,793  39,130,467  36,914,825  41,588,401 40,170,144 29,663,242 15,460,522  6,915,158  2,106,791         --
   With One
   Optional
   Benefit
   Unit Price     $       9.71          --          --          --         --         --         --         --         --         --
   Number of
   Units             5,592,940          --          --          --         --         --         --         --         --         --
AST Money
Market (1992)
   With No
   Optional
   Benefits
   Unit Price     $      13.23       13.24       12.94       12.38      12.00      11.57      11.16      10.77      10.35      10.12
   Number of
   Units           163,759,511 184,612,059 172,493,206 187,609,708 75,855,442 66,869,998 42,435,169 30,564,442 27,491,389 11,422,783
   With One
   Optional
   Benefit
   Unit Price     $       9.96          --          --          --         --         --         --         --         --         --
   Number of
   Units            36,255,772          --          --          --         --         --         --         --         --         --
INVESCO VIF -
Dynamics (1999)
   With No
   Optional
   Benefits
   Unit Price     $       6.03        8.98       13.23       13.91         --         --         --         --         --         --
   Number of
   Units             9,117,894  13,391,660  11,409,827   2,022,585         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price     $       7.09          --          --          --         --         --         --         --         --         --
   Number of
   Units               543,762          --          --          --         --         --         --         --         --         --
INVESCO VIF -
Technology (1999)
   With No
   Optional
   Benefits
   Unit Price     $       3.49        6.66       12.48       16.52         --         --         --         --         --         --
   Number of
   Units            18,830,138  26,652,622  29,491,113   4,622,242         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price     $       5.50          --          --          --         --         --         --         --         --         --
   Number of
   Units               293,307          --          --          --         --         --         --         --         --         --
Davis Variable
Account Fund,
Inc. - Value
(2000)
   With No
   Optional
   Benefits
   Unit Price     $       7.22        8.75       $9.94          --         --         --         --         --         --         --
   Number of
   Units               660,802     617,727     195,203          --         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price                           --          --          --         --         --         --         --         --         --
   Number of
   Units                                --          --          --         --         --         --         --         --         --

/1./ Effective December 10, 2001, Strong Capital Management, Inc. became
     Sub-advisor of the Portfolio. Prior to December 10, 2001, A I M Capital Management, Inc. served as Sub-advisor of the Portfolio, then named "AST AIM International Equity." Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam International Equity." Prior to October 15, 1996, Seligman Henderson Co. served as Sub-advisor of the Portfolio, then named "Seligman Henderson International Equity Portfolio."

/2./ Effective November 11, 2002, Goldman Sachs Asset Management became
     Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST JanCap Growth."

               APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation

The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits or Target Value Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase

Assume that the Owner's Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

Purchase Payments =    $50,000
Account Value =        $75,000
Basic Death Benefit =  $75,000
Death Benefit Amount = $75,000 - $50,000 = $25,000

     Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit = $75,000 + $12,500 = $87,500

Examples with market decline

Assume that the Owner's Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

Purchase Payments =    $50,000
Account Value =        $40,000
Basic Death Benefit =  $50,000
Death Benefit Amount = $50,000 - $50,000 = $0

     Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit = $50,000 + $0 = $50,000

     In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation

The following are examples of how the Guaranteed Minimum Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits or Target Value Credits which may be recovered by American Skandia under certain circumstances.

Example of market increase

Assume that the Owner's Account Value has generally been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $90,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease

Assume that the Owner's Account Value generally increased until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death, the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease

Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value is $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

            PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT
           CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY
                  DESCRIBED IN PROSPECTUS EVAXT-PROS (05/2003).
             -------------------------------------------------------
                                (print your name)

             -------------------------------------------------------
                                    (address)

             -------------------------------------------------------
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                     THIS PAGE IS INTENTIONALLY LEFT BLANK.

Variable Annuity Issued by:                     Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                           AMERICAN SKANDIA
ASSURANCE CORPORATION                                    MARKETING, INCORPORATED
One Corporate Drive                                          One Corporate Drive
Shelton, Connecticut 06484                            Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                Telephone: 203-926-1888
http://www.americanskandia.com                    http://www.americanskandia.com

                               MAILING ADDRESSES:
                      AMERICAN SKANDIA - VARIABLE ANNUITIES
                                  P.O. Box 7040
                            Bridgeport, CT 06601-7040

                                  EXPRESS MAIL:
                      AMERICAN SKANDIA - VARIABLE ANNUITIES
                               One Corporate Drive
                                Shelton, CT 06484

                                      NOTES

                                      NOTES

                                      NOTES

ASAP/ ASAP2/ EVA/ FUSI AS2/ ASAP III/ Wells ASAP III/ APEX/VA/ VIA-SUPP (01/2004) ASXT/ EVAXT/ FUSI XT/Wells XT/ASXT-FOUR/ FUSI XT-FOUR/ ASL/92001a0304 FUSI ASL/ Wells ASL/ ASPro/ Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/Wells APEX II/ ASL II/ FUSI ASL II/ASXT-SIX/ Wells XT-SIX/ VIAS/ VIAT/ VIAG -SUPP (01/2004)

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                 One Corporate Drive, Shelton, Connecticut 06484

This Prospectus describes American Skandia XTra Credit(SM) Premier, a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("American Skandia", "we", "our" or "us"). The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 68. The Annuity or certain of its investment options and/or features may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

American Skandia offers several different annuities which your investment professional may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection, the ability to access your annuity's account value and the charges that you will be subject to if you choose to surrender the annuity. The fees and charges may also be different between each annuity.

If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage and that this Annuity may be subject to a contingent deferred sales charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?

This Annuity is frequently used for retirement planning because it allows you to accumulate retirement savings and also offers annuity payment options when you are ready to begin receiving income. The Annuity also offers one or more death benefits that can protect your retirement savings if you die during a period of declining markets. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA or Tax Sheltered Annuity (or 403(b)). It may also be used as an investment vehicle for "non-qualified" investments. The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a "non-qualified" investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified" investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the Internal Revenue Code. An Annuity may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including death benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the Annuity. You should consult with your investment professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves investment risks, including possible loss of value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE.

                   FOR FURTHER INFORMATION CALL 1-800-766-4530

Prospectus Dated: May 1, 2003
FUSI XT-PROS- (05/2003)

                          Statement of Additional Information Dated: May 1, 2003
                                                                     FUSI XTPROS

  PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

If you purchase this Annuity, we apply an additional amount (an XTra Credit(SM)) to your account value with each purchase payment you make, including your initial purchase payment and any additional purchase payments.

..    This Annuity features the same Insurance Charge as many of American
     Skandia's other variable annuities. However, if you make a withdrawal that exceeds the free withdrawal amount or choose to surrender your Annuity, the contingent deferred sales charge (CDSC) on this Annuity is higher and is deducted for a longer period of time as compared to our other variable annuities. As with any annuity that features a CDSC, you should consider your need to access your account value during the CDSC period and whether the liquidity provision under the Annuity will satisfy that need. The CDSC is only deducted if you make a withdrawal that exceeds the free withdrawal amount or choose to surrender your Annuity. If you make a withdrawal or surrender your Annuity and are subject to a CDSC, we do not recover the XTra Credit(SM) amount.

..    The XTra Credit(SM) amount is included in your account value. However,
     American Skandia may take back the original XTra Credit(SM) amount applied to your purchase payment if you die, or elect to withdraw all or a portion of your account value under the medically-related surrender provision, within 12 months of having received an XTra Credit(SM) amount. In either situation, the value of the XTra Credit(SM) amount could be substantially reduced. However, any investment gain on the XTra Credit(SM) amount will not be taken back. Additional conditions and restrictions apply. We do not deduct a CDSC in any situation where we take back the XTra Credit(SM) amount.

..    We offer other annuities through investment professionals associated with other firms, where we apply an XTra Credit(SM) to your annuity with each purchase payment you make. The XTra Credit(SM) amount we apply to purchase payments on those annuities is initially higher than on this Annuity but reduces over time and only applies during the first six annuity years. The total asset-based charges on those annuities are higher during the first 10 years but are lower than this Annuity after the 10th year. The CDSC is also higher and is deducted for a longer period of time than on this Annuity; however the CDSC on those annuities applies from the issue date of the annuity, not separately to each purchase payment.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

[X] This Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of premium payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.

[X] This Annuity offers both variable and fixed investment options. If you allocate your Account Value to variable investment options, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed investment options of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

[X] The Annuity features two distinct phases - the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options. The variable investment options, each a Sub-account of American Skandia Life Assurance Corporation Variable Account B, invest in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: American Skandia Trust, Montgomery Variable Series, Wells Fargo Variable Trust, Rydex Variable Trust, INVESCO Variable Investment Funds, Inc., Evergreen Variable Annuity Trust, ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.

[X] During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed or variable basis.

[X] This Annuity offers two different types of Credits. We add a Credit to your Annuity with each Purchase Payment we receive. We also provide an additional 1% credit on Purchase Payments made within the first year and may provide certain additional benefits if your Account Value has not reached a Target Value on its 10th anniversary.

[X]  This Annuity offers a basic Death Benefit.

[X] You are allowed to withdraw a limited amount of money from your Annuity on an annual basis without any charges. Other product features allow you to access your Account Value as necessary, although a charge may apply.

[X] Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.

HOW DO I PURCHASE THIS ANNUITY?

We sell the Annuity through licensed, registered investment professionals. You must complete an application and submit a minimum initial purchase payment of $1,000. We may allow you to make a lower initial purchase payment provided you establish a bank drafting program under which purchase payments received in the first Annuity Year total at least $1,000. If the Annuity is owned by an individual or individuals, the oldest of those persons must be age 80 or under. If the Annuity is owned by an entity, the annuitant must be age 80 or under.

                                TABLE OF CONTENTS

GLOSSARY OF TERMS..........................................................................    6
SUMMARY OF CONTRACT FEES AND CHARGES.......................................................    7
EXPENSE EXAMPLES...........................................................................   11
INVESTMENT OPTIONS.........................................................................   12
   WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?......................   12
   WHAT ARE THE FIXED INVESTMENT OPTIONS?..................................................   29
FEES AND CHARGES...........................................................................   30
   WHAT ARE THE CONTRACT FEES AND CHARGES?.................................................   30
   WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?...........................   30
   WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?............................................   31
   WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?............................................   31
   WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?...............................   31
   EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES...............................................   31
PURCHASING YOUR ANNUITY....................................................................   32
   WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?...................................   32
MANAGING YOUR ANNUITY......................................................................   33
   MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?.........................   33
   MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?...........................................   33
   MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?................................................   33
   MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?............................   34
   MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?........................   34
MANAGING YOUR ACCOUNT VALUE................................................................   34
   HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?............................................   34
   HOW DO I RECEIVE CREDITS?...............................................................   34
   HOW ARE CREDITS APPLIED TO MY ACCOUNT VALUE?............................................   35
   ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?..............   37
   DO YOU OFFER DOLLAR COST AVERAGING?.....................................................   37
   DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?........................................   38
   DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?.....   38
   MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?........................   40
   HOW DO THE FIXED INVESTMENT OPTIONS WORK?...............................................   40
   HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?.......................................   41
   HOW DOES THE MARKET VALUE ADJUSTMENT WORK?..............................................   41
   WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?..........................................   42
AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE...................................................   42
ACCESS TO ACCOUNT VALUE....................................................................   44
   WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?........................................   44
   ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?...........................................   44
   CAN I WITHDRAW A PORTION OF MY ANNUITY?.................................................   44
   HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?...........................................   45
   IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?.............................................   45
   CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?........   46
   DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?   46
   WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?......................   46
   CAN I SURRENDER MY ANNUITY FOR ITS VALUE?...............................................   47
   WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?.............................   47
   WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?............................................   47
   HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?....................................   48
   HOW ARE ANNUITY PAYMENTS CALCULATED?....................................................   49
DEATH BENEFIT..............................................................................   50
   WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?...........................................   50
   Basic Death Benefit.....................................................................   50
   OPTIONAL DEATH BENEFITS.................................................................   50
   AMERICAN SKANDIA'S ANNUITY REWARDS......................................................   53
   PAYMENT OF DEATH BENEFITS...............................................................   53
VALUING YOUR INVESTMENT....................................................................   55
   HOW IS MY ACCOUNT VALUE DETERMINED?.....................................................   55
   WHAT IS THE SURRENDER VALUE OF MY ANNUITY?..............................................   55
   HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?.............................................   55
   HOW DO YOU VALUE FIXED ALLOCATIONS?.....................................................   55
   WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?.............................................   56
   WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?...........   57
TAX CONSIDERATIONS.........................................................................   57
   WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?........................   57
   HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?...............................   57
   IN GENERAL, HOW ARE ANNUITIES TAXED?....................................................   57
   HOW ARE DISTRIBUTIONS TAXED?............................................................   57
   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED
     CONTRACTS?............................................................................   59
   HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?...................................   60
   GENERAL TAX CONSIDERATIONS..............................................................   61
GENERAL INFORMATION........................................................................   62
   HOW WILL I RECEIVE STATEMENTS AND REPORTS?..............................................   62
   WHO IS AMERICAN SKANDIA?................................................................   62
   WHAT ARE SEPARATE ACCOUNTS?.............................................................   63
   WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?....................................   64
   WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?..................................   65
   AVAILABLE INFORMATION...................................................................   66
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................................   67
   HOW TO CONTACT US.......................................................................   67
   INDEMNIFICATION.........................................................................   67
   LEGAL PROCEEDINGS.......................................................................   67
   CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION.....................................   68
APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA..................................    1
AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA LIFE ASSURANCE CORPORATION...   11
APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B......................    1
APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS........................................    1
APPENDIX D - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER.......................................    1

                                GLOSSARY OF TERMS

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

Account Value: The value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. The Account Value is calculated before we assess any applicable Contingent Deferred Sales Charge ("CDSC") and/or any Annual Maintenance Fee. The Account Value includes any additional amounts we applied to your Purchase Payments that we are entitled to recover under certain circumstances. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization: The application of Account Value to one of the available annuity options for the Annuitant to begin receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence. A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed Allocation: An allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim Value: The value of a Fixed Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value adjustment used in the determination of Account Value of each Fixed Allocation on any day other than the Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender Value: The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus any applicable CDSC, Annual Maintenance Fee, Tax Charge, the charge for any optional benefits and any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity.

Unit: A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and charges for the Annuity. Some fees and charges are assessed against your Annuity while others are assessed against assets allocated to the variable investment options. The fees and charges that are assessed against the Annuity include the Contingent Deferred Sales Charge, Transfer Fee and Annual Maintenance Fee. The charges that are assessed against the variable investment options are the Insurance Charge, which is the combination of a mortality and expense risk charge, a charge for administration of the Annuity, and any charge for the Guaranteed Return Option if elected. Each underlying mutual fund portfolio assesses a charge for investment management, other expenses and with some mutual funds, a 12b-1 charge. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying mutual funds. Tax charges may vary by state and in certain states a premium tax charge may be applicable. All of these fees and charges are described in more detail within this Prospectus.

The following table provides a summary of the fees and charges you will incur if you surrender the Annuity or transfer Account Value among investment options. These fees and charges are described in more detail within this Prospectus.

                        YOUR TRANSACTION FEES AND CHARGES

                         (assessed against the Annuity)

           FEE/CHARGE                             Amount Deducted
---------------------------------   --------------------------------------------
Contingent Deferred Sales Charge*                         8.5%
                                           The charge is a percentage of each
                                           applicable Purchase Payment deducted
                                           upon surrender or withdrawal. The
                                           period is measured from the date each
                                           Purchase Payment is allocated.

Transfer Fee                                             $10.00
                                          (Deducted after the 20th transfer each
                                                      Annuity Year)

* The following are the Contingent Deferred Sales Charges (as a percentage of each applicable Purchase Payment) upon surrender or withdrawal.

 Yr. 1   Yr. 2   Yr. 3   Yr. 4    Yr. 5    Yr. 6   Yr. 7   Yr. 8   Yr. 9+
------   -----   -----   -----   ------   ------   -----   -----   ------
 8.5%    8.5%    8.5%    8.5%     7.5%     5.5%     3.5%    1.5%    0.0%

The following table provides a summary of the periodic fees and charges you will incur while you own the Annuity, excluding the underlying mutual fund Portfolio annual expenses. These fees and charges are described in more detail within this Prospectus.

                         YOUR PERIODIC FEES AND CHARGES
                 ANNUAL FEES/CHARGES ASSESSED AGAINT THE ANNUITY

            FEE/CHARGE                                                 Amount Deducted
--------------------------------------------------------------------------------------------------------------
Annual Maintenance Fee                                        Smaller of $30 or 2% of Account Value
                                                  (Assessed annually on the Annuity's anniversary date or upon surrender)

                    ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS*
      (as a percentage of the average daily net assets of the Sub-accounts)

              FEE/CHARGE                                                Amount Deducted
--------------------------------------------------------------------------------------------------------------
Mortality & Expense Risk Charge                                             1.25%
Administration Charge                                                       0.15%
Total Annual Charges of the Sub-accounts**             1.40% per year of the value of each Sub-account

* These charges are deducted daily and apply to Variable Investment Options only.

** The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge" elsewhere in this Prospectus.

The following table provides a summary of the fees and charges you will incur if you elect the following optional benefit. These fees and charges are described in more detail within this Prospectus.

                     YOUR OPTIONAL BENEFIT FEES AND CHARGES

                                                                                   Optional Benefit Fee/  Total Annual Charge*
                                    Optional Benefit                                     Charge
--------------------------------------------------------------------------------   ---------------------  ----------------------
GUARANTEED RETURN OPTION
We offer a program that guarantees a "return of premium" at a future date, while    0.25% of average              1.65%
allowing you to allocate all or a portion of your Account Value to the             daily net assets of
Sub-accounts of your choice.                                                        the Sub-accounts

Please refer to the section of the Prospectus that describes each optional benefit for a complete description of the benefit, including any restrictions or limitations that may apply.

* The Total Annual Charge includes the Insurance Charge and Distribution Charge assessed against the Annuity.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") as of December 31, 2002. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

                    Total Annual Portfolio Operating Expenses

                                    Minimum    Maximum
                                    -------    -------
Total Portfolio Operating Expense   0.14% *     3.14%

* The minimum total annual portfolio operating expenses are those of a Portfolio that may invest in mutual funds, which also charge their own operating expenses. Thus, the total annual portfolio operating expenses may be higher than indicated.

The following are the investment management fees, other expenses, 12b-1 fees (if applicable), and the total annual expenses for each underlying mutual fund ("Portfolio") as of December 31, 2002, except as noted. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the underlying Portfolios, a portion of the management fee is being waived and/or other expenses are being partially reimbursed. "N/A" indicates that no portion of the management fee and/or other expenses is being waived and/or reimbursed. The "Net Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses and any 12b-1 fees, net of any fee waivers and expense reimbursements. The following expenses are deducted by the underlying Portfolio before it provides American Skandia with the daily net asset value. Any footnotes about expenses appear after the list of all the Portfolios. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                                                       Fee           Net
                                                                                   Total Annual      Waivers       Annual
                                                                                     Portfolio         and        Portfolio
                                              Management    Other                   Operating        Expense      Operating
UNDERLYING PORTFOLIO                             Fees      Expenses   12b-1 Fees     Expenses     Reimbursement   Expenses
-------------------------------------------   ----------   --------   ----------   ------------   -------------   ---------
American Skandia Trust: 1
  AST Strong International Equity                0.88%       0.21%      0.12%         1.21%           0.00%         1.21%
  AST William Blair International Growth         1.00%       0.23%      0.10%         1.33%           0.10%         1.23%
  AST American Century International Growth      1.00%       0.25%      0.00%         1.25%           0.00%         1.25%
  AST DeAM International Equity                  1.00%       0.44%      0.00%         1.44%           0.15%         1.29%
  AST MFS Global Equity                          1.00%       0.41%      0.00%         1.41%           0.00%         1.41%
  AST PBHG Small-Cap Growth                      0.90%       0.22%      0.11%         1.23%           0.00%         1.23%
  AST DeAM Small-Cap Growth                      0.95%       0.20%      0.00%         1.15%           0.15%         1.00%
  AST Federated Aggressive Growth                0.95%       0.43%      0.00%         1.38%           0.03%         1.35%
  AST Goldman Sachs Small-Cap Value              0.95%       0.21%      0.11%         1.27%           0.00%         1.27%
  AST Gabelli Small-Cap Value                    0.90%       0.19%      0.01%         1.10%           0.00%         1.10%
  AST DeAM Small-Cap Value                       0.95%       0.53%      0.00%         1.48%           0.33%         1.15%
  AST Goldman Sachs Mid-Cap Growth               1.00%       0.26%      0.07%         1.33%           0.10%         1.23%
  AST Neuberger Berman Mid-Cap Growth            0.90%       0.20%      0.06%         1.16%           0.00%         1.16%
  AST Neuberger Berman Mid-Cap Value             0.90%       0.17%      0.09%         1.16%           0.00%         1.16%
  AST Alger All-Cap Growth                       0.95%       0.19%      0.15%         1.29%           0.00%         1.29%
  AST Gabelli All-Cap Value                      0.95%       0.24%      0.00%         1.19%           0.00%         1.19%
  AST T. Rowe Price Natural Resources            0.90%       0.23%      0.03%         1.16%           0.00%         1.16%
  AST Alliance Growth                            0.90%       0.20%      0.03%         1.13%           0.00%         1.13%
  AST MFS Growth                                 0.90%       0.18%      0.10%         1.18%           0.00%         1.18%
  AST Marsico Capital Growth                     0.90%       0.16%      0.04%         1.10%           0.01%         1.09%
  AST Goldman Sachs Concentrated Growth          0.90%       0.15%      0.04%         1.09%           0.06%         1.03%
  AST DeAM Large-Cap Growth                      0.85%       0.23%      0.00%         1.08%           0.10%         0.98%
  AST DeAM Large-Cap Value                       0.85%       0.24%      0.04%         1.13%           0.10%         1.03%
  AST Alliance/Bernstein Growth + Value          0.90%       0.23%      0.00%         1.13%           0.00%         1.13%
  AST Sanford Bernstein Core Value               0.75%       0.25%      0.00%         1.00%           0.00%         1.00%
  AST Cohen & Steers Realty                      1.00%       0.23%      0.03%         1.26%           0.00%         1.26%
  AST Sanford Bernstein Managed Index 500        0.60%       0.16%      0.08%         0.84%           0.00%         0.84%
  AST American Century Income & Growth           0.75%       0.23%      0.00%         0.98%           0.00%         0.98%
  AST Alliance Growth and Income                 0.75%       0.15%      0.08%         0.98%           0.02%         0.96%
  AST MFS Growth with Income                     0.90%       0.28%      0.01%         1.19%           0.00%         1.19%
  AST INVESCO Capital Income                     0.75%       0.17%      0.03%         0.95%           0.00%         0.95%
  AST DeAM Global Allocation                     0.10%       0.04%      0.00%         0.14%           0.00%         0.14%
  AST American Century Strategic Balanced        0.85%       0.25%      0.00%         1.10%           0.00%         1.10%
  AST T. Rowe Price Asset Allocation             0.85%       0.26%      0.00%         1.11%           0.00%         1.11%
  AST T. Rowe Price Global Bond                  0.80%       0.26%      0.00%         1.06%           0.00%         1.06%
  AST Federated High Yield                       0.75%       0.19%      0.00%         0.94%           0.00%         0.94%
  AST Lord Abbett Bond-Debenture                 0.80%       0.24%      0.00%         1.04%           0.00%         1.04%
  AST DeAM Bond                                  0.85%       0.23%      0.00%         1.08%           0.15%         0.93%
  AST PIMCO Total Return Bond                    0.65%       0.15%      0.00%         0.80%           0.02%         0.78%
  AST PIMCO Limited Maturity Bond                0.65%       0.18%      0.00%         0.83%           0.00%         0.83%
  AST Money Market                               0.50%       0.13%      0.00%         0.63%           0.05%         0.58%
Montgomery Variable Series:
  Emerging Markets                               1.25%       0.43%      0.00%         1.68%           0.00%         1.68%
Wells Fargo Variable Trust:
  Equity Value                                   0.55%       0.48%      0.25%         1.28%           0.28%         1.00%
  Equity Income                                  0.55%       0.30%      0.25%         1.10%           0.10%         1.00%
Rydex Variable Trust:
  Nova                                           0.75%       0.97%      0.00%         1.72%           0.00%         1.72%
  Ursa                                           0.90%       0.89%      0.00%         1.79%           0.00%         1.79%
  OTC                                            0.75%       0.99%      0.00%         1.74%           0.00%         1.74%

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                                                       Fee           Net
                                                                                   Total Annual      Waivers       Annual
                                                                                     Portfolio         and        Portfolio
                                              Management    Other                   Operating        Expense      Operating
UNDERLYING PORTFOLIO                             Fees      Expenses   12b-1 Fees     Expenses     Reimbursement   Expenses
-------------------------------------------   ----------   --------   ----------   ------------   -------------   ---------
INVESCO Variable Investment Funds, Inc.:
  Dynamics                                       0.75%       0.37%      0.00%         1.12%           0.00%         1.12%
  Technology                                     0.75%       0.36%      0.00%         1.11%           0.00%         1.11%
  Health Sciences                                0.75%       0.32%      0.00%         1.07%           0.00%         1.07%
  Financial Services                             0.75%       0.34%      0.00%         1.09%           0.00%         1.09%
  Telecommunications                             0.75%       0.47%      0.00%         1.22%           0.00%         1.22%
Evergreen Variable Annuity Trust:
  Global Leaders                                 0.87%       0.31%      0.00%         1.18%           0.18%         1.00%
  Special Equity                                 0.92%       0.26%      0.00%         1.18%           0.15%         1.03%
  Omega                                          0.52%       0.18%      0.00%         0.70%           0.00%         0.70%
Evergreen Variable Annuity Trust:
  International Growth                           0.66%       0.73%      0.00%         1.39%           0.39%         1.00%
  Global Leaders                                 0.87%       0.31%      0.00%         1.18%           0.18%         1.00%
  Special Equity                                 0.92%       0.26%      0.00%         1.18%           0.15%         1.03%
  Omega                                          0.52%       0.18%      0.00%         0.70%           0.00%         0.70%
  Capital Growth                                 0.80%       0.22%      0.00%         1.02%           0.00%         1.02%
  Blue Chip                                      0.61%       0.61%      0.00%         1.22%           0.24%         0.98%
  Equity Index                                   0.32%       0.35%      0.00%         0.67%           0.37%         0.30%
  Foundation                                     0.75%       0.16%      0.00%         0.91%           0.00%         0.91%
ProFund VP:
  Europe 30                                      0.75%       1.03%      0.25%         2.03%           0.05%         1.98%
  Asia 30                                        0.75%       1.03%      0.25%         2.03%           0.05%         1.98%
  Japan                                          0.75%       1.06%      0.25%         2.06%           0.08%         1.98%
  Banks                                          0.75%       1.11%      0.25%         2.11%           0.13%         1.98%
  Basic Materials                                0.75%       1.21%      0.25%         2.21%           0.23%         1.98%
  Biotechnology                                  0.75%       1.16%      0.25%         2.16%           0.18%         1.98%
  Consumer Cyclical                              0.75%       1.65%      0.25%         2.65%           0.67%         1.98%
  Consumer Non-Cyclical                          0.75%       1.10%      0.25%         2.10%           0.12%         1.98%
  Energy                                         0.75%       1.16%      0.25%         2.16%           0.18%         1.98%
  Financial                                      0.75%       1.14%      0.25%         2.14%           0.16%         1.98%
  Healthcare                                     0.75%       1.14%      0.25%         2.14%           0.16%         1.98%
  Industrial                                     0.75%       1.65%      0.25%         2.65%           0.67%         1.98%
  Internet                                       0.75%       1.04%      0.25%         2.04%           0.06%         1.98%
  Pharmaceuticals                                0.75%       1.12%      0.25%         2.12%           0.14%         1.98%
  Precious Metals                                0.75%       0.98%      0.25%         1.98%            N/A          1.98%
  Real Estate                                    0.75%       1.13%      0.25%         2.13%           0.15%         1.98%
  Semiconductor                                  0.75%       1.33%      0.25%         2.33%           0.35%         1.98%
  Technology                                     0.75%       1.27%      0.25%         2.27%           0.29%         1.98%
  Telecommunications                             0.75%       1.19%      0.25%         2.19%           0.21%         1.98%
  Utilities                                      0.75%       1.17%      0.25%         2.17%           0.19%         1.98%
  Bull                                           0.75%       0.91%      0.25%         1.91%            N/A          1.91%
  Bear                                           0.75%       1.03%      0.25%         2.03%           0.05%         1.98%
  UltraBull /2/                                  0.75%       1.12%      0.25%         2.12%           0.27%         1.85%
  OTC                                            0.75%       1.03%      0.25%         2.03%           0.05%         1.98%
  Short OTC                                      0.75%       0.96%      0.25%         1.96%            N/A          1.96%
  UltraOTC                                       0.75%       1.08%      0.25%         2.08%           0.13%         1.95%
  Mid-Cap Value                                  0.75%       1.25%      0.25%         2.25%           0.27%         1.98%
  Mid-Cap Growth                                 0.75%       1.22%      0.25%         2.22%           0.24%         1.98%
  UltraMid-Cap                                   0.75%       1.36%      0.25%         2.36%           0.38%         1.98%
  Small-Cap Value                                0.75%       1.45%      0.25%         2.45%           0.47%         1.98%
  Small-Cap Growth                               0.75%       1.20%      0.25%         2.20%           0.22%         1.98%


                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

  UltraSmall-Cap                                 0.75%       1.15%      0.25%         2.15%           0.17%         1.98%
  U.S. Government Plus                           0.50%       0.96%      0.25%         1.71%            N/A          1.71%
  Rising Rates Opportunity                       0.75%       1.13%      0.25%         2.13%           0.15%         1.98%
First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values               0.60%       2.29%      0.25%         3.14%           1.95%         1.37%
The Prudential Series Fund, Inc.:
SP Jennison International Growth                 0.85%       0.70%      0.25%         1.80%           0.16%         1.64%

/1/ The Investment Manager of American Skandia Trust (the "Trust") has agreed to reimburse and/or waive fees for certain Portfolios until at least April 30, 2004. The caption "Total Annual Portfolio Operating Expenses" reflects the Portfolios' fees and expenses before such waivers and reimbursements, while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and reimbursements. The Trust adopted a Distribution Plan (the "Distribution Plan") under Rule 12b-1 of the Investment Company Act of 1940 to permit an affiliate of the Trust's Investment Manager to receive brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these commissions to promote the sale of shares of such Portfolios. While the brokerage commission rates and amounts paid by the various Portfolios are not expected to increase as a result of the Distribution Plan, the staff of the Securities and Exchange Commission takes the position that commission amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios. The Distribution Fee estimates are derived and annualized from data regarding commission amounts directed under the Distribution Plan. Although there are no maximum amounts allowable, actual commission amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.

/2/ Effective May 1, 2003, the ProFunds VP Bull Plus portfolio changed its name to ProFund VP UltraBull to reflect a change in its investment objective.

EXPENSE EXAMPLES

These examples are designed to assist you in understanding the various expenses you may incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect the Contingent Deferred Sales Charges (when applicable), Annual Maintenance Fee (when applicable), Insurance Charge, and the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), as well as the charge for the optional benefit that is offered under the Annuity. The Securities and Exchange Commission ("SEC") requires these examples.

Below are examples showing what you would pay in expenses at the end of the stated time periods for each Sub-account had you invested $10,000 in the Annuity and received a 5% annual return on assets, and elected the optional benefit available.

The examples shown assume that: (a) you only allocate Account Value to the Sub-account with the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), not to a Fixed Allocation; (b) the Insurance Charge is assessed as 1.40% per year; (c) the Annual Maintenance Fee (when applicable) is reflected as an asset-based charge based on an assumed average contract size; (d) you make no withdrawals of Account Value during the period shown; (e) you make no transfers, withdrawals, surrender or other transactions for which we charge a fee during the period shown; (f) no tax charge applies;
(g) the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above) are reflected; (h) the charge for the optional benefit is reflected as a charge equal to 0.25% for the Guaranteed Return Option; and
(i) the Credit applicable to your Annuity is 4% of Purchase Payments. The Credit may be less when total Purchase Payments are less then $10,000 and may be more when total Purchase Payments are at least $5,000,000 (see "How do I Receive Credits?"). The examples do not reflect the impact of any Target Value Credits that may be applied to Purchase Payments within the first Annuity Year. Amounts shown in the examples are rounded to the nearest dollar.

Expense Examples are provided as follows: 1.) if you surrender the Annuity at the end of the stated time period; 2.) if you annuitize at the end of the stated time period; and 3.) if you do not surrender your Annuity.

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU DO NOT ELECT THE OPTINAL BENEFIT AVAILABLE OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

If you surrender your contract at the end of the applicable time period:

1 year   3 years   5 years   10 years
------   -------   -------   --------
 1364      2392      3318      5126

If you annuitize at the end of the applicable time period:

1 year   3 years   5 years   10 years
------   -------   -------   --------
 514       1542      2568      5126

If you do not surrender your contract:

1 year   3 years   5 years   10 years
------   -------   -------   --------
 514       1542      2568      5126

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable investment option is a Sub-account of American Skandia Life Assurance Corporation Variable Account B (see "What are Separate Accounts" for more detailed information.) Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix "AST" are Portfolios of American Skandia Trust. The investment manager for AST is American Skandia Investment Services, Incorporated, an affiliated company of American Skandia. However, a sub-advisor, as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

Effective March 16, 2001, the Nova, Ursa and OTC portfolios of Rydex Variable Trust will no longer be offered as Sub-accounts under the Annuity. Owners of Annuities issued on or after March 16, 2001 will not be allowed to allocate Account Value to the Rydex Nova, Rydex Ursa or Rydex OTC Sub-accounts. Except as noted below, Owners of Annuities issued before March 16, 2001, and/or their authorized investment professionals, will no longer be able to allocate additional Account Value or make transfers into the Rydex Nova, Rydex Ursa or Rydex OTC Sub-accounts. Annuity Owners and/or their authorized investment professionals who elect to transfer Account Value out of the Rydex Sub-accounts on or after March 16, 2001 will not be allowed to transfer Account Value into the Rydex Sub-accounts at a later date. Bank drafting, dollar cost averaging, asset allocation and rebalancing programs that were effective before March 16, 2001 and included one or more of the Rydex Sub-accounts will be allowed to continue. However, no changes involving the Rydex Sub-accounts may be made to such programs.

Effective close of business June 28, 2002, the AST Goldman Sachs Small-Cap Value portfolio is no longer offered as a Sub-account under the Annuity, except as noted below. Annuity contracts with Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account on or before June 28, 2002 may continue to allocate Account Value and make transfers into the AST Goldman Sachs Small-Cap Value Sub-account, including any bank drafting, dollar cost averaging, asset allocation and rebalancing programs. Owners of Annuities issued after June 28, 2002 will not be allowed to allocate Account Value to the AST Goldman Sachs Small-Cap Value Sub-account.

The AST Goldman Sachs Small-Cap Value Sub-account may be offered to new Owners at some future date; however, at the present time, American Skandia has no intention to do so.

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES              SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
INTER-NATIONAL         AST Strong International Equity: seeks long-term capital    Strong
EQUITY                 growth by investing in a diversified portfolio of           Capital
                       international equity securities the issuers of which are    Management, Inc.
                       considered to have strong earnings momentum. The
                       Portfolio seeks to meet its objective by investing, under
                       normal market conditions, at least 80% of its total
                       assets in a diversified portfolio of equity securities of
                       companies located or operating in developed non-U.S.
                       countries and emerging markets of the world. The
                       Sub-advisor intends to focus on companies with an
                       above-average potential for long-term growth and
                       attractive relative valuations. The Sub-advisor selects
                       companies based on five key factors: growth, valuation,
                       management, risk and sentiment.

INTER-NATIONAL         AST William Blair International Growth (f/k/a AST Janus     William Blair &
EQUITY                 Overseas Growth): seeks long-term growth of capital. The    Company, L.L.C.
                       Portfolio pursues its objective primarily through
                       investments in equity securities of issuers located
                       outside the United States. The Portfolio normally invests
                       at least 80% of its total assets in securities of issuers
                       from at least five different countries, excluding the
                       United States. The Portfolio invests primarily in
                       companies selected for their growth potential. Securities
                       are generally selected without regard to any defined
                       allocation among countries, geographic regions or
                       industry sectors, or other similar selection procedure.

INTERNATIONAL          AST American Century International Growth: seeks capital    American Century
EQUITY                 growth. The Portfolio will seek to achieve its investment   Investment
                       objective by investing primarily in equity securities of    Management, Inc.
                       international companies that the Sub-advisor believes
                       will increase in value over time. Under normal
                       conditions, the Portfolio will invest at least 65% of its
                       assets in equity securities of issuers from at least
                       three countries outside of the United States. The
                       Sub-advisor uses a growth investment strategy it
                       developed that looks for companies with earnings and
                       revenue growth. The Sub-advisor will consider a number of
                       other factors in making investment selections, including
                       the prospects for relative economic growth among
                       countries or regions, economic and political conditions,
                       expected inflation rates, currency exchange fluctuations
                       and tax considerations.

INTERNATIONAL          AST DeAM International Equity: seeks capital growth. The    Deutsche Asset
EQUITY                 Portfolio pursues its objective by investing at least 80%   Management, Inc.
                       of the value of its assets in the equity securities of
                       companies in developed non-U.S. countries that are
                       represented in the MSCI EAFE(R)Index. The target of this
                       Portfolio is to track the performance of the MSCI
                       EAFE(R)Index within 4% with a standard deviation expected
                       of +/- 4%. The Sub-advisor considers a number of factors
                       in determining whether to invest in a stock, including
                       earnings growth rate, analysts' estimates of future
                       earnings and industry-relative price multiples.

GLOBAL EQUITY          AST MFS Global Equity: seeks capital growth. Under normal   Massachusetts
                       circumstances the Portfolio invests at least 80% of its     Financial Services
                       assets in equity securities of U.S. and foreign issuers     Company
                       (including issuers in developing countries). The
                       Portfolio generally seeks to purchase securities of
                       companies with relatively large market capitalizations
                       relative to the market in which they are traded.

SMALL                  AST PBHG Small-Cap Growth: seeks capital growth. The        Pilgrim Baxter &
CAP GROWTH             Portfolio pursues its objective by primarily investing at   Associates, Ltd.
                       least 80% of the value of its assets in the common stocks
                       of small-sized companies, whose market capitalizations
                       are similar to market capitalizations of the companies in
                       the Russell 2000(R)Index at the time of the Portfolio's
                       investment. The Sub-advisor expects to focus primarily on
                       those securities whose market capitalizations or annual
                       revenues are less than $1billion at the time of purchase.

SMALL CAP GROWTH       AST DeAM Small-Cap Growth: seeks maximum growth of          Deutsche Asset
                       investors' capital from a portfolio of growth stocks of     Management, Inc.
                       smaller companies. The Portfolio pursues its objective,
                       under normal circumstances, by primarily investing at
                       least 80% of its total assets in the equity securities of
                       small-sized companies included in the Russell 2000
                       Growth(R)Index. The Sub-advisor employs an investment
                       strategy designed to maintain a portfolio of equity
                       securities which approximates the market risk of those
                       stocks included in the Russell 2000 Growth(R)Index, but
                       which attempts to outperform the Russell 2000
                       Growth(R)Index.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES              SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
SMALL CAP              AST Federated Aggressive Growth: seeks capital growth.      Federated Investment
GROWTH                 The Portfolio pursues its investment objective by           Counseling/Federated
                       investing in the stocks of small companies that are         Global Investment
                       traded on national security exchanges, NASDAQ stock         Management Corp.
                       exchange and the over-the-counter-market. Small companies
                       will be defined as companies with market capitalizations
                       similar to companies in the Russell 2000 Index or the
                       Standard & Poor's Small Cap 600 Index. Up to 25% of the
                       Portfolio's net assets may be invested in foreign
                       securities, which are typically denominated in foreign
                       currencies.

                       AST Goldman Sachs Small-Cap Value: seeks long-term          Goldman Sachs Asset
                       capital appreciation. The Portfolio will
                       seek its objective through investments primarily in
                       equity securities that are believed to be undervalued in
                       the marketplace. The Portfolio primarily seeks companies
                       that are small-sized, based on the value of their
                       outstanding stock. The Portfolio will have a
                       non-fundamental

SMALL CAP VALUE        policy to invest, under normal circumstances, at least       Management
                       80% of the value of its assets in small capitalization
                       companies. The 80% investment requirement applies at the
                       time the Portfolio invests its assets. The Portfolio
                       generally defines small capitalization companies as
                       companies with a capitalization of $5 billion or less.

SMALL CAP VALUE        AST Gabelli Small-Cap Value: seeks to provide long-term     GAMCO
                       capital growth by investing primarily in                    Investors, Inc.
                       small-capitalization stocks that appear to be
                       undervalued. The Portfolio will have a non-fundamental
                       policy to invest, under normal circumstances, at least
                       80% of the value of its assets in small capitalization
                       companies. The 80% investment requirement applies at the
                       time the Portfolio invests its assets. The Portfolio
                       generally defines small capitalization companies as those
                       with a capitalization of $1.5 billion or less. Reflecting
                       a value approach to investing, the Portfolio will seek
                       the stocks of companies whose current stock prices do not
                       appear to adequately reflect their underlying value as
                       measured by assets, earnings, cash flow or business
                       franchises.

 SMALL CAP VALUE       AST DeAM Small-Cap Value: seeks maximum growth of           Deutsche Asset
                       investors' capital. The Portfolio pursues its objective,    Management, Inc.
                       under normal market conditions, by primarily investing at
                       least 80% of its total assets in the equity securities of
                       small-sized companies included in the Russell 2000(R)
                       Value Index. The Sub-advisor employs an investment
                       strategy designed to maintain a portfolio of equity
                       securities which approximates the market risk of those
                       stocks included in the Russell 2000(R)Value Index, but
                       which attempts to outperform the Russell 2000(R)Value
                       Index.

  MID-CAP GROWTH       AST Goldman Sachs Mid-Cap Growth (f/k/a AST Janus Mid-Cap    Goldman Sachs Asset
                       Growth): seeks long-term capital growth. The Portfolio         Management
                       pursues its investment objective, by investing primarily
                       in equity securities selected for their growth potential,
                       and normally invests at least 80% of the value of its
                       assets in medium capitalization companies. For purposes
                       of the Portfolio, medium-sized companies are those whose
                       market capitalizations (measured at the time of
                       investment) fall within the range of companies in the
                       Standard & Poor's MidCap 400 Index. The Sub-advisor seeks
                       to identify individual companies with earnings growth
                       potential that may not be recognized by the market at
                       large.

  MID-CAP GROWTH       AST Neuberger Berman Mid-Cap Growth: seeks capital          Neuberger Berman
                       growth. Under normal market conditions, the Portfolio       Management Inc.
                       primarily invests at least 80% of its net assets in the
                       common stocks of mid-cap companies. For purposes of the
                       Portfolio, companies with equity market capitalizations
                       that fall within the range of the Russell Midcap(R)Index,
                       at the time of investment, are considered mid-cap
                       companies. Some of the Portfolio's assets may be invested
                       in the securities of large-cap companies as well as in
                       small-cap companies. The Sub-advisor looks for
                       fast-growing companies that are in new or rapidly
                       evolving industries.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES              SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
MID-CAP VALUE          AST Neuberger Berman Mid-Cap Value: seeks capital growth.   Neuberger Berman
                       Under normal market conditions, the Portfolio primarily     Management Inc.
                       invests at least 80% of its net assets in the common
                       stocks of mid-cap companies. For purposes of the
                       Portfolio, companies with equity market capitalizations
                       that fall within the range of the Russell Midcap(R)Index
                       at the time of investment are considered mid-cap
                       companies. Some of the Portfolio's assets may be invested
                       in the securities of large-cap companies as well as in
                       small-cap companies. Under the Portfolio's value-oriented
                       investment approach, the Sub-advisor looks for
                       well-managed companies whose stock prices are undervalued
                       and that may rise in price before other investors realize
                       their worth.

ALL-CAP                AST Alger All-Cap Growth: seeks long-term capital growth.   Fred Alger
GROWTH                 The Portfolio invests primarily in equity securities,       Management, Inc.
                       such as common or preferred stocks, that are listed on
                       U.S. exchanges or in the over-the-counter market. The
                       Portfolio may invest in the equity securities of
                       companies of all sizes, and may emphasize either larger
                       or smaller companies at a given time based on the
                       Sub-advisor's assessment of particular companies and
                       market conditions.

ALL-CAP                AST Gabelli All-Cap Value: seeks capital growth. The        GAMCO Investors, Inc.
VALUE                  Portfolio pursues its objective by investing primarily in
                       readily marketable equity securities including common
                       stocks, preferred stocks and securities that may be
                       converted at a later time into common stock. The
                       Portfolio may invest in the securities of companies of
                       all sizes, and may emphasize either larger or smaller
                       companies at a given time based on the Sub-advisor's
                       assessment of particular companies and market conditions.
                       The Portfolio focuses on companies that appear
                       underpriced relative to their private market value
                       ("PMV"). PMV is the value that the Portfolio's
                       Sub-advisor believes informed investors would be willing
                       to pay for a company.

SECTOR                 AST T. Rowe Price Natural Resources: seeks long-term        T. Rowe Price
                       capital growth primarily through the common stocks of       Associates, Inc.
                       companies that own or develop natural resources (such as
                       energy products, precious metals and forest products) and
                       other basic commodities. The Portfolio normally invests
                       primarily (at least 80% of its total assets) in the
                       common stocks of natural resource companies whose
                       earnings and tangible assets could benefit from
                       accelerating inflation. The Portfolio looks for companies
                       that have the ability to expand production, to maintain
                       superior exploration programs and production facilities,
                       and the potential to accumulate new resources. At least
                       50% of Portfolio assets will be invested in U.S.
                       securities, up to 50% of total assets also may be
                       invested in foreign securities.

LARGE CAP GROWTH       AST Alliance Growth: seeks long-term capital growth. The    Alliance Capital
                       Portfolio invests at least 80% of its total assets in the   Management, L.P.
                       equity securities of a limited number of large, carefully
                       selected, high-quality U.S. companies that are judged
                       likely to achieve superior earnings growth. Normally,
                       about 40-60 companies will be represented in the
                       Portfolio, with the 25 companies most highly regarded by
                       the Sub-advisor usually constituting approximately 70% of
                       the Portfolio's net assets. An emphasis is placed on
                       identifying companies whose substantially above average
                       prospective earnings growth is not fully reflected in
                       current market valuations.

LARGE CAP GROWTH       AST MFS Growth: seeks long-term capital growth and future    Massachusetts
                       income. Under normal market conditions, the Portfolio       Financial Services
                       invests at least 80% of its total assets in common stocks        Company
                       and related securities, such as preferred stocks,
                       convertible securities and depositary receipts, of
                       companies that the Sub-advisor believes offer better than
                       average prospects for long-term growth. The Sub-advisor
                       seeks to purchase securities of companies that it
                       considers well-run and poised for growth. The Portfolio
                       may invest up to 35% of its net assets in foreign
                       securities.

                                                                                         PORTFOLIO
      STYLE/                                                                              ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                   SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
 LARGE CAP GROWTH      AST Marsico Capital Growth: seeks capital growth. Income    Marsico Capital
                       realization is not an investment objective and any income   Management, LLC
                       realized on the Portfolio's investments, therefore, will
                       be incidental to the Portfolio's objective. The Portfolio
                       will pursue its objective by investing primarily in
                       common stocks of larger, more established companies. In
                       selecting investments for the Portfolio, the Sub-advisor
                       uses an approach that combines "top down" economic
                       analysis with "bottom up" stock selection. The "top down"
                       approach identifies sectors, industries and companies
                       that should benefit from the trends the Sub-advisor has
                       observed. The Sub-advisor then looks for individual
                       companies with earnings growth potential that may not be
                       recognized by the market at large, a "bottom up" stock
                       selection.

                       AST Goldman Sachs Concentrated Growth (f/k/a AST JanCap
                       Growth): seeks growth of capital in a manner consistent with the preservation of capital. Realization of income is not a significant investment consideration and any income realized on the Portfolio's investments, therefore, will be incidental to the Portfolio's objective. The Portfolio will pursue its

 LARGE CAP GROWTH      objective by investing primarily in equity securities of    Goldman Sachs Asset
                       companies that the Sub-advisor believes have potential to   Management
                       achieve capital appreciation over the long-term. The
                       Portfolio seeks to achieve its investment objective by
                       investing, under normal circumstances, in approximately
                       30 - 45 companies that are considered by the Sub-advisor
                       to be positioned for long-term growth.

                       AST DeAM Large-Cap Growth: seeks maximum growth of capital by investing primarily in the growth stocks of larger companies. The Portfolio pursues its objective, under normal market conditions, by primarily investing at least 80% of its total assets in the equity securities

LARGE CAP GROWTH       of large-sized companies included in the Russell            Deutsche Asset
                       1000(R)Growth Index. The Sub-advisor employs an             Management, Inc.
                       investment strategy designed to maintain a portfolio of
                       equity securities which approximates the market risk of
                       those stocks included in the Russell 1000(R)Growth Index,
                       but which attempts to outperform the Russell
                       1000(R)Growth Index through active stock selection.

LARGE CAP VALUE        AST DeAM Large-Cap Value (f/k/a AST Janus Strategic         Deutsche Asset
                       Value): seeks maximum growth of capital by investing        Management, Inc.
                       primarily in the value stocks of larger companies. The
                       Portfolio pursues its objective, under normal market
                       conditions, by primarily investing at least 80% of the
                       value of its assets in the equity securities of
                       large-sized companies included in the Russell 1000(R)
                       Value Index. The Sub-advisor employs an investment
                       strategy designed to maintain a portfolio of equity
                       securities which approximates the market risk of those
                       stocks included in the Russell 1000(R)Value Index, but
                       which attempts to outperform the Russell 1000(R)Value
                       Index through active stock selection.

LARGE CAP              AST Alliance/Bernstein Growth + Value: seeks capital        Alliance Capital
BLEND                  growth by investing approximately 50% of its assets in      Management, L.P.
                       growth stocks of large companies and approximately 50% of
                       its assets in value stocks of large companies. The
                       Portfolio will invest primarily in commons tocks of large
                       U.S. companies included in the Russell 1000(R)Index (the
                       "Russell 1000(R)"). The Russell 1000(R)is a market
                       capitalization-weighted index that measures the
                       performance of the 1,000 largest U.S. companies.
                       Normally, about 60-85 companies will be represented in
                       the Portfolio, with 25-35 companies primarily from the
                       Russell 1000(R)Growth Index constituting approximately
                       50% of the Portfolio's net assets and 35-50 companies
                       primarily from the Russell 1000(R)Value Index
                       constituting the remainder of the Portfolio's net assets.
                       There will be a periodic rebalancing of each segment's
                       assets to take account of market fluctuations in order to
                       maintain the approximately equal allocation.

  LARGE CAP VALUE      AST Sanford Bernstein Core Value: seeks long-term capital    Sanford C. Bernstein
                       growth by investing primarily in common stocks. The              & Co., LLC
                       Sub-advisor expects that the majority of the Portfolio's
                       assets will be invested in the common stocks of large
                       companies that appear to be undervalued. Among other
                       things, the Portfolio seeks to identify compelling buying
                       opportunities created when companies are undervalued on
                       the basis of investor reactions to near-term problems or
                       circumstances even though their long-term prospects
                       remain sound. The Sub-advisor seeks to identify
                       individual companies with earnings growth potential that
                       may not be recognized by the market at large.

                                                                                          PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                    SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
REAL ESTATE            AST Cohen & Steers Realty: seeks to maximize total return   Cohen & Steers
(REIT)                 through investment in real estate securities. The           Capital Management,
                       Portfolio pursues its investment objective by investing,    Inc.
                       under normal circumstances, at least 80% of its net
                       assets in securities of real estate issuers. Under normal
                       circumstances, the Portfolio will invest substantially
                       all of its assets in the equity securities of real estate
                       companies, i.e., a company that derives at least 50% of
                       its revenues from the ownership, construction, financing,
                       management or sale of real estate or that has at least
                       50% of its assets in real estate. Real estate companies
                       may include real estate investment trusts or REITs.

MANAGED INDEX          AST Sanford Bernstein Managed Index 500: will invest,       Sanford C. Bernstein
                       under normal circumstances, at least 80% of its net         & Co., LLC
                       assets in securities included in the Standard & Poor's
                       500 Composite Stock Price Index (the "S&P(R)500 "). The
                       Portfolio seeks to outperform the S&P 500 through stock
                       selection resulting in different weightings of common
                       stocks relative to the index. The Portfolio will invest
                       primarily in the common stocks of companies included in
                       the S&P 500. In seeking to outperform the S&P 500, the
                       Sub-advisor starts with a portfolio of stocks
                       representative of the holdings of the index. It then uses
                       a set of fundamental quantitative criteria that are
                       designed to indicate whether a particular stock will
                       predictably perform better or worse than the S&P 500.
                       Based on these criteria, the Sub-advisor determines
                       whether the Portfolio should over-weight, under-weight or
                       hold a neutral position in the stock relative to the
                       proportion of the S&P 500 that the stock represents. In
                       addition, the Sub-advisor also may determine that based
                       on the quantitative criteria, certain equity securities
                       that are not included in the S&P 500 should be held by
                       the Portfolio.

GROWTH                 AST American Century Income & Growth: seeks capital         American Century
 AND                   growth with current income as a secondary objective. The    Investment
INCOME                 Portfolio invests primarily in common stocks that offer
                       potential for capital growth, and may, consistent with
                       its investment objective, invest in stocks that offer
                       potential for current income. The Sub-advisor utilizes a
                       quantitative management technique with a goal of building
                       an equity portfolio that provides better returns than the
                       S&P 500 Management, Inc. Index without taking on
                       significant additional risk and while attempting to
                       create a dividend yield that will be greater than the S&P
                       500 Index.

GROWTH                 AST Alliance Growth and Income: seeks long-term growth of   Alliance Capital
 AND                   capital and income while attempting to avoid excessive      Management, L.P.
INCOME                 fluctuations in market value. The Portfolio normally will
                       invest in common stocks (and securities convertible into
                       common stocks). The Sub-advisor will take a
                       value-oriented approach, in that it will try to keep the
                       Portfolio's assets invested in securities that are
                       selling at reasonable valuations in relation to their
                       fundamental business prospects. The stocks that the
                       Portfolio will normally invest in are those of seasoned
                       companies.

GROWTH                 AST MFS Growth with Income: seeks long term growth of       Massachusetts
 AND                   capital with a secondary objective to seek reasonable       Financial Services
INCOME                 current income. Under normal market conditions, the
                       Portfolio invests at least 65% of its net assets in
                       common stocks and related securities, such as preferred
                       stocks, convertible securities and depositary receipts.
                       The stocks in which the Portfolio invests generally will
                       pay dividends. While the Portfolio may invest in
                       companies of any size, the Portfolio generally focuses on
                       companies with larger market capitalizations that the
                       Company Sub-advisor believes have sustainable growth
                       prospects and attractive valuations based on current and
                       expected earnings or cash flow. The Portfolio may invest
                       up to 20% of its net assets in foreign securities.

EQUITY INCOME          AST INVESCO Capital Income (f/k/a AST INVESCO Equity        INVESCO Funds Group,
                       Income): seeks capital growth and current income while      Inc.
                       following sound investment practices. The Portfolio seeks
                       to achieve its objective by investing in securities that
                       are expected to produce relatively high levels of income
                       and consistent, stable returns. The Portfolio normally
                       will invest at least 65% of its assets in dividend-paying
                       common and preferred stocks of domestic and foreign
                       issuers. Up to 30% of the Portfolio's assets may be
                       invested in equity securities that do not pay regular
                       dividends.

                                                                                          PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                    SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
BALANCED               AST DeAM Global Allocation: seeks a high level of total     Deutsche Asset
                       return by investing primarily in a diversified portfolio    Management, Inc.
                       of mutual funds. The Portfolio seeks to achieve its
                       investment objective by investing in several other AST
                       Portfolios ("Underlying Portfolios"). The Portfolio
                       intends its strategy of investing in combinations of
                       Underlying Portfolios to result in investment
                       diversification that an investor could otherwise achieve
                       only by holding numerous investments. The Portfolio is
                       expected to be invested in at least six such Underlying
                       Portfolios at any time. It is expected that the
                       investment objectives of such AST Portfolios will be
                       diversified.

BALANCED               AST American Century Strategic Balanced: seeks capital      American Century
                       growth and current income. The Sub-advisor intends to       Investment
                       maintain approximately 60% of the Portfolio's assets in     Management, Inc.
                       equity securities and the remainder in bonds and other
                       fixed income securities. Both the Portfolio's equity and
                       fixed income investments will fluctuate in value. The
                       equity securities will  fluctuate depending on
                       the performance of the companies that issued them,
                       general market and  economic conditions,
                       and investor confidence. The fixed income investments
                       will be affected primarily by rising or falling interest
                       rates and the credit quality of the issuers.

ASSET ALLOCA-TION      AST T. Rowe Price Asset Allocation: seeks a high level of   T. Rowe Price
                       total return by investing primarily in a diversified        Associates, Inc.
                       portfolio of fixed income and equity securities. The
                       Portfolio normally invests approximately 60% of its total
                       assets in equity securities and 40% in fixed income
                       securities. The Sub-advisor concentrates common stock
                       investments in larger, more established companies, but
                       the Portfolio may include small and medium-sized
                       companies with good growth prospects. The fixed income
                       portion of the Portfolio will be allocated among
                       investment grade securities, high yield or "junk" bonds,
                       foreign high quality debt securities and cash reserves.

GLOBAL BOND            AST T. Rowe Price Global Bond: seeks to provide high        T. Rowe Price
                       current income and capital growth by investing in           International, Inc.
                       high-quality foreign and U.S. dollar-denominated bonds.
                       The Portfolio will invest at least 80% of its total
                       assets in all types of high quality bonds including those
                       issued or guaranteed by U.S. or foreign governments or
                       their agencies and by foreign authorities, provinces and
                       municipalities as well as investment grade corporate
                       bonds and mortgage and asset-backed securities of U.S.
                       and foreign issuers. The Portfolio generally invests in
                       countries where the combination of fixed-income returns
                       and currency exchange rates appears attractive, or, if
                       the currency trend is unfavorable, where the Sub-advisor
                       believes that the currency risk can be minimized through
                       hedging. The Portfolio may also invest up to 20% of its
                       assets in the aggregate in below investment-grade,
                       high-risk bonds ("junk bonds"). In addition, the
                       Portfolio may invest up to 30% of its assets in
                       mortgage-backed (including derivatives, such as
                       collateralized mortgage obligations and stripped mortgage
                       securities) and asset-backed securities.

HIGH YIELD BOND        AST Federated High Yield: seeks high current income by      Federated Investment
                       investing primarily in a diversified portfolio of fixed     Counseling
                       income securities. The Portfolio will invest at least 80%
                       of its assets in fixed income securities rated BBB and
                       below. These fixed income securities may include
                       preferred stocks, convertible securities, bonds,
                       debentures, notes, equipment lease certificates and
                       equipment trust certificates. A fund that invests
                       primarily in lower-rated fixed income securities will be
                       subject to greater risk and share price fluctuation than
                       a typical fixed income fund, and may be subject to an
                       amount of risk that is comparable to or greater than many
                       equity funds.

                                                                                          PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                    SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
BOND                   AST Lord Abbett Bond-Debenture: seeks high current income   Lord, Abbett & Co. LLC
                       and the opportunity for capital appreciation to produce a
                       high total return. To pursue its objective, the Portfolio
                       will invest, under normal circumstances, at least 80% of
                       the value of its assets in fixed income securities and
                       normally invests primarily in high yield and investment
                       grade debt securities, securities convertible in common
                       stock and preferred stocks. The Portfolio may find good
                       value in high yield securities, sometimes called
                       "lower-rated bonds" or "junk bonds," and frequently may
                       have more than half of its assets invested in those
                       securities. At least 20% of the Portfolio's assets must
                       be invested in any combination of investment grade debt
                       securities, U.S. Government securities and cash
                       equivalents. The Portfolio may also make significant
                       investments in mortgage-backed securities. Although the
                       Portfolio expects to maintain a weighted average maturity
                       in the range of five to twelve years, there are no
                       restrictions on the overall Portfolio or on individual
                       securities. The Portfolio may invest up to 20% of its net
                       assets in equity securities.

BOND                   AST DeAM Bond: seeks a high level of income, consistent     Deutsche Asset
                       with the preservation of capital. Under normal              Management, Inc.
                       circumstances, the Portfolio invests at least 80% of its
                       total assets in intermediate-term U.S. Treasury,
                       corporate, mortgage-backed and asset-backed, taxable
                       municipal and tax-exempt municipal bonds. The Portfolio
                       invests primarily in investment grade fixed income
                       securities rated within the top three rating categories
                       of a nationally recognized rating organization. Fixed
                       income securities may be issued by U.S. and foreign
                       corporations or entities including banks and various
                       government entities.

BOND                   AST PIMCO Total Return Bond: seeks to maximize total        Pacific Investment
                       return consistent with preservation of capital and          Management Company LLC
                       prudent investment management. The Portfolio will invest
                       in a diversified portfolio of fixed-income securities of
                       varying maturities. The average portfolio duration of the
                       Portfolio generally will vary within a three- to six-year
                       time frame based on the Sub-advisor's forecast for
                       interest rates.

BOND                   AST PIMCO Limited Maturity Bond: seeks to maximize total    Pacific Investment
                       return consistent with preservation of capital and          Management Company LLC
                       prudent investment management. The Portfolio will invest
                       in a diversified portfolio of fixed-income securities of
                       varying maturities. The average portfolio duration of the
                       Portfolio generally will vary within a one- to three-year
                       time frame based on the Sub-advisor's forecast for
                       interest rates.

MONEY MARKET           AST Money Market: seeks high current income and maintain    Wells Capital
                       high levels of liquidity. The Portfolio attempts to          Management, Inc.
                       accomplish its objective by maintaining a dollar-weighted
                       average maturity of not more than 90 days and by
                       investing in securities which have effective maturities
                       of not more than 397 days.

EMERGING MARKETS       Montgomery Variable Series - Emerging Markets: seeks        Gartmore Global Asset
                       long-term capital appreciation, under normal conditions     Management
                       by investing at least 80% of its total assets in stocks     Trust/Gartmore Global
                       of companies of any size based in the world's developing    Partners
                       economies. Under normal market conditions, investments
                       are maintained in at least six countries at all times and
                       no more than 35% of total assets in any single one of
                       them.

LARGE CAP EQUITY       WFVT Equity Value: seeks long-term capital appreciation     Wells Fargo Funds
                       and above-average dividend income. The Portfolio pursues    Management, LLC
                       its objective by investing primarily in equity securities
                       of U.S. companies with strong return potential based on
                       current market valuations. Under normal circumstances,
                       the Portfolio invests at least 80% of its assets in
                       equity securities with the same characteristics as common
                       stocks, and in preferred stocks, warrants, and securities
                       of foreign companies through ADRs and similar
                       investments.

EQUITY INCOME          WFVT Equity Income: seeks long-term capital appreciation    Wells
                       and above-average dividend income. The Portfolio pursues    Fargo Funds
                       its objective primarily by investing in the common stocks   Management, LLC
                       of large, domestic companies with above-average return
                       potential based on current market valuations and
                       above-average dividend income. Under normal market
                       conditions, the Portfolio invests at least 80% of its
                       total assets in income producing equity securities and in
                       issues of companies with market capitalizations of $3
                       billion or more.

                                                                                          PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                    SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
STRATEGIC OR           Rydex Variable Trust - Nova: seeks to provide investment    Rydex Global Advisors
TACTICAL               results that match the performance of a specific            (f/k/a PADCO Advisors
ALLOCA-TION            benchmark on a daily basis. The Portfolio's current         II, Inc.)
                       benchmark is 150% of the performance of the S&P
                       500(R)Index (the "underlying index"). If the Portfolio
                       meets its objective, the value of the Portfolio's shares
                       will tend to increase on a daily basis by 150% of the
                       value of any increase in the underlying index. When the
                       value of the underlying index declines, the value of the
                       Portfolio's shares should also decrease on a daily basis
                       by 150% of the value of any decrease in the underlying
                       index (e.g., if the underlying index goes down by 5%, the
                       value of the Portfolio's shares should go down by 7.5% on
                       that day). Unlike a traditional index fund, as its
                       primary investment strategy, the Portfolio invests to a
                       significant extent in leveraged instruments, such as swap
                       agreements, futures contracts and options on securities,
                       futures contracts, and stock indices, as well as equity
                       securities.

STRATEGIC OR           Rydex Variable Trust - Ursa: seeks to provide investment    Rydex Global Advisors
TACTICAL               results that will inversely correlate to the performance    (f/k/a PADCO Advisors
ALLOCA-TION            of the S&P 500(R)Index (the "underlying index"). If the     II, Inc.)
                       Portfolio meets its objective, the value of the
                       Portfolio's shares will tend to increase during times
                       when the value of the underlying index is decreasing.
                       When the value of the underlying index is increasing,
                       however, the value of the Portfolio's shares should
                       decrease on a daily basis by an inversely proportionate
                       amount (e.g., if the underlying index goes up by 5%, the
                       value of the Portfolio's shares should go down by 5% on
                       that day). Unlike a traditional index fund, the
                       Portfolio's benchmark is to perform exactly opposite the
                       underlying index, and the Ursa Fund will not own the
                       securities included in the underlying index. Instead, as
                       its primary investment strategy, the Portfolio invests to
                       a significant extent in short sales of securities or
                       futures contracts and in options on securities, futures
                       contracts, and stock indices.

STRATEGIC OR           Rydex Variable Trust - OTC: seeks to provide investment     Rydex Global
TACTICAL               results that correspond to a benchmark for                  Advisors
ALLOCATION             over-the-counter securities. The Portfolio's current        f/k/a PADCO
                       benchmark is the NASDAQ 100 Index(R) (the "underlying       Advisors
                       index"). If the Portfolio meets its objective, the value    II, Inc.)
                       of the Portfolio's shares should increase on a daily
                       basis by the amount of any increase in the value of the
                       underlying index. However, when the value of the
                       underlying index declines, the value of the Portfolio's
                       shares should also decrease on a daily basis by the
                       amount of the decrease in (value of the underlying
                       index. The Portfolio invests principally in securities of
                       companies included in the underlying index. It also may
                       invest in other instruments whose performance is expected
                       to correspond to that of the underlying index, and may
                       engage in futures and options transactions and enter into
                       swap agreements.

MID-CAP EQUITY         INVESCO Variable Investment Funds - Dynamics: seek          INVESCO Funds Group,
                       long-term capital growth. The Portfolio invests at least            Inc.
                       65% of its assets in common stocks of mid-sized
                       companies. INVESCO defines mid-sized companies as
                       companies that are included in the Russell Midcap Growth
                       Index at the time of purchase, or if not included in that
                       Index, have market capitalizations of between $2.5
                       billion and $15 billion at the time of purchase. The core
                       of the Portfolio's investments are in securities of
                       established companies that are leaders in attractive
                       growth markets with a history of strong returns. The
                       remainder of the Portfolio is invested in securities of
                       companies that show accelerating growth, driven by
                       product cycles, favorable industry or sector conditions,
                       and other factors that INVESCO believes will lead to
                       rapid sales or earnings growth.

SECTOR                 INVESCO Variable Investment Funds - Technology: seeks         INVESCO Funds Group,
                       capital growth. The Portfolio normally invests 80% of its          Inc.
                       net assets in the equity securities and equity-related
                       instruments of companies engaged in technology-related
                       industries. These include, but are not limited to,
                       various applied technologies, hardware, software,
                       semiconductors, telecommunications equipment and services
                       and service-related companies in information technology.
                       Many of these products and services are subject to rapid
                       obsolescence, which may lower market value of the
                       securities of the companies in this sector. At any given
                       time, 20% of the Portfolio's assets is not required to be
                       invested in the sector.

                                                                                          PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                    SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
SECTOR                 INVESCO Variable Investment Funds - Health Sciences:        INVESCO Funds Group,
                       seeks capital growth. The Portfolio normally invests at     Inc.
                       least 80% of its net assets in the equity securities and
                       equity-related instruments of companies that develop,
                       produce or distribute products or services related to
                       health care. These companies include, but are not limited
                       to, medical equipment or supplies, pharmaceuticals,
                       biotechnology and healthcare providers and service
                       companies. At any given time, 20% of the Portfolio's
                       assets is not required to be invested in the sector.


SECTOR                 INVESCO Variable Investment Funds - Financial Services:     INVESCO Funds Group,
                       seeks capital growth. The Portfolio normally invests at     Inc.
                       least 80% of its net assets in the equity securities and
                       equity-related instruments of companies involved in the
                       financial services sector. These companies include, but
                       are not limited to, banks (regional and money-centers),
                       insurance companies (life, property and casualty, and
                       multiline), investment and miscellaneous industries
                       (asset managers, brokerage firms, and
                       government-sponsored agencies) and suppliers to financial
                       services companies. At any given time, 20% of the
                       Portfolio's assets is not required to be invested in the
                       sector.

SECTOR                 INVESCO Variable Investment Funds - Telecommunications:     INVESCO Funds Group,
                       seeks capital growth and current income. The Portfolio      Inc.
                       normally invests 80% of its net assets in the equity
                       securities and equity-related instruments of companies
                       engaged in the design, development, manufacture,
                       distribution, or sale of communications services and
                       equipment, and companies that are involved in supplying
                       equipment or services to such companies. The
                       telecommunications sector includes, but is not limited
                       to, companies that offer telephone services, wireless
                       communications, satellite communications, television and
                       movie programming, broadcasting and Internet access. Many
                       of these products and services are subject to rapid
                       obsolescence, which may lower the market value of the
                       securities of the companies in this sector. At any given
                       time, 20% of the Portfolio's assets is not required to be
                       invested in the sector.

INTER-NATIONAL         Evergreen VA International Growth: seeks long-term          Evergreen Investment
EQUITY                 capital growth and, secondarily, modest income. The         Management Company,
                       Portfolio invests primarily in equity securities issued     LLC
                       by established, quality, non-U.S. companies located in
                       countries with developed markets, but may purchase across
                       all market capitalizations. The Portfolio normally
                       invests at least 65% of its assets in securities of
                       companies in at least three different countries (other
                       than the U.S.) and may invest in emerging markets and in
                       securities of companies in the formerly communist
                       countries of Eastern Europe. The Portfolio invests in
                       companies that are both growth opportunities and value
                       opportunities.

GLOBAL  EQUITY         Evergreen VA Global Leaders: seeks to provide investors     Evergreen Investment
                       with long-term capital growth. The Portfolio normally       Management Company,
                       invests as least 65% of its assets in a diversified         LLC
                       portfolio of U.S. and non-U.S. equity securities of
                       companies located in the world's major industrialized
                       countries. The Portfolio will invest in no less than
                       three countries, which may include the U.S., but may
                       invest more than 25% of its assets in one country. The
                       Portfolio invests only in the best 100 companies, which
                       are selected by the Portfolio's manager based on as high
                       return on equity, consistent earnings growth, established
                       market presence and industries or sectors with
                       significant growth prospects.


SMALL CAP EQUITY       Evergreen VA Special Equity: seeks capital growth. The      Evergreen Investment
                       Portfolio normally invests at least 80% of its assets in    Management Company,
                       common stocks of small U.S. companies (i.e., companies      LLC
                       whose market capitalizations fall within the range of the
                       Russell 2000(R)Index, at the time of purchase). The
                       remaining 20% of the Portfolio's assets may be
                       represented by cash or invested in various cash
                       equivalents. The Portfolio's manager selects stocks of
                       companies which it believes have the potential for
                       accelerated growth in earnings and price.


MID-CAP EQUITY         Evergreen VA Omega: seeks long-term capital growth. The      Evergreen Investment
                       Portfolio invests primarily in common stocks and             Management Company,
                       securities convertible into common stocks of U.S.                    LLC
                       companies across all market capitalizations. The
                       Portfolio's managers employ a growth style of equity
                       management. "Growth" stocks are stocks of companies that
                       the Portfolio's managers believe have anticipated
                       earnings ranging from steady to accelerated growth.

                                                                                          PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                    SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
 LARGE CAP EQUITY      Evergreen VA Capital Growth: seeks to provide long-term     Evergreen Investment
                       capital growth. The Portfolio invests primarily in common   Management Company,
                       stocks. The Portfolio may also invest in preferred          LLC/
                       stocks, convertible preferred stocks, convertible           Pilgrim Baxter &
                       debentures, and any other class or type of security which   Associates, Ltd.
                       the portfolio manager believes offers the potential for
                       capital growth. In selecting investments, the investment
                       adviser attempts to identify securities it believes will
                       provide capital growth over the intermediate and
                       long-term due to changes in the financial condition of
                       issuers, changes in financial conditions generally, or
                       other factors.

LARGE CAP EQUITY       Evergreen VA Blue Chip: seeks capital growth with the       Evergreen Investment
                       potential for income. The Portfolio normally invests at     Management Company,
                       least 80% of its assets in "blue chip" stocks. Blue chip    LLC
                       stocks are the common stocks of well-established, large
                       U.S. companies with a long history of performance,
                       typically recognizable names representing a broad range
                       of industries. The market capitalization of the stocks
                       selected will be within the range tracked by the S&P 500
                       Index, at the time of purchase. The remaining 20% of the
                       Portfolio's assets may be represented by cash or invested
                       in other types of equity securities, various cash
                       equivalents or represented by cash. The Portfolio's stock
                       selection is based on a diversified style of equity
                       management that allows it to invest in both growth- and
                       value-oriented securities.

S&P500 INDEX           Evergreen VA Equity Index: seeks investment results that    Evergreen Investment
                       achieve price and yield performance similar to the          Management Company,
                       Standards and Poor's 500 Composite Price Index ("S&P 500    LLC.
                       Index")*. The Portfolio invests substantially all of its
                       total assets in equity securities that represent a
                       composite of the S&P 500 Index. The S&P 500 is an
                       unmanaged index of 500 common stocks chosen to reflect
                       the industries of the U.S. economy and is often
                       considered a proxy for the stock market in general.
                       *"Standard & Poor's(R)," "S&P(R)," "S&P 500(R),"
                       "Standard & Poor's 500," and "500" are trademarks LLC of
                       the McGraw-Hill Companies, Inc. and have been licensed
                       for use by Evergreen Investment Management Company, The
                       Portfolio is not sponsored, endorsed, sold or promoted by
                       Standard & Poor's and Standard & Poor's makes no
                       representation regarding the advisability of investing in
                       the Portfolio.

BALANCED               Evergreen VA Foundation: seeks capital growth and current   Evergreen Investment
                       income. The Portfolio invests in a combination of common    Management Company,
                       stocks, preferred stocks and securities convertible or      LLC
                       exchangeable for common stocks of large U.S. companies
                       (i.e., companies whose market capitalization falls within
                       the range tracked by the Russell 1000(R)Index, at the
                       time of purchase). Under normal circumstances, the
                       Portfolio will invest at least 25% of its assets in debt
                       securities and the remainder in equity securities.


INTER-NATIONAL         ProFund VP Europe 30: seeks daily investment results,       ProFund Advisors LLC
EQUITY                 before fees and expenses, that correspond to the daily
                       performance of the ProFunds Europe 30 Index. The ProFunds
                       Europe 30 Index, created by ProFund Advisors, is composed
                       of 30 companies whose principal offices are located in
                       Europe and whose securities are traded on U.S. exchanges
                       or on the NASDAQ as depositary receipts or ordinary
                       shares. The component companies in the ProFunds Europe 30
                       Index are determined annually based upon their U.S.
                       dollar-traded volume. Their relative weights are
                       determined based on a modified market capitalization
                       method.

INTERNATIONAL          ProFund VP Asia 30: seeks daily investment results,         ProFund Advisors LLC
 EQUITY                before fees and expenses, that correspond to the daily
                       performance of the ProFunds Asia 30 Index. The ProFunds
                       Asia 30 Index, created by ProFund Advisors, is composed
                       of 30 of the companies whose principal offices are
                       located in the Asia/Pacific region, excluding Japan, and
                       whose securities are traded on U.S. exchanges or on the
                       NASDAQ as depository receipts or ordinary shares. The
                       component companies in the ProFunds Asia 30 Index are
                       determined annually based upon their U.S. dollar-traded
                       volume. Their relative weights are determined based on
                       the modified market capitalization method.

INTERNATIONAL          ProFund VP Japan: seeks daily investment results, before    ProFund Advisors LLC
 EQUITY                fees and expenses, that correspond to the daily
                       performance of the Nikkei 225 Stock Average. Since the
                       Japanese markets are not open when ProFund VP Japan
                       values its shares, ProFund VP Japan determines its
                       success in meeting this investment objective by comparing
                       its daily return on a given day with the daily
                       performance of related futures contracts traded in the
                       United States. The Nikkei 225 Stock Average is a
                       price-weighted index of 225 large, actively traded
                       Japanese stocks traded on the Tokyo Stock Exchange. The
                       Index is computed and distributed by the Nihon Keizai
                       Shimbun.

                                                                                          PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                    SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
SECTOR                 ProFund VP Banks: seeks daily investment results, before     ProFund Advisors LLC
                       fees and expenses, that correspond to the daily
                       performance of the Dow Jones U.S. Banks Sector Index. The
                       Dow Jones U.S. Banks Index measures the performance of
                       the banking industry of the U.S. equity market. Component
                       companies include all regional and major U.S. domiciled
                       international banks, savings and loans, savings banks,
                       thrifts, building associations and societies. Investment
                       and merchant banks are excluded.

SECTOR                 ProFund VP Basic Materials: seeks daily investment          ProFund Advisors LLC
                       results, before fees and expenses, that correspond to the
                       daily performance of the Dow Jones U.S. Basic Materials
                       Sector Index. The Dow Jones U.S. Basic materials Sector
                       Index measures the performance of the basic materials
                       economic sector of the U.S. equity market. Component
                       companies are involved in the production of aluminum,
                       commodity chemicals, specialty chemicals, forest
                       products, non-ferrous metals, paper products, precious
                       metals and steel.

SECTOR                 ProFund VP Biotechnology: seeks daily investment results,   ProFund Advisors LLC
                       before fees and expenses, that correspond to the daily
                       performance of the Dow Jones U.S. Biotechnology Index.
                       The Dow Jones U.S. Biotechnology Index measures the
                       performance of the biotechnology industry of the U.S.
                       equity market. Component companies include those engaged
                       in genetic research, and/or the marketing and development
                       of recombinant DNA products. Makers of artificial blood
                       and contract biotechnology researchers are also included
                       in the Index.

SECTOR                 ProFund VP Consumer Cyclical: seeks daily investment        ProFund Advisors LLC
                       results, before fees and expenses, that correspond to the
                       daily performance of the Dow Jones U.S. Consumer Cyclical
                       Sector Index. The Dow Jones U.S. Consumer Cyclical Sector
                       Index measures the performance of the consumer cyclical
                       economic sector of the U.S. equity market. Component
                       companies include airlines, auto manufacturers, auto
                       parts, tires, casinos, consumer electronics, recreational
                       products and services, restaurants, lodging, toys, home
                       construction, home furnishings and appliances, footwear,
                       clothing and fabrics.

SECTOR                 ProFund VP Consumer Non-Cyclical: seeks daily investment    ProFund Advisors LLC
                       results, before fees and expenses, that correspond to the
                       daily performance of the Dow Jones U.S. Consumer
                       Non-Cyclical Sector Index. The Dow Jones U.S. Consumer
                       Non-Cyclical Sector Index measures the performance of the
                       consumer non-cyclical economic sector of the U.S. equity
                       market. Component companies include beverage companies,
                       consumer service companies, durable and non-durable
                       household product manufacturers, cosmetic companies, food
                       products and agriculture and tobacco products.

SECTOR                 ProFund VP Energy: seeks daily investment results, before   ProFund Advisors LLC
                       fees and expenses, that correspond to the daily
                       performance of the Dow Jones U.S. Energy Sector Index.
                       The Dow Jones U.S. Energy Sector Index measures the
                       performance of the energy sector of the U.S. equity
                       market. Component companies include oil drilling
                       equipment and services, coal, oil companies-major, oil
                       companies-secondary, pipelines, liquid, solid or gaseous
                       fossil fuel producers and service companies.

SECTOR                 ProFund VP Financial: seeks daily investment results,        ProFund Advisors LLC
                       before fees and expenses, that correspond to the daily
                       performance of the Dow Jones U.S. Financial Sector Index.
                       The Dow Jones U.S. Financial Sector Index measures the
                       performance of the financial services economic sector of
                       the U.S. equity market. Component companies include
                       regional banks, major U.S. domiciled international banks,
                       full line, life, and property and casualty insurance
                       companies, companies that invest, directly or indirectly
                       in real estate, diversified financial companies such as
                       Fannie Mae, credit card insurers, check cashing
                       companies, mortgage lenders, investment advisers and
                       securities broker-dealers, investment banks, merchant
                       banks, online brokers, publicly traded stock exchanges.

                                                                                          PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                    SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
SECTOR                 ProFund VP Healthcare: seeks daily investment results,      ProFund Advisors LLC
                       before fees and expenses, that correspond to the daily
                       performance of the Dow Jones U.S. Healthcare Sector
                       Index. The Down Jones U.S. healthcare Sector Index
                       measures the performance of the healthcare economic
                       sector of the U.S. equity market. Component companies
                       include health care providers, biotechnology companies,
                       medical supplies, advanced medical devices and
                       pharmaceuticals.

SECTOR                 ProFund VP Industrial: seeks daily investment results,      ProFund Advisors LLC
                       before fees and expenses, that correspond to the daily
                       performance of the Dow Jones U.S. Industrial Sector
                       Index. The Dow Jones U.S. Industrial Sector Index
                       measures the performance of the industrial economic
                       sector of the U.S. equity market. Component companies
                       include building materials, heavy construction, factory
                       equipment, heavy machinery, industrial services,
                       pollution control, containers and packaging, industrial
                       diversified, air freight, marine transportation,
                       railroads, trucking, land-transportation equipment,
                       shipbuilding, transportation services, advanced
                       industrial equipment, electric components and equipment,
                       and aerospace.

SECTOR                 ProFund VP Internet: seeks daily investment results,         ProFund Advisors LLC
                       before fees and expenses, that correspond to the daily
                       performance of the Dow Jones U.S. Internet Index. The Dow
                       Jones Composite Internet Index measures the performance
                       of stocks in the U.S. equity markets that generate the
                       majority of their revenues from the Internet. The Index
                       is composed of two sub-groups: Internet Commerce -
                       companies that derive the majority of their revenues from
                       providing goods and/or services through an open network,
                       such as a web site; and Internet Services - companies
                       that derive the majority of their revenues from providing
                       access to the Internet or providing services to people
                       using the Internet.

SECTOR                 ProFund VP Pharmaceuticals: seeks daily investment          ProFund Advisors LLC
                       results, before fees and expenses, that correspond to the
                       daily performance of the Dow Jones U.S. Pharmaceuticals
                       Sector Index. The Dow Jones U.S. Pharmaceuticals Index
                       measures the performance of the pharmaceuticals industry
                       of the U.S. equity market. Component companies include
                       the makers of prescription and over-the-counter drugs,
                       such as aspirin, cold remedies, birth control pills, and
                       vaccines, as well as companies engaged in contract drug
                       research..

SECTOR                 ProFund VP Precious Metals: seeks daily investment           ProFund Advisors LLC
                       results, before fees and expenses, that correspond to the
                       daily performance of the Philadelphia Stock Exchange Gold
                       & Silver Sector Index. The Philadelphia Stock Exchange
                       Gold and Silver Sector Index measures the performance of
                       the gold and silver mining industry of the global equity
                       market. Component companies include companies involved in
                       the mining and production of gold, silver, and other
                       precious metals, precious stones and pearls. The Index
                       does not include producers of commemorative medals and
                       coins that are made of these metals.

SECTOR                 ProFund VP Real Estate: seeks daily investment results,     ProFund Advisors LLC
                       before fees and expenses, that correspond to the daily
                       performance of the Dow Jones U.S. Real Estate Index. The
                       Dow Jones U.S. Real Estate Index measures the performance
                       of the real estate industry of the U.S. equity market.
                       Component companies include those that invest directly or
                       indirectly through development, management or ownership
                       of shopping malls, apartment buildings, housing
                       developments and, real estate investment trusts ("REITs")
                       that invest in apartments, office and retail properties.
                       REITs are passive investment vehicles that invest
                       primarily in income-producing real estate or real estate
                       related loans or interests.

SECTOR                 ProFund VP Semiconductor: seeks daily investment results,   ProFund Advisors LLC
                       before fees and expenses, that correspond to the daily
                       performance of the Dow Jones U.S. Semiconductor Index.
                       The Dow Jones U.S. Semiconductor Index measures the
                       performance of the semiconductor industry of the U.S.
                       equity market. Component companies are engaged in the
                       production of semiconductors and other integrated chips,
                       as well as other related products such as circuit boards
                       and motherboards.

                                                                                          PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                    SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
SECTOR                 ProFund VP Technology: seeks daily investment results,      ProFund Advisors LLC
                       before fees and expenses, that correspond to the daily
                       performance of the Dow Jones U.S. Technology Sector
                       Index. The Dow Jones U.S. Technology Sector Index
                       measures the performance of the technology sector of the
                       U.S. equity market. Component companies include those
                       involved in computers and office equipment, software,
                       communications technology, semiconductors, diversified
                       technology services and internet services.

SECTOR                 ProFund VP Telecommunications: seeks daily investment       ProFund Advisors LLC
                       results, before fees and expenses, that correspond to the
                       daily performance of the Dow Jones U.S.
                       Telecommunications Sector Index. The Dow Jones U.S.
                       Telecommunications Sector Index measures the performance
                       of the telecommunications economic sector of the U.S.
                       equity market. Component companies include fixed line
                       communications and wireless communications companies.

SECTOR                 ProFund VP Utilities: seeks daily investment results,       ProFund Advisors LLC
                       before fees and expenses, that correspond to the daily
                       performance of the Dow Jones U.S. Utilities Sector Index.
                       The Dow Jones U.S. Utilities Sector Index measures the
                       performance of the utilities economic sector of the U.S.
                       equity market. Component companies include electric
                       utilities, gas utilities and water utilities.

THE PROFUND VP PORTFOLIOS DESCRIBED BELOW ARE AVAILABLE AS SUB-ACCOUNTS TO ALL ANNUITY OWNERS. EACH PORTFOLIO PURSUES AN INVESTMENT STRATEGY THAT SEEKS TO PROVIDE DAILY INVESTMENT RESULTS, BEFORE FEES AND EXPENSES, THAT MATCH A WIDELY FOLLOWED INDEX, INCREASE BY A SPECIFIED FACTOR RELATIVE TO THE INDEX, MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED FACTOR. THE INVESTMENT STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT RESULTS OF THE APPLICABLE INDEX. IT IS RECOMMENDED THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC OR TACTICAL ASSET ALLOCATION STRATEGY INVEST IN THESE PORTFOLIOS. WE HAVE ARRANGED THE PORTFOLIOS BASED ON THE INDEX ON WHICH IT'S INVESTMENT STRATEGY IS BASED.

The S&P 500 Index(R)is a widely used measure of large-cap U.S. stock market performance. It includes a representative sample of leading companies in leading industries. Companies are selected for inclusion in the Index by Standard & Poor's(R)for being U.S. companies with adequate liquidity, appropriate market capitalization financial viability and public float.


S&P 500                ProFund VP Bull: seeks daily investment results, before     ProFund Advisors LLC
                       fees and expenses, that correspond to the daily
                       performance of the S&P 500(R)Index.

S&P 500                ProFund VP Bear: seeks daily investment results, before     ProFund Advisors LLC
                       fees and expenses, that correspond to the inverse
                       (opposite) of the daily performance of the S&P
                       500(R)Index. If ProFund VP Bear is successful in meeting
                       its objective, its net asset value should gain
                       approximately the same, on a percentage basis, as any
                       decrease in the S&P 500(R)Index when the Index declines
                       on a given day. Conversely, its net asset value should
                       lose approximately the same, on a percentage basis, as
                       any increase in the Index when the Index rises on a given
                       day.

S&P 500                ProFund VP UltraBull (f/k/a ProFund VP Bull Plus): seeks    ProFund Advisors LLC
                       daily investment results, before fees and expenses, that
                       correspond to twice (200%) the daily performance of the
                       S&P 500(R)Index. If the ProFund VP UltraBull is
                       successful in meeting its objective, its net asset value
                       should gain approximately twice as much, on a percentage
                       basis, as the S&P 500(R)Index when the Index rises on a
                       given day. Conversely, its net asset value should lose
                       approximately twice as much, on a percentage basis, as
                       the Index when the Index declines on a given day. Prior
                       to May 1, 2003, ProFund VP UltraBull was named "ProFund
                       VP Bull Plus" and sought daily investment results that
                       corresponded to one and one-half times the daily
                       performance of the S&P 500(R)Index

                                                                                          PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                    SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
The NASDAQ-100 Index(R)is a market capitalization weighted index that includes
100 of the largest domestic and international non-financial companies listed on
The NASDAQ Stock Market.

NASDAQ 100             ProFund VP OTC: seeks daily investment results, before      ProFund Advisors LLC
                       fees and expenses, that correspond to the daily
                       performance of the NASDAQ-100 Index(R). "OTC" in the name
                       of ProFund VP OTC reflers to securities that do not trade
                       on a U.S. securities exchange, as registered under the
                       Securities Exchange Act of 1934.

NASDAQ 100             ProFund VP Short OTC: seeks daily investment results,       ProFund Advisors LLC
                       before fees and expenses, that correspond to the inverse
                       (opposite) of the daily performance of the NASDAQ-100
                       Index(R). If ProFund VP Short OTC is successful in
                       meeting its objective, its net asset value should gain
                       approximately the same, on a percentage basis, as any
                       decrease in the NASDAQ-100 Index(R)when the Index
                       declines on a given day. Conversely, its net asset value
                       should lose approximately the same, on a percentage
                       basis, as any increase in the Index when the Index rises
                       on a given day. "OTC" in the name of ProFund VP Short OTC
                       refers to securities that do not trade on a U.S.
                       securities exchange, as registered under the Securities
                       Exchange Act of 1934.

NASDAQ 100             ProFund VP UltraOTC: seeks daily investment results,         ProFund Advisors LLC
                       before fees and expenses, that correspond to twice (200%)
                       the daily performance of the NASDAQ-100 Index(R). If
                       ProFund VP UltraOTC is successful in meeting its
                       objective, its net asset value should gain approximately
                       twice as much, on a percentage basis, as the NASDAQ-100
                       Index(R)when the Index rises on a given day. Conversely,
                       its net asset value should lose approximately twice as
                       much, on a percentage basis, as the Index when the Index
                       declines on a given day. "OTC" in the name of ProFund VP
                       UltraOTC refers to securities that do not trade on a U.S.
                       securities exchange, as registered under the Securities
                       Exchange Act of 1934.

The S&P MidCap 400 Index(R)is a widely used measure of mid-sized company U.S.
stock market performance. Companies are selected for inclusion in the Index by Standard & Poor's(R)for being U.S. companies with adequate liquidity, appropriate market capitalization, financial viability and public float.

S&P MIDCAP 400         ProFund VP Mid-Cap Value: seeks daily investment results,   ProFund Advisors LLC
                       before fees and expenses, that correspond to the daily
                       performance of the S&P MidCap 400/Barra Value Index(R).
                       The S&P MidCap400/Barra Value Index(R)is designed to
                       differentiate between fast growing companies and slower
                       growing or undervalued companies. Standard & Poor's and
                       Barra cooperate to employ a price-to-book value
                       calculation whereby the market capitalization of the S&P
                       MidCap 400 Index(R) is divided equally between growth and
                       value. The Index is rebalanced twice per year.

S&P MIDCAP 400         ProFund VP Mid-Cap Growth: seeks daily investment            ProFund Advisors LLC
                       results, before fees and expenses, that correspond to the
                       daily performance of the S&P MidCap 400/Barra Growth
                       Index(R). The S&P MidCap 400/Barra Growth Index(R)is
                       designed to differentiate between fast growing companies
                       and slower growing or undervalued companies. Standard &
                       Poor's and Barra cooperate to employ a price-to-book
                       value calculation whereby the market capitalization of
                       the S&P MidCap 400 Index(R) is divided equally between
                       growth and value. The Index is rebalanced twice per
                       year..

S&P MIDCAP 400         ProFund VP UltraMid-Cap: seeks daily investment results,    ProFund Advisors LLC
                       before fees and expenses, that correspond to twice (200%)
                       the daily performance of the S&P MidCap 400 Index(R). If
                       ProFund VP UltraMid-Cap is successful in meeting its
                       objective, its net asset value should gain approximately
                       twice as much, on a percentage basis, as the S&P MidCap
                       400 Index(R)when the Index rises on a given day.
                       Conversely, its net asset value should lose approximately
                       twice as much, on a percentage basis, as the Index when
                       the Index declines on a given day.

                                                                                          PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                    SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
The S&P SmallCap 600 Index(R)consists of 600 domestic stocks chosen for market size, liquidity, and industry group representation. The Index comprises stocks from the industrial, utility, financial, and transportation sectors.

S&P SMALLCAP 600       ProFund VP Small-Cap Value: seeks daily investment          ProFund Advisors LLC
                       results, before fees and expenses, that correspond to the
                       daily performance of the S&P SmallCap 600/Barra Value
                       Index(R). The S&P SmallCap 600/Barra Value Index(R)is
                       designed to differentiate between fast growing companies
                       and slower growing or undervalued companies. Standard &
                       Poor's and Barra cooperate to employ a price-to-book
                       value calculation whereby the market capitalization of
                       the S&P SmallCap 600 Index(R)is divided equally between
                       growth and value. The Index is rebalanced twice per year.

 S&P SMALLCAP 600      ProFund VP Small-Cap Growth: seeks daily investment         ProFund Advisors LLC
                       results, before fees and expenses, that correspond to the
                       daily performance of the S&P SmallCap 600/Barra Growth
                       Index(R). The S&P SmallCap 600/Barra Growth Index(R)is
                       designed to differentiate between fast growing companies
                       and slower growing or undervalued companies. Standard &
                       Poor's and Barra cooperate to employ a price-to-book
                       value calculation whereby the market capitalization-of
                       the S&P SmallCap 600 Index(R)is divided equally between
                       growth and value. The Index is rebalanced twice per year.

The Russell 2000 Index(R)measures the performance of the 2,000 small companies in the Russell 3000 Index(R)representing approximately 8% of the total market capitalization of the Russell 3000 Index(R), which in turn represents approximately 98% of the investable U.S. equity market.

RUSSELL 2000           ProFund VP UltraSmall-Cap: seeks daily investment           ProFund Advisors LLC
                       results, before fees and expenses, that correspond to
                       twice (200%) the daily performance of the Russell
                       2000(R)Index. If ProFund VP UltraSmall-Cap is successful
                       in meeting its objective, its net asset value should gain
                       approximately twice as much, on a percentage basis, as
                       the Russell 2000 Index(R)when the Index rises on a given
                       day. Conversely, its net asset value should lose
                       approximately twice as much, on a percentage basis, as
                       the Index when the Index declines on a given day.

U.S. GOV'T BOND        ProFund VP U.S. Government Plus: seeks daily investment      ProFund Advisors LLC
                       results, before fees and expenses, that correspond to one
                       and one-quarter times (125%) the daily price movement of
                       the most recently issued 30-year U.S. Treasury Bond
                       ("Long Bond"). In accordance with its stated objective,
                       the net asset value of ProFund VP U.S. Government Plus
                       generally should decrease as interest rates rise. If
                       ProFund VP U.S. Government Plus is successful in meeting
                       its objective, its net asset value should gain
                       approximately one and one-quarter times (125%) as much,
                       on a percentage basis, as any daily increase in the Long
                       Bond on a given day. Conversely, its net asset value
                       should lose approximately one and one-quarter (125%) as
                       much, on a percentage basis, as any daily decrease in the
                       Long Bond on a given day.

U.S. GOV'T BOND        ProFund VP Rising Rates Opportunity: seeks daily             ProFund Advisors LLC
                       investment results, before fees and expenses, that
                       correspond to one and one-quarter times (125%) the
                       inverse (opposite) of the daily price movement of the
                       most recently issued Long Bond. In accordance with its
                       stated objective, the net asset value of ProFund VP
                       rising Rates Opportunity generally should decrease as
                       interest rates fall. If ProFund VP Rising Rates
                       Opportunity is successful in meeting its objective, its
                       net asset value should gain approximately one and
                       one-quarter times (125%) as much, on a percentage basis,
                       as any daily decrease in the Long Bond on a given day.
                       Conversely, its net asset value should lose approximately
                       one and one-quarter times (125%) as much, on a percentage
                       basis, as any daily increase in the Long Bond on a given
                       day.

                                                                                          PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                    SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------

Each portfolio of the First Defined Portfolio Fund LLC invests in the securities of a relatively few number of issuers or in a particular sector of the economy. Since the assets of each portfolio are invested in a limited number of issuers or a limited sector of the economy, the net asset value of the portfolio may be more susceptible to a single adverse economic, political or regulatory occurrence. Certain of the portfolios may also be subject to additional market risk due to their policy of investing based on an investment strategy and generally not buying or selling securities in response to market fluctuations. Each portfolio's relative lack of diversity and limited ongoing management may subject Owners to greater market risk than other portfolios.

The stock selection date for each of the strategy Portfolios of the First Defined Portfolio Fund LLC is on or about December 31st of each year. The holdings for each strategy Portfolio will be adjusted annually on or about December 31st in accordance with the Portfolio's investment strategy. At that time, the percentage relationship among the shares of each issuer held by the Portfolio is established. Through the next one-year period that percentage will be maintained as closely as practicable when the Portfolio makes subsequent purchases and sales of the securities.

                                                                                          PORTFOLIO
      STYLE/                                                                               ADVISOR/
       TYPE                            INVESTMENT OBJECTIVES/POLICIES                    SUB-ADVISOR
--------------------   ---------------------------------------------------------   ------------------------
LARGE CAP              First Trust(R)10 Uncommon Values: seeks to provide          First Trust
BLEND                  above-average capital appreciation. The Portfolio seeks     Advisors L.P.
                       to achieve its objective by investing primarily in the
                       ten common stocks selected by the Investment Policy
                       Committee of Lehman Brothers Inc. ("Lehman Brothers")
                       with the assistance of the Research Department of Lehman
                       Brothers which, in their opinion have the greatest
                       potential for capital appreciation during the next year.
                       The stocks included in the Portfolio are adjusted
                       annually on or about July 1st in accordance with the
                       selections of Advisors L.P. Lehman Brothers.

INTERNATIONAL          The Prudential Series Fund, Inc. - SP Jennison              Prudential
EQUITY                 International Growth: seeks to provide long-term growth     Investments LLC/
                       of capital. The Portfolio pursues its objective by          Jennison Associates
                       investing in equity-related securities of foreign issuers   LLC
                       that the Sub-advisor believes will increase in value over
                       a period of years. The Portfolio invests primarily in the
                       common stock of large and medium-sized foreign companies.
                       Under normal circumstances, the Portfolio invests at
                       least 65% of its total assets in common stock of foreign
                       companies operating or based in at least five different
                       countries. The Portfolio looks primarily for stocks of
                       companies whose earnings are growing at a faster rate
                       than other companies and that have above-average growth
                       in earnings and cash flow, improving profitability,
                       strong balance sheets, management strength and strong
                       market share for its products. The Portfolio also tries
                       to buy such stocks at attractive prices in relation to
                       their growth prospects.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill Companies, Inc. and have been licensed for use by American Skandia Investment Services, Incorporated. The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

The First Trust(R)10 Uncommon Values portfolio is not sponsored or created by Lehman Brothers, Inc. ("Lehman Brothers"). Lehman Brothers' only relationship to First Trust is the licensing of certain trademarks and trade names of Lehman Brothers and of the "10 Uncommon Values" which is determined, composed and calculated by Lehman Brothers without regard to First Trust or the First Trust(R)10 Uncommon Values portfolio.

Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor's or NASDAQ, and neither Standard & Poor's nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?

We offer fixed investment options of different durations during the accumulation period. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods from 1 to 10 years. We may also offer special purpose Fixed Allocations for use with certain optional investment programs. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations may not be available in all states. Availability of Fixed Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call American Skandia at 1-800-766-4530 to determine availability of Fixed Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent Deferred Sales Charge: We do not deduct a sales charge from Purchase Payments you make to your Annuity. However, we may deduct a Contingent Deferred Sales Charge or CDSC if you surrender your Annuity or when you make a partial withdrawal. The CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials and other promotional expenses. The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable Annuity Year. For purposes of calculating the CDSC, we consider the year following the date we receive a Purchase Payment as Year 1. The amount of the CDSC applicable to each Purchase Payment decreases over time, measured from the date the Purchase Payment is applied. The CDSC percentages are shown below.

YEARS         1     2     3     4     5     6     7     8     9+
----------   ---   ---   ---   ---   ---   ---   ---   ---   ---
CHARGE (%)   8.5   8.5   8.5   8.5   7.5   5.5   3.5   1.5   0.0

Each Purchase Payment has its own CDSC period. When you make a withdrawal, we assume that the oldest Purchase Payment is being withdrawn first so that the lowest CDSC is deducted from the amount withdrawn. After eight (8) complete years from the date you make a Purchase Payment, no CDSC will be assessed if you withdraw or surrender that Purchase Payment. Under certain circumstances you can withdraw a limited amount of Account Value without paying a CDSC. This is referred to as a "Free Withdrawal." Free Withdrawals are not treated as a withdrawal of Purchase Payments for purposes of calculating the CDSC on a subsequent withdrawal or surrender. Withdrawals of amounts greater than the maximum Free Withdrawal amount are treated as a withdrawal of Purchase Payments and will be assessed a CDSC. For purposes of calculating the CDSC on a surrender or a partial withdrawal, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

We may waive the CDSC under certain medically-related circumstances or when taking a Minimum Distribution from an Annuity purchased as a "qualified" investment. Free Withdrawals, Medically-Related Surrenders and Minimum Distributions are each explained more fully in the section entitled "Access to Your Account Value".

Transfer Fee: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a dollar cost averaging program when we count the twenty free transfers. Transfers made as part of a rebalancing, market timing or third party investment advisory service will be subject to the twenty-transfer limit. However, all transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $30.00 or 2% of your Account Value invested in the variable investment options, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.

Tax Charges: Several states and some municipalities charge premium taxes or similar taxes. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed, but may also decide to deduct tax charges from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance Charge: We deduct an Insurance Charge daily against the average daily assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge (1.25%) and the Administration Charge (0.15%). The total charge is equal to 1.40% on an annual basis. The Insurance Charge is intended to compensate American Skandia for providing the insurance benefits under the Annuity, including the Annuity's basic death benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance Charge that is deducted for administrative costs; however, any increase will only apply to Annuities issued after the date of the increase.

American Skandia may make a profit on the Insurance Charge if, over time, the actual cost of providing the guaranteed insurance obligations under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering the Annuity and to offset a portion of the costs associated with offering Credits which are funded through American Skandia's general account. The Insurance Charge is deducted against your Annuity's Account Value, which includes the amount of any Credits we apply to your Purchase Payments and any increases or decreases in your Account Value based on market fluctuations of the Sub-accounts. Any profit that American Skandia may make on the Insurance Charge may include a profit on the portion of the Account Value that represents Credits applied to the Annuity, as well as profits based on market appreciation of the Sub-account values.

The Insurance Charge is not deducted against assets allocated to a Fixed Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

Optional Benefits: If you elect to purchase the Guaranteed Return Option, we will deduct an additional charge on a daily basis from your Account Value allocated to the Sub-accounts. The additional charge is included in the daily calculation of the Unit Price for each Sub-account. If you elect to purchase one or more optional death benefits, we will deduct the annual charge from your Account Value on the anniversary of your Annuity's Issue Date. Under certain circumstances, we may deduct a pro-rata portion of the annual charge for any optional benefit. The charge for each optional benefit is deducted in addition to the Insurance Charge due to the increased insurance risk associated with the optional benefits. Please refer to the section entitled "Death Benefit" for a description of the charge for the Optional Death Benefit. Please refer to the section entitled "Managing Your Account Value - Do you offer programs designed to guarantee a "return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?

We do not assess any charges directly against the Portfolios. However, each Portfolio charges a total annual fee comprised of an investment management fee, operating expenses and any distribution and service (12b-1) fees that may apply. These fees are deducted daily by each Portfolio before it provides American Skandia with the net asset value as of the close of business each day. More detailed information about fees and charges can be found in the prospectuses for the Portfolios. Please also see "Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?

No specific fee or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. Any CDSC or Tax Charge applies to amounts that are taken from the variable investment options or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?

In certain states a tax is due if and when you exercise your right to receive periodic annuity payments. The amount payable will depend on the applicable jurisdiction and on the annuity payment option you select. If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of the CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase Payment: You must make a minimum initial Purchase Payment of $1,000. However, if you decide to make payments under a systematic investment or "bank drafting" program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, you make at least $1,000 in total Purchase Payments.

Where allowed by law, initial Purchase Payments in excess of $1,000,000 require our approval prior to acceptance. We may apply certain limitations and/or restrictions on the Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under the Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under the Annuity or restricting the Sub-accounts that are available. Other limitations and/or restrictions may apply.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to American Skandia. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to American Skandia via wiring funds through your investment professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an arrangement called "bank drafting" where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Age Restrictions: The Owner must be age 80 or under as of the Issue Date of the Annuity. If the Annuity is owned jointly, the oldest of the Owners must be age 80 or under on the Issue Date. If the Annuity is owned by an entity, the Annuitant must be age 80 or under as of the Issue Date. You should consider your need to access your Account Value and whether the Annuity's liquidity features will satisfy that need. If you take a distribution prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. The availability of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

Additional Purchase Payments may be made at any time before the Annuity Date as long as the oldest Owner or Annuitant (if the Annuity is entity owned) is not over age 80.

Special Considerations for Purchasers of Bonus or Credit Products

[X] This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities and does not charge an additional amount for the XTra Credit(SM) feature. However, if you make a withdrawal that exceeds the annual free withdrawal amount or choose to surrender your Annuity, the contingent deferred sales charge (CDSC) on this Annuity is higher and is deducted for a longer period of time as compared to our other variable annuities. If you expect that you will need to access your Account Value during the CDSC period and the liquidity provisions are insufficient to satisfy that need, then this Annuity may be more expensive than other variable annuities.

[X] The XTra Credit(SM) amount is included in your Account Value. However, American Skandia may take back the original XTra Credit(SM) amount applied to your Purchase Payment if you die, or elect to withdraw all or a portion of your Account Value under the medically-related waiver provision, within 12 months of having received an XTra Credit(SM) amount. In either situation, the value of the XTra Credit(SM) amount could be substantially reduced. However, any investment gain on the XTra Credit(SM) amount will not be taken back. Additional conditions and restrictions apply.

[X] We offer other annuities through investment professionals associated with other firms, where we apply an XTra Credit(SM) to your annuity with each purchase payment you make. The XTra Credit(SM) amount we apply to purchase payments on those annuities is initially higher than on this Annuity but reduces over time and only applies during the first six annuity years. The total asset-based charges on those annuities are higher during the first 10 years but are lower than this Annuity after the 10th year. The CDSC is also higher and is deducted for a longer period of time than on this Annuity; however the CDSC on those annuities applies from the issue date of the annuity, not separately to each purchase payment.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

[X] Owner: The Owner(s) holds all rights under the Annuity. You may name more than one Owner in which case all ownership rights are held jointly. However, this Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."

[X] Annuitant: The Annuitant is the person we agree to make annuity payments to and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.

[X] Beneficiary: The Beneficiary is the person(s) or entity you name to receive the death benefit. If no beneficiary is named the death benefit will be paid to you or your estate.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?

You may change the Owner, Annuitant and Beneficiary designations by sending us a request in writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:

[X] a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;

[X]  a new Annuitant subsequent to the Annuity Date;

[X] for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and

[X] a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. The Death Benefit that would have been payable will be the new Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. No CDSC will apply to the new Account Value. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant

If the Annuity is owned by an entity and the surviving spouse is named as a Contingent Annuitant, upon the death of the Annuitant, the surviving spouse will become the Annuitant. No Death Benefit is payable upon the death of the Annuitant. However, the Account Value of the Annuity as of the date of due proof of death of the Annuitant (and any required proof of the spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a "free-look." Depending on the state in which you purchased your Annuity and, in some states, if you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, twenty-one (21) days or longer, measured from the time that you received your Annuity. If you return your Annuity during the applicable period, we will refund your current Account Value plus any tax charge deducted. This amount may be higher or lower than your original Purchase Payment. Where required by law, we will return your current Account Value or the amount of your initial Purchase Payment, whichever is greater. The same rules may apply to an Annuity that is purchased as an IRA. In any situation where we are required to return the greater of your Purchase Payment or Account Value, we may allocate your Account Value to the AST Money Market Sub-account during the right to cancel period and for a reasonable additional amount of time to allow for delivery of your Annuity. If you return your Annuity, we will not return any additional amounts we applied to your Annuity based on your Purchase Payments.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?

The minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in American Skandia's Systematic Investment Plan or a periodic purchase payment program. We will allocate any additional Purchase Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment. Additional Purchase Payments may be paid at any time before the Annuity Date as long as the oldest Owner or Annuitant (if the Annuity is entity owned) is not over age 80.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. This type of program is often called "bank drafting". We call our bank drafting program "American Skandia's Systematic Investment Plan." Purchase Payments made through bank drafting may only be allocated to the variable investment options when applied. Bank drafting allows you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments that will equal at least $1,000 during the first 12 months of your Annuity. We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?

(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase Payment: Once we accept your application, we invest your net Purchase Payment in the Annuity. The net Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. On your application we ask you to provide us with instructions for allocating your Account Value. You can allocate Account Value to one or more variable investment options or Fixed Allocations.

In those states where we are required to return your Purchase Payment if you exercise your right to return the Annuity, we initially allocate all amounts that you choose to allocate to the variable investment options to the AST Money Market Sub-account. At the end of the right to cancel period we will reallocate your Account Value according to your most recent allocation instructions. Where permitted by law, we will allocate your Purchase Payments according to your initial instructions, without temporarily allocating to the AST Money Market Sub-account. To do this, we will ask that you execute our form called a "return waiver" that authorizes us to allocate your Purchase Payment to your chosen Sub-accounts immediately. If you submit the "return waiver" and then decide to return your Annuity during the right to cancel period, you will receive your current Account Value, minus the amount of any Credits, which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent Purchase Payments: We will allocate any additional Purchase Payments you make according to your current allocation instructions. If any rebalancing or asset allocation programs are in effect, the allocation should conform with such a program. We assume that your current allocation instructions are valid for subsequent Purchase Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

HOW DO I RECEIVE CREDITS?

We apply a "Credit" to your Annuity's Account Value each time you make a Purchase Payment. The amount of the Credit is payable from our general account. The amount of the Credit depends on the cumulative amount of Purchase Payments you have made to your Annuity, payable as a percentage of each specific Purchase Payment, according to the tables below:

The Credits shown below are in effect as of October 23, 2000 in those states where approved.

Cumulative Purchase Payments           Credit
------------------------------------   ------
Between $1,000 and $9,999.99            1.5%
Between $10,000 and $4,999,999.99       4.0%
Greater than $5,000,000                 5.0%

The Credits shown below apply to all Annuities issued before October 23, 2000 and to Annuities issued after October 23, 2000 in those states where the above table has not been approved.

Cumulative Purchase Payments           Credit
------------------------------------   ------
Between $1,000 and $9,999.99            1.5%
Between $10,000 and $999,999.99         3.0%
Between $1,000,000 and $4,999,999.99    4.0%
Greater than $5,000,000                 5.0%

Credits Applied to Purchase Payments for Designated Class of Annuity Owner

Where allowed by state law, on Annuities owned by a member of the class defined below, the table of Credits we apply to Purchase Payments is deleted. The Credit applied to all Purchase Payments on such Annuities will be 8.5%.

The designated class of Annuity Owners includes: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated; (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f), above; (h) the parents of any such person noted in (b) through (g), above; (i) the child(ren) or other legal dependent under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.

All other terms and conditions of the Annuity apply to Owners in the designated class, except that we will not provide any Additional Amounts for any such contracts (see "Additional Amounts in the Fixed Allocations"). Any Target Value Credits applied under the Performance Advantage benefit are not affected by an Owner's inclusion in the designated class of Annuity Owners.

You must notify us at the time you apply for an Annuity if you are a member of the designated class. American Skandia is not responsible for monitoring whether you qualify as a member of the designated class. Failure to inform us that you qualify as a member of the designated class may result in your Annuity receiving fewer Credits than would otherwise be applied to your Annuity.

HOW ARE CREDITS APPLIED TO MY ACCOUNT VALUE?

Each Credit is allocated to your Account Value at the time the Purchase Payment is applied to your Account Value. The amount of the Credit is allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Examples of Applying Credits

Initial Purchase Payment

Assume you make an initial Purchase Payment of $2,500. We would apply a 1.5% Credit to your Purchase Payment and allocate the amount of the Credit ($37.50 = $2,500 X .015) to your Account Value in the proportion that your Account Value is allocated.

Additional Purchase Payment (at same breakpoint)

Assume that you make an additional Purchase Payment of $5,000. Because your cumulative Purchase Payments are less than the next breakpoint ($10,000), we would apply a 1.5% Credit to your Purchase Payment and allocate the amount of the Credit ($75.00 = $5,000 X .015) to your Account Value.

Additional Purchase Payment (at higher breakpoint)

Assume that you make an additional Purchase Payment of $400,000. Because your cumulative Purchase Payments are now $407,500 (greater than the next breakpoint), we would apply a 4.0% Credit to your Purchase Payment and allocate the amount of the Credit ($16,000 = $400,000 X .04) to your Account Value.

This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities and does not charge an additional amount for the XTra CreditS(M) feature. However, the amount of any Credits applied to your Account Value can be recovered by American Skandia under certain circumstances:

[X] any Credits applied to your Account Value on Purchase Payments made within the 12 months before the date of death will be recovered.

[X] the amount available under the medically-related surrender portion of the Annuity will not include the amount of any Credits payable on Purchase Payments made within 12 months of the date the Annuitant first became eligible for the medically-related surrender.

[X] if you elect to "free-look" your Annuity, the amount returned to you will not include the amount of any Credits.

The value of the XTra Credit(SM) amount will be substantially reduced if American Skandia recovers the XTra Credit(SM) amount under these circumstances. However, any investment gain on the XTra Credit(SM) amount will not be taken back. We do not deduct a CDSC in any situation where we recover the XTra Credit(SM) amount.

Examples of Recovering Credits

The following are hypothetical examples of how Credits could be recovered by American Skandia. These examples do not cover every potential situation.

Recovery from payment of Death Benefits

1. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 4.0% Credit, for a total of $2,400. If the Death Benefit becomes payable in the 9th month after the Issue Date, the amount of the Death Benefit would be reduced by the entire amount of the prior Credits ($2,400).

2. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 4.0% Credit, for a total of $2,400. If death occurs in the 16th month after the Issue Date, the amount of the Death Benefit would be reduced but only in the amount of those Credits applied within the previous 12-months. Since the initial Purchase Payment (and the Credits that were applied) occurred more than 12-months before the date of death, the Death Benefit would not be reduced by the amount of the Credits applied to the initial Purchase Payment. However, the $10,000 additional Purchase Payment was made within 12-months of the date of death. Therefore, the amount of the Death Benefit would be reduced by the amount of the Credits payable on the additional Purchase Payment ($400).

3. NOTE: If the Death Benefit would otherwise have been equal to the Purchase Payments minus any withdrawals due to poor investment performance, we will not reduce the amount of the Death Benefit by the amount of the Credits as shown in Example 2 above.

Recovery from Medically-Related Surrenders

1. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You receive a Credit of $2,000 ($50,000 X .04). The Annuitant is diagnosed as terminally ill in the 6th month after the Issue Date and we grant your request to surrender your Annuity under the medically-related surrender provision. Assuming the Credits were applied within 12-months of the date of diagnosis of the terminal illness, the amount that would be payable under the medically-related surrender provision would be reduced by the entire amount of the Credits ($2,000).

2. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 4.0% Credit, for a total of $2,400. The Annuitant is diagnosed as terminally ill in the 16th month after the Issue Date and we grant your request to surrender your Annuity under the medically-related surrender provision. Since the initial Purchase Payment (and the Credits that were applied) occurred more than 12-months before the diagnosis, the amount that would be payable upon the medically-related surrender provision would not be reduced by the amount of the Credits applied to the initial Purchase Payment. However, the $10,000 additional Purchase Payment was made within 12-months of the date of diagnosis. Therefore, the amount that would be payable under the medically-related surrender provision would be reduced by the amount of the Credits payable on the additional Purchase Payment ($400).

Credits applied to estimated Purchase Payments

Under certain circumstances, we may determine the amount of Credits payable on two or more separate Purchase Payments based on the Credit percentage that would have applied had all such Purchase Payments been made at the same time. To make use of this procedure, often referred to as a "letter of intent", you must provide evidence of your intention to submit the cumulative additional Purchase Payments within a 13-month period. A letter of intent must be provided to us prior to the Issue Date to be effective. Acceptance of a letter of intent is at our sole discretion and may be subject to restrictions as to the minimum initial Purchase Payment that must be submitted to receive the next higher breakpoint.

Failure to inform us that you intend to submit two or more Purchase Payments within a 13-month period may result in your Annuity receiving fewer Credits than would otherwise be added to your Annuity.

If you submit a letter of intent and receive Credits on Purchase Payments at a higher Credit percentage than would have applied BUT do not submit the required Purchase Payments during the 13-month period as required by your letter of intent, we may recover the "excess" Credits. "Excess" Credits are Credits in excess of the Credits that would have been payable without the letter of intent. If we determine that you have received "excess" Credits, any such amounts will be taken pro-rata from the investment options based on your Account Values as of the date we act to recover the excess. If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.

General Information about Credits

[X] We do not consider Credits to be "investment in the contract" for income tax purposes.

[X] You may not withdraw the amount of any Credits under the Free Withdrawal provision. The Free Withdrawal provision only applies to withdrawals of Purchase Payments.

[X] These Credits are separate and distinct from the Target Value Credits discussed below in the section entitled "American Skandia's Performance Advantage."

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?

During the accumulation period you may transfer Account Value between investment options. Transfers are not subject to taxation on any gain. We currently limit the number of Sub-accounts you can invest in at any one time to twenty (20). However, you can invest in an unlimited number of Fixed Allocations. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may impose specific restrictions on financial transactions for certain Portfolios based on the Portfolio's investment restrictions. Currently, any purchase, redemption or transfer involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to1/2hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently, we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year, including transfers made as part of any rebalancing, market timing, asset allocation or similar program which you have authorized. Transfers made as part of a dollar cost averaging program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive trading or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by one or more of the Portfolios that the purchase or redemption of shares must be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on the share prices of affected Portfolios. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. Under such a circumstance, we will process transfers according to our rules then in effect and provide notice if the transfer request was denied. If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?

Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount each month from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. Dollar Cost Averaging allows you to invest regularly each month, regardless of the current unit value (or price) of the Sub-account(s) you invest in. This enables you to purchase more units when the market price is low and fewer units when the market price is high. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable investment options or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:

[X] You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.

[X] You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.

[X] Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE: When a Dollar Cost Averaging program is established from a Fixed Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?

Yes. During the accumulation period, we offer automatic rebalancing among the variable investment options you choose. You can choose to have your Account Value rebalanced quarterly, semi-annually, or annually. On the appropriate date, your variable investment options are rebalanced to the allocation percentages you request. For example, over time the performance of the variable investment options will differ, causing your percentage allocations to shift. With automatic rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. If you request a transfer from or into any variable investment option participating in the automatic rebalancing program, we will assume that you wish to change your rebalancing percentages as well, and will automatically adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum Account Value of at least $10,000 to enroll in automatic rebalancing. All rebalancing transfers made on the same day as part of an automatic rebalancing program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?

Yes. We offer two different programs for investors who wish to invest in the variable investment options but also wish to protect their principal, at least as of a specific date in the future. You may not want to use either of these programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program

We offer a balanced investment program where a portion of your Account Value is allocated to a Fixed Allocation and the remaining Account Value is allocated to the variable investment options that you select. When you enroll in the Balanced Investment Program, you choose the duration that you wish the program to last. This determines the duration of the Guarantee Period for the Fixed Allocation. Based on the fixed rate for the Guarantee Period chosen, we calculate the portion of your Account Value that must be allocated to the Fixed Allocation to grow to a specific "principal amount" (such as your initial Purchase Payment). We determine the amount based on the rates then in effect for the Guarantee Period you choose. If you continue the program until the end of the Guarantee Period and make no withdrawals or transfers, at the end of the Guarantee Period, the Fixed Allocation will have grown to equal the "principal amount". Withdrawals or transfers from the Fixed Allocation before the end of the Guarantee Period will terminate the program and may be subject to a Market Value Adjustment. You can transfer the Account Value that is not allocated to the Fixed Allocation between any of the Sub-accounts available under the Annuity. Account Value you allocate to the variable investment options is subject to market fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

     Example

     Assume you invest $100,000. You choose a 10-year program and allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 5.33%*. Based on the fixed interest rate for the Guarantee Period chosen, the factor is 0.594948 for determining how much of your Account Value will be allocated to the Fixed Allocation. That means that $59,495 will be allocated to the Fixed Allocation and the remaining Account Value ($41,505) will be allocated to the variable investment options. Assuming that you do not make any withdrawals from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)(SM)

We also offer a seven-year program where we monitor your Account Value daily and systematically transfer amounts between Fixed Allocations and the variable investment options you choose. American Skandia guarantees that at the end of the seventh (7th) year from commencement of the program (or any program restart date), you will receive no less than your Account Value on the date you elected to participate in the program, including any Credits we applied to your Purchase Payments ("commencement value"). On the program maturity date, if your Account Value is below the commencement value, American Skandia will apply additional amounts to your Annuity so that it is equal to commencement value or your Account Value on the date you elect to restart the program duration. Any amounts added to your Annuity will be applied to the AST Money Market Sub-account, unless you provide us with alternative instructions. We will notify you of any amounts added to your Annuity under the program. We do not consider amounts added to your Annuity to be "investment in the contract" for income tax purposes.

Account Value is only transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. This differs from the Balanced Investment Program where a set amount is allocated to a Fixed Allocation regardless of the performance of the underlying Sub-accounts. With the Guaranteed Return Option, your Annuity is able to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. NOTE: If a significant amount of your Account Value is systematically transferred to Fixed Allocations during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the performance of your Account Value to determine whether it is greater than, equal to or below our "reallocation trigger", described below. Based on the performance of the Sub-accounts in which you choose to allocate your Account Value relative to the reallocation trigger, we may transfer some or all of your Account Value to or from a Fixed Allocation. You have complete discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to restrict certain Portfolios if you participate in the program.

[X] Account Value greater than or equal to reallocation trigger: Your Account Value in the variable investment options remains allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation, those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations. A Market Value Adjustment will apply.

[X] Account Value below reallocation trigger: A portion of your Account Value in the variable investment options is transferred to a new Fixed Allocation. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation will have a Guarantee Period equal to the remaining duration in the Guaranteed Return Option. The Account Value applied to the new Fixed Allocation will be credited with the fixed interest rate then being applied to a new Fixed Allocation of the next higher yearly duration. The Account Value will remain invested in the Fixed Allocation until the maturity date of the program unless, at an earlier date, your Account Value is at or above the reallocation trigger and amounts can be transferred to the variable investment options (as described above) while maintaining the guarantee protection under the program.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Any change to the allocation mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination

The Guaranteed Return Option will terminate on its maturity date. You can elect to participate in a new Guaranteed Return Option or re-allocate your Account Value at that time. Upon termination, any Account Value allocated to the Fixed Allocations will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option

This program is subject to certain rules and restrictions, including, but not limited to the following:

[X] You may terminate the Guaranteed Return Option at any time. American Skandia does not provide any guarantees upon termination of the program.

[X] Withdrawals from your Annuity while the program is in effect will reduce the guaranteed amount under the program in proportion to your Account Value at the time of the withdrawal. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.

[X] Additional Purchase Payments applied to the Annuity while the program is in effect will only increase the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.

[X] Annuity Owners cannot transfer Account Value to or from a Fixed Allocation while participating in the program and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.

[X] Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.

[X] Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.

[X] The Guaranteed Return Option will terminate: (a) upon the death of the Owner or the Annuitant (in an entity owned contract); and (b) as of the date Account Value is applied to begin annuity payments.

[X] You can elect to restart the seven (7) year program duration on any anniversary of the Issue Date of the Annuity. The Account Value on the date the restart is effective will become the new commencement value. You can only elect the program once per Annuity Year.

Charges under the Program

We deduct a charge equal to 0.25% per year to participate in the Guaranteed Return Option. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

     Effective November 18, 2002, American Skandia changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method described above. The annual charge for the Guaranteed Return Option for Owners who elected the benefit between May 1, 2001 and November 15, 2002 and subsequent to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually, in arrears, according to the prospectus in effect as of the date the program was elected. Owners who terminate and then re-elect the Guaranteed Return Option or elect to restart the Guaranteed Return Option at any time after November 18, 2002 will be subject to the charge method described above.

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?

Yes. You may authorize your investment professional to direct the allocation of your Account Value and to request financial transactions between investment options while you are living, subject to our rules. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your investment professional if you fail to inform us that such person's authority has been revoked. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide administrative support to licensed, registered investment professionals or investment advisors who you authorize to make financial transactions on your behalf. These investment professionals may be firms or persons who also are appointed by us as authorized sellers of the Annuity. However, we do not offer advice about how to allocate your Account Value under any circumstance. Any investment professionals you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any recommendations such investment professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require investment professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with American Skandia as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the investment professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of an investment professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on American Skandia. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your investment professional. Your investment professional will be informed of all such restrictions on an ongoing basis. We may also require that your investment professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.americanskandia.com). Limitations that we may impose on your investment professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period." Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed Allocations of different durations available in the future, including Fixed Allocations offered exclusively for use with certain optional investment programs. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. Any change in interest rate does not affect Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:

[X] when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;

[X] upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or

[X]  when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment program (see "Do you offer programs designed to guarantee a "Return of Premium" at a future date?"). The interest rate credited to Fixed Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do not participate in an optional investment program. Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?

We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest rate we credit for a Fixed Allocation is subject to a minimum. Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

If you transfer or withdraw Account Value from a Fixed Allocation before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations. In certain states the amount of any Market Value Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.

MVA Formula

The MVA formula is applied separately to each Fixed Allocation to determine the Account Value of the Fixed Allocation on a particular date. The formula is as follows:

                           [(1+I) / (1+J+0.0010)]N/12

                                     where:

     I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

     J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

     N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in 'J' and 'N' will be rounded to the next highest integer.

MVA Examples

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

[X] You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.

[X] The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).

[X] You make no withdrawals or transfers until you decided to withdraw the entire Fixed Allocation after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

     MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210

     Interim Value = $57,881.25 Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

     MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372 Interim
     Value = $57,881.25

     Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?

The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

Do you provide any guarantees on my investment?

The Annuity provides variable investment options and fixed investment options. Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your Account Value has not reached or exceeded a "target value" on its 10th anniversary. If, on the 10th anniversary of your Annuity's Issue Date, your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

[X] You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account Value payable until you begin receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

                                       OR

[X] You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account Value on the 10th anniversary of its Issue Date minus the sum of all Purchase Payments allocated in the prior five years. The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account Value unless, not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments.

Certain provisions of this benefit and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?

The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your Beneficiary(ies). The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:

1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue Date; plus

2. Accumulate any additional Purchase Payments at an annual interest rate of 7.2% from the date applied until the 10th anniversary of the Annuity's Issue Date; minus

3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10th anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples

1. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. The Target Value on the 10th anniversary of your Annuity's Issue Date would be $20,042, assuming no withdrawals are made. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target Value on the 10th anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?

Yes, you can elect to lock in the growth in your Annuity by "restarting" the 10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account Value meets or exceeds the Target Value on the appropriate tenth (10th) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?

Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the Target Value. We add Target Value Credits to your Account Value at the time a Purchase Payment is applied to your Annuity. Only those Purchase Payments made before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits. Target Value Credits are separate and distinct from other Credits we apply to all Purchase Payments.

The amount of the Target Value Credit is equal to 1.0% of each qualifying Purchase Payment. Target Value Credits are only payable on qualifying Purchase Payments if the Owner(s) of the Annuity is(are) less than age 81 on its Issue Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

The amount of any Target Value Credits are not immediately vested and can be recovered by American Skandia under the circumstances and for the time periods shown below. If American Skandia exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.

1. If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.

2. If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.

3. If a person on whose life we pay the Death Benefit dies, or if a "contingency event" occurs which triggers a medically-related surrender:

[X] within 12 months after the date a Target Value Credit was allocated to your Account Value; or

[X] within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.

Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?

During the accumulation period you can access your Account Value through Partial Withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. We may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits. We may also apply a Market Value Adjustment to any Fixed Allocations. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called "Free Withdrawals." In addition, under certain circumstances, we may waive the CDSC for surrenders made for qualified medical reasons or for withdrawals made to satisfy Minimum Distribution requirements. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?

(For more information, see "Tax Considerations")

During the Accumulation Period

A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period

During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in the Annuity. Once the tax basis in the Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?

Yes, you can make a withdrawal during the accumulation period.

[X] To meet liquidity needs, you can withdraw a limited amount from your Annuity during each of Annuity Years 1-8 without a CDSC being applied. We call this the "Free Withdrawal" amount. The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity. The minimum Free Withdrawal you may request is $100.

[X] You can also make withdrawals in excess of the Free Withdrawal amount. We call this a "Partial Withdrawal." The amount that you may withdraw will depend on the Annuity's Surrender Value. The Surrender Value is equal to your Account Value minus any CDSC, the Annual Maintenance Fee, the Tax Charge, any charges for optional benefits and any Market Value Adjustment that may apply to any Fixed Allocations. After any Partial Withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the Partial Withdrawal request as a request to fully surrender your Annuity. The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial Withdrawals and Systematic Withdrawals, we will first determine what, if any, amounts qualify as a Free Withdrawal. Those amounts are not subject to the CDSC. Partial Withdrawals or Systematic Withdrawals of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal for an exact dollar amount after deduction of any CDSC that applies (called a "net withdrawal") or request a gross withdrawal from which we will deduct any CDSC that applies, resulting in less money being payable to you than the amount you requested. If you request a net withdrawal, the amount deducted from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms necessary to make a withdrawal from your Annuity, call 1-800-766-4530 or visit our Internet Website at www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?

The maximum Free Withdrawal amount during any Annuity Year is the greater of:

[X]  the "Growth" in the Annuity; or

[X] 10% of Purchase Payments that, as of the date of the withdrawal, have been invested for less than the CDSC period (with your Annuity, eight (8) years). The 10% amount is not cumulative.

"Growth" equals the current Account Value less all Purchase Payments that have been invested for less than the CDSC period and have not been previously withdrawn. "Growth" does not include any additional amounts we applied to your Annuity based on your Purchase Payments (see "How Do I Receive Credits" and "What Are Target Value Credits").

NOTE: Free withdrawals do not reduce the amount of any CDSC that would apply upon a partial withdrawal or subsequent surrender. The minimum Free Withdrawal you may request is $100. We may apply a Market Value Adjustment to any Fixed Allocations.

We may reduce or eliminate the amount available as a Free Withdrawal if your Annuity is used in connection with certain plans that receive special tax treatment under the Code. As of the date of this Prospectus, the Free Withdrawal privilege has been eliminated for Annuities purchased as funding vehicles for retirement plans under Section 401 or 403(b) of the Code.

Examples

Assume you make an initial Purchase Payment of $10,000 and make no additional Purchase Payments. Assume that in Annuity Year 2, due to positive investment performance, your Account Value is $12,500. The maximum Free Withdrawal amount would be the greater of Growth (Account Value minus Purchase Payments = $2,500) or 10% of Purchase Payments ($1,000). Your maximum Free Withdrawal amount would therefore be $2,500.

Further assume that in your third Annuity Year, you choose to surrender your Annuity. Assume that after taking your $2,500 Free Withdrawal in Year 2, your Account Value has increased to $11,000 due to positive investment performance. Upon surrender, we will deduct a CDSC of 8.5% based on the number of years that your Purchase Payment has been invested times the amount of your Purchase Payment that has not been previously withdrawn (8.5% of $10,000 = $850). The amount of the previous Free Withdrawal was not subject to a CDSC when withdrawn. Therefore, upon surrender, the amount of the entire Purchase Payment is subject to the CDSC. You would receive $10,150 minus the Annual Maintenance Fee and any Target Value Credits.

These examples do not reflect the effect of any Credits or Target Value Credits. These amounts are not available as a free withdrawal.

When we determine if a CDSC applies to Partial Withdrawals and Systematic Withdrawals, we will first determine what, if any, amounts qualify as a Free Withdrawal. Those amounts are not subject to the CDSC. Partial Withdrawal or Systematic Withdrawal of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?

A CDSC may be assessed against a Partial Withdrawal during the accumulation period. Whether a CDSC applies and the amount to be charged depends on whether the Partial Withdrawal exceeds any Free Withdrawal amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1. If you request a Partial Withdrawal we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);

2. If the amount requested exceeds the available Free Withdrawal amount:

[X] First, we withdraw the amount from Purchase Payments that have been invested for longer than the CDSC period, if any (with your Annuity, eight
     (8) years);

[X] Second, we withdraw the remaining amount from the Purchase Payments that are still subject to a CDSC. We withdraw the "oldest" of your Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.

     Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

     For purposes of calculating the CDSC on a partial withdrawal, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

3. If the amount requested exceeds the amounts available under Item #2 above, we withdraw the remaining amount from any other Account Value (including Account Value due to Credits and Target Value Credits).

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?

Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount. Systematic Withdrawals may be subject to a CDSC. We will determine whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic Withdrawals can be made from Account Value allocated to the variable investment options or Fixed Allocations. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100, we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?

Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2if you elect to receive distributions as a series of "substantially equal periodic payments". Distributions received under this provision in any Annuity Year that exceed the maximum amount available as a free withdrawal will be subject to a CDSC. We may apply a Market Value Adjustment to any Fixed Allocations. To request a program that complies with Section 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM? (See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC on Minimum Distributions from your Annuity if you are required by law to take such Minimum Distributions from your Annuity at the time it is taken. However, a CDSC may be assessed on that portion of a Systematic Withdrawal that is taken to satisfy the minimum distribution requirements in relation to other savings or investment plans under other qualified retirement plans not maintained with American Skandia.

The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?

Yes. During the accumulation period you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of calculating the CDSC on surrender, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance. We may apply a Market Value Adjustment to any Fixed Allocations.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, call 1-800-766-4530 or visit our Internet Website at www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?

Where permitted by law, you may request to surrender your Annuity prior to the Annuity Date without application of any CDSC upon occurrence of a medically-related "Contingency Event". We may apply a Market Value Adjustment to any Fixed Allocations. The amount payable will be your Account Value minus: (a) the amount of any Credits applied within 12 months of the applicable "Contingency Event" as defined below; (b) the amount of any Credits added in conjunction with any Purchase Payments received after our receipt of your request for a medically-related surrender (i.e. Purchase Payments received at such time pursuant to a salary reduction program; and (c) the amount of any Target Value Credits under certain circumstances.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:

[X] the Annuitant must be named or any change of Annuitant must be accepted by us, prior to the "Contingency Event" described below;

[X] the Annuitant must be alive as of the date we pay the proceeds of such surrender request;

[X] if the Owner is one or more natural persons, all such Owners must also be alive at such time;

[X] we must receive satisfactory proof of the Annuitant's confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and

[X] this benefit is not available if the total Purchase Payments received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

A "Contingency Event" occurs if the Annuitant is:

[X] first confined in a "Medical Care Facility" while your Annuity is in force and remains confined for at least 90 days in a row; or

[X]  first diagnosed as having a "Fatal Illness" while your Annuity is in force.

The definitions of "Medical Care Facility" and "Fatal Illness," as well as additional terms and conditions, are provided in your Annuity. Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?

We currently make annuity options available that provide fixed annuity payments, variable payments or adjustable payments. Fixed options provide the same amount with each payment. Variable options generally provide a payment which may increase or decrease depending on the investment performance of the Sub-accounts. However, currently, we also make a variable payment option that has a guarantee feature. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. We do not guarantee to make any annuity payment options available in the future. For additional information on annuity payment options you may request a Statement of Additional Information.

When you purchase an Annuity, or at a later date, you may choose an Annuity Date, an annuity option and the frequency of annuity payments. You may change your choices before the Annuity Date under the terms of your contract. A maximum Annuity Date may be required by law. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant. You may not annuitize and receive annuity payments within the first Annuity Year.

Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1

Payments for Life: Under this option, income is payable periodically until the death of the "key life". The "key life" (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 2

Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 3

Payments for Life with a Certain Period: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. This Option is currently available on a fixed or variable basis. If you elect to receive payments on a variable basis under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4

Fixed Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.

Option 5

Variable Payments for Life with a Cash Value: Under this option, benefits are payable periodically until the death of the key life. Benefits may increase or decrease depending on the investment performance of the Sub-accounts. This option has a cash value that also varies with the investment performance of the Sub-account. The cash value provides a "cushion" from volatile investment performance so that negative investment performance does not automatically result in a decrease in the annuity payment each month, and positive investment performance does not automatically result in an increase in the annuity payment each month. The cushion generally "stabilizes" monthly annuity payments. Any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6

Variable Payments for Life with a Cash Value and Guarantee: Under this option, benefits are payable as described in Option 5; except that, while the key life is alive, the annuity payment will not be less than a guaranteed amount, which generally is equal to the first annuity payment. We charge an additional amount for this guarantee. Under this option, any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?

Unless prohibited by law, we require that you elect either a life annuity or an annuity with a certain period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date. Therefore, making a purchase payment within eight years of the Annuity Date limits your annuity payment options. Certain annuity payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:

[X] the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and

[X] the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)

If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

Variable Annuity Payments

We offer three different types of variable annuity payment options. The first annuity payment will be calculated based upon the assumed investment return ("AIR"). You select the AIR before we start to make annuity payments. You will not receive annuity payments until you choose an AIR. The remaining annuity payments will fluctuate based on the performance of the Sub-accounts relative to the AIR, as well as, other factors described below. The greater the AIR, the greater the first annuity payment. A higher AIR may result in smaller potential growth in the annuity payments. A lower AIR results in a lower initial annuity payment. Within payment options 1-3, if the Sub-accounts you choose perform exactly the same as the AIR, then subsequent annuity payments will be the same as the first. If the Sub-accounts you choose perform better than the AIR, then subsequent annuity payments will be higher than the first annuity payment. If the Sub-accounts you choose perform worse than the AIR, then subsequent annuity payments will be lower than the first annuity payment. Within payment options 5 and 6, the cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts relative to the AIR; however, subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

[X]  Variable Payments (Options 1-3)

     We calculate each annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units for each Sub-account by the Unit Value of each Sub-account on the annuity payment date. We determine the schedule of units based on your Account Value (minus any premium tax that applies) at the time you elect to begin receiving annuity payments. The schedule of units will vary based on the annuity payment option selected, the length of any certain period (if applicable), the Annuitant's age and gender (if annuity payments are due for the life of the Annuitant) and the Unit Value of the Sub-accounts you initially selected on the Issue Date. The calculation is performed for each Sub-account, and the sum of the Sub-account calculations equals the amount of your annuity payment. Other than to fund annuity payments, the number of units allocated to each Sub-account will not change unless you transfer among the Sub-accounts or make a withdrawal (if allowed). You can select one of three AIRs for these options: 3%, 5% or 7%.

[X]  Stabilized Variable Payments (Option 5)

     This option provides guaranteed payments for life, a cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive. We calculate the initial annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units by the Unit Values determined on the annuitization date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable benchmark rate, meaning the AIR, and the annuity factors. The annuity factors reflect our assumptions regarding the costs we expect to bear in guaranteeing payments for the lives of the Annuitant and will depend on the benchmark rate, the annuitant's attained age and gender (where permitted). Unlike variable payments (described above) where each payment can vary based on Sub-account performance, this payment option cushions the immediate impact of Sub-account performance by adjusting the length of the time during which annuity payments will be made whether or not the Annuitant is alive while generally maintaining a level annuity payment amount. Sub-account performance that exceeds a benchmark rate will generally extend this time period, while Sub-account performance that is less than a benchmark rate will generally shorten the period. If the period reaches zero and the Annuitant is still alive, Annuity Payments continue, however, the annuity payment amount will vary depending on Sub-account performance, similar to conventional variable payments. The AIR for this option is 4%.

[X] Stabilized Variable Payments with a Guaranteed Minimum (Option 6) This option provides guaranteed payments for life in the same manner as Stabilized Variable Payments (described above). In addition to the stabilization feature, this option also guarantees that variable annuity payments will not be less than the initial annuity payment amount regardless of Sub-account performance. The AIR for this option is 3%.

The variable annuity payment options are described in greater detail in a separate prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments

We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its accumulation period. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity provides a basic Death Benefit at no additional charge. The Insurance Charge we deduct daily from your Account Value allocated to the Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit guarantee under the Annuity. The Annuity also offers two different optional Death Benefits. Either benefit can be purchased for an additional charge. The additional charge is deducted to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. Notwithstanding the additional protection provided under the optional Death Benefits, the additional cost has the impact of reducing the net performance of the investment options. Under certain circumstances, your Death Benefit may be reduced by the amount of any Credits or Target Value Credits we applied to your Purchase Payments (see "How are Credits Applied to My Account Value" and "Recovery of Target Value Credits").

The basic Death Benefit depends on the decedent's age on the date of death:

     If death occurs during the first ten (10) Annuity Years: The Death Benefit is the greater of:

[X]  The sum of all Purchase Payments less the sum of all withdrawals; and

[X] The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

     If death occurs after the tenth (10th) Annuity Year: The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS

American Skandia offered the Guaranteed Minimum Death Benefit with a 7.2% accumulation rate between May 1, 2000 and January 22, 2001 and a Guaranteed Minimum Death Benefit with a 5.0% accumulation rate between May 1, 2000 and November 15, 2002, in those jurisdictions where we received regulatory approval. Additionally, American Skandia offered the Enhanced Beneficiary Protection Optional Death Benefit between May 1, 2001 and November 15, 2002, in those jurisdictions where we received regulatory approval. For Annuity Owners who purchased any of these optional Death Benefits during the applicable period, the optional Death Benefits will be calculated as described below. These optional Death Benefits were only offered and must have been elected at the time you purchased your Annuity.

You can purchase either of two optional Death Benefits with your Annuity to provide an enhanced level of protection for your beneficiaries.

NOTE: You may not elect the Enhanced Beneficiary Protection Optional Death Benefit if you have elected any other Optional Death Benefit.

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

The Enhanced Beneficiary Protection Optional Death Benefit is being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit

If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.   the basic Death Benefit described above

     PLUS

2. 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

Death Benefit Amount includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when the Death Benefit is calculated. Under the basic Death Benefit, amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

The amount calculated in Items 1 & 2 above may be reduced by any Credits or Target Value Credits under certain circumstances.

The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Guaranteed Minimum Death Benefit

If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

[X] The Death Benefit Target Date is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

[X] The Highest Anniversary Value equals the highest of all previous "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

[X] The Anniversary Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

[X] A Proportional Reduction is a reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit

The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

     If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and

2. the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner's date of death at a rate of 5.0%, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and

3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

     The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date. The amount calculated in Items 1 & 3 above may be reduced by any Credits or Target Value Credits under certain circumstances.

     If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and

2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

     The amount calculated in Item 1 above may be reduced by any Credits or Target Value Credits under certain circumstances.

See Appendix C for examples of how the Guaranteed Minimum Death Benefit is calculated.

Annuities with joint Owners

For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities

For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances? You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and the Guaranteed Minimum Death Benefit at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the benefit. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?

We deduct a charge from your Account Value if you elect to purchase either optional Death Benefit. The Enhanced Beneficiary Protection Death Benefit costs 0.25% of Account Value. The Guaranteed Minimum Death Benefit costs 0.30% of the current Death Benefit. The charges for these death benefits are deducted in arrears each Annuity Year. No charge applies after the Annuity Date. We deduct the charge:

1. on each anniversary of the Issue Date;

2. when Account Value is transferred to our general account prior to the Annuity Date;

3. if you surrender your Annuity; and

4. if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only)

If you surrender the Annuity, elect to begin receiving annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity's Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

AMERICAN SKANDIA'S ANNUITY REWARDS

What is the Annuity Rewards benefit?

The Annuity Rewards benefit offers Owners the ability to capture any market gains since the Issue Date of their Annuity as an enhancement to their current Death Benefit so their Beneficiaries will not receive less than the Annuity's value as of the date the Owner elects the benefit. Under the Annuity Rewards benefit, American Skandia guarantees that the Death Benefit will not be less than:

          your Account Value in the variable investment options plus the Interim Value in any Fixed Allocations as of the effective date of the Owner's election

          MINUS any proportional withdrawals* following the date of election

          PLUS any additional Purchase Payments applied to the Annuity following the date of election.

* "Proportional withdrawals" are determined by calculating the percentage of the Account Value that each withdrawal represented when withdrawn. For example, a withdrawal of 50% of your Account Value would be treated as a 50% reduction in the amount payable under the Death Benefit.

If you elect the Annuity Rewards benefit, the cut-off date under the basic Death Benefit is amended and will depend on the decedent's age on the date of death.

If death occurs before the decedent's age 90: The Death Benefit is the greater of:

[X]  The sum of all Purchase Payments less the sum of all withdrawals; and

[X] The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

If death occurs after the decedent's age 90: The Death Benefit is your Account Value.

The Annuity Rewards Death Benefit enhancement does not affect any Optional Death Benefits available under the Annuity. If the Death Benefit amount payable under your Annuity's basic Death Benefit or any Optional Death Benefits you purchase is greater than the enhanced Death Benefit under the Annuity Rewards benefit on the date the Death Benefit is calculated, your Beneficiary will receive the higher amount. If your Annuity includes the Enhanced Beneficiary Protection Optional Death Benefit, the enhanced Death Benefit under the Annuity Rewards program will be considered when calculating the amount due under the Enhanced Beneficiary Protection Optional Death Benefit.

Who is eligible for the Annuity Rewards benefit?

Owners can elect the Annuity Rewards Death Benefit enhancement following the eighth (8th) anniversary of the Annuity's Issue Date. However, the election is subject to the requirement that their Account Value on the election date is greater than the amount that would be payable to their Beneficiary under the Death Benefit provided under the Annuity as of the election date (including any Optional Death Benefits other than the Enhanced Beneficiary Protection Optional Death Benefit). If an Owner is ineligible when he or she applies for the optional benefit, the Owner can elect the Annuity Rewards Death Benefit enhancement on any subsequent date if they otherwise qualify. The election must occur before annuity payments begin. An Owner can only elect the Annuity Rewards Death Benefit enhancement once. There is no additional charge for electing the Annuity Rewards Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary

Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:

[X] as a lump sum amount at any time within five (5) years of the date of death; or

[X] as a series of annuity payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds as a series of fixed annuity payments (annuity payment options 1-4) or as a series of variable annuity payments (annuity payment options 1-3 or 5 and 6). See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity

You may name your spouse as your Beneficiary. If you and your spouse own the Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. No CDSC will apply to the new Account Value. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section entitled "Managing Your Annuity - Spousal Contingent Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires Minimum Distributions. Upon the Owner's death under an IRA, 403(b) or other "qualified investment", a Beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

[X] If death occurs before the date Minimum Distributions must begin under the Code, the Death Benefit can be paid out in either a lump sum, within five years from the date of death, or over the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if the spouse is the Beneficiary, the Death Benefit can be paid out over the life or life expectancy of the spouse with such payments beginning no earlier than December 31st of the year following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

[X] If death occurs after the date Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum Distribution rules. Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation. See the section entitled "How are Distributions From Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

[X] the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.

[X] the Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.

[X] the Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.

[X]  no additional Purchase Payments can be applied to the Annuity.

[X] the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.

[X] the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time without application of a CDSC.

[X] upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary.

[X] all amounts in the Annuity must be paid out to the Beneficiary according to the Minimum Distribution rules described above.

Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?

Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any Death Benefit (including either optional Death Benefit) that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?

We determine the amount of the Death Benefit as of the date we receive "due proof of death", any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of "due proof of death" we automatically transfer the Death Benefit to the AST Money Market Sub-account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?

During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. The Account Value does not reflect any CDSC that may apply to a withdrawal or surrender. The Account Value includes any additional amounts we applied to your Purchase Payments that we are entitled to recover under certain circumstances. When determining the Account Value on any day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?

The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is equal to your Account Value minus any CDSC, the Annual Maintenance Fee, the charge for any optional benefits and any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity. The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?

When you allocate Account Value to a Sub-account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge and if you elected one or more optional benefits whose annual charge is deducted daily, the additional charge made for such benefits. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section entitled "What Happens to My Units When There is a Change in Daily Asset-Based Charges?" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?

During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

American Skandia is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of the NYSE will be processed based on the value next computed on the next business day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

[X]  trading on the NYSE is restricted;

[X] an emergency exists making redemption or valuation of securities held in the separate account impractical; or

[X] the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) days after we receive all of our requirements to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) days. During any period that we are trying to obtain the required information, your money is not invested.

Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment with satisfactory allocation instructions.

Scheduled Transactions: "Scheduled" transactions include transfers under a Dollar Cost Averaging, rebalancing, or asset allocation program, Systematic Withdrawals, Minimum Distributions or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Free Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related Surrenders & Death Benefits: Medically-related surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

Transactions in Rydex and ProFunds VP Sub-accounts: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any purchase or redemption order or transfer request involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to 1/2hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com). You cannot request a transaction involving the purchase, redemption or transfer of Units in one of the Rydex or ProFunds VP Sub-accounts between the applicable "cut-off" time and 4:00 p.m. Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional Benefit: If you terminate the Guaranteed Return Option program, we will no longer deduct the charge we apply to purchase the optional benefit. On the date the charge no longer applies, your Annuity will become subject to a different daily asset-based charge. We will process a transaction where your Account Value allocated to the Sub-accounts will be used to purchase new Units of the Sub-accounts that reflect the Insurance Charge, but not the charge for the optional program that you terminated. The number of Units attributed to your Annuity will be decreased and the Unit Price of each unit of the Sub-accounts in which you invested will be increased. The adjustment in the number of Units and Unit Price will not affect your Account Value. Beginning on that date, your Account Value will be determined based on the change in the value of Units that reflect the Insurance Charge.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?

Following is a brief summary of some of the Federal tax considerations relating to this Annuity. However, since the tax laws are complex and tax consequences are affected by your individual circumstances, this summary of our interpretation of the relevant tax laws is not intended to be fully comprehensive nor is it intended as tax advice. Therefore, you may wish to consult a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?

The Separate Accounts are taxed as part of American Skandia. American Skandia is taxed as a life insurance company under Part I, subchapter L of the Code. No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?

Section 72 of the Code governs the taxation of annuities in general. Taxation of the Annuity will depend in large part on:

1.   whether the Annuity is used by:

[X] a qualified pension plan, profit sharing plan or other retirement arrangement that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or

[X] an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.   whether the Owner is: [X] an individual person or persons; or

[X]  an entity including a corporation, trust or partnership.

Individual Ownership: If one or more individuals own an Annuity, the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity until an amount is received (a "distribution"). This is commonly referred to as "tax deferral". A distribution can be in the form of a lump sum payment including payment of a Death Benefit, or in annuity payments under one of the annuity payment options. Certain other transactions may qualify as a distribution and be subject to taxation.

Entity Ownership: If the Annuity is owned by an entity and is not a Qualified Contract, generally the Owner of the Annuity must currently include any increase in the value of the Annuity during a tax year in its gross income. An exception from current taxation applies for annuities held by an employer with respect to a terminated tax-qualified retirement plan, a trust holding an annuity as an agent for a natural person, or by a decedent's estate by reason of the death of the decedent. A tax-exempt entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?

Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization: Distributions received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the "investment in the contract". The amount of any distribution that is treated as receipt of "income on the contract" is includible in the taxpayer's gross income and taxable in the year it is received. The amount of any distribution treated as a return of the "investment in the contract" is not includible in gross income.

[X] "Income on the contract" is calculated by subtracting the taxpayer's "investment in the contract" from the aggregate value of all "related contracts" (discussed below).

[X] "Investment in the contract" is equal to total purchase payments for all "related contracts" minus any previous distributions or portions of such distributions from such "related contracts" that were not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance, endowment, or annuity contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions After Annuitization: A portion of each annuity payment received on or after the Annuity Date will generally be taxable. The taxable portion of each annuity payment is determined by a formula which establishes the ratio that the "investment in the contract" bears to the total value of annuity payments to be made. This is called the "exclusion ratio." The investment in the contract is excluded from gross income. Any portion of an annuity payment received that exceeds the exclusion ratio will be entirely includible in gross income. The formula for determining the exclusion ratio differs between fixed and variable annuity payments. When annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the "investment in the contract," then the remaining portion of unrecovered investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on Distributions: Generally, any distribution from an annuity not used in conjunction with a Qualified Contract (Qualified Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including:

[X]  Distributions made on or after the taxpayer has attained age 591/2;

[X] Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;

[X] Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);

[X] Distributions which are part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;

[X] Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;

[X]  Payments under an immediate annuity as defined in the Code;

[X]  Distributions under a qualified funding asset under Code Section 130(d); or

[X] Distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules applicable to "related contracts": Contracts issued by the same insurer to the same contract owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified retirement arrangement) are to be treated as one annuity contract when determining the taxation of distributions before annuitization. We refer to these contracts as "related contracts." In situations involving related contracts we believe that the values under such contracts and the investment in the contracts will be added together to determine the proper taxation of a distribution from any one contract described under the section "Distributions before Annuitization." Generally, distributions will be treated as coming first from income on the contract until all of the income on all such related contracts is withdrawn, and then as a return of the investment in the contract. There is some uncertainty regarding the manner in which the Internal Revenue Service would view related contracts when one or more contracts are immediate annuities or are contracts that have been annuitized. The Internal Revenue Service has not issued guidance clarifying this issue as of the date of this Prospectus. You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special concerns regarding "substantially equal periodic payments": (also known as "72(t)" or "72(q)" distributions) Any modification to a program of distributions which are part of a series of substantially equal periodic payments that occur before the later of the taxpayer reaching age 59 1/2or five
(5) years from the first of such payments will result in the requirement to pay the 10% premature distribution penalty that would have been due had the payments been treated as subject to the 10% premature distribution penalty in the years received, plus interest. This does not apply when the modification is by reason of death or disability. American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate annuities: The Internal Revenue Service has ruled that the immediate annuity exception to the 10% penalty described above under "Penalty Tax on Distributions" for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of a contract if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the annuity starting date under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free exchanges under Section 1035: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:

[X] First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;

[X] Then, from any "income on the contract" that is attributable to the purchase payments made prior to August 14, 1982 (including income on such original purchase payments after the exchange);

[X]  Then, from any remaining "income on the contract"; and

[X] Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore, to the extent a distribution is equal to or less than the remaining investment in the contract made prior to August 14, 1982, such amounts are not included in taxable income. Further, distributions received that are considered to be a return of investment on the contract from purchase payments made prior to August 14, 1982, such distributions are not subject to the 10% tax penalty. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. As of the date of this prospectus, we will treat a partial surrender of this type involving a non-qualified annuity contract as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% IRS early distribution penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial exchange from a life insurance contract is eligible for non-recognition treatment under Section 1035 of the Code. We will continue to report a partial surrender of a life insurance policy as subject to current taxation to the extent of any gain. In addition, please be cautioned that no specific guidance has been provided as to the impact of such a transaction on the remaining life insurance policy, particularly as to the subsequent methods to be used to test for compliance under the Code for both the definition of life insurance and the definition of a modified endowment contract.

Special Considerations for Purchasers of the Enhanced Beneficiary Protection Optional Death Benefit: As of the date of this Prospectus, it is our understanding that the charges related to the optional Death Benefit are not subject to current taxation and we will not report them as such. However, the IRS could take the position that these charges should be treated as partial withdrawals subject to current taxation to the extent of any gain and, if applicable, the 10% tax penalty. We reserve the right to report charges for the optional Death Benefit as partial withdrawals if we, as a reporting and withholding agent, believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?

An annuity may be suitable as a funding vehicle for various types of tax-qualified retirement plans. We have provided summaries below of the types of tax-qualified retirement plans with which we may issue an Annuity. These summaries provide general information about the tax rules and are not intended to be complete discussions. The tax rules regarding qualified plans are complex. These rules may include limitations on contributions and restrictions on distributions, including additional taxation of distributions and additional penalties. The terms and conditions of the tax-qualified retirement plan may impose other limitations and restrictions that are in addition to the terms of the Annuity. The application of these rules depends on individual facts and circumstances. Before purchasing an Annuity for use in a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment. American Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief Reconciliation Act (EGTRRA): Certain states do not conform to the pension provisions included in EGTRRA. We recommend that you consult with your tax advisor to determine the status of your state's statutes as they relate to EGTRRA and your tax qualified retirement plan.

Corporate Pension and Profit-sharing Plans: Annuities may be used to fund employee benefits of various corporate pension and profit-sharing plans established by corporate employers under Section 401(a) of the Code including 401(k) plans. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on the amount that may be contributed and the timing of distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered Annuities: Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which contributions may be made by certain qualifying employers such as public schools and certain charitable, educational and scientific organizations specified in Section 501(c)(3) for the benefit of their employees. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements also apply.

Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual Retirement Arrangements or "IRAs": Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual retirement annuity ("IRA"). IRAs are subject to limitations on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible to establish an IRA and the time when distributions must commence. Further, an Annuity may be established with "roll-over" distributions from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs: A form of IRA is also available called a "Roth IRA". Contributions to a Roth IRA are not tax deductible. However, distributions from a Roth IRA are free from Federal income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made and the distribution is made

(a) once the taxpayer is age 59 1/2or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations. Distributions from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA or another qualified plan, on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs: Eligible employers that meet specified criteria may establish Simplified Employee Pensions or SEP IRAs. Employer contributions that may be made to employee SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?

Distributions from Qualified Contracts are generally taxed under Section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the proportion of a distribution representing after-tax contributions. Generally, a 10% penalty tax applies to the taxable portion of a distribution from a Qualified Contract made prior to age 59 1/2. However, the 10% penalty tax does not apply when the distribution:

[X] is part of a properly executed transfer to another IRA or another eligible qualified account;

[X] is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code);

[X] is part of a series of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;

[X]  is subsequent to a separation from service after the taxpayer attains age
     55*;

[X] does not exceed the employee's allowable deduction in that tax year for medical care;

[X] is made to an alternate payee pursuant to a qualified domestic relations order*;

[X]  is made pursuant to an IRS levy;

[X] is made to pay qualified acquisition costs for a first time home purchase (IRA only);

[X]  is made to pay qualified higher education expenses (IRA only); and

[X]  is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs. Certain other exceptions may be available.

Minimum Distributions after age 70 1/2: A participant's interest in a Qualified Contract must generally be distributed, or begin to be distributed, by the "required beginning date". This is April 1st of the calendar year following the later of:

[X]  the calendar year in which the individual attains age 70 1/2; or

[X] the calendar year in which the individual retires from service with the employer sponsoring the plan. The retirement option is not available to IRAs.

The IRS has released Treasury regulations containing new Minimum Distribution rules. For Minimum Distributions required in 2003 and later, individuals are required to use the rules under the 2002 Final Regulations. The 2002 Final Regulations contain a provision which could increase the amount of minimum distributions required for certain individuals. Under the 2002 Final Regulations, individuals are required to include in their annuity contract value the actuarial value of any other benefits that will be provided under the annuity. We and other annuity providers are currently seeking clarification of this new rule. You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.

Under the new Minimum Distribution rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten
(10) years younger than the participant. In that case, the new rules permit the participant to utilize the actual life expectancies of the participant and the spouse. In most cases, the beneficiary may be changed during the participant's lifetime with no affect on the Minimum Distributions. At death, the designated Beneficiary may generally take Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount distributed is less than the minimum required distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed. Because of the many recent changes to the Minimum Distribution rules, we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). If the diversification requirements under the Code are not met and the annuity is not treated as an annuity, the taxpayer will be subject to income tax on the annual gain in the contract. The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We expect the underlying mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, known as eligible rollover distributions, from Qualified Contracts, are subject to automatic 20% withholding for Federal income taxes. The following distributions are not eligible rollover distributions and not subject to 20% withholding:

[X]  any portion of a distribution paid as a Minimum Distribution;

[X]  direct transfers to the trustee of another retirement plan;

[X] distributions from an individual retirement account or individual retirement annuity;

[X] distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;

[X] distributions that are part of a series of substantial periodic payments pursuant to Section 72(q) or 72(t) of the Code; and

[X]  certain other distributions where automatic 20% withholding may not apply.

Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of, an annuity before annuity payments have begun is treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity on or after the assignment or pledge of an entire annuity and while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued as Qualified Contracts, the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts: The gift of an annuity to someone other than the spouse of the owner (or former spouse incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax Considerations: You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract holder. These generation-skipping transfers generally include those subject to federal estate or gift tax rules. There is an aggregate $1.1 million exemption from taxes for all such transfers. We may be required to determine whether a transaction is a direct skip as defined in the Code and the amount of the resulting tax. We will deduct from your Annuity or from any applicable payment treated as a direct skip any amount of tax we are required to pay.

Considerations for Contingent Annuitants: There may be adverse tax consequences if a contingent annuitant succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more contingent annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as contingent annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, such as the Annual Maintenance Fee, systematic withdrawals (including 72(t) payments and required minimum distributions), bank drafting, dollar cost averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge up to $50 for each such additional report.

Any errors or corrections on transactions for your Annuity must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 30 days from the date you receive the confirmation. For transactions that are first confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 30-day period. We may also send an annual report and a semi-annual report containing applicable financial statements for the Separate Account and the Portfolios, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?

American Skandia Life Assurance Corporation ("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico. American Skandia is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing annuity and life insurance products. American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; (c) both fixed and variable immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.

On December 20, 2002, Skandia Insurance Company Ltd. (publ), an insurance company organized under the laws of the Kingdom of Sweden ("Skandia"), and on that date, the ultimate parent company of American Skandia, announced that it and Skandia U.S. Inc. had entered into a definitive Stock Purchase Agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"). Under the terms of the Stock Purchase Agreement, Prudential Financial will acquire Skandia U.S. Inc., a Delaware corporation, from Skandia. Skandia U.S. Inc. is the sole shareholder of ASI, which is the parent company of American Skandia. The transaction is expected to close during the second quarter of 2003.

Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company other than American Skandia has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. However, following the closing of the acquisition, Prudential Financial will exercise significant influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?

The separate accounts are where American Skandia sets aside and invests the assets of some of our annuities. In the accumulation period, assets supporting Account Values of the Annuities are held in a separate account established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by American Skandia. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account B

During the accumulation period, the assets supporting obligations based on allocations to the variable investment options are held in Sub-accounts of American Skandia Life Assurance Corporation Variable Account B, also referred to as "Separate Account B". Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. Each Sub-account in Separate Account B may have several different Unit Prices to reflect the Insurance Charge and the charges for any optional benefits that are offered under this Annuity and other annuities issued by us through Separate Account B. Separate Account B is registered with the SEC under the Investment Company Act of 1940 ("Investment Company Act") as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002, Separate Account B was organized as a single separate account with six different Sub-account classes, each of which was registered as a distinct unit investment trust under the Investment Company Act. Effective November 18, 2002, each Sub-account class of Separate Account B will be consolidated into the unit investment trust formerly named American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts), which will subsequently be renamed American Skandia Life Assurance Corporation Variable Account B. Each Sub-account of Separate Account B will have multiple Unit Prices to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under Annuity contracts funded through Separate Account
B. The consolidation of Separate Account B will have no impact on Annuity
Owners.

We reserve the right to make changes to the Sub-accounts available under the Annuity as we determine appropriate. We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuity contracts or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk. There is no assurance that the Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D

During the accumulation period, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as "Separate Account D". Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

We currently employ investment managers to manage the assets maintained in Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?

Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

American Skandia Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its investment adviser, American Skandia Investment Services, Incorporated ("ASISI"), subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by ASISI and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Service Fees Payable to American Skandia

American Skandia or our affiliates have entered into agreements with the investment adviser or distributor of many of the underlying Portfolios. Under the terms of these agreements, American Skandia provides administrative and support services to the Portfolios for which a fee is paid that is generally based on a percentage of the average assets allocated to the Portfolios under the Annuity. Any fees payable will be consistent with the services rendered or the expected cost savings resulting from the arrangement. These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?

American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of American Skandia, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and both American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM also acts as an introducing broker-dealer through which it receives a portion of brokerage commissions in connection with purchases and sales of securities held by portfolios of American Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous basis. ASM enters into distribution agreements with independent broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration. Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation is paid to firms on sales of the Annuity according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of the firm. Compensation is generally based on a percentage of Purchase Payments made, up to a maximum of 7.0%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Account Value. We may also provide compensation for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. No compensation is payable on Annuities purchased by a member of the designated class of Owners (see "Credits Applied to Purchase Payments for Designated Class of Annuity Owner").

In addition, firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing or other services they provide to us or our affiliates. We or ASM may enter into compensation arrangements with certain firms. These arrangements will not be offered to all firms and the terms of such arrangements may differ between firms. Any such compensation will be paid by us or ASM and will not result in any additional charge to you. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or other compensation.

Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance for the Sub-accounts are found in the Statement of Additional Information, including how we account for Credits in these performance measures. This information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not receive the beneficial tax treatment given to annuities under the Code.

We may advertise the performance of the Portfolios in the form of "Standard" and "Non-standard" Total Returns calculated for each Sub-account. "Standard Total Return" figures assume a hypothetical initial investment of $1,000 allocated to a Sub-account during the most recent, one, five and ten year periods (or since the inception date that the Portfolio has been offered as a Sub-account, if less). "Standard Total Return" figures assume that the applicable Insurance Charge and the Annual Maintenance Fee are deducted and that the Annuity is surrendered at the end of the applicable period, meaning that any Contingent Deferred Sales Charge that would apply upon surrender is also deducted. "Standard Total Return" figures do not take into consideration any Credits. "Non-standard Total Return" figures include any performance figures that do not meet the SEC's rules for Standard Total Returns. Non-standard Total Returns are calculated in the same manner as standardized returns except that the figures may not reflect all fees and charges. In particular, they may assume no surrender at the end of the applicable period so that the CDSC does not apply. "Non-standard Total Return" figures may assume Credits of 1.5%, 4.0% or 5.0%, respectively, depending on the cumulative amount of Purchase Payments being illustrated. The amount of credits illustrated may be more or less than the Credits applicable to your Annuity (see "What are Credits and How Do I Receive Credits?"). Standard and Non-standard Total Returns will not reflect the additional asset-based charges that are deducted when you elect any optional benefits. The additional cost associated with any optional benefits you elected will reduce your performance. Non-standard Total Returns must be accompanied by Standard Total Returns. Any performance advertisements will not reflect the impact of any Target Value Credits.

Some of the underlying Portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying Portfolios have been in existence, but the Sub-accounts have not. Such hypothetical historical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts. Hypothetical historical performance of the underlying Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the performance of money market-type Sub-accounts using a measure of the "current and effective yield". The current yield of a money market-type Sub-account is calculated based upon the previous seven-day period ending on the date of calculation. The effective yield of a money market-type Sub-account reflects the reinvestment of net income earned daily on the assets of such a Sub-account. The current and effective yields reflect the Insurance Charge and the charge for any optional benefits (if applicable) deducted against the Sub-account. In a low interest rate environment, yields for money market-type Sub-accounts, after deduction of the Insurance Charge, and the charge for any optional benefits (if applicable) may be negative even though the yield (before deducting for such charges) is positive. Current and effective yield information will fluctuate. This information may not provide a basis for comparisons with deposits in banks or other institutions which pay a fixed yield over a stated period of time, or with investment companies which do not serve as underlying mutual funds for variable annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance information on the Sub-accounts is based on past performance only and is not an indication or representation of future performance. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds or portfolios and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds or portfolios. Such changes are reflected, in turn, in the Sub-accounts which invest in such underlying mutual fund or portfolio. In addition, the total amount of asset-based charges assessed against each Sub-account will affect performance.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on current rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements we distribute may also compare the performance of our Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

AVAILABLE INFORMATION

A Statement of Additional Information is available from us without charge upon your request. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and exhibits thereto at the SEC's public reference facilities at the above address, Room 1024, and at the SEC's Regional Offices, The Woolworth Building, 233 Broadway, New York, NY and 175 W. Jackson Boulevard, Suite 900, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus. The Annual Report on Form 10-K for the year ended December 31, 2002 previously filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request.

HOW TO CONTACT US You can contact us by:

[X] calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.

[X] writing to us via regular mail at American Skandia - Variable Annuities, P.O. Box 7040, Bridgeport, Connecticut 06601-7040 OR for express mail American Skandia - Variable Annuities, One Corporate Drive, Shelton, Connecticut 06484. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

[X] sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com.

[X] accessing information about your Annuity through our Internet Website at www.americanskandia.com.

You can obtain account information through Skandia's Telephone Automated Response System (STARS) and at www.americanskandia.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or an investment professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN through STARS and at www.americanskandia.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. American Skandia reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

As of the date of this Prospectus, American Skandia and its affiliates are not involved in any legal proceedings outside of the ordinary course of business. American Skandia and its affiliates are involved in pending and threatened legal proceedings in the normal course of its business, however, we do not anticipate that the outcome of any such legal proceedings will have a material adverse affect on the Separate Account, or American Skandia's ability to meet its obligations under the Annuity, or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

General Information about American Skandia

[X]  American Skandia Life Assurance Corporation

[X]  American Skandia Life Assurance Corporation Variable Account B

[X]  American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated

[X]  Current and Effective Yield

[X]  Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations

[X]  How We Calculate the Market Value Adjustment

General Information

[X]  Voting Rights

[X]  Modification

[X]  Deferral of Transactions

[X]  Misstatement of Age or Sex

[X]  Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements

[X]  Appendix A - American Skandia Life Assurance Corporation Variable Account B

            APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the
Company:

                                                     For the Year Ended December 31,
                                 ------------------------------------------------------------------------
                                      2002          2001           2000           1999           1998
                                 ------------   ------------   ------------   ------------   ------------
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance       $    370,004   $    388,696   $    424,578   $    289,989   $    186,211
   charges and fees (a) (b)
Fee income (b)                         97,650        111,196        130,610         83,243         50,839
Net investment income                  19,632         20,126         18,595         11,477         11,130
Net realized capital (losses)
   gains and other revenues (e)        (7,438)         2,698          4,195          3,688          1,360
                                 ------------   ------------   ------------   ------------   ------------
Total revenues                   $    479,848   $    522,716   $    577,978   $    388,397   $    249,540
                                 ============   ============   ============   ============   ============
Benefits and Expenses:
Annuity and life insurance       $      3,391   $      1,955   $        751   $        612   $        558
benefits
Change in annuity and life
   insurance policy reserves            2,741        (39,898)        49,339           (671)         1,053
   (c)
Guaranteed minimum death
   benefit claims, net of              23,256         20,370          2,618          4,785             --
   hedge (b)
Return credited to contract             5,196          5,796          8,463         (1,639)        (8,930)
   owners
Underwriting, acquisition and
   other insurance expenses           188,728        196,755        150,597        125,434         86,306
Amortization of deferred
   acquisition costs (b) (d)          510,059        224,047        184,616         83,861         86,628
Interest expense                       14,544         73,424         85,998         69,502         41,004
                                 ------------   ------------   ------------   ------------   ------------
Total benefits and expenses      $    747,915   $    482,449   $    482,382   $    281,884   $    206,619
                                 ============   ============   ============   ============   ============
Income tax (benefit) expense     $   (102,810)  $      7,168   $     30,779   $     30,344   $      8,154
                                 ============   ============   ============   ============   ============
Net (loss) income                $   (165,257)  $     33,099   $     64,817   $     76,169   $     34,767
                                 ============   ============   ============   ============   ============
STATEMENTS OF FINANCIAL
   CONDITION DATA
Total assets (b)                 $ 23,708,585   $ 28,009,782   $ 31,702,705   $ 30,881,579   $ 18,848,273
                                 ============   ============   ============   ============   ============
Future fees payable to parent    $    708,249   $    799,472   $    934,410   $    576,034   $    368,978
                                 ============   ============   ============   ============   ============
Surplus notes                    $    110,000   $    144,000   $    159,000   $    179,000   $    193,000
                                 ============   ============   ============   ============   ============
Shareholder's equity             $    683,061   $    577,668   $    496,911   $    359,434   $    250,417
                                 ============   ============   ============   ============   ============

a.   On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167,
     $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001,
     2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636, $26,017,847, $29,751,822, $29,396,693, and
     $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998,
     respectively.

b.   These items are significantly impacted by equity market volatility.

c. For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure. For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations. See Results of Operations in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.

d. During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset. See the MD&A for a further discussion.

e. Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations

Annuity and life insurance sales were $3,472,044, $3,834,167 and $8,216,167, in 2002, 2001 and 2000, respectively. The decrease in sales in 2002 and 2001 was primarily the result of the general decline in sales in the industry, attributed in large part to the continued uncertainty in the equity markets. In addition, the Company believes uncertainty regarding its future ownership has adversely impacted sales, primarily in the latter part of 2002. The Company announced, in the first quarter of 2002, its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled $23,637,559 in 2002, $26,792,877 in 2001 and $31,581,902 in 2000, representing a decrease of 12% and 15% in 2002 and 2001, respectively, due primarily to weak equity markets. The decrease in annuity and life insurance charges and fees and fee income before surrender charge income and reinsurance was consistent with the decline in assets under management. Surrender charge income increased in 2002 as compared to 2001. This was caused by higher lapses when compared to the applicable prior year periods, and was primarily attributable, the Company believes, to concerns by contract holders, rating agencies and the Company's distribution channels, surrounding the uncertainty in the equity markets and its impact on variable annuity companies generally and, prior to the announcement of the Acquisition, uncertainty concerning the Company's future (See Liquidity and Capital Resources for rating agency actions).

Net realized capital losses in 2002 were primarily from $9,593 of losses on sales and $3,769 of other-than-temporary impairments of mutual fund investments that are held in support of a deferred compensation program for certain of the Company's employees. The deferred compensation program losses were offset by net gains of $3,746 during 2002 on sales of fixed maturities. Included in those net gains on sales of fixed maturities for 2002, was a realized loss of approximately $1,236 on the sale of a WorldCom, Inc. bond. The net capital gains in 2001 related primarily to sales of fixed maturity investments, were partially offset by losses on securities in the fixed maturity portfolio. The most significant loss was $2,636 related to Enron securities. In addition net realized capital losses of $3,534 in 2001 were incurred due to sales of mutual fund holdings in support of the Company's non-qualified deferred compensation program.

The change in annuity and life insurance policy reserves includes changes in reserves related to annuity contracts with mortality risks. During 2001, the Company's Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984, as the result of an update of certain reserve assumptions as to risks inherent in the benefit. Previous assumptions had been based on statutory valuation principles as an approximation for U.S. GAAP. In addition, future mortality rates were lowered in 2001 to reflect favorable past experience. However, offsetting the resulting increase in earnings and equity as a result of changes in the GMDB liability in 2001, assumptions related to GMDB claim costs were also updated in the calculation of the deferred acquisition cost asset, resulting in additional amortization of this asset.

The Company uses derivative instruments, which consist of equity option contracts for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. GMDB claims, net of hedge, consist of GMDB claims offset by the mark to market and realized capital gain/loss results of the Company's option contracts. During 2002 and 2001, the fluctuations in GMDB claims, net of hedge, were driven by an increase in hedge related benefits of $19,776 and $14,646, respectively. Hedge related benefits were partially offset by increases in GMDB claims of $22,662 and $32,398 during 2002 and 2001, respectively.

Return credited to contract owners consists primarily of net investment results from the Company's fixed, market value adjusted, separate account investment option and changes in the Company's experience rated reinsurance receivables. The decrease in 2002 was primarily due to increased net investment results on the Company's fixed, market value adjusted, separate account investment option. As the equity markets decline, movement from variable investment options to fixed investment options, primarily due to one of the Company's product features, has increased the assets invested in the fixed separate account investment option. Included in 2002 net investment results is $9,849 of realized and unrealized losses on certain securities, of which $5,427 related to WorldCom, Inc. bonds. The increase in net investment results was partially offset by a decrease in experience rated reinsurance receivables in 2002 due to unfavorable experience on certain blocks of variable annuity business. In 2001, return credited to contract owners decreased primarily due to favorable experience on certain blocks of variable annuity contracts increasing the experience rated reinsurance receivable. Partially offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                                    2002          2001         2000
                                                -----------   -----------   -----------
Commissions and purchase credits                $   287,612   $   248,187   $   430,743
General operating expenses                          145,438       157,704       214,957
Acquisition costs deferred                         (244,322)     (209,136)     (495,103)
                                                -----------   -----------   -----------
Underwriting, acquisition and other insurance
     expenses                                   $   188,728   $   196,755   $   150,597
                                                ===========   ===========   ===========

New products launched, as well as a larger proportion of sales of products with higher commissions as compared to 2001 led to an increase in commissions and purchase credits during 2002. Lower sales and asset levels led to a decrease in commissions and purchase credits during 2001. Partially offsetting this decline in 2001, the company launched a commission promotion program that increased commissions as a percentage of new sales. Commission promotions in 2002 were approximately equivalent as compared to 2001.

General operating expenses decreased during 2002 and 2001 as a result of lower sales-based compensation, as well as expense reduction programs implemented during 2001 and continued strong expense management in 2002. Variable compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization of deferred acquisition costs increased over the past two years, in general, due to the further depressed equity markets in 2002 and 2001, thereby decreasing expectations of future gross profits and actual gross profits from asset based fees and increased expected and actual claim costs associated with minimum death benefit guarantees. During 2002, the Company also performed a recoverability study and an analysis of its short-term assumptions of future gross profits and determined those assumptions of future profits to be excessive. This analysis resulted in a current year acceleration of amortization of $206,000. During 2002 and 2001, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization. See Note 2 of Notes to Consolidated Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest expense decreased during 2002 primarily due to lower interest expense related to the future fees payable to ASI liability (See Note 8). Interest expense on these obligations is driven by the cash flows from the underlying annuity contracts acting as collateral. Due to the depressed asset values of those annuity contracts driven by the decline in the equity markets, the cash flows, and therefore the interest expense, decreased from prior year levels. Interest expense decreased in 2001 as a result of a reduction in borrowing.

The Company's income tax (benefit) expense varies directly with increases or decreases in (loss) income from operations. The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and liabilities decreased $4,301,197 and $4,406,590, respectively, from December 31, 2001. This change resulted primarily from the declining equity markets.

Significant Accounting Policies

Deferred Acquisition Costs

The costs of acquiring new business, which vary with and are primarily related to new business generated, are deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions. If the Company's long-term fund growth rate assumption was 7% instead of 8%, the Company's deferred acquisition cost asset at December 31, 2002 would be reduced by $26,273.

Future Fees Payable to ASI

In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, historical mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability.

The Company has determined, using assumptions for lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management, that the present value of future payments to ASI would be $429,773.

Deferred Taxes

The Company evaluates the necessity of recording a valuation allowance against its deferred tax asset in accordance with Statement of Financial Accounting Standards No. 109, Income Taxes ("SFAS 109"). In performing this evaluation, the Company considers all available evidence in making the determination as to whether it is more likely than not that deferred tax assets are not realizable. For the Company, that evidence includes: cumulative U.S. GAAP pre-tax income in recent years past, whether or not operating losses have expired unused in the past, the length of remaining carryback or carryforward periods, and net taxable income or loss expectations in early future years. The net taxable income or loss projections are based on profit assumptions consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has approximately $361,000 gross deferred tax assets related principally to net operating loss carryforwards that expire in 2016 and 2017 and insurance reserve differences. After considering the impact of gross reversing temporary liabilities of $323,000, the Company estimates that the Company will generate sufficient taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

Liquidity and Capital Resources

The Company's liquidity requirements have generally been met by cash from insurance operations, investment activities, borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The Company's cash from insurance operations is primarily comprised of fees generated off of assets under management, less commission expense on sales, sales and marketing expenses and other operating expenses. Fund performance driven by the equity markets directly impact assets under management and therefore, the fees the Company can generate off of those assets. During 2002 and 2001, assets under management declined consistent with the equity market declines resulting in reductions in fee revenues. In addition, the equity markets impact sales of variable annuities. As sales have declined in a declining equity market, non-promotional commission expense declined, however, in order to boost sales levels, the Company has offered various sales promotions increasing the use of cash for commission expense.

In order to fund the cash strain generated from acquisition costs on current sales, the Company has relied on cash generated from its direct insurance operations as well as reinsurance and securitization transactions. The Company has used modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving, the future fees generated from that book of business. These reinsurance agreements also mitigate the recoverability risk associated with the payment of up-front commissions and other acquisition costs. Similarly, the Company has entered into securitization transactions whereby the Company issues to ASI, in exchange for cash, the right to receive future fees generated off of a specific book of business. On April 12, 2002, the Company entered into a new securitization transaction with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was approximately $101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term borrowings of $10,000, $10,000 and $10,000, respectively, and had long-term surplus notes liabilities of $110,000, $144,000 and $159,000, respectively. During 2002, the Company borrowed $263,091 and paid back $263,091 related to short-term borrowing. During 2002 and 2001, the Company received permission from the State of Connecticut Insurance Department to pay down surplus notes in the amount of $34,000 and $15,000, respectively. See Notes 14 and 15 of Notes to Consolidated Financial Statements for more information on surplus notes and short-term borrowing, respectively.

As of December 31, 2002, 2001 and 2000, shareholder's equity totaled $683,061, $577,668 and $496,911, respectively. The Company received capital contributions of $259,720 and $48,000 from ASI during 2002 and 2001, respectively. Of this, $4,520 and $2,500, respectively, was used to support its investment in Skandia Vida. Net (loss) income of ($165,257) and $33,099, for the years ended December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC model law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest rate risk and business risk. The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

During 2002, all of the major rating agencies reviewed the U.S. life insurance sector, including the Company. Based on these reviews the rating agencies have evolving concerns surrounding the risk profile of variable annuity companies due to their significant exposure to equity market performance. This exposure has resulted, and may continue to result, in earnings volatility. Based on the reviews made during 2002, the following ratings actions took place:

On May 8, 2002, Fitch Ratings downgraded the Company's "insurer financial strength" rating to A+ from AA- with a "stable" outlook.

On September 19, 2002, Fitch Ratings lowered the Company's "insurer financial strength" rating to A- from A+ with an "evolving" outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002, Standard and Poor's lowered the Company's "counter party credit" and "financial strength" ratings to A- from A+ with a negative outlook and removed the Company from Credit Watch.

Subsequent to the announcement of the Acquisition, Standard and Poor's placed the Company on CreditWatch with positive implications.

Effects of Inflation

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook

The Company believes that it is well positioned to retain and enhance its position as a leading provider of financial products for long-term savings and retirement purposes as well as to address the economic impact of premature death, estate planning concerns and supplemental retirement needs. The Company has renewed its focus on its core variable annuity business, offering innovative long-term savings and income products, strengthening its wholesaling efforts and providing consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The Gramm-Leach-Bliley Act of 1999 (the Financial Services Modernization Act) permits affiliation among banks, securities firms and insurance companies. This legislative change has created opportunities for continued consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various other legislative initiatives could impact the Company such as pension reform and capital gains and estate tax changes. These include the proposed exclusion from tax for corporate dividends, potential changes to the deductibility of dividends received from the Company's separate accounts and newly proposed tax-advantaged savings programs. Additional pension reform may change current tax deferral rules and allow increased contributions to retirement plans, which may lead to higher investments in tax-deferred products and create growth opportunities for the Company. A capital gains tax reduction may cause tax-deferred products to be less attractive to consumers, which could adversely impact the Company.

In addition, NAIC statutory reserving guidelines and/or interpretations of those guidelines may change in the future. Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

Forward Looking Information

The Private Securities Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking statements, so long as those statements are identified as forward-looking, and the statements are accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those discussed in the statement. We want to take advantage of these safe harbor provisions.

Certain information contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations is forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of significant uncertainties and results may differ materially from these statements. You should not put undue reliance on these forward-looking statements. We disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks, and includes "forward-looking statements" that involve risk and uncertainties. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk

Fluctuations in interest rates can potentially impact the Company's profitability and cash flows. At December 31, 2002, 91% of assets held under management by the Company are in non-guaranteed Separate Accounts for which the Company's interest rate and equity market exposure is not significant, as the contract owner assumes substantially all of the investment risk. Of the remaining 9% of assets, the interest rate risk from contracts that carry interest rate exposure is managed through an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002, the Company held fixed maturity investments in its general account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate annuities, fixed supplementary contracts, the fixed investment option offered in its variable life insurance contracts, and in support of the Company's target solvency capital. The Company has a conservative investment philosophy with regard to these investments. All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's deferred annuity products offer a fixed investment option which subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the contract owner. Guarantee period options available range from one to ten years. Withdrawal of funds, or transfer of funds to variable investment options, before the end of the guarantee period subjects the contract owner to a market value adjustment ("MVA"). In the event of rising interest rates, which make the fixed maturity securities underlying the guarantee less valuable, the MVA could be negative. In the event of declining interest rates, which make the fixed maturity securities underlying the guarantee more valuable, the MVA could be positive. The resulting increase or decrease in the value of the fixed option, from calculation of the MVA, should substantially offset the increase or decrease in the market value of the securities underlying the guarantee. The Company maintains strict asset/liability matching to enable this offset. However, the Company still takes on the default risk for the underlying securities, the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities held in the Company's guaranteed separate account as of December 31, 2002 totaled $1,828,048. Assets, primarily fixed income investments, supporting those liabilities had a fair value of $1,828,048. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 2002. The analysis showed that an immediate decrease of 100 basis points in interest rates would result in a net increase in liabilities and the corresponding assets of approximately $69,150 and $68,500, respectively. An analysis of a 100 basis point decline in interest rates at December 31, 2001, showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

Equity Market Exposure

The primary equity market risk to the Company comes from the nature of the variable annuity and variable life products sold by the Company. Various fees and charges earned are substantially derived as a percentage of the market value of assets under management. In a market decline, this income will be reduced. This could be further compounded by customer withdrawals, net of applicable surrender charge revenues, partially offset by transfers to the fixed option discussed above. A 10% decline in the market value of the assets under management at December 31, 2002, sustained throughout 2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another equity market risk exposure of the Company relates to guaranteed minimum death benefit payments. Declines in equity markets and, correspondingly, the performance of the funds underlying the Company's products, increase exposure to guaranteed minimum death benefit payments. As discussed in Note 2D of the consolidated financial statements, the Company uses derivative instruments to hedge against the risk of significant decreases in equity markets. Prior to the implementation of this program, the Company used reinsurance to mitigate this risk.

The Company has a portfolio of equity investments consisting of mutual funds, which are held in support of a deferred compensation program. In the event of a decline in market values of underlying securities, the value of the portfolio would decline; however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were obtained using computer models that take into consideration various assumptions about the future. Given the uncertainty of future interest rate movements, volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                         Report of Independent Auditors

To the Board of Directors and Shareholder of American Skandia Life Assurance Corporation
   Shelton, Connecticut

We have audited the consolidated statements of financial condition of American Skandia Life Assurance Corporation (the "Company" which is an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Skandia Life Assurance Corporation at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.

/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Financial Condition
                        (in thousands, except share data)

                                                                        As of December 31,
                                                                     -------------------------
                                                                       2002            2001
                                                                     -----------   -----------
ASSETS
Investments:
   Fixed maturities - at fair value (amortized cost of $379,422
     and $356,882, respectively)                                     $   398,601   $   362,831
   Equity securities - at fair value (amortized cost of $52,017
     and $49,886, respectively)                                           51,769        45,083
   Derivative instruments - at fair value                                 10,370         5,525
   Policy loans                                                            7,559         6,559
                                                                     -----------   -----------
     Total investments                                                   468,299       419,998
Cash and cash equivalents                                                 51,339            --
Accrued investment income                                                  4,196         4,737
Deferred acquisition costs                                             1,117,544     1,383,281
Reinsurance receivable                                                     5,447         7,733
Receivable from affiliates                                                 3,961         3,283
Income tax receivable                                                         --        30,537
Deferred income taxes                                                     38,206            --
Fixed assets, at depreciated cost (accumulated depreciation of
$7,555 and $4,266, respectively)                                          12,132        17,752
Other assets                                                             101,848       103,912
Separate account assets                                               21,905,613    26,038,549
                                                                     -----------   -----------
     Total assets                                                    $23,708,585   $28,009,782
                                                                     ===========   ===========
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
Reserves for future policy and contract benefits                     $   149,349   $    91,126
Accounts payable and accrued expenses                                    133,543       192,952
Income tax payable                                                         6,547            --
Deferred income taxes                                                         --        54,980
Payable to affiliates                                                      2,223       101,035
Future fees payable to American Skandia, Inc. ("ASI")                    708,249       799,472
Short-term borrowing                                                      10,000        10,000
Surplus notes                                                            110,000       144,000
Separate account liabilities                                          21,905,613    26,038,549
                                                                     -----------   -----------
     Total liabilities                                                23,025,524    27,432,114
                                                                     -----------   -----------
Commitments and contingent liabilities (Note 18)
Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                  2,500         2,500
Additional paid-in capital                                               595,049       335,329
Retained earnings                                                         73,821       239,078
Accumulated other comprehensive income                                    11,691           761
                                                                     -----------   -----------
     Total shareholder's equity                                          683,061       577,668
                                                                     -----------   -----------
     Total liabilities and shareholder's equity                      $23,708,585   $28,009,782
                                                                     ===========   ===========


                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                        Consolidated Statements of Income
                                 (in thousands)

                                                                          For the Years
                                                                        Ended December 31,
                                                                  -----------------------------
                                                                     2002       2001     2000
                                                                  ---------  --------  --------
REVENUES
Annuity and life insurance charges and fees                       $ 370,004  $388,696  $424,578
Fee income                                                           97,650   111,196   130,610
Net investment income                                                19,632    20,126    18,595
Net realized capital (losses) gains                                  (9,614)      928      (688)
Other                                                                 2,176     1,770     4,883
                                                                  ---------  --------  --------
   Total revenues                                                   479,848   522,716   577,978
                                                                  ---------  --------  --------
EXPENSES
Benefits:
   Annuity and life insurance benefits                                3,391     1,955       751
   Change in annuity and life insurance policy reserves               2,741   (39,898)   49,339
   Guaranteed minimum death benefit claims, net of hedge             23,256    20,370     2,618
   Return credited to contract owners                                 5,196     5,796     8,463
                                                                  ---------  --------  --------
     Total benefits                                                  34,584   (11,777)   61,171
Other:
   Underwriting, acquisition and other insurance
     expenses                                                       188,728   196,755   150,597
   Amortization of deferred acquisition costs                       510,059   224,047   184,616
   Interest expense                                                  14,544    73,424    85,998
                                                                  ---------  --------  --------
                                                                    713,331   494,226   421,211
                                                                  ---------  --------  --------
   Total benefits and expenses                                      747,915   482,449   482,382
                                                                  ---------  --------  --------
(Loss) income from operations before income tax
       (benefit) expense                                           (268,067)   40,267    95,596
       Income tax (benefit) expense                                (102,810)    7,168    30,779
                                                                  ---------  --------  --------
         Net (loss) income                                        $(165,257) $ 33,099  $ 64,817
                                                                  =========  ========  ========

                 See notes to consolidated financial statements.

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Shareholder's Equity

                                 (in thousands)

                                                                               Accumulated Other
                                                                              Comprehensive Income
                                                                            -------------------------
                                                   Additional                  Foreign     Unrealized
                                          Common    Paid in      Retained     Currency       Gains
                                          Stock     Capital      Earnings   Translation     (Losses)      Total
                                          ------   ----------   ---------   -----------   -----------   --------
As of December 31, 1999                   $2,500   $215,879     $141,162       $148           ($255)    $359,434
Net income                                                        64,817                                  64,817
Other comprehensive income:
   Unrealized capital gains                                                                     843          843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                 433          433
   Foreign currency translation                                                 (66)                         (66)
                                                                                                        --------
Other comprehensive income                                                                                 1,210
                                                                                                        --------
Comprehensive income                                                                                      66,027
Capital contributions                                71,450                                               71,450
                                          ------   --------     --------      -----         -------     --------
As of December 31, 2000                    2,500    287,329      205,979         82           1,021      496,911
Net income                                                        33,099                                  33,099
Other comprehensive loss:
   Unrealized capital losses                                                                   (261)        (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                                 (14)         (14)
   Foreign currency translation                                                 (67)                         (67)
                                                                                                        --------
Other comprehensive loss                                                                                    (342)
                                                                                                        --------
Comprehensive income                                                                                      32,757
Capital contributions                                48,000                                               48,000
                                          ------   --------     --------      -----         -------     --------
As of December 31, 2001                    2,500    335,329      239,078         15             746      577,668
Net loss                                                        (165,257)                               (165,257)
Other comprehensive income:
   Unrealized capital gains                                                                  10,434       10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                               1,126        1,126
   Foreign currency translation                                                (630)                        (630)
                                                                                                        --------
Other comprehensive income                                                                                10,930
                                                                                                        --------
Comprehensive loss                                                                                      (154,327)
Capital contributions                               259,720                                              259,720
                                          ------   --------     --------      -----         -------     --------
As of December 31, 2002                   $2,500   $595,049      $73,821      $(615)        $12,306     $683,061


Unrealized capital gains (losses) is shown net of tax expense (benefit) of $5,618, ($140) and $454 for 2002, 2001 and 2000, respectively. Reclassification adjustment for realized losses (gains) included in net realized capital (losses) gains is shown net of tax expense (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000, respectively. Foreign currency translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.

                 See notes to consolidated financial statements.

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                                For the Years
                                                                              Ended December 31,
                                                                        -------------------------------
                                                                          2002        2001      2000
                                                                        ---------  ---------  ---------
Cash flow from operating activities:
   Net (loss) income                                                    $(165,257) $  33,099  $  64,817
   Adjustments to reconcile net (loss) income to net
     cash (used in) provided by operating activities:
     Amortization and depreciation                                         21,649     13,374      5,758
     Deferral of acquisition costs                                       (244,322)  (209,136)  (495,103)
     Amortization of deferred acquisition costs                           510,059    224,047    184,616
     Deferred tax (benefit) expense                                       (99,071)    46,215     60,023
     Change in unrealized (gains) losses on derivatives                    (5,149)     2,902     (2,936)
     Increase (decrease) in policy reserves                                 3,293    (38,742)    50,892
     (Decrease) increase in net receivable/payable to affiliates          (99,490)   103,496    (72,063)
     Change in net income tax receivable/payable                           37,084      4,083    (58,888)
     Increase in other assets                                              (9,546)   (12,105)   (65,119)
     Decrease (increase) in accrued investment income                         541        472     (1,155)
     Decrease (increase) in reinsurance receivable                          2,286     (1,849)       420
     (Decrease) increase in accounts payable and accrued expenses         (59,409)    55,912    (21,550)
     Net realized capital (gains) losses on derivatives                   (26,654)   (14,929)     5,554
     Net realized capital losses (gains) on investments                     9,616       (928)       688
                                                                        ---------  ---------  ---------
       Net cash (used in) provided by operating activities               (124,370)   205,911   (344,046)
                                                                        ---------  ---------  ---------
Cash flow from investing activities:
     Purchase of fixed maturity investments                              (388,053)  (462,820)  (380,737)
     Proceeds from sale and maturity of fixed maturity investments        367,263    390,816    303,736
     Purchase of derivatives                                              (61,998)  (103,533)   (14,781)
     Proceeds from exercise or sale of derivative instruments              88,956    113,051      5,936
     Purchase of shares in equity securities and dividend
reinvestments                                                             (49,713)   (55,430)   (18,136)
     Proceeds from sale of shares in equity securities                     34,220     25,228      8,345
     Purchase of fixed assets                                              (2,423)   (10,773)    (7,348)
     Increase in policy loans                                              (1,000)    (2,813)    (2,476)
                                                                        ---------  ---------  ---------
       Net cash used in investing activities                              (12,748)  (106,274)  (105,461)
                                                                        ---------  ---------  ---------
Cash flow from financing activities:
     Capital contribution                                                 259,720     48,000     71,450
     Pay down of surplus notes                                            (34,000)   (15,000)   (20,000)
     (Decrease) increase in future fees payable to ASI, net               (91,223)  (137,355)   358,376
     Deposits to contract owner accounts                                  808,209     59,681    172,441
     Withdrawals from contract owner accounts                            (164,964)  (130,476)  (102,603)
     Change in contract owner accounts, net of investment earnings       (588,315)    62,875    (55,468)
                                                                        ---------  ---------  ---------
       Net cash provided by (used in) financing activities                189,427   (112,275)   424,196
                                                                        ---------  ---------  ---------
       Net increase (decrease) in cash and cash equivalents                52,309    (12,638)   (25,311)
       Change in foreign currency translation                                (970)      (103)      (101)
       Cash and cash equivalents at beginning of period                        --     12,741     38,153
       Cash and cash equivalents at end of period                       $  51,339  $      --  $  12,741
                                                                        =========  =========  =========
     Income taxes (received) paid                                       $ (40,823) $ (43,130) $  29,644
                                                                        =========  =========  =========
     Interest paid                                                      $  23,967  $  56,831  $ 114,394
                                                                        =========  =========   ========

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                   Notes to Consolidated Financial Statements
                                December 31, 2002
                             (dollars in thousands)

1.   ORGANIZATION AND OPERATION

     American Skandia Life Assurance Corporation ("ASLAC" or the "Company"), with its principal offices in Shelton, Connecticut, is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). On December 19, 2002, Skandia Insurance Company Ltd. (publ) ("SICL"), an insurance company organized under the laws of the Kingdom of Sweden, and the ultimate parent company of the Company, entered into a definitive purchase agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"), whereby Prudential Financial will acquire the Company and certain of its affiliates (the "Acquisition"). Consummation of the transaction is subject to various closing conditions, including regulatory approvals and approval of certain matters by the board of directors and shareholders of the mutual funds advised by American Skandia Investment Services, Inc. ("ASISI"), a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003.

     The Company develops long-term savings and retirement products, which are distributed through its affiliated broker/dealer company, American Skandia Marketing, Incorporated ("ASM"). The Company currently issues term and variable universal life insurance and variable deferred and immediate annuities for individuals and groups in the United States of America and its territories.

     The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. ("Skandia Vida"), which is a life insurance company domiciled in Mexico. Skandia Vida had total shareholder's equity of $5,023 and $4,179 as of December 31, 2002, and 2001, respectively. Skandia Vida has generated net losses of $2,706, $2,619 and $2,540 in 2002, 2001 and 2000, respectively. As part of the Acquisition, it is expected that the Company will sell its ownership interest in Skandia Vida to SICL. The Company has filed for required regulatory approvals from the State of Connecticut and Mexico related to the sale of Skandia Vida.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.   Basis of Reporting

     The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"). Skandia Vida has been consolidated in these financial statements. Intercompany transactions and balances between the Company and Skandia Vida have been eliminated in consolidation.

     Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

     B.   New Accounting Standard

     Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137 and SFAS 138 (collectively "SFAS 133"). Derivative instruments held by the Company consist of equity put option contracts utilized to

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     manage the economic risks associated with guaranteed minimum death benefits ("GMDB"). These derivative instruments are carried at fair value. Realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge. The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

     Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under the consensus, investors in certain asset-backed securities are required to record changes in their estimated yield on a prospective basis and to evaluate these securities for an other than temporary decline in value. If the fair value of the asset-backed security has declined below its carrying amount and the decline is determined to be other than temporary, the security is written down to fair value. The adoption of EITF Issue 99-20 did not have a significant effect on the Company's financial statements.

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards. No. 142 "Accounting for Goodwill and Intangible Assets" ("SFAS 142"). Under the new standard, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the new standard. Other intangible assets will continue to be amortized over their useful lives.

     The Company applied the new rules on the accounting for goodwill and other intangible assets in the first quarter of 2002. The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

C.   Investments

     The Company has classified its fixed maturity investments as available-for-sale and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

     The Company has classified its equity securities held in support of a deferred compensation plan (see Note 12) as available-for-sale. Such investments are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

     Policy loans are carried at their unpaid principal balances.

     Realized capital gains and losses on disposal of investments are determined by the specific identification method.

     Other than temporary impairment charges are determined based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

D.   Derivative Instruments

     The Company uses derivative instruments, which consist of equity put option contracts, for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. As the equity markets decline, the Company's exposure to future GMDB claims increases. Conversely, as the equity markets increase the Company's exposure to future GMDB claims decreases. The claims exposure is reduced by the market value effect of the option contracts purchased.

     Based on criteria described in SFAS 133, the Company's fair value hedges do not qualify as "effective" hedges and, therefore, hedge accounting may not be applied. Accordingly, the derivative investments are carried at fair value with changes in unrealized gains and losses being recorded in income as those changes occur. As such, both realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

     As of December 31, 2002 and 2001, the accumulated difference between cost and market value on the Company's derivatives was an unrealized gain of $1,434 and an unrealized loss of $3,715, respectively. The amount of realized and unrealized gains (losses) on the Company's derivatives recorded during the years ended December 31, 2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

E.   Cash Equivalents

     The Company considers all highly liquid time deposits, commercial paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

     As of December 31, 2002, $50 of cash reflected on the Company's financial statements was restricted in compliance with regulatory requirements.

F.   State Insurance Licenses

     Licenses to do business in all states have been capitalized and reflected at the purchase price of $6,000 less accumulated amortization of $2,038 at December 31, 2002. Due to the adoption of SFAS 142, the cost of the licenses is no longer being amortized but is subjected to an annual impairment test. As of December 31, 2002, the Company estimated the fair value of the state insurance licenses to be in excess of book value and, therefore, no impairment charge was required.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

G.   Income Taxes

     The Company is included in the consolidated federal income tax return filed by Skandia U.S. Inc. and its U.S. subsidiaries. In accordance with the tax sharing agreement, the federal income tax provision is computed on a separate return basis as adjusted for consolidated items. Pursuant to the terms of this agreement, the Company has the right to recover the value of losses utilized by the consolidated group in the year of utilization. To the extent the Company generates income in future years, the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

H.   Recognition of Revenue and Contract Benefits

     Revenues for variable deferred annuity contracts consist of charges against contract owner account values or separate accounts for mortality and expense risks, administration fees, surrender charges and an annual maintenance fee per contract. Revenues for mortality and expense risk charges and administration fees are recognized as assessed against the contract holder. Surrender charge revenue is recognized when the surrender charge is assessed against the contract holder at the time of surrender. Annual maintenance fees are earned ratably throughout the year.

     Benefit reserves for the variable investment options on annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

     Fee income from mutual fund organizations is recognized when assessed against assets under management.

     Revenues for variable immediate annuity and supplementary contracts with life contingencies consist of certain charges against contract owner account values including mortality and expense risks and administration fees. These charges and fees are recognized as revenue as assessed against the contract holder. Benefit reserves for variable immediate annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

     Revenues for the market value adjusted fixed investment option on annuity contracts consist of separate account investment income reduced by amounts credited to the contract holder for interest. This net spread is included in return credited to contract owners on the consolidated statements of income. Benefit reserves for these contracts represent the account value of the contracts plus a

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     market value adjustment, and are included in the general account reserve for future policy and contract benefits to the extent in excess of the separate account assets, typically for the market value adjustment at the reporting date.

     Revenues for fixed immediate annuity and fixed supplementary contracts without life contingencies consist of net investment income, reported as a component of return credited to contract owners. Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on applicable actuarial standards with assumed interest rates that vary by issue year and are included in the general account reserve for future policy and contract benefits. Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

     Revenues for variable life insurance contracts consist of charges against contract owner account values or separate accounts for mortality and expense risk fees, administration fees, cost of insurance fees, taxes and surrender charges. Certain contracts also include charges against premium to pay state premium taxes. All of these charges are recognized as revenue when assessed against the contract holder. Benefit reserves for variable life insurance contracts represent the account value of the contracts and are included in the separate account liabilities.

I.   Deferred Acquisition Costs

     The costs of acquiring new business, which vary with and are primarily related to new business generated, are being deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

     The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits, from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                             2002         2001         2000
                                          ----------   ----------   ----------
Balance at beginning of year              $1,383,281   $1,398,192   $1,087,705
Acquisition costs deferred during the
     year                                    244,322      209,136      495,103
Acquisition costs amortized during the
     year                                   (510,059)    (224,047)    (184,616)
                                          ----------   ----------   ----------
Balance at end of year                    $1,117,544   $1,383,281   $1,398,192
                                          ==========   ==========   ==========

     As asset growth rates, during 2002 and 2001, have been far below the Company's long-term assumption, the adjustment to the short-term asset growth rate had risen to a level, before being capped, that in management's opinion was excessive in the current market environment. Based on an analysis of those short-term rates, the related estimates of future gross profits and an impairment study, management of the Company determined that the short-term asset growth rate should be reset to the level of the long-term growth rate expectation as of September 30, 2002. This resulted in an acceleration of amortization of approximately $206,000.

     Throughout the year, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

J.   Reinsurance

     The Company cedes reinsurance under modified co-insurance arrangements. These reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from the Company's variable annuity and variable life insurance business. The reinsurance is effected under quota share contracts.

     At December 31, 2002 and 2001, in accordance with the provisions of the modified coinsurance agreements, the Company accrued approximately $5,447 and $7,733, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

K.   Translation of Foreign Currency

     The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency. Assets and liabilities are translated at the exchange rate in effect at each year-end. Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     L.   Separate Accounts

          Assets and liabilities in separate accounts are included as separate captions in the consolidated statements of financial condition. Separate account assets consist principally of long term bonds, investments in mutual funds, short-term securities and cash and cash equivalents, all of which are carried at fair value. The investments are managed predominately through ASISI, utilizing various fund managers as sub-advisors. The remaining investments are managed by independent investment firms. The contract holder has the option of directing funds to a wide variety of investment options, most of which invest in mutual funds. The investment risk on the variable portion of a contract is borne by the contract holder. Fixed options with minimum guaranteed interest rates are also available. The Company bears the credit risk associated with the investments that support these fixed options.

          Included in Separate Account liabilities are reserves of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of return. These reserves are calculated using the Commissioners Annuity Reserve Valuation Method. Separate Account assets of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, consisting of fixed maturities, equity securities, short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity obligations, pursuant to state regulation.

          Included in the general account, within Reserves for Future Policy and Contract Benefits, is the market value adjustment associated with the guaranteed, fixed rate investment options, assuming the market value adjustment at the reporting date.

          Net investment income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

     M.   Unearned Performance Credits

          The Company defers certain bonus credits applied to contract holder deposits. The credit is reported as a contract holder liability within separate account liabilities and the deferred expense is reported as a component of other assets. As the contract holder must keep the contract in-force for 10 years to earn the bonus credit, the Company amortizes the deferred expense on a straight-line basis over 10 years. If the contract holder surrenders the contract or the contract holder dies prior to the end of 10 years, the bonus credit is returned to the Company. This component of the bonus credit is amortized in proportion to expected surrenders and mortality. As of December 31, 2002 and 2001, the unearned performance credit asset was $83,288 and $89,234, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     N.   Estimates

          The preparation of financial statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve estimates of future policy lapses, investment returns and maintenance expenses. Actual results could differ from those estimates.

3.   INVESTMENTS

     The amortized cost, gross unrealized gains and losses and fair value of fixed maturities and investments in equity securities as of December 31, 2002 and 2001 are shown below. All securities held at December 31, 2002 and 2001 were publicly traded.

     Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                       Gross        Gross
                                        Amortized    Unrealized   Unrealized
                                          Cost         Gains        Losses     Fair Value
                                        ---------   -----------   ----------   ----------
U.S. Government obligations              $270,969   $    15,658    $    (78)    $286,549
Obligations of state and political
  subdivisions                                253             9          (1)         261
Corporate securities                      108,200         3,631         (40)     111,791
                                         --------   -----------    --------     --------
     Totals                              $379,422   $    19,298    $   (119)    $398,601
                                         ========   ===========    ========     ========

     The amortized cost and fair value of fixed maturities, by contractual maturity, at December 31, 2002 are shown below. Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                        Amortized
                                           Cost     Fair Value
                                        ---------   -----------
Due in one year or less                  $ 12,793   $    12,884
Due after one through five years          165,574       171,830
Due after five through ten years          186,609       198,913
Due after ten years                        14,446        14,974
                                         --------   -----------
  Total                                  $379,422   $   398,601
                                         ========   ===========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                       Gross         Gross
                                        Amortized   Unrealized    Unrealized
                                          Cost         Gains        Losses     Fair Value
                                        ---------   -----------   ----------   ----------
U.S. Government obligations              $198,136       $2,869       $(413)     $200,592
Obligations of state and political
  subdivisions                                252            8          --           260
Corporate securities                      158,494        4,051        (566)      161,979
                                        ---------      -------       -----      --------
     Totals                              $356,882       $6,928       $(979)     $362,831
                                         ========       ======       =====      ========

     Proceeds from sales of fixed maturities during 2002, 2001 and 2000 were $367,213, $386,816 and $302,632, respectively. Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

     The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:

                                                      Gross        Gross
                                                   Unrealized   Unrealized    Fair
                                          Cost        Gains       Losses      Value
                                         ------    ----------   ----------   -------
2002                                     $52,017      $136       $  (384)    $51,769
2001                                     $49,886      $122       $(4,925)    $45,083

         Net realized investment gains (losses), determined on a specific identification basis, were as follows for the years ended December 31:

                                           2002       2001     2000
                                         --------   -------   -------
Fixed maturities:
  Gross gains                            $  8,213   $ 8,849   $ 1,002
  Gross losses                             (4,468)   (4,387)   (3,450)
Investment in equity securities:
  Gross gains                                  90       658     1,913
  Gross losses                            (13,451)   (4,192)     (153)
                                         --------   -------   -------
     Totals                              $ (9,616)  $   928   $  (688)
                                         ========   =======   =======

     During 2002, the Company determined that certain amounts of its investment in equity securities were other than temporarily impaired and, accordingly, recorded a loss of $3,769.

     As of December 31, 2002, the Company did not own any investments in fixed maturity securities whose carrying value exceeded 10% of the Company's equity.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

Security                                                      Fair Value
--------                                                      ----------
U.S. Treasury Note, 6.25%, February 2003                         $4,345
U.S. Treasury Note, 3.00%, November 2003                            183
Puerto Rico Commonwealth, 4.60%, July 2004                          210
Puerto Rico Commonwealth, 4.875%, July 2023                          52

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The methods and assumptions used to determine the fair value of financial instruments are as follows:

     Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

     Fair values of equity securities are based on quoted market prices.

     The fair value of derivative instruments is determined based on the current value of the underlying index.

     The carrying value of cash and cash equivalents (cost) approximates fair value due to the short-term nature of these investments.

     The carrying value of policy loans approximates fair value.

     Fair value of future fees payable to ASI are determined on a discounted cash flow basis, using best estimate assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

     The carrying value of short-term borrowings (cost) approximates fair value due to the short-term nature of these liabilities.

     Fair value of surplus notes are determined based on a discounted cash flow basis with a projected payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

     The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                     December 31, 2002             December 31, 2001
                               ---------------------------   ---------------------------
                               Fair Value   Carrying Value   Fair Value   Carrying Value
                               ----------   --------------   ----------   --------------
Assets
Fixed Maturities                 $398,601         $398,601     $362,831       $362,831
Equity Securities                  51,769           51,769       45,083         45,083
Derivative Instruments             10,370           10,370        5,525          5,525
Policy Loans                        7,559            7,559        6,559          6,559

Liabilities
Future Fees Payable to ASI        429,773          708,249      546,357        799,472
Short-term Borrowing               10,000           10,000       10,000         10,000
Surplus Notes and accrued
   interest of $29,230 and
   $25,829 in 2002 and 2001,
   respectively                   140,777          139,230      174,454        169,829

5.   NET INVESTMENT INCOME

     The sources of net investment income for the years ended December 31 were as follows:

                               2002     2001      2000
                            -------   -------   -------
Fixed maturities            $18,015   $18,788   $13,502
Cash and cash equivalents     1,116       909     5,209
Equity securities               809       622        99
Policy loans                    403       244        97
                            -------   -------   -------
Total investment income      20,343    20,563    18,907
Investment expenses            (711)     (437)     (312)
                            -------   -------   -------
Net investment income       $19,632   $20,126   $18,595
                            =======   =======   =======

6.   INCOME TAXES

     The significant components of income tax expense for the years ended December 31 were as follows:

                                               2002        2001       2000
                                             ---------   --------   --------
Current tax benefit                          $  (3,739)  $(39,047)  $(29,244)
Deferred tax expense, excluding operating
  loss carryforwards                            35,915     60,587     60,023
Deferred tax benefit for operating and
  capital loss carryforwards                  (134,986)   (14,372)        --
                                             ---------   --------   --------
     Total income tax (benefit) expense      $(102,810)  $  7,168   $ 30,779
                                             =========   ========   ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

6. INCOME TAXES (continued)

         Deferred tax assets (liabilities) include the following at December 31:

                                              2002        2001
                                            ---------   ---------
Deferred tax assets:
  GAAP to tax reserve differences           $ 165,348   $ 241,503
  Future fees payable to ASI                   21,475      63,240
  Deferred compensation                        20,603      20,520
  Net operating loss carry forward            147,360      14,372
  Other                                         6,530      17,276
                                            ---------   ---------
     Total deferred tax assets                361,316     356,911
                                            ---------   ---------
Deferred tax liabilities:
  Deferred acquisition costs, net            (312,933)   (404,758)
  Net unrealized gains on fixed
     maturity securities                       (6,713)     (2,082)
  Other                                        (3,464)     (5,051)
                                            ---------   ---------
     Total deferred tax liabilities          (323,110)   (411,891)
                                            ---------   ---------
       Net deferred tax asset (liability)   $  38,206   $ (54,980)
                                            =========   =========

     In accordance with SFAS 109, the Company has performed an analysis of its deferred tax assets to assess recoverability. Looking at a variety of items, most notably, the timing of the reversal of temporary items and future taxable income projections, the Company determined that no valuation allowance is needed.

     The income tax (benefit) expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                                                       2002        2001     2000
                                                     ---------   -------   -------
(Loss) income before taxes
  Domestic                                           $(265,361)  $42,886   $98,136
  Foreign                                               (2,706)   (2,619)   (2,540)
                                                     ---------   -------   -------
  Total                                               (268,067)   40,267    95,596
  Income tax rate                                           35%       35%       35%
                                                     ---------   -------   -------
Tax (benefit) expense at federal statutory income
  tax rate                                             (93,823)   14,093    33,459
Tax effect of:
  Dividend received deduction                          (12,250)   (8,400)   (7,350)
  Losses of foreign subsidiary                             947       917       889
  Meals and entertainment                                  603       603       841
  State income taxes                                        --       (62)     (524)
  Federal provision to return differences                  709      (177)    3,235
  Other                                                  1,004       194       229
                                                     ---------   -------   -------
     Income tax (benefit) expense                    $(102,810)  $ 7,168   $30,779
                                                     =========   =======   =======

     The Company's net operating loss carry forwards, totaling approximately $421,029 (pre-tax) at December 31, 2002, will expire in 2016 and 2017.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

7.   COST ALLOCATION AGREEMENTS WITH AFFILIATES

     Certain operating costs (including rental of office space, furniture, and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology Corporation ("ASIST"), an affiliated company. ASLAC signed a written service agreement with ASIST for these services executed and approved by the Connecticut Insurance Department in 1995. This agreement automatically continues in effect from year to year and may be terminated by either party upon 30 days written notice. The Company has also paid and charged operating costs to several of its affiliates. The total cost to the Company for these items was $8,177, $6,179 and $13,974 in 2002, 2001 and 2000, respectively. Income received for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

     Allocated depreciation expense was $7,440, $8,764 and $9,073 in 2002, 2001 and 2000, respectively. Allocated lease expense was $5,808, $6,517 and $5,606 in 2002, 2001 and 2000, respectively. Allocated sub-lease rental income, recorded as a reduction to lease expense, was $738, $30 and $0 in 2002, 2001 and 2000, respectively. Assuming that the written service agreement between ASLAC and ASIST continues indefinitely, ASLAC's allocated future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                       Lease    Sub-Lease
                      -------   ---------
2003                  $ 4,847    $ 1,616
2004                    5,275      1,773
2005                    5,351      1,864
2006                    5,328      1,940
2007                    5,215      1,788
2008 and thereafter    19,629      7,380
                      -------    -------
Total                 $45,645    $16,361
                      =======    =======

     Beginning in 1999, the Company was reimbursed by ASM for certain distribution related costs associated with the sales of business through an investment firm where ASM serves as an introducing broker dealer. Under this agreement, the expenses reimbursed were $8,255, $6,610 and $6,064 in 2002, 2001 and 2000, respectively. As of December 31, 2002 and 2001, amounts receivable under this agreement were approximately $458 and $639, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI

     In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

     The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

     In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

     Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, current mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

     On April 12, 2002, the Company entered into a new securitization purchase agreement with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713.

     Payments, representing fees and charges in the aggregate amount, of $186,810, $207,731 and $219,523 were made by the Company to ASI in 2002, 2001 and 2000, respectively. Related interest expense of $828, $59,873 and $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

     The Commissioner of the State of Connecticut has approved the transfer of future fees and charges; however, in the event that the Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to restrict the payments due to ASI, into a restricted account, under the Purchase Agreement subject to certain terms and conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI (continued)

     The present values of the transactions as of the respective effective date were as follows:

              Closing    Effective    Contract Issue      Discount   Present
Transaction    Date        Date           Period            Rate      Value
-----------   --------   ---------   ------------------   --------   --------
  1996-1      12/17/96      9/1/96    1/1/94 - 6/30/96      7.5%      $50,221
  1997-1       7/23/97      6/1/97    3/1/96 - 4/30/97      7.5%       58,767
  1997-2      12/30/97     12/1/97    5/1/95 - 12/31/96     7.5%       77,552
  1997-3      12/30/97     12/1/97    5/1/96 - 10/31/97     7.5%       58,193
  1998-1       6/30/98      6/1/98    1/1/97 - 5/31/98      7.5%       61,180
  1998-2      11/10/98     10/1/98    5/1/97 - 8/31/98      7.0%       68,573
  1998-3      12/30/98     12/1/98    7/1/96 - 10/31/98     7.0%       40,128
  1999-1       6/23/99      6/1/99    4/1/94 - 4/30/99      7.5%      120,632
  1999-2      12/14/99     10/1/99   11/1/98 - 7/31/99      7.5%      145,078
  2000-1       3/22/00      2/1/00    8/1/99 - 1/31/00      7.5%      169,459
  2000-2       7/18/00      6/1/00    2/1/00 - 4/30/00      7.25%      92,399
  2000-3      12/28/00     12/1/00    5/1/00 - 10/31/00     7.25%     107,291
  2000-4      12/28/00     12/1/00    1/1/98 - 10/31/00     7.25%     107,139
  2002-1       4/12/02      3/1/02   11/1/00 - 12/31/01     6.00%     101,713

     Payments of future fees payable to ASI, according to original amortization schedules, as of December 31, 2002 are as follows:

Year    Amount
----   --------
2003   $186,854
2004    171,093
2005    147,902
2006    117,761
2007     66,270
2008     18,369
       --------
Total  $708,249
       ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

9.   LEASES

     The Company entered into an eleven year lease agreement for office space in Westminster, Colorado, effective January 1, 2001. Lease expense for 2002 and 2001 was $2,583 and $1,602, respectively. Sub-lease rental income was $227 in 2002 and $0 in 2001. Future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                       Lease    Sub-Lease
                      -------   ---------
2003                  $ 1,913    $  426
2004                    1,982       455
2005                    2,050       500
2006                    2,050       533
2007                    2,050       222
2008 and thereafter     8,789         0
                      -------    ------
Total                 $18,834    $2,136
                      =======    ======

10.  RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

     Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

     The Company incurred statutory basis net losses in 2002 of $192,474 due primarily to significant declines in the equity markets, increasing GMDB reserves calculated on a statutory basis. Statutory basis net losses for 2001 were $121,957, as compared to income of $11,550 in 2000.

     Under various state insurance laws, the maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance department is subject to restrictions relating to statutory surplus and net gain from operations. For 2003, no amounts may be distributed without prior approval.

11.  STATUTORY ACCOUNTING PRACTICES

     The Company prepares its statutory basis financial statements in accordance with accounting practices prescribed by the State of Connecticut Insurance Department. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules.

     The NAIC adopted the Codification of Statutory Accounting Principles (Codification) in March 1998. The effective date for codification was January 1, 2001. The Company's state of domicile, Connecticut, has adopted codification and the Company has made the necessary changes in its statutory accounting and reporting required for implementation. The overall impact of adopting codification in 2001 was a one-time, cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

     In addition, during 2001, based on a recommendation from the State of Connecticut Insurance Department, the Company changed its statutory method of accounting for its

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

11.  STATUTORY ACCOUNTING PRACTICES (continued)

     liability associated with securitized variable annuity fees. Under the new method of accounting, the liability for securitized fees is established consistent with the method of accounting for the liability associated with variable annuity fees ceded under reinsurance contracts. This equates to the statutory liability at any valuation date being equal to the Commissioners Annuity Reserve Valuation Method (CARVM) offset related to the securitized contracts. The impact of this change in accounting, representing the difference in the liability calculated under the old method versus the new method as of January 1, 2001, was reported as a cumulative effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215.

     In 2001, the Company, in agreement with the Connecticut Insurance Department, changed its reserving methodology to recognize free partial withdrawals and to reserve on a "continuous" rather than "curtate" basis. The impact of these changes, representing the difference in reserves calculated under the new methods versus the old methods, was recorded directly to surplus as changes in reserves on account of valuation basis. This resulted in an increase to the unassigned deficit of approximately $40,511.

     Effective January 1, 2002, the Company adopted Statement of Statutory Accounting Principles No. 82, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Web Site Development Costs" ("SSAP 82"). SSAP 82 requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software. Prior to the adoption of SSAP 82, the Company expensed all internal use software related costs as incurred. The Company has identified and capitalized $5,935 of costs associated with internal use software as of January 1, 2002 and is amortizing the applicable costs on a straight-line basis over a three year period. The costs capitalized as of January 1, 2002 resulted in a direct increase to surplus. Amortization expense for the year ended December 31, 2002 was $757.

12.  EMPLOYEE BENEFITS

     The Company has a 401(k) plan for which substantially all employees are eligible. Under this plan, the Company provides a 50% match on employees' contributions up to 6% of an employee's salary (for an aggregate match of up to 3% of the employee's salary). Additionally, the Company may contribute additional amounts based on profitability of the Company and certain of its affiliates. Expenses related to this program in 2002, 2001 and 2000 were $719, $2,738 and $3,734, respectively. Company contributions to this plan on behalf of the participants were $921, $2,549 and $4,255 in 2002, 2001 and 2000, respectively.

     The Company has a deferred compensation plan, which is available to the field marketing staff and certain other employees. Expenses related to this program in 2002, 2001 and 2000 were $3,522, $1,615 and $1,030, respectively. Company contributions to this plan on behalf of the participants were $5,271, $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

     The Company and certain affiliates cooperatively have a long-term incentive program under which units are awarded to executive officers and other personnel. The Company and certain affiliates also have a profit sharing program, which benefits all employees

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

12.  EMPLOYEE BENEFITS (continued)

     below the officer level. These programs consist of multiple plans with new plans instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the programs. The accrued liability representing the value of these units was $7,083 and $13,645 as of December 31, 2002 and 2001, respectively. Expenses (income) related to these programs in 2002, 2001 and 2000, were $1,471, ($9,842) and $2,692, respectively. Payments under these programs were $8,033, $8,377 and $13,697 in 2002, 2001 and 2000, respectively.

13.  FINANCIAL REINSURANCE

     The Company cedes insurance to other insurers in order to fund the cash strain generated from commission costs on current sales and to limit its risk exposure. The Company uses modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving in the future, the future fees generated from that book of business. Such transfer does not relieve the Company of its primary liability and, as such, failure of reinsurers to honor their obligation could result in losses to the Company. The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

     The effect of reinsurance for the 2002, 2001 and 2000 was as follows:

2002                                               Gross        Ceded       Net
----                                             --------     --------   --------
Annuity and life insurance charges and fees      $406,272     $(36,268)  $370,004
Return credited to contract owners               $  5,221     $    (25)  $  5,196
Underwriting, acquisition and other insurance
expenses (deferal of acquisition costs)          $154,588     $ 34,140   $188,728
Amortization of deferred acquisition costs       $542,945     $(32,886)  $510,059

2001
Annuity and life insurance charges and fees      $430,914     $(42,218)  $388,696
Return credited to contract owners               $  5,704     $     92   $  5,796
Underwriting, acquisition and other insurance
expenses (deferral of acquisition costs)         $163,677     $ 33,078   $196,755
Amortization of deferred acquisition costs       $231,290     $ (7,243)  $224,047

2000
Annuity and life insurance charges and fees      $473,318     $(48,740)  $424,578
Return credited to contract owners               $  8,540     $    (77)  $  8,463
Underwriting, acquisition and other insurance
expenses (deferral of acquisition costs)         $108,399     $ 42,198   $150,597
Amortization of deferred acquisition costs       $205,174     $(20,558)  $184,616

     In December 2000, the Company entered into a modified coinsurance agreement with SICL covering certain contracts issued since January 1996. The impact of this treaty to the

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

13.  FINANCIAL REINSURANCE (continued)

     Company was pre-tax (loss) income of ($4,137), $8,394 and $23,341 in 2002, 2001 and 2000, respectively. At December 31, 2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.  SURPLUS NOTES

     The Company has issued surplus notes to ASI in exchange for cash. Surplus notes outstanding as of December 31, 2002 and 2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                   Liability as of              Interest Expense
                                    December 31,                 For the Years
                     Interest   -----------------------------   -----------------
Note Issue Date        Rate      2002       2001       2002       2001      2000
------------------   --------   --------   --------   -------   -------   -------
February 18, 1994      7.28%          --         --        --        --       732
March 28, 1994         7.90%          --         --        --        --       794
September 30, 1994     9.13%          --         --        --     1,282     1,392
December 19, 1995      7.52%          --     10,000       520       763       765
December 20, 1995      7.49%          --     15,000       777     1,139     1,142
December 22, 1995      7.47%          --      9,000       465       682       684
June 28, 1996          8.41%      40,000     40,000     3,411     3,411     3,420
December 30, 1996      8.03%      70,000     70,000     5,699     5,699     5,715
                                --------   --------   -------   -------   -------
Total                           $110,000   $144,000   $10,872   $12,976   $14,644
                                ========   ========   =======   =======   =======

     On September 6, 2002, surplus notes for $10,000, dated December 19, 1995, $15,000, dated December 20, 1995, and $9,000, dated December 22, 1995, were repaid. On December 3, 2001, a surplus note, dated September 30, 1994, for $15,000 was repaid. On December 27, 2000, surplus notes for $10,000, dated February 18, 1994, and $10,000, dated March 28, 1994, were repaid. All surplus notes mature seven years from the issue date.

     Payment of interest and repayment of principal for these notes is subject to certain conditions and require approval by the Insurance Commissioner of the State of Connecticut. At December 31, 2002 and 2001, $29,230 and $25,829, respectively, of accrued interest on surplus notes was not permitted for payment under these criteria.

15.  SHORT-TERM BORROWING

     The Company had a $10,000 short-term loan payable to ASI at December 31, 2002 and 2001 as part of a revolving loan agreement. The loan had an interest rate of 1.97% and matured on January 13, 2003. The loan was subsequently rolled over with a new interest rate of 1.82% and a new maturity date of March 13, 2003. The loan was further extended to April 30, 2003 and a new interest rate of 1.71%. The total related interest expense to the Company was $271, $522 and $687 in 2002, 2001 and 2000,
     respectively. Accrued interest payable was $10 and $113 as of December 31, 2002 and 2001, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

15.  SHORT-TERM BORROWING (continued)

     On January 3, 2002, the Company entered into a $150,000 credit facility with ASI. This credit facility terminates on December 31, 2005 and bears interest at the offered rate in the London interbank market (LIBOR) plus
     0.35 percent per annum for the relevant interest period. Interest expense related to these borrowings was $2,243 for the year ended December 31, 2002. As of December 31, 2002, no amount was outstanding under this credit facility.

16.  CONTRACT WITHDRAWAL PROVISIONS

     Approximately 99% of the Company's separate account liabilities are subject to discretionary withdrawal by contract owners at market value or with market value adjustment. Separate account assets, which are carried at fair value, are adequate to pay such withdrawals, which are generally subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

17.  RESTRUCTURING CHARGES

     On March 22, 2001 and December 3, 2001, the Company announced separate plans to reduce expenses to better align its operating infrastructure with the current investment market environment. As part of the two plans, the Company's workforce was reduced by approximately 140 positions and 115 positions, respectively, affecting substantially all areas of the Company. Estimated pre-tax severance benefits of $8,500 have been charged against 2001 operations related to these reductions. These charges have been reported in the Consolidated Statements of Income as a component of Underwriting, Acquisition and Other Insurance Expenses. As of December 31, 2002 and 2001, the remaining restructuring liability, relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.  COMMITMENTS AND CONTINGENT LIABILITIES

     In recent years, a number of annuity companies have been named as defendants in class action lawsuits relating to the use of variable annuities as funding vehicles for tax- qualified retirement accounts. The Company is currently a defendant in one such lawsuit. A purported class action complaint was filed in the United States District Court for the Southern District of New York on December 12, 2002, by Diane C. Donovan against the Company and certain of its affiliates (the "Donovan Complaint"). The Donovan Complaint seeks unspecified compensatory damages and injunctive relief from the Company and certain of its affiliates. The Donovan Complaint claims that the Company and certain of its affiliates violated federal securities laws in marketing variable annuities. This litigation is in the preliminary stages. The Company believes this action is without merit, and intends to vigorously defend against this action.

     The Company is also involved in other lawsuits arising, for the most part, in the ordinary course of its business operations. While the outcome of these other lawsuits cannot be determined at this time, after consideration of the defenses available to the Company, applicable insurance coverage and any related reserves established, these other lawsuits are not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

18.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     As discussed previously, on December 19, 2002, SICL entered into a definitive purchase agreement (the "Purchase Agreement") to sell its ownership interest in the Company and certain affiliates to Prudential Financial for approximately $1.265 billion. The closing of this transaction, which is conditioned upon certain customary regulatory and other approvals and conditions, is expected in the second quarter of 2003.

     The purchase price that was agreed to between SICL and Prudential Financial was based on a September 30, 2002 valuation of the Company and certain affiliates. As a result, assuming the transaction closes, the economics of the Company's business from September 30, 2002 forward will inure to the benefit or detriment of Prudential Financial. Included in the Purchase Agreement, SICL has agreed to indemnify Prudential Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These liabilities generally include market conduct activities, as well as contract and regulatory compliance (referred to as "Covered Liabilities").

     Related to the indemnification provisions contained in the Purchase Agreement, SICL has signed, for the benefit of the Company, an indemnity letter, effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to fruition during the period beginning December 19, 2002 and ending with the close of the transaction. This indemnification effectively transfers the risk associated with those Covered Liabilities from the Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.  SEGMENT REPORTING

     Assets under management and sales for products other than variable annuities have not been significant enough to warrant full segment disclosures as required by SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," and the Company does not anticipate that they will be so in the future due to changes in the Company's strategy to focus on its core variable annuity business.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                         Three Months Ended
                                            ------------------------------------------
                  2002                      March 31   June 30    Sept. 30     Dec. 31
                                            --------   --------   --------    --------
Premiums and other insurance revenues*      $118,797   $126,614   $ 115,931   $108,488
Net investment income                          4,965      4,714       5,128      4,825
Net realized capital losses                   (1,840)    (1,584)     (2,327)    (3,863)
                                            --------   --------   ---------   --------
Total revenues                               121,922    129,744     118,732    109,450
Benefits and expenses*                       112,759    160,721     323,529    150,906
                                            --------   --------   ---------   --------
Pre-tax net income (loss)                      9,163    (30,977)   (204,797)   (41,456)
Income tax expense (benefit)                   1,703    (11,746)    (72,754)   (20,013)
                                            --------   --------   ---------   --------
Net income (loss)                           $  7,460   $(19,231)  $(132,043)  $(21,443)
                                            ========   ========   =========   ========

* For the quarters ended March 31, 2002 and June 30, 2002, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                                                         Three Months Ended
                                            ------------------------------------------
                  2001                      March 31   June 30    Sept. 30     Dec. 31
                                            --------   --------   --------    --------
Premiums and other insurance revenues***    $130,885   $128,465   $122,708    $119,604
Net investment income**                        5,381      4,997      5,006       4,742
Net realized capital gains (losses)            1,902        373        376      (1,723)
                                            --------   --------   --------    --------
Total revenues                               138,168    133,835    128,090     122,623
Benefits and expenses**  ***                 122,729    110,444    123,307     125,969
                                            --------   --------   --------    --------
Pre-tax net income (loss)                     15,439     23,391      4,783      (3,346)
Income tax expense (benefit)                   4,034      7,451       (480)     (3,837)
                                            --------   --------   ---------   --------
Net income                                  $ 11,405   $ 15,940   $  5,263    $    491
                                            ========   ========   ========    ========

** For the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

*** For the quarters ended September 30, 2001 and December 31, 2001, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                                                         Three Months Ended
                                            ------------------------------------------
                  2000                      March 31   June 30    Sept. 30     Dec. 31
                                            --------   --------   --------    --------
Premiums and other insurance revenues       $137,040   $139,346   $147,819    $135,866
Net investment income****                      4,343      4,625      4,619       5,008
Net realized capital gains (losses)              729     (1,436)      (858)        877
Total revenues                               142,112    142,535    151,580     141,751
Benefits and expenses****                    107,893    122,382    137,843     114,264
Pre-tax net income                            34,219     20,153     13,737      27,487
Income tax expense                            10,038      5,225      3,167      12,349
                                            --------   --------   --------    --------
Net income                                  $ 24,181   $ 14,928   $ 10,570    $ 15,138
                                            ========   ========   ========    ========

**** For the quarters ended March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

      APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. All or some of these Sub-accounts are available as investment options for other variable annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units: The following table shows: (a) the Unit Price, as of the dates shown, for Units in each of the Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus; and (b) the number of Units outstanding for each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price as of the end of the period reflects only the partial year results from the commencement of operations until December 31st of the applicable year. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00. Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2003.

Beginning November 18, 2002, multiple Unit Prices will be calculated for each Sub-account of Separate Account B to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for the Guaranteed Return Option offered under this Annuity. The Unit Prices below reflect the daily charges for the optional benefit offered between November 18, 2002 and December 31, 2002 only.

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST Strong
International
Equity /1/ (1989)
  With No
  Optional
  Benefits
  Unit Price      $      19.53       24.28       31.88       43.99      27.18      22.95      19.70      18.23      16.80      16.60
  Number of Units   14,140,023  17,388,860  19,112,622  16,903,883 17,748,560 17,534,233 17,220,688 14,393,137 14,043,215  9,063,464
  With One
  Optional
  Benefit
  Unit Price             $8.56          --          --          --         --         --         --         --         --         --
  Number of Units    2,569,506          --          --          --         --         --         --         --         --         --
AST William Blair
International
Growth /2/(1997)
  With No
  Optional
  Benefits
  Unit Price             $9.92       13.54       17.96       24.16      13.41      11.70         --         --         --         --
  Number of Units   29,062,215  40,507,419  57,327,711  61,117,418 43,711,763 21,405,891         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $9.72          --          --          --         --         --         --         --         --         --
  Number of Units      835,523          --          --          --         --         --         --         --         --         --
AST American
Century
International
Growth /3/
(1997)
  With No
  Optional
  Benefits
  Unit Price      $      10.20       12.85       17.92       21.66      13.30      11.35         --         --         --         --
  Number of Units   31,813,722  37,487,425  17,007,352   6,855,601  5,670,336  2,857,188         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.52          --          --          --         --         --         --         --         --         --
  Number of Units    2,252,674          --          --          --         --         --         --         --         --         --
AST DeAM
International
Equity /4/ (1994)
  With No
  Optional
  Benefits
  Unit Price             $8.81       10.77       16.12       23.45      12.54      11.46      11.39      10.23         --         --
  Number of Units   10,185,535  13,627,264  16,245,805   8,818,599  9,207,623  9,988,104  9,922,698  2,601,283         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.19          --          --          --         --         --         --         --         --         --
  Number of Units      269,995          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST MFS Global
Equity (1999)
  With No
  Optional
  Benefits
  Unit Price             $7.74        8.94       10.08       11.01         --         --         --         --         --         --
  Number of Units    5,878,055   5,806,567   2,803,013     116,756         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $9.04          --          --          --         --         --         --         --         --         --
  Number of Units      969,509          --          --          --         --         --         --         --         --         --
AST PBHG Small-Cap
Growth /5/ (1994)
  With No
  Optional
  Benefits
  Unit Price      $      12.83       19.84       21.51       42.08      17.64      17.28      16.54      13.97      10.69         --
  Number of Units   17,093,250  23,048,821  25,535,093  32,134,969 15,003,001 14,662,728 12,282,211  6,076,373  2,575,105         --
  With One
  Optional
  Benefit
  Unit Price             $6.92          --          --          --         --         --         --         --         --         --
  Number of Units    1,970,250          --          --          --         --         --         --         --         --         --
AST DeAM Small-Cap
Growth /6/ (1999)
  With No
  Optional
  Benefits
  Unit Price             $6.13        8.46       11.98       15.37         --         --         --         --         --         --
  Number of Units   44,042,514  60,703,791  63,621,279  53,349,003         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.67          --          --          --         --         --         --         --         --         --
  Number of Units      639,695          --          --          --         --         --         --         --         --         --
AST Federated
Aggressive
Growth (2000)
  With No
  Optional
  Benefits
  Unit Price             $4.96        7.10        9.08          --         --         --         --         --         --         --
  Number of Units    5,188,521   6,499,066     196,575          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.64          --          --          --         --         --         --         --         --         --
  Number of Units    1,255,415          --          --          --         --         --         --         --         --         --
AST Goldman Sachs
Small-Cap Value
/7/ (1998)
  With No
  Optional
  Benefits
  Unit Price      $      13.72       15.12       13.95       10.57       9.85         --         --         --         --         --
  Number of Units   20,004,839  26,220,860  15,193,053   6,597,544  4,081,870         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $9.26          --          --          --         --         --         --         --         --         --
   Number of Units   1,492,775          --          --          --         --         --         --         --         --         --
AST Gabelli
Small-Cap Value
/8/ (1997)
  With No
  Optional
  Benefits
  Unit Price      $      12.58       14.08       13.35       11.11      11.20      12.70         --         --         --         --
  Number of Units   32,549,396  35,483,530  23,298,524  21,340,168 24,700,211 14,612,510         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $9.30          --          --          --         --         --         --         --         --         --
  Number of Units    6,141,523          --          --          --         --         --         --         --         --         --
AST DeAM Small-Cap
Value /9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $7.68          --          --          --         --         --         --         --         --         --
  Number of Units      581,833          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.66          --          --          --         --         --         --         --         --         --
  Number of Units      423,387          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST Goldman Sachs
Mid-Cap Growth
/10/ (2000)
  With No
  Optional
  Benefits
  Unit Price             $2.78        3.88        6.58          --         --         --         --         --         --         --
  Number of Units   16,748,577  17,045,776   9,426,102          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.97          --          --          --         --         --         --         --         --         --
  Number of Units    1,273,118          --          --          --         --         --         --         --         --         --
AST Neuberger
Berman Mid-Cap
Growth /11/ (1994)
  With No
  Optional
  Benefits
  Unit Price      $      12.86       18.95       25.90       28.58      19.15      16.10      13.99      12.20       9.94         --
  Number of Units   19,674,777  25,717,164  26,517,850  13,460,525 13,389,289 11,293,799  9,563,858  3,658,836    301,267         --
  With One
  Optional
  Benefit
  Unit Price             $7.41          --          --          --         --         --         --         --         --         --
  Number of Units    2,175,250          --          --          --         --         --         --         --         --         --
AST Neuberger
Berman Mid-Cap
Value /12/ (1993)
  With No
  Optional
  Benefits
  Unit Price      $      17.78       20.16       21.09       16.78      16.10      16.72      13.41      12.20       9.81      10.69
  Number of Units   37,524,187  47,298,313  44,558,699  37,864,586 16,410,121 11,745,440  9,062,152  8,642,186  7,177,232  5,390,887
  With One
  Optional
  Benefit
  Unit Price             $8.96          --          --          --         --         --         --         --         --         --
  Number of Units    5,118,558          --          --          --         --         --         --         --         --         --
AST Alger All-Cap
Growth (2000)
  With No
  Optional
  Benefits
  Unit Price             $3.51        5.54        6.74          --         --         --         --         --         --         --
  Number of Units   85,441,507 125,442,916  28,229,631          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $6.80          --          --          --         --         --         --         --         --         --
  Number of Units      658,419          --          --          --         --         --         --         --         --         --
AST Gabelli
All-Cap Value
(2000)
  With No
  Optional
  Benefits
  Unit Price             $7.59        9.71       10.06          --         --         --         --         --         --         --
  Number of Units   11,924,124  14,934,570   1,273,094          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.17          --          --          --         --         --         --         --         --         --
  Number of Units    1,200,225          --          --          --         --         --         --         --         --         --
AST T. Rowe Price
Natural Resources
(1995)
  With No
  Optional
  Benefits
  Unit Price      $      18.36       19.71       19.86       15.88      12.57      14.46      14.19      11.01         --         --
  Number of Units    5,891,582   6,565,088   6,520,983   6,201,327  5,697,453  7,550,076  6,061,852    808,605         --         --
  With One
  Optional
  Benefit
  Unit Price             $9.59          --          --          --         --         --         --         --         --         --
  Number of Units      724,670          --          --          --         --         --         --         --         --         --
AST Alliance
Growth 13 (1996)
  With No
  Optional
  Benefits
  Unit Price             $9.94       14.61       17.38       20.44      15.48      12.33      10.89         --         --         --
  Number of Units   21,295,907  29,478,257  25,796,792  17,059,819 19,009,242 18,736,994  4,324,161         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.46          --          --          --         --         --         --         --         --         --
  Number of Units    1,869,353          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST MFS Growth
(1999)
  With No
  Optional
  Benefits
  Unit Price             $5.68        8.02       10.38       11.27         --         --         --         --         --         --
  Number of Units   85,193,279 117,716,242   7,515,486     409,467         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.58          --          --          --         --         --         --         --         --         --
  Number of Units    2,930,432          --          --          --         --         --         --         --         --         --
AST Marsico
Capital Growth
(1997)
  With No
  Optional
  Benefits
  Unit Price      $      11.44       13.74       17.81       21.06      14.00      10.03         --         --         --         --
  Number of Units   81,046,482  85,895,802  94,627,691  78,684,943 40,757,449    714,309         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.32          --          --          --         --         --         --         --         --         --
  Number of Units   10,144,317          --          --          --         --         --         --         --         --         --
AST Goldman Sachs
Concentrated
Growth /14/ (1992)
  With No
  Optional
  Benefits
  Unit Price      $      19.17       27.71       41.14       60.44      39.54      23.83      18.79      14.85      10.91      11.59
  Number of Units   56,016,467  84,116,221  99,250,773  94,850,623 80,631,598 62,486,302 46,779,164 28,662,737 22,354,170 13,603,637
  With One
  Optional
  Benefit
  Unit Price             $7.67          --          --          --         --         --         --         --         --         --
   Number of Units   1,349,939          --          --          --         --         --         --         --         --         --
AST DeAm
Large-Cap
Growth /9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $7.67          --          --          --         --         --         --         --         --         --
  Number of Units      986,566          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.65          --          --          --         --         --         --         --         --         --
  Number of Units      207,816          --          --          --         --         --         --         --         --         --
AST DeAm
Large-Cap
Value /15/ (2000)
  With No
  Optional
  Benefits
  Unit Price             $7.64        9.15        9.82          --         --         --         --         --         --         --
  Number of Units    4,621,831   4,575,558     586,058          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.66          --          --          --         --         --         --         --         --         --
  Number of Units      664,649          --          --          --         --         --         --         --         --         --
AST
Alliance/Bernstein
Growth + Value
(2001)
  With No
  Optional
  Benefits
  Unit Price             $7.12        9.63          --         ---         --         --         --         --         --         --
  Number of Units    3,031,899   3,351,836          --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.99          --          --          --         --         --         --         --         --         --
  Number of Units      965,912          --          --          --         --         --         --         --         --         --
AST AST Sanford
Bernstein Core
Value (2001)
  With No
  Optional
  Benefits
  Unit Price      $      8.59       10.04           --         ---         --         --         --         --         --         --
  Number of Units  15,239,844   4,207,869           --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price      $      8.76           --          --          --         --         --         --         --         --         --
  Number of Units   6,005,922           --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST Cohen &
Steers Realty
(1998)
  With No
  Optional
  Benefits
  Unit Price      $      10.67       10.54       10.39        8.35       8.28         --         --         --         --         --
  Number of Units   14,017,528  12,268,426  11,891,188   6,224,365  3,771,461         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price      $      10.08          --          --          --         --         --         --         --         --         --
  Number of Units    1,563,486          --          --          --         --         --         --         --         --         --
AST Sanford
Bernstein Managed
Index 500 /16/
(1998)
  With No
  Optional
  Benefits
  Unit Price             $9.41       12.03       13.55       15.08      12.61         --         --         --         --         --
  Number of Units   39,938,791  48,018,721  48,835,089  39,825,951 22,421,754         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.17          --          --          --         --         --         --         --         --         --
  Number of Units    3,662,406          --          --          --         --         --         --         --         --         --
AST American
Century Income
& Growth /17/
 (1997)
  With No
  Optional
  Benefits
  Unit Price      $      10.16       12.86       14.24       16.19      13.35      12.06         --         --         --         --
  Number of Units   22,410,834  27,386,278  32,388,202  21,361,995 13,845,190  9,523,815         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.25          --          --          --         --         --         --         --         --         --
  Number of Units    1,751,136          --          --          --         --         --         --         --         --         --
AST Alliance
Growth and Income
/18/ (1992)
  With No
  Optional
  Benefits
  Unit Price      $      21.31       28.18       28.72       27.60      24.11      21.74      17.79      15.22      11.98      11.88
  Number of Units   49,030,576  63,123,316  53,536,296  52,766,579 47,979,349 42,197,002 28,937,085 18,411,759  7,479,449  4,058,228
  With One
  Optional
  Benefit
  Unit Price             $8.06          --          --          --         --         --         --         --         --         --
  Number of Units    6,667,373          --          --          --         --         --         --         --         --         --
AST MFS Growth
with Income (1999)
  With No
  Optional
  Benefits
  Unit Price             $6.68        8.64       10.36       10.49         --         --         --         --         --         --
  Number of Units   11,173,177  11,896,688   6,937,627     741,323         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.09          --          --          --         --         --         --         --         --         --
  Number of Units    1,053,007          --          --          --         --         --         --         --         --         --
AST INVESCO
Capital Income
/19/ (1994)
  With No
  Optional
  Benefits
  Unit Price      $      16.14       19.84       22.01       21.31      19.34      17.31      14.23      12.33       9.61         --
  Number of Units   37,055,825  48,595,962  50,171,495  46,660,160 40,994,187 33,420,274 23,592,226 13,883,712  6,633,333         --
  With One
  Optional
  Benefit
  Unit Price             $8.34          --          --          --         --         --         --         --         --         --
  Number of Units    2,110,071          --          --          --         --         --         --         --         --         --
AST DeAM Global
Allocation
/20/ (1993)
  With No
  Optional
  Benefits
  Unit Price      $      14.50       17.39       19.98       21.19      17.78      15.98      13.70      12.49      10.34      10.47
  Number of Units   18,212,529  26,641,422  30,290,413  23,102,272 22,634,344 22,109,373 20,691,852 20,163,848 13,986,604  8,743,758
  With One
  Optional
  Benefit
  Unit Price             $8.71          --          --          --         --         --         --         --         --         --
  Number of Units      847,517          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST American
Century Strategic
Balanced (1997)
  With No
  Optional
  Benefits
  Unit Price      $      12.01       13.50       14.23       14.90      13.37      11.18         --         --         --         --
  Number of Units   12,683,097  14,369,895  14,498,180  13,944,535  6,714,065  2,560,866         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $9.14          --          --          --         --         --         --         --         --         --
  Number of Units    1,126,058          --          --          --         --         --         --         --         --         --
AST T. Rowe Price
Asset Allocation
(1994)
  With No
  Optional
  Benefits
  Unit Price      $      16.13       18.15       19.33       19.70      18.12      15.53      13.30      11.92       9.80         --
  Number of Units   15,466,227  17,579,107  19,704,198  22,002,028 18,469,315 13,524,781  8,863,840  4,868,956  2,320,063         --
  With One
  Optional
  Benefit
  Unit Price             $9.09          --          --          --         --         --         --         --         --         --
  Number of Units      921,329          --          --          --         --         --         --         --         --         --
AST T. Rowe Price
Global Bond
/21/ (1994)
  With No
  Optional
  Benefits
  Unit Price      $      12.04       10.62       10.49       10.69      11.82      10.45      10.98      10.51       9.59         --
  Number of Units   14,576,376   9,668,062  11,219,503  12,533,037 12,007,692 12,089,872  8,667,712  4,186,695  1,562,364         --
  With One
  Optional
  Benefit
  Unit Price      $      11.34          --          --          --         --         --         --         --         --         --
  Number of Units    1,739,313          --          --          --         --         --         --         --         --         --
AST Federated
High Yield (1994)
  With No
  Optional
  Benefits
  Unit Price      $      12.47       12.64       12.80       14.38      14.30      14.13      12.62      11.27       9.56         --
  Number of Units   38,477,793  39,130,467  36,914,825  41,588,401 40,170,144 29,663,242 15,460,522  6,915,158  2,106,791         --
  With One
  Optional
  Benefit
  Unit Price             $9.71          --          --          --         --         --         --         --         --         --
  Number of Units    5,592,940          --          --          --         --         --         --         --         --         --
AST Lord Abbett
Bond-Debenture
(2000)
  With No
  Optional
  Benefits
  Unit Price      $      10.18       10.28       10.12          --         --         --         --         --         --         --
  Number of Units   10,468,962   5,506,982     650,253          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $9.94          --          --          --         --         --         --         --         --         --
  Number of Units    4,146,530          --          --          --         --         --         --         --         --         --
AST DeAM Bond
/9/ (2002)
  With No
  Optional
  Benefits
  Unit Price      $      10.67          --          --          --         --         --         --         --         --         --
  Number of Units    1,487,730          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price      $      10.65          --          --          --         --         --         --         --         --         --
  Number of Units      561,446          --          --          --         --         --         --         --         --         --
AST PIMCO Total
Return Bond (1994)
  With No
  Optional
  Benefits
  Unit Price      $      16.65       15.46       14.40       13.09      13.43      12.44      11.48      11.26       9.61         --
  Number of Units  113,007,310  99,028,465  82,545,240  73,530,507 64,224,618 44,098,036 29,921,643 19,061,840  4,577,708         --
  With One
  Optional
  Benefit
  Unit Price      $      10.57          --          --          --         --         --         --         --         --         --
  Number of Units   20,544,075          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
AST PIMCO Limited
Maturity Bond
(1995)
  With No
  Optional
  Benefits
  Unit Price      $      14.26       13.61       12.79       11.96      11.73      11.26      10.62      10.37         --         --
  Number of Units   61,707,894  42,410,807  31,046,956  32,560,943 28,863,932 25,008,310 18,894,375 15,058,644         --         --
  With One
  Optional
  Benefit
  Unit Price      $      10.34          --          --          --         --         --         --         --         --         --
  Number of Units   11,274,642          --          --          --         --         --         --         --         --         --
AST Money Market
(1992)
  With No
  Optional
  Benefits
  Unit Price      $      13.23       13.24       12.94       12.38      12.00      11.57      11.16      10.77      10.35      10.12
  Number of Units  163,759,511 184,612,059 172,493,206 187,609,708 75,855,442 66,869,998 42,435,169 30,564,442 27,491,389 11,422,783
  With One
  Optional
  Benefit
  Unit Price             $9.96          --          --          --         --         --         --         --         --         --
  Number of Units   36,255,772          --          --          --         --         --         --         --         --         --
The Montgomery
Variable Series -
MV Emerging
Markets (1996)
  With No
  Optional
  Benefits
  Unit Price             $5.79        6.50        7.09       10.06       6.19      10.05      10.25         --         --         --
  Number of Units   10,957,884  14,095,135  12,899,472  12,060,036 10,534,383 10,371,104  2,360,940         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.66          --          --          --         --         --         --         --         --         --
  Number of Units      283,466          --          --          --         --         --         --         --         --         --
Wells Fargo
Variable Trust -
Equity Value
(1998)
  With No
  Optional
  Benefits
  Unit Price             $6.61        8.83        9.56        9.17       9.53         --         --         --         --         --
  Number of Units    2,835,243   3,705,869   4,442,888   2,826,839  1,148,849         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $9.97          --          --          --         --         --         --         --         --         --
  Number of Units          900          --          --          --         --         --         --         --         --         --
Wells Fargo
Variable Trust -
Equity Income
(1999)
  With No
  Optional
  Benefits
  Unit Price             $7.46        9.37       10.05        9.96         --         --         --         --         --         --
  Number of Units    1,361,988   1,019,937     502,986     136,006         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.25          --          --          --         --         --         --         --         --         --
  Number of Units      196,720          --          --          --         --         --         --         --         --         --
Rydex Variable
Trust - Nova
(1999)
  With No
  Optional
  Benefits
  Unit Price             $4.06        6.41        8.50       10.82         --         --         --         --         --         --
  Number of Units    2,629,551   3,990,618  14,799,352   5,474,129         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price                --         ---          --          --         --         --         --         --         --         --
  Number of Units           --         ---          --          --         --         --         --         --         --         --
Rydex Variable
Trust - Ursa
(1999)
  With No
  Optional
  Benefits
  Unit Price      $      14.45       12.05       10.62        9.28         --         --         --         --         --         --
  Number of Units      234,642     351,487   2,269,599   1,803,669         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price                --         ---          --          --         --         --         --         --         --         --
  Number of Units           --         ---          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
Rydex Variable
Trust - OTC (1999)
  With No
  Optional
  Benefits
  Unit Price             $4.01        6.65       10.40       17.07         --         --         --         --         --         --
  Number of Units   10,686,757  15,866,046  32,179,793  18,520,440         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $9.36          --          --          --         --         --         --         --         --         --
  Number of Units          186          --          --          --         --         --         --         --         --         --
INVESCO VIF -
Dynamics (1999)
  With No
  Optional
  Benefits
  Unit Price             $6.03        8.98       13.23       13.91         --         --         --         --         --         --
  Number of Units    9,117,894  13,391,660  11,409,827   2,022,585         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.09          --          --          --         --         --         --         --         --         --
  Number of Units      543,762          --          --          --         --         --         --         --         --         --
INVESCO VIF -
Technology (1999)
  With No
  Optional
  Benefits
  Unit Price             $3.49        6.66       12.48       16.52         --         --         --         --         --         --
  Number of Units   18,830,138  26,652,622  29,491,113   4,622,242         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $5.50          --          --          --         --         --         --         --         --         --
  Number of Units      293,307          --          --          --         --         --         --         --         --         --
INVESCO VIF -
Health Sciences
(1999)
  With No
  Optional
  Benefits
  Unit Price             $9.37       12.58       14.59       11.34         --         --         --         --         --         --
  Number of Units   11,475,199  17,419,141  19,381,405     786,518         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.00          --          --          --         --         --         --         --         --         --
  Number of Units      475,873          --          --          --         --         --         --         --         --         --
INVESCO VIF -
Financial Services
(1999)
  With No
  Optional
  Benefits
  Unit Price      $      10.47       12.48       14.04       11.41         --         --         --         --         --         --
  Number of Units    7,556,596  11,612,048  14,091,636     759,104         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.76          --          --          --         --         --         --         --         --         --
  Number of Units      366,258          --          --          --         --         --         --         --         --         --
INVESCO VIF -
Telecommunications
(1999)
  With No
  Optional
  Benefits
  Unit Price             $2.43        5.01       11.05       15.17         --         --         --         --         --         --
  Number of Units    9,354,303  13,553,158  17,856,118   4,184,526         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $5.78          --          --          --         --         --         --         --         --         --
  Number of Units       94,004          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
Evergreen VA -
International
Growth /22/ (2000)
  With No
  Optional
  Benefits
  Unit Price             $8.21        9.30        8.70          --         --         --         --         --         --         --
  Number of Units       45,975      45,358      57,408          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price                --         ---          --          --         --         --         --         --         --         --
  Number of Units           --         ---          --          --         --         --         --         --         --         --
Evergreen VA -
Global Leaders
(1999)
  With No
  Optional
  Benefits
  Unit Price             $7.08        9.00       10.55       11.72         --         --         --         --         --         --
  Number of Units    1,442,329   1,520,376     887,758      23,101         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.15          --          --          --         --         --         --         --         --         --
  Number of Units      113,389          --          --          --         --         --         --         --         --         --
Evergreen VA -
Special Equity
(1999)
  With No
  Optional
  Benefits
  Unit Price             $7.16        9.98       11.01       12.19         --         --         --         --         --         --
  Number of Units    2,205,267   2,540,062   1,731,145     152,342         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.44          --          --          --         --         --         --         --         --         --
  Number of Units      127,728          --          --          --         --         --         --         --         --         --
Evergreen VA -
Omega (2000)
  With No
  Optional
  Benefits
  Unit Price             $4.93        6.71        7.98          --         --         --         --         --         --         --
  Number of Units    2,594,817   2,585,848   1,637,475          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.78          --          --          --         --         --         --         --         --         --
  Number of Units       39,943          --          --          --         --         --         --         --         --         --
Evergreen VA -
Capital Growth
(2000)
  With No
  Optional
  Benefits
  Unit Price             $8.10       10.60       12.35          --         --         --         --         --         --         --
  Number of Units      707,212     788,396     268,886          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price                --         ---          --          --         --         --         --         --         --         --
  Number of Units           --         ---          --          --         --         --         --         --         --         --
Evergreen VA -
Blue Chip (2000)
  With No
  Optional
  Benefits
  Unit Price             $5.68        7.39        8.99          --         --         --         --         --         --         --
  Number of Units      463,160     526,302     351,338          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.01          --          --          --         --         --         --         --         --         --
  Number of Units          148          --          --          --         --         --         --         --         --         --
Evergreen VA -
Equity Index
(2000)
  With No
  Optional
  Benefits
  Unit Price             $6.29        8.22        9.47          --         --         --         --         --         --         --
  Number of Units      539,595     526,290     302,954          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price                --         ---          --          --         --         --         --         --         --         --
  Number of Units           --         ---          --          --         --         --         --         --         --         --
Evergreen VA -
Foundation (2000)
  With No
  Optional
  Benefits
  Unit Price             $7.75        8.70        9.65          --         --         --         --         --         --         --
  Number of Units      949,349   1,019,799     755,890          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price                --         ---          --          --         --         --         --         --         --         --
  Number of Units           --         ---          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP -
Europe /30/ (1999)
  With No
  Optional
  Benefits
  Unit Price             $5.76        7.87       10.52       12.24         --         --         --         --         --         --
  Number of Units    2,550,567   5,711,763   2,327,562     273,963         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.93          --          --          --         --         --         --         --         --         --
  Number of Units      292,396          --          --          --         --         --         --         --         --         --
ProFund VP - Asia
30 /9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $7.76          --          --          --         --         --         --         --         --         --
  Number of Units    2,060,741          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.75          --          --          --         --         --         --         --         --         --
  Number of Units      281,993          --          --          --         --         --         --         --         --         --
ProFund VP -
Japan /9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $7.25          --          --          --         --         --         --         --         --         --
  Number of Units      338,472          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.24          --          --          --         --         --         --         --         --         --
  Number of Units       65,845          --          --          --         --         --         --         --         --         --
ProFund VP -
Banks /9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $8.58          --          --          --         --         --         --         --         --         --
  Number of Units      555,999          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.56          --          --          --         --         --         --         --         --         --
  Number of Units      101,136          --          --          --         --         --         --         --         --         --
ProFund VP -
Basic Materials
/9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $8.47          --          --          --         --         --         --         --         --         --
  Number of Units      361,568          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.46          --          --          --         --         --         --         --         --         --
  Number of Units       76,331          --          --          --         --         --         --         --         --         --
ProFund VP -
Biotechnology
/21/ (2001)
  With No
  Optional
  Benefits
  Unit Price             $5.16        8.37          --         ---         --         --         --         --         --         --
  Number of Units    2,412,670   5,093,235          --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.09          --          --          --         --         --         --         --         --         --
  Number of Units      130,082          --          --          --         --         --         --         --         --         --
ProFund VP -
Consumer Cyclical
/9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $7.26          --          --          --         --         --         --         --         --         --
  Number of Units      319,201          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.25          --          --          --         --         --         --         --         --         --
  Number of Units      128,022          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP -
Consumer Non-
Cyclical /9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $8.29          --          --          --         --         --         --         --         --         --
  Number of Units      406,966          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.28          --          --          --         --         --         --         --         --         --
  Number of Units      148,446          --          --          --         --         --         --         --         --         --
ProFund VP -
Energy /21/ (2001)
  With No
  Optional
  Benefits
  Unit Price             $7.51        9.19          --         ---         --         --         --         --         --         --
  Number of Units    1,985,954   2,299,149          --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.71          --          --          --         --         --         --         --         --         --
  Number of Units      299,833          --          --          --         --         --         --         --         --         --
ProFund VP -
Financial
/21/ (2001)
  With No
  Optional
  Benefits
  Unit Price             $7.74        9.22          --         ---         --         --         --         --         --         --
  Number of Units    1,086,464   2,154,106          --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.85          --          --          --         --         --         --         --         --         --
  Number of Units      221,377          --          --          --         --         --         --         --         --         --
ProFund VP -
Healthcare
/21/ (2001)
  With No
  Optional
  Benefits
  Unit Price             $7.13        9.35          --         ---         --         --         --         --         --         --
  Number of Units    1,313,814   3,489,097          --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.94          --          --          --         --         --         --         --         --         --
  Number of Units      388,508          --          --          --         --         --         --         --         --         --
ProFund VP -
Industrial /9/
 (2002)
  With No
  Optional
  Benefits
  Unit Price             $7.94          --          --          --         --         --         --         --         --         --
  Number of Units      126,611          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.93          --          --          --         --         --         --         --         --         --
  Number of Units       12,642          --          --          --         --         --         --         --         --         --
ProFund VP -
Internet /9/
(2002)
  With No
  Optional
  Benefits
  Unit Price             $8.58          --          --          --         --         --         --         --         --         --
  Number of Units    2,982,656          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.57          --          --          --         --         --         --         --         --         --
  Number of Units      306,572          --          --          --         --         --         --         --         --         --
ProFund VP -
Pharmaceuticals
/9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $8.57          --          --          --         --         --         --         --         --         --
  Number of Units      241,916          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.56          --          --          --         --         --         --         --         --         --
  Number of Units      136,599          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP -
Precious Metals
/9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $9.72          --          --          --         --         --         --         --         --         --
  Number of Units    3,992,389          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $9.70          --          --          --         --         --         --         --         --         --
  Number of Units    1,175,651          --          --          --         --         --         --         --         --         --
ProFund VP - Real
Estate (2001)
  With No
  Optional
  Benefits
  Unit Price      $      10.61       10.76          --         ---         --         --         --         --         --         --
  Number of Units    1,489,153   3,592,834          --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $9.86          --          --          --         --         --         --         --         --         --
  Number of Units      441,318          --          --          --         --         --         --         --         --         --
ProFund VP -
Semiconductor /9/
 (2002)
  With No
  Optional
  Benefits
  Unit Price             $5.14          --          --          --         --         --         --         --         --         --
  Number of Units      608,142          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $5.14          --          --          --         --         --         --         --         --         --
  Number of Units       93,241          --          --          --         --         --         --         --         --         --
ProFund VP -
Technology (2001)
  With No
  Optional
  Benefits
  Unit Price             $3.46        5.91          --         ---         --         --         --         --         --         --
  Number of Units    3,290,202   2,524,295          --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $6.03          --          --          --         --         --         --         --         --         --
  Number of Units      254,131          --          --          --         --         --         --         --         --         --
ProFund VP -
Telecommunications
(2001)
  With No
  Optional
  Benefits
  Unit Price             $4.35        7.10          --         ---         --         --         --         --         --         --
  Number of Units    3,082,428     583,065          --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.15          --          --          --         --         --         --         --         --         --
  Number of Units      272,408          --          --          --         --         --         --         --         --         --
ProFund VP -
Utilities 21
(2001)
  With No
  Optional
  Benefits
  Unit Price                          8.12          --         ---         --         --         --         --         --         --
  Number of Units                1,589,344          --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price                            --          --          --         --         --         --         --         --         --
  Number of Units                       --          --          --         --         --         --         --         --         --
ProFund VP -
Bull /9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $7.98          --          --          --         --         --         --         --         --         --
  Number of Units    6,296,621          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.97          --          --          --         --         --         --         --         --         --
  Number of Units      954,792          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP - Bear
21 (2001)
  With No
  Optional
  Benefits
  Unit Price                         11.54          --         ---         --         --         --         --         --         --
  Number of Units                3,059,897          --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price                            --          --          --         --         --         --         --         --         --
  Number of Units                       --          --          --         --         --         --         --         --         --
ProFund VP -
UltraBull /23/
(2001)
  With No
  Optional
  Benefits
  Unit Price             $4.71        7.47          --         ---         --         --         --         --         --         --
  Number of Units    6,435,217   7,628,819          --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $6.78          --          --          --         --         --         --         --         --         --
  Number of Units      297,435          --          --          --         --         --         --         --         --         --
ProFund VP - OTC
(2001)
  With No
  Optional
  Benefits
  Unit Price             $3.49        5.77          --         ---         --         --         --         --         --         --
  Number of Units   18,242,013  11,681,189          --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $6.45          --          --          --         --         --         --         --         --         --
  Number of Units    1,346,852          --          --          --         --         --         --         --         --         --
ProFund VP - Short
OTC 9 (2002)
  With No
  Optional
  Benefits
  Unit Price      $      11.02          --          --          --         --         --         --         --         --         --
  Number of Units      682,058          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price      $      11.00          --          --          --         --         --         --         --         --         --
  Number of Units      433,181          --          --          --         --         --         --         --         --         --
ProFund VP - Ultra
OTC (1999)
  With No
  Optional
  Benefits
  Unit Price             $0.58        1.91        6.19       23.58         --         --         --         --         --         --
  Number of Units   70,200,723  50,124,696  17,597,528   2,906,024         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $3.53          --          --          --         --         --         --         --         --         --
  Number of Units    1,003,123          --          --          --         --         --         --         --         --         --
ProFund VP -
Mid-Cap Value /9/
(2002)
  With No
  Optional
  Benefits
  Unit Price             $7.68          --          --          --         --         --         --         --         --         --
  Number of Units    1,089,843          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.66          --          --          --         --         --         --         --         --         --
  Number of Units      438,387          --          --          --         --         --         --         --         --         --
ProFund VP -
Mid-Cap Growth
/9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $7.71          --          --          --         --         --         --         --         --         --
  Number of Units    1,444,783          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.70          --          --          --         --         --         --         --         --         --
  Number of Units      439,054          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
ProFund VP -
UltraMid-Cap
/9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $5.72          --          --          --         --         --         --         --         --         --
  Number of Units    2,276,660          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $5.71          --          --          --         --         --         --         --         --         --
  Number of Units      477,953          --          --          --         --         --         --         --         --         --
ProFund VP -
Small-Cap Growth
/9/ (2002)
  With No
  Optional
  Benefits
  Unit Price      $       7.71          --          --          --         --         --         --         --         --         --
  Number of Units    2,138,861          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.69          --          --          --         --         --         --         --         --         --
  Number of Units      772,260          --          --          --         --         --         --         --         --         --
ProFund VP -
Small-Cap Value
/9/ (2002)
  With No
  Optional
  Benefits
  Unit Price             $7.10          --          --          --         --         --         --         --         --         --
  Number of Units    2,908,617          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $7.09          --          --          --         --         --         --         --         --         --
  Number of Units      994,778          --          --          --         --         --         --         --         --         --
ProFund VP -
UltraSmall-Cap
/24/ (1999)
  With No
  Optional
  Benefits
  Unit Price             $4.73        8.37        9.18       11.96         --         --         --         --         --         --
  Number of Units    5,664,617  10,010,482   3,258,574     813,904         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $6.14          --          --          --         --         --         --         --         --         --
  Number of Units      212,085          --          --          --         --         --         --         --         --         --
ProFund VP - U.S.
Government Plus
/9/ (2002)
  With No
  Optional
  Benefits
  Unit Price      $      11.58          --          --          --         --         --         --         --         --         --
  Number of Units    7,945,270          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price      $      11.56          --          --          --         --         --         --         --         --         --
  Number of Units    2,486,854          --          --          --         --         --         --         --         --         --
ProFund VP -
Rising Rates
Opportunity /9/
 (2002)
  With No
  Optional
  Benefits
  Unit Price             $8.03          --          --          --         --         --         --         --         --         --
  Number of Units      583,657          --          --          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.02          --          --          --         --         --         --         --         --         --
  Number of Units      165,792          --          --          --         --         --         --         --         --         --
First Trust(R)/10/
Uncommon Values
(2000)
  With No
  Optional
  Benefits
  Unit Price             $2.94        4.72        7.43          --         --         --         --         --         --         --
  Number of Units    1,716,102   2,255,266   2,690,435          --         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $6.80          --          --          --         --         --         --         --         --         --
  Number of Units       19,826          --          --          --         --         --         --         --         --         --

                                                              Year Ended December 31,
                   -----------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001        2000       1999        1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
Prudential - SP
Jennison
International
Growth
(2001)
  With No
  Optional
  Benefits
  Unit Price             $5.62        7.39          --         ---         --         --         --         --         --         --
  Number of Units      550,334     273,843          --         ---         --         --         --         --         --         --
  With One
  Optional
  Benefit
  Unit Price             $8.01          --          --          --         --         --         --         --         --         --
  Number of Units       89,806          --          --          --         --         --         --         --         --         --


/1./ Effective December 10, 2001, Strong Capital Management, Inc. became Sub-advisor of the Portfolio. Prior to December 10, 2001, A I M Capital Management, Inc. served as Sub-advisor of the Portfolio, then named "AST AIM International Equity." Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam International Equity." Prior to October 15, 1996, Seligman Henderson Co. served as Sub-advisor of the Portfolio, then named "Seligman Henderson International Equity Portfolio."

/2./ Effective November 11, 2002, William Blair & Company, L.L.C. became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Overseas Growth."

/3./ This Portfolio reflects the addition of the net assets of the AST American Century International Growth Portfolio II ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II. Effective May 1, 2000, American Century Investment Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Rowe Price-Fleming International, Inc. served as Sub-advisor of the Portfolio, then named "AST T. Rowe Price International Equity Portfolio."

/4./ Effective May 1, 2002, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2002, Founders Asset Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Founders Passport." Prior to October 15, 1996, Seligman Henderson Co. served as Sub-advisor of the Portfolio, then named "Seligman Henderson International Small Cap Portfolio."

/5./ Effective September 17, 2001 Pilgrim Baxter & Associates, Ltd. became Sub-advisor of the Portfolio. Prior to September 17, 2001, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Small-Cap Growth." Prior to December 31, 1998, Founders Asset Management, LLC served as Sub-advisor of the Portfolio, then named "Founders Capital Appreciation Portfolio."

/6./ Effective December 10, 2001, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to December 10, 2001, Zurich Scudder Investments, Inc. served as Sub-advisor of the Portfolio, then named "AST Scudder Small-Cap Growth Portfolio". Prior to May 1, 2001 the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."

/7./ Effective May 1, 2001, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to May 1, 2001, Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."

/8./ Effective October 23, 2000, GAMCO Investors, Inc. became Sub-advisor of the Portfolio. Prior to October 23, 2000, T. Rowe Price Associates, Inc. served as Sub-advisor of the Portfolio, then named "AST T. Rowe Price Small Company Value Portfolio."

/9./  These portfolios were first offered as Sub-accounts on May 1, 2002.

/10./ Effective November 11, 2002, Goldman Sachs Asset management became
      Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Mid-Cap Growth."

/11./ Effective May 1, 1998, Neuberger Berman Management, Inc. became
      Sub-advisor of the Portfolio. Prior to May 1, 1998, Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."

/12./ Effective May 1, 1998, Neuberger Berman Management, Inc. became
      Sub-advisor of the Portfolio. Prior to May 1, 1998, Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."

/13./ Effective May 1, 2000, Alliance Capital Management, L.P. became
      Sub-advisor of the Portfolio. Between December 31, 1998 and May 1, 2000, OppenheimerFunds, Inc. served as Sub-advisor of the Portfolio, then named "AST Oppenheimer Large-Cap Growth Portfolio." Prior to December 31, 1998, Robertson, Stephens & Company Investment Management, L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."

/14./ Effective November 11, 2002, Goldman Sachs Asset Management became
      Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST JanCap Growth."

/15./ Effective May 1, 2002, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Strategic Value."

/16./ Effective May 1, 2000, Sanford C. Bernstein & Co., Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."

/17./ Effective May 3, 1999, American Century Investment Management, Inc. became
      Sub-advisor of the Portfolio. Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam Value Growth & Income."

/18./ Effective May 1, 2000, Alliance Capital Management, L.P. became
      Sub-advisor of the Portfolio. Prior to May 1, 2000, Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."

/19/. Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.


/20./ Effective May 1, 2002, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2002, A I M Capital Management, Inc. served as Sub-advisor of the Portfolio, then named "AST AIM Balanced." Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam Balanced." Prior to October 15, 1996, Phoenix Investment Counsel, Inc. served as Sub-advisor of the Portfolio, then named "AST Phoenix Balanced Asset Portfolio."

/21./ Effective August 8, 2000, T. Rowe Price International, Inc. became
      Sub-advisor of the Portfolio. Effective May 1, 2000, the name of the Portfolio was changed to the "AST T. Rowe Price Global Bond". Effective May 1, 1996, Rowe Price-Fleming International, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1996, Scudder, Stevens & Clark, Inc. served as Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."

/22./ This Portfolio was first offered as a Sub-account on August 1, 2001. On
      August 3, 2001, pursuant to a shareholder vote, the Perpetual International portfolio of the Evergreen Variable Annuity Trust was merged with the International Growth portfolio. The Evergreen VA Perpetual International portfolio no longer exists.

/23./ Effective May 1, 2003, the ProFunds VP Bull Plus portfolio changed its name to ProFund VP UltraBull to reflect a change in its investment objective.

/24./ Effective August 1, 2001, Prior to May 1, 2000, ProFund VP UltraSmall-Cap was named "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.

               APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation

The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits or Target Value Credits which may be recovered by American Skandia under certain circumstances.

Example with market increase

Assume that the Owner's Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

      Purchase Payments =     $50,000
      Account Value =         $75,000
      Basic Death Benefit =   $75,000

      Death Benefit Amount =  $75,000 - $50,000 = $25,000

      Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit = $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, less the amount of any Credits applied within 12-months prior to the date of death, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

      Purchase Payments =    $50,000
      Account Value =        $40,000
      Basic Death Benefit =  $50,000

      Death Benefit Amount = $50,000 - $50,000 = $0

      Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit = $50,000 + $0 = $50,000

      In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation

The following are examples of how the Guaranteed Minimum Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

NOTE: The examples below do not include Credits or Target Value Credits which may be recovered by American Skandia under certain circumstances.

Example of market increase

Assume that the Owner's Account Value has generally been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $90,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease

Assume that the Owner's Account Value generally increased until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death, the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease

Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value is $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

              APPENDIX D - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER

American Skandia's Plus40(TM)Optional Life Insurance Rider was offered, in those states where approved, between September 17, 2001 and May 1, 2003. The description below of the Plus40(TM)benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40(TM)benefit.

The life insurance coverage provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American Skandia's general account and is not subject to, or registered as a security under, either the Securities Act of 1933 or the Investment Company Act of 1940. Information about the Plus40(TM)rider is included as an Appendix to this Prospectus to help you understand the Rider and the relationship between the Rider and the value of your Annuity. It is also included because you can elect to pay for the Rider with taxable withdrawals from your Annuity. The staff of the Securities and Exchange Commission has not reviewed this information. However, the information may be subject to certain generally applicable provisions of the Federal securities laws regarding accuracy and completeness.

The income tax-free life insurance payable to your Beneficiary(ies) under the Plus40(TM)rider is equal to 40% of the Account Value of your Annuity as of the date we receive due proof of death, subject to certain adjustments, restrictions and limitations described below.

ELIGIBILITY

The Plus40(TM)rider may be purchased as a rider on your Annuity. The Rider must cover those persons upon whose death the Annuity's death benefit becomes payable
- the Annuity's owner or owners, or the Annuitant (in the case of an entity owned Annuity). If the Annuity has two Owners, the Rider's death benefit is payable upon the first death of such persons. If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum allowable age to purchase the Plus40(TM)rider is 40; the maximum allowable age is 75. If the Rider is purchased on two lives, both persons must meet the age eligibility requirements. The Plus40(TM)rider is not available to purchasers who use their Annuity as a funding vehicle for a Tax Sheltered Annuity (or 403(b)) or as a funding vehicle for a qualified plan under Section 401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS

[X] If you die during the first 24 months following the effective date of the Plus40(TM)rider (generally, the Issue Date of your Annuity), the death benefit will be limited to the amount of any charges paid for the Rider while it was in effect. While we will return the charges you have paid during the applicable period as the death benefit, your Beneficiary(ies) will receive no additional life insurance benefit from the Plus40(TM)rider if you die within 24 months of its effective date.

[X] If you make a Purchase Payment within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Purchase Payment(s). If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

[X] If we apply Credits to your Annuity based on Purchase Payments, such Credits are treated as Account Value for purposes of determining the death benefit payable under the Plus40(TM)rider. However, if Credits were applied to Purchase Payments made within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Credits. If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on such Credits as an additional amount included in the death benefit under the Rider.

[X] If you become terminally ill (as defined in the Rider) and elect to receive a portion of the Plus40(TM)rider's death benefit under the Accelerated Death Benefit provision, the amount that will be payable under the Rider upon your death will be reduced. Please refer to the Accelerated Death Benefit provision described below.

[X] If charges for the Plus40(TM)rider are due and are unpaid as of the date the death benefit is being determined, such charges will be deducted from the amount paid to your Beneficiary(ies).

[X] If the age of any person covered under the Plus40(TM)rider is misstated, we will adjust any coverage under the Rider to conform to the facts. For example, if, due to the misstatement, we overcharged you for coverage under the Rider, we will add any additional charges paid to the amount payable to your Beneficiary(ies). If, due to the misstatement, we undercharged you for coverage under the Rider, we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

[X] On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately after the 95th birthday), coverage will terminate. No charge will be made for an Owner following the expiry date. If there are two Owners, the expiry date applies separately to each Owner; therefore, coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT

The Plus40(TM)rider is subject to a Maximum Death Benefit Amount based on the Purchase Payments applied to your Annuity. The Plus40(TM)rider may also be subject to a Per Life Maximum Benefit that is based on all amounts paid under any annuity contract we issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

[X] The Maximum Death Benefit Amount is 100% of the Purchase Payments increasing at 5% per year following the date each Purchase Payment is applied to the Annuity until the date of death. If Purchase Payments are applied to the Annuity within 24 months prior to the date of death, the Maximum Death Benefit Amount is decreased by the amount of such Purchase Payments.

[X] The Per Life Maximum Benefit applies to Purchase Payments applied to any such annuity contracts more than 24 months from the date of death that exceed $1,000,000. If you make Purchase Payments in excess of $1,000,000, we will reduce the aggregate death benefit payable under all Plus40(TM)riders, or similar riders issued by us, based on the combined amount of Purchase Payments in excess of $1,000,000 multiplied by 40%. If the Per Life Maximum Benefit applies, we will reduce the amount payable under each applicable Plus40(TM)rider on a pro-rata basis. If the Per Life Maximum Benefit applies upon your death, we will return any excess charges that you paid on the portion of your Account Value on which no benefit is payable. The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION

If you become terminally ill, you may request that a portion of the death benefit payable under the Plus40(TM)rider be prepaid instead of being paid to your Beneficiary(ies) upon your death. Subject to our requirements and where allowed by law, we will make a one time, lump sum payment. Our requirements include proof satisfactory to us, in writing, of terminal illness after the Rider's Effective Date.

The maximum we will pay, before any reduction, is the lesser of 50% of the Rider's death benefit or $100,000. If you elect to accelerate payment of a portion of the death benefit under the Plus40(TM)rider, the amount of the remaining death benefit is reduced by the prepaid amount accumulating at an annualized interest rate of 6.0%. Eligibility for an accelerated payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any medically-related surrender provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER

The Plus40(TM)rider has a current charge and a guaranteed maximum charge. The current charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity. The applicable percentages differ based on the attained age, last birthday of the Owner(s) or Annuitant (in the case of an entity owned Annuity) as of the date the charge is due. We reserve the right to change the current charge, at any time, subject to regulatory approval where required. If there are two Owners, we calculate the current charge that applies to each Owner individually and deduct the combined amount as the charge for the Rider. There is no charge based on a person's life after coverage expires as to that person. However, a charge will still apply to the second of two Owners (and coverage will continue for such Owner) if such Owner has not reached the expiry date.

                     Percentage of
Attained Age         Account Value
------------------   -------------
 Age 40-75                .80%
 Age 76-80               1.60%
 Age 81-85               3.20%
 Age 86-90               4.80%
  Age 91                 6.50%
  Age 92                 7.50%
  Age 93                 8.50%
  Age 94                 9.50%
  Age 95                10.50%

The charge for the Plus40(TM)rider may also be subject to a guaranteed maximum charge that will apply if the current charge, when applied to the Account Value, exceeds the guaranteed maximum charge. The guaranteed maximum charge is based on a charge per $1,000 of insurance.

We determine the charge for the Rider annually, in arrears. We deduct the charge: (1) upon your death; (2) on each anniversary of the Issue Date; (3) on the date that you begin receiving annuity payments; (4) if you surrender your Annuity other than a medically-related surrender; or (5) if you choose to terminate the Rider. If the Rider terminates for any of the preceding reasons on a date other than the anniversary of the Annuity's Issue Date, the charge will be prorated. During the first year after the Annuity's Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual charge through a redemption from your Annuity's Account Value or through funds other than those within the Annuity. If you do not elect a method of payment, we will automatically deduct the annual charge from your Annuity's Account Value. The manner in which you elect to pay for the Rider may have tax implications.

[X] If you elect to pay the charge through a redemption of your Annuity's Account Value, the withdrawal will be treated as a taxable distribution, and will generally be subject to ordinary income tax on the amount of any investment gain withdrawn. If you are under age 59 1/2, the distribution may also be subject to a 10% penalty on any gain withdrawn, in addition to ordinary income taxes. We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge.

[X] If you elect to pay the charge through funds other than those from your Annuity, we require that payment be made electronically in U.S. currency through a U.S. financial institution. If you elect to pay the charge through electronic transfer of funds and payment has not been received within 31 days from the due date, we will deduct the charge as a redemption from your Annuity, as described above.

TERMINATION

You can terminate the Plus40(TM)rider at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the Rider. The Plus40(TM)rider will terminate automatically on the date your Account Value is applied to begin receiving annuity payments, on the date you surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date. We may also terminate the Plus40(TM)rider, if necessary, to comply with our interpretation of the Code and applicable regulations. Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS

Changes in ownership and annuitant designations under the Annuity may result in changes in eligibility and charges under the Plus40(TM)rider. These changes may include termination of the Rider. Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION

A spousal beneficiary may elect to assume ownership of the Annuity instead of taking the Annuity's Death Benefit. However, regardless of whether a spousal beneficiary assumes ownership of the Annuity, the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity will continue. The spousal beneficiary can apply the death benefit proceeds under the Plus40(TM)rider to the Annuity as a new Purchase Payment, can purchase a new annuity contract or use the death benefit proceeds for any other purpose. Certain restrictions may apply to an Annuity that is used as a qualified investment. Spousal beneficiaries may also be eligible to purchase the Plus40(TM)rider, in which case the Annuity's Account Value, as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION

The Plus40(TM)rider was designed to qualify as a life insurance contract under the Code. As life insurance, under most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual Retirement Annuity (IRA), we consider the Plus40(TM)rider to be outside of your IRA, since premium for the Rider is paid for either with funds outside of your Annuity or with withdrawals previously subject to tax and any applicable tax penalty.

We believe payments under the accelerated payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free payments. To the extent permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally ill, or any other applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

                  PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS FUSI XT-PROS (05/2003).


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Variable Annuity Issued by:                     Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                         AMERICAN SKANDIA
ASSURANCE CORPORATION                                  MARKETING, INCORPORATED
One Corporate Drive                                        One Corporate Drive
Shelton, Connecticut 06484                          Shelton, Connecticut 06484
Telephone: 1-800-766-4530                              Telephone: 203-926-1888
http://www.americanskandia.com                  http://www.americanskandia.com


                               MAILING ADDRESSES:

                      AMERICAN SKANDIA - VARIABLE ANNUITIES

                                  P.O. Box 7040

                            Bridgeport, CT 06601-7040

                                  EXPRESS MAIL:

                      AMERICAN SKANDIA - VARIABLE ANNUITIES

                               One Corporate Drive

                                Shelton, CT 06484

                                      NOTES

                                      NOTES

                                      NOTES

                Prudential Annuities Life Assurance Corporation

                   Prospectus Supplement, dated May 1, 2009

This supplement should be read and retained with the prospectus for your Annuity. If you would like another copy of the prospectus, please call us at 1-800-752-6342.

Prudential Annuities Life Assurance Corporation ("PALAC") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by PALAC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. PALAC will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. PALAC files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that PALAC files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

                   Supplement to Prospectus Dated May 1, 2003
                          Supplement dated May 1, 2004

This Supplement should be retained with the May 1, 2003 Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a May 1, 2003 Prospectus, please contact American Skandia at 1-800-766-4530. Please be advised that as of May 1, 2004, we are no longer selling any additional contracts that are described in this prospectus. Therefore, please retain your May 1, 2003 prospectus and any supplements thereto for future reference as these documents will continue to constitute the prospectus to which you can refer.

1. Appendix A Financial Information about American Skandia is deleted in its entirety.

2. The "Incorporation of Certain Documents by Reference" section is deleted in its entirety and replaced with the following: "American Skandia publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about American Skandia that is annually audited by independent accountants. American Skandia's annual report for the year ended December 31, 2003, together with subsequent periodic reports that American Skandia files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the American Skandia annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at American Skandia - Variable Annuities; P.O. Box 7040; Bridgeport, CT 06601-7040 (Telephone : 203-926-1888). The SEC file number for American Skandia is 33-44202. You may read and copy any filings made by American Skandia with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549-0102. You can obtain information on the operation of the Public Reference Room by calling (202) 942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

                   Supplement to Prospectus Dated May 1, 2003
                         Supplement dated June 20, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

Montgomery Variable Series - Emerging Markets Portfolio reorganization into the Gartmore GVIT Developing Markets Portfolio

American Skandia anticipates that shareholders will approve the Plan of Reorganization of the Montgomery Variable Series - Emerging Markets Portfolio and the Gartmore GVIT Developing Markets Portfolio and that the reorganization will take place on June 20, 2003. Upon completion of the reorganization, the Montgomery Variable Series - Emerging Markets Portfolio will cease to exist and Annuity Owners will have an equivalent Account Value in the Gartmore GVIT Developing Markets Portfolio. The principal investment objective and policies of the Portfolio will be unchanged as a result of this reorganization.

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                           Total Annual                    Net Annual
                                                                             Portfolio      Fee Waivers     Portfolio
                                      Management     Other                   Operating      and Expense    Operating
         UNDERLYING PORTFOLIO            Fees      Expenses   12b-1 Fees     Expenses     Reimburse-ment    Expenses
-----------------------------------   ----------   --------   ----------   ------------   --------------   ----------
Gartmore Variable Investment Trust:
   GVIT Developing Markets               1.15%       0.24%       0.25%         1.64%           N/A            1.64%

ASAP/ ASAP2/ FUSI AS2/ ASAP III/ APEX/ ASXT/ FUSI XT/Wells XTVA/ VIA-SUPP (06/20/2003) ASXT-FOUR/ FUSI XT-FOUR/ ASL/ FUSI ASL/ Wells ASL/ ASPro/92001E0603 Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/ ASL II/ FUSI ASL II/ ASXT-SIX/ VIAS/ VIAT/ VIAG -SUPP (06/20/2003)

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated October 13, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

WHO IS AMERICAN SKANDIA?

The following paragraph is added to this section of the prospectus:

Effective May 1, 2003, Skandia U.S. Inc., the sole shareholder of ASI, which is the parent of American Skandia, was purchased by Prudential Financial, Inc. Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

GUARANTEED RETURN OPTION Plus(SM) (GRO Plus(SM))

The Guaranteed Return Option Plus described below is being offered as of October 13, 2003 in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option Plus is not available if you elect the Guaranteed Return Option program, the Guaranteed Minimum Withdrawal Benefit rider or the Guaranteed Minimum Income Benefit rider.

We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that seven-year period as the "maturity date") and on each anniversary of the maturity date thereafter, guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value"). The program also offers you the opportunity to elect a second, enhanced guaranteed amount at a later date if your Account Value has increased, while preserving the guaranteed amount established on the effective date of your program. The enhanced guaranteed amount (called the "Enhanced Protected Principal Value") guarantees that, after a separate seven-year period following election of the enhanced guarantee and on each anniversary thereafter, your Account Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.

The program monitors your Account Value daily and, if necessary, systematically transfers amounts between variable investment options you choose and Fixed Allocations used to support the Protected Principal Value(s). The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the variable investment options to participate in market increases. There is an additional charge if you elect the Guaranteed Return Option Plus program.

The guarantees provided by the program exist only on the applicable maturity date(s) and on each anniversary of the maturity date(s) thereafter. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between variable investment options and Fixed Allocations to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender the Annuity or begin receiving annuity payments prior to a maturity date.

KEY FEATURE - Protected Principal Value/Enhanced Protected Principal Value

The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.

[X] Base Guarantee: Under the base guarantee, American Skandia guarantees that on the maturity date and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Protected Principal Value.

     On the maturity date and on each anniversary after the maturity date, if your Account Value is below the Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

[X] Enhanced Guarantee: On any anniversary following commencement of the program, you can establish an enhanced guaranteed amount based on your current Account Value. Under the enhanced guarantee, American Skandia guarantees that at the end of the seven year period following the election of the enhanced guarantee (also referred to as its "maturity date"), and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Enhanced Protected Principal Value. You can elect an enhanced guarantee more than once; however, a subsequent election supersedes the prior election of an enhanced guarantee. Election of an enhanced guarantee does not impact the base guarantee. In addition, you may elect an "auto step-up" feature that will automatically increase your base guarantee (or enhanced guarantee, if previously elected) on each anniversary of the program (and create a new, seven year maturity period for the new enhanced guarantee) if the Account Value as of that anniversary exceeds the existing base guarantee (or enhanced guarantee, if previously elected) by 7% or more. You may also elect to terminate an enhanced guarantee. If you elect to terminate the enhanced guarantee, the base guarantee will remain in effect.

     If you have elected the enhanced guarantee, on the guarantee's maturity date and on each anniversary of the maturity date thereafter, if your Account Value is below the Enhanced Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Enhanced Protected Principal Value.

Any amounts added to your Annuity will be applied, if necessary, to any Fixed Allocations needed to support the applicable guarantee amount as of the maturity date or any anniversary of the maturity date. Any remaining amounts will be allocated pro-rata to your Account Value based on your current Sub-account allocations. We will notify you of any amounts added to your Annuity under the program. The Protected Principal Value is referred to as the "Base Guarantee" and the Enhanced Protected Principal Value is referred to as the "Step-up Guarantee" in the rider we issue for this benefit.

Withdrawals under your Annuity

Withdrawals from your Annuity, while the program is in effect, will reduce the base guarantee under the program as well as any enhanced guarantee. Cumulative annual withdrawals up to 5% of the Protected Principal Value as of the effective date of the program (adjusted for any subsequent Purchase Payments and any Credits applied to such Purchase Payments) will reduce the applicable guaranteed amount by the actual amount of the withdrawal (referred to as the "dollar-for-dollar limit"). If the amount withdrawn is greater than the dollar-for-dollar limit, the portion of the withdrawal equal to the dollar-for-dollar limit will be treated as described above, and the portion of the withdrawal in excess of the dollar-for-dollar limit will reduce the base guarantee and the enhanced guarantee proportionally, according to the formula as described in the rider for this benefit (see the examples of this calculation below). Withdrawals will be taken pro-rata from the variable investment options and any Fixed Allocations. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.

Charges for other optional benefits under the Annuity that are deducted as an annual charge in arrears will not reduce the applicable guaranteed amount under the Guaranteed Return Option Plus program, however, any partial withdrawals in payment of charges for the Plus40(TM)Optional Life Insurance Rider will be treated as withdrawals and will reduce the applicable guaranteed amount.

The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GRO Plus(SM) program are October 13, 2003; 2.) an initial Purchase Payment of $250,000; 3.) a base guarantee amount of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-dollar reduction

A $10,000 withdrawal is taken on November 29, 2003 (in the first Annuity Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit:

..    The base guarantee amount is reduced by the amount withdrawn (i.e., by
     $10,000, from $250,000 to $240,000).

..    The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

Example 2. Dollar-for-dollar and proportional reductions

A second $10,000 withdrawal is taken on December 18, 2003 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

..    the base guarantee amount is first reduced by the Remaining Limit (from
     $240,000 to $237,500);

..    The result is then further reduced by the ratio of A to B, where:

..    A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
     $7,500).

..    B is the Account Value less the Remaining Limit ($180,000 - $2,500, or
     $177,500).

     The resulting base guarantee amount is: $237,500 x ( 1 - $7,500 / $177,500), or $227,464.79.

..    The Remaining Limit is set to zero (0) for the balance of the first Annuity
     Year.

Example 3. Reset of the Dollar-for-dollar Limit

A $10,000 withdrawal is made on December 19, 2004 (second Annuity Year). The Remaining Limit has been reset to the dollar-for-dollar limit of $12,500. As the amount withdrawn is less than the dollar-for-dollar limit:

..    The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79).

..    The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

KEY FEATURE - Allocation of Account Value

In general, you have discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to prohibit investment in certain Portfolios if you participate in the program. Account Value is only transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee(s) under the program. This permits your Annuity to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. We monitor fluctuations in your Account Value each business day, as well as the prevailing interest rates on Fixed Allocations, the remaining duration(s) until the applicable maturity date(s) and the amount of Account Value allocated to Fixed Allocation(s) relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from Fixed Allocation(s). While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from Fixed Allocation(s).

[X] If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the variable investment options will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation to support the applicable guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from a Fixed Allocation to the variable investment options, which may result in a decrease or increase in your Account Value.

[X] If your Account Value is less than the reallocation trigger, a portion of your Account Value in the variable investment options will be transferred to a new Fixed Allocation(s) to support the applicable guaranteed amount. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation(s) will have a Guarantee Period equal to the time remaining until the applicable maturity date(s). The Account Value allocated to the new Fixed Allocation(s) will be credited with the fixed interest rate(s) then being credited to a new Fixed Allocation(s) maturing on the applicable maturity date(s) (rounded to the next highest yearly duration). The Account Value will remain invested in each applicable Fixed Allocation until the applicable maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the variable investment options while maintaining the guaranteed protection under the program (as described above).

If a significant amount of your Account Value is systematically transferred to Fixed Allocations to support the Protected Principal Value and/or the Enhanced Protected Principal Value during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the variable investment options if there is a subsequent market recovery. During the period prior to the maturity date of the base guarantee or any enhanced guarantee, or any anniversary of such maturity date(s), a significant portion of your Account Value may be allocated to Fixed Allocations to support any applicable guaranteed amount(s). If your Account Value is less than the reallocation trigger and new Fixed Allocations must be established during periods where the interest rate(s) being credited to such Fixed Allocations is extremely low, a larger portion of your Account Value may need to be transferred to Fixed Allocations to support the applicable guaranteed amount(s).

Separate Fixed Allocations may be established in support of the Protected Principal Value and the Enhanced Protected Principal Value (if elected). There may also be circumstances when a Fixed Allocation will be established only in support of the Protected Principal Value or the Enhanced Protected Principal Value. If you elect an enhanced guarantee, it is more likely that a portion of your Account Value may be allocated to Fixed Allocations and will remain allocated for a longer period of time to support the Enhanced Protected Principal Value, even during a period of positive market performance and/or under circumstances where Fixed Allocations would not be necessary to support the Protected Principal Value. Further, there may be circumstances where Fixed Allocations in support of the Protected Principal Value are transferred to the variable investment options while Fixed Allocations in support of an Enhanced Protected Principal Value are not transferred because they must remain invested in the Fixed Allocation in support of the higher enhanced guarantee.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

Election of the Program

The Guaranteed Return Option Plus program can be elected at the time that you purchase your Annuity, or on any business day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the business day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date. If you previously elected the Guaranteed Return Option program and wish to elect the Guaranteed Return Option Plus program, your prior Guaranteed Return Option program will be terminated (including the guaranteed amount(s)) and the Guaranteed Return Option Plus program will be added to your Annuity based on the current Account Value. This election of GRO Plus(SM) may result in a market value adjustment, which could increase or decrease your Account Value.

Termination of the Program

The Annuity Owner can elect to terminate the enhanced guarantee but maintain the protection provided by the base guarantee. The Annuity Owner also can terminate the Guaranteed Return Option Plus program entirely. An Annuity Owner who terminates the program entirely can subsequently elect to participate in the program again (based on the Account Value on that date) by furnishing the documentation we require. In a rising market, an Annuity Owner could, for example, terminate the program on a given business day and two weeks later reinstate the program with a higher base guarantee (and a new maturity date). However, your ability to reinstate the program is limited by the following: (A) in any Annuity Year, we do not permit more than two program elections and (B) a program reinstatement cannot be effected on the same business day on which a program termination was effected.

The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program prior to the applicable maturity date, the Guaranteed Return Option Plus will no longer provide a guarantee of your Account Value. The surviving spouse may elect the benefit at any time after the death of the Annuity Owner. The surviving spouse's election will be effective on the business day that we receive the required documentation in good order at our home office, and the Account Value on that business day will be the Protected Principal Value.

The charge for the Guaranteed Return Option Plus program will no longer be deducted from your Account Value upon termination of the program.

Special Considerations under the Guaranteed Return Option Plus

This program is subject to certain rules and restrictions, including, but not limited to the following:

[X] Upon inception of the program, 100% of your Account Value must be allocated to the variable investment options. No Fixed Allocations may be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.

[X] Annuity Owners cannot allocate any portion of Purchase Payments or transfer Account Value to or from a Fixed Allocation while participating in the program, and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.

[X] Additional Purchase Payments (including any credits associated with such Purchase Payments) applied to the Annuity while the program is in effect will increase the applicable guarantee amount by the actual amount of the Purchase Payment; however, all or a portion of any additional Purchase Payments (including any credits associated with such Purchase Payments) may be allocated by us to Fixed Allocations to support the additional amount guaranteed.

[X] Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.

[X] Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.

[X] Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.

Charges under the Program

We deduct a charge equal to 0.25% of Account Value per year to participate in the Guaranteed Return Option Plus program. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and
(b) administration of the program.

ASAP2 / FUSI AS2 / EVA / ASAP III / APEX / FUSI XT /EVA XT / WELLS XT / FUSI
ASXT-4 / ASL / FUSI ASL / WELLS ASL / WELLS APEX / AS PRO / WELLS VA+ / IMPACT /
FT PORTFOLIOS / GAL 3 / ASL II /FUSI ASL II / APEX II - SUPP. (GRO Only) -
(10/13/2003)

                                                                                   92001b0903

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated December 5, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

As described in more detail below, one of the Evergreen portfolios formerly offered as an investment option for your annuity was merged into another Evergreen portfolio.

                                     MERGER

Evergreen VA Global Leaders

Effective December 5, 2003, pursuant to shareholder approval, the Evergreen VA Global Leaders portfolio merged into the Evergreen VA International Equity portfolio. As a result of the merger, the Evergreen VA Global Leaders portfolio ceased operations and will no longer be offered as an investment option. Evergreen Investment Management Company LLC is the Sub-advisor of the Evergreen VA International Equity portfolio, the successor portfolio.

The following annual expenses for the successor portfolio are estimates of what the expenses of the portfolio will be as a result of the merger:

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                                             Fee            Net
                                                                         Total Annual      Waivers        Annual
                                                                           Portfolio          and       Portfolio
                                    Management     Other                  Operating         Expense     Operating
       UNDERLYING PORTFOLIO            Fees      Expenses   12b-1 Fees     Expenses     Reimbursement    Expenses
---------------------------------   ----------   --------   ----------   ------------   -------------   ---------
Evergreen Variable Annuity Trust:
   International Equity 1              0.66%       0.39%       0.00%         1.05%           0.00%        1.05%

1 The annual expenses of the Evergreen VA International Equity portfolio prior to the Merger were as follows: Management Fee: 0.66%; 12b-1 Fee:
     0.00%; Other Expenses: 0.73%; Total Annual Portfolio Operating Expenses:
     1.39%; Fee Waiver and Expense Reimbursement: 0.39%; Net Annual Portfolio Operating Expenses: 1.00%.

The following descriptions of the investment objectives are effective as of December 5, 2003.

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

                                                                                        PORTFOLIO
  STYLE/                                                                                 ADVISOR/
   TYPE                          INVESTMENT OBJECTIVES/POLICIES                        SUB-ADVISOR
-------------   ----------------------------------------------------------------   -------------------
INTERNATIONAL   Evergreen VA International Equity (acquired Evergreen VA Global         Evergreen
    EQUITY      Leaders) (f/k/a Evergreen VA International Growth): seeks              Investment
                long-term capital growth and, secondarily, modest income. The      Management Company,
                Portfolio invests primarily in equity securities issued by                 LLC
                established, quality, non-U.S. companies located in countries with developed markets, but may purchase across all market capitalizations. The Portfolio normally invests at least 65% of its assets in securities of companies in at least three
                different countries (other than the U.S.), but may invest more than 25% of its assets in one country. The Portfolio also
                invests in emerging markets.

ASAP / ASAP 2 / ASAP III / APEX /                      ACII/APEX2/ASAPII/ASAP 3/ASL2/ASXT4/ASXT6
ASXT / ASXT-Four / ASL / AS Pro /                                                   EVERSUPP1203
Choice 2 / AS Impact / APEX II /ASL II /
ASXT-Six / VIA-S / VIA-T /VIA-G - SUPP. (12/05/2003)

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated January 29, 2004

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

AST Strong International Equity portfolio

Pursuant to the exemptive authority granted to American Skandia Trust, its investment advisers, American Skandia Investment Services, Incorporated ("ASISI") and Prudential Investments LLC have changed sub-advisors for the AST Strong International Equity Portfolio ("International Equity Portfolio"). Effective February 23, 2004, J.P. Morgan Investment Management Inc. will become the sub-advisor for the International Equity Portfolio. Accordingly, effective February 23, 2004, all references in the Prospectus and the SAI to the AST Strong International Equity Portfolio are replaced by references to the AST JPMorgan International Equity Portfolio and references to Strong Capital Management, Inc. are replaced by references to J.P. Morgan Investment Management Inc. The investment objective of the International Equity Portfolio is unchanged.

                   Supplement to Prospectus Dated May 1, 2003
                         Supplement dated June 20, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

Montgomery Variable Series - Emerging Markets Portfolio reorganization into the Gartmore GVIT Developing Markets Portfolio

American Skandia anticipates that shareholders will approve the Plan of Reorganization of the Montgomery Variable Series - Emerging Markets Portfolio and the Gartmore GVIT Developing Markets Portfolio and that the reorganization will take place on June 20, 2003. Upon completion of the reorganization, the Montgomery Variable Series - Emerging Markets Portfolio will cease to exist and Annuity Owners will have an equivalent Account Value in the Gartmore GVIT Developing Markets Portfolio. The principal investment objective and policies of the Portfolio will be unchanged as a result of this reorganization.

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                           Total Annual                    Net Annual
                                                                             Portfolio     Fee Waivers     Portfolio
                                      Management    Other                    Operating     and Expense     Operating
         UNDERLYING PORTFOLIO            Fees      Expenses    12b-1 Fee     Expenses     Reimburse-ment    Expenses
-----------------------------------   ----------   --------   ----------   ------------   --------------   -----------
Gartmore Variable Investment Trust:
   GVIT Developing Markets                1.15%      0.24%       0.25%         1.64%           N/A             1.64%

ASAP/ ASAP2/ FUSI AS2/ ASAP III/ APEX/ ASXT/ FUSI XT/Wells XTVA/ VIA-SUPP (06/20/2003) ASXT-FOUR/ FUSI XT-FOUR/ ASL/ FUSI ASL/ Wells ASL/ ASPro/92001E0603 Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/ ASL II/ FUSI ASL II/ ASXT-SIX/ VIAS/ VIAT/ VIAG -SUPP (06/20/2003)

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated October 13, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

WHO IS AMERICAN SKANDIA?

The following paragraph is added to this section of the prospectus:

Effective May 1, 2003, Skandia U.S. Inc., the sole shareholder of ASI, which is the parent of American Skandia, was purchased by Prudential Financial, Inc. Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

GUARANTEED RETURN OPTION Plus(SM) (GRO Plus(SM))

The Guaranteed Return Option Plus described below is being offered as of October 13, 2003 in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option Plus is not available if you elect the Guaranteed Return Option program, the Guaranteed Minimum Withdrawal Benefit rider or the Guaranteed Minimum Income Benefit rider.

We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that seven-year period as the "maturity date") and on each anniversary of the maturity date thereafter, guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value"). The program also offers you the opportunity to elect a second, enhanced guaranteed amount at a later date if your Account Value has increased, while preserving the guaranteed amount established on the effective date of your program. The enhanced guaranteed amount (called the "Enhanced Protected Principal Value") guarantees that, after a separate seven-year period following election of the enhanced guarantee and on each anniversary thereafter, your Account Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.

The program monitors your Account Value daily and, if necessary, systematically transfers amounts between variable investment options you choose and Fixed Allocations used to support the Protected Principal Value(s). The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the variable investment options to participate in market increases. There is an additional charge if you elect the Guaranteed Return Option Plus program.

The guarantees provided by the program exist only on the applicable maturity date(s) and on each anniversary of the maturity date(s) thereafter. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between variable investment options and Fixed Allocations to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender the Annuity or begin receiving annuity payments prior to a maturity date.

KEY FEATURE - Protected Principal Value/Enhanced Protected Principal Value

The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.

[X] Base Guarantee: Under the base guarantee, American Skandia guarantees that on the maturity date and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Protected Principal Value.

     On the maturity date and on each anniversary after the maturity date, if your Account Value is below the Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

[X] Enhanced Guarantee: On any anniversary following commencement of the program, you can establish an enhanced guaranteed amount based on your current Account Value. Under the enhanced guarantee, American Skandia guarantees that at the end of the seven year period following the election of the enhanced guarantee (also referred to as its "maturity date"), and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Enhanced Protected Principal Value. You can elect an enhanced guarantee more than once; however, a subsequent election supersedes the prior election of an enhanced guarantee. Election of an enhanced guarantee does not impact the base guarantee. In addition, you may elect an "auto step-up" feature that will automatically increase your base guarantee (or enhanced guarantee, if previously elected) on each anniversary of the program (and create a new, seven year maturity period for the new enhanced guarantee) if the Account Value as of that anniversary exceeds the existing base guarantee (or enhanced guarantee, if previously elected) by 7% or more. You may also elect to terminate an enhanced guarantee. If you elect to terminate the enhanced guarantee, the base guarantee will remain in effect.

     If you have elected the enhanced guarantee, on the guarantee's maturity date and on each anniversary of the maturity date thereafter, if your Account Value is below the Enhanced Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Enhanced Protected Principal Value.

Any amounts added to your Annuity will be applied, if necessary, to any Fixed Allocations needed to support the applicable guarantee amount as of the maturity date or any anniversary of the maturity date. Any remaining amounts will be allocated pro-rata to your Account Value based on your current Sub-account allocations. We will notify you of any amounts added to your Annuity under the program. The Protected Principal Value is referred to as the "Base Guarantee" and the Enhanced Protected Principal Value is referred to as the "Step-up Guarantee" in the rider we issue for this benefit.

Withdrawals under your Annuity

Withdrawals from your Annuity, while the program is in effect, will reduce the base guarantee under the program as well as any enhanced guarantee. Cumulative annual withdrawals up to 5% of the Protected Principal Value as of the effective date of the program (adjusted for any subsequent Purchase Payments and any Credits applied to such Purchase Payments) will reduce the applicable guaranteed amount by the actual amount of the withdrawal (referred to as the "dollar-for-dollar limit"). If the amount withdrawn is greater than the dollar-for-dollar limit, the portion of the withdrawal equal to the dollar-for-dollar limit will be treated as described above, and the portion of the withdrawal in excess of the dollar-for-dollar limit will reduce the base guarantee and the enhanced guarantee proportionally, according to the formula as described in the rider for this benefit (see the examples of this calculation below). Withdrawals will be taken pro-rata from the variable investment options and any Fixed Allocations. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.

Charges for other optional benefits under the Annuity that are deducted as an annual charge in arrears will not reduce the applicable guaranteed amount under the Guaranteed Return Option Plus program, however, any partial withdrawals in payment of charges for the Plus40(TM)Optional Life Insurance Rider will be treated as withdrawals and will reduce the applicable guaranteed amount.

The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GRO Plus(SM) program are October 13, 2003; 2.) an initial Purchase Payment of $250,000; 3.) a base guarantee amount of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-dollar reduction

A $10,000 withdrawal is taken on November 29, 2003 (in the first Annuity Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit:

..    The base guarantee amount is reduced by the amount withdrawn (i.e., by
     $10,000, from $250,000 to $240,000).

..    The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

Example 2. Dollar-for-dollar and proportional reductions

A second $10,000 withdrawal is taken on December 18, 2003 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

..    the base guarantee amount is first reduced by the Remaining Limit (from
     $240,000 to $237,500);

..    The result is then further reduced by the ratio of A to B, where:

..    A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
     $7,500).

..    B is the Account Value less the Remaining Limit ($180,000 - $2,500, or
     $177,500).

     The resulting base guarantee amount is: $237,500 x ( 1 - $7,500 / $177,500), or $227,464.79.

..    The Remaining Limit is set to zero (0) for the balance of the first Annuity
     Year.

Example 3. Reset of the Dollar-for-dollar Limit

A $10,000 withdrawal is made on December 19, 2004 (second Annuity Year). The Remaining Limit has been reset to the dollar-for-dollar limit of $12,500. As the amount withdrawn is less than the dollar-for-dollar limit:

..    The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79).

..    The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

KEY FEATURE - Allocation of Account Value

In general, you have discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to prohibit investment in certain Portfolios if you participate in the program. Account Value is only transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee(s) under the program. This permits your Annuity to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. We monitor fluctuations in your Account Value each business day, as well as the prevailing interest rates on Fixed Allocations, the remaining duration(s) until the applicable maturity date(s) and the amount of Account Value allocated to Fixed Allocation(s) relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from Fixed Allocation(s). While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from Fixed Allocation(s).

[X] If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the variable investment options will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation to support the applicable guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from a Fixed Allocation to the variable investment options, which may result in a decrease or increase in your Account Value.

[X] If your Account Value is less than the reallocation trigger, a portion of your Account Value in the variable investment options will be transferred to a new Fixed Allocation(s) to support the applicable guaranteed amount. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation(s) will have a Guarantee Period equal to the time remaining until the applicable maturity date(s). The Account Value allocated to the new Fixed Allocation(s) will be credited with the fixed interest rate(s) then being credited to a new Fixed Allocation(s) maturing on the applicable maturity date(s) (rounded to the next highest yearly duration). The Account Value will remain invested in each applicable Fixed Allocation until the applicable maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the variable investment options while maintaining the guaranteed protection under the program (as described above).

If a significant amount of your Account Value is systematically transferred to Fixed Allocations to support the Protected Principal Value and/or the Enhanced Protected Principal Value during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the variable investment options if there is a subsequent market recovery. During the period prior to the maturity date of the base guarantee or any enhanced guarantee, or any anniversary of such maturity date(s), a significant portion of your Account Value may be allocated to Fixed Allocations to support any applicable guaranteed amount(s). If your Account Value is less than the reallocation trigger and new Fixed Allocations must be established during periods where the interest rate(s) being credited to such Fixed Allocations is extremely low, a larger portion of your Account Value may need to be transferred to Fixed Allocations to support the applicable guaranteed amount(s).

Separate Fixed Allocations may be established in support of the Protected Principal Value and the Enhanced Protected Principal Value (if elected). There may also be circumstances when a Fixed Allocation will be established only in support of the Protected Principal Value or the Enhanced Protected Principal Value. If you elect an enhanced guarantee, it is more likely that a portion of your Account Value may be allocated to Fixed Allocations and will remain allocated for a longer period of time to support the Enhanced Protected Principal Value, even during a period of positive market performance and/or under circumstances where Fixed Allocations would not be necessary to support the Protected Principal Value. Further, there may be circumstances where Fixed Allocations in support of the Protected Principal Value are transferred to the variable investment options while Fixed Allocations in support of an Enhanced Protected Principal Value are not transferred because they must remain invested in the Fixed Allocation in support of the higher enhanced guarantee.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

Election of the Program

The Guaranteed Return Option Plus program can be elected at the time that you purchase your Annuity, or on any business day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the business day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date. If you previously elected the Guaranteed Return Option program and wish to elect the Guaranteed Return Option Plus program, your prior Guaranteed Return Option program will be terminated (including the guaranteed amount(s)) and the Guaranteed Return Option Plus program will be added to your Annuity based on the current Account Value. This election of GRO Plus(SM) may result in a market value adjustment, which could increase or decrease your Account Value.

Termination of the Program

The Annuity Owner can elect to terminate the enhanced guarantee but maintain the protection provided by the base guarantee. The Annuity Owner also can terminate the Guaranteed Return Option Plus program entirely. An Annuity Owner who terminates the program entirely can subsequently elect to participate in the program again (based on the Account Value on that date) by furnishing the documentation we require. In a rising market, an Annuity Owner could, for example, terminate the program on a given business day and two weeks later reinstate the program with a higher base guarantee (and a new maturity date). However, your ability to reinstate the program is limited by the following: (A) in any Annuity Year, we do not permit more than two program elections and (B) a program reinstatement cannot be effected on the same business day on which a program termination was effected.

The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program prior to the applicable maturity date, the Guaranteed Return Option Plus will no longer provide a guarantee of your Account Value. The surviving spouse may elect the benefit at any time after the death of the Annuity Owner. The surviving spouse's election will be effective on the business day that we receive the required documentation in good order at our home office, and the Account Value on that business day will be the Protected Principal Value.

The charge for the Guaranteed Return Option Plus program will no longer be deducted from your Account Value upon termination of the program.

Special Considerations under the Guaranteed Return Option Plus

This program is subject to certain rules and restrictions, including, but not limited to the following:

[X] Upon inception of the program, 100% of your Account Value must be allocated to the variable investment options. No Fixed Allocations may be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.

[X] Annuity Owners cannot allocate any portion of Purchase Payments or transfer Account Value to or from a Fixed Allocation while participating in the program, and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.

[X] Additional Purchase Payments (including any credits associated with such Purchase Payments) applied to the Annuity while the program is in effect will increase the applicable guarantee amount by the actual amount of the Purchase Payment; however, all or a portion of any additional Purchase Payments (including any credits associated with such Purchase Payments) may be allocated by us to Fixed Allocations to support the additional amount guaranteed.

[X] Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.

[X] Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.

[X] Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.

Charges under the Program

We deduct a charge equal to 0.25% of Account Value per year to participate in the Guaranteed Return Option Plus program. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and
(b) administration of the program.

ASAP2 / FUSI AS2 / EVA / ASAP III / APEX / FUSI XT /EVA XT / WELLS XT / FUSI
ASXT-4 / ASL / FUSI ASL / WELLS ASL / WELLS APEX / AS PRO / WELLS VA+ / IMPACT /
FT PORTFOLIOS / GAL 3 / ASL II /FUSI ASL II / APEX II - SUPP. (GRO Only) -
(10/13/2003)                                                                       92001b0903

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated January 29, 2004

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

AST Strong International Equity portfolio

Pursuant to the exemptive authority granted to American Skandia Trust, its investment advisers, American Skandia Investment Services, Incorporated ("ASISI") and Prudential Investments LLC have changed sub-advisors for the AST Strong International Equity Portfolio ("International Equity Portfolio"). Effective February 23, 2004, J.P. Morgan Investment Management Inc. will become the sub-advisor for the International Equity Portfolio. Accordingly, effective February 23, 2004, all references in the Prospectus and the SAI to the AST Strong International Equity Portfolio are replaced by references to the AST JPMorgan International Equity Portfolio and references to Strong Capital Management, Inc. are replaced by references to J.P. Morgan Investment Management Inc. The investment objective of the International Equity Portfolio is unchanged.

                   Supplement to Prospectus Dated May 1, 2003
                         Supplement dated July 11, 2003

This Supplement should be retained with the current Prospectus for your variable annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

                        PORTFOLIO/SUB-ACCOUNT NAME CHANGE

Evergreen VA Small Cap Value Portfolio/Sub-account

Effective July 11, 2003, the Evergreen VA Small Cap Value portfolio will change its name to Evergreen VA Special Values. All references in the Prospectus to Evergreen VA Small Cap Value are deleted and replaced with Evergreen VA Special Values.

EVA/ EVA XT-SUPP (07/11/03)                                   EVAPROS/ EVAXTPROS
                                                                      92001D0603

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated October 13, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

WHO IS AMERICAN SKANDIA?

The following paragraph is added to this section of the prospectus:

Effective May 1, 2003, Skandia U.S. Inc., the sole shareholder of ASI, which is the parent of American Skandia, was purchased by Prudential Financial, Inc. Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

GUARANTEED RETURN OPTION Plus(SM) (GRO Plus(SM))

The Guaranteed Return Option Plus described below is being offered as of October 13, 2003 in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option Plus is not available if you elect the Guaranteed Return Option program, the Guaranteed Minimum Withdrawal Benefit rider or the Guaranteed Minimum Income Benefit rider.

We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that seven-year period as the "maturity date") and on each anniversary of the maturity date thereafter, guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value"). The program also offers you the opportunity to elect a second, enhanced guaranteed amount at a later date if your Account Value has increased, while preserving the guaranteed amount established on the effective date of your program. The enhanced guaranteed amount (called the "Enhanced Protected Principal Value") guarantees that, after a separate seven-year period following election of the enhanced guarantee and on each anniversary thereafter, your Account Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.

The program monitors your Account Value daily and, if necessary, systematically transfers amounts between variable investment options you choose and Fixed Allocations used to support the Protected Principal Value(s). The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the variable investment options to participate in market increases. There is an additional charge if you elect the Guaranteed Return Option Plus program.

The guarantees provided by the program exist only on the applicable maturity date(s) and on each anniversary of the maturity date(s) thereafter. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between variable investment options and Fixed Allocations to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender the Annuity or begin receiving annuity payments prior to a maturity date.

KEY FEATURE - Protected Principal Value/Enhanced Protected Principal Value

The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.

[X] Base Guarantee: Under the base guarantee, American Skandia guarantees that on the maturity date and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Protected Principal Value.

     On the maturity date and on each anniversary after the maturity date, if your Account Value is below the Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

[X] Enhanced Guarantee: On any anniversary following commencement of the program, you can establish an enhanced guaranteed amount based on your current Account Value. Under the enhanced guarantee, American Skandia guarantees that at the end of the seven year period following the election of the enhanced guarantee (also referred to as its "maturity date"), and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Enhanced Protected Principal Value. You can elect an enhanced guarantee more than once; however, a subsequent election supersedes the prior election of an enhanced guarantee. Election of an enhanced guarantee does not impact the base guarantee. In addition, you may elect an "auto step-up" feature that will automatically increase your base guarantee (or enhanced guarantee, if previously elected) on each anniversary of the program (and create a new, seven year maturity period for the new enhanced guarantee) if the Account Value as of that anniversary exceeds the existing base guarantee (or enhanced guarantee, if previously elected) by 7% or more. You may also elect to terminate an enhanced guarantee. If you elect to terminate the enhanced guarantee, the base guarantee will remain in effect.

     If you have elected the enhanced guarantee, on the guarantee's maturity date and on each anniversary of the maturity date thereafter, if your Account Value is below the Enhanced Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Enhanced Protected Principal Value.

Any amounts added to your Annuity will be applied, if necessary, to any Fixed Allocations needed to support the applicable guarantee amount as of the maturity date or any anniversary of the maturity date. Any remaining amounts will be allocated pro-rata to your Account Value based on your current Sub-account allocations. We will notify you of any amounts added to your Annuity under the program. The Protected Principal Value is referred to as the "Base Guarantee" and the Enhanced Protected Principal Value is referred to as the "Step-up Guarantee" in the rider we issue for this benefit.

Withdrawals under your Annuity

Withdrawals from your Annuity, while the program is in effect, will reduce the base guarantee under the program as well as any enhanced guarantee. Cumulative annual withdrawals up to 5% of the Protected Principal Value as of the effective date of the program (adjusted for any subsequent Purchase Payments and any Credits applied to such Purchase Payments) will reduce the applicable guaranteed amount by the actual amount of the withdrawal (referred to as the "dollar-for-dollar limit"). If the amount withdrawn is greater than the dollar-for-dollar limit, the portion of the withdrawal equal to the dollar-for-dollar limit will be treated as described above, and the portion of the withdrawal in excess of the dollar-for-dollar limit will reduce the base guarantee and the enhanced guarantee proportionally, according to the formula as described in the rider for this benefit (see the examples of this calculation below). Withdrawals will be taken pro-rata from the variable investment options and any Fixed Allocations. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.

Charges for other optional benefits under the Annuity that are deducted as an annual charge in arrears will not reduce the applicable guaranteed amount under the Guaranteed Return Option Plus program, however, any partial withdrawals in payment of charges for the Plus40(TM)Optional Life Insurance Rider will be treated as withdrawals and will reduce the applicable guaranteed amount.

The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GRO Plus(SM) program are October 13, 2003; 2.) an initial Purchase Payment of $250,000; 3.) a base guarantee amount of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-dollar reduction

A $10,000 withdrawal is taken on November 29, 2003 (in the first Annuity Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit:

..    The base guarantee amount is reduced by the amount withdrawn (i.e., by
     $10,000, from $250,000 to $240,000).

..    The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

Example 2. Dollar-for-dollar and proportional reductions

A second $10,000 withdrawal is taken on December 18, 2003 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

..    the base guarantee amount is first reduced by the Remaining Limit (from
     $240,000 to $237,500);

..    The result is then further reduced by the ratio of A to B, where:

..    A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
     $7,500).

..    B is the Account Value less the Remaining Limit ($180,000 - $2,500, or
     $177,500).

     The resulting base guarantee amount is: $237,500 x ( 1 - $7,500 / $177,500), or $227,464.79.

..    The Remaining Limit is set to zero (0) for the balance of the first Annuity
     Year.

Example 3. Reset of the Dollar-for-dollar Limit

A $10,000 withdrawal is made on December 19, 2004 (second Annuity Year). The Remaining Limit has been reset to the dollar-for-dollar limit of $12,500. As the amount withdrawn is less than the dollar-for-dollar limit:

..    The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79).

..    The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

KEY FEATURE - Allocation of Account Value

In general, you have discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to prohibit investment in certain Portfolios if you participate in the program. Account Value is only transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee(s) under the program. This permits your Annuity to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. We monitor fluctuations in your Account Value each business day, as well as the prevailing interest rates on Fixed Allocations, the remaining duration(s) until the applicable maturity date(s) and the amount of Account Value allocated to Fixed Allocation(s) relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from Fixed Allocation(s). While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from Fixed Allocation(s).

[X] If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the variable investment options will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation to support the applicable guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from a Fixed Allocation to the variable investment options, which may result in a decrease or increase in your Account Value.

[X] If your Account Value is less than the reallocation trigger, a portion of your Account Value in the variable investment options will be transferred to a new Fixed Allocation(s) to support the applicable guaranteed amount. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation(s) will have a Guarantee Period equal to the time remaining until the applicable maturity date(s). The Account Value allocated to the new Fixed Allocation(s) will be credited with the fixed interest rate(s) then being credited to a new Fixed Allocation(s) maturing on the applicable maturity date(s) (rounded to the next highest yearly duration). The Account Value will remain invested in each applicable Fixed Allocation until the applicable maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the variable investment options while maintaining the guaranteed protection under the program (as described above).

If a significant amount of your Account Value is systematically transferred to Fixed Allocations to support the Protected Principal Value and/or the Enhanced Protected Principal Value during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the variable investment options if there is a subsequent market recovery. During the period prior to the maturity date of the base guarantee or any enhanced guarantee, or any anniversary of such maturity date(s), a significant portion of your Account Value may be allocated to Fixed Allocations to support any applicable guaranteed amount(s). If your Account Value is less than the reallocation trigger and new Fixed Allocations must be established during periods where the interest rate(s) being credited to such Fixed Allocations is extremely low, a larger portion of your Account Value may need to be transferred to Fixed Allocations to support the applicable guaranteed amount(s).

Separate Fixed Allocations may be established in support of the Protected Principal Value and the Enhanced Protected Principal Value (if elected). There may also be circumstances when a Fixed Allocation will be established only in support of the Protected Principal Value or the Enhanced Protected Principal Value. If you elect an enhanced guarantee, it is more likely that a portion of your Account Value may be allocated to Fixed Allocations and will remain allocated for a longer period of time to support the Enhanced Protected Principal Value, even during a period of positive market performance and/or under circumstances where Fixed Allocations would not be necessary to support the Protected Principal Value. Further, there may be circumstances where Fixed Allocations in support of the Protected Principal Value are transferred to the variable investment options while Fixed Allocations in support of an Enhanced Protected Principal Value are not transferred because they must remain invested in the Fixed Allocation in support of the higher enhanced guarantee.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

Election of the Program

The Guaranteed Return Option Plus program can be elected at the time that you purchase your Annuity, or on any business day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the business day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date. If you previously elected the Guaranteed Return Option program and wish to elect the Guaranteed Return Option Plus program, your prior Guaranteed Return Option program will be terminated (including the guaranteed amount(s)) and the Guaranteed Return Option Plus program will be added to your Annuity based on the current Account Value. This election of GRO Plus(SM) may result in a market value adjustment, which could increase or decrease your Account Value.

Termination of the Program

The Annuity Owner can elect to terminate the enhanced guarantee but maintain the protection provided by the base guarantee. The Annuity Owner also can terminate the Guaranteed Return Option Plus program entirely. An Annuity Owner who terminates the program entirely can subsequently elect to participate in the program again (based on the Account Value on that date) by furnishing the documentation we require. In a rising market, an Annuity Owner could, for example, terminate the program on a given business day and two weeks later reinstate the program with a higher base guarantee (and a new maturity date). However, your ability to reinstate the program is limited by the following: (A) in any Annuity Year, we do not permit more than two program elections and (B) a program reinstatement cannot be effected on the same business day on which a program termination was effected.

The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program prior to the applicable maturity date, the Guaranteed Return Option Plus will no longer provide a guarantee of your Account Value. The surviving spouse may elect the benefit at any time after the death of the Annuity Owner. The surviving spouse's election will be effective on the business day that we receive the required documentation in good order at our home office, and the Account Value on that business day will be the Protected Principal Value.

The charge for the Guaranteed Return Option Plus program will no longer be deducted from your Account Value upon termination of the program.

Special Considerations under the Guaranteed Return Option Plus

This program is subject to certain rules and restrictions, including, but not limited to the following:

[X] Upon inception of the program, 100% of your Account Value must be allocated to the variable investment options. No Fixed Allocations may be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.

[X] Annuity Owners cannot allocate any portion of Purchase Payments or transfer Account Value to or from a Fixed Allocation while participating in the program, and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.

[X] Additional Purchase Payments (including any credits associated with such Purchase Payments) applied to the Annuity while the program is in effect will increase the applicable guarantee amount by the actual amount of the Purchase Payment; however, all or a portion of any additional Purchase Payments (including any credits associated with such Purchase Payments) may be allocated by us to Fixed Allocations to support the additional amount guaranteed.

[X] Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.

[X] Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.

|X| Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.

Charges under the Program

We deduct a charge equal to 0.25% of Account Value per year to participate in the Guaranteed Return Option Plus program. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and
(b) administration of the program.

ASAP2 / FUSI AS2 / EVA / ASAP III / APEX / FUSI XT /EVA XT /
WELLS XT / FUSI ASXT-4 / ASL / FUSI ASL / WELLS ASL / WELLS APEX
/ AS PRO / WELLS VA+ / IMPACT / FT PORTFOLIOS / GAL 3 / ASL II
/FUSI ASL II / APEX II - SUPP. (GRO Only) - (10/13/2003)              92001b0903

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated December 5, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

As described in more detail below, three of the Evergreen portfolios formerly offered as investment options for your annuity were merged into other Evergreen portfolios.

                                    A. MERGER

Evergreen VA Global Leaders

Effective December 5, 2003, pursuant to shareholder approval, the Evergreen VA Global Leaders portfolio merged into the Evergreen VA International Equity portfolio. As a result of the merger, the Evergreen VA Global Leaders portfolio ceased operations and will no longer be offered as an investment option. Evergreen Investment Management Company LLC is the Sub-advisor of the Evergreen VA International Equity portfolio, the successor portfolio.

Evergreen VA Capital Growth

Effective December 5, 2003, pursuant to shareholder approval, the Evergreen VA Capital Growth portfolio merged into the Evergreen VA Growth and Income portfolio. As a result of the merger, the Evergreen VA Capital Growth portfolio ceased operations and will no longer be offered as an investment option. Evergreen Investment Management Company LLC is the Sub-advisor of the Evergreen VA Growth and Income portfolio, the successor portfolio.

Evergreen VA Blue Chip

Effective December 5, 2003, pursuant to shareholder approval, the Evergreen VA Blue Chip portfolio merged into the Evergreen VA portfolio. As a result of the merger, the Evergreen VA Blue Chip portfolio ceased operations and will no longer be offered as an investment option. Evergreen Investment Management Company LLC is the Sub-advisor of the Evergreen VA portfolio, the successor portfolio.

The following annual expenses for the successor portfolios are estimates of what the expenses of each successor portfolio will be as a result of the respective mergers:

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                                               Fee            Net
                                                                          Total Annual       Waivers        Annual
                                                                            Portfolio          and        Portfolio
                                     Management    Other                    Operating        Expense      Operating
       UNDERLYING PORTFOLIO             Fees      Expenses   12b-1 Fees     Expenses     Reimburse-ment   Expenses
----------------------------------   ----------   --------   ----------   ------------   --------------   ----------
Evergreen Variable Annuity Trust:
  International Equity 1                0.66%      0.39%        0.00%         1.05%            0.00%         1.05%
  Growth and Income 2                   0.75%      0.18%        0.00%         0.93%            0.00%         0.93%
  VA 3                                  0.75%      0.24%        0.00%         0.99%            0.00%         0.99%

1 The annual expenses of the Evergreen VA International Equity portfolio prior to the Merger were as follows: Management Fee: 0.66%; 12b-1 Fee:
     0.00%; Other Expenses: 0.73%; Total Annual Portfolio Operating Expenses:
     1.39%; Fee Waiver and Expense Reimbursement: 0.39%; Net Annual Portfolio Operating Expenses: 1.00%.

2 The annual expenses of the Evergreen VA Growth and Income portfolio prior to the Merger are the same as the estimated annual expenses post-Merger.

3 The annual expenses of the Evergreen VA portfolio prior to the Merger were as follows: Management Fees: 0.75%; 12b-1 Fee: 0.00%; Other Expenses:
     0.23%; and Total Annual Portfolio Operating Expenses: 0.98%.

The following descriptions of the investment objectives are effective as of December 5, 2003.

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?


                                                                                                          PORTFOLIO
     STYLE/                                                                                               ADVISOR/
      TYPE                                       INVESTMENT OBJECTIVES/POLICIES                         SUB-ADVISOR
---------------   --------------------------------------------------------------------------------   -------------------
INTERNATIONAL     Evergreen VA International Equity (acquired Evergreen VA Global Leaders) (f/k/a    Evergreen
     EQUITY       Evergreen VA International Growth): seeks long-term capital growth and,            Investment
                  secondarily, modest income. The Portfolio invests primarily in equity securities   Management Company,
                  issued by established, quality, non-U.S. companies located in countries with       LLC
                  developed markets, but may purchase across all market capitalizations. The
                  Portfolio normally invests at least 65% of its assets in securities of companies in at least three different countries (other than the U.S.), but may invest more than 25% of its assets in one country. The Portfolio also invests in emerging markets.

LARGE CAP VALUE    Evergreen VA Growth and Income (acquired Evergreen VA Capital Growth): seeks      Evergreen
                   capital growth in the value of its shares and current income. The Portfolio       Investment
                   invests primarily in common stocks of medium and mid-sized U.S. companies. The    Management Company,
                   investment adviser selects stocks using a diversified style of equity management  LLC that allows the Portfolio to invest in both value- and growth-oriented equity securities. Additionally, the investment adviser seeks companies that are temporarily undervalued in the marketplace, sell at a discount to their private market values and display certain characteristics such as earning a high return on investment and having some kind of competitive advantage in their industry.
                   The Portfolio seeks additional income primarily by investing up to 20% of its assets in convertible bonds, including below investment grade bonds, and convertible preferred stocks of any quality. The Portfolio may invest up to 20%
                   of its assets in foreign securities.

LARGE CAP BLEND   Evergreen VA (acquired Evergreen VA Blue Chip): seeks long-term capital growth.    Evergreen
                  The Portfolio invests primarily in common stocks of large U.S. companies, whose    Investment
                  market capitalizations fall within the range tracked by the Russell                Management Company,
                  1000(R)Index, at the time of purchase. The Investment adviser selects stocks       LLC
                  using a diversified style of equity management that employs a blend between growth- and value-oriented stocks. The Portfolio does not invest in foreign securities.

As described in more detail below, the Evergreen VA Equity Index portfolio that is currently offered as an investment option for your annuity will no longer be available effective December 23, 2003.

                                 B. LIQUIDATION

Evergreen VA Equity Index

American Skandia anticipates that the shareholders of the Evergreen VA Equity Index portfolio (the "Equity Index portfolio") will approve the liquidation of this portfolio, which is currently scheduled to take place on or about December 23, 2003. Accordingly, effective December 23, 2003, the Evergreen VA Equity Index portfolio will no longer be offered as an investment option.

Current shareholders of the Evergreen VA Equity Index portfolio have been sent a separate communication explaining their options.

ASAP 2 Premier / EVA / ASXT - Premier
/ EVA XT / ASL Premier / ASXT-Four Premier /
ASL II Premier - SUPP. (12/05/2003)

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated January 29, 2004

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

AST Strong International Equity portfolio

Pursuant to the exemptive authority granted to American Skandia Trust, its investment advisers, American Skandia Investment Services, Incorporated ("ASISI") and Prudential Investments LLC have changed sub-advisors for the AST Strong International Equity Portfolio ("International Equity Portfolio"). Effective February 23, 2004, J.P. Morgan Investment Management Inc. will become the sub-advisor for the International Equity Portfolio. Accordingly, effective February 23, 2004, all references in the Prospectus and the SAI to the AST Strong International Equity Portfolio are replaced by references to the AST JPMorgan International Equity Portfolio and references to Strong Capital Management, Inc. are replaced by references to J.P. Morgan Investment Management Inc. The investment objective of the International Equity Portfolio is unchanged.

                   Supplement to Prospectus Dated May 1, 2003
                         Supplement dated June 13, 2003

This Supplement should be retained with the current Prospectus for your variable annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

                        PORTFOLIO/SUB-ACCOUNT NAME CHANGE

Evergreen VA International Growth Portfolio/Sub-account

Effective June 13, 2003, the Evergreen VA International Growth portfolio will change its name to Evergreen VA International Equity. All references in the Prospectus to Evergreen VA International Growth are deleted and replaced with Evergreen VA International Equity.

FUSI AS2/ FUSI XT/ FUSI XT-FOUR                  FSII/ FSXT/FSASL/ FSASL2/ FSXT4
FUSI ASL/ FUSI ASL II - SUPP (06/13/2003)

                   Supplement to Prospectus Dated May 1, 2003
                         Supplement dated June 20, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

Montgomery Variable Series - Emerging Markets Portfolio reorganization into the Gartmore GVIT Developing Markets Portfolio

American Skandia anticipates that shareholders will approve the Plan of Reorganization of the Montgomery Variable Series - Emerging Markets Portfolio and the Gartmore GVIT Developing Markets Portfolio and that the reorganization will take place on June 20, 2003. Upon completion of the reorganization, the Montgomery Variable Series - Emerging Markets Portfolio will cease to exist and Annuity Owners will have an equivalent Account Value in the Gartmore GVIT Developing Markets Portfolio. The principal investment objective and policies of the Portfolio will be unchanged as a result of this reorganization.

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                                               Fee            Net
                                                                          Total Annual       Waivers        Annual
                                                                            Portfolio          and        Portfolio
                                     Management    Other                    Operating        Expense      Operating
       UNDERLYING PORTFOLIO             Fees      Expenses   12b-1 Fees     Expenses     Reimbursement    Expenses
----------------------------------   ----------   --------   ----------   ------------   --------------   ----------
Gartmore Variable Investment Trust:
   GVIT Developing Markets              1.15%       0.24%       0.25%         1.64%           N/A            1.64%

ASAP/ ASAP2/ FUSI AS2/ ASAP III/ APEX/ ASXT/ FUSI XT/Wells XTVA/ VIA-SUPP (06/20/2003) ASXT-FOUR/ FUSI XT-FOUR/ ASL/ FUSI ASL/ Wells ASL/ ASPro/92001E0603 Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/ ASL II/ FUSI ASL II/ ASXT-SIX/ VIAS/ VIAT/ VIAG -SUPP (06/20/2003)

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated October 13, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

WHO IS AMERICAN SKANDIA?

The following paragraph is added to this section of the prospectus:

Effective May 1, 2003, Skandia U.S. Inc., the sole shareholder of ASI, which is the parent of American Skandia, was purchased by Prudential Financial, Inc. Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

GUARANTEED RETURN OPTION Plus(SM) (GRO Plus(SM))

The Guaranteed Return Option Plus described below is being offered as of October 13, 2003 in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option Plus is not available if you elect the Guaranteed Return Option program, the Guaranteed Minimum Withdrawal Benefit rider or the Guaranteed Minimum Income Benefit rider.

We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that seven-year period as the "maturity date") and on each anniversary of the maturity date thereafter, guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value"). The program also offers you the opportunity to elect a second, enhanced guaranteed amount at a later date if your Account Value has increased, while preserving the guaranteed amount established on the effective date of your program. The enhanced guaranteed amount (called the "Enhanced Protected Principal Value") guarantees that, after a separate seven-year period following election of the enhanced guarantee and on each anniversary thereafter, your Account Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.

The program monitors your Account Value daily and, if necessary, systematically transfers amounts between variable investment options you choose and Fixed Allocations used to support the Protected Principal Value(s). The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the variable investment options to participate in market increases. There is an additional charge if you elect the Guaranteed Return Option Plus program.

The guarantees provided by the program exist only on the applicable maturity date(s) and on each anniversary of the maturity date(s) thereafter. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between variable investment options and Fixed Allocations to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender the Annuity or begin receiving annuity payments prior to a maturity date.

KEY FEATURE - Protected Principal Value/Enhanced Protected Principal Value

The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.

[X] Base Guarantee: Under the base guarantee, American Skandia guarantees that on the maturity date and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Protected Principal Value.

     On the maturity date and on each anniversary after the maturity date, if your Account Value is below the Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

[X] Enhanced Guarantee: On any anniversary following commencement of the program, you can establish an enhanced guaranteed amount based on your current Account Value. Under the enhanced guarantee, American Skandia guarantees that at the end of the seven year period following the election of the enhanced guarantee (also referred to as its "maturity date"), and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Enhanced Protected Principal Value. You can elect an enhanced guarantee more than once; however, a subsequent election supersedes the prior election of an enhanced guarantee. Election of an enhanced guarantee does not impact the base guarantee. In addition, you may elect an "auto step-up" feature that will automatically increase your base guarantee (or enhanced guarantee, if previously elected) on each anniversary of the program (and create a new, seven year maturity period for the new enhanced guarantee) if the Account Value as of that anniversary exceeds the existing base guarantee (or enhanced guarantee, if previously elected) by 7% or more. You may also elect to terminate an enhanced guarantee. If you elect to terminate the enhanced guarantee, the base guarantee will remain in effect.

     If you have elected the enhanced guarantee, on the guarantee's maturity date and on each anniversary of the maturity date thereafter, if your Account Value is below the Enhanced Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Enhanced Protected Principal Value.

Any amounts added to your Annuity will be applied, if necessary, to any Fixed Allocations needed to support the applicable guarantee amount as of the maturity date or any anniversary of the maturity date. Any remaining amounts will be allocated pro-rata to your Account Value based on your current Sub-account allocations. We will notify you of any amounts added to your Annuity under the program. The Protected Principal Value is referred to as the "Base Guarantee" and the Enhanced Protected Principal Value is referred to as the "Step-up Guarantee" in the rider we issue for this benefit.

Withdrawals under your Annuity

Withdrawals from your Annuity, while the program is in effect, will reduce the base guarantee under the program as well as any enhanced guarantee. Cumulative annual withdrawals up to 5% of the Protected Principal Value as of the effective date of the program (adjusted for any subsequent Purchase Payments and any Credits applied to such Purchase Payments) will reduce the applicable guaranteed amount by the actual amount of the withdrawal (referred to as the "dollar-for-dollar limit"). If the amount withdrawn is greater than the dollar-for-dollar limit, the portion of the withdrawal equal to the dollar-for-dollar limit will be treated as described above, and the portion of the withdrawal in excess of the dollar-for-dollar limit will reduce the base guarantee and the enhanced guarantee proportionally, according to the formula as described in the rider for this benefit (see the examples of this calculation below). Withdrawals will be taken pro-rata from the variable investment options and any Fixed Allocations. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.

Charges for other optional benefits under the Annuity that are deducted as an annual charge in arrears will not reduce the applicable guaranteed amount under the Guaranteed Return Option Plus program, however, any partial withdrawals in payment of charges for the Plus40(TM)Optional Life Insurance Rider will be treated as withdrawals and will reduce the applicable guaranteed amount.

The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GRO Plus(SM) program are October 13, 2003; 2.) an initial Purchase Payment of $250,000; 3.) a base guarantee amount of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-dollar reduction

A $10,000 withdrawal is taken on November 29, 2003 (in the first Annuity Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit:

..    The base guarantee amount is reduced by the amount withdrawn (i.e., by
     $10,000, from $250,000 to $240,000).

..    The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).


Example 2. Dollar-for-dollar and proportional reductions

A second $10,000 withdrawal is taken on December 18, 2003 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

..    the base guarantee amount is first reduced by the Remaining Limit (from
     $240,000 to $237,500);

..    The result is then further reduced by the ratio of A to B, where:

..    A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
     $7,500).

..    B is the Account Value less the Remaining Limit ($180,000 - $2,500, or
     $177,500).

     The resulting base guarantee amount is: $237,500 x ( 1 - $7,500 / $177,500), or $227,464.79.

..    The Remaining Limit is set to zero (0) for the balance of the first Annuity
     Year.

Example 3. Reset of the Dollar-for-dollar Limit

A $10,000 withdrawal is made on December 19, 2004 (second Annuity Year). The Remaining Limit has been reset to the dollar-for-dollar limit of $12,500. As the amount withdrawn is less than the dollar-for-dollar limit:

..    The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79).

..    The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

KEY FEATURE - Allocation of Account Value

In general, you have discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to prohibit investment in certain Portfolios if you participate in the program. Account Value is only transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee(s) under the program. This permits your Annuity to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. We monitor fluctuations in your Account Value each business day, as well as the prevailing interest rates on Fixed Allocations, the remaining duration(s) until the applicable maturity date(s) and the amount of Account Value allocated to Fixed Allocation(s) relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from Fixed Allocation(s). While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from Fixed Allocation(s).

[X] If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the variable investment options will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation to support the applicable guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from a Fixed Allocation to the variable investment options, which may result in a decrease or increase in your Account Value.

[X] If your Account Value is less than the reallocation trigger, a portion of your Account Value in the variable investment options will be transferred to a new Fixed Allocation(s) to support the applicable guaranteed amount. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation(s) will have a Guarantee Period equal to the time remaining until the applicable maturity date(s). The Account Value allocated to the new Fixed Allocation(s) will be credited with the fixed interest rate(s) then being credited to a new Fixed Allocation(s) maturing on the applicable maturity date(s) (rounded to the next highest yearly duration). The Account Value will remain invested in each applicable Fixed Allocation until the applicable maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the variable investment options while maintaining the guaranteed protection under the program (as described above).

If a significant amount of your Account Value is systematically transferred to Fixed Allocations to support the Protected Principal Value and/or the Enhanced Protected Principal Value during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the variable investment options if there is a subsequent market recovery. During the period prior to the maturity date of the base guarantee or any enhanced guarantee, or any anniversary of such maturity date(s), a significant portion of your Account Value may be allocated to Fixed Allocations to support any applicable guaranteed amount(s). If your Account Value is less than the reallocation trigger and new Fixed Allocations must be established during periods where the interest rate(s) being credited to such Fixed Allocations is extremely low, a larger portion of your Account Value may need to be transferred to Fixed Allocations to support the applicable guaranteed amount(s).

Separate Fixed Allocations may be established in support of the Protected Principal Value and the Enhanced Protected Principal Value (if elected). There may also be circumstances when a Fixed Allocation will be established only in support of the Protected Principal Value or the Enhanced Protected Principal Value. If you elect an enhanced guarantee, it is more likely that a portion of your Account Value may be allocated to Fixed Allocations and will remain allocated for a longer period of time to support the Enhanced Protected Principal Value, even during a period of positive market performance and/or under circumstances where Fixed Allocations would not be necessary to support the Protected Principal Value. Further, there may be circumstances where Fixed Allocations in support of the Protected Principal Value are transferred to the variable investment options while Fixed Allocations in support of an Enhanced Protected Principal Value are not transferred because they must remain invested in the Fixed Allocation in support of the higher enhanced guarantee.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

Election of the Program

The Guaranteed Return Option Plus program can be elected at the time that you purchase your Annuity, or on any business day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the business day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date. If you previously elected the Guaranteed Return Option program and wish to elect the Guaranteed Return Option Plus program, your prior Guaranteed Return Option program will be terminated (including the guaranteed amount(s)) and the Guaranteed Return Option Plus program will be added to your Annuity based on the current Account Value. This election of GRO Plus(SM) may result in a market value adjustment, which could increase or decrease your Account Value.

Termination of the Program

The Annuity Owner can elect to terminate the enhanced guarantee but maintain the protection provided by the base guarantee. The Annuity Owner also can terminate the Guaranteed Return Option Plus program entirely. An Annuity Owner who terminates the program entirely can subsequently elect to participate in the program again (based on the Account Value on that date) by furnishing the documentation we require. In a rising market, an Annuity Owner could, for example, terminate the program on a given business day and two weeks later reinstate the program with a higher base guarantee (and a new maturity date). However, your ability to reinstate the program is limited by the following: (A) in any Annuity Year, we do not permit more than two program elections and (B) a program reinstatement cannot be effected on the same business day on which a program termination was effected.

The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program prior to the applicable maturity date, the Guaranteed Return Option Plus will no longer provide a guarantee of your Account Value. The surviving spouse may elect the benefit at any time after the death of the Annuity Owner. The surviving spouse's election will be effective on the business day that we receive the required documentation in good order at our home office, and the Account Value on that business day will be the Protected Principal Value.

The charge for the Guaranteed Return Option Plus program will no longer be deducted from your Account Value upon termination of the program.

Special Considerations under the Guaranteed Return Option Plus

This program is subject to certain rules and restrictions, including, but not limited to the following:

[X] Upon inception of the program, 100% of your Account Value must be allocated to the variable investment options. No Fixed Allocations may be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.

[X] Annuity Owners cannot allocate any portion of Purchase Payments or transfer Account Value to or from a Fixed Allocation while participating in the program, and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.

[X] Additional Purchase Payments (including any credits associated with such Purchase Payments) applied to the Annuity while the program is in effect will increase the applicable guarantee amount by the actual amount of the Purchase Payment; however, all or a portion of any additional Purchase Payments (including any credits associated with such Purchase Payments) may be allocated by us to Fixed Allocations to support the additional amount guaranteed.

[X] Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.

[X] Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.

[X] Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.

Charges under the Program

We deduct a charge equal to 0.25% of Account Value per year to participate in the Guaranteed Return Option Plus program. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and
(b) administration of the program.

ASAP2 / FUSI AS2 / EVA / ASAP III / APEX / FUSI XT /EVA XT /
WELLS XT / FUSI ASXT-4 / ASL / FUSI ASL / WELLS ASL / WELLS APEX
/ AS PRO / WELLS VA+ / IMPACT / FT PORTFOLIOS / GAL 3 / ASL II
/FUSI ASL II / APEX II - SUPP. (GRO Only) - (10/13/2003);             92001b0903

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated December 5, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

As described in more detail below, three of the Evergreen portfolios formerly offered as investment options for your annuity were merged into other Evergreen portfolios.

                                    A. MERGER

Evergreen VA Global Leaders

Effective December 5, 2003, pursuant to shareholder approval, the Evergreen VA Global Leaders portfolio merged into the Evergreen VA International Equity portfolio. As a result of the merger, the Evergreen VA Global Leaders portfolio ceased operations and will no longer be offered as an investment option. Evergreen Investment Management Company LLC is the Sub-advisor of the Evergreen VA International Equity portfolio, the successor portfolio.

Evergreen VA Capital Growth

Effective December 5, 2003, pursuant to shareholder approval, the Evergreen VA Capital Growth portfolio merged into the Evergreen VA Growth and Income portfolio. As a result of the merger, the Evergreen VA Capital Growth portfolio ceased operations and will no longer be offered as an investment option. Evergreen Investment Management Company LLC is the Sub-advisor of the Evergreen VA Growth and Income portfolio, the successor portfolio.

Evergreen VA Blue Chip

Effective December 5, 2003, pursuant to shareholder approval, the Evergreen VA Blue Chip portfolio merged into the Evergreen VA portfolio. As a result of the merger, the Evergreen VA Blue Chip portfolio ceased operations and will no longer be offered as an investment option. Evergreen Investment Management Company LLC is the Sub-advisor of the Evergreen VA portfolio, the successor portfolio.

The following annual expenses for the successor portfolios are estimates of what the expenses of each successor portfolio will be as a result of the respective mergers:

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                                             Fee           Net
                                                                         Total Annual      Waivers        Annual
                                                                           Portfolio         and        Portfolio
                                    Management     Other                   Operating       Expense      Operating
       UNDERLYING PORTFOLIO            Fees      Expenses   12b-1 Fees     Expenses     Reimbursement    Expenses
---------------------------------   ----------   --------   ----------   ------------   -------------   ---------
Evergreen Variable Annuity Trust:
  International Equity 1               0.66%       0.39%       0.00%         1.05%          0.00%         1.05%
  Growth and Income 2                  0.75%       0.18%       0.00%         0.93%          0.00%         0.93%
  VA 3                                 0.75%       0.24%       0.00%         0.99%          0.00%         0.99%

1 The annual expenses of the Evergreen VA International Equity portfolio prior to the Merger were as follows: Management Fee: 0.66%; 12b-1 Fee:
     0.00%; Other Expenses: 0.73%; Total Annual Portfolio Operating Expenses:
     1.39%; Fee Waiver and Expense Reimbursement: 0.39%; Net Annual Portfolio Operating Expenses: 1.00%.

2 The annual expenses of the Evergreen VA Growth and Income portfolio prior to the Merger are the same as the estimated annual expenses post-Merger.

3 The annual expenses of the Evergreen VA portfolio prior to the Merger were as follows: Management Fees: 0.75%; 12b-1 Fee: 0.00%; Other Expenses:
     0.23%; and Total Annual Portfolio Operating Expenses: 0.98%.

The following descriptions of the investment objectives are effective as of December 5, 2003.

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

                                                                                                           PORTFOLIO
      STYLE/                                                                                                ADVISOR/
       TYPE                                    INVESTMENT OBJECTIVES/POLICIES                             SUB-ADVISOR
----------------   --------------------------------------------------------------------------------   --------------------
INTER-NATIONAL     Evergreen VA International Equity (acquired Evergreen VA Global Leaders) (f/k/a    Evergreen
EQUITY             Evergreen VA International Growth): seeks long-term capital growth and,            Investment
                   secondarily, modest income. The Portfolio invests primarily in equity securities   Management Company,
                   issued by established, quality, non-U.S. companies located in countries with       LLC
                   developed markets, but may purchase across all market capitalizations. The
                   Portfolio normally invests at least 65% of its assets in securities of companies in at least three different countries (other than the U.S.), but may invest more than 25% of its assets in one country. The Portfolio also invests in emerging markets.

LARGE CAP VALUE    Evergreen VA Growth and Income (acquired Evergreen VA Capital Growth): seeks       Evergreen
                   capital growth in the value of its shares and current income. The Portfolio        Investment
                   invests primarily in common stocks of medium and mid-sized U.S. companies. The     Management Company,
                   investment adviser selects stocks using a diversified style of equity management   LLC
                   that allows the Portfolio to invest in both value- and growth-oriented equity securities. Additionally, the investment adviser seeks companies that are temporarily undervalued in the marketplace, sell at a discount to their private market values and display certain characteristics such as earning a high return on investment and having some kind of competitive advantage in their industry.
                   The Portfolio seeks additional income primarily by investing up to 20% of its assets in convertible bonds, including below investment grade bonds, and convertible preferred stocks of any quality. The Portfolio may invest up to 20%
                   of its assets in foreign securities.

LARGE CAP BLEND    Evergreen VA (acquired Evergreen VA Blue Chip): seeks long-term capital growth.    Evergreen
                   The Portfolio invests primarily in common stocks of large U.S. companies, whose    Investment
                   market capitalizations fall within the range tracked by the Russell                Management Company,
                   1000(R)Index, at the time of purchase. The Investment adviser selects stocks       LLC
                   using a diversified style of equity management that employs a blend between growth- and value-oriented stocks. The Portfolio does not invest in foreign securities.

As described in more detail below, the Evergreen VA Equity Index portfolio that is currently offered as an investment option for your annuity will no longer be available effective December 23, 2003.

                                 B. LIQUIDATION

Evergreen VA Equity Index

American Skandia anticipates that the shareholders of the Evergreen VA Equity Index portfolio (the "Equity Index portfolio") will approve the liquidation of this portfolio, which is currently scheduled to take place on or about December 23, 2003. Accordingly, effective December 23, 2003, the Evergreen VA Equity Index portfolio will no longer be offered as an investment option.

Current shareholders of the Evergreen VA Equity Index portfolio have been sent a separate communication explaining their options.

ASAP 2 Premier / EVA / ASXT - Premier /
EVA XT / ASL Premier / ASXT-Four Premier /
ASL II Premier - SUPP. (12/05/2003)

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated January 29, 2004

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

AST Strong International Equity portfolio

Pursuant to the exemptive authority granted to American Skandia Trust, its investment advisers, American Skandia Investment Services, Incorporated ("ASISI") and Prudential Investments LLC have changed sub-advisors for the AST Strong International Equity Portfolio ("International Equity Portfolio"). Effective February 23, 2004, J.P. Morgan Investment Management Inc. will become the sub-advisor for the International Equity Portfolio. Accordingly, effective February 23, 2004, all references in the Prospectus and the SAI to the AST Strong International Equity Portfolio are replaced by references to the AST JPMorgan International Equity Portfolio and references to Strong Capital Management, Inc. are replaced by references to J.P. Morgan Investment Management Inc. The investment objective of the International Equity Portfolio is unchanged.

ASAP/ ASAP2/ EVA/ FUSI AS2/ ASAP III/ Wells ASAP III/ APEX/VA/ VIA-SUPP (01/2004) ASXT/ EVAXT/ FUSI XT/Wells XT/ASXT-FOUR/ FUSI XT-FOUR/ ASL/92001a0304 FUSI ASL/ Wells ASL/ ASPro/ Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/Wells APEX II/ ASL II/ FUSI ASL II/ASXT-SIX/ Wells XT-SIX/ VIAS/ VIAT/ VIAG -SUPP (01/2004)

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees

In the original filing of this registration statement, Prudential Annuities Life Assurance Corporation registered $600,000,000 ($600 million) of securities and paid a filing fee of $33,480 therefor.

Federal Taxes

Prudential Annuities Life Assurance Corporation estimated the federal tax effect associated with the deferred acquisition costs attributable to receipt of $1 million of purchase payments over a two year period to be approximately $74,000.

State Taxes

Prudential Annuities Life Assurance Corporation estimated that approximately $18,000,000 in premium taxes would be owed upon receipt of purchase payments under the contracts if the full $600,000,000 ($600 million) of the securities registered herein would be applied to annuity options.

Printing Costs

Printing costs are largely inapplicable, because this filing is merely designed to file an updated Form S-3 registration statement.

Legal Costs

This registration statement was prepared by Prudential attorneys whose time is allocated to Prudential Annuities Life Assurance Corporation.

Accounting Costs

PricewaterhouseCoopers LLP, the independent registered public accounting firm that audits Prudential Annuities Life Assurance Corporation's financial statements, will charge approximately $1,250 in connection with the filing of this registration statement with the Commission.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 33-320a of the Connecticut General Statutes, the Registrant must indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses including attorneys' fees, for actions brought or threatened to be brought against him in his capacity as a director or officer when certain disinterested parties determine that he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant. In any criminal action or proceeding, it also must be determined that the director or officer had no reason to believe his conduct was unlawful. The director or officer must also be indemnified when he is successful on the merits in the defense of a proceeding or in circumstances where a court determines that he is fairly and reasonably entitled to be indemnified, and the court approves the amount. In shareholder derivative suits, the director or officer must be finally adjudged not to have breached this duty to the Registrant or a court must determine that he is fairly and reasonably entitled to be indemnified and must approve the amount. In a claim based upon the director's or officer's purchase or sale of the Registrants' securities, the director or officer may obtain indemnification only if a court determines that, in view of all the circumstances, he is fairly and reasonably entitled to be indemnified and then for such amount as the court shall determine. The By-Laws of Prudential Annuities Life Assurance Corporation ("PALAC") also provide directors and officers with rights of indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors and officers of PALAC and Prudential Annuities Distributors, Inc. ("PAD") can also be indemnified pursuant to indemnity agreements between each director and officer and Prudential Annuities, Inc., a corporation organized under the laws of the state of Delaware. The provisions of the indemnity agreement are governed by Section 45 of the General Corporation Law of the State of Delaware.

The directors and officers of PALAC and PAD are covered under a directors and officers liability insurance policy. Such policy will reimburse PALAC or PAD, as applicable, for any payments that it shall make to directors and officers pursuant to law and, subject to certain exclusions contained in the policy, will pay any other costs, charges and expenses, settlements and judgments arising from any proceeding involving any director or officer of PALAC or PAD, as applicable, in his or her past or present capacity as such.

ITEM 16. EXHIBITS

(a) Exhibits

(1)Form of Distribution Agreement between Prudential Annuities Distributors, Inc. and Prudential Annuities Life Assurance Corporation. (Note 2)

(3)Articles of Incorporation and by-laws. (Note 3)

(4)Instruments defining the rights of security holders, including indentures incorporated by reference to Registration Statements. (Note 4)

(5)Opinion of Counsel as to legality of the securities being registered. (Note
   1)

(23)Written consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (Note 1)

(24)(a) Power of Attorney for James J. Avery. (Note 1)

   (b) Power of Attorney for Helen M. Galt. (Note 1)

   (c) Power of Attorney for Bernard J. Jacob. (Note 1)

   (e) Power of Attorney for Stephen Pelletier. (Note 1)

   (g) Power of Attorney for Kenneth Y. Tanji. (Note 1)

--------

(Note 1) Filed herewith.

(Note 2) Underwriting agreement incorporated by reference to Post-Effective
      Amendment No. 1 to Registration Statement No. 333-25733, filed via EDGAR, March 2, 1998.

(Note 3) Incorporated by reference to Post-Effective Amendment No. 6 to
      Registration Statement No. 33-87010 filed via EDGAR March 2, 1998.

(Note 4) Incorporated by reference to Registrant's Pre-Effective Amendment No.
      3 to Registration Statement No. 33-62793 filed April 29, 1997. (ASXT)

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on the 6th day of April 2009.

           PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION (Registrant)

By:  /s/ C. Christopher Sprague
     ------------------------------------
     C. Christopher Sprague,
     Vice President, Corporate Counsel       Date: April 6, 2009

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                   Title                         Date
------------------- -----------------------------  ---------------------------

Stephen Pelletier*  (Principal Executive Officer)         April 6, 2009
------------------- Chief Executive Officer and
Stephen Pelletier   President

Kenneth Y. Tanji*   (Principal Financial Officer          April 6, 2009
------------------- and Principal Accounting
Kenneth Y. Tanji    Officer) Executive Vice
                    President and Chief Financial
                    Officer

                    (Board of Directors)

James J. Avery*     Bernard J. Jacob*              Helen M. Galt*
------------------- ---------------------------    ---------------------------
James J. Avery      Bernard J. Jacob               Helen M. Galt

Kenneth Y. Tanji*   Stephen Pelletier*
------------------- ---------------------------
Kenneth Y. Tanji    Stephen Pelletier


By:  /s/ C. Christopher Sprague
     ------------------------------------
     C. Christopher Sprague

--------
* Executed by C. Christopher Sprague on behalf of those indicated pursuant to Power of Attorney

                                 EXHIBIT INDEX

Exhibit No.
-----------

     5      Opinion of Counsel

     23 Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

     24     Powers of attorney for:
            1. James J. Avery, Director
            2. Helen M. Galt, Director
            3. Bernard J. Jacob, Director
            4. Stephen Pelletier, Director, Chief Executive Officer and
               President
            5. Kenneth Y. Tanji, Director, Executive Vice President and Chief
               Financial Officer.